QuickLinks -- Click here to rapidly navigate through this document

This Preliminary Prospectus Supplement corrects a typographical error on page S-11; the principal amount of investments purchased for the six month period ended June 30, 2008 is $578,779,000 (not $814,721,000 as indicated in the Preliminary Prospectus Supplement filed on August 13, 2009).

The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated August 14, 2009

Exhibit 99.1

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 26, 2009)

8,000,000 Shares

Common Stock

                 We are offering for sale 8,000,000 shares of our common stock. These shares are being offered at a discount from our most recently determined net asset value per share of $11.21 pursuant to the authority granted by our common stockholders at the annual meeting of stockholders held on May 4, 2009. Our current authority to offer shares at a price below net asset value per share ends on the earlier of May 4, 2010 and the date of our 2010 annual stockholders meeting. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. See "Risk Factors" beginning on page 20 of the accompanying prospectus and "Sales of Common Stock Below Net Asset Value" on page S-33 of this prospectus supplement and on page 135 of the accompanying prospectus.

                 Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company incorporated in Maryland. We have elected to be regulated as a business development company under the Investment Company Act of 1940. Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component. To a lesser extent, we also make equity investments.

                 We are externally managed by Ares Capital Management LLC, an affiliate of Ares Management LLC, an SEC registered investment adviser and alternative asset investment management firm that as of June 30, 2009 managed investment funds with approximately $29 billion of committed capital. Ares Operations LLC, an affiliate of Ares Management LLC, provides the administrative services necessary for us to operate.

                 Our common stock is traded on The NASDAQ Global Select Market under the symbol "ARCC." On August 12, 2009, the last reported sales price of our common stock on The NASDAQ Global Select Market was $9.77 per share. The net asset value per share of our common stock at June 30, 2009 (the last date prior to the date of this prospectus supplement on which we determined net asset value) was $11.21.

                 Investing in our common stock involves risks that are described in the "Risk Factors" section beginning on page 20 of the accompanying prospectus, including the risk of leverage.

                 This prospectus supplement and the accompanying prospectus concisely provide important information you should know before investing in our common stock. Please read this prospectus supplement and the accompanying prospectus before you invest and keep it for future reference. Our Internet address is www.arescapitalcorp.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission or the "SEC." The SEC also maintains a website at www.sec.gov that contains such information.

	Per Share	Total
Public offering price	$	$
Underwriting discount (sales load)	$	$
Proceeds, before expenses, to Ares Capital Corporation(1)	$	$
(1)
Before deducting expenses payable by us related to this offering, estimated at $            .

                 The underwriters may also purchase up to an additional 1,200,000 shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments. If the underwriters exercise this option in full, the total public offering price will be $                , the total underwriting discount (sales load) paid by us will be $            , and total proceeds, before expenses, will be $                .

                 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The shares will be ready for delivery on or about                                , 2009.

Joint Bookrunners

J.P. Morgan	Citi	UBS Investment Bank	Wells Fargo Securities

Co-Managers

SunTrust Robinson Humphrey
BMO Capital Markets
Stifel Nicolaus

The date of this prospectus supplement is                                , 2009.

              You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement or such prospectus, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Supplement
TABLE OF CONTENTS

Prospectus
TABLE OF CONTENTS

i

 FORWARD-LOOKING STATEMENTS

              Some of the statements in this prospectus supplement and the accompanying prospectus constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus involve risks and uncertainties, including statements as to:

  •
  our future operating results;

  •
  our business prospects and the prospects of our portfolio companies;

  •
  the return or impact of investments that we expect to make;

  •
  the impact of a protracted decline in the liquidity of credit markets on our business;

  •
  the impact of fluctuations in interest rates on our business;

  •
  the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

  •
  our ability to recover unrealized losses;

  •
  our ability to access alternative debt markets and additional capital;

  •
  our contractual arrangements and relationships with third parties;

  •
  the dependence of our future success on the general economy and its impact on the industries in which we invest;

  •
  the ability of our portfolio companies to achieve their objectives;

  •
  our expected financings and investments;

  •
  our ability to successfully integrate any acquisitions;

  •
  the adequacy of our cash resources and working capital;

  •
  the timing, form and amount of any dividend distributions;

  •
  the timing of cash flows, if any, from the operations of our portfolio companies; and

  •
  the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments.

              We use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements for any reason, including the factors set forth in "Risk Factors" and elsewhere in this prospectus supplement or the accompanying prospectus.

              We have based the forward-looking statements included in this prospectus supplement on information available to us on the date of this prospectus supplement, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

              You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933 (the "Securities Act") and Section 21E(b)(2)(B) of the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with this offering.

 THE COMPANY

              This summary highlights some of the information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under "Risk Factors" and the other information included in this prospectus supplement and the accompanying prospectus. Except where the context suggests otherwise, the terms "we," "us," "our," "the Company" and "Ares Capital" refer to Ares Capital Corporation and its subsidiaries; "Ares Capital Management" or "investment adviser" refers to Ares Capital Management LLC; "Ares Administration" refers to Ares Operations LLC; and "Ares" refers to Ares Partners Management Company LLC and its affiliated companies, including Ares Management LLC.

Ares Capital

              Ares Capital Corporation, a Maryland corporation, is a specialty finance company that is a closed-end, non-diversified management investment company. We have elected to be regulated as a business development company, or a "BDC," under the Investment Company Act of 1940, or the "Investment Company Act." We were founded on April 16, 2004, were initially funded on June 23, 2004 and completed our initial public offering on October 8, 2004. Ares Capital's investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in U.S. middle market companies, where we believe the supply of primary capital is limited and the investment opportunities are most attractive. However, we may from time to time invest in larger companies. In this prospectus, we generally use the term "middle market" to refer to companies with annual EBITDA (earnings before interest, taxes, depreciation and amortization) of between $10 million and $250 million.

              We invest primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component like warrants. First and second lien senior loans generally are senior debt instruments that rank ahead of subordinated debt of a given portfolio company. These loans also have the benefit of security interests on the assets of the portfolio company, which may rank ahead of or be junior to other security interests. Mezzanine debt is subordinated to senior loans and is generally unsecured. Our debt investments have ranged between $10 million and $100 million each, although the investment sizes may be more or less than the targeted range and are expected to grow with our capital availability. We also, to a lesser extent, make equity investments. Our equity investments have generally been less than $20 million each but may grow with our capital availability and are usually made in conjunction with loans we make to these portfolio companies.

              The proportion of these investments will change over time given our views on, among other things, the economic and credit environment we are operating in. In connection with our investing activities, we may make commitments with respect to indebtedness or securities of a potential portfolio company substantially in excess of our final investment. In such situations, while we may initially agree to fund up to a certain dollar amount of an investment, we may syndicate a portion of such amount to third parties prior to closing such investment, such that we make a smaller investment than what was reflected in our original commitment.

              The first and second lien senior loans generally have stated terms of three to 10 years and the mezzanine debt investments generally have stated terms of up to 10 years, but the expected average life of such first and second lien loans and mezzanine debt is generally between three and seven years. However, we may invest in securities with any maturity or duration. The debt that we invest in typically is not initially rated by any rating agency, but we believe that if such investments were rated, they would be below investment grade (rated lower than "Baa3" by Moody's Investors Service or lower than "BBB-" by Standard & Poor's Corporation). We may invest without limit in debt of any rating, as well as debt that has not been rated by any nationally recognized statistical rating organization.

              We believe that our investment adviser, Ares Capital Management, is able to leverage Ares' current investment platform, resources and existing relationships with financial sponsors, financial institutions, hedge funds and other investment firms to provide us with attractive investments. In addition to deal flow, the Ares investment platform assists our investment adviser in analyzing, structuring and monitoring investments. Ares has been in existence for more than 11 years and its senior principals have an average of over 20 years experience investing in senior loans, high yield bonds, mezzanine debt and private equity securities. The Company has access to the Ares staff of approximately 100 investment professionals and to the approximately 150 administrative professionals employed by Ares who provide assistance in accounting, legal, compliance, operations, technology and investor relations.

              While our primary focus is to generate current income and capital appreciation through investments in first and second lien senior loans and mezzanine debt and, to a lesser extent, equity securities of eligible portfolio companies, we also may invest up to 30% of our portfolio in opportunistic investments of non-eligible portfolio companies. Specifically, as part of this 30% basket, we may invest in debt of middle market companies located outside of the United States, in investment funds that are operating pursuant to certain exceptions to the Investment Company Act, in advisers to similar investment funds and in debt and equity of public companies that do not meet the definition of eligible portfolio companies because their market capitalization of publicly traded equity securities exceeds the levels provided for in the Investment Company Act. We expect that these public companies generally will have debt that may be non-investment grade. From time to time we may also invest in high yield bonds, which, depending on the issuer, may or may not be included in the 30% basket.

              In addition to making investments in the Ares Capital portfolio, our portfolio company, Ivy Hill Asset Management L.P. ("IHAM"), manages two unconsolidated senior debt funds, Ivy Hill Middle Market Credit Fund, Ltd. ("Ivy Hill I") and Ivy Hill Middle Market Credit Fund II, Ltd. ("Ivy Hill II" and, together with Ivy Hill I, the "Ivy Hill Funds") and serves as the sub-adviser/sub-manager for four others: Firstlight Funding I, Ltd., Colts 2005-1 Ltd., Colts 2005-2 Ltd. and Colts 2007-1 Ltd. As of June 30, 2009, IHAM had total committed capital under management of over $2.0 billion.

About Ares

              Founded in 1997, Ares is an SEC registered investment adviser and alternative asset investment management firm with approximately $29 billion of total committed capital and over 250 employees as of June 30, 2009.

              Ares specializes in originating and managing assets in both the leveraged finance and private equity markets. Ares' leveraged finance activities include the acquisition and management of senior loans, high yield bonds, mezzanine debt and special situation investments. Ares' private equity activities focus on providing flexible, junior capital to middle market companies. Ares has the ability to invest across a capital structure, from senior floating rate debt to common equity. This flexibility, combined with Ares' "buy and hold" philosophy, enables Ares to structure an investment to meet the specific needs of a company rather than the less flexible demands of the public markets.

              Ares is comprised of the following groups:

  •
  Private Debt Group. The Ares Private Debt Group manages the assets of Ares Capital and Ares' private debt middle market financing activities in Europe, Ares Capital Europe. The Private Debt Group focuses primarily on non-syndicated first and second lien senior loans and mezzanine debt, which in some cases may include an equity component. The Private Debt Group also makes equity investments in private middle market companies, usually in conjunction with loans.

  •
  Capital Markets Group. The Ares Capital Markets Group manages a variety of funds and investment vehicles that managed approximately $17.6 billion of committed capital as of June 30, 2009, focusing primarily on syndicated senior secured loans, high yield bonds, distressed debt, other liquid fixed income investments and other publicly traded debt securities.

  •
  Private Equity Group. The Ares Private Equity Group manages Ares Corporate Opportunities Fund L.P., Ares Corporate Opportunities Fund II, L.P. and Ares Corporate Opportunities Fund III, L.P. (collectively referred to as "ACOF"), which together managed approximately $6.1 billion of committed capital as of June 30, 2009. ACOF generally makes private equity investments in companies substantially larger than the private equity investments anticipated to be made by the Company. The Private Equity Group generally focuses on control-oriented equity investments in under-capitalized companies or companies with capital structure issues.

              Ares' senior principals have been working together as a group for many years and have an average of over 20 years of experience in leveraged finance, private equity, distressed debt, investment banking and capital markets. They are backed by a large team of highly-disciplined professionals. Ares' rigorous investment approach is based upon an intensive, independent financial analysis, with a focus on preservation of capital, diversification and active portfolio management. These fundamentals underlie Ares' investment strategy and have resulted in large pension funds, banks, insurance companies, endowments and high net worth individuals investing in Ares' funds.

Ares Capital Management

              Ares Capital Management, our investment adviser, is served by a dedicated origination and transaction development team of approximately 30 investment professionals led by the partners of Ares Capital Management, Michael Arougheti, Eric Beckman, Kipp deVeer, Mitchell Goldstein and Michael Smith. Ares Capital Management leverages off of Ares' entire investment platform and benefits from the significant capital markets, trading and research expertise of all of Ares' investment professionals. Ares funds currently hold over 600 investments in over 30 different industries and have made investments in over 1,600 companies since inception. Ares Capital Management's investment committee has nine members, including Senior Partners of Ares.

Recent Developments

              On July 21, 2009, we entered into an agreement with Wachovia Bank, National Association ("Wachovia") to establish a new revolving facility (the "Wachovia Revolving Facility" or the "CP Funding II Facility") whereby Wachovia agreed to extend credit to us in an aggregate principal amount not exceeding $200 million at any one time outstanding. The Wachovia Revolving Facility is scheduled to expire on July 21, 2012 (plus two one-year extension options, subject to mutual consent) and the interest charged on the Wachovia Revolving Facility is based on LIBOR plus 4.00%. We are required to pay a commitment fee on any unused portion of the Wachovia Revolving Facility of between 0.50% and 2.50% depending on the usage level and we paid Wachovia a structuring fee of 1.5% of the total facility amount, or $3.0 million.

              As of August 5, 2009, we had made one equity investment of $0.1 million since June 30, 2009. As of August 5, 2009, we exited $12.7 million of investments since June 30, 2009. Of these investments, 21% were senior secured debt and 79% were senior subordinated debt. The weighted average yield at amortized cost on these investments was 15.5%, and 96% of the investments were at a fixed rate.

              On August 6, 2009, we declared a quarterly dividend of $0.35 per share to stockholders of record as of the close of business on September 15, 2009, payable on September 30, 2009.

              As previously announced, at the end of June, we commenced a private offering to a limited number of "accredited investors" within the meaning of Regulation D of the Securities Act of up to $250 million of interests in a private debt fund. The private debt fund would have invested principally in newly originated and secondary senior secured debt and was expected to purchase a warrant from us at fair value to purchase up to 20% of our common stock at an exercise price equal to the greater of the net asset value per share and the trading price of our common stock on the day before the warrant was issued. We have currently abandoned this potential private placement and ceased all offering activity in connection with it as of August 10, 2009. As such, any offers to buy or sell securities in the potential private placement were rejected or withdrawn or otherwise not accepted by us. This prospectus supplement and the accompanying base prospectus supersede any offering materials used in the abandoned private placement.

              Finally, we believe that the dislocation in the credit markets has created compelling risk adjusted returns in both the primary and secondary markets. Further, the current dislocation and illiquidity in the credit markets has also increased the likelihood of further consolidation in our industry. To that end, over the past 12-18 months we have evaluated (and expect to continue to evaluate in the future) a number of potential strategic acquisition opportunities, including acquisitions of:

  •
  asset portfolios;

  •
  contracts to manage collateralized loan obligation, or CLO, vehicles and other investment vehicles; and

  •
  other private and public finance companies or asset managers.

              For example, in June 2009 our portfolio company IHAM completed the acquisition of contracts to sub-manage approximately $770 million of middle market loan assets in three CLO vehicles managed by affiliates of Wells Fargo & Company. IHAM also acquired certain equity interests in these three CLOs.

              We have been and continue to be currently engaged in discussions with counterparties in respect of various potential strategic acquisition and investment transactions, including potential acquisitions of other finance companies. Some of these transactions could be material to our business and, if consummated, could be difficult to integrate, result in increased leverage or dilution and/or subject us to unexpected liabilities. However, none of these discussions has progressed to the point where the consummation of any such transaction could be deemed to be probable or reasonably certain as of the date of this prospectus supplement. Consummation of any such transaction will be subject to completion of due diligence, finalization of key business and financial terms (including price) and negotiation of final definitive documentation as well as a number of other factors and conditions including, without limitation, the approval of our board of directors (after having determined that such transaction is in the best interest of our stockholders), any required third party consents and, in certain cases, the approval of our stockholders. We cannot predict how quickly the terms of any such transaction could be finalized, if at all. Accordingly, there can be no assurance that definitive documentation for any such transaction would be executed or even if executed, that any such transaction will be consummated. In connection with evaluating potential strategic acquisition and investment transactions, we have, and may in the future, incur significant expenses for the evaluation and due diligence investigation of these potential transactions.

Our Corporate Information

              Our administrative offices are located at 2000 Avenue of the Stars, 12th Floor, Los Angeles, California, 90067, telephone number (310) 201-4200, and our executive offices are located at 280 Park Avenue, 22nd Floor, Building East, New York, New York 10017, telephone number (212) 750-7300.

 FEES AND EXPENSES

              The following table is intended to assist you in understanding the costs and expenses that an investor in our common stock will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus supplement or accompanying prospectus contains a reference to fees or expenses paid by "you," "us," "the Company" or "Ares Capital," or that "we" will pay fees or expenses, stockholders will indirectly bear such fees or expenses as investors in Ares Capital.

Stockholder transaction expenses (as a percentage of offering price):
Sales load paid by us	4.50	%(1)
Offering expenses borne by us	0.38	%(2)
Dividend reinvestment plan expenses	None	(3)

Total stockholder transaction expenses paid by us	4.88%

Estimated annual expenses (as a percentage of consolidated net assets attributable to common stock)(4):
Management fees	2.64	%(5)
Incentive fees payable under investment advisory and management agreement (20% of realized capital gains and 20% of pre-incentive fee net investment income, subject to certain limitations)	2.70	%(6)
Interest payments on borrowed funds	2.24	%(7)
Other expenses	1.64	%(8)
Acquired fund fees and expenses	0.03	%(9)

Total annual expenses (estimated)	9.25	%(10)

(1)
The underwriting discounts and commissions with respect to the shares sold in this offering, which is a one-time fee, is the only sales load paid in connection with this offering.

(2)
Amount reflects estimated offering expenses of approximately $0.3 million and based on the 8,000,000 shares offered in this offering.

(3)
The expenses of the dividend reinvestment plan are included in "other expenses."

(4)
"Consolidated net assets attributable to common stock" equals net assets at June 30, 2009 plus the anticipated net proceeds from this offering.

(5)
Our management fee is currently 1.5% of our total assets other than cash and cash equivalents (which includes assets purchased with borrowed amounts). For the purposes of this table, we have assumed that we maintain no cash or cash equivalents and that the management fee will remain at 1.5% as set forth in our current investment advisory and management agreement. We may from time to time decide it is appropriate to change the terms of the agreement. Under the Investment Company Act, any material change to our investment advisory and management agreement must be submitted to stockholders for approval. The 2.64% reflected on the table is calculated on our net assets (rather than our total assets). See "Management—Investment Advisory and Management Agreement" in the accompanying prospectus.

(6)
This item represents our investment adviser's incentive fees based on annualizing actual amounts earned on our pre-incentive fee net income for the six months ended June 30, 2009 and assumes that the incentive fees earned at the end of the 2009 calendar year will be based on the actual realized capital gains as of June 30, 2009, computed net of realized capital losses and unrealized capital depreciation. It also assumes that this fee will remain constant although it is based on our performance and will not be paid unless we achieve certain goals. We expect to invest or otherwise utilize all of the net proceeds from this offering within three months of the date of this offering and may have capital gains and interest income that could result in the payment of an incentive fee to our investment adviser in the first year after completion of this offering. Since our inception, the average quarterly incentive fee payable to our investment adviser has been approximately 0.58% of our weighted net assets (2.33% on an annualized basis). For more detailed information about incentive fees previously incurred by us, please see Note 3 to our consolidated financial statements for the period ended June 30, 2009.

  The incentive fee consists of two parts:

  The first, payable quarterly in arrears, equals 20% of our pre-incentive fee net investment income (including interest that is accrued but not yet received in cash), subject to a 2.00% quarterly (8% annualized) hurdle rate and a "catch-up" provision measured as of the end of each calendar quarter. Under this provision, in any calendar quarter, our investment adviser receives no incentive fee until our net investment income equals the hurdle rate of 2.00% but then receives, as a "catch-up," 100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.50%. The effect of this provision is that, if pre-incentive fee net investment income exceeds 2.50% in any calendar quarter, our investment adviser will receive 20% of our pre-incentive fee net investment income as if a hurdle rate did not apply.

  The second part, payable annually in arrears for each calendar year ending on or after December 31, 2004, equals 20% of our realized capital gains on a cumulative basis from inception through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

  We will defer cash payment of any incentive fee otherwise earned by our investment adviser if, during the most recent four full calendar quarter period ending on or prior to the date such payment is to be made, the sum of (a) our aggregate distributions to our stockholders and (b) our change in net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) is less than 8.0% of our net assets at the beginning of such period. These calculations will be adjusted for any share issuances or repurchases.

  See "Management—Investment Advisory and Management Agreement" in the accompanying prospectus.

(7)
"Interest payments on borrowed funds" represents an estimate of our annualized interest expenses based on actual interest and credit facility expense incurred for the six months ended June 30, 2009. During the six months ended June 30, 2009, our average borrowings were $882.7 million and cash paid for interest expense was $12.1 million. We had outstanding borrowings of $879.3 million at June 30, 2009. This item is based on our assumption that our borrowings and interest costs after an offering will remain similar to those prior to such offering. The amount of leverage that we employ at any particular time will depend on, among other things, our investment adviser's and our board of directors' assessment of market and other factors at the time of any proposed borrowing. See "Risk Factors—Risks Relating to our Business—We borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing with us" in the accompanying prospectus.

(8)
Includes our overhead expenses, including payments under the administration agreement based on our allocable portion of overhead and other expenses incurred by Ares Administration in performing its obligations under the administration agreement. Such expenses are based on annualized "Other expenses" for the six months ended June 30, 2009. See "Management—

  Administration Agreement" in the accompanying prospectus. The holders of shares of our common stock (and not the holders of our debt securities or preferred stock, if any) indirectly bear the cost associated with our annual expenses.

(9)
The Company's stockholders indirectly bear the expenses of underlying investment companies in which the Company invests. This amount includes the fees and expenses of investment companies in which the Company is invested in as of June 30, 2009. Certain of these investment companies are subject to management fees, which generally range from 1% to 2.5% of total net assets, or incentive fees, which generally range between 15% to 25% to net profits. When applicable, fees and expenses are based on historic fees and expenses for the investment companies and for those investment companies with little or no operating history, fees and expenses are based on expected fees and expenses stated in the investment companies' offering memorandum, private placement memorandum or other similar communication without giving effect to any performance. Future fees and expenses for these investment companies may be substantially higher or lower because certain fees and expenses are based on the performance of the investment companies, which may fluctuate over time. The amount of the Company's average net assets used in calculating this percentage was based on average monthly net assets of $1.1 billion for the six months ended June 30, 2009.

(10)
"Total annual expenses" as a percentage of consolidated net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. We borrow money to leverage our net assets and increase our total assets. The SEC requires that the "Total annual expenses" percentage be calculated as a percentage of net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period), rather than the total assets, including assets that have been funded with borrowed monies. If the "Total annual expenses" percentage were calculated instead as a percentage of consolidated total assets, our "Total annual expenses" would be 5.26% of consolidated total assets.

Example

              The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage, that none of our assets are cash or cash equivalents, and that our annual operating expenses would remain at the levels set forth in the table above. Transaction expenses are not included in the following example. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return(1)	$67	$198	$324	$622

(1)
The above illustration assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation. The expenses you would pay, based on a $1,000 investment and assuming a 5% annual return resulting entirely from net realized capital gains (and therefore subject to the capital gain incentive fee), and otherwise making the same assumptions in the example above, would be: 1 year, $77; 3 years, $226; 5 years, $369; and 10 years, $698. However, cash payment of the capital incentive fee would be deferred if during the most recent four full calendar quarter period ending on or prior to the date the payment set forth in the example is to be made, the sum of (a) our aggregate distributions to our stockholders and (b) our change in net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) was less than 8.0% of our net assets at the beginning of such period (as adjusted for any share issuances or repurchases).

              The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The incentive fee under the investment advisory and management agreement, which, assuming a 5% annual return, would either not be payable or have an insignificant impact on the expense amounts shown above, is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, if our board of directors authorizes and we declare a cash dividend, participants in our dividend reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See "Dividend Reinvestment Plan" in the accompanying prospectus. for additional information regarding our dividend reinvestment plan.

              This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

 SELECTED FINANCIAL AND OTHER DATA

              The following selected financial and other data for the years ended December 31, 2008, 2007, 2006 and 2005, and for the period from June 23, 2004 (inception) through December 31, 2004 are derived from our consolidated financial statements, which have been audited by KPMG LLP, an independent registered public accounting firm whose report thereon is included elsewhere in the accompanying prospectus. The selected financial and other data for the six months ended June 30, 2009 and other quarterly financial information is derived from our unaudited financial statements, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) that are necessary to present fairly the results of such interim periods. Interim results as of and for the six months ended June 30, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009. The data should be read in conjunction with our consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Senior Securities," which are included elsewhere in the accompanying prospectus.

ARES CAPITAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA
As of and For the Six Months Ended June 30, 2009 and 2008, As of and For the Years Ended December 31, 2008, 2007, 2006 and 2005 and As of and For the Period June 23, 2004 (inception)
Through December 31, 2004
(dollar amounts in thousands, except per share data and as otherwise indicated)

	As of and For the Six Months Ended June 30, 2009	As of and For the Six Months Ended June 30, 2008	As of and For the Year Ended December 31, 2008	As of and For the Year Ended December 31, 2007	As of and For the Year Ended December 31, 2006	As of and For the Year Ended December 31, 2005	As of and For the Period June 23, 2004 (inception) Through December 31, 2004
Total Investment Income	$115,127	$115,671	$240,461	$188,873	$120,021	$41,850	$4,381
Net Realized and Unrealized Gains (Losses) on Investments, Foreign Currencies and Extinguishment of Debt	7,639	(49,596)	(266,447)	(4,117)	13,064	14,727	475
Total Expenses	52,870	53,821	113,221	94,751	58,458	14,569	1,666

Income Tax Expense (Benefit), Including Excise Tax	109	(184)	248	(826)	4,931	158	—

Net Increase (Decrease) in Stockholders' Equity Resulting from Operations	$69,787	$12,438	$(139,455)	$90,832	$69,695	$41,851	$3,190

Per Share Data:
Net Increase (Decrease) in Stockholder's Equity Resulting from Operations:
Basic(1):	$0.72	$0.15	$(1.56)	$1.34	$1.58	$1.75	$0.28
Diluted(1):	$0.72	$0.15	$(1.56)	$1.34	$1.58	$1.75	$0.28
Cash Dividend Declared:	$0.77	$0.84	$1.68	$1.66	$1.64	$1.30	$0.30
Total Assets	$2,047,055	$2,201,056	$2,091,333	$1,829,405	$1,347,991	$613,645	$220,456
Total Debt	$879,255	$847,734	$908,786	$681,528	$482,000	$18,000	$55,500
Total Stockholders' Equity	$1,088,722	$1,328,548	$1,094,879	$1,124,550	$789,433	$569,612	$159,708
Other Data:
Number of Portfolio Companies at Period End(2)	94	87	91	78	60	38	20
Principal Amount of Investments Purchased(3)	$154,281	$578,779	$925,945	$1,251,300	$1,087,507	$504,299	$234,102
Principal Amount of Investments Sold and Repayments(4)	$165,967	$226,182	$485,270	$718,695	$430,021	$108,415	$52,272
Total Return Based on Market Value(5)	39.65%	(25.36)%	(45.25)%	(14.76)%	29.12%	(10.60)%	31.53%
Total Return Based on Net Asset Value(6)	6.37%	0.98%	(11.17)%	8.98%	10.73%	12.04%	(1.80)%
Weighted Average Yield of Debt and Income Producing Equity Securities at Fair Value(7):	12.60%	11.28%	12.79%	11.68%	11.95%	11.25%	12.36%
Weighted Average Yield of Debt and Income Producing Equity Securities at Amortized Cost(7):	11.68%	11.03%	11.73%	11.64%	11.63%	11.40%	12.25%

(1)
In accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share, the weighted average shares of common stock outstanding used in computing basic and diluted earnings per common share have been adjusted retroactively by a factor of 1.02% to recognize the bonus element associated with rights to acquire shares of common stock that we issued to stockholders of record as of March 24, 2008 in connection with a rights offering.

(2)
Includes commitments to portfolio companies for which funding has yet to occur.

(3)
The information presented for the period June 23, 2004 (inception) through December 31, 2004 includes $140.8 million of the assets purchased from Royal Bank of Canada and excludes $9.7 million of publicly traded fixed income securities.

(4)
The information presented for the period June 23, 2004 (inception) through December 31, 2004 excludes $9.7 million of publicly traded fixed income securities.

(5)
Total return based on market value for the six months ended June 30, 2009 equals the decrease of the ending market value at June 30, 2009 of $8.06 per share over the ending market value at December 31, 2008 of $6.33 per share, plus the declared dividends of $0.35 per share for the six months ended June 30, 2009, divided by the market value at December 31, 2008. Total return based on market value for the six months ended June 30, 2008 equals the decrease of the ending market value at June 30, 2008 of $10.08 per share over the ending market value at December 31, 2007 of $14.63 per share, plus the declared dividends of $0.84 per share for the six months ended June 30, 2008, divided by the market value at December 31, 2007. Total return based on market value for the year ended December 31, 2008 equals the decrease of the ending market value at December 31, 2008 of $6.33 per share over the ending market value at December 31, 2007 of $14.63 per share plus the declared dividends of $1.68 per share for the year ended December 31, 2008. Total return based on market value for the year ended December 31, 2007 equals the decrease of the ending market value at December 31, 2007 of $14.63 per share over the ending market value at December 31, 2006 of $19.11 per share plus the declared dividends of $1.66 per share for the year ended December 31, 2007. Total return based on market value for the year ended December 31, 2006 equals the increase of the ending market value at December 31, 2006 of $19.11 per share over the ending market value at December 31, 2005 of $16.07 per share plus the declared dividends of $1.64 per share for the year ended December 31, 2006. Total return based on market value for the year ended December 31, 2005 equals the decrease of the ending market value at December 31, 2005 of $16.07 per share over the ending market value at December 31, 2004 of $19.43 per share plus the declared dividends of $1.30 per share for the year ended December 31, 2005. Total return based on market value for the period June 23, 2004 (inception) through December 31, 2004 equals the increase of the ending market value at December 31, 2004 of $19.43 per share over the offering price of $15.00 per share plus the declared dividend of $0.30 per share (includes return of capital of $0.01 per share) for holders of record on December 27, 2004, divided by the offering price. Total return based on market value is not annualized. The Company's shares fluctuate in value. The Company's performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.

(6)
Total return based on net asset value for the six months ended June 30, 2009 equals the change in net asset value during the period plus the declared dividends of $0.42 per share for the three months ended March 31, 2009 and $0.35 per share for the three months ended June 30, 2009, divided by the beginning net asset value during the period. Total return based on net asset value for the six months ended June 30, 2008 equals the change in net asset value during the period (adjusted for share issuances) plus the declared dividends of $0.84 per share for the six months ended June 30, 2008, divided by the beginning net asset value during the period. Total return based on net asset value for the year ended December 31, 2008 equals the change in net asset value during the period (adjusted for share issuances) plus the declared dividends of $1.68 per share for the year ended December 31, 2008, divided by the beginning net asset value. Total return based on net asset value for the year ended December 31, 2007 equals the change in net asset value during the period (adjusted for share issuances) plus the declared dividends of $1.66 per share for the year ended December 31, 2007, divided by the beginning net asset value. Total return based on net asset value for the year ended December 31, 2006 equals the change in net asset value during the period (adjusted for share issuances) plus the declared dividends of $1.64 per share for the year ended December 31, 2006, divided by the beginning net asset value. Total return based on net asset value for the year ended December 31, 2005 equals the change in net asset value during the period (adjusted for share issuances) plus the declared dividends of $1.30 per share for the year ended December 31, 2005, divided by the beginning net asset value. Total return based on net asset value for the period June 23, 2004 (inception) through December 31, 2004 equals the change in net asset value during the period plus the declared dividend of $0.30 per share (includes return of capital of $0.01 per share) for holders of record on December 27, 2004, divided by the beginning net asset value. Total return based on net asset value is not annualized. The Company's performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.

(7)
Weighted average yield on debt and income producing equity securities at fair value is computed as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount on accruing debt divided by (b) total income producing equity securities and debt at fair value. Weighted average yield on debt and income producing equity securities at amortized cost is computed as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount on accruing debt divided by (b) total income producing equity securities and debt at amortized cost.

SELECTED QUARTERLY DATA (Unaudited)
(dollar amounts in thousands, except per share data)

	2009
	Q2	Q1
Total Investment Income	$59,111	$56,016
Net investment income before net realized and unrealized gain (losses) and incentive compensation	$39,935	$37,750
Incentive compensation	$7,987	$7,550
Net investment income before net realized and unrealized gain (losses)	$31,948	$30,200
Net realized and unrealized gains (losses)	$2,805	$4,834
Net increase (decrease) in stockholders' equity resulting from operations	$34,753	$35,034
Basic and diluted earnings per common share	$0.36	$0.36
Net asset value per share as of the end of the quarter	$11.21	$11.20

	2008
	Q4	Q3	Q2	Q1
Total Investment Income	$62,723	$62,067	$63,464	$52,207
Net investment income before net realized and unrealized gain (losses) and incentive compensation	$40,173	$41,025	$45,076	$32,466
Incentive compensation	$8,035	$8,205	$9,015	$6,493
Net investment income before net realized and unrealized gain (losses)	$32,138	$32,820	$36,061	$25,973
Net realized and unrealized gains (losses)	$(142,638)	$(74,213)	$(32,789)	$(16,807)
Net increase (decrease) in stockholders' equity resulting from operations	$(110,500)	$(41,393)	$3,272	$9,166
Basic and diluted earnings per common share	$(1.14)	$(0.43)	$0.04	$0.13
Net asset value per share as of the end of the quarter	$11.27	$12.83	$13.67	$15.17

	2007
	Q4	Q3	Q2	Q1
Total Investment Income	$53,828	$47,931	$47,399	$39,715
Net investment income before net realized and unrealized gain (losses) and incentive compensation	$33,677	$29,875	$31,220	$23,699
Incentive compensation	$6,573	$5,966	$6,229	$4,755
Net investment income before net realized and unrealized gain (losses)	$27,104	$23,909	$24,991	$18,944
Net realized and unrealized gains (losses)	$(16,353)	$(984)	$8,576	$4,645
Net increase (decrease) in stockholders' equity resulting from operations	$10,752	$22,924	$33,567	$23,589
Basic and diluted earnings per common share	$0.15	$0.32	$0.48	$0.44
Net asset value per share as of the end of the quarter	$15.47	$15.74	$15.84	$15.34

 USE OF PROCEEDS

              We estimate that the net proceeds we will receive from the sale of 8,000,000 shares of our common stock in this offering will be approximately $74.3 million (or approximately $85.5 million if the underwriters fully exercise their overallotment option), in each case assuming a public offering price of $9.29 per share, after deducting the underwriting discounts and commissions of $3.5 million (or approximately $4.0 million if the underwriters fully exercise their overallotment option) payable by us and estimated offering expenses of approximately $0.3 million payable by us. The amount of net proceeds may be more or less than the amount described in this prospectus supplement depending on the public offering price of the common stock and the actual number of shares of common stock we sell in the offering, both of which will be determined at pricing.

              We expect to use substantially all of the net proceeds of this offering for general corporate purposes, including to repay outstanding revolving indebtedness under the JPM Revolving Facility ($376.1 million outstanding as of August 11, 2009) and to fund investments in accordance with our investment objective and the strategies described in the accompanying prospectus. We expect investments made with these proceeds, if any, to occur within 90 days of our receipt of the net proceeds from this offering. As we've noted, we believe that as of the date of this prospectus, the severe dislocation in the credit markets has resulted in reduced competition, a widening of interest spreads, increased fees and generally more conservative capital structures and deal terms. After we repay outstanding revolving indebtedness under the JPM Revolving Facility, we intend to use the increased borrowings available under the JPM Revolving Facility to fund additional investments to take advantage of these opportunities. The interest charged on the indebtedness incurred under the JPM Revolving Facility is based on LIBOR (one, two, three or six month) plus 1.00%, generally. As of August 11, 2009, the one, two, three and six month LIBOR were 0.27%, 0.32%, 0.45% and 0.89%, respectively. The JPM Revolving Facility expires on December 28, 2010.

              Our primary focus is to generate current income and capital appreciation through investments in first and second lien senior loans and mezzanine debt, and, to a lesser extent, equity securities of eligible portfolio companies. In addition to such investments, we may invest up to 30% of our portfolio in opportunistic investments of non-eligible portfolio companies. As part of this 30%, we may invest in debt of middle market companies located outside of the United States. Pending such investments, we will invest a portion of the net proceeds primarily in cash, cash equivalents, U.S. government securities and other high-quality short-term investments. These securities may earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, we may not be able to achieve our investment objective and/or pay any dividends during this period or, if we are able to do so, such dividends may be substantially lower than the dividends that we expect to pay when our portfolio is fully invested. If we do not realize yields in excess of our expenses, we may incur operating losses and the market price of our shares may decline. See "Regulation—Temporary Investments" in the accompanying prospectus for additional information about temporary investments we may make while waiting to make longer-term investments in pursuit of our investment objective.

 PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

              Our common stock is traded on The NASDAQ Global Select Market under the symbol "ARCC." Our common stock has historically traded at prices both above and below its net asset value. It is not possible to predict whether the common stock offered hereby will trade at, above, or below net asset value. See "Risk Factors—Risks Relating to Offerings Pursuant to this Prospectus—Our shares of common stock currently trade at a discount from net asset value and may continue to do so in the future, which limits our ability to raise additional equity capital" in the accompanying prospectus.

              The following table sets forth the net asset value per share of our common stock, the range of high and low closing sales prices of our common stock as reported on The NASDAQ Global Select Market, the closing sales price as a percentage of net asset value and the dividends or distributions declared by us for each fiscal quarter since our initial public offering. On August 12, 2009, the last reported closing sales price of our common stock on The NASDAQ Global Select Market was $9.77 per share, which represented a discount of approximately 13% to the net asset value per share reported by us as of June 30, 2009.

							Cash Dividend/ Distribution Per Share(3)
			Price Range		High Sales Price to Net Asset Value(2)	Low Sales Price to Net Asset Value(2)
	Net Asset Value(1)
			High	Low
Year ended December 31, 2007
First Quarter		$15.34	$20.46	$17.82	133.4%	116.2%	$0.41
Second Quarter		$15.84	$18.84	$16.85	118.9%	106.4%	$0.41
Third Quarter		$15.74	$17.53	$14.92	111.4%	94.8%	$0.42
Fourth Quarter		$15.47	$17.47	$14.40	112.9%	93.1%	$0.42
Year ended December 31, 2008
First Quarter		$15.17	$14.39	$12.14	94.9%	80.0%	$0.42
Second Quarter		$13.67	$12.98	$10.08	95.0%	73.7%	$0.42
Third Quarter		$12.83	$12.60	$9.30	98.2%	72.5%	$0.42
Fourth Quarter		$11.27	$10.15	$3.77	90.1%	33.5%	$0.42
Year ending December 31, 2009
First Quarter		$11.20	$7.39	$3.21	66.0%	28.7%	$0.42
Second Quarter		$11.21	$8.31	$4.53	74.1%	40.4%	$0.35
Third Quarter (through August 12, 2009)	$	*	$9.89	$7.04	* %	* %	$0.35

(1)
Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices. The net asset values shown are based on outstanding shares at the end of the relevant quarter.

(2)
Calculated as the respective high or low closing sales price divided by net asset value.

(3)
Represents the dividend or distribution declared in the relevant quarter.

(4)
Includes an additional cash dividend of $0.10 per share.

*Net asset value has not yet been calculated for this period.

              We currently intend to distribute quarterly dividends or distributions to our stockholders. Our quarterly dividends or distributions, if any, will be determined by our board of directors.

              The following table summarizes our dividends and distributions declared to date:

Date Declared	Record Date	Payment Date	Amount
December 16, 2004	December 27, 2004	January 26, 2005	$0.30

Total declared for 2004			$0.30

February 23, 2005	March 7, 2005	April 15, 2005	$0.30
June 20, 2005	June 30, 2005	July 15, 2005	$0.32
September 6, 2005	September 16, 2005	September 30, 2005	$0.34
December 12, 2005	December 22, 2005	January 16, 2006	$0.34

Total declared for 2005			$1.30

February 28, 2006	March 24, 2006	April 14, 2006	$0.36
May 8, 2006	June 15, 2006	June 30, 2006	$0.38
August 9, 2006	September 15, 2006	September 29, 2006	$0.40
November 8, 2006	December 15, 2006	December 29, 2006	$0.40
November 8, 2006	December 15, 2006	December 29, 2006	$0.10

Total declared for 2006			$1.64

March 8, 2007	March 19, 2007	March 30, 2007	$0.41
May 10, 2007	June 15, 2007	June 29, 2007	$0.41
August 9, 2007	September 14, 2007	September 28, 2007	$0.42
November 8, 2007	December 14, 2007	December 31, 2007	$0.42

Total declared for 2007			$1.66
February 28, 2008	March 17, 2008	March 31, 2008	$0.42
May 8, 2008	June 16, 2008	June 30, 2008	$0.42
August 7, 2008	September 15, 2008	September 30, 2008	$0.42
November 6, 2008	December 15, 2008	January 2, 2009	$0.42

Total declared for 2008			$1.68

March 2, 2009	March 16, 2009	March 31, 2009	$0.42
May 7, 2009	June 15, 2009	June 30, 2009	$0.35
August 6, 2009	September 15, 2009	September 30, 2009	$0.35

Total declared for 2009			$1.12

              To maintain our RIC status, we must timely distribute an amount equal to at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, reduced by deductible expenses, out of the assets legally available for distribution for each year. To avoid certain excise taxes imposed on RICs, we are generally required to distribute during each calendar year an amount at least equal to the sum of (i) 98% of our ordinary income for the calendar year, plus (ii) 98% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year plus (iii) any ordinary income and net capital gains for preceding years that were not distributed during such years. If this requirement is not met, we will be required to pay a nondeductible excise tax equal to 4% of the amount by which 98% of the current year's taxable income exceeds the distribution for the year. The taxable income on which an excise tax is paid is generally carried forward and distributed to stockholders in the next tax year. Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year distributions into the next tax year and pay a 4% excise tax on such income, as required. Our excise tax benefit for the six months ended June 30, 2009 was approximately $0.1 million and $0.1 million for the year ended December 31, 2008. We cannot assure you that we will achieve results that will permit the payment of any cash distributions.

              We maintain an "opt out" dividend reinvestment plan for our common stockholders. As a result, if we declare a cash dividend, then stockholders' cash dividends will be automatically reinvested in additional shares of our common stock, unless they specifically "opt out" of the dividend reinvestment plan so as to receive cash dividends. See "Dividend Reinvestment Plan" in the accompanying prospectus.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

              The information contained in this section should be read in conjunction with the Selected Financial and Other Data and our financial statements and notes thereto appearing elsewhere in this prospectus supplement and the accompanying prospectus.

OVERVIEW

              We are a specialty finance company that is a closed-end, non-diversified management investment company incorporated in Maryland. We have elected to be regulated as a BDC under the Investment Company Act. We were founded on April 16, 2004 and were initially funded on June 23, 2004 and on October 8, 2004 completed our initial public offering.

              Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component like warrants. To a lesser extent we make equity investments.

              We are externally managed by Ares Capital Management, an affiliate of Ares Management LLC, an independent international investment management firm, pursuant to an investment advisory and management agreement (the "Advisory Agreement"). Ares Operations LLC, an affiliate of Ares Management LLC, provides the administrative services necessary for us to operate.

              As a BDC, we are required to comply with certain regulatory requirements. For instance, we generally have to invest at least 70% of our total assets in "qualifying assets," including securities and indebtedness of private U.S. companies, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less.

              The Company has elected to be treated as a regulated investment company, or a RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and operates in a manner so as to qualify for the tax treatment applicable to RICs. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements and timely distribute to our stockholders at least 90% of our investment company taxable income, as defined by the Code, for each year. Pursuant to this election, we generally will not have to pay corporate level taxes on any income that we distribute to our stockholders.

PORTFOLIO AND INVESTMENT ACTIVITY

              (in millions, except number of new investment commitments, terms and percentages)

	Three months ended
	June 30, 2009	June 30, 2008
New investment commitments(1):
New portfolio companies	$8.6	$243.2
Existing portfolio companies	34.5	99.1

Total new investment commitments	43.1	342.3
Less:
Investment commitments exited	81.4	43.4

Net investment commitments	$(38.3)	$298.9
Principal amount of investments purchased:
Senior term debt	$63.0	$92.8
Senior subordinated debt	—	141.0
Equity and other	6.5	18.4

Total	$64.5	$252.2
Principal amount of investments sold or repaid:
Senior term debt	$82.5	$71.2
Senior subordinated debt	4.0	—
Equity and other	0.2	—

Total	$86.7	$71.2
Number of new investment commitments(2)	9	10
Average new investment commitments amount	$4.8	$34.2
Weighted average term for new investment commitments (in months)	49	66
Percentage of new investment commitments at floating rates	74%	47%
Percentage of new investment commitments at fixed rates	12%	44%
Weighted average yield of debt and income producing securities at fair value funded during the period(3)	8.65%	13.07%
Weighted average yield of debt and income producing securities at amortized cost funded during the period(3)	8.89%	13.07%
Weighted average yield of debt and income producing securities at fair value sold or repaid during the period(3)	7.85%	9.11%
Weighted average yield of debt and income producing securities at amortized cost sold or repaid during the period(3)	7.76%	9.11%

(1)
New investment commitments includes new agreements to fund revolving credit facilities or delayed draw loans.

(2)
Number of new investments represents each commitment to a particular portfolio company.

(3)
When we refer to the "weighted average yield at fair value" in this report, we compute it with respect to particular securities by taking the (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, and dividing it by (b) total debt and income producing securities at fair value included in such securities. When we refer to the "weighted average yield at amortized cost" in this report, we compute it with respect to particular securities by taking the (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, and dividing it by (b) total debt and income producing securities at amortized cost included in such securities.

              The investment adviser employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, the investment adviser grades the credit status of all investments on a scale of 1 to 4 no less frequently than quarterly. This system is intended to reflect the performance of the portfolio company's business, the collateral coverage of the investment and other relevant factors. Under this system, investments with a grade of 4 involve the least amount of risk in our portfolio. This portfolio company is performing above expectations and the trends and risk factors are generally favorable, including a potential exit. Investments graded 3 involve a level of risk that is similar to the risk at the time of origination. This portfolio company is performing as expected and the risk factors are neutral to favorable. All new investments are initially assessed a grade of 3. Investments graded 2 involve a portfolio company performing below expectations and indicates that the investment's risk has increased materially since origination. This portfolio company may be out of compliance with debt covenants, however, payments are generally not more than 120 days past due. For investments graded 2, our investment adviser increases procedures to monitor the portfolio company and will write down the fair value of the investment if it is deemed to be impaired. An investment grade of 1 indicates that the portfolio company is performing materially below expectations and that the investment risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Investments graded 1 are not anticipated to be repaid in full. Our investment adviser employs half-point increments to reflect underlying trends in portfolio company operating or financial performance, as well as the general outlook. As of June 30, 2009, the weighted average investment grade of the investments in our portfolio was 2.9 with 6.2% of total investments at amortized cost (or 2.1% at fair value) on non-accrual status. The weighted average investment grade of the investments in our portfolio as of December 31, 2008 was 2.9. The distribution of the grades of our portfolio companies as of June 30, 2009 and December 31, 2008 is as follows (dollar amounts in thousands):

	June 30, 2009		December 31, 2008
	Fair Value	Number of Companies	Fair Value	Number of Companies
Grade 1	$41,525	9	$48,192	8
Grade 2	162,259	9	180,527	9
Grade 3	1,648,063	70	1,632,136	68
Grade 4	110,624	6	112,122	6

	$1,962,471	94	$1,972,977	91

              The weighted average yields of the following portions of our portfolio as of June 30, 2009 and December 31, 2008 were as follows:

	June 30, 2009		December 31, 2008
	Fair Value	Amortized Cost	Fair Value	Amortized Cost
Debt and income producing securities	12.60%	11.68%	12.79%	11.73%
Total portfolio	10.99%	9.49%	11.24%	9.78%
Senior term debt	11.62%	10.82%	12.01%	10.85%
Senior subordinated debt	14.71%	13.45%	14.78%	13.69%
Income producing equity securities	10.29%	10.84%	8.42%	9.30%
First lien senior term debt	10.10%	9.61%	10.80%	9.99%
Second lien senior term debt	13.84%	12.51%	13.75%	12.04%

RESULTS OF OPERATIONS

For the three and six months ended June 30, 2009 and 2008

              Operating results for the three and six ended June 30, 2009 and 2008 are as follows (in thousands):

	For the three months ended		For the six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Total investment income	$59,111	$63,464	$115,127	$115,671
Total expenses	27,085	27,265	52,870	53,821

Net investment income before income taxes	32,026	36,199	62,257	61,850
Income tax expense (benefit), including excise tax	78	138	109	(184)

Net investment income	31,948	36,061	62,148	62,034
Net realized gains (losses)	(741)	17	23,967	216
Net unrealized gains (losses)	3,546	(32,806)	(16,328)	(49,812)

Net increase in stockholders' equity resulting from operations	$34,753	$3,272	$69,787	$12,438

              Net income can vary substantially from period to period for various factors, including the recognition of realized gains and losses and unrealized appreciation and depreciation. As a result, quarterly comparisons of net income may not be meaningful.

Investment Income

              For the three months ended June 30, 2009, total investment income decreased $4.4 million, or 7%, over the three months ended June 30, 2008. For the three months ended June 30, 2009, total investment income consisted of $54.0 million in interest income from investments, $0.6 million in capital structuring service fees, $0.7 million in dividend income, $1.8 million in other income and $1.9 million in management fees. Interest income from investments increased $4.3 million, or 9%, to $54.0 million for the three months ended June 30, 2009 from $49.7 million for the comparable period in 2008. The increase in interest income from investments was primarily due to the increase in the size of the portfolio as well as increases in the weighted average yield on the portfolio. The average investments, at amortized cost, for the quarter increased from $2.1 billion for the three months ended June 30, 2008 to $2.3 billion for the comparable period in 2009. Capital structuring service fees decreased $10.7 million, or 95%, to $0.6 million for the three months ended June 30, 2009 from $11.3 million for the comparable period in 2008. The decrease in capital structuring service fees was primarily due to the significant decrease in new investment commitments for the three months ended June 30, 2009 as compared to the three months ended June 30, 2008.

              For the six months ended June 30, 2009, total investment income decreased $0.5 million, or 1%, over the six months ended June 30, 2008. For the six months ended June 30, 2009, total investment income consisted of $106.3 million in interest income from investments, $1.8 million in capital structuring service fees, $1.2 million in dividend income, $3.0 million in other income and $2.6 million in management fees. Interest income from investments increased $10.7 million, or 11%, to $106.3 million for the six months ended June 30, 2009 from $95.6 million for the comparable period in 2008. The increase in interest income from investments was primarily due to the increase in the size of the portfolio. The average investments, at amortized cost, for the period increased from $2.0 billion for the six months ended June 30, 2008 to $2.3 billion for the comparable period in 2009. Capital structuring service fees decreased $13.4 million, or 88%, to $1.8 million for the six months ended June 30, 2009 from $15.2 million for the comparable period in 2008. The decrease in capital structuring service fees was primarily due to the decrease in new investment commitments for the six months ended June 30, 2009 as compared to the six months ended June 30, 2008.

Operating Expenses

              For the three months ended June 30, 2009, total expenses decreased $0.2 million, or 1%, over the three months ended June 30, 2008. Interest expense and credit facility fees decreased $0.9 million, or 12%, to $6.3 million for the three months ended June 30, 2009 from $7.2 million for the comparable period in 2008, primarily due to the lower average cost of debt. The average cost of debt for the three months ended June 30, 2009 was 2.91% compared to the average cost of debt of 3.59% for the comparable period in 2008 due to the significant decrease in LIBOR over the period. There were $880.2 million in average outstanding borrowings during the three months ended June 30, 2009 compared to average outstanding borrowings of $745.9 million in the comparable period in 2008. Incentive fees related to pre-incentive fee net investment income decreased $1.0 million, or 11%, to $8.0 million for the three months ended June 30, 2009 from $9.0 million for the comparable period in 2008, due to the decline in net investment income.

              For the six months ended June 30, 2009, total expenses decreased $1.0 million, or 2%, over the six months ended June 30, 2008. Interest expense and credit facility fees decreased $4.2 million, or 25%, to $12.9 million for the six months ended June 30, 2009 from $17.1 million for the comparable period in 2008, primarily due to the lower average cost of debt. The average cost of debt for the six months ended June 30, 2009 was 2.94% compared to the average cost of debt of 4.35% for the comparable period in 2008 due to the significant decrease in LIBOR over the period. There were $882.7 million in average outstanding borrowings during the six months ended June 30, 2009 compared to average outstanding borrowings of $749.4 million in the comparable period in 2008. The decrease in total expenses was partially offset by the increase in administrative expense, which increased $1.2 million, or 133%, to $2.1 million for the six months ended June 30, 2009 from $0.9 million for the comparable period in 2008. This increase was primarily due to the expenses incurred by IHAM pursuant to the separate services agreement between Ares Capital Management LLC. There was no such agreement in place in 2008. Additionally, professional fees increased $0.8 million, or 29%, to $3.7 million for the six months ended June 30, 2009 from $2.9 million for the comparable period in 2008. This increase was primarily due to a rise in legal and valuation costs.

Income Tax Expense, Including Excise Tax

              The Company has elected to be treated as a RIC under Subchapter M of the Code and operates in a manner so as to qualify for the tax treatment applicable to RICs. Among other things, the Company has, in order to maintain its RIC status, made and intends to continue to make the requisite distributions to its stockholders which will generally relieve the Company from U.S. federal income taxes.

              Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year dividend distributions into the next tax year and pay a 4% excise tax on such income, as required. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions, the Company accrues excise tax, if any, on estimated excess taxable income as taxable income is earned. For the three months ended June 30, 2009, the Company recorded no amounts for U.S. Federal excise tax. For the six months ended June 30, 2009, the Company recognized $0.1 million of benefits for U.S. Federal excise tax. For the three months ended June 30, 2008, the Company recorded a $0.1 million provision for U.S. Federal excise tax. For the six months ended June 30, 2008, the Company recorded a benefit of $0.3 million for U.S. Federal excise tax.

              Certain of our wholly owned subsidiaries are subject to U.S. federal and state income taxes. For the three and six months ended June 30, 2009, we recorded tax provisions of approximately $0.1 million for these subsidiaries. For the three and six months ended June 30, 2008, we recorded tax provisions of approximately $0.1 million for these subsidiaries.

Net Unrealized Gains/Losses

              For the three months ended June 30, 2009, the Company had net unrealized gains of $3.5 million, which was primarily comprised of $37.4 million in unrealized depreciation, $40.9 million in unrealized appreciation. The most significant changes in net unrealized appreciation and depreciation during the three months ended June 30, 2009 were as follows (in millions):

For the three months ended June 30, 2009
Portfolio Company	Unrealized Appreciation (Depreciation)
Ivy Hill Asset Management, LP(1)	$8.0
Waste Pro USA, Inc.	3.1
DSI Renal, Inc.	2.9
Apple & Eve, LLC	2.7
Capella Healthcare, Inc.	2.6
Best Brands Corp.	2.5
ADF Restaurant Group, LLC	2.1
Booz Allen & Hamilton, Inc.	1.8
Savers, Inc.	1.7
Wyle Laboratories, Inc.	1.4
Encanto Restaurants, Inc.	1.2
Wear Me Apparel, LLC	1.2
Carador PLC	(1.1)
MPBP Holdings, Inc.	(1.3)
Wastequip, Inc.	(1.3)
Vistar Corporation	(1.5)
DirectBuy Investors, LP	(1.5)
Courtside Acquisition Corp.	(1.7)
Vantage Oncology, Inc	(1.8)
Sigma International Group, Inc.	(1.8)
Reflexite Corporation	(2.5)
National Print Group, Inc.	(2.8)
Summit Business Media, LLC	(3.0)
LVCG Holdings LLC	(3.7)
Firstlight Financial Corporation	(10.9)
Other	7.2

Total	$3.5

    (1)
    See Note 10 to the consolidated financial statements for the period ended June 30, 2009.

              For the three months ended June 30, 2008, the Company had net unrealized losses of $32.8 million, which primarily consisted of $48.8 million of unrealized depreciation from investments less $16.4 million of unrealized appreciation from investments. The most significant changes in net unrealized appreciation and depreciation during the three months ended June 30, 2008 were as follows (in millions):

For the three months ended June 30, 2008
Portfolio Company	Unrealized Appreciation (Depreciation)
Prommis Solutions, LLC	$2.5
LVCG Holdings LLC	1.9
Daily Candy, Inc.	1.9
Instituto de Banca y Commercio, Inc.	1.5
Pillar Holdings LLC	1.5
Savers, Inc.	1.3
Diversified Collection Services, Inc.	1.2
Industrial Container Services, LLC	0.9
Wastequip, Inc.	(1.3)
HB&G Building Products, Inc.	(1.4)
Ivy Hill Middle Market Credit Fund, Ltd.	(1.6)
MPBP Holdings, Inc.	(1.6)
Wear Me Apparel, LLC	(4.4)
Firstlight Financial Corporation	(5.0)
Making Memories, Inc.	(7.3)
Reflexite Corporation	(10.0)
Courtside Acquisition Corp.	(13.8)
Other	0.9

Total	$(32.8)

              For the six months ended June 30, 2009, the Company had net unrealized losses of $16.3 million, which was primarily comprised of $71.3 million in unrealized depreciation and $53.6 million in unrealized appreciation and $1.4 million relating to the reversal of prior period net unrealized depreciation. The most significant changes in net unrealized appreciation and depreciation during the six months ended June 30, 2009 were as follows (in millions):

For the six months ended June 30, 2009
Portfolio Company	Unrealized Appreciation (Depreciation)
Apple & Eve, LLC	$8.2
Ivy Hill Asset Management, LP(1)	8.0
Best Brands Corp.	6.3
Capella Healthcare, Inc.	4.3
Waste Pro USA, Inc.	3.2
Booz Allen Hamilton, Inc.	3.0
DSI Renal, Inc.	2.2
Prommis Solutions, LLC	2.1
ADF Restaurant Group	2.1
Magnacare Holdings, Inc.	1.4
Wyle Laboratories, Inc.	1.4
Diversified Collections Services, Inc.	1.3
Encanto Restaurants, Inc.	1.2
Wear Me Apparel, LLC	1.2
OTG Management, Inc.	(1.1)
MPBP Holdings, Inc.	(1.3)
Vistar Corporation	(1.5)
Sigma International Group, Inc.	(1.8)
Things Remembered, Inc.	(1.8)
HB&G Building Products	(1.8)
Carador PLC	(2.6)
Wastequip, Inc.	(2.7)
AWTP, LLC	(2.7)
VOTC Acquisition Corp.	(2.8)
Growing Family, Inc.	(3.4)
Courtside Acquisition Corp.	(3.4)
Summit Business Media, LLC	(4.0)
Direct Buy Holdings, Inc.	(4.1)
National Print Group, Inc.	(4.3)
LVCG Holdings LLC	(4.5)
Reflexite Corporation	(10.6)
Firstlight Financial Corporation	(11.0)
Other	1.8

Total	$(17.7)

    (1)
    See Note 10 to the consolidated financial statements for the period ended June 30, 2009.

              For the six months ended June 30, 2008, the Company had net unrealized losses of $49.8 million, which primarily consisted of $78.9 million of unrealized depreciation from investments less $29.4 million of unrealized appreciation from investments. The most significant changes in net unrealized appreciation and depreciation during the three months ended June 30, 2008 were as follows (in millions):

For the six months ended June 30, 2008
Portfolio Company	Unrealized Appreciation (Depreciation)
Equinox EIC Partners, LLC	$5.0
Prommis Solutions, LLC	2.5
LVCG Holdings LLC	1.9
Daily Candy, Inc.	1.9
Instituto de Banca y Commercio, Inc.	1.5
Pillar Holdings LLC	1.5
Savers, Inc.	1.3
Industrial Container Services, LLC	1.3
Diversified Collection Services, Inc.	1.2
Summit Business Media, LLC	(1.0)
National Print Group, Inc.	(1.0)
PRA International, Inc.	(1.4)
Abingdon Investment Limited, Ltd.	(1.4)
Ivy Hill Middle Market Credit Fund, Ltd.	(1.6)
Wastequip, Inc.	(2.0)
HB&G Building Products, Inc.	(2.0)
Apple & Eve, Inc.	(2.3)
Growing Family Inc.	(2.5)
CT Technologies Holding, LLC	(2.5)
Reflexite Corporation	(2.7)
Primis Marketing Group, Inc.	(3.5)
Wear Me Apparel, LLC	(4.4)
Firstlight Financial Corporation	(5.0)
MPBP Holdings, Inc.	(7.3)
Making Memories, Inc.	(8.2)
Courtside Acquisition Corp.	(17.1)
Other	(2.0)

Total	$(49.8)

Net Realized Gains/Losses

              During the three months ended June 30, 2009, the Company had $85.8 million of sales and repayments resulting in $0.9 million of net realized losses. These sales and repayments included $4.0 million of loans sold to the Ivy Hill Funds, the two middle market credit funds managed by our affiliate, Ivy Hill Asset Management L.P. ("IHAM," see Note 10 to the consolidated financial statements for the period ended June 30, 2009 for more detail on IHAM and the Ivy Hill Funds). Net realized losses on investments were comprised of $0.1 million of gross realized gains and $1.0 of gross realized losses. The most significant realized gains and losses on investments for the three months ended June 30, 2009 were as follows (in millions):

Portfolio Company	Realized Gain (Loss)
Diversified Collection Services, Inc.	$0.1
Instituto de Banca y Commercio, Inc.	(0.9)
Other	(0.1)

Total	$(0.9)

              During the three months ended June 30, 2008, the Company had $71.2 million of sales and repayments resulting in no significant net realized gains.

              During the six months ended June 30, 2009, the Company repurchased $34.8 million of the CLO Notes (as defined below) resulting in a $26.5 million realized gain on the extinguishment of debt. The Company also had $163.2 million of sales and repayments resulting in $2.7 million of net realized losses. These sales and repayments included $40.5 million of loans sold to the Ivy Hill Funds. Net realized losses on investments were comprised of $0.2 million of gross realized gains and $2.9 of gross realized losses. The most significant realized gains and losses on investments for the six months ended June 30, 2009 were as follows (in millions):

Portfolio Company	Realized Gain (Loss)
Diversified Collection Services, Inc.	$0.2
Heartland Dental Care, Inc.	(0.2)
Bumble Bee Foods, LLC	(0.2)
Campus Management Corp.	(0.5)
Instituto de Banca y Commercio, Inc.	(0.9)
Capella Healthcare, Inc.	(1.0)
Other	(0.1)

Total	$(2.7)

              During the six months ended June 30, 2008, the Company had $226.3 million of sales and repayments resulting in $0.2 million of net realized gains.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

              Since the Company's inception, the Company's liquidity and capital resources have been generated primarily from the net proceeds of public offerings of common stock, the Debt Securitization, advances from the CP Funding Facility and JPM Revolving Facility, each as defined below (together, the "Facilities"), as well as cash flows from operations.

              As of June 30, 2009, the Company had $46.3 million in cash and cash equivalents and $879.3 million in total indebtedness outstanding. Subject to leverage restrictions, the Company had approximately $149.9 million available for additional borrowings under the Facilities as of June 30, 2009.

              Due to volatility in global markets, the availability of capital and access to capital markets has been limited. Until constraints on raising new capital ease, we intend to pursue other avenues of liquidity such as adjusting the pace of our investments, becoming more selective in evaluating investment opportunities to ensure appropriate risk-adjusted returns, pursuing asset sales, and/or recycling lower yielding investments. As the global liquidity situation evolves, we will continue to monitor and adjust our funding approach accordingly. However, given the unprecedented nature of the volatility in the global markets, there can be no assurances that these activities will be successful. Moreover, if current levels of market disruption and volatility continue or worsen, we could face materially higher financing costs. Consequently, our operating strategy could be materially and adversely affected. The illiquidity of our investments may make it difficult for us to sell such investments if required. As a result, we may realize significantly less than the value at which we have recorded our investments. A failure to enter into definitive documentation on the JPM Revolving Facility (as defined below) could have a material adverse impact on our business, financial condition and results of operations.

Equity Offerings

              There were no sales of equity securities during the six months ended June 30, 2009.

              The following table summarizes the total shares issued and proceeds we received net of underwriter, dealer manager and offering costs for the six months ended June 30, 2008 (in millions, except per share data):

	Shares issued	Offering price per share	Proceeds net of dealer manager and offering costs
April 2008 public offering	24.2	$11.00	$260.0

Total for the six months ended June 30, 2008	24.2		$260.0

Debt Capital Activities

              Our debt obligations consisted of the following as of June 30, 2009 and December 31, 2008 (in millions):

	June 30, 2009		December 31, 2008
	Outstanding	Total Available(1)	Outstanding	Total Available(1)
JPM Revolving Facility	$375.1	$525.0	$480.5	$510.0
CP Funding Facility	225.0	225.0	114.3	350.0
Debt Securitization	279.2	279.2	314.0	314.0

	$879.3	$1,029.2	$908.8	$1,174.0

    (1)
    Subject to borrowing base and leverage restrictions.

              The weighted average interest rate and weighted average maturity of all our outstanding borrowings as of June 30, 2009 were 1.98% and 4.7 years, respectively. The weighted average interest rate and weighted average maturity of all our outstanding borrowings as of December 31, 2008 were 3.03% and 4.9 years, respectively.

              The ratio of total debt outstanding to stockholders' equity as of June 30, 2009 was 0.81:1.00 compared to 0.83:1.00 as of December 31, 2008.

              In December 2005, we entered into a senior secured revolving credit facility, referred to as the "JPM Revolving Facility," under which, as amended, the lenders have agreed to extend credit to the Company in an aggregate principal amount not exceeding $525.0 million at any one time outstanding. As of June 30, 2009, there was $375.1 million outstanding under the JPM Revolving Facility (see Note 7 to the consolidated financial statements for the period ended June 30, 2009 for more detail on the JPM Revolving Facility arrangement). The JPM Revolving Facility also includes an "accordion"

feature that allows us to increase the size of the JPM Revolving Facility to a maximum of $765.0 million under certain circumstances.

              In October 2004, we formed Ares Capital CP Funding LLC ("Ares Capital CP"), a wholly owned subsidiary of the Company, through which we established a revolving facility, referred to as the "CP Funding Facility," that, as amended, allows Ares Capital CP to issue up to $350.0 million of variable funding certificates. On May 7, 2009, as part of the amendment to the CP Funding Facility we reduced the total availability of the CP Funding Facility to $225.0 million, of which the entire amount was outstanding as of June 30, 2009 (see Notes 7 and 15 to the consolidated financial statements for the period ended June 30, 2009 for more detail on the CP Funding Facility arrangement).

              In July 2006, through our wholly owned subsidiary, ARCC CLO 2006 LLC, we completed a $400.0 million debt securitization, referred to as the "Debt Securitization." As part of the Debt Securitization, $314.0 million principal amount of asset-backed notes (including $50 million of revolving notes, all of which had been drawn as of June 30, 2009) (the "CLO Notes") were issued to third parties and secured by a pool of middle market loans that had been purchased or originated by the Company. As of June 30, 2009, we also owned approximately $120.8 million aggregate principal amount of certain AA, A, BBB and non-rated securities that we retained in the Debt Securitization or purchased in the open market. As of June 30, 2009, there was $279.2 million aggregate principal amount of CLO Notes outstanding. The CLO Notes mature on December 20, 2019.

              The CP Funding Facility was initially scheduled to expire on July 21, 2009. On May 7, 2009, as part of the amendment to the CP Funding Facility, we extended the maturity of the CP Funding Facility to May 7, 2012. The JPM Revolving Facility expires on December 28, 2010. Our ability to execute on our business plan relies to a certain extent on our ability to refinance/renew these facilities. However, there can be no assurance that we will be able to renew or refinance these facilities on acceptable terms or at all.

              As of June 30, 2009, we had a long-term issuer rating of Ba1 from Moody's Investor Service and a long-term counterparty credit rating from Standard & Poor's Ratings Service of BBB.

Portfolio Valuation

              Investments for which market quotations are readily available are typically valued at such market quotations. In order to validate market quotations, we look at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available (i.e., substantially all of our investments) are valued at fair value as determined in good faith by our board of directors, based on the input of our management and audit committee and independent valuation firms that have been engaged at the direction of the board to assist in the valuation of each portfolio investment without a readily available market quotation at least once during a trailing 12 month period and under a valuation policy and a consistently applied valuation process. The valuation process is conducted at the end of each fiscal quarter, with approximately 50% (based on value) of our valuations of portfolio companies without readily available market quotations subject to review by an independent valuation firm.

              As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments: the enterprise value of a portfolio company (an estimate of the total fair value of the portfolio company's debt and equity), the nature and realizable value of any collateral, the portfolio company's ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company's securities to publicly traded securities, changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation.

              Because there is not a readily available market value for most of the investments in our portfolio, we value substantially all of our portfolio investments at fair value as determined in good faith by our board of directors, based on the input of our management and audit committee and independent valuation firms under a valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize significantly less than the value at which we have recorded it.

              In addition, changes in the market environment, such as inflation, and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned. See the risk factors included in our annual report on Form 10-K for the fiscal year ended December 31, 2008, including the Risk Factor entitled "Risk Factors—Risks Relating to our Investments—Price declines and illiquidity in the corporate debt markets have adversely affected, and may continue to adversely affect, the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation."

              With respect to investments for which market quotations are not readily available, our board of directors undertakes a multi-step valuation process each quarter, as described below:

  •
  Our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals responsible for the portfolio investment in conjunction with our portfolio management team.

  •
  Preliminary valuation conclusions are then documented and discussed by our management.

  •
  The audit committee of our board of directors reviews these preliminary valuations, as well as the input of independent valuation firms with respect to the valuations of approximately 50% (based on value) of our portfolio companies without readily available market quotations.

  •
  The board of directors discusses valuations and determines the fair value of each investment in our portfolio without a readily available market quotation in good faith based on the input of our management and audit committee and independent valuation firms.

              Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS 157"), which expands the application of fair value accounting for investments (see Note 8 to the consolidated financial statements for the period ended June 30, 2009).

OFF BALANCE SHEET ARRANGEMENTS

              As of June 30, 2009 and December 31, 2008, we had the following commitments to fund various revolving senior secured and subordinated loans (in millions):

	June 30, 2009	December 31, 2008
Total revolving commitments	$287.2	$419.0
Less: funded commitments	(89.0)	(139.6)

Total unfunded commitments	198.2	279.4
Less: commitments substantially at discretion of the Company	(16.0)	(32.4)
Less: unavailable commitments due to borrowing base or other covenant restriction	(60.1)	(64.5)

Total net adjusted unfunded revolving commitments	$122.1	$182.5

              Of the total commitments as of June 30, 2009, $160.4 million extend beyond the maturity date for the JPM Revolving Facility. Additionally, $109.0 million of the total commitments or $34.0 million of the net adjusted unfunded commitments are scheduled to expire in 2009. Included within the total commitments as of June 30, 2009 are commitments to issue up to $15.6 million in standby letters of credit through a financial intermediary on behalf of certain portfolio companies.

              Under these arrangements, we would be required to make payments to third parties if the portfolio companies were to default on their related payment obligations. As of June 30, 2009, we had $10.3 million in standby letters of credit issued and outstanding on behalf of the portfolio companies, of which no amounts were recorded as a liability. Of these letters of credit, $4.9 million expire on September 30, 2009, $0.3 million expire on January 31, 2010, $0.2 million expire on February 28, 2010, $1.5 million expire on March 31, 2010 and $3.4 million expire on July 31, 2010. These letters of credit may be extended under substantially similar terms for additional one-year terms at our option until the JPM Revolving Facility, under which the letters of credit were issued, matures on December 28, 2010.

              As of June 30, 2009 and December 31, 2008, we were subject to subscription agreements to fund equity investments in private equity investment partnerships, substantially all at our discretion, as follows (in millions):

	June 30, 2009	December 31, 2008
Total private equity commitments	$428.3	$428.3
Total unfunded private equity commitments	$421.8	$423.6

Quantitative and Qualitative Disclosures About Market Risk.

              We are subject to financial market risks, including changes in interest rates and the valuations of our investment portfolio.

Interest Rate Risk

              Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. Because we fund a portion of our investments with borrowings, our net investment income is affected by the spread between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

              As of June 30, 2009, approximately 58% of the investments at fair value in our portfolio were at fixed rates while approximately 29% were at variable rates and 13% were non-interest earning. Additionally, 11% of the investments at fair value or 39% of the investments at fair value with variable rates contain interest rate floor features. The Debt Securitization, the CP Funding Facility and the JPM Revolving Facility all feature variable rates.

              We regularly measure our exposure to interest rate risk. We assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate sensitive assets to our interest rate sensitive liabilities. Based on that review, we determine whether or not any hedging transactions are necessary to mitigate exposure to changes in interest rates.

              In October 2008, we entered into a two-year interest rate swap agreement for a total notional amount of $75 million. Under the interest rate swap agreement, we will pay a fixed interest rate of 2.985% and receive a floating rate based on the prevailing three-month LIBOR. We believe that this agreement will enable us to mitigate interest rate risk and remain match funded.

              While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions that we may enter into in the future, such as interest rate swap agreements, may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio investments.

              Based on our June 30, 2009 balance sheet, the following table shows the impact on net income of base rate changes in interest rates assuming no changes in our investment and borrowing structure and reflecting the effect of our interest rate swap agreement described above and in Note 11 of the consolidated financial statements for the period ended June 30, 2009 (in millions):

Basis Point Change	Interest Income	Interest Expense	Net Income
Up 300 basis points	$15.5	$24.1	$(8.6)
Up 200 basis points	$9.4	$16.1	$(6.7)
Up 100 basis points	$4.0	$8.0	$(4.0)
Down 100 basis points	$(2.6)	$(3.7)	$1.1
Down 200 basis points	$(3.8)	$(3.7)	$(0.1)
Down 300 basis points	$(4.8)	$(3.7)	$(1.1)

              Based on our December 31, 2008 balance sheet, the following table shows the impact on net income of base rate changes in interest rates assuming no changes in our investment and borrowing structure and reflecting the effect of our interest rate swap agreement described above and in Note 11 of the consolidated financial statements for the period ended June 30, 2009 (in millions):

Basis Point Change	Interest Income	Interest Expense	Net Income
Up 300 basis points	$21.4	$25.0	$(3.6)
Up 200 basis points	$14.2	$16.7	$(2.5)
Up 100 basis points	$7.1	$8.3	$(1.2)
Down 100 basis points	$(6.2)	$(8.3)	$2.1
Down 200 basis points	$(11.2)	$(15.1)	$3.9
Down 300 basis points	$(14.7)	$(17.0)	$2.3

 CAPITALIZATION

              The following table sets forth (1) our actual capitalization at June 30, 2009 and (2) our capitalization as adjusted to reflect the effects of the sale of our common stock in this offering (assuming no exercise of the underwriters' overallotment option) at an assumed public offering price of $9.29 per share, after deducting the underwriting discounts and commissions and offering expenses payable by us. You should read this table together with "Use of Proceeds" and our balance sheet included elsewhere in this prospectus supplement.

	As of June 30, 2009 (unaudited, dollar amounts in thousands)
	Actual	As Adjusted
Cash and cash equivalents	$46,297	$46,297

Debt
Wachovia Revolving Facility	—	—
JPM Revolving Facility	375,045	300,702
CP Funding Facility	225,000	225,000
CLO Notes under the Debt Securitization	279,210	279,210

Total Debt	879,255	804,912
Stockholders' Equity
Common stock, par value $.001 per share, 200,000,000 common shares authorized, 97,152,820 common shares issued and outstanding	$97	$105
Capital in excess of par value	1,395,958	1,470,293
Accumulated undistributed net investment income	3,151	3,151
Accumulated net realized loss on sale of investments	(741)	(741)
Net unrealized loss on investments and foreign currency transactions	(309,743)	(309,743)

Total stockholders' equity	$1,088,722	$1,163,065

Total capitalization	$1,967,977	1,967,977

(1)
The above table reflects indebtedness outstanding as of June 30, 2009. However, as of August 12, 2009, our total outstanding indebtedness was approximately $878.3 million. The net proceeds from the sale of our common stock in this offering are expected to be used to pay down outstanding indebtedness.

 SALES OF COMMON STOCK BELOW NET ASSET VALUE

              At our 2009 Annual Stockholders Meeting, our stockholders approved our ability to sell or otherwise issue shares of our common stock, not exceeding 25% of our then outstanding common stock, at a price below the then current net asset value per share during a period beginning on May 4, 2009 (the "Stockholder Approval") and expiring on the earlier of the anniversary of the date of the 2009 Annual Stockholders Meeting and the date of our 2010 Annual Stockholders Meeting, which is expected to be held in May 2010. In order to sell shares of common stock pursuant to this authorization, a majority of our directors who have no financial interest in the sale and a majority of our independent directors must

  •
  find that the sale is in our best interests and in the best interests of our stockholders and

  •
  in consultation with any underwriter or underwriters of the offering, make a good faith determination as of a time either immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such shares of common stock, or immediately prior to the issuance of such common stock, that the price at which such shares of common stock are to be sold is not less than a price which closely approximates the market value of those shares of common stock, less any distributing commission or discount.

              The offering of common stock being made pursuant to this prospectus supplement is at a price below our most recently reported net asset value per share of $11.21.

              In making a determination that this offering of common stock below its net asset value per share is in our and our stockholders' best interests, our board of directors considered a variety of factors including:

  •
  the effect that the offering below net asset value per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;

  •
  the amount per share by which the offering price per share and the net proceeds per share are less than our most recently determined net asset value per share;

  •
  the relationship of recent market prices of par common stock to net asset value per share and the potential impact of the offering on the market price per share of our common stock;

  •
  whether the estimated offering price closely approximates the market value of shares of our common stock;

  •
  the potential market impact of being able to raise capital during the current financial market difficulties;

  •
  the nature of any new investors anticipated to acquire shares of our common stock in the offering;

  •
  the anticipated rate of return on and quality, type and availability of investments that we would be able to make as a result of this offering; and

  •
  the leverage available to us, both before and after the offering, and the terms thereof.

              Our board of directors also considered the fact that sales of shares of common stock at a discount will benefit our investment adviser as the investment adviser will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other securities of the Company or from the offering of common stock at premium to net asset value per share.

              Sales by us of our common stock at a discount from net asset value per share pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering. Any sale of common stock at a price below net asset value per share will result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro-rata basis. See "Risk Factors—Risks Relating to Offerings Pursuant to this Prospectus" in the accompanying prospectus.

              The following three headings and accompanying tables explain and provide hypothetical examples on the impact of an offering of our common stock at a price less than net asset value per share on three different types of investors:

  •
  existing stockholders who do not purchase any shares in this offering;

  •
  existing stockholders who purchase a relative small amount of shares in this offering or a relatively large amount of shares in this offering; and

  •
  new investors who become stockholders by purchasing shares in this offering.

Impact On Existing Stockholders Who Do Not Participate in this Offering

              Our existing stockholders who do not participate in this offering below net asset value per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in this offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate dilution in the net asset value of the shares of common stock they hold and their net asset value per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to such offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. Further, if existing stockholders do not purchase any shares to maintain their percentage interest, their voting power will be diluted.

              The following chart illustrates the level of net asset value dilution that would be experienced by an existing 0.10% stockholder who does not participate in this offering at an assumed offering price of $9.77 per share. It is not possible to predict the level of market price decline that may occur.

	Prior to Sale Below NAV	Following Sale	% Change
Offering Price
Price per Share to Public	N/A(1)	$9.77	N/A
Net Proceeds per Share to Issuer	N/A	$9.29	N/A
Decrease to Net Asset Value
Total Shares Outstanding	97,152,820 (2)	105,152,820	8.23%
Net Asset Value per Share	$11.21	$11.06	(1.30)%
Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	97,153	97,153	0.00%
Percentage Held by Stockholder A	0.10%	0.09%	(7.61)%
Total Net Asset Value Held by Stockholder A	$1,088,722	$1,074,579	(1.30)%
Total Investment by Stockholder A (Assumed to Be Net Asset Value per Share)	$1,088,722	$1,088,722	0.00%
Total Dilution to Stockholder A (Total Net Asset Value Less Total Investment)	N/A	$(14,143)	N/A
Investment per Share Held by Stockholder A (Assumed to be Net Asset Value per Share on Shares Held Prior to Sale)	$11.21	$11.21	0.00%
Net Asset Value per Share Held by Stockholder A	N/A	$11.06	N/A
Dilution per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)	N/A	$(0.15)	N/A
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	N/A	N/A	(1.30	)%(3)

(1)
N/A stands for not applicable.

(2)
Reflects actual shares outstanding at June 30, 2009.

(3)
Each additional 1,000,000 shares issued would result in 0.17% of additional dilution at an assumed per share offering price of $9.77.

Impact On Existing Stockholders Who Do Participate in this Offering

              Our existing stockholders who participate in this offering or who buy additional shares in the secondary market at the same or lower price as we obtain in this offering (after expenses and commissions) will experience the same types of net asset value dilution as the nonparticipating stockholders, although at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares of our common stock immediately prior to the offering. The level of net asset value dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience net asset value dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience accretion in net asset value per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to such offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who overparticipates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience net asset value dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and the level of discounts increase.

              The following chart illustrates the level of dilution and accretion in this offering for a current 0.10% stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering

(i.e., 4,000 shares, which is 0.05% of an offering of 8,000,000 shares) rather than its 0.10% proportionate share and (2) 150% of such percentage (i.e. 12,000 shares, which is 0.15% of an offering of 8,000,000 shares rather than its 0.10% proportionate share) at an assumed offering price of $9.77 per share. It is not possible to predict the level of market price decline that may occur.

			50% Participation			150% Participation
	Prior to Sale Below NAV		Following Sale	% Change		Following Sale	% Change
Offering Price
Price per Share to Public	N/A	(1)	$9.77	N/A		$9.77	N/A
Net Proceeds per Share to Issuer	N/A		$9.29	N/A		$9.29	N/A
Decrease/Increase to Net Asset Value
Total Shares Outstanding	97,152,820	(2)	105,152,820	8.23%		105,152,820	8.23%
Net Asset Value per Share	$11.21		$11.06	(1.30)%		$11.06	(1.30)%
Dilution/Accretion to Participating Stockholder
Shares Held by Stockholder A	97,153		101,153	4.12%		109,153	12.35%
Percentage Held by Stockholder A	0.10%		0.10%	(3.80)%		0.10%	3.80%
Total Net Asset Value Held by Stockholder A	$1,088,722		$1,118,822	2.76%		$1,207,308	10.89%
Total Investment by Stockholder A (Assumed to be Net Asset Value per Share on Shares Held Prior to Sale)	$1,088,722		$1,127,802	3.59%		$1,205,962	10.77%
Total Dilution/Accretion to Stockholder A (Total Net Asset Value Less Total Investment)	N/A		$(8,980)	N/A		$1,346	N/A
Investment per Share Held by Stockholder A (assumed to Be Net Asset Value per Share on Shares Held Prior to Sale)	$11.21		$11.15	(0.51)%		$11.05	(1.41)%
Net Asset Value per Share Held by Stockholder A	N/A		$11.06	N/A		$11.06	N/A
Dilution/Accretion per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)	N/A		$(0.09)	N/A		$0.01	N/A
Percentage Dilution/Acccretion to Stockholder A (Dilution/Accretion per Share Divided by Investment per Share)	N/A		N/A	(0.80	)%(3)	N/A	0.11	%(3)

(1)
N/A stands for not applicable.

(2)
Reflects actual shares outstanding at June 30, 2009.

(3)
Each additional 1,000,000 shares issued would result in 0.17% of additional dilution at an assumed per share offering price of $9.77.

Impact On New Investors

              Investors who are not currently stockholders and who participate in this offering and whose investment per share is greater than the resulting net asset value per share due to selling compensation and expenses paid by the Company will experience an immediate decrease, although small, in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in this offering and whose investment per share is also less than the resulting net asset value per share will experience an immediate increase in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. These latter investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to such offering. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.

              The following chart illustrates the level of dilution or accretion for new investors that will be experienced by a new investor who purchases the same percentage (0.10%) of the shares in the offering as the stockholder in the prior examples at an assumed offering price of $9.77 per share.

	Prior to Sale Below NAV		Following Sale	% Change
Offering Price
Price per Share to Public	N/A	(1)	$9.77	N/A
Net Proceeds per Share to Issuer	N/A		$9.29	N/A
Decrease/Increase to Net Asset Value
Total Shares Outstanding	97,152,820	(2)	105,152,820	8.23%
Net Asset Value per Share	$11.21		$11.06	(1.30)%
Dilution/Accretion to New Investor A
Shares Held by Investor A	97,153		105,153	8.23%
Percentage Held by Investor A	0.10%		0.10%	0.00%
Total Net Asset Value Held by Investor A	$1,088,722		$1,163,065	6.83%
Total Investment by Investor A (At Price to Public)	$1,088,722		$1,166,882	7.18%
Total Dilution/Accretion to Investor A (Total Net Asset Value Less Total Investment)	N/A		$(3,817)	N/A
Investment per Share Held by Investor A	$11.21		$11.10	(0.98)%
Net Asset Value per Share Held by Investor A	N/A		$11.06	N/A
Dilution/Accretion per Share Held by Investor A (Net Asset Value per Share Less Investment per Share)	N/A		$(0.04)	N/A
Percentage Dilution/Accretion to Investor A (Dilution/Accretion per Share Divided by Investment per Share)	N/A		N/A	(0.33	)%(3)

(1)
N/A stands for not applicable.

(2)
Reflects actual shares outstanding at June 30, 2009.

(3)
Each additional 1,000,000 shares issued would result in 0.17% of additional dilution at an assumed per share offering price of $9.77.

 UNDERWRITING

              We intend to offer the shares through the underwriters named in the table below. J.P. Morgan Securities Inc., Citigroup Global Markets Inc., UBS Securities LLC and Wells Fargo Securities, LLC are acting as joint bookrunners and representatives of the several underwriters. Subject to the terms and conditions described in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, 8,000,000 shares of our common stock.

Name	Number of Shares
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
UBS Securities LLC
Wells Fargo Securities, LLC
SunTrust Robinson Humphrey, Inc.
BMO Capital Markets Corp.
Stifel, Nicolaus & Company, Incorporated

Total	8,000,000

              The underwriters have agreed that they must purchase all of the shares sold under the purchase agreement if they purchase any of them. However, the underwriters are not required to take or pay for the shares covered by the underwriters' overallotment option described below.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The underwriters have advised us that they propose initially to offer the shares to the public at the public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $     per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $     per share to other dealers. After the public offering, the public offering price, concession and discount may be changed.

              The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters' overallotment option to purchase up to an additional 1,200,000 shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to the Company	$	$	$

              We estimate that the total expenses of the offering payable by us, not including underwriting discounts and commissions, will be approximately $0.3 million.

Overallotment Option

              We have granted an option to the underwriters to purchase up to 1,200,000 additional shares at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any overallotments. If the underwriters exercise this option, they will be obligated, subject to conditions contained in the purchase agreement, to purchase the additional shares.

No Sales of Similar Securities

              We have agreed, with exceptions, not to sell or transfer any common stock for 30 days after the date of this prospectus without first obtaining the written consent of J.P. Morgan Securities Inc., Citigroup Global Markets Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

              Our executive officers and directors and Ares Capital Management and certain of its affiliates have agreed, with exceptions, not to sell or transfer any common stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of the representatives. Specifically, we and these other individuals and entities have agreed not to directly or indirectly:

  •
  offer, pledge, sell or contract to sell any common stock,

  •
  sell any option or contract to purchase any common stock,

  •
  purchase any option or contract to sell any common stock,

  •
  grant any option, right or warrant for the sale of any common stock,

  •
  lend or otherwise dispose of or transfer any common stock,

  •
  request or demand that we file a registration statement related to the common stock, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

              This lockup provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Quotation on the NASDAQ Global Select Market

              Our common stock is quoted on The NASDAQ Global Select Market under the symbol "ARCC."

Price Stabilization and Short Positions

              Until the distribution of the shares is completed, SEC rules may limit the underwriters from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

              If the underwriters create a short position in the common stock in connection with the offering, i.e., if they sell more shares than are listed on the cover of this prospectus supplement, the underwriters may reduce that short position by purchasing shares in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the overallotment option described above. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over allotment option. Purchases of the common stock to stabilize its price or to reduce a short position may cause the price of the common stock to be higher than it might be in the absence of such purchases.

              Neither we nor the underwriters make any representation or prediction as to the magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Delivery

              The underwriters may make prospectuses available in electronic (PDF) format. A prospectus in electronic (PDF) format may be made available on a web site maintained by the underwriters, and the underwriters may distribute such prospectuses electronically. The underwriters may allocate a limited number of shares for sale to their online brokerage customers.

Other Relationships

              The underwriters and their affiliates have provided in the past to Ares and may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to Ares and its affiliates and managed funds and Ares Capital or our portfolio companies for which they will be entitled to receive separate fees. In particular, the underwriters or their affiliates may execute transactions with Ares Capital or on behalf of Ares Capital, Ares or any of our or their portfolio companies, affiliates and/or managed funds. In addition, the underwriters or their affiliates may act as arrangers, underwriters or placement agents for companies whose securities are sold to or whose loans are syndicated to Ares, Ares Capital or Ares Capital Management and its affiliates and managed funds.

              Affiliates of the underwriters are limited partners of private investment funds affiliated with our investment adviser, Ares Capital Management LLC.

              The underwriters or their affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own accounts or for the account of others and may extend loans or financing directly or through derivative transactions to Ares, Ares Capital, Ares Capital Management or any of the portfolio companies.

              We may purchase securities of third parties from the underwriters or their affiliates after the offering. However, we have not entered into any agreement or arrangement regarding the acquisition of any such securities, and we may not purchase any such securities. We would only purchase any such securities if—among other things—we identified securities that satisfied our investment needs and completed our due diligence review of such securities.

              After the date of this prospectus supplement, the underwriters and their affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the underwriters and their affiliates in the ordinary course of its business and not in connection with the offering of the common stock. In addition, after the offering period for the sale of our common stock, the underwriters or their affiliates may develop analyses or opinions related to Ares, Ares Capital or our portfolio companies and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding Ares Capital to our stockholders.

              Affiliates of certain of the underwriters serve as lenders under our credit facilities and are also lenders to private investment funds managed by Ivy Hill Asset Management L.P., an affiliate of ours.

Certain of the underwriters and their affiliates were underwriters in connection with our initial public offering and our subsequent common stock offerings and rights offering, for which they received customary fees. J.P. Morgan Securities Inc. has been engaged to help us evaluate various potential strategic acquisition and investment transactions for which it has received and will continue to receive customary fees.

              Affiliates of the underwriters will receive part of the proceeds of the offering by reason of the repayment of amounts outstanding under the Wachovia Revolving Facility and the JPM Revolving Facility. Because more than 10% of the net proceeds of the offering may be paid to members or affiliates of members of FINRA participating in the offering, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

              The principal business address of J.P. Morgan Securities Inc. is 383 Madison Avenue, New York, NY 10179. The principal business address of Citigroup Global Markets Inc. is 388 Greenwich Street, New York, NY 10013. The principal business address of UBS Securities LLC is 299 Park Avenue, New York, NY 10171. The principal business address of Wells Fargo Securities, LLC is 375 Park Avenue, New York, New York 10152. The principal business address of SunTrust Robinson Humphrey, Inc. is 303 Peachtree Street, Atlanta, GA 30308. The principal business address of BMO Capital Markets Corp. is 3 Times Square, New York, NY 10036. The principal business address of Stifel, Nicolaus & Company, Incorporated is 501 North Broadway, St. Louis, MO 63102.

 LEGAL MATTERS

              Certain legal matters regarding the securities offered by this prospectus supplement will be passed upon for Ares Capital Corporation by Proskauer Rose LLP, Los Angeles, California, Sutherland Asbill & Brennan LLP, Washington, D.C., and Venable LLP, Baltimore, Maryland. Proskauer Rose LLP has from time to time represented the underwriters, Ares Capital Corporation, Ares and Ares Capital Management on unrelated matters. Certain legal matters in connection with the offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(dollar amounts in thousands, except per share data)

	As of
	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Investments at fair value (amortized cost of $2,272,976 and $2,267,593, respectively)
Non-controlled/non-affiliate company investments	$1,504,277	$1,477,492
Non-controlled affiliate company investments	339,167	329,326
Controlled affiliate company investments	119,027	166,159

Total investments at fair value	1,962,471	1,972,977
Cash and cash equivalents	46,297	89,383
Receivable for open trades	442	3
Interest receivable	26,630	17,547
Other assets	11,215	11,423

Total assets	$2,047,055	$2,091,333

LIABILITIES
Debt	$879,255	$908,786
Management and incentive fees payable	48,287	32,989
Payable for open trades	16,744	—
Accounts payable and accrued expenses	11,726	10,006
Interest and facility fees payable	2,223	3,869
Dividend payable	98	40,804

Total liabilities	958,333	996,454
Commitments and contingencies (Note 6)
STOCKHOLDERS' EQUITY
Common stock, par value $.001 per share, 200,000,000 common shares authorized, 97,152,820 common shares issued and outstanding	97	97
Capital in excess of par value	1,395,958	1,395,958
Accumulated undistributed net investment income (loss)	3,151	(7,637)
Accumulated net realized gain (loss) on investments, foreign currency transactions and extinguishment of debt	(741)	(124)
Net unrealized loss on investments and foreign currency transactions	(309,743)	(293,415)

Total stockholders' equity	1,088,722	1,094,879

Total liabilities and stockholders' equity	$2,047,055	$2,091,333

NET ASSETS PER SHARE	$11.21	$11.27

See accompanying notes to consolidated financial statements.

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(dollar amounts in thousands, except per share data)

	For the three months ended		For the six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME:
From non-controlled/non-affiliate company investments:
Interest from investments	$45,307	$37,768	$89,138	$72,734
Capital structuring service fees	603	8,421	1,653	11,146
Interest from cash & cash equivalents	57	441	210	989
Dividend income	617	375	1,043	871
Other income	1,748	583	2,697	1,408

Total investment income from non-controlled/non-affiliate company investments	48,332	47,588	94,741	87,148
From non-controlled affiliate company investments:
Interest from investments	6,528	8,198	12,103	16,697
Capital structuring service fees	—	—	—	1,095
Dividend income	123	218	137	266
Management fees	1,192	188	1,317	188
Other income	78	190	168	431

Total investment income from non-controlled affiliate company investments	7,921	8,794	13,725	18,677
From controlled affiliate company investments:
Interest from investments	2,155	3,758	5,093	6,180
Capital structuring service fees	—	2,900	194	3,000
Management fees	695	409	1,286	606
Other income	8	15	88	60

Total investment income from controlled affiliate company investments	2,858	7,082	6,661	9,846

Total investment income	59,111	63,464	115,127	115,671

EXPENSES:
Interest and credit facility fees	6,301	7,155	12,882	17,078
Base management fees	7,496	7,679	14,994	14,766
Incentive management fees	7,987	9,015	15,537	15,508
Professional fees	2,308	1,653	3,705	2,871
Insurance	341	349	675	626
Administrative	1,092	365	2,096	900
Depreciation	165	102	338	204
Directors fees	134	66	236	140
Other	1,261	881	2,407	1,728

Total expenses	27,085	27,265	52,870	53,821
NET INVESTMENT INCOME BEFORE INCOME TAXES	32,026	36,199	62,257	61,850

Income tax expense (benefit), including excise tax	78	138	109	(184)

NET INVESTMENT INCOME	31,948	36,061	62,148	62,034

REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS:
Net realized gains (losses):
Non-controlled/non-affiliate company investments	(857)	10	(2,162)	217
Non-controlled affiliate company investments	—	1	(482)	1
Controlled affiliate company investments	—	—	—	—
Foreign currency transactions	116	6	68	(2)

Net realized gains (losses)	(741)	17	(2,576)	216
Net unrealized gains (losses):
Non-controlled/non-affiliate company investments	11,333	(9,990)	1,888	(28,594)
Non-controlled affiliate company investments	(9,929)	(13,116)	(11,272)	(23,858)
Controlled affiliate company investments	2,175	(9,700)	(6,926)	2,633
Foreign currency transactions	(33)	—	(18)	7

Net unrealized gains (losses)	3,546	(32,806)	(16,328)	(49,812)
Net realized and unrealized gains (losses) from investments and foreign currency transactions	2,805	(32,789)	(18,904)	(49,596)

REALIZED GAIN ON EXTINGUISHMENT OF DEBT	—	—	26,543	—

NET INCREASE IN STOCKHOLDERS' EQUITY RESULTING FROM OPERATIONS	$34,753	$3,272	$69,787	$12,438

BASIC AND DILUTED EARNINGS PER COMMON SHARE (see Note 4)	$0.36	$0.04	$0.72	$0.15

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING—BASIC AND DILUTED (see Note 4)	97,152,820	90,125,629	97,152,820	82,097,395

See accompanying notes to consolidated financial statements.

 ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED SCHEDULE OF INVESTMENTS
As of June 30, 2009 (unaudited)
(dollar amounts in thousands, except per unit data)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Healthcare—Services
American Renal Associates, Inc.	Dialysis provider	Senior secured loan ($1,082 par due 12/2010)	8.5% (Libor + 6.00%/Q)	12/14/2005	$1,082	$1,082	$1.00	(3)(15)
		Senior secured loan ($10,413 par due 12/2011)	8.5% (Libor + 6.00%/M)	12/14/2005	10,413	10,413	$1.00	(3)(15)
		Senior secured loan ($180 par due 12/2011)	8.5% (Libor + 6.00%/Q)	12/14/2005	180	180	$1.00	(3)(15)
Capella Healthcare, Inc.	Acute care hospital	Junior secured loan ($55,000 par due 2/2016)	13.00%	2/29/2008	55,000	52,250	$0.95
	operator	Junior secured loan ($30,000 par due 2/2016)	13.00%	2/29/2008	30,000	28,500	$0.95	(2)
CT Technologies Intermediate	Healthcare analysis services	Preferred stock (7,427 shares)		6/15/2007	7,427	7,055	$950.00	(4)
Holdings, Inc. and CT Technologies		Common stock (9,679 shares)		6/15/2007	4,000	5,382	$556.10	(5)
Holdings, LLC(6)		Common stock (1,546 shares)		6/15/2007	—	—	$—	(5)
DSI Renal, Inc.	Dialysis provider	Senior secured revolving loan ($122 par due 3/2013)	6.25% (Base Rate + 3.00%/D)	4/4/2006	122	97	$0.80
		Senior secured revolving loan ($3,520 par due 3/2013)	5.38% (Libor + 5.00%/M)	4/4/2006	3,520	2,816	$0.80
		Senior secured revolving loan ($1,120 par due 3/2013)	5.31% (Libor + 5.00%/M)	4/4/2006	1,120	896	$0.80
		Senior secured revolving loan ($1,152 par due 3/2013)	3.31% (Libor + 3.00%/M)	4/4/2006	1,152	922	$0.80
		Senior secured revolving loan ($1,600 par due 3/2013)	3.31% (Libor + 3.00%/M)	4/4/2006	1,600	1,280	$0.80
		Senior secured revolving loan ($36 par due 3/2013)	5.38% (Libor + 5.00%/M)	4/4/2006	36	28	$0.79
		Senior secured revolving loan ($11 par due 3/2013)	5.31% (Libor + 5.00%/M)	4/4/2006	11	9	$0.80
		Senior secured revolving loan ($12 par due 3/2013)	3.31% (Libor + 3.00%/M)	4/4/2006	12	9	$0.77
		Senior secured revolving loan ($16 par due 3/2013)	3.31% (Libor + 3.00%/M)	4/4/2006	16	13	$0.81
		Senior secured revolving loan ($20 par due 3/2013)	0.25%	4/4/2006	20	17	$0.84
		Senior subordinated note ($61,531 par due 4/2014)	16.00% PIK	4/4/2006	61,087	47,379	$0.77	(2)(4)
		Senior subordinated note ($13,207 par due 4/2014)	16.00% PIK	4/4/2006	13,183	10,170	$0.77	(3)(4)
		Senior secured revolving loan ($17,348 par due 4/2014)	1.60% (Libor + 1.00%/Q)	4/4/2006	12,145	13,855	$0.80	(15)
GG Merger Sub I, Inc.	Drug testing services	Senior secured loan ($11,330 par due 12/2014)	4.32% (Libor + 4.00%/M)	12/14/2007	10,839	9,631	$0.85
		Senior secured loan ($12,000 par due 12/2014)	4.32% (Libor + 4.00%/M)	12/14/2007	11,480	10,200	$0.85
HCP Acquisition Holdings, LLC(7)	Healthcare compliance advisory services	Class A units (8,566,824 units)		6/26/2008	8,567	6,125	$0.72	(5)
Heartland Dental Care, Inc.	Dental services	Senior subordinated note ($32,717 par due 8/2013)	11.00% Cash, 3.25% PIK	7/31/2008	32,717	32,717	$1.00	(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Magnacare Holdings, Inc., Magnacare Administrative Services, LLC, and Magnacare, LLC	Healthcare professional provider	Senior subordinated note ($4,623 par due 12/2012)	10.75% Cash, 2.00% PIK	2/9/2009	3,176	4,623	$1.00	(4)
MPBP Holdings, Inc., Cohr Holdings, Inc.	Healthcare equipment	Junior secured loan ($20,000 par due 1/2014)	6.57% (Libor + 6.25%/M)	1/31/2007	20,000	6,200	$0.31
and MPBP Acquisition Co., Inc.	services	Junior secured loan ($12,000 par due 1/2014)	6.57% (Libor + 6.25%/M)	1/31/2007	12,000	3,720	$0.31	(3)
		Common stock (50,000 shares)		1/31/2007	5,000	—	$—	(5)
MWD Acquisition Sub, Inc.	Dental services	Junior secured loan ($5,000 par due 5/2012)	6.57% (Libor + 6.25%/M)	5/3/2007	5,000	4,250	$0.85	(3)
OnCURE Medical Corp.	Radiation oncology care	Senior secured loan ($3,083 par due 8/2009)	3.88% (Libor + 3.50%/M)	8/18/2006	3,083	2,713	$0.88	(3)
	provider	Senior subordinated note ($32,393 par due 8/2013)	11.00% Cash, 1.50% PIK	8/18/2006	32,418	29,154	$0.90	(4)
		Common stock (857,143 shares)		8/18/2006	3,000	3,000	$3.50	(5)
Passport Health Communications, Inc.,	Healthcare technology	Senior secured loan ($12,790 par due 5/2014)	10.50% (Libor + 7.50%/S)	5/9/2008	12,790	12,534	$0.98	(15)
Passport Holding Corp. and Prism	provider	Senior secured loan ($11,806 par due 5/2014)	10.50% (Libor + 7.50%/S)	5/9/2008	11,806	11,570	$0.98	(3)(15)
Holding Corp.		Series A preferred stock (1,594,457 shares)		7/30/2008	9,900	9,900	$6.21	(5)
		Common stock (16,106 shares)		7/30/2008	100	100	$6.21	(5)
PG Mergersub, Inc.	Provider of patient surveys,	Senior subordinated loan ($4,000 par due 3/2016)	12.50%	3/12/2008	3,920	3,840	$0.96
	management reports and	Preferred stock (333 shares)		3/12/2008	333	334	$1,003.00	(5)
	national databases for the integrated healthcare delivery system	Common stock (16,667 shares)		3/12/2008	167	167	$10.00	(5)
The Schumacher Group of Delaware, Inc.	Outsourced physician	Junior secured loan ($30,800 par due 7/2012)	11.125% Cash, 2.50% PIK	7/18/2008	30,800	30,800	$1.00	(4)
	service provider	Junior secured loan ($5,210 par due 7/2012)	11.125% Cash, 2.50% PIK	7/18/2008	5,210	5,210	$1.00	(4)
Triad Laboratory Alliance, LLC	Laboratory services	Senior secured loan ($4,461 par due 12/2011)	8.50% (Libor + 5.50%/Q)	12/21/2005	4,278	4,461	$1.00	(3)(15)
		Senior subordinated note ($15,466 par due 12/2012)	12.00% Cash, 1.75% PIK	12/21/2005	15,466	15,002	$0.97	(4)
VOTC Acquisition Corp.	Radiation oncology care	Senior secured loan ($17,241 par due 7/2012)	11.00% Cash, 2.00% PIK	6/30/2008	17,241	17,241	$1.00	(4)
	provider	Series E preferred shares (3,888,222 shares)		7/14/2008	8,749	3,800	$0.98	(5)

					470,166	409,645			37.63%

Education
Campus Management Corp. and Campus	Education software	Senior secured loan ($3,243 par due 8/2013)	12.07 Cash, 3.00% PIK	2/8/2008	3,243	3,243	$1.00	(16)(4)
Management Acquisition Corp.(6)	developer	Senior secured loan ($30,277 par due 8/2013)	12.07 Cash, 3.00% PIK	2/8/2008	30,277	30,277	$1.00	(2)(16)(4)
		Senior secured loan ($8,960 par due 8/2013)	10.00 Cash, 3.00% PIK	2/8/2008	8,960	8,960	$1.00	(16)(4)
		Preferred stock (493,147 shares)	8.00% PIK	2/8/2008	8,952	12,000	$24.33	(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
ELC Acquisition Corporation	Developer, manufacturer	Senior secured loan ($176 par due 11/2012)	3.56% (Libor + 3.25%/M)	11/30/2006	176	155	$0.88	(3)
	and retailer of educational products	Junior secured loan ($8,333 par due 11/2013)	7.31% (Libor + 7.00%/M)	11/30/2006	8,333	7,333	$0.88	(3)
Instituto de Banca y Comercio, Inc.	Private school operator	Senior secured loan ($11,760 par due 3/2014)	8.50% (Libor + 6.00%/Q)	3/15/2007	11,760	11,760	$1.00	(3)(15)
Leeds IV Advisors, Inc.(8)		Senior subordinated loan ($40,411 par due 6/2014)	13.00% Cash, 3.00% PIK	6/4/2008	40,411	40,411	$1.00	(4)
		Preferred stock (165,811 shares)		6/4/2008	788	2,146	$12.94	(5)
		Common stock (214,286 shares)		6/4/2008	54	214	$1.00	(5)
		Preferred stock (140,577 shares)		3/31/2009	668	1,820	$12.94	(5)
		Common stock (140,577 shares)		3/31/2009	35	1,820	$12.94	(5)
Lakeland Finance, LLC	Private school operator	Senior secured note ($30,000 par due 12/2012)	11.50%	12/13/2005	30,000	29,100	$0.97
		Senior secured note ($3,000 par due 12/2012)	11.50%	12/13/2005	3,000	2,910	$0.97	(2)
R3 Education, Inc. (formerly known as Equinox EIC	Medical school operator	Senior secured revolving loan ($1,500 par due 12/2012)	8.25% (Base Rate + 5.00%/D)	4/3/2007	1,500	1,470	$0.98
Partners, LLC and MUA Management Company)(6)(8)		Senior secured revolving loan ($2,000 par due 12/2012)	8.25% (Base Rate + 5.00%/D)	4/3/2007	2,000	1,960	$0.98
		Senior secured loan ($1,799 par due 12/2012)	6.31% (Libor + 6.00%/M)	4/3/2007	1,799	1,763	$0.98	(2)
		Senior secured loan ($14,113 par due 12/2012)	6.31% (Libor + 6.00%/M)	9/21/2007	14,113	13,830	$0.98	(2)
		Senior secured loan ($7,300 par due 12/2012)	6.31% (Libor + 6.00%/M)	4/3/2007	7,300	7,154	$0.98	(3)
		Common membership interest (26.27% interest)		9/21/2007	15,800	20,777		(5)
		Preferred Stock (8,000 shares)			2,000	2,000	$250.00	(5)
		Preferred stock (800 shares)			200	200	$250.00	(5)

					191,369	201,303			18.49%

Restaurants and Food Services
ADF Capital, Inc. & ADF Restaurant Group, LLC	Restaurant owner and operator	Senior secured revolving loan ($608 par due 11/2013)	5.75% (Base Rate + 2.50%/D)	11/27/2006	608	608	$1.00	(15)
		Senior secured revolving loan ($2,008 par due 11/2013)	4.69% (Libor + 3.00% Cash, 0.50% PIK/Q)	11/27/2006	2,008	2,008	$1.00	(4)(15)
		Senior secured loan ($23,586 par due 11/2012)	9.69% (Libor + 7.50% Cash, 1.00% PIK/Q)	11/27/2006	23,592	23,586	$1.00	(4)(15)
		Senior secured loan ($11,055 par due 11/2012)	9.69% (Libor + 7.50% Cash, 1.00% PIK/Q)	11/27/2006	11,050	11,055	$1.00	(2)(4)(15)
		Promissory note ($12,079 par due 11/2016)	10.00% PIK	6/1/2006	12,067	12,079	$1.00	(4)(15)
		Warrants to purchase 0.61 shares		6/1/2006	—	—	$—	(5)
Encanto Restaurants, Inc.(8)	Restaurant owner and	Junior secured loan ($21,368 par due 8/2013)	7.50% Cash, 3.50% PIK	8/16/2006	21,368	20,299	$0.95	(2)(4)
	operator	Junior secured loan ($4,070 par due 8/2013)	7.50% Cash, 3.50% PIK	8/16/2006	4,070	3,867	$0.95	(3)(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
OTG Management, Inc.	Airport restaurant	Junior secured loan ($15,623 par due 6/2013)	14.00% (Libor + 7.00% Cash, 4.00% PIK/M)	6/19/2008	15,623	14,529	$0.93	(4)(15)
	operator	Warrants to purchase up to 88,991 shares of common stock			—	—	$—	(5)
		Warrants to purchase up to 9 shares of common stock			—	—	$—	(5)
Vistar Corporation and Wellspring	Food service distributor	Senior subordinated loan ($43,625 par due 5/2015)	13.50%	5/23/2008	43,625	41,008	$0.94
Distribution Corp.		Senior subordinated loan ($30,000 par due 5/2015)	13.50%	5/23/2008	30,000	28,200	$0.94	(2)
		Class A non-voting common stock (1,366,120 shares)		5/23/2008	7,500	3,490	$2.55	(5)

					171,511	160,729			14.76%

Beverage, Food and Tobacco
3091779 Nova Scotia Inc.(8)	Baked goods manufacturer	Junior secured loan (Cdn $14,117 par due 11/2012)	11.50% Cash, 1.50% PIK	11/2/2007	14,992	11,592	$0.82	(4)(12)
		Warrants to purchase 57,545 shares			—	—		(5)
Apple & Eve, LLC and US Juice	Juice manufacturer	Senior secured loan ($29,284 par due 10/2013)	14.50% (Libor + 11.50%/M)	10/5/2007	29,284	28,113	$0.96	(15)
Partners, LLC(6)		Senior secured loan ($11,904 par due 10/2013)	14.50% (Libor + 11.50%/M)	10/5/2007	11,904	11,427	$0.96	(15)
		Senior units (50,000 units)			5,000	2,500	$50.00
Best Brands Corporation	Baked goods manufacturer	Senior secured loan ($13,110 par due 12/2012)	7.57% (Libor + 5.00% Cash, 2.25% PIK/M)	2/15/2008	11,151	13,110	$1.00	(4)
		Junior secured loan ($8,441 par due 6/2013)	10.00% Cash, 8.00% PIK	12/14/2006	8,441	8,441	$1.00	(4)
		Junior secured loan ($23,753 par due 6/2013)	10.00% Cash, 8.00% PIK	12/14/2006	23,753	23,753	$1.00	(2)(4)
		Junior secured loan ($11,500 par due 6/2013)	10.00% Cash, 8.00% PIK	12/14/2006	11,500	11,500	$1.00	(3)(4)
Bumble Bee Foods, LLC and	Canned seafood manufacturer	Senior subordinated loan ($30,425 par due 11/2018)	16.25% (12.00% Cash, 4.25% Optional PIK)	11/18/2008	30,425	30,425	$1.00	(4)
BB Co-Invest LP		Common stock (4,000 shares)		11/18/2008	4,000	4,000	$1,000.00	(5)
Charter Baking Company, Inc.	Baked goods manufacturer	Senior subordinated note ($5,543 par due 2/2013)	12.00% PIK	2/6/2008	5,543	5,543	$1.00	(2)(4)
		Preferred stock (6,258 shares)		9/1/2006	2,500	1,725	$275.65	(5)

					158,493	152,129			13.97%

Services—Other
American Residential Services, LLC	Plumbing, heating and air-conditioning services	Junior secured loan ($20,403 par due 4/2015)	10.00% Cash, 2.00% PIK	4/17/2007	20,403	19,179	$0.94	(2)(4)
Diversified Collection Services, Inc.	Collections services	Senior secured loan ($11,175 par due 8/2011)	9.00% (Base Rate + 5.75%/D)	2/2/2005	9,415	11,175	$1.00
		Senior secured loan ($3,978 par due 8/2011)	9.00% (Base Rate + 5.75%/D)	2/2/2005	4,079	3,978	$1.00	(3)
		Senior secured loan ($1,931 par due 2/2011)	13.75% (Libor + 11.00%/S)	2/2/2005	1,931	1,931	$1.00	(15)
		Senior secured loan ($7,492 par due 8/2011)	13.75% (Libor + 11.00%/S)	2/2/2005	7,492	7,492	$1.00	(15)
		Preferred stock (14,927 shares)		5/18/2006	169	237	$15.88	(5)
		Common stock (114,004 shares)		2/2/2005	295	286	$2.51	(5)
GCA Services Group, Inc.	Custodial services	Senior secured loan ($20,865 par due 12/2011)	12.00%	12/15/2006	20,865	20,865	$1.00	(2)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit			Percentage of Net Assets
		Senior secured loan ($5,000 par due 12/2011)	12.00%	12/15/2006	5,000	5,000		$1.00
		Senior secured loan ($10,346 par due 12/2011)	12.00%	12/15/2006	10,346	10,346		$1.00	(3)
Growing Family, Inc. and GFH Holdings, LLC	Photography services	Senior secured revolving loan ($1,513 par due 8/2011)	8.42% (Libor + 3.00% Cash, 4.00% PIK/Q)	3/16/2007	1,513	454		$0.30	(4)(14)
		Senior secured loan ($11,188 par due 8/2011)	13.84% (Libor + 3.50% Cash, 6.00% PIK/Q)	3/16/2007	11,188	3,356		$0.30	(4)(14)
		Senior secured loan ($372 par due 8/2011)	11.25% (Base Rate + 8.00%/D)	3/16/2007	372	111		$0.30	(4)(14)
		Senior secured loan ($3,575 par due 8/2011)	16.34% (Libor + 6.00% Cash, 6.00% PIK/Q)	3/16/2007	3,575	1,073		$0.30	(4)(14)
		Senior secured loan ($147 par due 8/2011)	18.00% (Libor + 6.00% Cash, 6.00% PIK/Q)	3/16/2007	147	44		$0.30	(4)(14)
		Common stock (552,430 shares)		3/16/2007	872	—		—	(5)
NPA Acquisition, LLC	Powersport vehicle auction	Junior secured loan ($12,000 par due 2/2013)	7.07% (Libor + 6.75%/M)	8/23/2006	12,000	12,000		$1.00	(3)
	operator	Common units (1,709 shares)		8/23/2006	1,000	2,300		$1,345.82	(5)
Web Services Company, LLC	Laundry service and	Senior subordinated loan ($17,988 par due 8/2016)	11.50% Cash, 2.50% PIK	8/29/2008	17,988	17,089		$0.95	(4)
	equipment provider	Senior secured loan ($5,000 par due 8/2014)	7.00% (Base Rate + 3.75%/D)	6/15/2009	4,600	4,600		$0.92	(4)
		Senior subordinated loan ($25,477 par due 8/2016)	11.50% Cash, 2.50% PIK	8/29/2008	25,477	24,203		$0.95	(2)(4)

					158,727	145,719				13.38%

Financial
Carador PLC(6)(8)(9)	Investment company	Ordinary shares (7,110,525 shares)		12/15/2006	9,033	1,600		$0.38	(5)
CIC Flex, LP(9)	Investment partnership	Limited partnership units (0.69 unit)		9/7/2007	34	34		$49,644.93	(5)
Covestia Capital Partners, LP(9)	Investment partnership	Limited partnership interest (47% interest)		6/17/2008	1,059	1,059			(5)
Firstlight Financial Corporation(6)(9)	Investment company	Senior subordinated loan ($72,710 par due 12/2016)	5.00% PIK	12/31/2006	72,710	54,533		$0.75	(4)
		Common stock (10,000 shares)		12/31/2006	10,000	—		$—	(5)
		Common stock (30,000 shares)		12/31/2006	30,000	—		$—	(5)
Ivy Hill Asset Management, LP(7)		Member interest (100% interest)		6/15/2009	3,816	11,816	$
Ivy Hill Middle Market Credit Fund, Ltd.(7)(8)(9)	Investment company	Class B deferrable interest notes ($40,000 par due 11/2018)	6.72% (Libor + 6.00%/Q)	11/20/2007	40,000	36,000		$0.90
		Subordinated notes ($15,812 par due 11/2018)		11/20/2007	15,812	14,231		$0.90	(5)
Imperial Capital Group, LLC and	Investment banking services	Limited partnership interest (80% interest)		5/10/2007	1,090	1,090			(5)
Imperial Capital		Common units (7,710 units)		5/10/2007	14,997	14,997		$1,945.14	(5)
Private Opportunities,		Common units (2,526 units)		5/10/2007	3	3		$1.00	(5)
LP(6)(9)		Common units (315 units)		5/10/2007	—	—		$—	(5)
Partnership Capital Growth Fund I, LP(9)	Investment partnership	Limited partnership interest (25% interest)		6/16/2006	2,711	2,711			(5)
Trivergance Capital Partners, LP(9)	Investment partnership	Limited partnership interest (100% interest)		6/5/2008	1,372	1,372			(5)
VSC Investors LLC(9)	Investment company	Membership interest (4.63% interest)		1/24/2008	281	281			(5)

					202,918	139,727				12.83%

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Business Services
Booz Allen Hamilton, Inc.	Strategy and technology	Senior secured loan ($744 par due 7/2015)	7.50% (Libor + 4.50%/S)	7/31/2008	728	737	$0.99	(3)(15)
	consulting services	Senior subordinated loan ($22,400 par due 7/2016)	11.00% Cash, 2.00% PIK	7/31/2008	22,176	21,952	$0.98	(2)(4)
		Senior subordinated loan ($250 par due 7/2016)	11.00% Cash, 2.00% PIK	7/31/2008	219	245	$0.98	(2)(4)
Investor Group Services, LLC(6)	Financial services	Limited liability company membership interest (10.00% interest)		6/22/2006	—	500		(5)
Pillar Holdings LLC and PHL Holding Co.(6)	Mortgage services	Senior secured revolving loan ($375 par due 11/2013)	5.95% (Libor + 5.50%/B)	11/20/2007	375	375	$1.00
		Senior secured revolving loan ($938 par due 11/2013)	5.95% (Libor + 5.50%/B)	11/20/2007	938	938	$1.00
		Senior secured loan ($1,875 par due 5/2014)	14.50%	7/31/2008	1,875	1,875	$1.00
		Senior secured loan ($5,500 par due 5/2014)	14.50%	7/31/2008	5,500	5,500	$1.00
		Senior secured loan ($17,052 par due 11/2013)	5.95% (Libor + 5.50%/B)	11/20/2007	17,052	17,052	$1.00	(2)
		Senior secured loan ($10,638 par due 11/2013)	5.95% (Libor + 5.50%/B)	11/20/2007	10,638	10,638	$1.00	(3)
		Common stock (84.78 shares)		11/20/2007	3,768	6,212	$62,127.93	(5)
Primis Marketing Group, Inc.	Database marketing	Senior subordinated note ($10,222 par due 2/2013)	11.00% Cash, 2.50% PIK	8/24/2006	10,222	1,022	$0.10	(4)(14)
and Primis Holdings, LLC(6)	services	Preferred units (4,000 units)		8/24/2006	3,600	—	$—	(5)
		Common units (4,000,000 units)		8/24/2006	400	—	$—	(5)
Prommis Solutions, LLC,	Bankruptcy and foreclosure	Senior subordinated note ($26,012 par due 2/2014)	11.50% Cash, 2.00% PIK	2/8/2007	26,012	24,972	$0.96	(4)
E-Default Services, LLC,	processing services	Senior subordinated note ($26,098 par due 2/2014)	11.50% Cash, 2.00% PIK	2/8/2007	26,098	25,054	$0.96	(2)(4)
Statewide Tax and Title Services, LLC & Statewide Publishing Services, LLC (formerly known as MR Processing Holding Corp.)		Preferred stock (30,000 shares)		4/11/2006	3,000	5,636	$187.87	(5)
R2 Acquisition Corp.	Marketing services	Common stock (250,000 shares)		5/29/2007	250	250	$1.00	(5)
Summit Business Media, LLC	Business media consulting services	Junior secured loan ($10,000 par due 11/2013)	9.00% (Base Rate + 5.75%/D)	8/3/2007	10,000	2,000	$0.20	(3)(14)
VSS-Tranzact Holdings, LLC(6)	Management consulting services	Common membership interest (8.51% interest)		10/26/2007	10,000	6,000		(5)

					152,851	130,958			12.03%

Retail
Apogee Retail, LLC	For-profit thrift retailer	Senior secured revolving loan ($1,951 par due 3/2012)	5.56% (Libor + 5.25%/M)	3/27/2007	1,951	1,912	$0.98
		Senior secured loan ($11,181 par due 11/2012)	12.00% Cash, 4.00% PIK	5/28/2008	11,181	11,181	$1.00	(4)
		Senior secured loan ($2,984 par due 3/2012)	6.21% (Libor + 5.25%/Q)	3/27/2007	2,984	2,686	$0.90
		Senior secured loan ($1,868 par due 3/2012)	6.21% (Libor + 5.25%/Q)	3/27/2007	1,868	1,681	$0.90

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Senior secured loan ($26,807 par due 3/2012)	5.56% (Libor + 5.25%/M)	3/27/2007	26,807	24,126	$0.90	(2)
		Senior secured loan ($11,730 par due 3/2012)	5.56% (Libor + 5.25%/M)	3/27/2007	11,730	10,557	$0.90	(3)
Dufry AG(8)	Retail newstand operator	Common stock (39,056 shares)		3/28/2008	3,000	1,501	$0.25	(5)
Savers, Inc. and SAI Acquisition	For-profit thrift retailer	Senior subordinated note ($6,044 par due 8/2014)	10.00% Cash, 2.00% PIK	8/8/2006	6,044	5,802	$0.96	(4)
Corporation		Senior subordinated note ($22,236 par due 8/2014)	10.00% Cash, 2.00% PIK	8/8/2006	22,236	21,347	$0.96	(2)(4)
		Common stock (1,170,182 shares)		8/8/2006	4,500	5,840	$4.99	(5)
Things Remembered, Inc.	Personalized gifts retailer	Senior secured loan ($4,506 par due 9/2012)	6.5%, 1.00% PIK Option	9/28/2006	4,506	3,154	$0.70	(3)
and TRM Holdings Corporation		Senior secured loan ($28,402 par due 9/2012)	6.5%, 1.00% PIK Option	9/28/2006	28,402	19,882	$0.70	(2)
		Senior secured loan ($7,303 par due 9/2012)	6.5%, 1.00% PIK Option	9/28/2006	7,303	5,112	$0.70	(3)
		Prefered stock (800 shares)		9/28/2006	200	—	$—	(5)
		Common stock (80 shares)		9/28/2006	1,800	—	$—	(5)
		Warrants to purchase 858 shares of common shares		3/19/2009	—	—	$—	(5)
		Warrants to purchase 73 shares of Preferred shares		3/19/2009	—	—	$—	(5)

					134,512	114,781			10.54%

Manufacturing
Arrow Group Industries, Inc.	Residential and outdoor shed manufacturer	Senior secured loan ($5,616 par due 4/2010)	5.60% (Libor + 5.00%/Q)	3/28/2005	5,663	5,223	$0.93	(3)
Emerald Performance Materials, LLC	Polymers and performance	Senior secured loan ($9,018 par due 5/2011)	8.25% (Libor + 4.25%/A)	5/16/2006	9,018	8,477	$0.94	(3)(15)
	materials manufacturer	Senior secured loan ($313 par due 5/2011)	8.25% (Libor + 4.25%/M)	5/16/2006	313	294	$0.94	(3)(15)
		Senior secured loan ($536 par due 5/2011)	8.25% (Libor + 4.25%/A)	5/16/2006	536	504	$0.94	(3)(15)
		Senior secured loan ($1,523 par due 5/2011)	10.00% (Libor + 6.00%/A)	5/16/2006	1,523	1,431	$0.94	(3)(15)
		Senior secured loan ($81 par due 5/2011)	10.00% (Libor + 6.00%/A)	5/16/2006	81	76	$0.93	(3)(15)
		Senior secured loan ($4,618 par due 5/2011)	10.00% Cash, 3.00% PIK	5/16/2006	4,618	4,433	$0.96	(2)(4)
		Senior secured loan ($245 par due 5/2011)	10.00% Cash, 3.00% PIK	5/16/2006	245	235	$0.96	(2)(4)
Qualitor, Inc.	Automotive aftermarket	Senior secured loan ($1,747 par due 12/2011)	7.25% (Base Rate + 4.00%/Q)	12/29/2004	1,747	1,660	$0.95	(3)
	components supplier	Junior secured loan ($5,000 par due 6/2012)	10.25% (Base Rate + 7.00%/D)	12/29/2004	5,000	4,750	$0.95	(3)
Reflexite Corporation(7)	Developer and manufacturer of	Senior subordinated loan ($16,343 par due 2/2015)	15.00% Cash, 3.00% PIK	2/28/2008	16,343	16,343	$1.00	(4)
	high-visibility reflective products	Common stock (1,821,860 shares)		3/28/2006	27,435	24,898	$13.67	(5)
Saw Mill PCG Partners LLC	Precision components manufacturer	Common units (1,000 units)		2/2/2007	1,000	—	$—	(5)
UL Holding Co., LLC	Petroleum product	Senior secured loan ($10,973 par, due 12/2012)	9.80% (Libor + 8.88%/Q)	2/13/2009	10,973	10,753	$0.98	(5)
	manufacturer	Senior secured loan ($2,993 par, due 12/2012)	14.00%	2/13/2009	2,993	2,933	$0.98	(5)
		Senior secured loan ($998 par, due 12/2012)	14.00%	2/13/2009	998	978	$0.98	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Senior secured loan ($2,985 par, due 12/2012)	14.00%	2/13/2009	2,985	2,925	$0.98	(5)
		Senior secured loan ($3,000 par, due 12/2012)	9.89% (Libor + 8.88%/Q)	2/13/2009	3,000	2,940	$0.98	(5)
		Common units (50,000 units)		4/25/2008	500	500	$10.00	(5)
		Common units (50,000 units)		4/25/2008	—	—	$—	(5)
Universal Trailer Corporation(6)	Livestock and specialty trailer manufacturer	Common stock (74,920 shares)		10/8/2004	7,930	—	$—	(5)

					102,901	89,353			8.21%

Environmental Services
AWTP, LLC	Water treatment services	Junior secured loan ($4,755 par due 12/2012)	11.5% (Base Rate + 8.25%/D)	12/23/2005	4,755	2,853	$0.60	(4)(14)
		Junior secured loan ($2,086 par due 12/2012)	11.5% (Base Rate + 8.25%/D)	12/23/2005	2,086	1,252	$0.60	(3)(4)(14)
		Junior secured loan ($4,755 par due 12/2012)	13.48% (Libor + 9.50%/A)	12/23/2005	4,755	2,853	$0.60	(4)(14)
		Junior secured loan ($2,086 par due 12/2012)	13.48% (Libor + 9.50%/A)	12/23/2005	2,086	1,252	$0.60	(3)(4)(14)
Mactec, Inc.	Engineering and environmental	Class B-4 stock (16 shares)		11/3/2004	—	—	$—	(5)
	services	Class C stock (5,556 shares)		11/3/2004	—	150	$27.00	(5)
Sigma International Group, Inc.	Water treatment parts	Junior secured loan ($1,833 par due 10/2013)	15.00% (Libor + 7.00%/M)	10/11/2007	1,833	1,375	$0.75	(2)(15)
	manufacturer	Junior secured loan ($4,000 par due 10/2013)	15.00% (Libor + 7.00%/M)	10/11/2007	4,000	3,000	$0.75	(3)(15)
		Junior secured loan ($2,750 par due 10/2013)	15.00% (Libor + 7.00%/Q)	11/1/2007	2,750	2,063	$0.75	(2)(15)
		Junior secured loan ($6,000 par due 10/2013)	15.00% (Libor + 7.00%/Q)	11/1/2007	6,000	4,500	$0.75	(3)(15)
		Junior secured loan ($917 par due 10/2013)	15.00% (Libor + 7.00%/B)	11/6/2007	917	688	$0.75	(2)(15)
		Junior secured loan ($2,000 par due 10/2013)	15.00% (Libor + 7.00%/B)	11/6/2007	2,000	1,500	$0.75	(3)(15)
Waste Pro USA, Inc.	Waste management	Senior subordinated loan ($23,000 par due 11/2013)	13.75%	11/9/2006	23,000	23,000	$1.00	(2)
	services	Preferred stock (15,000 shares)	14.00% PIK	11/9/2006	15,000	15,000	$1,000.00	(4)
		Warrants to purchase 682,671 shares		11/9/2006	—	10,000	$14.65	(5)
Wastequip, Inc.(6)	Waste management	Senior subordinated loan ($12,991 par due 2/2015)	10.00% Cash, 2.00% PIK	2/5/2007	12,991	5,196	$0.40	(4)
	equipment manufacturer	Common stock (13,889 shares)		2/2/2007	1,389	—	$—	(5)

					83,562	74,682			6.86%

Printing, Publishing and Media
Canon Communications LLC	Print publications services	Junior secured loan ($11,847 par due 11/2011)	13.75% (Base Rate + 8.75% Cash, 2.00% PIK/Q)	5/25/2005	11,847	11,136	$0.94	(2)(15)
		Junior secured loan ($12,073 par due 11/2011)	13.75% (Base Rate + 8.75% Cash, 2.00% PIK/Q)	5/25/2005	12,073	11,349	$0.94	(3)(15)
Courtside Acquisition Corp.	Community newspaper publisher	Senior subordinated loan ($34,295 par due 6/2014)	17.00% PIK	6/29/2007	34,295	—	$—	(4)(14)
LVCG Holdings LLC(7)	Commercial printer	Membership interests (56.53% interest)		10/12/2007	6,600	3,960	—	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
National Print Group, Inc.	Printing management	Senior secured revolving loan ($343 par due 3/2012)	8.25% (Base Rate + 5.00%/D)	3/2/2006	343	165	$0.48	(15)
	services	Senior secured revolving loan ($1,826 par due 3/2012)	9.00% (Base Rate + 5.00%/D)	3/2/2006	1,826	877	$0.48	(15)
		Senior secured loan ($6,942 par due 3/2012)	16.00% (Base Rate + 6.00 Cash, 7.00% PIK/S)	3/2/2006	6,942	3,332	$0.48	(3)(15)(4)
		Senior secured loan ($1,405 par due 3/2012)	16.00% (Base Rate + 6.00 Cash, 6.00% PIK/D)	3/2/2006	1,405	674	$0.48	(3)(15)(4)
		Preferred stock (9,344 shares)		3/2/2006	2,000	—	$—	(5)
The Teaching Company, LLC and	Education publications	Senior secured loan ($18,000 par due 9/2012)	10.50%	9/29/2006	18,000	17,640	$0.98	(2)(11)
The Teaching Company	provider	Senior secured loan ($10,000 par due 9/2012)	10.50%	9/29/2006	10,000	9,800	$0.98	(3)(11)
Holdings, Inc.(11)		Preferred stock (29,969 shares)	8.00%	9/29/2006	2,997	2,997	$100.00	(5)
		Common stock (15,393 shares)		9/29/2006	3	3	$0.19	(5)

					108,331	61,933			5.69%

Aerospace & Defense
AP Global Holdings, Inc.	Safety and security equipment manufacturer	Senior secured loan ($7,813 par due 10/2013)	4.81% (Libor + 4.50%/M)	11/8/2007	7,671	7,032	$0.90	(3)
ILC Industries, Inc.	Industrial products provider	Junior secured loan ($12,000 par due 8/2012)	11.50%	6/27/2006	12,000	12,000	$1.00	(3)
Thermal Solutions LLC and TSI Group, Inc.	Thermal management	Senior secured loan ($681 par due 3/2011)	4.10% (Libor + 3.50%/Q)	3/28/2005	681	654	$0.96	(3)
	and electronics packaging	Senior secured loan ($2,748 par due 3/2012)	4.60% (Libor + 4.00%/Q)	3/28/2005	2,748	2,501	$0.91	(3)
	manufacturer	Senior subordinated notes ($2,106 par due 9/2012)	11.50% Cash, 2.75% PIK	3/28/2005	2,095	2,043	$0.97	(4)
		Senior subordinated notes ($3,325 par due 9/2012)	11.50% Cash, 2.75% PIK	3/28/2005	3,308	3,225	$0.97	(2)(4)
		Senior subordinated notes ($2,679 par due 3/2013)	11.50% Cash, 2.50% PIK	3/21/2006	2,679	2,599	$0.97	(2)(4)
		Preferred stock (71,552 shares)		3/28/2005	716	716	$10.01	(5)
		Common stock (1,460,246 shares)		3/28/2005	15	15	$0.01	(5)
Wyle Laboratories, Inc. and Wyle	Provider of specialized	Junior secured loan ($16,000 par due 7/2014)	15.00%	1/17/2008	16,000	16,000	$1.00
Holdings, Inc.	engineering, scientific and	Junior secured loan ($12,000 par due 7/2014)	15.00%	1/17/2008	12,000	12,000	$1.00	(3)
	technical services	Preferred stock (15,430 shares)		1/17/2008	1,912	1,530	$67.18	(5)
		Common stock (151,439 shares)		1/17/2008	188	150	$0.99	(5)

					62,013	60,465			5.55%

Consumer Products—Non-Durable
Innovative Brands, LLC	Consumer products and	Senior secured loan ($9,276 par due 9/2011)	14.50%	10/12/2006	9,276	9,276	$1.00
	personal care manufacturer	Senior secured loan ($8,563 par due 9/2011)	14.50%	10/12/2006	8,563	8,563	$1.00	(3)
Making Memories Wholesale, Inc.(6)	Scrapbooking branded	Senior secured loan ($21,509 par due 3/2011)	8.25% (Base Rate + 5.00%/D)	5/5/2005	11,953	11,830	$0.55	(14)
	products manufacturer	Senior subordinated loan ($16,250 par due 5/2012)	10.50% Cash, 4.00% PIK	5/5/2005	10,465	—	$—	(4)(14)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Preferred stock (4,259 shares)		5/5/2005	3,759	—	$—	(5)
Shoes for Crews, LLC	Safety footwear and slip-related mat manufacturer	Senior secured loan ($437 par due 7/2010)	4.10% (Libor + 3.50%/Q)	10/8/2004	440	437	$1.00	(3)
The Thymes, LLC(7)	Cosmetic products	Preferred stock (6,283 shares)	8.00% PIK	6/21/2007	6,283	5,653	$899.73	(4)
	manufacturer	Common stock (5,400 shares)		6/21/2007	—	—	$—	(5)
Wear Me Apparel, LLC(6)	Clothing manufacturer	Senior subordinated notes ($27,441 par due 4/2013)	17.50% PIK	4/2/2007	24,110	13,268	$0.48	(4)(14)
		Common stock (10,000 shares)		4/2/2007	10,000	—	$—	(5)

					84,849	49,027			4.50%

Telecommunications
American Broadband Communications, LLC	Broadband communication	Senior subordinated loan ($33,332 par due 11/2014)	18.00% (10.00% Cash, 8.00% PIK)	2/8/2008	33,332	33,332	$1.00	(4)
and American Broadband Holding	services	Senior subordinated loan ($8,411 par due 11/2014)	18.00% (10.00% Cash, 8.00% PIK)	11/7/2007	8,411	8,411	$1.00	(4)
Company		Warrants to purchase 170 shares		11/7/2007	—	—	$—	(5)

					41,743	41,743			3.83%

Cargo Transport
The Kenan Advantage Group, Inc.	Fuel transportation	Senior subordinated notes ($25,451 par due 12/2013)	9.50% Cash, 3.50% PIK	12/15/2005	25,451	24,433	$0.96	(2)(4)
	provider	Senior secured loan ($2,413 par due 12/2011)	3.06% (Libor + 2.75%/M)	12/15/2005	2,413	2,244	$0.93	(3)
		Preferred stock (10,984 shares)		12/15/2005	1,098	1,459	$132.83	(4)(5)
		Common stock (30,575 shares)		12/15/2005	31	41	$1.34	(5)

					28,993	28,177			2.59%

Containers-Packaging
Industrial Container Services, LLC(6)	Industrial container manufacturer,	Senior secured revolving loan ($1,033 par due 9/2011)	4.32% (Libor + 4.00%/M)	6/21/2006	1,033	981	$0.95
	reconditioner and servicer	Senior secured revolving loan ($578 par due 9/2011)	5.75% (Base Rate + 2.50%/D)	6/21/2006	578	549	$0.95
		Senior secured loan ($455 par due 9/2011)	4.31% (Libor + 4.00%/M)	6/21/2006	455	432	$0.95	(2)
		Senior secured loan ($6,972 par due 9/2011)	4.31% (Libor + 4.00%/M)	6/21/2006	6,972	6,623	$0.95	(3)
		Senior secured loan ($79 par due 9/2011)	4.32% (Libor + 4.00%/M)	6/21/2006	79	75	$0.95	(2)
		Senior secured loan ($1,214 par due 9/2011)	4.32% (Libor + 4.00%/M)	6/21/2006	1,214	1,154	$0.95	(3)
		Senior secured loan ($244 par due 9/2011)	4.32% (Libor + 4.00%/M)	6/21/2006	244	232	$0.95	(2)
		Senior secured loan ($3,738 par due 9/2011)	4.32% (Libor + 4.00%/M)	6/21/2006	3,738	3,551	$0.95	(3)
		Senior secured loan ($98 par due 9/2011)	4.32% (Libor + 4.00%/M)	6/21/2006	98	93	$0.95	(2)
		Senior secured loan ($1,495 par due 9/2011)	4.32% (Libor + 4.00%/M)	6/21/2006	1,495	1,420	$0.95	(3)
		Common stock (1,800,000 shares)		9/29/2005	1,800	9,100	$5.06	(5)

					17,706	24,210			2.22%

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Computers and Electronics
RedPrairie Corporation	Software manufacturer	Junior secured loan ($3,300 par due 1/2013)	7.51% (Libor + 6.50%/Q)	7/13/2006	3,300	3,069	$0.93	(2)
		Junior secured loan ($12,000 par due 1/2013)	7.51% (Libor + 6.50%/Q)	7/13/2006	12,000	11,160	$0.93	(3)
TZ Merger Sub, Inc.	Computers and Electronics	Senior secured loan ($4,842 par due 07/2015)	7.50% (Libor + 4.50%/Q)	6/15/2009	4,735	4,746	$0.98	(2)(15)
X-rite, Incorporated	Artwork software	Junior secured loan ($3,097 par due 7/2013)	13.63% (Libor + 10.38%/Q)	7/6/2006	3,097	3,097	$1.00	(15)
	manufacturer	Junior secured loan ($7,743 par due 7/2013)	13.63% (Libor + 10.38%/Q)	7/6/2006	7,743	7,743	$1.00	(3)(15)
		Junior secured loan ($1 par due 7/2013)	14.38% (Libor + 10.38%/D)	7/6/2006	1	1	$1.00	(15)
		Junior secured loan ($1 par due 7/2013)	14.38% (Libor + 10.38%/D)	7/6/2006	1	1	$1.00	(3)(15)

					30,877	29,817			2.74%

Health Clubs
Athletic Club Holdings, Inc.	Premier health club operator	Senior secured loan ($1,000 par due 10/2013)	4.81% (Libor + 4.50%/M)	10/11/2007	1,000	880	$0.88	(13)
		Senior secured loan ($1,750 par due 10/2013)	4.82% (Libor + 4.50%/M)	10/11/2007	1,750	1,540	$0.88	(13)
		Senior secured loan ($12,451 par due 10/2013)	4.81% (Libor + 4.50%/M)	10/11/2007	12,451	10,957	$0.88	(2)(13)
		Senior secured loan ($11,455 par due 10/2013)	4.81% (Libor + 4.50%/M)	10/11/2007	11,455	10,081	$0.88	(3)(13)
		Senior secured loan ($49 par due 10/2013)	7.75% (Base Rate + 4.50%/D)	10/11/2007	49	43	$0.88	(2)(13)
		Senior secured loan ($45 par due 10/2013)	7.75% (Base Rate + 4.50%/D)	10/11/2007	45	39	$0.88	(3)(13)

					26,750	23,540			2.16%

Grocery
Planet Organic Health Corp.(8)	Organic grocery store operator	Junior secured loan ($840 par due 7/2014)	7.81% (Libor + 7.50%/M)	7/3/2007	840	798	$0.95
		Junior secured loan ($10,014 par due 7/2014)	7.81% (Libor + 7.50%/M)	7/3/2007	10,014	9,514	$0.95	(3)
		Senior subordinated loan ($11,250 par due 7/2012)	11.00% Cash, 2.00% PIK	7/3/2007	11,250	9,563	$0.85	(2)(4)

					22,104	19,875			1.83%

Consumer Products—Durable
Direct Buy Holdings, Inc. and	Membership-based buying	Senior secured loan ($2,281 par due 11/2012)	6.82% (Libor + 6.50%/M)	12/14/2007	2,189	1,710	$0.75
Direct Buy Investors, LP(6)	club franchisor and operator	Partnership interests (19.31% interest)		11/30/2007	10,000	2,500			(5)

					12,189	4,210			0.39%

Housing—Building Materials
HB&G Building Products	Synthetic and wood product	Senior subordinated loan ($8,956 par due 3/2011)	14.00% Cash, 2.00% PIK	10/8/2004	9,005	448	$0.05	(2)(4)(14)
	manufacturer	Common stock (2,743 shares)		10/8/2004	753	—	$—	(5)
		Warrants to purchase 4,464 shares		10/8/2004	653	—	$—	(5)

					10,411	448			0.04%

					$2,272,976	$1,962,471

(1)
Other than our investments in HCP Acquisition Holdings, LLC, Ivy Hill Middle Market Credit Fund, Ltd., LVCG Holdings LLC, R3 Education, Inc., Reflexite Corporation and The Thymes, LLC, we do not "Control" any of our portfolio companies, as defined in the Investment Company Act. In general, under the Investment Company Act, we would "Control" a portfolio company if we owned more than 25% of its outstanding voting securities and/or had the power to exercise control over the management or policies of such portfolio company. All of our portfolio company investments are subject to legal restrictions on sales which as of June 30, 2009 represented 180% of the Company's net assets.

(2)
These assets are owned by the Company's wholly owned subsidiary Ares Capital CP, are pledged as collateral for the CP Funding Facility and, as a result, are not directly available to the creditors of the Company to satisfy any obligations of the Company other than Ares Capital CP's obligations under the CP Funding Facility (see Note 7 to the consolidated financial statements). Unless otherwise noted, as of June 30, 2009, all other investments were pledged as collateral for the Revolving Credit Facility (see Note 7 to the consolidated financial statements).

(3)
Pledged as collateral for the ARCC CLO. Unless otherwise noted, as of June 30, 2009, all other investments were pledged as collateral for the Revolving Credit Facility (see Note 7 to the consolidated financial statements).

(4)
Has a payment-in-kind interest feature (see Note 2 to the consolidated financial statements).

(5)
Non-income producing at June 30, 2009.

(6)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). Transactions during the period for the six months ended June 30, 2009 in which the issuer was an Affiliate (but not a portfolio company that we "Control") are as follows (in thousands):

Company	Purchases	Redemptions (cost)	Sales (cost)	Interest income	Capital structuring service fees	Dividend Income	Other income	Net realized gains (losses)	Net unrealized gains (losses)
Apple & Eve, LLC and US Juice Partners, LLC	$4,500	$12,730	$—	$2,525	$—	$—	$13	$—	$8,236
Carador, PLC	$—	$—	$—	$—	$—	$137	$—	$—	$(2,667)
Campus Management Corp. and Campus Management Acquisition Corp.	$—	$2,309	$15,000	$3,143	$—	$—	$33	$(482)	$—
CT Technologies Intermediate Holdings, Inc. and CT Technologies Holdings, LLC	$—	$—	$—	$516	$—	$—	$—	$—	$(371)
Direct Buy Holdings, Inc. and Direct Buy Investors LP	$—	$—	$—	$58	$—	$—	$—	$—	$(4,000)
Firstlight Financial Corporation	$—	$—	$—	$2,613	$—	$—	$1,317	$—	$(11,009)
Imperial Capital Group, LLC	$206	$—	$—	$—	$—	$—	$—	$—	$—
Industrial Container Services, LLC	$4,750	$7,142	$—	$373	$—	$—	$80	$—	$(795)
Investor Group Services, LLC	$—	$750	$—	$—	$—	$—	$12	$—	$—
Making Memories Wholesale, Inc.	$—	$—	$—	$—	$—	$—	$—	$—	$(258)
Pillar Holdings LLC and PHL Holding Co.	$—	$2,692	$—	$1,474	$—	$—	$16	$—	$945
Primis Marketing Group, Inc. and Primis Holdings, LLC	$—	$—	$—	$—	$—	$—	$—	$—	$—
R3 Education, Inc.	$13,000	$17,075	$—	$549	$—	$—	$14	$—	$86
Universal Trailer Corporation	$—	$—	$—	$—	$—	$—	$—	$—	$—
VSS-Tranzact Holdings, LLC	$—	$—	$—	$—	$—	$—	$—	$—	$—
Wastequip, Inc.	$—	$—	$—	$777	$—	$—	$—	$—	$(2,651)
Wear Me Apparel, LLC	$—	$—	$—	$75	$—	$—	$—	$—	$1,212
(7)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). In addition, as defined in the Investment Company Act, we "Control" this portfolio company because we own more than 25% of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). Transactions during the period for the six months ended June 30, 2009 in which the issuer was both an Affiliate and a portfolio company that we Control are as follows (in thousands):

Company	Purchases	Redemptions (cost)	Sales (cost)	Interest income	Capital structuring service fees	Dividend Income	Other income	Net realized gains (losses)	Net unrealized gains (losses)
HCP Acquisition Holdings, LLC	$—	$—	$—	$—	$—	$—	$—	$—	$(375)
Ivy Hill Asset Management, LP	$3,816	$—	$—	$—	$—	$—	$—	$—	$8,000
Ivy Hill Middle Market Credit Fund, Ltd.	$—	$188	$—	$3,017	$—	$—	$1,236	$—	$—
LVCG Holdings, LLC	$—	$—	$—	$—	$—	$—	$50	$—	$(4,540)
R3 Education, Inc.	$15,613	$5,437	$—	$506	$—	$—	$17	$—	$(36)
Reflexite Corporation	$7,800	$—	$2,000	$1,321	$194	$—	$71	$—	$(10,603)
The Thymes, LLC	$—	$—	$—	$249	$—	$—	$—	$—	$628
(8)
Non-U.S. company or principal place of business outside the U.S. and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets.

(9)
Non-registered investment company.

(10)
A majority of the variable rate loans to our portfolio companies bear interest at a rate that may be determined by reference to either Libor or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), at the borrower's option, which reset annually (A), semi-annually (S), quarterly (Q), bi-monthly (B), monthly (M) or daily (D). For each such loan, we have provided the interest rate in effect at June 30, 2009.

(11)
In addition to the interest earned based on the stated interest rate of this security, we are entitled to receive an additional interest amount of 2.50% on $20.3 million aggregate principal amount of the portfolio company's senior term debt previously syndicated by us.

(12)
Principal amount denominated in Canadian dollars has been translated into U.S. dollars (see Note 2 to the consolidated financial statements).

(13)
In addition to the interest earned based on the stated interest rate of this security, we are entitled to receive an additional interest amount of 2.50% on $25.0 million aggregate principal amount of the portfolio company's senior term debt previously syndicated by us.

(14)
Loan was on non-accrual status as of June 30, 2009.

(15)
Loan includes interest rate floor feature.

(16)
In addition to the interest earned based on the stated interest rate of this security, we are entitled to receive an additional interest amount of 2.98% on $15.0 million aggregate principal amount of the portfolio company's senior term debt previously syndicated by us.

See accompanying notes to consolidated financial statements.

 ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED SCHEDULE OF INVESTMENTS
As of December 31, 2008
(dollar amounts in thousands, except per unit data)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Healthcare—Services
American Renal Associates, Inc.	Dialysis provider	Senior secured loan ($1,443 par due 12/2010)	4.72% (Libor + 3.25%/Q)	12/14/2005	$1,443	$1,399	$0.97	(3)
		Senior secured loan ($180 par due 12/2010)	5.00% (Base Rate + 1.75%/D)	12/14/2005	180	175	$0.97	(3)
		Senior secured loan ($5,705 par due 12/2011)	4.72% (Libor + 3.25%/Q)	12/14/2005	5,705	5,534	$0.97	(3)
		Senior secured loan ($34 par due 12/2011)	5.00% (Base Rate + 1.75%/D)	12/14/2005	34	33	$0.97	(3)
		Senior secured loan ($262 par due 12/2011)	4.72% (Libor + 3.25%/Q)	12/14/2005	262	254	$0.97	(3)
		Senior secured loan ($2,620 par due 12/2011)	7.30% (Libor + 3.25%/Q)	12/14/2005	2,620	2,541	$0.97	(3)
Capella Healthcare, Inc.	Acute care hospital	Junior secured loan ($70,000 par due 2/2016)	13.00%	2/29/2008	70,000	63,000	$0.90
	operator	Junior secured loan ($25,000 par due 2/2016)	13.00%	2/29/2008	25,000	22,500	$0.90	(2)
CT Technologies Intermediate	Healthcare analysis services	Preferred stock (7,427 shares)	14.00% PIK	6/15/2007	7,427	7,427	$1,000.00	(4)
Holdings, Inc. and CT Technologies		Common stock (9,679 shares)		6/15/2007	4,000	5,382	$556.05	(5)
Holdings, LLC(6)		Common stock (1,546 shares)		6/15/2007	—	—	$—	(5)
DSI Renal, Inc.	Dialysis provider	Senior secured revolving loan ($142 par due 3/2013)	6.25% (Base Rate + 3.00%/D)	4/4/2006	142	127	$0.89
		Senior secured revolving loan ($3,520 par due 3/2013)	3.47% (Libor + 3.00%/M)	4/4/2006	3,520	3,168	$0.90
		Senior secured revolving loan ($1,120 par due 3/2013)	3.47% (Libor + 3.00%/M)	4/4/2006	1,120	1,008	$0.90
		Senior secured revolving loan ($1,152 par due 3/2013)	4.50% (Libor + 3.00%/Q)	4/4/2006	1,152	1,037	$0.90
		Senior secured revolving loan ($1,600 par due 3/2013)	4.50% (Libor + 3.00%/Q)	4/4/2006	1,600	1,440	$0.90
		Senior subordinated note ($29,589 par due 4/2014)	12.00% Cash, 2.00% PIK	4/4/2006	29,658	21,896	$0.74	(4)
		Senior subordinated note ($26,927 par due 4/2014)	12.00% Cash, 2.00% PIK	4/4/2006	26,971	19,847	$0.73	(2)(4)
		Senior subordinated note ($12,211 par due 4/2014)	12.00% Cash, 2.00% PIK	4/4/2006	12,231	9,036	$0.74	(3)(4)
GG Merger Sub I, Inc.	Drug testing services	Senior secured loan ($23,330 par due 12/2014)	7.09% (Libor + 4.00%/S)	12/14/2007	22,426	18,938	$0.81
HCP Acquisition Holdings, LLC(7)	Healthcare compliance advisory services	Class A units (8,566,824 units)		6/26/2008	8,567	6,500	$0.76	(5)
Heartland Dental Care, Inc.	Dental services	Senior subordinated note ($40,217 par due 8/2013)	11.00% Cash, 3.25% PIK	7/31/2008	40,217	40,217	$1.00	(4)
MPBP Holdings, Inc., Cohr Holdings, Inc.	Healthcare equipment	Junior secured loan ($20,000 par due 1/2014)	9.19% (Libor + 6.25%/S)	1/31/2007	20,000	7,000	$0.35
and MPBP Acquisition Co., Inc.	services	Junior secured loan ($12,000 par due 1/2014)	9.19% (Libor + 6.25%/S)	1/31/2007	12,000	4,200	$0.35	(3)
		Common stock (50,000 shares)		1/31/2007	5,000	—	$—	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
MWD Acquisition Sub, Inc.	Dental services	Junior secured loan ($5,000 par due 5/2012)	8.13% (Libor + 6.25%/M)	5/3/2007	5,000	4,250	$0.85	(3)
OnCURE Medical Corp.	Radiation oncology care	Senior subordinated note ($32,176 par due 8/2013)	11.00% Cash, 1.50% PIK	8/18/2006	32,176	28,935	$0.90	(4)
	provider	Senior secured loan ($3,083 par due 8/2009)	4.75% (Libor + 3.50%/M)	8/18/2006	3,083	3,000	$0.97	(3)
		Common stock (857,143 shares)		8/18/2006	3,000	2,713	$3.17	(5)
Passport Health Communications, Inc.,	Healthcare technology	Senior secured loan ($12,935 par due 5/2014)	10.50% (Libor + 7.50%/S)	5/9/2008	12,935	12,671	$0.98	(15)
Passport Holding Corp. and Prism	provider	Senior secured loan ($11,940 par due 5/2014)	10.50% (Libor + 7.50%/S)	5/9/2008	11,940	11,701	$0.98	(3)(15)
Holding Corp.		Series A preferred stock (1,594,457 shares)		7/30/2008	9,900	9,902	$6.21	(5)
		Common stock (16,106 shares)		7/30/2008	100	100	$6.21	(5)
PG Mergersub, Inc.	Provider of patient surveys,	Senior subordinated loan ($5,000 par due 3/2016)	12.50%	3/12/2008	4,901	4,750	$0.95
	management reports and	Preferred stock (333 shares)		3/12/2008	333	333	$1,000.00	(5)
	national databases for the integrated healthcare delivery system	Common stock (16,667 shares)		3/12/2008	167	167	$10.00	(5)
The Schumacher Group of Delaware, Inc.	Outsourced physician service provider	Senior subordinated loan ($35,849 par due 7/2012)	11.00% Cash, 2.50% PIK	7/18/2008	35,849	35,849	$1.00	(4)
Triad Laboratory Alliance, LLC	Laboratory services	Senior subordinated note ($15,354 par due 12/2012)	12.00% Cash, 1.75% PIK	12/21/2005	15,354	14,894	$0.97	(4)
		Senior secured loan ($2,473 par due 12/2011)	4.71% (Libor + 3.25%/Q)	12/21/2005	2,473	2,201	$0.89	(3)
VOTC Acquisition Corp.	Radiation oncology care	Senior secured loan ($3,068 par due 7/2012)	11.00% Cash, 2.00% PIK	6/30/2008	3,068	3,068	$1.00	(4)
	provider	Senior secured loan ($14,000 par due 7/2012)	11.00% Cash, 2.00% PIK	6/30/2008	14,000	14,000	$1.00	(4)
		Series E preferred shares (3,888,222 shares)		7/14/2008	8,749	6,561	$1.69	(5)

					464,303	397,754			36.33%

Education
Campus Management Corp. and Campus Management	Education software developer	Senior secured revolving loan ($2,309 par due 8/2013)	13.00%	2/8/2008	2,309	2,309	$1.00
Acquisition Corp.(6)		Senior secured loan ($19,924 par due 8/2013)	13.00%	2/8/2008	19,924	19,924	$1.00
		Senior secured loan ($25,108 par due 8/2013)	13.00%	2/8/2008	25,108	25,108	$1.00	(2)
		Senior secured loan ($12,019 par due 8/2013)	13.00%	2/8/2008	12,019	12,019	$1.00
		Preferred stock (493,147 shares)	8.00% PIK	2/8/2008	8,952	12,000	$24.33	(4)
ELC Acquisition Corporation	Developer, manufacturer	Senior secured loan ($242 par due 11/2012)	5.45% (Libor + 3.25%/Q)	11/30/2006	243	219	$0.90	(3)
	and retailer of educational products	Junior secured loan ($8,333 par due 11/2013)	7.47% (Libor + 7.00%/M)	11/30/2006	8,333	7,500	$0.90	(3)
Instituto de Banca y Comercio, Inc.(8)	Private school operator	Senior secured revolving loan ($1,643 par due 3/2014)	5.00% (Libor + 3.00%/Q)	3/15/2007	1,643	1,643	$1.00
		Senior secured loan ($7,500 par due 3/2014)	8.42% (Libor + 5.00%/Q)	3/15/2007	7,500	7,500	$1.00
		Senior secured loan ($7,266 par due 3/2014)	8.42% (Libor + 5.00%/Q)	3/15/2007	7,266	7,266	$1.00

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Senior secured loan ($4,987 par due 3/2014)	8.42% (Libor + 5.00%/Q)	3/15/2007	4,987	4,987	$1.00	(2)
		Senior secured loan ($11,820 par due 3/2014)	8.42% (Libor + 5.00%/Q)	3/15/2007	11,820	11,820	$1.00	(3)
		Senior subordinated loan ($19,641 par due 6/2014)	10.50% Cash, 3.50% PIK	6/4/2008	19,641	19,641	$1.00	(4)
		Promissory note ($429 par due 9/2015)	6.00%	6/4/2008	429	1,714	$4.00
		Preferred stock (214,286 shares)		6/4/2008	1,018	4,072	$19.00	(5)
		Common stock (214,286 shares)		6/4/2008	54	214	$1.00	(5)
Lakeland Finance, LLC	Private school operator	Senior secured note ($18,000 par due 12/2012)	11.50%	12/13/2005	18,000	16,920	$0.94
		Senior secured note ($15,000 par due 12/2012)	11.50%	12/13/2005	15,000	14,100	$0.94	(2)
R3 Education, Inc. (formerly known as Equinox EIC	Medical school operator	Senior secured revolving loan ($3,850 par due 12/2012)	8.25% (Base Rate + 5.00%/D)	4/3/2007	3,850	3,773	$0.98
Partners, LLC and MUA Management Company, Ltd.)(7)(8)		Senior secured revolving loan ($1,250 par due 12/2012)	8.25% (Base Rate + 5.00%/D)	4/3/2007	1,250	1,225	$0.98
		Senior secured loan ($3,024 par due 12/2012)	6.46% (Libor + 6.00%/M)	4/3/2007	3,024	2,963	$0.98	(2)
		Senior secured loan ($14,113 par due 12/2012)	6.46% (Libor + 6.00%/M)	9/21/2007	14,113	13,830	$0.98	(2)
		Senior secured loan ($7,350 par due 12/2012)	9.09% (Libor + 6.00%/S)	4/3/2007	7,350	7,203	$0.98	(3)
		Common membership interest (26.27% interest)		9/21/2007	15,800	20,785		(5)
		Preferred stock (800 shares)			200	200	$250.00	(5)

					209,833	218,935			20.00%

Restaurants and Food Services
ADF Capital, Inc. & ADF Restaurant Group, LLC	Restaurant owner and operator	Senior secured revolving loan ($1,381 par due 11/2013)	5.75% (Base Rate + 2.50%/D)	11/27/2006	1,381	1,313	$0.95
		Senior secured revolving loan ($2,005 par due 11/2013)	6.61% (Libor + 3.00% Cash, 0.50% PIK/S)	11/27/2006	2,005	1,905	$0.95	(4)
		Senior secured loan ($2 par due 11/2012)	12.00% (Base Rate + 7.5%/D)	11/27/2006	2	2	$1.00
		Senior secured loan ($1 par due 11/2012)	12.00% (Base Rate + 7.5%/D)	11/27/2006	1	1	$1.00	(3)
		Senior secured loan ($22,656 par due 11/2012)	11.61% (Libor + 7.50% Cash, 1.00% PIK/S)	11/27/2006	22,912	21,520	$0.94	(4)
		Senior secured loan ($992 par due 11/2012)	11.61% (Libor + 7.50% Cash, 1.00% PIK/S)	11/27/2006	992	942	$0.95	(2)(4)
		Senior secured loan ($11,081 par due 11/2012)	11.61% (Libor + 7.50% Cash, 1.00% PIK/S)	11/27/2006	11,075	10,529	$0.95	(3)(4)
		Promissory note ($12,079 par due 11/2016)	10.00% PIK	6/1/2006	12,067	12,067	$1.00	(4)
		Warrants to purchase 0.61 shares		6/1/2006	—	—	$—	(5)
Encanto Restaurants, Inc.(8)	Restaurant owner and	Junior secured loan ($21,184 par due 8/2013)	7.50% Cash, 3.50% PIK	8/16/2006	21,184	19,084	$0.90	(2)(4)
	operator	Junior secured loan ($4,035 par due 8/2013)	7.50% Cash, 3.50% PIK	8/16/2006	4,035	3,635	$0.90	(3)(4)
OTG Management, Inc.	Airport restaurant operator	Junior secured loan ($15,312 par due 6/2013)	18.00% (Libor + 11.00% Cash, 4.00% PIK/M)	6/19/2008	15,312	15,312	$1.00	(4)(15)
		Warrants to purchase up to 9 shares of common stock			—	—	$—	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Vistar Corporation and Wellspring	Food service distributor	Senior subordinated loan ($48,625 par due 5/2015)	13.50%	5/23/2008	48,625	46,680	$0.96
Distribution Corp.		Senior subordinated loan ($25,000 par due 5/2015)	13.50%	5/23/2008	25,000	24,000	$0.96	(2)
		Class A non-voting common stock (1,366,120 shares)		5/23/2008	7,500	3,500	$2.56	(5)

					172,091	160,490			14.66%

Beverage, Food and Tobacco
3091779 Nova Scotia Inc.(8)	Baked goods manufacturer	Junior secured loan (Cdn$14,058 par due 11/2012)	11.50% Cash, 1.50% PIK	11/2/2007	14,904	10,961	$0.74	(4)(12)
		Warrants to purchase 57,545 shares			—	—	$—	(5)
Apple & Eve, LLC and US Juice Partners, LLC(6)	Juice manufacturer	Senior secured revolving loan ($8,000 par due 10/2013)	7.90% (Libor + 6.00%/M)	10/5/2007	8,000	6,400	$0.80
		Senior secured loan ($10,637 par due 10/2013)	6.47% (Libor + 6.00%/M)	10/5/2007	10,637	8,509	$0.80
		Senior secured loan ($19,976 par due 10/2013)	6.47% (Libor + 6.00%/M)	10/5/2007	19,976	15,981	$0.80	(2)
		Senior secured loan ($10,805 par due 10/2013)	6.47% (Libor + 6.00%/M)	10/5/2007	10,805	8,644	$0.80	(3)
		Senior units (50,000 units)		10/5/2007	5,000	2,500	$50.00	(5)
Best Brands Corporation	Baked goods manufacturer	Senior secured loan ($10,971 par due 12/2012)	10.43% (Libor + 4.50% Cash, 4.50% PIK/M)	2/15/2008	9,501	9,326	$0.86	(4)
		Junior secured loan ($4,319 par due 6/2013)	10.00% Cash, 8.00% PIK	12/14/2006	4,307	3,883	$0.90	(4)
		Junior secured loan ($26,400 par due 6/2013)	10.00% Cash, 8.00% PIK	12/14/2006	26,308	23,729	$0.90	(2)(4)
		Junior secured loan ($12,201 par due 6/2013)	10.00% Cash, 8.00% PIK	12/14/2006	12,164	10,969	$0.90	(3)(4)
Bumble Bee Foods, LLC and	Canned seafood manufacturer	Senior subordinated loan ($40,706 par due 11/2018)	16.25% (12.00% Cash, 4.25% Optional PIK)	11/18/2008	40,706	40,706	$1.00	(4)
BB Co-Invest LP		Common stock (4,000 shares)		11/18/2008	4,000	4,000	$1,000.00	(5)
Charter Baking Company, Inc.	Baked goods manufacturer	Senior subordinated note ($5,547 par due 2/2013)	12.00% PIK	2/6/2008	5,547	5,547	$1.00	(2)(4)
		Preferred stock (6,258 shares)		9/1/2006	2,500	2,500	$399.49	(5)

					174,355	153,655			14.03%

Services—Other
American Residential Services, LLC	Plumbing, heating and air-conditioning services	Junior secured loan ($20,201 par due 4/2015)	10.00% Cash, 2.00% PIK	4/17/2007	20,201	18,180	$0.90	(2)(4)
Diversified Collection Services, Inc.	Collections services	Senior secured loan ($11,809 par due 8/2011)	8.50% (Libor + 5.75%/M)	2/2/2005	9,715	11,219	$0.95
		Senior secured loan ($4,203 par due 8/2011)	8.50% (Libor + 5.75%/M)	2/2/2005	4,209	3,993	$0.95	(3)
		Senior secured loan ($1,837 par due 2/2011)	11.25% (Libor + 8.50%/M)	2/2/2005	1,837	1,653	$0.90	(2)
		Senior secured loan ($7,125 par due 8/2011)	11.25% (Libor + 8.50%/M)	2/2/2005	7,125	6,412	$0.90	(3)
		Preferred stock (14,927 shares)		5/18/2006	169	109	$7.30	(5)
		Common stock (114,004 shares)		2/2/2005	295	414	$3.63	(5)
GCA Services Group, Inc.	Custodial services	Senior secured loan ($25,000 par due 12/2011)	12.00%	12/15/2006	25,000	25,000	$1.00	(2)
		Senior secured loan ($2,965 par due 12/2011)	12.00%	12/15/2006	2,965	2,965	$1.00

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Senior secured loan ($11,186 par due 12/2011)	12.00%	12/15/2006	11,186	11,186	$1.00	(3)
Growing Family, Inc. and GFH Holdings, LLC	Photography services	Senior secured revolving loan ($1,513 par due 8/2011)	11.34% (Libor + 3.00% Cash, 4.00% PIK/Q)	3/16/2007	1,513	756	$0.50	(4)
		Senior secured loan ($11,188 par due 8/2011)	13.84% (Libor + 3.50% Cash, 6.00% PIK/Q)	3/16/2007	11,188	5,594	$0.50	(4)
		Senior secured loan ($372 par due 8/2011)	5.25% (Libor + 3.50% Cash, 6.00% PIK/Q)	3/16/2007	372	186	$0.50
		Senior secured loan ($3,575 par due 8/2011)	16.34% (Libor + 6.00% Cash, 6.00% PIK/Q)	3/16/2007	3,575	1,788	$0.50	(4)
		Senior secured loan ($147 par due 8/2011)	15.50% (Libor + 6.00% Cash, 6.00% PIK/Q)	3/16/2007	147	74	$0.50	(4)
		Common stock (552,430 shares)		3/16/2007	872	—	$—	(5)
NPA Acquisition, LLC	Powersport vehicle auction	Junior secured loan ($12,000 par due 2/2013)	8.58% (Libor + 6.75%/M)	8/23/2006	12,000	12,000	$1.00	(3)
	operator	Common units (1,709 shares)		8/23/2006	1,000	2,300	$1,345.82	(5)
Web Services Company, LLC	Laundry service and equipment	Senior subordinated loan ($17,764 par due 8/2016)	11.50% Cash, 2.50% PIK	8/29/2008	17,764	17,231	$0.97	(4)
	provider	Senior subordinated loan ($25,160 par due 8/2016)	11.50% Cash, 2.50% PIK	8/29/2008	25,160	24,330	$0.97	(2)(4)

					156,293	145,390			13.28%

Financial
Carador PLC(6)(8)(9)	Investment company	Ordinary shares (7,110,525 shares)		12/15/2006	9,033	4,266	$0.60	(5)
CIC Flex, LP(9)	Investment partnership	Limited partnership units (1 unit)		9/7/2007	28	28	$28,000.00	(5)
Covestia Capital Partners, LP(9)	Investment partnership	Limited partnership interest (47% interest)		6/17/2008	1,059	1,059		(5)
Firstlight Financial Corporation(6)(9)	Investment company	Senior subordinated loan ($69,910 par due 12/2016)	10.00% PIK	12/31/2006	69,910	62,919	$0.90	(4)
		Common stock (10,000 shares)		12/31/2006	10,000	0	$—	(5)
		Common stock (30,000 shares)		12/31/2006	30,000	0	$—	(5)
Ivy Hill Middle Market Credit Fund, Ltd.(7)(8)(9)	Investment company	Class B deferrable interest notes ($40,000 par due 11/2018)	8.15% (Libor + 6.00%/Q)	11/20/2007	40,000	36,000	$0.90
		Subordinated notes ($16,000 par due 11/2018)		11/20/2007	16,000	14,400	$0.90	(5)
Imperial Capital Group, LLC and	Investment banking services	Limited partnership interest (80% interest)		5/10/2007	584	584	$1.00	(5)
Imperial Capital		Common units (7,710 units)		5/10/2007	14,997	14,997	$1,945.14	(5)
Private		Common units (2,526 units)		5/10/2007	3	3	$1.19	(5)
Opportunities, LP(6)(9)		Common units (315 units)		5/10/2007	—	—	$—	(5)
Partnership Capital Growth Fund I, LP(9)	Investment partnership	Limited partnership interest (25% interest)		6/16/2006	2,384	2,384		(5)
Trivergance Capital Partners, LP(9)	Investment partnership	Limited partnership interest (100% interest)		6/5/2008	723	723		(5)
VSC Investors LLC(9)	Investment company	Membership interest (4.63% interest)		1/24/2008	302	302		(5)

					195,023	137,665			12.57%

Business Services
Booz Allen Hamilton, Inc.	Strategy and technology	Senior secured loan ($748 par due 7/2015)	7.50% (Libor + 4.50%/S)	7/31/2008	733	658	$0.88	(3)
	consulting services	Senior subordinated loan ($22,400 par due 7/2016)	11.00% Cash, 2.00% PIK	7/31/2008	22,177	19,040	$0.85	(2)(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Investor Group Services, LLC(6)	Financial services	Senior secured revolving loan ($750 par due 6/2011)	6.97% (Libor + 5.50%/Q)	6/22/2006	750	750	$1.00
		Limited liability company membership interest (10.00% interest)		6/22/2006	—	500	$5,000.00	(5)
Pillar Holdings LLC and PHL Holding Co.(6)	Mortgage services	Senior secured revolving loan ($375 par due 11/2013)	7.53% (Libor + 5.50%/B)	11/20/2007	375	375	$1.00
		Senior secured revolving loan ($938 par due 11/2013)	7.53% (Libor + 5.50%/B)	11/20/2007	938	938	$1.00
		Senior secured loan ($7,375 par due 5/2014)	14.50%	7/31/2008	7,375	7,375	$1.00
		Senior secured loan ($18,709 par due 11/2013)	7.53% (Libor + 5.50%/B)	11/20/2007	18,709	18,709	$1.00	(2)
		Senior secured loan ($11,678 par due 11/2013)	7.53% (Libor + 5.50%/B)	11/20/2007	11,678	11,678	$1.00	(3)
		Common stock (85 shares)		11/20/2007	3,768	5,267	$61,964.71	(5)
Primis Marketing Group, Inc.	Database marketing	Senior subordinated note ($10,222 par due 2/2013)	11.00% Cash, 2.50% PIK	8/24/2006	10,222	1,022	$0.10	(4)(14)
and Primis Holdings, LLC(6)	services	Preferred units (4,000 units)		8/24/2006	3,600	—	$—	(5)
		Common units (4,000,000 units)		8/24/2006	400	—	$—	(5)
Prommis Solutions, LLC,	Bankruptcy and foreclosure	Senior subordinated note ($26,007 par due 2/2014)	11.50% Cash, 2.00% PIK	2/8/2007	26,007	24,713	$0.95	(4)
E-Default Services, LLC,	processing services	Senior subordinated note ($26,109 par due 2/2014)	11.50% Cash, 2.00% PIK	2/8/2007	26,109	24,810	$0.95	(2)(4)
Statewide Tax and Title Services, LLC & Statewide Publishing Services, LLC (formerly known as MR Processing Holding Corp.)		Preferred stock (30,000 shares)		4/11/2006	3,000	4,000	$133.33	(5)
R2 Acquisition Corp.	Marketing services	Common stock (250,000 shares)		5/29/2007	250	250	$1.00	(5)
Summit Business Media, LLC	Business media consulting services	Junior secured loan ($10,000 par due 11/2013)	9.47% (Libor + 7.00%/M)	8/3/2007	10,000	6,000	$0.60	(3)
VSS-Tranzact Holdings, LLC(6)	Management consulting services	Common membership interest (8.51% interest)		10/26/2007	10,000	6,000		(5)

					156,091	132,085			12.06%

Retail
Apogee Retail, LLC	For-profit thrift retailer	Senior secured revolving loan ($390 par due 3/2012)	7.25% (Base Rate + 4.00%/D)	3/27/2007	390	390	$1.00
		Senior secured loan ($10,960 par due 11/2012)	12.00% Cash, 4.00% PIK	5/28/2008	10,960	10,960	$1.00	(4)
		Senior secured loan ($2,307 par due 3/2012)	8.71% (Libor + 5.25%/S)	3/27/2007	2,307	2,053	$0.89
		Senior secured loan ($24,637 par due 3/2012)	8.71% (Libor + 5.25%/S)	3/27/2007	24,637	21,927	$0.89	(2)
		Senior secured loan ($11,790 par due 3/2012)	8.71% (Libor + 5.25%/S)	3/27/2007	11,790	10,493	$0.89	(3)
		Senior secured loan ($4,876 par due 3/2012)	7.64% (Libor + 5.25%/Q)	3/27/2007	4,876	4,340	$0.89
Dufry AG(8)	Retail newstand operator	Common stock (39,056 shares)		3/28/2008	3,000	1,050	$26.88	(5)
Savers, Inc. and SAI Acquisition	For-profit thrift retailer	Senior subordinated note ($6,000 par due 8/2014)	10.00% Cash, 2.00% PIK	8/8/2006	6,000	5,700	$0.95	(4)
Corporation		Senior subordinated note ($22,000 par due 8/2014)	10.00% Cash, 2.00% PIK	8/8/2006	22,000	20,900	$0.95	(2)(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Common stock (1,170,182 shares)		8/8/2006	4,500	5,301	$4.53	(5)
Things Remembered, Inc.	Personalized gifts retailer	Senior secured loan ($4,506 par due 9/2012)	7.00% (Base Rate + 3.75%/D)	9/28/2006	4,506	3,470	$0.77	(3)
and TRM Holdings Corporation		Senior secured loan ($25,192 par due 9/2012)	15.00% (Base Rate + 9.75%/D)	9/28/2006	25,189	18,651	$0.74	(2)
		Senior secured loan ($3,095 par due 9/2012)	15.00% (Base Rate + 9.75%/D)	9/28/2006	3,094	2,291	$0.74
		Senior secured loan ($7,273 par due 9/2012)	15.00% (Base Rate + 9.75%/D)	9/28/2006	7,273	5,385	$0.74	(3)
		Preferred stock (80 shares)		9/28/2006	1,800	—	$—	(5)
		Common stock (800 shares)		9/28/2006	200	—	$—	(5)

					132,522	112,911			10.31%

Environmental Services
AWTP, LLC	Water treatment services	Junior secured loan ($402 par due 12/2012)	8.97% (Libor + 7.50% Cash, 1.00% PIK/Q)	12/23/2005	402	322	$0.80	(4)
		Junior secured loan ($3,018 par due 12/2012)	8.97% (Libor + 7.50% Cash, 1.00% PIK/Q)	12/23/2005	3,018	2,414	$0.80	(3)(4)
		Junior secured loan ($805 par due 12/2012)	11.48% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	805	644	$0.80	(4)
		Junior secured loan ($6,036 par due 12/2012)	11.48% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	6,036	4,829	$0.80	(3)(4)
		Junior secured loan ($402 par due 12/2012)	9.35% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	402	322	$0.80	(4)
		Junior secured loan ($3,018 par due 12/2012)	9.35% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	3,018	2,414	$0.80	(3)(4)
Mactec, Inc.	Engineering and environmental	Class B-4 stock (16 shares)		11/3/2004	—	—	$27.00	(5)
	services	Class C stock (5,556 shares)		11/3/2004	—	150	$27.00	(5)
Sigma International Group, Inc.	Water treatment parts	Junior secured loan ($1,833 par due 10/2013)	9.55% (Libor + 7.50%/Q)	10/11/2007	1,833	1,558	$0.85	(2)
	manufacturer	Junior secured loan ($4,000 par due 10/2013)	9.55% (Libor + 7.50%/Q)	10/11/2007	4,000	3,400	$0.85	(3)
		Junior secured loan ($2,750 par due 10/2013)	7.97% (Libor + 7.50/M)	11/1/2007	2,750	2,338	$0.85	(2)
		Junior secured loan ($6,000 par due 10/2013)	7.97% (Libor + 7.50/M)	11/1/2007	6,000	5,100	$0.85	(3)
		Junior secured loan ($917 par due 10/2013)	9.40% (Libor + 7.50%/M)	11/6/2007	917	779	$0.85	(2)
		Junior secured loan ($2,000 par due 10/2013)	9.40% (Libor + 7.50%/M)	11/6/2007	2,000	1,700	$0.85	(3)
Waste Pro USA, Inc.	Waste management	Senior subordinated loan ($25,000 par due 11/2013)	11.50%	11/9/2006	25,000	25,000	$1.00	(2)
	services	Preferred stock (15,000 shares)	10.00% PIK	11/9/2006	15,000	15,000	$1,000.00	(4)
		Warrants to purchase 682,671 shares		11/9/2006	—	6,827	$10.00	(5)
Wastequip, Inc.(6)	Waste management	Senior subordinated loan ($12,990 par due 2/2015)	10.00% Cash, 2.00% PIK	2/5/2007	12,990	7,715	$0.59	(4)
	equipment manufacturer	Common stock (13,889 shares)		2/2/2007	1,389	131	$9.43	(5)

					85,560	80,643			7.37%

Printing, Publishing and Media
Canon Communications LLC	Print publications	Junior secured loan ($11,784 par due 11/2011)	13.00% (Base Rate + 9.75%/D)	5/25/2005	11,784	11,313	$0.96	(2)(15)
	services	Junior secured loan ($12,009 par due 11/2011)	13.00% (Base Rate + 9.75%/D)	5/25/2005	12,009	11,529	$0.96	(3)(15)
Courtside Acquisition Corp.	Community newspaper publisher	Senior subordinated loan ($34,295 par due 6/2014)	17.00% PIK	6/29/2007	34,295	3,430	$0.10	(4)(14)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
LVCG Holdings LLC(7)	Commercial printer	Membership interests (56.53% interest)		10/12/2007	6,600	8,500		(5)
National Print Group, Inc.	Printing management services	Senior secured revolving loan ($2,736 par due 3/2012)	8.25% (Base Rate + 5.00%/D)	3/2/2006	2,736	2,462	$0.90	(15)
		Senior secured loan ($8,623 par due 3/2012)	7.50% (Base Rate + 4.25%/D)	3/2/2006	8,623	7,761	$0.90	(3)(15)
		Preferred stock (9,344 shares)		3/2/2006	2,000	—	$—	(5)
The Teaching Company, LLC and	Education media provider	Senior secured loan ($18,000 par due 9/2012)	11.70%	9/29/2006	18,000	17,100	$0.95	(2)
The Teaching Company		Senior secured loan ($10,000 par due 9/2012)	11.70%	9/29/2006	10,000	9,500	$0.95	(3)
Holdings, Inc.(11)		Preferred stock (29,969 shares)		9/29/2006	2,997	3,996	$133.34	(5)
		Common stock (15,393 shares)		9/29/2006	3	4	$0.26	(5)

					109,047	75,595			6.90%

Manufacturing
Arrow Group Industries, Inc.	Residential and outdoor shed manufacturer	Senior secured loan ($5,616 par due 4/2010)	6.46% (Libor + 5.00%/Q)	3/28/2005	5,647	5,372	$0.96	(3)(15)
Emerald Performance Materials, LLC	Polymers and performance	Senior secured loan ($9,018 par due 5/2011)	8.25% (Libor + 4.25%/A)	5/16/2006	9,018	8,567	$0.95	(3)(15)
	materials manufacturer	Senior secured loan ($626 par due 5/2011)	6.75% (Base Rate + 3.50%/D)	5/16/2006	626	595	$0.95	(3)(15)
		Senior secured loan ($536 par due 5/2011)	8.25% (Libor + 4.25%/A)	5/16/2006	536	509	$0.95	(3)(15)
		Senior secured loan ($1,523 par due 5/2011)	10.00% (Libor + 6.00%/A)	5/16/2006	1,523	1,447	$0.95	(3)(15)
		Senior secured loan ($81 par due 5/2011)	10.00% (Libor + 6.00%/A)	5/16/2006	81	77	$0.95	(3)(15)
		Senior secured loan ($4,537 par due 5/2011)	10.00% Cash, 3.00% PIK	5/16/2006	4,546	4,319	$0.95	(2)(4)
		Senior secured loan ($241 par due 5/2011)	10.00% Cash, 3.00% PIK	5/16/2006	241	229	$0.95	(2)(4)
Qualitor, Inc.	Automotive aftermarket	Senior secured loan ($1,756 par due 12/2011)	5.46% (Libor + 4.00%/Q)	12/29/2004	1,752	1,664	$0.95	(3)
	components supplier	Senior secured loan ($5 par due 12/2011)			5	5	$1.00	(3)
		Junior secured loan ($5,000 par due 6/2012)	8.46% (Libor + 7.00%/Q)	12/29/2004	5,000	4,750	$0.95	(3)
Reflexite Corporation(7)	Developer and manufacturer of	Senior subordinated loan ($10,253 par due 2/2015)	11.00% Cash, 3.00% PIK	2/28/2008	10,253	10,253	$1.00	(4)
	high-visibility reflective products	Common stock (1,821,860 shares)		3/28/2006	27,435	35,500	$19.49	(5)
Saw Mill PCG Partners LLC	Precision components manufacturer	Common units (1,000 units)		2/2/2007	1,000	—	$—	(5)
UL Holding Co., LLC	Petroleum product	Common units (50,000 units)		4/25/2008	500	750	$15.00	(5)
	manufacturer	Common units (50,000 units)		4/25/2008	—	—	$—	(5)
Universal Trailer Corporation(6)	Livestock and specialty trailer manufacturer	Common stock (74,920 shares)		10/8/2004	7,930	—	$—	(5)

					76,093	74,037			6.76%

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Aerospace & Defense
AP Global Holdings, Inc.	Safety and security equipment manufacturer	Senior secured loan ($7,898 par due 10/2013)	4.97% (Libor + 4.50%/M)	11/8/2007	7,799	7,121	$0.90	(3)
ILC Industries, Inc.	Industrial products provider	Junior secured loan ($12,000 par due 8/2012)	11.50%	6/27/2006	12,000	12,000	$1.00	(3)
Thermal Solutions LLC and TSI Group, Inc.	Thermal management and	Senior secured loan ($871 par due 3/2011)	3.92% (Libor + 3.50%/M)	3/28/2005	871	836	$0.96	(3)
	electronics packaging	Senior secured loan ($2,765 par due 3/2012)	4.42% (Libor + 4.00%/M)	3/28/2005	2,765	2,461	$0.89	(3)
	manufacturer	Senior subordinated notes ($2,117 par due 9/2012)	11.50% Cash, 2.75% PIK	3/28/2005	2,117	2,043	$0.97	(4)
		Senior subordinated notes ($3,342 par due 9/2012)	11.50% Cash, 2.75% PIK	3/28/2005	3,342	3,225	$0.96	(2)(4)
		Senior subordinated notes ($2,679 par due 3/2013)	11.50% Cash, 2.50% PIK	3/21/2006	2,679	2,599	$0.97	(2)(4)
		Preferred stock (71,552 shares)		3/28/2005	716	716	$10.00	(5)
		Common stock (1,460,246 shares)		3/28/2005	15	15	$0.01	(5)
Wyle Laboratories, Inc. and Wyle	Provider of specialized	Junior secured loan ($16,000 par due 7/2014)	8.96% (Libor + 7.50%/Q)	1/17/2008	16,000	15,200	$0.95
Holdings, Inc.	engineering, scientific and	Junior secured loan ($12,000 par due 7/2014)	8.96% (Libor + 7.50%/Q)	1/17/2008	12,000	11,400	$0.95	(3)
	technical services	Common stock (246,279 shares)		1/17/2008	2,100	1,680	$6.82	(5)

					62,404	59,296			5.42%

Consumer Products—Non-Durable
Innovative Brands, LLC	Consumer products and	Senior secured loan ($9,901 par due 9/2011)	14.50%	10/12/2006	9,901	9,901	$1.00
	personal care manufacturer	Senior secured loan ($9,139 par due 9/2011)	14.50%	10/12/2006	9,139	9,139	$1.00	(3)
Making Memories Wholesale, Inc.(6)	Scrapbooking branded	Senior secured loan ($21,509 par due 3/2011)	10.00% (Base Rate + 5.00%/D)	5/5/2005	11,953	12,087	$0.56	(14)
	products manufacturer	Senior subordinated loan ($10,465 par due 5/2012)	12.00% Cash, 4.00% PIK	5/5/2005	10,465	—	$—	(4)(14)
		Preferred stock (4,259 shares)		5/5/2005	3,759	—	$—	(5)
Shoes for Crews, LLC	Safety footwear and slip-related mat	Senior secured revolving loan ($1,000 par due 7/2010)	5.25% (Base Rate + 2.00%/D)	10/8/2004	1,000	1,000	$1.00
	manufacturer	Senior secured loan ($572 par due 7/2010)	5.31% (Libor + 3.50%/S)	10/8/2004	572	572	$1.00	(3)
		Senior secured loan ($88 par due 7/2010)	4.96% (Libor + 3.50%/Q)	10/8/2004	88	88	$1.00	(3)
The Thymes, LLC(7)	Cosmetic products	Preferred stock (6,283 shares)	8.00% PIK	6/21/2007	6,283	5,026	$799.94	(4)
	manufacturer	Common stock (5,400 shares)		6/21/2007	—	—	$—	(5)
Wear Me Apparel, LLC(6)	Clothing manufacturer	Senior subordinated notes ($23,985 par due 4/2013)	17.50% PIK	4/2/2007	24,035	12,055	$0.50	(4)(14)
		Common stock (10,000 shares)		4/2/2007	10,000	—	$—	(5)

					87,195	49,868			4.55%

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Telecommunications
American Broadband Communications, LLC	Broadband communication	Senior subordinated loan ($32,048 par due 11/2014)	10.00% Cash, 6.00% PIK	2/8/2008	32,048	32,048	$1.00	(4)
and American Broadband Holding	services	Senior subordinated loan ($8,087 par due 11/2014)	10.00% Cash, 6.00% PIK	11/7/2007	8,087	8,087	$1.00	(4)
Company		Warrants to purchase 170 shares		11/7/2007	—	—	$—	(5)

					40,135	40,135			3.67%

Cargo Transport
The Kenan Advantage Group, Inc.	Fuel transportation	Senior subordinated notes ($25,266 par due 12/2013)	9.50% Cash, 3.50% PIK	12/15/2005	25,260	24,000	$0.95	(2)(4)
	provider	Senior secured loan ($2,426 par due 12/2011)	4.46% (Libor + 3.00%/Q)	12/15/2005	2,425	2,183	$0.90	(3)
		Preferred stock (10,984 shares)	8.00% PIK	12/15/2005	1,371	1,732	$157.68	(4)(5)
		Common stock (30,575 shares)		12/15/2005	31	41	$1.34	(5)

					29,087	27,956			2.55%

Containers-Packaging
Industrial Container Services, LLC(6)	Industrial container manufacturer,	Senior secured revolving loan ($1,198 par due 9/2011)	5.75% (Base Rate + 2.50%/D)	6/21/2006	1,198	1,198	$1.00
	reconditioner and servicer	Senior secured revolving loan ($1,239 par due 9/2011)	4.47% (Libor + 4.00%/M)	6/21/2006	1,239	1,239	$1.00
		Senior secured loan ($42 par due 9/2011)	4.47% (Libor + 4.00%/B)	9/30/2005	42	42	$1.00	(2)
		Senior secured loan ($516 par due 9/2011)	4.46% (Libor + 4.00%/M)	6/21/2006	516	516	$1.00	(2)
		Senior secured loan ($7,902 par due 9/2011)	4.46% (Libor + 4.00%/M)	6/21/2006	7,902	7,902	$1.00	(3)
		Senior secured loan ($85 par due 9/2011)	5.20% (Libor + 4.00%/M)	6/21/2006	85	85	$1.00	(2)
		Senior secured loan ($1,309 par due 9/2011)	5.20% (Libor + 4.00%/M)	6/21/2006	1,309	1,309	$1.00	(3)
		Senior secured loan ($263 par due 9/2011)	5.20% (Libor + 4.00%/M)	6/21/2006	263	263	$1.00	(2)
		Senior secured loan ($4,028 par due 9/2011)	5.20% (Libor + 4.00%/M)	6/21/2006	4,028	4,028	$1.00	(3)
		Senior secured loan ($105 par due 9/2011)	5.88% (Libor + 4.00%/M)	6/21/2006	105	105	$1.00	(2)
		Senior secured loan ($1,611 par due 9/2011)	5.88% (Libor + 4.00%/M)	6/21/2006	1,611	1,611	$1.00	(3)
		Common stock (1,800,000 shares)		9/29/2005	1,800	9,100	$5.06	(5)

					20,098	27,398			2.50%

Computers and Electronics
RedPrairie Corporation	Software manufacturer	Junior secured loan ($3,300 par due 1/2013)	9.21% (Libor + 6.50%/Q)	7/13/2006	3,300	2,970	$0.90	(2)
		Junior secured loan ($12,000 par due 1/2013)	9.21% (Libor + 6.50%/Q)	7/13/2006	12,000	10,800	$0.90	(3)
X-rite, Incorporated	Color management	Junior secured loan ($3,098 par due 7/2013)	13.63% (Libor + 10.38%/D)	7/6/2006	3,098	3,098	$1.00	(15)
	solutions provider	Junior secured loan ($7,744 par due 7/2013)	13.63% (Libor + 10.38%/D)	7/6/2006	7,744	7,744	$1.00	(3)(15)

					26,142	24,612			2.25%

Health Clubs
Athletic Club Holdings, Inc.(13)	Premier health club operator	Senior secured loan ($1,000 par due 10/2013)	4.97% (Libor + 4.5%/M)	10/11/2007	1,000	880	$0.88
		Senior secured loan ($1,750 par due 10/2013)	8.88% (Libor + 4.5%/S)	10/11/2007	1,750	1,540	$0.88

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Senior secured loan ($12,486 par due 10/2013)	5.01% (Libor + 4.5%/M)	10/11/2007	12,486	10,988	$0.88	(2)
		Senior secured loan ($11,487 par due 10/2013)	5.01% (Libor + 4.5%/M)	10/11/2007	11,487	10,109	$0.88	(3)
		Senior secured loan ($14 par due 10/2013)	6.75% (Base Rate + 3.50/D)	10/11/2007	14	12	$0.86	(2)
		Senior secured loan ($13 par due 10/2013)	6.75% (Base Rate + 3.50/D)	10/11/2007	13	11	$0.85	(3)

					26,750	23,540			2.07%

Grocery
Planet Organic Health Corp.(8)	Organic grocery store operator	Junior secured loan ($860 par due 7/2014)	6.01% (Libor + 5.50%/M)	7/3/2007	860	817	$0.95
		Junior secured loan ($10,250 par due 7/2014)	6.01% (Libor + 5.50%/M)	7/3/2007	10,250	9,738	$0.95	(3)
		Senior subordinated loan ($10,900 par due 7/2012)	11.00% Cash, 2.00% PIK	7/3/2007	10,900	9,845	$0.90	(2)(4)

					22,010	20,400			1.86%

Consumer Products—Durable
Direct Buy Holdings, Inc. and	Membership-based buying	Senior secured loan ($2,281 par due 11/2012)	4.97% (Libor + 4.50%/B)	12/14/2007	2,189	1,861	$0.82
Direct Buy Investors, LP(6)	club franchisor and operator	Partnership interests (19.31% interest)		11/30/2007	10,000	6,500		(5)

					12,189	8,361			0.76%

Housing—Building Materials
HB&G Building Products	Synthetic and wood product	Senior subordinated loan ($8,956 par due 3/2011)	13.00% Cash, 6.00% PIK	10/8/2004	8,966	2,251	$0.25	(2)(4)(14)
	manufacturer	Common stock (2,743 shares)		10/8/2004	753	—	$—	(5)
		Warrants to purchase 4,464 shares		10/8/2004	653	—	$—	(5)

					10,372	2,251			0.00%

Total					$2,267,593	$1,972,977

(1)
Other than our investments in R3 Education, Inc., HCP Acquisition Holdings, LLC, Ivy Hill Middle Market Credit Fund, Ltd., LVCG Holdings LLC, Reflexite Corporation and The Thymes, LLC, we do not "Control" any of our portfolio companies, as defined in the Investment Company Act. In general, under the Investment Company Act, we would "Control" a portfolio company if we owned more than 25% of its outstanding voting securities and/or had the power to exercise control over the management or policies of such portfolio company. All of our portfolio company investments are subject to legal restrictions on sales which as of December 31, 2008 represented 180% of the Company's net assets.

(2)
These assets are owned by the Company's wholly owned subsidiary Ares Capital CP, are pledged as collateral for the CP Funding Facility and, as a result, are not directly available to the creditors of the Company to satisfy any obligations of the Company other than Ares Capital CP's obligations under the CP Funding Facility (see Note 7 to the consolidated financial statements).

(3)
Pledged as collateral for the ARCC CLO. Unless otherwise noted, all other investments are pledged as collateral for the Revolving Credit Facility (see Note 7 to the consolidated financial statements).

(4)
Has a payment-in-kind interest feature (see Note 2 to the consolidated financial statements).

(5)
Non-income producing at December 31, 2008.

(6)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). Transactions during the period for the year ended December 31, 2008 in which the issuer was an Affiliate (but not a portfolio company that we "Control") are as follows (in thousands):

Company	Purchases	Redemptions (cost)	Sales (cost)	Interest income	Capital structuring service fees	Dividend income	Other income	Net realized gains (losses)	Net unrealized gains (losses)
Apple & Eve, LLC and US Juice Partners, LLC	$11,500	$10,814	$—	$4,634	$—	$—	$43	$40	$(12,383)
Carador, PLC	$—	$—	$—	$—	$—	$825	$—	$—	$(3,479)
Campus Management Corp. and Campus Management Acquisition Corp.	$69,193	$1,768	$—	$5,367	$1,540	$—	$112	$—	$3,048
CT Technologies Intermediate Holdings, Inc. and CT Technologies Holdings, LLC	$4,719	$56,822	$—	$2,573	$—	$—	$340	$100	$1,382
Daily Candy, Inc.	$—	$11,872	$10,806	$735	$—	$—	$—	$1,208	$—
Direct Buy Holdings, Inc. and Direct Buy Investors LP	$—	$219	$—	$192	$—	$—	$—	$9	$(3,828)
Firstlight Financial Corporation	$—	$—	$—	$5,854	$—	$—	$750	$—	$(36,991)
Imperial Capital Group, LLC	$584	$—	$—	$—	$—	$—	$—	$—	$—
Industrial Container Services, LLC	$6,939	$16,677	$—	$1,710	$—	$—	$120	$—	$4,100
Investor Group Services, LLC	$1,250	$1,500	$—	$24	$—	$—	$55	$—	$500
Making Memories Wholesale, Inc.	$5,942	$1,114	$—	$199	$—	$—	$—	$—	$(6,668)
Pillar Holdings LLC and PHL Holding Co.	$15,807	$600	$31,865	$3,404	$281	$—	$167	$—	$1,500
Primis Marketing Group, Inc. and Primis Holdings, LLC	$—	$—	$—	$—	$—	$—	$—	$—	$(7,565)
Universal Trailer Corporation	$—	$—	$—	$—	$—	$—	$—	$—	$(700)
VSS-Tranzact Holdings, LLC	$—	$—	$—	$—	$—	$—	$—	$—	$(4,000)
Wastequip, Inc.	$—	$—	$—	$1,424	$—	$—	$—	$—	$(3,318)
Wear Me Apparel, LLC	$—	$—	$—	$2,416	$—	$—	$13	$—	$(14,055)
(7)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). In addition, as defined in the Investment Company Act, we "Control" this portfolio company because we own more than 25% of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). Transactions during the period for the year ended December 31, 2008 in which the issuer was both an Affiliate and a portfolio company that we Control are as follows (in thousands):

Company	Purchases	Redemptions (cost)	Sales (cost)	Interest income	Capital structuring service fees	Dividend income	Other income	Net realized gains (losses)	Net unrealized gains (losses)
HCP Acquisition Holdings, LLC	$8,567	$—	$—	$—	$—	$—	$—	$—	$(2,067)
Ivy Hill Middle Market Credit Fund, Ltd.	$—	$—	$—	$5,427	$—	$—	$1,528	$—	$(5,600)
LVCG Holdings, LLC	$—	$—	$—	$—	$—	$—	$100	$—	$(1,900)
R3 Education, Inc.	$62,600	$69,089	$—	$3,521	$2,900	$—	$65	$—	$4,393
Reflexite Corporation	$10,239	$—	$—	$928	$100	$—	$10	$—	$(19,166)
The Thymes, LLC	$—	$—	$1,450	$544	$—	$133	$—	$—	$(1,257)
(8)
Non-U.S. company or principal place of business outside the U.S. and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets.

(9)
Non-registered investment company.

(10)
A majority of the variable rate loans to our portfolio companies bear interest at a rate that may be determined by reference to either Libor or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), at the borrower's option, which reset annually (A), semi-annually (S), quarterly (Q), bi-monthly (B), monthly (M) or daily (D). For each such loan, we have provided the interest rate in effect at December 31, 2008.

(11)
In addition to the interest earned based on the stated interest rate of this security, we are entitled to receive an additional interest amount of 2.50% on $22.2 million aggregate principal amount of the portfolio company's senior term debt previously syndicated by us.

(12)
Principal amount denominated in Canadian dollars has been translated into U.S. dollars (see Note 2 to the consolidated financial statements).

(13)
In addition to the interest earned based on the stated interest rate of this security, we are entitled to receive an additional interest amount of 2.50% on $25.0 million aggregate principal amount of the portfolio company's senior term debt previously syndicated by us.

(14)
Loan was on non-accrual status as of December 31, 2008.

(15)
Loan includes interest rate floor feature.

See accompanying notes to consolidated financial statements.

 ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2009 (unaudited)
(dollar amounts in thousands, except per share data)

	Common Stock		Capital in Excess of	Accumulated Undistributed Net Investment	Accumulated Undistributed Net Realized Gain (Loss) on Investments, Foreign Currency Transactions and Extinguishment	Net Unrealized Loss on Investments and Foreign Currency	Total Stockholders'
	Shares	Amount	Par Value	Income (Loss)	of Debt	Transactions	Equity
Balance at December 31, 2008	97,152,820	$97	$1,395,958	$(7,637)	(124)	$(293,415)	$1,094,879
Net increase in stockholders' equity resulting from operations	—	—	—	62,148	23,967	(16,328)	69,787
Dividend declared ($0.77 per share)	—	—	—	(50,224)	(24,584)	—	(74,808)
Purchase of shares in connection with dividend reinvestment plan	—	—	—	(1,136)	—	—	(1,136)

Balance at June 30, 2009	97,152,820	$97	$1,395,958	$3,151	$(741)	$(309,743)	$1,088,722

See accompanying notes to consolidated financial statements.

 ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(dollar amounts in thousands)

	For the six months ended
	June 30, 2009	June 30, 2008
	(unaudited)	(unaudited)
OPERATING ACTIVITIES:
Net increase in stockholders' equity resulting from operations	$69,787	$12,438
Adjustments to reconcile net increase in stockholders' equity resulting from operations:
Realized gain on extinguishment of debt	(26,543)	—
Net realized gains (losses) from investments	2,644	(216)
Net unrealized gains (losses) from investments and foreign currency transactions	16,328	49,812
Net accretion of discount on securities	(720)	(835)
Increase in accrued payment-in-kind dividends and interest	(22,196)	(12,879)
Amortization of debt issuance costs	2,389	450
Depreciation	338	204
Proceeds from sale and redemption of investments	161,986	227,154
Purchase of investments	(136,728)	(578,824)
Changes in operating assets and liabilities:
Interest receivable	(3,148)	(858)
Other assets	321	64
Management and incentive fees payable	15,298	3,653
Accounts payable and accrued expenses	1,841	(77)
Interest and facility fees payable	(1,646)	(2,128)

Net cash used in operating activities	79,951	(302,042)

FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	—	259,970
Borrowings on debt	246,700	520,000
Repayments on credit facility payable	(250,247)	(353,500)
Credit facility financing costs	(2,840)	(112)
Dividends paid in cash	(116,650)	(68,411)

Net cash provided by financing activities	(123,037)	357,947

CHANGE IN CASH AND CASH EQUIVALENTS	(43,086)	55,905
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	89,383	21,142

CASH AND CASH EQUIVALENTS, END OF PERIOD	$46,297	$77,047

Supplemental Information:
Interest paid during the period	$12,100	$18,401
Taxes paid during the period	$658	$1,416
Dividends declared during the period	$74,808	$71,333

See accompanying notes to consolidated financial statements.

 ARES CAPITAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of June 30, 2009 (unaudited)
(dollar amounts in thousands, except per share data and as otherwise indicated)

1.    ORGANIZATION

              Ares Capital Corporation (the "Company" or "ARCC" or "we") is a specialty finance company that is a closed-end, non-diversified management investment company incorporated in Maryland. We have elected to be regulated as a business development company under the Investment Company Act of 1940 (the "Investment Company Act"). We were incorporated on April 16, 2004 and were initially funded on June 23, 2004. On October 8, 2004, we completed our initial public offering (the "IPO"). On the same date, we commenced substantial investment operations.

              The Company has elected to be treated as a regulated investment company, or a "RIC", under subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and operates in a manner so as to qualify for the tax treatment applicable to RICs. Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component like warrants, and, to a lesser extent, in equity investments in private middle market companies.

              We are externally managed by Ares Capital Management LLC (the "investment adviser"), an affiliate of Ares Management LLC ("Ares Management"), an independent international investment management firm. Ares Operations LLC ("Ares Administration" or the "administrator"), an affiliate of Ares Management, provides the administrative services necessary for us to operate.

              Interim financial statements are prepared in accordance with generally accepted accounting principles in the United States ("GAAP") for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Articles 6 or 10 of Regulation S-X. In the opinion of management, all adjustments, consisting solely of normal recurring accruals considered necessary for the fair presentation of financial statements for the interim period, have been included. The current period's results of operations will not necessarily be indicative of results that ultimately may be achieved for the fiscal year ending December 31, 2009.

2.    SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

              The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States, and include the accounts of the Company and its wholly owned subsidiaries. The consolidated financial statements reflect all adjustments and reclassifications which, in the opinion of management, are necessary for the fair presentation of the results of the operations and financial condition as of and for the periods presented. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

              Cash and cash equivalents include short-term, liquid investments in a money market fund. Cash and cash equivalents are carried at cost which approximates fair value.

Concentration of Credit Risk

              The Company places its cash and cash equivalents with financial institutions and, at times, cash held in money market accounts may exceed the Federal Deposit Insurance Corporation insured limit.

Investments

              Investment transactions are recorded on the trade date. Realized gains or losses are computed using the specific identification method. Investments for which market quotations are readily available are typically valued at such market quotations. In order to validate market quotations, we look at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available (i.e., substantially all of our investments) are valued at fair value as determined in good faith by our board of directors, based on the input of our management and audit committee and independent valuation firms that have been engaged at the direction of the board to assist in the valuation of each portfolio investment without a readily available market quotation at least once during a trailing 12 month period and under a valuation policy and a consistently applied valuation process. The valuation process is conducted at the end of each fiscal quarter, with approximately 50% (based on value) of our valuations of portfolio companies without readily available market quotations subject to review by an independent valuation firm.

              As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments: the enterprise value of a portfolio company (an estimate of the total fair value of the portfolio company's debt and equity), the nature and realizable value of any collateral, the portfolio company's ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, comparison of the portfolio company's securities to publicly traded securities, changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation.

              Because there is not a readily available market value for most of the investments in our portfolio, we value substantially all of our portfolio investments at fair value as determined in good faith by our board of directors, based on the input of our management and audit committee and independent valuation firms under a valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize significantly less than the value at which we have recorded it.

              In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

              With respect to investments for which market quotations are not readily available, our board of directors undertakes a multi-step valuation process each quarter, as described below:

  •
  Our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals responsible for the portfolio investment in conjunction with our portfolio management team.

  •
  Preliminary valuation conclusions are then documented and discussed by our management.

  •
  The audit committee of our board of directors reviews these preliminary valuations, as well as the input of independent valuation firms with respect to the valuations of approximately 50% (based on value) of our portfolio companies without readily available market quotations.

  •
  The board of directors discusses valuations and determines the fair value of each investment in our portfolio without a readily available market quotation in good faith based on the input of our management and audit committee and independent valuation firms.

              Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS 157"), which expands the application of fair value accounting for investments (see Note 8 to the consolidated financial statements).

Interest Income Recognition

              Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Discounts and premiums on securities purchased are accreted/amortized over the life of the respective security using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion of discounts and amortization of premiums.

              Loans are generally placed on non-accrual status when principal or interest payments are past due 30 days or more or when there is reasonable doubt that principal or interest will be collected. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management's judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid and, in management's judgment, are likely to remain current. The Company may make exceptions to this if the loan has sufficient collateral value and is in the process of collection. As of June 30, 2009, nine loans or 6.2% of total investments at amortized cost (or 2.1% at fair value), were placed on non-accrual status. As of December 31, 2008, six loans or 4.4% of total investments at amortized cost (or 1.6% at fair value), were placed on non-accrual status.

Payment-in-Kind Interest

              The Company has loans in its portfolio that contain a payment-in-kind ("PIK") provision. The PIK interest, computed at the contractual rate specified in each loan agreement, is added to the principal balance of the loan and recorded as interest income. To maintain the Company's status as a RIC, this non-cash source of income must be paid out to stockholders in the form of dividends even though the Company has not yet collected the cash. For the three and six months ended June 30, 2009, $11,474 and $22,196, respectively, in PIK income was recorded. For the three and six months ended June 30, 2008, $7,452 and $12,879, respectively, in PIK income was recorded.

Capital Structuring Service Fees and Other Income

              The Company's investment adviser seeks to provide assistance to our portfolio companies in connection with the Company's investments and in return the Company may receive fees for capital structuring services. These fees are generally only available to the Company as a result of the Company's underlying investments, are normally paid at the closing of the investments, are generally non-recurring and are recognized as revenue when earned upon closing of the investment. The services that the Company's investment adviser provides vary by investment, but generally consist of reviewing existing credit facilities, arranging bank financing, arranging equity financing, structuring financing from multiple lenders, structuring financing from multiple equity investors, restructuring existing loans, raising equity and debt capital, and providing general financial advice, which concludes upon closing of the investment. Any services of the above nature subsequent to the closing would generally generate a separate fee payable to the Company. In certain instances where the Company is invited to participate as a co-lender in a transaction and does not provide significant services in connection with the investment, a portion of loan fees paid to the Company in such situations will be deferred and amortized over the estimated life of the loan. The Company's investment adviser may also take a seat on the board of directors of a portfolio company, or observe the meetings of the board of directors without taking a formal seat.

              Other income includes fees for asset management, consulting, loan guarantees, commitments, and other services rendered by the Company to portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Foreign Currency Translation

              The Company's books and records are maintained in U.S. dollars. Any foreign currency amounts are translated into U.S. dollars on the following basis:

    (1)
    Market value of investment securities, other assets and liabilities—at the exchange rates prevailing at the end of the period.

    (2)
    Purchases and sales of investment securities, income and expenses—at the rates of exchange prevailing on the respective dates of such transactions, income or expenses.

              Results of operations based on changes in foreign exchange rates are separately disclosed in the statement of operations. Foreign security and currency translations may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuation and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.

Accounting for Derivative Instruments

              The Company does not utilize hedge accounting and marks its derivatives to market through operations.

Offering Expenses

              The Company's offering costs are charged against the proceeds from equity offerings when received. For the six months ended June 30, 2009, there were no equity offerings. For the six months ended June 30, 2008, the Company incurred approximately $1,245 of offering costs.

Debt Issuance Costs

              Debt issuance costs are being amortized over the life of the related credit facility using the straight line method, which closely approximates the effective yield method.

U.S. Federal Income Taxes

              The Company has elected to be treated as a RIC under subchapter M of the Code and operates in a manner so as to qualify for the tax treatment applicable to RICs. In order to qualify as a RIC, among other things, the Company is required to timely distribute to its stockholders at least 90% of investment company taxable income, as defined by the Code, for each year. The Company, among other things, has made and intends to continue to make the requisite distributions to its stockholders, which will generally relieve the Company from U.S. federal income taxes.

              Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year dividend distributions into the next tax year and pay a 4% excise tax on such income, as required. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions, the Company accrues excise tax, if any, on estimated excess taxable income as taxable income is earned. For the three months ended June 30, 2009, no amount was recorded for U.S. federal excise tax. For the six months ended June 30, 2009, a net benefit of $30 was recorded for U.S. Federal excise tax. For the three months ended June 30, 2008, the Company recorded a provision of $135 for U.S. Federal excise tax. For the six months ended June 30, 2008, the Company recorded a benefit of approximately $299 for U.S. Federal excise tax.

              Certain of our wholly owned subsidiaries are subject to U.S. Federal and state income taxes. For the three and six months ended June 30, 2009, we recorded tax expenses of approximately $78 and $139, respectively, for these subsidiaries. For the three and six months ended June 30, 2008, we recorded tax provisions of approximately $3 and $115, respectively, for these subsidiaries.

Dividends

              Dividends and distributions to common stockholders are recorded on the record date. The amount to be paid out as a dividend is determined by the board of directors each quarter and is generally based upon the earnings estimated by management. Net realized capital gains, if any, are generally distributed at least annually, although we may decide to retain such capital gains for investment.

              We have adopted a dividend reinvestment plan that provides for reinvestment of any distributions we declare in cash on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if our board of directors authorizes, and we declare, a cash dividend, then our stockholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividend. While we generally use primarily newly issued shares to implement the plan (especially if our shares are trading at a premium to net asset value), we may purchase shares in the open market in connection with our obligations under the plan. In particular, if our shares are trading at a significant enough discount to net asset value and we are otherwise permitted under applicable law to purchase such shares, we intend to purchase shares in the open market in connection with our obligations under our dividend reinvestment plan.

Use of Estimates in the Preparation of Financial Statements

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of actual and contingent assets and liabilities at the date of the financial statements and the reported amounts of income or loss and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the valuation of investments.

New Accounting Pronouncements

              On October 10, 2008, the Financial Accounting Standards Board ("FASB") issued Staff Position No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active, or "FSP 157-3". FSP 157-3 provides an illustrative example of how to determine the fair value of a financial asset in an inactive market. FSP 157-3 does not change the fair value measurement principles set forth in SFAS 157 (see Note 8 for a description of SFAS 157). Since adopting SFAS 157 in January 2008, our process for determining the fair value of our investments has been, and continues to be, consistent with the guidance provided in the example in FSP 157-3. As a result, the adoption of FSP 157-3 did not affect our process for determining the fair value of our investments and did not have a material effect on our financial position or results of operations. See Note 8 for more information.

              In April 2009, the FASB issued Staff Position 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, or "FSP 157-4". FSP 157-4 provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased when compared with normal market activity for the asset or liability, and identifying transactions that are not orderly. In those circumstances, further analysis and significant adjustment to the transaction or quoted prices may be necessary to estimate fair value. FSP 157-4 reaffirms fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. FSP 157-4 has been adopted by the Company and will be effective for reporting periods ending after June 15, 2009. The Company's adoption of FSP 157-4 did not have a significant impact on the Company's financial statements. See Note 8 for more information.

              In May 2009, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 165, Subsequent Events, or ("SFAS 165", which addresses accounting and disclosure requirements related to subsequent events. SFAS 165 requires management to evaluate subsequent events through the date the financial statements are either issued or available to be issued, depending on the company's expectation of whether it will widely distribute its financial statements to its shareholders and other financial statement users. Companies are required to disclose the date through which subsequent events have been evaluated. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009 and should be applied prospectively. The adoption of SFAS 165 did not have a material effect on our financial condition or results of operations.

              In June 2009, the FASB issued SFAS No. 166, Accounting for Transfer of Financial Assets or "SFAS 166", which amends the guidance in SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. It eliminates the qualifying special-purpose entities ("QSPEs") concept, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, clarifies the derecognition criteria, revises how retained interests are initially measured, and removes the guaranteed mortgage securitization recharacterization provisions. SFAS 166 requires additional year-end and interim disclosures for public and nonpublic companies that are similar to the disclosures required by FSP FAS 140-4 and FIN 46(R)-8. SFAS 166 is effective as of the beginning of a company's first fiscal year that begins after November 15, 2009 (January 1, 2010 for calendar year-end companies), and for subsequent interim and annual reporting periods. SFAS 166's disclosure requirements must be applied to transfers that occurred before and after its effective date. Early adoption is prohibited. We are currently evaluating the effect that the provisions of SFAS 166 may have on our financial condition and results of operations.

              In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), or "SFAS 167", which amends the guidance in FASB Interpretation No. ("FIN") 46(R), Consolidation of Variable Interest Entities. It requires reporting entities to evaluate former QSPEs for consolidation, changes the approach to determining a variable interest entity's (VIE's) primary beneficiary from a quantitative assessment to a qualitative assessment designed to identify a controlling financial interest, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a VIE. It also clarifies, but does not significantly change, the characteristics that identify a VIE. SFAS 167 requires additional year-end and interim disclosures for public and non-public companies that are similar to the disclosures required by FSP FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities. SFAS 167 is effective as of the beginning of a company's first fiscal year that begins after November 15, 2009 (January 1, 2010 for calendar year-end companies), and for subsequent interim and annual reporting periods. All QSPE's and entities currently subject to FIN 46(R) will need to be reevaluated under the amended consolidation requirements as of the beginning of the first annual reporting period that begins after November 15, 2009. Early adoption is prohibited. We are currently evaluating the effect that the provisions of SFAS 167 may have on our financial condition and results of operations.

3.    AGREEMENTS

Investment Advisory and Management Agreement

              The Company is party to an investment advisory and management agreement (the "investment advisory and management agreement") with Ares Capital Management. Subject to the overall supervision of our board of directors, Ares Capital Management provides investment advisory services to the Company. For providing these services, Ares Capital Management receives a fee from us, consisting of two components—a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 1.5% based on the average value of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) at the end of the two most recently completed calendar quarters. The base management fee is payable quarterly in arrears.

              The incentive fee has two parts. One part is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the quarter. Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under the administration agreement, and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature such as market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero coupon securities, accrued income that we have not yet received in cash. The investment adviser is not under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued interest that we never actually receive.

              Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a quarter where we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, we will pay the applicable incentive fee even if we have incurred a loss in that quarter due to realized and/or unrealized capital losses. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, is compared to a fixed "hurdle rate" of 2.00% per quarter. If market interest rates rise, we may be able to invest our funds in debt instruments that provide for a higher return, which would increase our pre-incentive fee net investment income and make it easier for our investment adviser to surpass the fixed hurdle rate and receive an incentive fee based on such net investment income. Our pre-incentive fee net investment income used to calculate this part of the incentive fee is also included in the amount of our total assets (other than cash and cash equivalents but including assets purchased with borrowed funds) used to calculate the 1.5% base management fee.

              We pay the investment adviser an incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

  •
  no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate;

  •
  100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.50% in any calendar quarter. We refer to this portion of our pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 2.50%) as the "catch-up" provision. The "catch-up" is meant to provide our investment adviser with 20% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 2.50% in any calendar quarter; and

  •
  20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.50% in any calendar quarter.

              These calculations are adjusted for any share issuances or repurchases during the quarter.

              The second part of the incentive fee, the "Capital Gains Fee", is determined and payable in arrears as of the end of each calendar year (or, upon termination of the investment advisory and management agreement, as of the termination date), and is calculated at the end of each applicable year by subtracting (a) the sum of our cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (b) our cumulative aggregate realized capital gains, in each case calculated from October 8, 2004. If such amount is positive at the end of such year, then the Capital Gains Fee for such year is equal to 20.0% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Fee for such year.

              The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in our portfolio when sold and (b) the accreted or amortized cost basis of such investment.

              The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (a) the net sales price of each investment in the Company's portfolio when sold is less than (b) the accreted or amortized cost basis of such investment.

              The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company's portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment.

              We defer cash payment of any incentive fee otherwise earned by the investment adviser if during the most recent four full calendar quarter period ending on or prior to the date such payment is to be made the sum of (a) the aggregate distributions to the stockholders of the Company and (b) the change in net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) is less than 8.0% of our net assets at the beginning of such period. These calculations were appropriately pro rated during the first three calendar quarters following October 8, 2004 and are adjusted for any share issuances or repurchases.

              For the three and six months ended June 30, 2009, we incurred $7,496 and $14,994, respectively, in base management fees and $7,987 and $15,537, respectively, in incentive management fees related to pre-incentive fee net investment income. For the three and six months ended June 30,

2009, we accrued no incentive management fees related to realized capital gains. As of June 30, 2009, $48,287 was unpaid and included in management and incentive fees payable in the accompanying consolidated balance sheet. Included in this $48,287 was $40,791 in incentive management fees related to the twelve months ended June 30, 2009 that have been deferred pursuant to the investment advisory and management agreement.

              For the three and six months ended June 30, 2008, we incurred $7,679 and $14,766, respectively, in base management fees and $9,015 and $15,508, respectively, in incentive management fees related to pre-incentive fee net investment income. For the three and six months ended June 30, 2008, we accrued no incentive management fees related to net realized capital gains. As of June 30, 2008, $16,694 was unpaid and included in management and incentive fees payable in the accompanying consolidated balance sheet.

Administration Agreement

              We are also party to a separate administration agreement, the "administration agreement," with our administrator, Ares Administration. Our board of directors approved the continuation of our administration agreement on May 4, 2009, which extended the term of the agreement until June 1, 2010. Pursuant to the administration agreement, Ares Administration furnishes us with office equipment and clerical, bookkeeping and record keeping services. Under the administration agreement, Ares Administration also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, Ares Administration assists us in determining and publishing our net asset value, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Under the administration agreement, Ares Administration also provides, on our behalf, managerial assistance to those portfolio companies to which we are required to provide such assistance. Payments under the administration agreement are equal to an amount based upon our allocable portion of Ares Administration's overhead in performing its obligations under the administration agreement, including our allocable portion of the cost of our officers (including our chief compliance officer, chief financial officer, secretary and treasurer) and their respective staffs. The administration agreement may be terminated by either party without penalty upon 60-days' written notice to the other party.

              For the three and six months ended June 30, 2009, we incurred $1,092 and $2,096, respectively, in administrative fees. As of June 30, 2009, $1,092 was unpaid and included in accounts payable and accrued expenses in the accompanying consolidated balance sheet.

              For the three and six months ended June 30, 2008, we incurred $365 and $900, respectively, in administrative fees.

4.    EARNINGS PER SHARE

              The following information sets forth the computations of basic and diluted net increase in stockholders' equity per share resulting from the operations for the three and six months ended June 30, 2009:

	Three months ended June 30, 2009	Six months ended June 30, 2009
Numerator for basic and diluted net increase in stockholders' equity resulting from operations per share:	$34,753	$69,787
Denominator for basic and diluted net increase in stockholders' equity resulting from operations per share:	97,152,820	97,152,820
Basic and diluted net increase in stockholders' equity resulting from operations per share:	$0.36	$0.72

              The following information sets forth the computations of basic and diluted net increase in stockholders' equity per share resulting from operations for the three and six months ended June 30, 2008:

	Three months ended June 30, 2008	Six months ended June 30, 2008
Numerator for basic and diluted net increase in stockholders' equity resulting from operations per share:	$3,272	$12,438
Denominator for basic and diluted net increase in stockholders' equity resulting from operations per share:	90,125,629	82,097,395
Basic and diluted net increase in stockholders' equity resulting from operations per share:	$0.04	$0.15

              In accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128"), the weighted average shares of common stock outstanding used in computing basic and diluted net increase in stockholders' equity resulting from operations per share for the three and six months ended June 30, 2008 has been adjusted retroactively by a factor of 1.02% to recognize the bonus element associated with rights to acquire shares of common stock that we issued to stockholders of record as of March 24, 2008 in connection with a transferable rights offering.

5.    INVESTMENTS

              Under the Investment Company Act, we are required to separately identify non-controlled investments where we own more than 5% of a portfolio company's outstanding voting securities as "affiliated companies." In addition, under the Investment Company Act, we are required to separately identify investments where we own more than 25% of a portfolio company's outstanding voting securities as "control affiliated companies." We had no existing control relationship with any of the portfolio companies identified as "affiliated companies" or "control affiliated companies" prior to making the indicated investment.

              For the three months ended June 30, 2009, the Company funded $63.0 million aggregate principal amount of senior term debt and $6.5 million of investments in equity securities.

              In addition, for the three months ended June 30, 2009, $53.4 million aggregate principal amount of senior term debt was redeemed. Additionally, $29.2 million aggregate principal amount of senior term debt and $4.0 million of senior subordinated debt were sold.

              As of June 30, 2009, investments and cash and cash equivalents consisted of the following:

	Amortized Cost	Fair Value
Cash and cash equivalents	$46,297	$46,297
Senior term debt	1,143,155	1,042,660
Senior subordinated debt	757,893	626,551
Equity securities	316,116	243,029
Collateralized loan obligations	55,812	50,231

Total	$2,319,273	$2,008,768

              As of December 31, 2008, investments and cash and cash equivalents consisted of the following:

	Amortized Cost	Fair Value
Cash and cash equivalents	$89,383	$89,383
Senior term debt	1,165,460	1,055,089
Senior subordinated debt	737,072	619,491
Equity securities	309,061	247,997
Collateralized loan obligations	56,000	50,400

Total	$2,356,976	$2,062,360

              The amortized cost represents the original cost adjusted for the accretion of discounts and amortization of premiums on debt using the effective interest method.

              The industrial and geographic compositions of our portfolio at fair value at June 30, 2009 and December 31, 2008 were as follows:

Industry	June 30, 2009	December 31, 2008
Health Care	19.1%	20.2%
Education	10.3	11.1
Restaurants and Food Services	8.2	8.1
Beverage/Food/Tobacco	7.8	7.8
Other Services	7.4	7.4
Financial	7.1	7.0
Business Services	6.7	6.7
Retail	5.8	5.7
Manufacturing	4.6	3.8
Environmental Services	3.8	4.1
Computers/Electronics	3.3	1.2
Printing/Publishing/Media	3.2	3.8
Aerospace and Defense	3.1	3.0
Consumer Products	2.7	3.0
Telecommunications	2.1	2.0
Cargo Transport	1.4	1.4
Containers/Packaging	1.2	1.4
Health Clubs	1.2	1.2
Grocery	1.0	1.0
Homebuilding	0.0	0.1

Total	100.0%	100.0%

Geographic Region	June 30, 2009	December 31, 2008
Mid-Atlantic	21.9%	21.0%
Southeast	21.9	22.2
Midwest	21.0	20.6
West	18.2	18.3
International	13.4	14.1
Northeast	3.6	3.8

Total	100.0%	100.0%

6.    COMMITMENTS AND CONTINGENCIES

              As of June 30, 2009 and December 31, 2008, the Company had the following commitments to fund various revolving senior secured and subordinated loans:

	June 30, 2009	December 31, 2008
Total revolving commitments	$287,200	$419,000
Less: funded commitments	(89,000)	(139,600)

Total unfunded commitments	198,200	279,400
Less: commitments substantially at discretion of the Company	(16,000)	(32,400)
Less: unavailable commitments due to borrowing base or other covenant restriction	(60,100)	(64,500)

Total net adjusted unfunded revolving commitments	$122,100	$182,500

              Of the total commitments as of June 30, 2009, $160,400 extend beyond the maturity date of our Revolving Credit Facility (as defined in Note 7). Additionally, $109,000 of the total commitments, or $34,000 of the net adjusted unfunded commitments, are scheduled to expire in 2009. Included within the total commitments as of June 30, 2009 are commitments to issue up to $15,600 in standby letters of credit through a financial intermediary on behalf of certain portfolio companies.

              Under these arrangements, the Company would be required to make payments to third parties if the portfolio companies were to default on their related payment obligations. As of June 30, 2009, the Company had $10,300 in standby letters of credit issued and outstanding on behalf of the portfolio companies, of which no amounts were recorded as a liability. Of these letters of credit, $4,900 expire on September 30, 2009, $300 expire on January 31, 2010, $200 expire on February 28, 2010, $1,500 expire on March 31, 2010 and $3,400 expire on July 31, 2010. These letters of credit may be extended under substantially similar terms for additional one-year terms at the Company's option until the Revolving Credit Facility, under which the letters of credit were issued, matures on December 28, 2010.

              As of June 30, 2009 and December 31, 2008, the Company was subject to subscription agreements to fund equity investments in private equity investment partnerships, substantially all at the discretion of the Company, as follows:

	June 30, 2009	December 31, 2008
Total private equity commitments	$428,300	$428,300
Total unfunded private equity commitments	$421,800	$423,600

7.    BORROWINGS

              In accordance with the Investment Company Act, with certain limited exceptions, we are only allowed to borrow amounts such that our asset coverage, as defined in the Investment Company Act, is at least 200% after such borrowing. As of June 30, 2009, our asset coverage for borrowed amounts was 224%.

              Our debt obligations consisted of the following as of June 30, 2009 and December 31, 2008:

	June 30, 2009		December 31, 2008
	Outstanding	Total Available(1)	Outstanding	Total Available(1)
Revolving Credit Facility	$375,045	$525,000	$480,486	$510,000
CP Funding Facility	225,000	225,000	114,300	350,000
Debt Securitization	279,210	279,210	314,000	314,000

	$879,255	$1,029,210	$908,786	$1,174,000

(1)
Subject to borrowing base and leverage restrictions.

              The weighted average interest rate of all our debt obligations as of June 30, 2009 and December 31, 2008 was 1.98% and 3.03%, respectively.

CP Funding Facility

              In October 2004, we formed Ares Capital CP Funding LLC ("Ares Capital CP"), a wholly owned subsidiary of the Company, through which we established a revolving facility, referred to as the "CP Funding Facility," that, as amended, allowed Ares Capital CP to issue up to $350,000 of variable funding certificates ("VFC"). On May 7, 2009, the Company and Ares Capital CP entered into an amendment that, among other things, converted the CP Funding Facility from a revolving facility to an amortizing facility, extended the maturity from July 21, 2009 to May 7, 2012, reduced the availability from $350,000 to $225,000 (with a reduction in the outstanding balance required by each of December 31, 2010 and December 31, 2011)and decreased the advance rates applicable to certain types of eligible loans. In addition, the interest rate charged on the CP Funding Facility was increased from the commercial paper rate plus 2.50% to the commercial paper, Eurodollar or adjusted Eurodollar rate, as applicable, plus 3.50% and the commitment fee requirement was removed. The Company also paid a renewal fee of 1.25% of the total facility amount, or $2,813. As of June 30, 2009, there was $225,000 outstanding under the CP Funding Facility and the Company continues to be in compliance with all of the limitations and requirements of the CP Funding Facility. As of December 31, 2008, there was $114,300 outstanding under the CP Funding Facility.

              The CP Funding Facility is secured by all of the assets held by Ares Capital CP, which as of June 30, 2009 consisted of 43 investments.

              The interest charged on the VFC is payable quarterly and as of June 30, 2009, the rate in effect was one month LIBOR, which was 0.31%. As of December 31, 2008, the rate in effect was the commercial paper rate which was 2.3271%. For the three and six months ended June 30, 2009, the average interest rates (i.e. rate in effect plus the spread) were 3.70% and 3.66%, respectively. For the three and six months ended June 30, 2009, the average outstanding balances were $177,932 and $135,495, respectively. For the three and six months ended June 30, 2008, the average interest rates (i.e. rate in effect plus the spread) were 3.77% and 4.33%, respectively. For the three and six months ended June 30, 2008, the average outstanding balances were $27,315 and $69,815, respectively.

              For the three and six months ended June 30, 2009, the interest expense incurred on the CP Funding Facility was $1,648 and $2,480, respectively. For the three and six months ended June 30, 2008, the interest expense incurred on the CP Funding Facility was $271 and $1,324, respectively. Cash paid for interest expense during the six months ended June 30, 2009 and 2008 was $2,701 and $2,391, respectively.

              Prior to May 7, 2009, the Company was required to pay a commitment fee for any unused portion of the CP Funding Facility equal to 0.5% per annum for any unused portion of the CP Funding

Facility. Prior to July 22, 2008, the commitment fee was 0.125% per annum calculated based on an amount equal to $200,000 less the borrowings outstanding under the CP Funding Facility. For the three and six months ended June 30, 2009, the commitment fees incurred on the CP Funding Facility were $122 and $443, respectively. For the three and six months ended June 30, 2008, the commitment fees incurred on the CP Funding Facility were $55 and $91, respectively.

Revolving Credit Facility

              In December 2005, we entered into a senior secured revolving credit facility referred to as "Revolving Credit Facility", under which, as amended, the lenders have agreed to extend credit to the Company in an aggregate principal amount not exceeding $525,000 at any one time outstanding. The Revolving Credit Facility expires on December 28, 2010 and with certain exceptions is secured by substantially all of the assets in our portfolio (other than investments held by Ares Capital CP under the CP Funding Facility and those held as a part of the Debt Securitization, discussed below) which as of June 30, 2009 consisted of 177 investments.

              The Revolving Credit Facility also includes an "accordion" feature that allows us to increase the size of the Revolving Credit Facility to a maximum of $765,000 under certain circumstances. The Revolving Credit Facility also includes usual and customary events of default for senior secured revolving credit facilities of this nature. As of June 30, 2009, there was $375,045 outstanding under the Revolving Credit Facility and the Company continues to be in compliance with all of the limitations and requirements of the Revolving Credit Facility. As of December 31, 2008, there was $480,486 outstanding under the Revolving Credit Facility.

              The interest charged under the Revolving Credit Facility is generally based on LIBOR (one, two, three or six month) plus 1.00%. As of June 30, 2009, the one, two, three and six month LIBOR were 0.31%, 0.41%, 0.60% and 1.11%, respectively. As of December 31, 2008, the one, two, three and six month LIBOR were 0.44%, 1.10%, 1.43% and 1.75%, respectively. For the three and six months ended June 30, 2009, the average interest rate was 1.83% and 2.19%, respectively, the average outstanding balance was $423,069 and $457,590, respectively, and the interest expense incurred was $1,939 and $5,012, respectively. For the three and six months ended June 30, 2008, the average interest rate was 4.11% and 4.68%, respectively, the average outstanding balance was $402,063 and $371,597, respectively, and the interest expense incurred was $4,117 and $8,677, respectively. Cash paid for interest expense during the six months ended June 30, 2009 and 2008 was $6,311 and $9,518, respectively. The Company is also required to pay a commitment fee of 0.20% for any unused portion of the Revolving Credit Facility. For the three and six months ended June 30, 2009, the commitment fee incurred was $101 and $202, respectively. For the three and six months ended June 30, 2008, the commitment fee incurred was $185 and $257, respectively.

              The amount available for borrowing under the Revolving Credit Facility is reduced by any standby letters of credit issued through the Revolving Credit Facility. As of June 30, 2009 and December 31, 2008, the Company had $21,600 and $16,700, respectively, in standby letters of credit issued through the Revolving Credit Facility.

              As of June 30, 2009, the Company had a non-U.S. borrowing on the Revolving Credit Facility denominated in Canadian dollars. As of June 30, 2009 and December 31, 2008, unrealized appreciation on this borrowing was $2,805 and $3,365, respectively.

Debt Securitization

              In July 2006, through our wholly owned subsidiary, ARCC CLO 2006 LLC ("ARCC CLO"), we completed a $400,000 debt securitization (the "Debt Securitization") and issued approximately $314,000 principal amount of asset-backed notes (including $50,000 of revolving notes, all of which were drawn down as of June 30, 2009) (the "CLO Notes") to third parties that were secured by a pool of middle market loans that have been purchased or originated by the Company. The CLO Notes are included in the June 30, 2009 consolidated balance sheet. We retained approximately $86,000 of aggregate principal amount of certain BBB and non-rated securities in the Debt Securitization (the "Retained Notes"). During the six months ended June 30, 2009, we repurchased, in several open market transactions, $34,790 of CLO Notes consisting of $14,000 of the Class B and $20,790 of the Class C notes for a total purchase price of $8,247. As a result of these purchases, we recognized a $26,543 gain on the extinguishment of debt and as of June 30, 2009, we held an aggregate principal amount of $120,790 of CLO Notes, in total. The CLO Notes mature on December 20, 2019, and, as of June 30, 2009, there is $279,210 outstanding under the Debt Securitization (excluding the Retained Notes). The blended pricing of the CLO Notes, excluding fees, is approximately 3-month LIBOR plus 27 basis points.

              The classes, amounts, ratings and interest rates (expressed as a spread to 3-month LIBOR) of the CLO Notes are as follows:

Class	Amount		Rating (S&P/Moody's)	LIBOR Spread (basis points)
A-1A	$75,000		AAA/Aaa	25
A-1A VFN	50,000	(1)	AAA/Aaa	28
A-1B	14,000		AAA/Aaa	37
A-2A	75,000		AAA/Aaa	22
A-2B	33,000		AAA/Aaa	35
B	9,000		AA/Ba1	43
C	23,210		A/B1	70

Total	$279,210

(1)
Revolving class, all of which was drawn as of June 30, 2009.

              As of June 30, 2009, there were 69 investments securing the notes. The interest charged under the Debt Securitization is based on 3-month LIBOR, which as of June 30, 2009 was 0.60% and as of December 31, 2008 was 1.43%. For the three and six months ended June 30, 2009, the effective average interest rate was 1.59% and 1.63%, respectively, the average outstanding balance was $279,210 and $289,638, respectively, and the interest expense incurred was $1,107 and $2,356, respectively. For the three and six months ended June 30, 2008, the effective average interest rate was 2.93% and 4.00%, respectively, and the interest expense incurred was $2,295 and $6,265, respectively. Cash paid for interest expense during the six months ended June 30, 2009 and 2008 was $2,629 and $6,492, respectively. The Company is also required to pay a commitment fee of 0.175% for any unused portion of the Class A-1A VFN Notes. There were no commitment fees incurred for the three and six months ended June 30, 2009 and 2008 on these notes.

8.    FAIR VALUE OF FINANCIAL INSTRUMENTS

              Effective January 1, 2008, the company adopted SFAS No. 159, the Fair Value Option for Financial Assets and Liabilities ("SFAS 159"), which provides companies the option to report selected financial assets and liabilities at fair value. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities and to more easily understand the effect of the company's choice to use fair value on its earnings. SFAS 159 also requires entities to display the fair value of the selected assets and liabilities on the face of the balance sheet. The Company has not elected the SFAS 159 option to report selected financial assets and liabilities at fair value. As a result, with the exception of the line items entitled "other assets" and "debt," which are reported at cost, all assets and liabilities approximate fair value on the balance sheet. The carrying value of the line items entitled "interest receivable," "receivable for open trades," "payable for open trades," "accounts payable and accrued expenses," "management and incentive fees payable" and "interest and facility fees payable" approximate fair value due to their short maturity.

              Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements ("SFAS 157"), which expands the application of fair value accounting. SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosure of fair value measurements. SFAS 157 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. SFAS 157 requires the Company to assume that the portfolio investment is sold in a principal market to market participants, or in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with SFAS 157, the Company has considered its principal market as the market in which the Company exits its portfolio investments with the greatest volume and level of activity. SFAS 157 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. In accordance with SFAS 157, these inputs are summarized in the three broad levels listed below:

  •
  Level 1—Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

  •
  Level 2—Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

  •
  Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

              In addition to using the above inputs in investment valuations, we continue to employ the valuation policy approved by our board of directors that is consistent with SFAS 157 (see Note 2). Consistent with our valuation policy, we evaluate the source of inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. Our valuation policy considers the fact that because there is not a readily available market value for most of the investments in our portfolio, the fair value of the investments must typically be determined using unobservable inputs.

              Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize significantly less than the value at which we have recorded it.

              In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

              The following table presents fair value measurements of cash and cash equivalents and investments as of June 30, 2009:

		Fair Value Measurements Using
	Total	Level 1	Level 2	Level 3
Cash and cash equivalents	$46,297	$46,297	$—	$—
Investments	$1,962,471	$—	$26,035	$1,936,436

              The following tables present changes in investments that use Level 3 inputs for the three and six months ended June 30, 2009:

Three months ended June 30, 2009
Balance as of March 31, 2009	$1,945,464
Net realized and unrealized gains (losses)	1,230
Net purchases, sales or redemptions	(10,258)
Net transfers in and/or out of Level 3	—

Balance as of June 30, 2009	$1,936,436

Six months ended June 30, 2009
Balance as of December 31, 2008	$1,862,462
Net realized and unrealized gains (losses)	(19,431)
Net purchases, sales or redemptions	7,905
Net transfers in and/or out of Level 3	85,500

Balance as of June 30, 2009	$1,936,436

              As of June 30, 2009, the net unrealized loss on the investments that use Level 3 inputs was $301,383.

              Following are the carrying and fair values of our debt instruments as of June 30, 2009 and December 31, 2008. Fair value is estimated by discounting remaining payment using applicable current market rates which take into account changes in the Company's marketplace credit ratings.

	June 30, 2009		December 31, 2008
	Carrying Value	Fair Value	Carryingv Value	Fair Value
Revolving Credit Facility	$375,045	$362,000	$480,486	$462,000
CP Funding Facility	225,000	225,000	114,300	113,000
Debt Securitization	279,210	192,000	314,000	148,000

	$879,255	$779,000	$908,786	$723,000

9.    RELATED PARTY TRANSACTIONS

              In accordance with the investment advisory and management agreement, we bear all costs and expenses of the operation of the Company and reimburse the investment adviser for all such costs and expenses incurred in the operation of the Company. For the three and six months ended June 30, 2009, the investment adviser incurred such expenses totaling $527 and $944, respectively. For the three and six months ended June 30, 2008, the investment adviser incurred such expenses totaling $605 and $1,006, respectively. As of June 30, 2009, $48 was unpaid and included in accounts payable and accrued expenses in the accompanying consolidated balance sheet.

              We rent office space directly from a third party pursuant to a lease that expires on February 27, 2011. In addition, we have entered into a sublease agreement with Ares Management whereby Ares Management subleases approximately 25% of certain office space for a fixed rent equal to 25% of the basic annual rent payable by us under this lease, plus certain additional costs and expenses. For the three and six months ended June 30, 2009, such amounts payable to the Company totaled $67 and $134, respectively. For the three and six months ended June 30, 2008, such amounts payable to the Company totaled $51 and $120, respectively. As of June 30, 2009, there were no unpaid amounts.

              As of June 30, 2009, Ares Investments, an affiliate of Ares Management (the sole member of our investment adviser) owned 2,859,882 shares of the Company's common stock representing approximately 2.9% of the total shares outstanding as of June 30, 2009.

              See Notes 3 and 10 for descriptions of other related party transactions.

10.    IVY HILL FUNDS

              On November 19, 2007, we established a middle market credit fund, Ivy Hill Middle Market Credit Fund, Ltd. ("Ivy Hill I"), which is managed by our affiliate, Ivy Hill Asset Management, L.P. ("IHAM"). IHAM receives a 0.50% management fee on the average total assets of Ivy Hill I as compensation for managing this fund. As of June 30, 2009, the total assets of Ivy Hill I were approximately $370,000. For the three and six months ended June 30, 2009, the Company earned $395 and $883, respectively, in management fees. For the three and six months ended June 30, 2008, the Company earned $384 and $581, respectively, in management fees. Ivy Hill I primarily invests in first and second lien bank debt of middle market companies. Ivy Hill I was initially funded with $404,000 of capital, including a $56,000 investment by the Company consisting of $40,000 of Class B notes and $16,000 of subordinated notes. For the three and six months ended June 30, 2009, the Company earned $1,369 and $3,022, respectively, from its investments in Ivy Hill I. For the three and six months ended June 30, 2008, the Company earned $1,581 and $2,593, respectively, from its investments in Ivy Hill I.

              Ivy Hill I purchased investments from the Company of $3,980 and $12,980 during the three and six months ended June 30, 2009, respectively, and may from time to time buy additional investments from the Company. There was a loss of $20 recognized by the Company on these transactions.

              On November 5, 2008, the Company established a second middle market credit fund, Ivy Hill Middle Market Credit Fund II, Ltd. ("Ivy Hill II"), which is also managed by IHAM. IHAM receives a 0.50% management fee on the average total assets of Ivy Hill II as compensation for managing this fund. Ivy Hill II primarily invests in second lien and subordinated bank debt of middle market companies. Ivy Hill II was established with an initial commitment of $250,000 of subordinated notes, of which $125,000 has been funded, and may grow over time with leverage. Ivy Hill II purchased $27,500 of investments from the Company during the six months ended June 30, 2009. The Company recorded a loss of $1,388 on these transactions. As of June 30, 2009, the total assets of Ivy Hill II were approximately $123,000. For the three and six months ended June 30, 2009, the Company earned $274 and $353, respectively, in management fees.

              Our affiliate, IHAM, is party to a separate services agreement, referred to herein as the "services agreement," with Ares Capital Management. Pursuant to the services agreement, Ares Capital Management provides IHAM with office facilities, equipment, clerical, bookkeeping and record keeping services, services of investment professionals and others to perform investment advisory, research and related services, services of, and oversight of, custodians, depositories, accountants, attorneys, underwriters and such other persons in any other capacity deemed to be necessary. Under the services agreement, IHAM will reimburse Ares Capital Management for all of the costs associated with such services, including Ares Capital Management's allocable portion of overhead and the cost of its officers and respective staff in performing its obligations under the services agreement. The services agreement may be terminated by either party without penalty upon 60-days' written notice to the other party. For the three and six months ended June 30, 2009, IHAM incurred such expenses payable to the investment adviser of $282 and $538, respectively. No such expenses were payable for the three and six months ended June 30, 2008.

              During the three months ended June 30, 2009, because of a shift in activity from being primarily a manager with no dedicated employees and of funds in which the Company has invested debt and equity, to a manager with individuals dedicated to managing an increasing number of third party funds for which the Company has limited or no investment, we have concluded that GAAP requires the financial results of IHAM to be reported as a portfolio company in our schedule of investments rather than as a consolidated subsidiary in the Company's financial results. For the three months ended June 30, 2009, the Company made an initial equity investment of $3,816 into IHAM and also recognized an unrealized gain of $8,000.

11.    DERIVATIVE INSTRUMENTS

              In October 2008, we entered into a two-year interest rate swap agreement to mitigate our exposure to adverse fluctuations in interest rates for a total notional amount of $75 million. Under the interest rate swap agreement, we will pay a fixed interest rate of 2.985% and receive a floating rate based on the prevailing three-month LIBOR. As of June 30, 2009 and December 31, 2008, the 3-month LIBOR was 0.60% and 1.43%, respectively. For the three and six months ended June 30, 2009, we recognized $132 and $121, respectively, in unrealized appreciation related to this swap agreement. As of June 30, 2009 and December 31, 2008, this swap agreement had a fair value of $(2,043) and $(2,164), respectively, which is included in the "accounts payable and other liabilities" in the accompanying consolidated balance sheet.

12.    STOCKHOLDERS' EQUITY

              There were no sales of equity securities during the six months ended June 30, 2009.

              The following table summarizes the total shares issued and proceeds we received net of underwriter, dealer manager and offering costs for the six months ended June 30, 2008 (in millions, except per share data):

	Shares issued	Offering price per share	Proceeds net of dealer manager and offering costs
April 2008 public offering	24.2	$11.00	$260.0

Total for the six months ended June 30, 2008	24.2		$260.0

13.    DIVIDENDS

              The following table summarizes our dividends declared during the six months ended June 30, 2009 and 2008 (in millions, except per share data):

Date Declared	Record Date	Payment Date	Amount Per Share	Total Amount
May 7, 2009	June 15, 2009	June 30, 2009	$0.35	$34.1
March 2, 2009	March 16, 2009	March 31, 2009	$0.42	$40.8

Total declared for the six months ended June 30, 2009			$0.77	$74.9
May 8, 2008	June 16, 2008	June 30, 2008	$0.42	$40.8
February 28, 2008	March 17, 2008	March 31, 2008	$0.42	$30.5

Total declared for the six months ended June 30, 2008			$0.84	$71.3

              During the six months ended June 30, 2009, as part of the Company's dividend reinvestment plan for our common stockholders, we purchased 1,209,869 shares of our common stock at an average price of $5.94 in the open market in order to satisfy part of the reinvestment portion of our dividends.

14.    FINANCIAL HIGHLIGHTS

              The following is a schedule of financial highlights for the six months ended June 30, 2009 and 2008:

	For the six months ended
Per Share Data:	June 30, 2009	June 30, 2008
Net asset value, beginning of period(1)	$11.27	$15.47
Issuance of common stock	—	(1.19)
Effect of antidilution	—	0.08
Net investment income for period(2)	0.63	0.76
Net realized and unrealized gains for period(2)	0.09	(0.61)

Net increase in stockholders' equity	0.72	0.15
Distributions from net investment income	(0.65)	(0.82)
Distributions from net realized capital gains on securities	(0.13)	(0.02)

Total distributions to stockholders	(0.78)	(0.84)

Net asset value at end of period(1)	$11.21	$13.67

Per share market value at end of period	$8.06	$10.08
Total return based on market value(3)	39.65%	(25.36)%
Total return based on net asset value(4)	6.37%	0.98%
Shares outstanding at end of period	97,152,820	97,152,820
Ratio/Supplemental Data:
Net assets at end of period	$1,088,722	$1,328,548
Ratio of operating expenses to average net assets(5)(6)	9.77%	8.75%
Ratio of net investment income to average net assets(5)(7)	11.52%	10.09%
Portfolio turnover rate(5)	17%	47%

(1)
The net assets used equals the total stockholders' equity on the consolidated balance sheets.

(2)
Weighted average basic per share data.

(3)
For the six months ended June 30, 2009, the total return based on market value equals the decrease of the ending market value at June 30, 2009 of $8.06 per share over the ending market value at December 31, 2008 of $6.33 per share, plus the declared dividends of $0.77 per share for the six months ended June 30, 2009, divided by the market value at December 31, 2008. For the six months ended June 30, 2008, the total return based on market value equals the decrease of the ending market value at June 30, 2008 of $10.08 per share over the ending market value at December 31, 2007 of $14.63 per share, plus the declared dividends of $0.84 per share for the six months ended June 30, 2008, divided by the market value at December 31, 2007. Total return based on market value is not annualized. The Company's shares fluctuate in value. The Company's performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.

(4)
For the six months ended June 30, 2009, the total return based on net asset value equals the change in net asset value during the period plus the declared dividends of $0.77 per share for the six months ended June 30, 2009, divided by the beginning net asset value during the period. For the six months ended June 30, 2008, the total return based on net asset value equals the change in net asset value during the period plus the declared dividends of $0.84 per share for the six months ended June 30, 2008, divided by the beginning net asset value during the period. These calculations are adjusted for shares issued in connection with the dividend reinvestment plan and the issuance of common stock in connection with any equity offerings. Total return based on net asset value is not annualized. The Company's performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.

(5)
The ratios reflect an annualized amount.

(6)
For the six months ended June 30, 2009, the ratio of operating expenses to average net assets consisted of 2.78% of base management fees, 2.87% of incentive management fees, 2.39% of the cost of borrowing and other operating expenses of 1.74%. For the six months ended June 30, 2008, the ratio of operating expenses to average net assets consisted of 2.40% of base management fees, 2.52% of incentive management fees, 2.78% of the cost of borrowing and other operating expenses of 1.05%. These ratios reflect annualized amounts.

(7)
The ratio of net investment income to average net assets excludes income taxes related to realized gains.

15.    SUBSEQUENT EVENTS

              On July 21, 2009, we entered into an agreement with Wachovia Bank N.A. ("Wachovia") to establish a new revolving facility (the "CP Funding II Facility") whereby Wachovia agreed to extend credit to us in an aggregate principal amount not exceeding $200,000 at any one time outstanding. The CP Funding II Facility is scheduled to expire on July 21, 2012 (plus two one-year extension options, subject to mutual consent) and the interest charged on the CP Funding II Facility is based on LIBOR plus 4.00%. We are required to pay a commitment fee on any unused portion of the CP Funding II Facility of between 0.50% and 2.50% depending on the usage level and paid a structuring fee of 1.5% of the total facility amount, or $3,000.

PROSPECTUS

$400,000,000

Common Stock
Preferred Stock
Debt Securities
Subscription Rights
Warrants

              Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company incorporated in Maryland. We have elected to be regulated as a business development company under the Investment Company Act of 1940. Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component. To a lesser extent, we also make equity investments.

              We are externally managed by Ares Capital Management LLC, an affiliate of Ares Management LLC, an independent international investment management firm that as of March 31, 2009 managed investment funds with approximately $27.5 billion of committed capital. Ares Operations LLC, an affiliate of Ares Management LLC, provides the administrative services necessary for us to operate.

              Our common stock is traded on The NASDAQ Global Select Market under the symbol "ARCC." On June 22, 2009, the last reported sales price of our common stock on The NASDAQ Global Select Market was $7.89 per share. The net asset value per share of our common stock at March 31, 2009 (the last date prior to the date of this prospectus on which we determined net asset value) was $11.20.

              Investing in our securities involves risks that are described in the "Risk Factors" section beginning on page 20 of this prospectus, including the risk of leverage.

              We may offer, from time to time, in one or more offerings or series, up to $400,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, separately or as units comprised of any combination of the foregoing, which we refer to, collectively, as the "securities." The preferred stock, debt securities, subscription rights and warrants offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus. In the event we offer common stock, the offering price per share of our common stock less any underwriting commissions or discounts will generally not be less than the net asset value per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority of our common stockholders or (iii) under such circumstances as the Securities and Exchange Commission (the "SEC") may permit. This prospectus and the accompanying prospectus supplement concisely provide important information you should know before investing in our securities. Please read this prospectus and the accompanying prospectus supplement before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available free of charge by calling us collect at (310) 201-4200 or on our website at www.arescapitalcorp.com. The SEC also maintains a website at www.sec.gov that contains such information.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 26, 2009.

              You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate only as of the date on the front cover of this prospectus and the accompanying prospectus supplement, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

              This prospectus is part of a registration statement that we have filed with the SEC, using the "shelf" registration process. Under the shelf registration process, we may offer, from time to time, up to $400,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, separately or as units comprised of any combination of the foregoing, on terms to be determined at the time of the offering. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with any exhibits and the additional information described under the headings "Available Information" and "Risk Factors" before you make an investment decision.

ii

PROSPECTUS SUMMARY

              This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under "Risk Factors" and the other information included in this prospectus. Except where the context suggests otherwise, the terms "we," "us," "our," "the Company" and "Ares Capital" refer to Ares Capital Corporation and its subsidiaries; "Ares Capital Management" or "investment adviser" refers to Ares Capital Management LLC; "Ares Administration" refers to Ares Operations LLC; and "Ares" refers to Ares Partners Management Company LLC and its subsidiary companies, including Ares Management LLC.

THE COMPANY

              Ares Capital Corporation, a Maryland corporation, is a specialty finance company that is a closed-end, non-diversified management investment company. We have elected to be regulated as a business development company, or a "BDC," under the Investment Company Act of 1940, or the "Investment Company Act." We were founded on April 16, 2004, were initially funded on June 23, 2004 and completed our initial public offering on October 8, 2004. Ares Capital's investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in U.S. middle market companies, where we believe the supply of primary capital is limited and the investment opportunities are most attractive. However, we may from time to time invest in larger companies. In this prospectus, we generally use the term "middle market" to refer to companies with annual EBITDA (earnings before interest, taxes, depreciation and amortization) of between $10 million and $250 million.

              We invest primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component like warrants. First and second lien senior loans generally are senior debt instruments that rank ahead of subordinated debt of a given portfolio company. These loans also have the benefit of security interests on the assets of the portfolio company, which may rank ahead of or be junior to other security interests. Mezzanine debt is subordinated to senior loans and is generally unsecured. Our debt investments have ranged between $10 million and $100 million each, although the investment sizes may be more or less than the targeted range and are expected to grow with our capital availability. We also, to a lesser extent, make equity investments. Our equity investments have generally been less than $20 million each but may grow with our capital availability and are usually made in conjunction with loans we make to these companies.

              The proportion of these investments will change over time given our views on, among other things, the economic and credit environment we are operating in. In connection with our investing activities, we may make commitments with respect to indebtedness or securities of a potential portfolio company substantially in excess of our final investment. In such situations, while we may initially agree to fund up to a certain dollar amount of an investment, we may syndicate a portion of such amount to third parties prior to closing such investment, such that we make a smaller investment than what was reflected in our original commitment.

              The first and second lien senior loans generally have stated terms of three to 10 years and the mezzanine debt investments generally have stated terms of up to 10 years, but the expected average life of such first and second lien loans and mezzanine debt is generally between three and seven years. However, we may invest in securities with any maturity or duration. The debt that we invest in typically is not initially rated by any rating agency, but we believe that if such investments were rated, they would be below investment grade (rated lower than "Baa3" by Moody's Investors Service or lower than "BBB-" by Standard & Poor's Corporation). We may invest without limit in debt of any rating, as well as debt that has not been rated by any nationally recognized statistical rating organization.

              We believe that our investment adviser, Ares Capital Management, is able to leverage Ares' current investment platform, resources and existing relationships with financial sponsors, financial institutions, hedge funds and other investment firms to provide us with attractive investments. In addition to deal flow, the Ares investment platform assists our investment adviser in analyzing, structuring and monitoring investments. Ares has been in existence for more than 11 years and its senior principals have an average of over 20 years experience investing in senior loans, high yield bonds, mezzanine debt and private equity securities. The Company has access to the Ares staff of approximately 100 investment professionals and to the approximately 150 administrative professionals employed by Ares who provide assistance in accounting, legal, compliance, technology and investor relations.

              While our primary focus is to generate current income and capital appreciation through investments in first and second lien senior loans and mezzanine debt and, to a lesser extent, equity securities of eligible portfolio companies, we also may invest up to 30% of our portfolio in opportunistic investments of non-eligible portfolio companies. Specifically, as part of this 30% basket, we may invest in debt of middle market companies located outside of the United States, in investment funds that are operating pursuant to certain exceptions to the Investment Company Act, in advisers to similar investment funds and in debt and equity of public companies that do not meet the definition of eligible portfolio companies because their market capitalization of publicly traded equity securities exceeds the levels provided for in the Investment Company Act. We expect that these public companies generally will have debt that may be non-investment grade. From time to time we may also invest in high yield bonds, which, depending on the issuer, may or may not be included in the 30% basket.

              In addition to making investments in the Ares Capital portfolio, our affiliate, Ivy Hill Asset Management L.P. ("Ivy Hill Management"), manages two unconsolidated senior debt funds, Ivy Hill Middle Market Credit Fund, Ltd. ("Ivy Hill I") and Ivy Hill Middle Market Credit Fund II, Ltd. ("Ivy Hill II" and, together with Ivy Hill I, the "Ivy Hill Funds").

About Ares

              Founded in 1997, Ares is an independent international investment management firm with approximately $27.5 billion of total committed capital and over 250 employees as of March 31, 2009.

              Ares specializes in originating and managing assets in both the leveraged finance and private equity markets. Ares' leveraged finance activities include the acquisition and management of senior loans, high yield bonds, mezzanine debt and special situation investments. Ares' private equity activities focus on providing flexible, junior capital to middle market companies. Ares has the ability to invest across a capital structure, from senior floating rate debt to common equity. This flexibility, combined with Ares' "buy and hold" philosophy, enables Ares to structure an investment to meet the specific needs of a company rather than the less flexible demands of the public markets.

              Ares is comprised of the following groups:

  •
  Private Debt Group. The Ares Private Debt Group manages the assets of Ares Capital and Ares' private debt middle market financing activities in Europe, Ares Capital Europe ("ACE"). The Private Debt Group focuses primarily on non-syndicated first and second lien senior loans and mezzanine debt, which in some cases may include an equity component. The Private Debt Group also makes equity investments in private middle market companies, usually in conjunction with loans.

  •
  Capital Markets Group. The Ares Capital Markets Group manages a variety of funds and investment vehicles that managed approximately $17.6 billion of committed capital as of March 31, 2009, focusing primarily on syndicated senior secured loans, high yield bonds, distressed debt, other liquid fixed income investments and other publicly traded debt securities.

  •
  Private Equity Group. The Ares Private Equity Group manages Ares Corporate Opportunities Fund L.P., Ares Corporate Opportunities Fund II, L.P. and Ares Corporate Opportunities Fund III, L.P. (collectively referred to as "ACOF"), which together managed approximately $5.9 billion of committed capital as of March 31, 2009. ACOF generally makes private equity investments in companies in amounts substantially larger than the private equity investments anticipated to be made by the Company. The Private Equity Group generally focuses on control-oriented equity investments in under-capitalized companies or companies with capital structure issues.

              Ares' senior principals have been working together as a group for many years and have an average of over 20 years of experience in leveraged finance, private equity, distressed debt, investment banking and capital markets. They are backed by a large team of highly-disciplined professionals. Ares' rigorous investment approach is based upon an intensive, independent financial analysis, with a focus on preservation of capital, diversification and active portfolio management. These fundamentals underlie Ares' investment strategy and have resulted in large pension funds, banks, insurance companies, endowments and high net worth individuals investing in Ares' funds.

Ares Capital Management

              Ares Capital Management, our investment adviser, is served by a dedicated origination and transaction development team of approximately 30 investment professionals led by the partners of Ares Capital Management, Michael Arougheti, Eric Beckman, Kipp deVeer, Mitchell Goldstein and Michael Smith. Ares Capital Management leverages off of Ares' entire investment platform and benefits from the significant capital markets, trading and research expertise of all of Ares' investment professionals. Ares funds currently hold over 600 investments in over 30 different industries and have made investments in over 1,600 companies since inception. Ares Capital Management's investment committee has nine members, including Founding Members of Ares.

MARKET OPPORTUNITY

              We believe there are opportunities for us to invest in middle market companies for the following reasons:

  •
  We believe that as of the date of this prospectus, the severe dislocation in the credit markets has resulted in reduced competition, a widening of interest spreads, increased fees and generally more conservative capital structures and deal terms.

  •
  We believe that many senior lenders have, in recent years, de-emphasized their service and product offerings to middle market businesses in favor of lending to large corporate clients and managing capital markets transactions. In addition, commercial and investment banks are severely limited in their ability to underwrite new financings as they seek to replenish their capital bases and reduce leverage, resulting in opportunities for alternative funding sources.

  •
  We believe there is increased demand among private middle market companies for primary capital. Many middle market firms have faced increased difficulty raising debt in the capital markets, as commercial and investment banks are capital-constrained and largely unable to underwrite and syndicate bank loans and high yield securities, particularly for middle market issuers.

  •
  We believe there is a large pool of uninvested private equity capital for middle market companies. We expect private equity firms will seek to leverage their investments by combining equity capital with senior secured loans and mezzanine debt from other sources.

  •
  We believe that as of the date of this prospectus, the current economic downturn has resulted (and will continue to result) in defaults and covenant breaches by middle market companies, which will require new junior capital to shore up liquidity or provide new capital through restructuring.

COMPETITIVE ADVANTAGES

              We believe that we have the following competitive advantages over other capital providers to middle market companies:

Existing investment platform

              As of March 31, 2009, Ares managed approximately $27.5 billion of committed capital in the related asset classes of syndicated loans, high yield bonds, mezzanine debt and private equity. We believe Ares' current investment platform provides a competitive advantage in terms of access to origination and marketing activities and diligence for Ares Capital. Specifically, the Ares platform provides the Company an advantage through its deal flow generation and investment evaluation process. Ares' professionals maintain extensive financial sponsor and intermediary relationships, which provide valuable insight and access to transactions and information.

Seasoned management team

              Ares' senior professionals have an average of over 20 years experience in leveraged finance, including substantial experience in investing in leveraged loans, high yield bonds, mezzanine debt, distressed debt and private equity securities. Ares Capital Management's investment professionals and members of its investment committee also have significant experience investing across market cycles. As a result of Ares' extensive investment experience and the history of its seasoned management team, Ares has developed a strong reputation across U.S. and European capital markets. We believe that Ares' long history in the leveraged loan market and the extensive experience of the principals investing across market cycles provides Ares Capital Management with a competitive advantage in identifying, investing in, and managing a portfolio of investments in middle market companies.

Experience and focus on middle market companies

              Ares has historically focused on investments in middle market companies and we benefit from this experience. In sourcing and analyzing deals, our investment adviser uses Ares' extensive network of relationships with intermediaries focused on middle market companies to attract well-positioned prospective portfolio company investments. Our investment adviser works closely with the Ares investment professionals, who oversee a portfolio of investments in over 600 companies, and provide access to an extensive network of relationships and special insights into industry trends and the state of the capital markets.

Disciplined investment philosophy

              In making its investment decisions, our investment adviser has adopted Ares' long-standing, consistent credit-based investment approach that was developed over 18 years ago by its founders. Specifically, Ares Capital Management's investment philosophy, portfolio construction and portfolio management involve an assessment of the overall macroeconomic environment, financial markets and company-specific research and analysis. Its investment approach emphasizes capital preservation, low volatility and minimization of downside risk.

Extensive industry focus

              We concentrate our investing activities in industries with a history of predictable and dependable cash flows and in which the Ares investment professionals have had extensive investment experience. Since its inception in 1997, Ares investment professionals have invested in over 1,600 companies in over 30 different industries. Ares investment professionals have developed long-term relationships with management teams and management consultants in these industries, and have accumulated substantial information concerning these industries and identified potential trends within these industries. The experience of Ares' investment professionals investing across these industries throughout various stages of the economic cycle provides our investment adviser with access to market insights and investment opportunities.

Flexible transaction structuring

              We are flexible in structuring investments, including the types of securities in which we invest and the terms associated with such investments. The principals of Ares have extensive experience in a wide variety of securities for leveraged companies with a diverse set of terms and conditions. We believe this approach and experience enables our investment adviser to identify attractive investment opportunities throughout the economic cycle and across a company's capital structure so we can make investments consistent with our stated investment objective and preserve principal while seeking appropriate risk adjusted returns. In addition, we have the ability to provide "one stop" financing with the ability to invest capital across the balance sheet and hold larger investments than many of our competitors. The ability to underwrite, syndicate and hold larger investments (i) increases flexibility, (ii) may increase net fee income and earnings through syndication, (iii) broadens market relationships and deal flow and (iv) allows us to optimize our portfolio composition. We believe that the ability to provide capital at every level provides a strong value proposition to middle market borrowers and our senior debt capabilities provide superior deal origination and relative value analysis capabilities compared to traditional "mezzanine only" lenders.

Broad origination strategy

              Our investment adviser focuses on self-originating most of our investments, by identifying a broad array of investment opportunities across multiple channels. It also leverages off of the extensive relationships of the broader Ares platform to identify investment opportunities. We believe that this allows for asset selectivity and that there is a significant relationship between proprietary deal origination and credit performance. Our focus on generating proprietary deal flow and lead investing also gives us greater control over capital structure, deal terms, pricing and documentation and results in active portfolio management of investments. Moreover, by leading the investment process, our investment adviser is able to secure controlling positions in credit tranches providing additional control in investment outcomes. Our investment adviser also has originated substantial proprietary deal flow from middle market intermediaries, which often allows us to act as the sole or principal source of institutional junior capital to the borrower.

OPERATING AND REGULATORY STRUCTURE

              Our investment activities are managed by Ares Capital Management and supervised by our board of directors, a majority of whom are independent of Ares and its affiliates. Ares Capital Management is an investment adviser that is registered under the Investment Advisers Act of 1940, or the "Advisers Act." Under our amended and restated investment advisory and management agreement, referred to herein as our "investment advisory and management agreement," we have agreed to pay Ares Capital Management an annual base management fee based on our total assets, as defined under the Investment Company Act (other than cash and cash equivalents but including assets purchased with borrowed funds), and an incentive fee based on our performance. See "Management—Investment Advisory and Management Agreement."

              As a BDC, we are required to comply with certain regulatory requirements. While we are permitted to finance investments using debt, our ability to use debt is limited in certain significant respects. See "Regulation." We have elected to be treated for U.S. federal income tax purposes as a regulated investment company, or a "RIC," under Subchapter M of the Internal Revenue Code of 1986, or the "Code." See "Material U.S. Federal Income Tax Considerations."

MARKET CONDITIONS

              Due to volatility in global markets, the availability of capital and access to capital markets has been limited. Until constraints on raising new capital ease, we intend to pursue other avenues of liquidity such as adjusting the pace of our investments, becoming more selective in evaluating investment opportunities, pursuing asset sales, and/or recycling lower yielding investments. We also intend to pursue additional opportunities to manage third party funds. As the global liquidity situation and market conditions evolve, we will continue to monitor and adjust our approach to funding accordingly. However, given the unprecedented nature of the volatility in the global markets, there can be no assurances that these activities will be successful. Moreover, if current levels of market disruption and volatility continue or worsen, we could face materially higher financing costs. Consequently, our operating strategy could be materially and adversely affected.

              Consistent with the depressed market conditions of the general economy, the stocks of BDCs as an industry have been trading at near historic lows as a result of concerns over liquidity, leverage restrictions and distribution requirements. As a result of the deterioration of the market, several of our peers are no longer active in the market and are winding down their investments, have defaulted on their indebtedness, have decreased their distributions to stockholders or have announced share repurchase programs. We cannot assure you that the market pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

              See "Risk Factors—Risks Relating to Our Business."

LIQUIDITY

              We are party to a JPM Revolving Facility (as defined herein) that provides for up to $525.0 million of borrowings and up to $765.0 million if we exercise the "accordion" feature, which expires on December 28, 2010. In addition, our wholly owned subsidiary Ares Capital CP (as defined herein) is party to a separate CP Funding Facility (as defined herein) (together with the JPM Revolving Facility, the "Facilities") that, as amended, provides for up to $225.0 million of borrowings, and which expires on May 7, 2012, subject to execution of definitive documentation with respect to the Wachovia Revolving Facility (as defined herein) on or before October 19, 2009. As of June 22, 2009, we had $151.0 million available for borrowing under our Facilities. We also have outstanding $279.2 million of CLO Notes (as defined herein) that mature on December 20, 2019. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources."

              On May 7, 2009, we entered into a commitment to establish the Wachovia Revolving Facility pursuant to which Wachovia Bank N.A. will extend credit to our wholly owned subsidiary Ares Capital CP II (as defined herein) in an aggregate principal amount not exceeding $200.0 million at any one time outstanding. It is anticipated that the Wachovia Revolving Facility will expire three years after the closing thereof (plus two one-year options, subject to mutual consent). Entry into the Wachovia Revolving Facility is subject to various conditions, including the negotiation and execution of definitive documentation. No assurance can be given that both sides will execute definitive documentation, that the definitive documentation will reflect the terms described herein or that the Wachovia Revolving Facility will be entered into at all.

RISK FACTORS

              Investing in Ares Capital involves risks. The following is a summary of certain risks that you should carefully consider before investing in our securities. In addition, see "Risk Factors" beginning on page 20 for a more detailed discussion of the factors you should carefully consider before deciding to invest in our securities.

Risks Relating to our Business

  •
  Capital markets are currently in a period of disruption and instability. These market conditions have materially and adversely affected debt and equity capital markets in the United States, which has had, and may continue to have, a negative impact on our business and operations.

  •
  A failure on our part to maintain our status as a BDC would significantly reduce our operating flexibility.

  •
  We are dependent upon Ares Capital Management's key personnel for our future success and upon their access to Ares investment professionals.

  •
  Our financial condition and results of operations depend on our ability to manage future growth effectively.

  •
  Our ability to grow depends on our ability to raise capital.

  •
  Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital.

  •
  We borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing with us.

  •
  In addition to regulatory restrictions that restrict our ability to raise capital, the JPM Revolving Facility and the CP Funding Facility contain, and it is expected that the Wachovia Revolving Facility will contain, various covenants which, if not complied with, could accelerate repayment under these facilities, thereby materially and adversely affecting our liquidity, financial condition and results of operations.

  •
  We operate in a highly competitive market for investment opportunities.

  •
  We will be subject to corporate-level income tax if we fail to qualify as a RIC.

  •
  We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

  •
  We may in the future determine to fund a portion of our investments with preferred stock, which would magnify the potential for gain or loss and the risks of investing in us in the same way as our borrowings.

  •
  We are exposed to risks associated with changes in interest rates.

  •
  Many of our portfolio investments are not publicly traded and, as a result, there is uncertainty as to the value of our portfolio investments.

  •
  The lack of liquidity in our investments may adversely affect our business.

  •
  We may experience fluctuations in our quarterly results.

  •
  There are significant potential conflicts of interest that could impact our investment returns.

  •
  Our investment adviser's liability is limited under the investment advisory and management agreement, and we are required to indemnify our investment adviser against certain liabilities, which may lead our investment adviser to act in a riskier manner on our behalf than it would when acting for its own account.

  •
  We may be obligated to pay our investment adviser incentive compensation even if we incur a loss.

  •
  Changes in laws or regulations governing our operations, or changes in the interpretation thereof, and any failure by us to comply with laws or regulations governing our operations may adversely affect our business.

  •
  The Company may not replicate Ares' historical success and our ability to enter into transactions with Ares and our other affiliates is restricted.

Risks Relating to our Investments

  •
  Price declines and illiquidity in the corporate debt markets have adversely affected, and may continue to adversely affect, the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.

  •
  Economic recessions or downturns could impair our portfolio companies and harm our operating results.

  •
  Investments in privately held middle market companies involve significant risks.

  •
  Our debt investments may be risky, and we could lose all or part of our investment.

  •
  Investments in equity securities involve a substantial degree of risk.

  •
  There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.

  •
  Our portfolio companies may incur debt or issue equity securities that rank equally with, or senior to, our investments in such companies.

  •
  When we are a debt or minority equity investor in a portfolio company, we may not be in a position to control the entity, and management of the company may make decisions that could decrease the value of our portfolio holdings.

  •
  Our portfolio companies may be highly leveraged.

  •
  Our investment adviser's incentive fee may induce Ares Capital Management to make certain investments, including speculative investments.

  •
  Our investments in foreign debt may involve significant risks in addition to the risks inherent in U.S. investments. We may expose ourselves to risks if we engage in hedging transactions.

  •
  We may initially invest a portion of the net proceeds of offerings pursuant to this prospectus primarily in high-quality short-term investments, which will generate lower rates of return than those expected from the interest generated on first and second lien loans and mezzanine debt.

Risks Relating to Offerings Pursuant to this Prospectus

  •
  Our shares of common stock currently trade at a discount from net asset value and may continue to do so in the future, which limits our ability to raise additional equity capital.

  •
  There is a risk that investors in our equity securities may not receive dividends or that our dividends may not grow over time and that investors in our debt securities may not receive all of the interest income to which they are entitled.

  •
  Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock.

  •
  Investing in our securities may involve an above average degree of risk.

  •
  The market price of our common stock may fluctuate significantly.

  •
  Stockholders may incur dilution if we sell shares of our common stock in one or more offerings at prices below the current net asset value per share of our common stock or securities to subscribe for or convertible into shares of our common stock.

  •
  Your interest in us may be diluted if you do not fully exercise your subscription rights in any rights offering. In addition, if the subscription price is less than our net asset value per share, then you will experience an immediate dilution of the aggregate net asset value of your shares.

  •
  Investors in offerings of our common stock will incur immediate dilution upon the closing of such offering.

  •
  Stockholders will experience dilution in their ownership percentage if they do not participate in our dividend reinvestment plan.

  •
  There is a risk that you may receive shares of our common stock as dividends.

  •
  Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock.

  •
  The trading market or market value of our publicly issued debt securities may fluctuate.

  •
  Terms relating to redemption may materially adversely affect your return on any debt securities that we may issue.

  •
  Our credit ratings may not reflect all risks of an investment in our debt securities.

OUR CORPORATE INFORMATION

              Our administrative offices are located at 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, telephone number (310) 201-4200, and our executive offices are located at 280 Park Avenue, 22nd Floor, Building East, New York, New York 10017, telephone number (212) 750-7300.

OFFERINGS

              We may offer, from time to time, up to $400,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, on terms to be determined at the time of the offering. We will offer our securities at prices and on terms to be set forth in one or more supplements to this prospectus. The offering price per share of our common stock, less any underwriting commissions or discounts, generally will not be less than the net asset value per share of our common stock at the time of an offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority of our common stockholders or (iii) under such other circumstances as the SEC may permit. Any such issuance of shares of our common stock below net asset value may be dilutive to stockholders. See "Risk Factors—Risks Relating to Offerings Pursuant to this Prospectus."

              We may offer our securities directly to one or more purchasers, including existing stockholders in a rights offering, through agents that we designate from time to time or to or through underwriters or dealers. The prospectus supplement relating to each offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See "Plan of Distribution." We may not sell any of our securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our securities.

              Set forth below is additional information regarding offerings of our securities:

Use of proceeds	Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which includes among other things, (i) investing in portfolio companies in accordance with our investment objective and strategies and market conditions and (ii) repaying indebtedness. Each supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering. See "Use of Proceeds."
Distributions	We intend to distribute quarterly dividends to our stockholders out of assets legally available for distribution. Our quarterly dividends, if any, will be determined by our board of directors. For more information, see "Price Range of Common Stock and Distributions."
Taxation	We have elected to be treated for U.S. federal income tax purposes as a RIC. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To maintain our RIC status, we must meet specified source-of-income and asset diversification requirements and distribute annually an amount equal to at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, reduced by deductible expenses, out of assets legally available for distribution. See "Risk Factors—Risks Relating to our Business—We will be subject to corporate-level income tax if we are unable to qualify as a RIC" and "Price Range of Common Stock and Distributions."

Dividend reinvestment plan	We have a dividend reinvestment plan for our stockholders. This is an "opt out" dividend reinvestment plan. As a result, if we declare a cash dividend, then stockholders' dividends will be automatically reinvested in additional shares of our common stock, unless they specifically "opt out" of the dividend reinvestment plan so as to receive cash. Stockholders whose cash dividends are reinvested in additional shares of our common stock will be subject to the same U.S. federal, state and local tax consequences as stockholders who elect to receive their dividends in cash. See "Dividend Reinvestment Plan."
NASDAQ Global Select Market symbol	"ARCC"
Anti-takeover provisions	Our board of directors is divided into three classes of directors serving staggered three-year terms. This structure is intended to provide us with a greater likelihood of continuity of management, which may be necessary for us to realize the full value of our investments. A staggered board of directors also may serve to deter hostile takeovers or proxy contests, as may certain other measures adopted by us. See "Description of our Capital Stock."
Leverage	We borrow funds to make additional investments. We use this practice, which is known as "leverage," to attempt to increase returns to our common stockholders, but it involves significant risks. See "Risk Factors," "Senior Securities" and "Regulation—Indebtedness and Senior Securities." With certain limited exceptions, we are only allowed to borrow amounts such that our asset coverage, as defined in the Investment Company Act, equals at least 200% after such borrowing. The amount of leverage that we employ at any particular time will depend on our investment adviser's and our board of directors' assessment of market and other factors at the time of any proposed borrowing.
Management arrangements	Ares Capital Management serves as our investment adviser. Ares Administration serves as our administrator. For a description of Ares Capital Management, Ares Administration, Ares and our contractual arrangements with these companies, see "Management—Investment Advisory and Management Agreement," and "—Administration Agreement."
Available information	We are required to file periodic reports, proxy statements and other information with the SEC. This information is available free of charge by calling us collect at (310) 201-4200 or on our website at www.arescapitalcorp.com. The SEC also maintains a website at www.sec.gov that contains this information.

FEES AND EXPENSES

              The following table is intended to assist you in understanding the costs and expenses that an investor in our common stock will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by "you," "us," "the Company" or "Ares Capital," or that "we" will pay fees or expenses, stockholders will indirectly bear such fees or expenses as investors in Ares Capital.

Stockholder transaction expenses (as a percentage of offering price):
Sales load paid by us	—	(1)
Offering expenses borne by us	—	(2)
Dividend reinvestment plan expenses	None	(3)

Total stockholder transaction expenses paid by us	—	(4)

Estimated annual expenses (as a percentage of consolidated net assets attributable to common stock)(5):
Management fees	2.82	%(6)
Incentive fees payable under investment advisory and management agreement (20% of realized capital gains and 20% of pre-incentive fee net investment income, subject to certain limitations)	2.82	%(7)
Interest payments on borrowed funds	2.46	%(8)
Other expenses	1.55	%(9)
Acquired fund fees and expenses	0.12	%(10)

Total annual expenses (estimated)	9.77	%(11)

(1)
In the event that the securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load.

(2)
The related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by us as a percentage of the offering price.

(3)
The expenses of the dividend reinvestment plan are included in "other expenses."

(4)
The related prospectus supplement will disclose the offering price and the total stockholder transaction expenses as a percentage of the offering price.

(5)
"Consolidated net assets attributable to common stock" equals net assets at March 31, 2009.

(6)
Our management fee is currently 1.5% of our total assets other than cash and cash equivalents (which includes assets purchased with borrowed amounts). For the purposes of this table, we have assumed that we maintain no cash or cash equivalents and that the management fee will remain at 1.5% as set forth in our current investment advisory and management agreement. We may from time to time decide it is appropriate to change the terms of the agreement. Under the Investment Company Act, any material change to our investment advisory and management agreement must be submitted to stockholders for approval. The 2.82% reflected on the table is calculated on our net assets (rather than our total assets). See "Management—Investment Advisory and Management Agreement."

(7)
This item represents our investment adviser's incentive fees based on annualizing actual amounts earned on our pre-incentive fee net income for the three months ended March 31, 2009 and assumes that the incentive fees earned at the end of the 2009 calendar year will be based on the actual realized capital gains as of March 31, 2009, computed net of realized capital losses and unrealized capital depreciation. It also assumes that this fee will remain constant although it is based on our performance and will not be paid unless we achieve certain goals. We expect to invest or otherwise utilize all of the net proceeds from securities registered under the registration statement of which this prospectus is a part pursuant to a particular prospectus supplement within three months of the date of the offering pursuant to such prospectus supplement and may have capital gains and interest income that could result in the payment of an incentive fee to our investment adviser in the first year after completion of offerings pursuant to this prospectus. Since our inception, the average quarterly incentive fee payable to our investment adviser has been approximately 0.61% of our weighted net assets (2.43% on an annualized basis). For more detailed information about incentive fees previously incurred by us, please see Note 3 to our consolidated financial statements for the period ended March 31, 2009.

  The incentive fee consists of two parts:

  The first, payable quarterly in arrears, equals 20% of our pre-incentive fee net investment income (including interest that is accrued but not yet received in cash), subject to a 2.00% quarterly (8% annualized) hurdle rate and a "catch-up" provision measured as of the end of each calendar quarter. Under this provision, in any calendar quarter, our investment adviser receives no incentive fee until our net investment income equals the hurdle rate of 2.00% but then receives, as a "catch-up," 100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.50%. The effect of this provision is that, if pre-incentive fee net investment income exceeds 2.50% in any calendar quarter, our investment adviser will receive 20% of our pre-incentive fee net investment income as if a hurdle rate did not apply.

  The second part, payable annually in arrears for each calendar year ending on or after December 31, 2004, equals 20% of our realized capital gains on a cumulative basis from inception through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

  We will defer cash payment of any incentive fee otherwise earned by our investment adviser if, during the most recent four full calendar quarter period ending on or prior to the date such payment is to be made, the sum of (a) our aggregate distributions to our stockholders and (b) our change in net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) is less than 8.0% of our net assets at the beginning of such period. These calculations will be adjusted for any share issuances or repurchases.

  See "Management—Investment Advisory and Management Agreement."

(8)
"Interest payments on borrowed funds" represents an estimate of our annualized interest expenses based on actual interest and credit facility expense incurred for the three months ended March 31, 2009. During the three months ended March 31, 2009, our average borrowings were $885.4 million and cash paid for interest expense was $7.2 million. We had outstanding borrowings of $902.6 million at March 31, 2009. This item is based on our assumption that our borrowings and interest costs after an offering will remain similar to those prior to such offering. The prospectus supplement related to the offering of any debt securities pursuant to this prospectus will calculate this item based on the effects of our borrowings and interest costs after the issuance of such debt securities. The amount of leverage that we employ at any particular time will depend on, among other things, our investment adviser's and our board of directors' assessment of market and other factors at the time of any proposed borrowing. See "Risk Factors—Risks Relating to our Business—We borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing with us."

(9)
Includes our overhead expenses, including payments under the administration agreement based on our allocable portion of overhead and other expenses incurred by Ares Administration in performing its obligations under the administration agreement. Such expenses are based on annualized "Other expenses" for the three months ended March 31, 2009. See "Management—Administration Agreement." The holders of shares of our common stock (and not the holders of our debt securities or preferred stock, if any) indirectly bear the cost associated with our annual expenses.

(10)
The Company's stockholders indirectly bear the expenses of underlying investment companies in which the Company invests. This amount includes the fees and expenses of investment companies in which the Company is invested in as of March 31, 2009. Certain of these investment companies are subject to management fees, which generally range from 1% to 2.5% of total net assets, or incentive fees, which generally range between 15% to 25% to net profits. When applicable, fees and expenses are based on historic fees and expenses for the investment companies and for those investment companies with little or no operating history, fees and expenses are based on expected fees and expenses stated in the investment companies' offering memorandum, private placement memorandum or other similar communication without giving effect to any performance. Future fees and expenses for these investment companies may be substantially higher or lower because certain fees and expenses are based on the performance of the investment companies, which may fluctuate over time. The amount of the Company's average net assets used in calculating this percentage was based on average monthly net assets of $1.1 billion for the three months ended March 31, 2009.

(11)
"Total annual expenses" as a percentage of consolidated net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. We borrow money to leverage our net assets and increase our total assets. The SEC requires that the "Total annual expenses" percentage be calculated as a percentage of net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period), rather than the total assets, including assets that have been funded with borrowed monies. If the "Total annual expenses" percentage were calculated instead as a percentage of consolidated total assets, our "Total annual expenses" would be 5.21% of consolidated total assets.

Example

              The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage, that none of our assets are cash or cash equivalents, and that our annual operating expenses would remain at the levels set forth in the table above. Transaction expenses are not included in the following example. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return(1)	$71	$209	$342	$648

(1)
The above illustration assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation. The expenses you would pay, based on a $1,000 investment and assuming a 5% annual return resulting entirely from net realized capital gains (and therefore subject to the capital gain incentive fee), and otherwise making the same assumptions in the example above, would be: 1 year, $81; 3 years, $238; 5 years, $386; and 10 years, $722. However, cash payment of the capital incentive fee would be deferred if during the most recent four full calendar quarter period ending on or prior to the date the payment set forth in the example is to be made, the sum of (a) our aggregate distributions to our stockholders and (b) our change in net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) was less than 8.0% of our net assets at the beginning of such period (as adjusted for any share issuances or repurchases).

              The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The incentive fee under the investment advisory and management agreement, which, assuming a 5% annual return, would either not be payable or have an insignificant impact on the expense amounts shown above, is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, if our board of directors authorizes and we declare a cash dividend, participants in our dividend reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See "Dividend Reinvestment Plan" for additional information regarding our dividend reinvestment plan.

              This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

SELECTED FINANCIAL AND OTHER DATA

              The following selected financial and other data for the years ended December 31, 2008, 2007, 2006 and 2005, and for the period from June 23, 2004 (inception) through December 31, 2004 are derived from our consolidated financial statements, which have been audited by KPMG LLP, an independent registered public accounting firm whose report thereon is included elsewhere in this prospectus. The selected financial and other data for the three months ended March 31, 2009 and other quarterly financial information is derived from our unaudited financial statements, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) that are necessary to present fairly the results of such interim periods. Interim results as of and for the three months ended March 31, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009. The data should be read in conjunction with our consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Senior Securities," which are included elsewhere in this prospectus.

ARES CAPITAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA
As of and For the Three Months Ended March 31, 2009, As of and For the Years Ended December 31, 2008, 2007, 2006 and 2005 and As of and For the Period June 23, 2004 (inception)
Through December 31, 2004
(dollar amounts in thousands, except per share data and as otherwise indicated)

	As of and For the Three Months Ended March 31, 2009	As of and For the Year Ended December 31, 2008	As of and For the Year Ended December 31, 2007	As of and For the Year Ended December 31, 2006	As of and For the Year Ended December 31, 2005	As of and For the Period June 23, 2004 (inception) Through December 31, 2004
Total Investment Income	$56,016	$240,461	$188,873	$120,021	$41,850	$4,381
Net Realized and Unrealized Gains (Losses) on Investments, Foreign Currencies and Extinguishment of Debt	4,834	(266,447)	(4,117)	13,064	14,727	475
Total Expenses	25,785	113,221	94,751	58,458	14,569	1,666

Income Tax Expense (Benefit), Including Excise Tax	31	248	(826)	4,931	158	—

Net Increase (Decrease) in Stockholders' Equity Resulting from Operations	35,034	$(139,455)	$90,832	$69,695	$41,851	$3,190

Per Share Data:
Net Increase (Decrease) in Stockholder's Equity Resulting from Operations:
Basic(1):	$0.36	$(1.56)	$1.34	$1.58	$1.75	$0.28
Diluted(1):	$0.36	$(1.56)	$1.34	$1.58	$1.75	$0.28
Cash Dividend Declared:	$0.42	$1.68	$1.66	$1.64	$1.30	$0.30
Total Assets	$2,044,929	$2,091,333	$1,829,405	$1,347,991	$613,645	$220,456
Total Debt	$902,619	$908,786	$681,528	$482,000	$18,000	$55,500
Total Stockholders' Equity	$1,088,071	$1,094,879	$1,124,550	$789,433	$569,612	$159,708
Other Data:
Number of Portfolio Companies at Period End(2)	92	91	78	60	38	20
Principal Amount of Investments Purchased(3)	84,770	$925,945	$1,251,300	$1,087,507	$504,299	$234,102
Principal Amount of Investments Sold and Repayments(4)	79,244	$485,270	$718,695	$430,021	$108,415	$52,272
Total Return Based on Market Value(5)	(16.75)%	(45.25)%	(14.76)%	29.12%	(10.60)%	31.53%
Total Return Based on Net Asset Value(6)	3.20%	(11.17)%	8.98%	10.73%	12.04%	(1.80)%
Weighted Average Yield of Debt and Income Producing Equity Securities at Fair Value(7):	12.10%	12.79%	11.68%	11.95%	11.25%	12.36%
Weighted Average Yield of Debt and Income Producing Equity Securities at Amortized Cost(7):	11.18%	11.73%	11.64%	11.63%	11.40%	12.25%

(1)
In accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share, the weighted average shares of common stock outstanding used in computing basic and diluted earnings per common share have been adjusted retroactively by a factor of 1.02% to recognize the bonus element associated with rights to acquire shares of common stock that we issued to stockholders of record as of March 24, 2008 in connection with a rights offering.

(2)
Includes commitments to portfolio companies for which funding has yet to occur.

(3)
The information presented for the period June 23, 2004 (inception) through December 31, 2004 includes $140.8 million of the assets purchased from Royal Bank of Canada and excludes $9.7 million of publicly traded fixed income securities.

(4)
The information presented for the period June 23, 2004 (inception) through December 31, 2004 excludes $9.7 million of publicly traded fixed income securities.

(5)
Total return based on market value for the three months ended March 31, 2009 equals the decrease of the ending market value at March 31, 2009 of $4.84 per share over the ending market value at December 31, 2008 of $6.33 per share, plus the declared dividends of $0.42 per share for the three months ended March 31, 2009, divided by the market value at December 31, 2008. Total return based on market value for the year ended December 31, 2008 equals the decrease of the ending market value at December 31, 2008 of $6.33 per share over the ending market value at December 31, 2007 of $14.63 per share plus the declared dividends of $1.68 per share for the year ended December 31, 2008. Total return based on market value for the year ended December 31, 2007 equals the decrease of the ending market value at December 31, 2007 of $14.63 per share over the ending market value at December 31, 2006 of $19.11 per share plus the declared dividends of $1.66 per share for the year ended December 31, 2007. Total return based on market value for the year ended December 31, 2006 equals the increase of the ending market value at December 31, 2006 of $19.11 per share over the ending market value at December 31, 2005 of $16.07 per share plus the declared dividends of $1.64 per share for the year ended December 31, 2006. Total return based on market value for the year ended December 31, 2005 equals the decrease of the ending market value at December 31, 2005 of $16.07 per share over the ending market value at December 31, 2004 of $19.43 per share plus the declared dividends of $1.30 per share for the year ended December 31, 2005. Total return based on market value for the period June 23, 2004 (inception) through December 31, 2004 equals the increase of the ending market value at December 31, 2004 of $19.43 per share over the offering price of $15.00 per share plus the declared dividend of $0.30 per share (includes return of capital of $0.01 per share) for holders of record on December 27, 2004, divided by the offering price. Total return based on market value is not annualized. The Company's shares fluctuate in value. The Company's performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.

(6)
Total return based on net asset value for the three months ended March 31, 2009 equals the change in net asset value during the period plus the declared dividends of $0.42 per share for the three months ended March 31, 2009, divided by the beginning net asset value during the period. Total return based on net asset value for the year ended December 31, 2008 equals the change in net asset value during the period (adjusted for share issuances) plus the declared dividends of $1.68 per share for the year ended December 31, 2008, divided by the beginning net asset value. Total return based on net asset value for the year ended December 31, 2007 equals the change in net asset value during the period (adjusted for share issuances) plus the declared dividends of $1.66 per share for the year ended December 31, 2007, divided by the beginning net asset value. Total return based on net asset value for the year ended December 31, 2006 equals the change in net asset value during the period (adjusted for share issuances) plus the declared dividends of $1.64 per share for the year ended December 31, 2006, divided by the beginning net asset value. Total return based on net asset value for the year ended December 31, 2005 equals the change in net asset value during the period (adjusted for share issuances) plus the declared dividends of $1.30 per share for the year ended December 31, 2005, divided by the beginning net asset value. Total return based on net asset value for the period June 23, 2004 (inception) through December 31, 2004 equals the change in net asset value during the period plus the declared dividend of $0.30 per share (includes return of capital of $0.01 per share) for holders of record on December 27, 2004, divided by the beginning net asset value. Total return based on net asset value is not annualized. The Company's performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.

(7)
Weighted average yield on debt and income producing equity securities at fair value is computed as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount on accruing debt divided by (b) total income producing equity securities and debt at fair value. Weighted average yield on debt and income producing equity securities at amortized cost is computed as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount on accruing debt divided by (b) total income producing equity securities and debt at amortized cost.

SELECTED QUARTERLY DATA (Unaudited)
(dollar amounts in thousands, except per share data)

2009
Q1
Total Investment Income	$56,016
Net investment income before net realized and unrealized gain (losses) and incentive compensation	$37,750
Incentive compensation	$7,550
Net investment income before net realized and unrealized gain (losses)	$30,200
Net realized and unrealized gains (losses)	$4,834
Net increase (decrease) in stockholders' equity resulting from operations	$35,034
Basic and diluted earnings per common share	$0.36
Net asset value per share as of the end of the quarter	$11.20

	2008
	Q4	Q3	Q2	Q1
Total Investment Income	$62,723	$62,067	$63,464	$52,207
Net investment income before net realized and unrealized gain (losses) and incentive compensation	$40,173	$41,025	$45,076	$32,466
Incentive compensation	$8,035	$8,205	$9,015	$6,493
Net investment income before net realized and unrealized gain (losses)	$32,138	$32,820	$36,061	$25,973
Net realized and unrealized gains (losses)	$(142,638)	$(74,213)	$(32,789)	$(16,807)
Net increase (decrease) in stockholders' equity resulting from operations	$(110,500)	$(41,393)	$3,272	$9,166
Basic and diluted earnings per common share	$(1.14)	$(0.43)	$0.04	$0.13
Net asset value per share as of the end of the quarter	$11.27	$12.83	$13.67	$15.17

	2007
	Q4	Q3	Q2	Q1
Total Investment Income	$53,828	$47,931	$47,399	$39,715
Net investment income before net realized and unrealized gain (losses) and incentive compensation	$33,677	$29,875	$31,220	$23,699
Incentive compensation	$6,573	$5,966	$6,229	$4,755
Net investment income before net realized and unrealized gain (losses)	$27,104	$23,909	$24,991	$18,944
Net realized and unrealized gains (losses)	$(16,353)	$(984)	$8,576	$4,645
Net increase (decrease) in stockholders' equity resulting from operations	$10,752	$22,924	$33,567	$23,589
Basic and diluted earnings per common share	$0.15	$0.32	$0.48	$0.44
Net asset value per share as of the end of the quarter	$15.47	$15.74	$15.84	$15.34

RISK FACTORS

              Before you invest in our securities, you should be aware of various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus including our consolidated financial statements and the related notes thereto, before you decide whether to make an investment in our securities. The risks set out below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the net asset value of our common stock and the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

Capital markets are currently in a period of disruption and instability. These market conditions have materially and adversely affected debt and equity capital markets in the United States, which has had, and may continue to have, a negative impact on our business and operations.

              Beginning in 2007 and continuing as of the date of this prospectus, the U.S. capital markets entered into a period of disruption as evidenced by a lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the United States federal government, these events have contributed to worsening general economic conditions that are materially and adversely impacting the broader financial and credit markets and reducing the availability of debt and equity capital for the market as a whole and financial services firms in particular. These conditions could continue for a prolonged period of time or worsen in the future. While these conditions persist, we and other companies in the financial services sector may have to access (if available) alternative markets for debt and equity capital in order to grow. Equity capital may be difficult to raise because, subject to some limited exceptions, as a BDC, we are generally not able to issue additional shares of our common stock at a price less than net asset value without first obtaining approval for such issuance from our stockholders and our independent directors. In addition, our ability to incur indebtedness is limited by applicable regulations such that our asset coverage, as defined in the Investment Company Act, must equal at least 200% immediately after each time we incur indebtedness. The debt capital that will be available, if at all, may be at a higher cost and on less favorable terms and conditions in the future. Any continued inability to raise capital could have a negative effect on our business, financial condition and results of operations.

              Moreover, current market conditions may make it difficult to extend the maturity of or refinance our existing indebtedness and any failure to do so could have a material adverse effect on our business. For example, if we do not enter into the Wachovia Revolving Facility on or before October 19, 2009, the administrative agent or the trustee may elect to exercise various remedies, including the sale of all or a portion of the collateral securing the CP Funding Facility after providing us with at least 90-days prior notice of its intention to sell collateral. The illiquidity of our investments may make it difficult for us to sell such investments if required. As a result, we may realize significantly less than the value at which we have recorded our investments.

              Capital markets volatility also affects our investment valuations. While most of our investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity). As a result, volatility in the capital markets can adversely affect our valuations.

              Given the extreme volatility and dislocation in the capital markets, many BDCs are facing a challenging environment in which to raise capital. As a result of the recent significant changes in the capital markets affecting our ability to raise capital, the pace of our investment activity has slowed. In addition, significant changes in the capital markets, including the recent extreme volatility and disruption, has had and may continue to have a negative effect on the valuations of our investments, and on the potential for liquidity events involving our investments. An inability to raise capital (including a failure to enter into the Wachovia Revolving Facility), and any required sale of all or a portion of our investments as a result, could have a material adverse impact on our business, financial condition or results of operations.

A failure on our part to maintain our status as a BDC would significantly reduce our operating flexibility.

              If we do not continue to qualify as a BDC, we might be regulated as a closed-end investment company under the Investment Company Act, which would subject us to additional regulatory restrictions and significantly decrease our operating flexibility. In addition, any such failure could cause an event of default under our outstanding indebtedness, which could have a material adverse impact on our business, financial condition or results of operations.

We are dependent upon Ares Capital Management's key personnel for our future success and upon their access to Ares investment professionals.

              We depend on the diligence, skill and network of business contacts of the members of Ares Capital Management's investment committee. We also depend, to a significant extent, on Ares Capital Management's access to the investment professionals of Ares and the information and deal flow generated by Ares' investment professionals in the course of their investment and portfolio management activities. Our future success depends on the continued service of Ares Capital Management's investment committee. The departure of any of the members of Ares Capital Management's investment committee, or of a significant number of the investment professionals or partners of Ares, could have a material adverse effect on our business, financial condition or results of operations. In addition, we cannot assure you that Ares Capital Management will remain our investment adviser or that we will continue to have access to Ares' investment professionals or its information and deal flow.

Our financial condition and results of operations depend on our ability to manage future growth effectively.

              Our ability to achieve our investment objective depends on our ability to acquire suitable investments and monitor and administer those investments, which depends, in turn, on Ares Capital Management's ability to identify, invest in and monitor companies that meet our investment criteria.

              Accomplishing this result on a cost-effective basis is largely a function of Ares Capital Management's structuring of the investment process and its ability to provide competent, attentive and efficient services to us. Our executive officers and the members of Ares Capital Management's investment committee have substantial responsibilities in connection with their roles at Ares and with the other Ares funds as well as responsibilities under the investment advisory and management agreement. They may also be called upon to provide managerial assistance to our portfolio companies on behalf of our administrator. These demands on their time, which will increase as the number of investments grow, may distract them or slow the rate of investment. In order to grow, Ares Capital Management will need to hire, train, supervise and manage new employees. However, we cannot assure you that any such employees will be retained. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

              In addition, as we grow, we may open up new offices in new geographic regions that may increase our direct operating expenses without corresponding revenue growth.

Our ability to grow depends on our ability to raise capital.

              We will need to periodically access the capital markets to raise cash to fund new investments. In order to maintain our RIC status, we must distribute to our stockholders on a timely basis an amount equal to at least 90% of our ordinary income and net short-term capital gain in excess of net long-term capital loss, if any, reduced by deductible expenses, for each year and, as a result, such earnings are not available to fund investment originations. We must continue to borrow from financial institutions and issue additional securities to fund our growth. Unfavorable economic conditions like the ones we are currently experiencing increase our funding costs, limit our access to the capital markets or could result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any.

              In addition, with certain limited exceptions, we are only allowed to borrow amounts or issue debt securities or preferred stock such that our asset coverage, as defined in the Investment Company Act, equals at least 200% immediately after such borrowing, which, in certain circumstances, may restrict our ability to borrow or issue debt securities or preferred stock. The amount of leverage that we employ will depend on our investment adviser's and our board of directors' assessment of market and other factors at the time of any proposed borrowing or issuance of debt securities or preferred stock. We cannot assure you that we will be able to maintain our current Facilities or obtain other lines of credit at all or on terms acceptable to us.

Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital.

              We may issue debt securities or preferred stock, which we refer to collectively as "senior securities," and/or borrow money from banks or other financial institutions, up to the maximum amount permitted by the Investment Company Act. Under the provisions of the Investment Company Act, we are permitted, as a BDC, to incur indebtedness or issue senior securities only in amounts such that our asset coverage, as defined in the Investment Company Act, equals at least 200% after each such incurrence or issuance. If the value of our assets declines, we may be unable to satisfy this test, which may prohibit us from paying dividends and could prevent us from maintaining our status as a RIC or may prohibit us from repurchasing shares of our common stock. If we cannot satisfy this test, we may be required to sell a portion of our investments at a time when such sales may be disadvantageous and, depending on the nature of our leverage, repay a portion of our indebtedness. As of March 31, 2009, our asset coverage for senior securities was 221%.

              We are not generally able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below the current net asset value per share of the common stock if our board of directors determines that such sale is in our best interests and the best interests of our stockholders, and, in certain instances, our stockholders approve such sale. Any such sale would be dilutive to existing stockholders. In any such case, the price at which our securities are to be issued and sold may not be less than a price which, in the determination of our board of directors, closely approximates the market value of such securities (less any commission or discount). If our common stock trades at a discount to net asset value, this restriction could adversely affect our ability to raise capital.

              To generate cash for funding new investments, we have also securitized, and may in the future seek to securitize, our loans. To securitize loans, we may create a separate, wholly owned subsidiary and contribute or sell a pool of loans to such subsidiary (or one of its subsidiaries). Such subsidiary may then sell equity, issue debt or sell interests in the pool of loans, on a limited-recourse basis, the payments on which are generally limited to the pool of loans and the proceeds therefrom. We may also retain a portion of the equity interests in the securitized pool of loans. Any retained equity would be exposed to losses on the related pool of loans before any of the related debt securities. An inability to securitize successfully our loan portfolio could limit our ability to grow our business and fully execute our business strategy. The securitization market is subject to changing market conditions (including the recent, unprecedented dislocation of the securitization and finance markets generally) and we may not be able to access this market when we would otherwise deem appropriate. Moreover, the successful securitization of our loan portfolio might expose us to losses as the residual loans in which we do not sell interests may be those that are riskier and more apt to generate losses. The Investment Company Act may also impose restrictions on the structure of any securitization.

We borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing with us.

              As of March 31, 2009, we had $902.6 million of outstanding borrowings under our Facilities and $279.2 million of CLO Notes (as defined herein). In order for us to cover our annual interest payments on indebtedness, we must achieve annual returns on our March 31, 2009 total assets of at least 1.31%. The weighted average interest rate charged on our borrowings as of March 31, 2009 was 1.97%. We intend to continue borrowing under the Facilities in the future and we may increase the size of the Facilities or issue debt securities or other evidences of indebtedness. Our ability to service our debt depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. The amount of leverage that we employ at any particular time will depend on our investment adviser's and our board of directors' assessment of market and other factors at the time of any proposed borrowing.

              Our Facilities and the CLO Notes impose financial and operating covenants that restrict our business activities, including limitations that could hinder our ability to finance additional loans and investments or to make the distributions required to maintain our status as a RIC. A failure to renew our Facilities or to add new or replacement debt facilities could have a material adverse effect on our business, financial condition and results of operations.

              Borrowings, also known as leverage, magnify the potential for gain or loss on amounts invested and, therefore, increase the risks associated with investing in our securities. We currently borrow under our Facilities and in the future may borrow from or issue senior debt securities to banks, insurance companies and other lenders. Holders of such senior debt securities have fixed dollar claims on our consolidated assets that are superior to the claims of our common stockholders or any preferred stockholders. If the value of our consolidated assets increases, then leveraging would cause the net asset value per share of our common stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our consolidated assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any increase in our consolidated income in excess of consolidated interest payable on the borrowed funds would cause our net income to increase more than it would without the leverage, while any decrease in our consolidated income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common stock dividend payments. There can be no assurance that a leveraging strategy will be successful.

              The following table illustrates the effect on return to a holder of our common stock of the leverage created by our use of borrowing at the interest rate of 1.97% and assumes (i) our total value of net assets as of March 31, 2009; (ii) $902.6 million debt outstanding as of March 31, 2009 and (iii) hypothetical annual returns on our portfolio of minus 15 to plus 15 percent.

Assumed Return on Portfolio (Net of Expenses)(1)	-15%	-10%	-5%	0%	5%	10%	15%
Corresponding Return to Common Stockholders(2)	-30%	-20%	-11%	-2%	8%	17%	27%

(1)
The assumed portfolio return is required by regulation of the SEC and is not a prediction of, and does not represent, our projected or actual performance. Actual returns may be greater or less than those appearing in the table.

(2)
In order to compute the "Corresponding Return to Common Stockholders," the "Assumed Return on Portfolio" is multiplied by the total value of our assets at March 31, 2009 to obtain an assumed return to us. From this amount, the interest expense calculated by multiplying the interest rate of 1.97% times the $902.6 million debt is subtracted to determine the return available to stockholders. The return available to stockholders is then divided by the total value of our net assets as of March 31, 2009 to determine the "Corresponding Return to Common Stockholders."

In addition to regulatory restrictions that restrict our ability to raise capital, the JPM Revolving Facility and the CP Funding Facility contain, and it is expected that the Wachovia Revolving Facility will contain, various covenants which, if not complied with, could accelerate repayment under these Facilities, thereby materially and adversely affecting our liquidity, financial condition and results of operations.

              The agreements governing the Facilities require us to comply with certain financial and operational covenants. These covenants include:

  •
  restrictions on the level of indebtedness that we are permitted to incur in relation to the value of our assets;

  •
  restrictions on our ability to incur liens; and

  •
  maintenance of a minimum level of stockholders' equity.

              In addition, it is anticipated that the Wachovia Revolving Facility will require us to comply with various covenants customary for similar securitized facilities.

              As of the date of this prospectus, we are in compliance with the covenants of our Facilities. However, our continued compliance with these covenants depends on many factors, some of which are beyond our control. For example, during the quarter ended March 31, 2009, net unrealized depreciation in our portfolio increased and, depending on the condition of the public debt and equity markets and pricing levels subsequent to this period, net unrealized depreciation in our portfolio may continue to increase in the future. Any such further increase could result in our inability to comply with our obligation to restrict the level of indebtedness that we are able to incur in relation to the value of our assets or to maintain a minimum level of stockholders' equity.

              Accordingly, although we believe we will continue to be in compliance, there are no assurances that we will continue to comply with the covenants in our Facilities. Failure to comply with these covenants would result in a default under the Facilities which, if we were unable to obtain a waiver from the lenders under the Facilities, could accelerate repayment under the Facilities and thereby have a material adverse impact on our business, financial condition and results of operations.

We operate in a highly competitive market for investment opportunities.

              A number of entities compete with us to make the types of investments that we make in middle market companies. We compete with other BDCs, public and private funds, commercial and investment banks, commercial financing companies, insurance companies, high yield investors, hedge funds, and, to the extent they provide an alternative form of financing, private equity funds. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on us as a BDC and that the Code imposes on us as a RIC. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to pursue attractive investment opportunities from time to time.

              We do not seek to compete primarily based on the interest rates we offer and we believe that some of our competitors may make loans with interest rates that are comparable to or lower than the rates we offer. Rather, we compete with our competitors based on our existing investment platform, our seasoned management team, our experience and focus on middle market companies, our disciplined investment philosophy, our extensive industry focus and our flexible transaction structuring. For a more detailed discussion of these competitive advantages, see "Business—Competitive Advantages."

              We may lose investment opportunities if we do not match our competitors' pricing, terms and structure. If we match our competitors' pricing, terms and structure, we may experience decreased net interest income and increased risk of credit loss. As a result of operating in such a competitive environment, we may make investments that are on better terms to our portfolio companies than what we may have originally anticipated, which may impact our return on these investments.

We will be subject to corporate-level income tax if we fail to qualify as a RIC.

              The Company has elected to be treated as a RIC under Subchapter M of the Code and operates in a manner so as to qualify for the tax treatment applicable to RICs. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To qualify as a RIC under the Code, we must meet certain income source, asset diversification and annual distribution requirements.

              The annual distribution requirement for a RIC is satisfied if we distribute to our stockholders on a timely basis an amount equal to at least 90% of our ordinary income and net short-term capital gain in excess of net long-term capital loss, if any, reduced by deductible expenses, for each year. Because we use debt financing, we are subject to certain asset coverage ratio requirements under the Investment Company Act and financial covenants under our indebtedness that could, under certain circumstances, restrict us from making distributions necessary to qualify as a RIC. If we are unable to obtain cash from other sources, we may fail to qualify as a RIC and, thus, may be subject to corporate-level income tax. Because we must make distributions to our stockholders as described above, such amounts, to the extent a stockholder is not participating in our dividend reinvestment plan, will not be available to fund investment originations.

              To qualify as a RIC, we must also meet certain asset diversification requirements at the end of each calendar quarter. Failure to meet these tests may result in our having to (i) dispose of certain investments quickly or (ii) raise additional capital to prevent the loss of RIC status. Because most of our investments are in private companies and are generally illiquid, any such dispositions may be at disadvantageous prices and may result in losses. Also, the rules applicable to our qualification as a RIC under the Code are complex with many areas of uncertainty. Accordingly, no assurance can be given that we have qualified or will qualify as a RIC. If we fail to qualify as a RIC for any reason and become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions. Such a failure would have a material adverse effect on us and our stockholders. See "Material U.S. Federal Income Tax Considerations—Taxation as a RIC."

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

              For U.S. federal income tax purposes, we include in income certain amounts that we have not yet received in cash, such as original issue discount, which may arise if we receive warrants in connection with the making of a loan or possibly in other circumstances, or payment-in-kind interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Such original issue discount or increases in loan balances are included in income before we receive any corresponding cash payments. We also may be required to include in income certain other amounts that we will not receive in cash, including, for example, non cash income from payment in kind securities and deferred payment securities.

              Since in certain cases we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the tax requirement to distribute an amount equal to at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, reduced by deductible expenses, to maintain our status as a RIC. Accordingly, we may have to sell some of our investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thus be subject to corporate-level income tax. See "Material U.S. Federal Income Tax Considerations—Taxation as a RIC."

              If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible. The investment adviser is not under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued income that we never receive as a result of a default by an entity on the obligation that resulted in the accrual of such income.

We may in the future determine to fund a portion of our investments with preferred stock, which would magnify the potential for gain or loss and the risks of investing in us in the same way as our borrowings.

              Because preferred stock is another form of leverage and the dividends on any preferred stock we issue must be cumulative, preferred stock has the same risks to our common stockholders as borrowings. Payment of such dividends and repayment of the liquidation preference of such preferred stock must take preference over any dividends or other payments to our common stockholders, and preferred stockholders are not subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference.

We are exposed to risks associated with changes in interest rates.

              General interest rate fluctuations may have a substantial negative impact on our investments and investment opportunities and, accordingly, may have a material adverse effect on our investment objective and our rate of return on invested capital. Because we borrow money and may issue debt securities or preferred stock to make investments, our net investment income is dependent upon the difference between the rate at which we borrow funds or pay interest or dividends on such debt securities or preferred stock and the rate at which we invest these funds. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. Trading prices for debt that pays a fixed rate of return tend to fall as interest rates rise. Trading prices tend to fluctuate more for fixed-rate securities that have longer maturities. We have entered into certain hedging transactions, such as interest rate swap agreements, to mitigate our exposure to adverse fluctuations in interest rates, and we may continue to do so in the future. However, we cannot assure you that such transactions will be successful in mitigating our exposure to credit risk. Hedging transactions may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio investments. Although we have no policy governing the maturities of our investments, under current market conditions we expect that we will invest in a portfolio of debt generally having maturities of up to 10 years. This means that we are subject to greater risk (other things being equal) than a fund invested solely in shorter-term securities. A decline in the prices of the debt we own could adversely affect the trading price of our shares. Also, an increase in interest rates available to investors could make investment in our common stock less attractive if we are not able to increase our dividend rate, which could reduce the value of our common stock.

Many of our portfolio investments are not publicly traded and, as a result, there is uncertainty as to the value of our portfolio investments.

              A large percentage of our portfolio investments are not publicly traded. The fair value of investments that are not publicly traded may not be readily determinable. We value these investments quarterly at fair value as determined in good faith by our board of directors based on the input of our management and audit committee and independent valuation firms that have been engaged at the direction of the board to assist in the valuation of each portfolio investment without a readily available market quotation at least once during a trailing 12 month period. The valuation process is conducted at the end of each fiscal quarter, with approximately 50% (based on value) of our valuations of portfolio companies without readily available market quotations subject to review by an independent valuation firm. However, we may use additional independent valuation firms to value our investments more frequently as determined in good faith by our board of directors to the extent necessary to reflect significant events affecting the value of our investments. The types of factors that may be considered in valuing our investments include the enterprise value of the portfolio company, the nature and realizable value of any collateral, the portfolio company's ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow and other relevant factors. Because such valuations, and particularly valuations of private investments and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed and may differ materially from the values that we may ultimately realize. Our net asset value per share could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we realize upon disposition of such investments.

The lack of liquidity in our investments may adversely affect our business.

              As we generally make investments in private companies, substantially all of these investments are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have recorded our investments. In addition, we may face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we or an affiliated manager of Ares has material non-public information regarding such portfolio company.

We may experience fluctuations in our quarterly results.

              We could experience fluctuations in our quarterly operating results due to a number of factors, including the interest rates payable on the debt investments we make, the default rates on such investments, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses and the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

There are significant potential conflicts of interest that could impact our investment returns.

              Certain of our executive officers and directors, and members of the investment committee of our investment adviser serve or may serve as officers, directors or principals of other entities and affiliates of our investment adviser and investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders or that may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. For example, Messrs. Ressler, Rosenthal, Kissick and Sachs each are and, will continue to be, Founding Members of Ares with significant responsibilities for other Ares funds. Messrs. Ressler and Rosenthal are required to devote a substantial majority of their business time, and Mr. Kissick is required to devote a majority of his business time, to the affairs of ACOF. However, Ares believes that the efforts of Messrs. Ressler, Rosenthal and Kissick relative to Ares Capital and ACOF are synergistic with and beneficial to the affairs of each of Ares Capital and ACOF.

              Although other Ares funds generally have different primary investment objectives than Ares Capital, they may from time to time invest in asset classes similar to those targeted by Ares Capital. In addition, Ares is not restricted from raising an investment fund with investment objectives similar to that of Ares Capital. Any such funds may also, from time to time, invest in asset classes similar to those targeted by Ares Capital. Ares Capital Management endeavors to allocate investment opportunities in a fair and equitable manner, and in any event consistent with any fiduciary duties owed to Ares Capital. Nevertheless, it is possible that we may not be given the opportunity to participate in certain investments made by investment funds managed by investment managers affiliated with Ares Capital Management.

              We pay management and incentive fees to Ares Capital Management, and reimburse Ares Capital Management for certain expenses it incurs. In addition, investors in our common stock will invest on a gross basis and receive distributions on a net basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments.

              Ares Capital Management's management fee is based on a percentage of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) and Ares Capital Management may have conflicts of interest in connection with decisions that could affect the Company's total assets, such as decisions as to whether to incur indebtedness.

              The part of the incentive fee payable by us that relates to our pre-incentive fee net investment income is computed and paid on income that may include interest that is accrued but not yet received in cash. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible.

              Our investment advisory and management agreement automatically renews for successive annual periods if approved by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. However, both we and Ares Capital Management have the right to terminate the agreement without penalty upon 60 days' written notice to the other party. Moreover, conflicts of interest may arise if our investment adviser seeks to change the terms of our investment advisory and management agreement, including, for example, the terms for compensation. While any material change to the investment advisory and management agreement must be submitted to stockholders for approval under the Investment Company Act, we may from time to time decide it is appropriate to seek stockholder approval to change the terms of the agreement.

              Pursuant to a separate amended and restated administration agreement, referred to herein as our "administration agreement," Ares Administration, an affiliate of Ares Capital Management, furnishes us with administrative services and we pay Ares Administration our allocable portion of overhead and other expenses incurred by Ares Administration in performing its obligations under the administration agreement, including our allocable portion of the cost of our officers and their respective staffs.

              Our affiliate, Ivy Hill Management, is party to a services agreement, referred to herein as the "services agreement," with Ares Capital Management, pursuant to which Ares Capital Management provides Ivy Hill Management with the facilities, investment advisory services and administrative services necessary for the operations of Ivy Hill Management. Ivy Hill Management reimburses Ares Capital Management for the costs associated with such services, including Ares Capital Management's allocable portion of overhead and the cost of its officers and respective staff on performing its obligations under the services agreement.

              We rent office space directly from a third party pursuant to a lease that expires on February 27, 2011. In addition, we have entered into a sublease with Ares Management LLC ("Ares Management") whereby Ares Management subleases approximately 25% of the certain office space for a fixed rent equal to 25% of the basic annual rent payable by us under this lease, plus certain additional costs and expenses.

              As a result of the arrangements described above, there may be times when the management team of Ares Management has interests that differ from those of our stockholders, giving rise to a conflict.

              Our stockholders may have conflicting investment, tax and other objectives with respect to their investments in us. The conflicting interests of individual stockholders may relate to or arise from, among other things, the nature of our investments, the structure or the acquisition of our investments, and the timing of disposition of our investments. As a consequence, conflicts of interest may arise in connection with decisions made by our investment adviser, including with respect to the nature or structuring of our investments, that may be more beneficial for one stockholder than for another stockholder, especially with respect to stockholders' individual tax situations. In selecting and structuring investments appropriate for us, our investment adviser will consider the investment and tax objectives of the Company and our stockholders as a whole, not the investment, tax or other objectives of any stockholder individually.

Our investment adviser's liability is limited under the investment advisory and management agreement, and we are required to indemnify our investment adviser against certain liabilities, which may lead our investment adviser to act in a riskier manner on our behalf than it would when acting for its own account.

              Our investment adviser has not assumed any responsibility to us other than to render the services described in the investment advisory and management agreement, and it will not be responsible for any action of our board of directors in declining to follow our investment adviser's advice or recommendations. Pursuant to the investment advisory and management agreement, our investment adviser and its managing members, officers and employees will not be liable to us for their acts under the investment advisory and management agreement, absent willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. We have agreed to indemnify, defend and protect our investment adviser and its managing members, officers and employees with respect to all damages, liabilities, costs and expenses resulting from acts of our investment adviser not arising out of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties under the investment advisory and management agreement. These protections may lead our investment adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account. See "Risk Factors—Risks Relating to our Investments—Our investment adviser's incentive fee may induce Ares Capital Management to make certain investments, including speculative investments."

We may be obligated to pay our investment adviser incentive compensation even if we incur a loss.

              Our investment adviser is entitled to incentive compensation for each fiscal quarter in an amount equal to a percentage of the excess of our pre-incentive fee net investment income for that quarter (before deducting incentive compensation, net operating losses and certain other items) above a threshold return for that quarter. Our pre-incentive fee net investment income for incentive compensation purposes excludes realized and unrealized capital losses or depreciation that we may incur in the fiscal quarter, even if such capital losses or depreciation result in a net loss on our statement of operations for that quarter. Thus, we may be required to pay our manager incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or we incur a net loss for that quarter.

              Under the investment advisory and management agreement, we will defer cash payment of any incentive fee otherwise earned by our investment adviser if, during the most recent four full calendar quarter period ending on or prior to the date such payment is to be made, the sum of (a) our aggregate distributions to our stockholders and (b) our change in net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) is less than 8.0% of our net assets at the beginning of such period. These calculations will be adjusted for any share issuances or repurchases. Any deferred incentive fees will be carried over for payment in subsequent calculation periods to the extent such payment can then be made under the investment advisory and management agreement.

Changes in laws or regulations governing our operations, or changes in the interpretation thereof, and any failure by us to comply with laws or regulations governing our operations may adversely affect our business.

              We and our portfolio companies are subject to regulation by laws at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Accordingly, any change in these laws or regulations, or their interpretation, or any failure by us to comply with these laws or regulations may adversely affect our business.

The Company may not replicate Ares' historical success and our ability to enter into transactions with Ares and our other affiliates is restricted.

              Our primary focus in making investments differs from those of other private funds that are or have been managed by Ares' investment professionals. Further, investors in Ares Capital are not acquiring an interest in other Ares funds. Accordingly, we cannot assure you that Ares Capital will replicate Ares' historical success, and we caution you that our investment returns could be substantially lower than the returns achieved by those private funds.

              Further, we are prohibited under the Investment Company Act from knowingly participating in certain transactions with our affiliates, our investment adviser and its affiliates without the prior approval of our independent directors and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is our affiliate for purposes of the Investment Company Act and we are generally prohibited from buying or selling any security from or to such affiliate, absent the prior approval of our independent directors. The Investment Company Act also prohibits "joint" transactions with an affiliate, or our investment adviser or its affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of our independent directors. In addition, we are prohibited from buying or selling any security from or to, or entering into joint transactions with, our investment adviser and its affiliates, or any person who owns more than 25% of our voting securities or is otherwise deemed to control, be controlled by, or be under common control with us, absent the prior approval of the SEC through an exemptive order (other than in certain limited situations pursuant to current regulatory guidance).

              We have applied for an exemptive order from the SEC that would permit us to co-invest with funds managed by Ares. Any such order will be subject to certain terms and conditions and there can be no assurance that the application for exemptive relief will be granted by the SEC. Accordingly, we cannot assure you that the Company will be permitted to co-invest with funds managed by Ares, other than in the limited circumstances currently permitted by regulatory guidance.

RISKS RELATING TO OUR INVESTMENTS

Price declines and illiquidity in the corporate debt markets have adversely affected, and may continue to adversely affect, the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.

              As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by or under the direction of our board of directors. As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments: the enterprise value of a portfolio company (an estimate of the total fair value of the portfolio company's debt and equity), the nature and realizable value of any collateral, the portfolio company's ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company's securities to publicly traded securities, changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. Decreases in the market values or fair values of our investments are recorded as unrealized depreciation. The continuing unprecedented declines in prices and liquidity in the corporate debt markets have resulted in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio has reduced our net asset value by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may continue to suffer additional unrealized losses in future periods, which could have a material adverse impact on our business, financial condition and results of operations.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

              As of the date of this prospectus, the economy is in the midst of a recession and in the difficult part of a credit cycle with industry defaults increasing. Many of our portfolio companies may be materially and adversely affected by the current cycle and, in turn, may be unable to satisfy their financial obligations (including their loans to us) over the coming months.

              Many of our portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay our loans during these periods. Therefore, our non-performing assets are likely to increase and the value of our portfolio is likely to decrease during these periods if we are required to write down the values of our investments. Adverse economic conditions also may decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

              A portfolio company's failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets, which could trigger cross defaults under other agreements and jeopardize our portfolio company's ability to meet its obligations under the debt that we hold and the value of any equity securities we own. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

Investments in privately held middle market companies involve significant risks.

              We primarily invest in privately held U.S. middle market companies. Investments in privately held middle market companies involve a number of significant risks, including the following:

  •
  these companies may have limited financial resources and may be unable to meet their obligations, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

  •
  they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors' actions and market conditions, as well as general economic downturns;

  •
  they typically depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

  •
  there is generally little public information about these companies. These companies and their financial information are not subject to the Sarbanes Oxley Act of 2002 and other rules that govern public companies, and we may be unable to uncover all material information about these companies, which may prevent us from making a fully informed investment decision and cause us to lose money on our investments;

  •
  they generally have less predictable operating results, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, our executive officers, directors and our investment adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies; and

  •
  they may have difficulty accessing the capital markets to meet future capital needs.

Our debt investments may be risky, and we could lose all or part of our investment.

              The debt that we invest in is typically not initially rated by any rating agency, but we believe that if such investments were rated, they would be below investment grade (rated lower than "Baa3" by Moody's or lower than "BBB-" by Standard & Poor's). Indebtedness of below investment grade quality is regarded as having predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal. Our mezzanine investments may result in an above average amount of risk and volatility or loss of principal. We also invest in assets other than mezzanine investments including first and second lien loans, high-yield securities, U.S. government securities, credit derivatives and other structured securities and certain direct equity investments. These investments will entail additional risks that could adversely affect our investment returns. In addition, to the extent interest payments associated with such debt are deferred, such debt will be subject to greater fluctuations in value based on changes in interest rates. Also, such debt could subject us to phantom income, and since we generally do not receive any cash prior to maturity of the debt, the investment is of greater risk.

Investments in equity securities involve a substantial degree of risk.

              We may purchase common and other equity securities. Although common stocks have historically generated higher average total returns than fixed income securities over the long term, common stocks also have experienced significantly more volatility in those returns and in recent years have significantly under performed relative to fixed income securities. The equity securities we acquire may fail to appreciate and may decline in value or become worthless and our ability to recover our investment will depend on our portfolio company's success. Investments in equity securities involve a number of significant risks, including:

  •
  any equity investment we make in a portfolio company could be subject to further dilution as a result of the issuance of additional equity interests and to serious risks as a junior security that will be subordinate to all indebtedness or senior securities in the event that the issuer is unable to meet its obligations or becomes subject to a bankruptcy process;

  •
  to the extent that the portfolio company requires additional capital and is unable to obtain it, we may not recover our investment in equity securities; and

  •
  in some cases, equity securities in which we invest will not pay current dividends, and our ability to realize a return on our investment, as well as to recover our investment, will be dependent on the success of our portfolio companies. Even if the portfolio companies are successful, our ability to realize the value of our investment may be dependent on the occurrence of a liquidity event, such as a public offering or the sale of the portfolio company. It is likely to take a significant amount of time before a liquidity event occurs or we can sell our equity investments. In addition, the equity securities we receive or invest in may be subject to restrictions on resale during periods in which it could be advantageous to sell.

              There are special risks associated with investing in preferred securities, including:

  •
  preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If we own a preferred security that is deferring its distributions, we may be required to report income for tax purposes although it has not yet received such income;

  •
  preferred securities are subordinated to debt in terms of priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than debt;

  •
  preferred securities may be substantially less liquid than many other securities, such as common stocks or U.S. government securities; and

  •
  generally, preferred security holders have no voting rights with respect to the issuing company, subject to limited exceptions.

              Additionally, when we invest in first and second lien senior loans or mezzanine debt, we may acquire warrants or other equity securities as well. Our goal is ultimately to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

              We may invest, to the extent permitted by law, in the equity securities of investment funds that are operating pursuant to certain exceptions to the Investment Company Act and in advisers to similar investment funds, and, to the extent we so invest, will bear our ratable share of any such company's expenses, including management and performance fees. We will also remain obligated to pay management and incentive fees to Ares Capital Management with respect to the assets invested in the securities and instruments of such companies. With respect to each of these investments, each of our common stockholders will bear his or her share of the management and incentive fee of Ares Capital Management as well as indirectly bearing the management and performance fees and other expenses of any such investment funds or advisers.

There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.

              If one of our portfolio companies were to go bankrupt, even though we may have structured our interest as senior debt, depending on the facts and circumstances, a bankruptcy court might recharacterize our debt holding as an equity investment and subordinate all or a portion of our claim to that of other creditors. In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower's business or exercise control over the borrower. For example, we could become subject to a lender's liability claim, if, among other things, we actually render significant managerial assistance.

Our portfolio companies may incur debt or issue equity securities that rank equally with, or senior to, our investments in such companies.

              Our portfolio companies may have, or may be permitted to incur, other debt, or issue other equity securities, that rank equally with, or senior to, our investments. By their terms, such instruments may provide that the holders are entitled to receive payment of dividends, interest or principal on or before the dates on which we are entitled to receive payments in respect of our investments. These debt instruments usually prohibit the portfolio companies from paying interest on or repaying our investments in the event and during the continuance of a default under such debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of securities ranking senior to our investment in that portfolio company typically are entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such holders, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with our investments, we would have to share on an equal basis any distributions with other security holders in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

              The rights we may have with respect to the collateral securing any junior priority loans we make to our portfolio companies may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that senior obligations are outstanding, we may forfeit certain rights with respect to the collateral to the holders of the senior obligations. These rights may include the right to commence enforcement proceedings against the collateral, the right to control the conduct of such enforcement proceedings, the right to approve amendments to collateral documents, the right to release liens on the collateral and the right to waive past defaults under collateral documents. We may not have the ability to control or direct such actions, even if as a result our rights as junior lenders are adversely affected.

When we are a debt or minority equity investor in a portfolio company, we may not be in a position to control the entity, and management of the company may make decisions that could decrease the value of our portfolio holdings.

              We make both debt and minority equity investments; therefore, we are subject to the risk that a portfolio company may make business decisions with which we disagree, and the stockholders and management of such company may take risks or otherwise act in ways that do not serve our interests. As a result, a portfolio company may make decisions that could decrease the value of our investment.

Our portfolio companies may be highly leveraged.

              Some of our portfolio companies may be highly leveraged, which may have adverse consequences to these companies and to us as an investor. These companies may be subject to restrictive financial and operating covenants and the leverage may impair these companies' ability to finance their future operations and capital needs. As a result, these companies' flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company's income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

Our investment adviser's incentive fee may induce Ares Capital Management to make certain investments, including speculative investments.

              The incentive fee payable by us to Ares Capital Management may create an incentive for Ares Capital Management to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to our investment adviser is determined, which is calculated as a percentage of the return on invested capital, may encourage our investment adviser to use leverage to increase the return on our investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor the holders of our common stock, including investors in offerings of common stock, securities convertible into our common stock or warrants representing rights to purchase our common stock or securities convertible into our common stock pursuant to this prospectus. In addition, the investment adviser will receive the incentive fee based, in part, upon net capital gains realized on our investments. Unlike the portion of the incentive fee based on income, there is no hurdle rate applicable to the portion of the incentive fee based on net capital gains. As a result, the investment adviser may have a tendency to invest more in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns. The part of the incentive fee payable by us that relates to our pre-incentive fee net investment income will be computed and paid on income that may include interest that is accrued but not yet received in cash. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible. The investment adviser is not under any obligation to reimburse us for any part of the incentive fee it received that was based on such accrued interest that we never actually receive.

              Because of the structure of the incentive fee, it is possible that we may have to pay an incentive fee in a quarter where we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the hurdle rate for a quarter, we will pay the applicable incentive fee even if we have incurred a loss in that quarter due to realized capital losses. In addition, if market interest rates rise, we may be able to invest our funds in debt instruments that provide for a higher return, which would increase our pre-incentive fee net investment income and make it easier for our investment adviser to surpass the fixed hurdle rate and receive an incentive fee based on such net investment income.

Our investments in foreign debt may involve significant risks in addition to the risks inherent in U.S. investments. We may expose ourselves to risks if we engage in hedging transactions.

              Our investment strategy contemplates potential investments in debt of foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets, less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

              Although most of our investments will be U.S. dollar denominated, our investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective.

              We have and may in the future enter into hedging transactions, which may expose us to risks associated with such transactions. We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may include counter party credit risk. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

              The success of our hedging transactions will depend on our ability to correctly predict movements, currencies and interest rates. Therefore, while we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations. See also "Risk Factors—Risk Relating to our Business—We are exposed to risks associated with changes in interest rates."

We may initially invest a portion of the net proceeds of offerings pursuant to this prospectus primarily in high-quality short-term investments, which will generate lower rates of return than those expected from the interest generated on first and second lien loans and mezzanine debt.

              We may initially invest a portion of the net proceeds of offerings primarily in cash, cash equivalents, U.S. government securities and other high-quality short-term investments. These securities may earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, we may not be able to achieve our investment objective and/or pay any dividends during this period or, if we are able to do so, such dividends may be substantially lower than the dividends that we expect to pay when our portfolio is fully invested. If we do not realize yields in excess of our expenses, we may incur operating losses and the market price of our shares may decline.

RISKS RELATING TO OFFERINGS PURSUANT TO THIS PROSPECTUS

Our shares of common stock currently trade at a discount from net asset value and may continue to do so in the future, which limits our ability to raise additional equity capital.

              Shares of closed-end investment companies frequently trade at a market price that is less than the net asset value that is attributable to those shares. This characteristic of closed-end investment companies is separate and distinct from the risk that our net asset value per share may decline. It is not possible to predict whether any shares of common stock offered hereby will trade at, above, or below net asset value. As of the date of this prospectus, the stocks of BDCs as an industry, including shares of our common stock, have been trading below net asset value and at near historic lows as a result of concerns over liquidity, leverage restrictions and distribution requirements. When our common stock is trading below its net asset value per share, we will generally not be able to issue additional shares of our common stock at its market price without first obtaining approval for such issuance from our stockholders and our independent directors.

There is a risk that investors in our equity securities may not receive dividends or that our dividends may not grow over time and that investors in our debt securities may not receive all of the interest income to which they are entitled.

              We intend to make distributions on a quarterly basis to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. If we declare a dividend and if more stockholders opt to receive cash distributions rather than participate in our dividend reinvestment plan, we may be forced to sell some of our investments in order to make cash dividend payments.

              In addition, due to the asset coverage test applicable to us as a BDC, we may be limited in our ability to make distributions. Further, if we invest a greater amount of assets in equity securities that do not pay current dividends, it could reduce the amount available for distribution. See "Price Range of Common Stock and Distributions."

              The above referenced distribution requirement may also inhibit our ability to make required interest payments to holders of our debt securities, which may cause a default under the terms of our debt securities. Such a default could materially increase our cost of raising capital, as well as cause us to incur penalties under the terms of our debt securities.

Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock.

              The Maryland General Corporation Law, our charter and our bylaws contain provisions that may discourage, delay or make more difficult a change in control of Ares Capital or the removal of our directors. We are subject to the Maryland Business Combination Act, subject to any applicable requirements of the Investment Company Act. Our board of directors has adopted a resolution exempting from the Business Combination Act any business combination between us and any other person, subject to prior approval of such business combination by our board, including approval by a majority of our disinterested directors. If the resolution exempting business combinations is repealed or our board does not approve a business combination, the Business Combination Act may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer. Our bylaws exempt from the Maryland Control Share Acquisition Act acquisitions of our stock by any person. If we amend our bylaws to repeal the exemption from the Control Share Acquisition Act, the Control Share Acquisition Act also may make it more difficult for a third party to obtain control of us and increase the difficulty of consummating such an offer.

              We have also adopted measures that may make it difficult for a third party to obtain control of us, including provisions of our charter classifying our board of directors in three classes serving staggered three-year terms, and provisions of our charter authorizing our board of directors to classify or reclassify shares of our stock in one or more classes or series, to cause the issuance of additional shares of our stock, and to amend our charter, without stockholder approval, to increase or decrease the number of shares of stock that we have authority to issue. These provisions, as well as other provisions of our charter and bylaws, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders.

Investing in our securities may involve an above average degree of risk.

              The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive, and therefore, an investment in our securities may not be suitable for someone with lower risk tolerance.

The market price of our common stock may fluctuate significantly.

              The capital and credit markets have been experiencing extreme volatility and disruption for more than 18 months. In recent months, the volatility and disruption have reached unprecedented levels and we have experienced greater than usual stock price volatility. The price of the common stock that will prevail in the market after an offering pursuant to this prospectus may be higher or lower than the price you pay. The market price and liquidity of the market for shares of our common stock may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

  •
  significant volatility in the market price and trading volume of securities of RICs, business development companies or other companies in our sector, which are not necessarily related to the operating performance of these companies;

  •
  price and volume fluctuations in the overall stock market from time to time;

  •
  changes in regulatory policies or tax guidelines, particularly with respect to RICs or business development companies;

  •
  loss of RIC status;

  •
  changes in our earnings or variations in our operating results;

  •
  changes in the value of our portfolio of investments;

  •
  any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

  •
  departure of Ares Capital Management's key personnel;

  •
  operating performance of companies comparable to us;

  •
  short-selling pressure with respect to shares of our common stock or business development companies generally;

  •
  general economic trends and other external factors; and

  •
  loss of a major funding source.

              In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been brought against that company. If our stock price fluctuates significantly, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources from our business.

Stockholders may incur dilution if we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock or securities to subscribe for or convertible into shares of our common stock.

              At our 2009 Annual Stockholders Meeting, our stockholders approved two proposals designed to allow us to access the capital markets in ways that we would otherwise be unable to as a result of restrictions that, absent stockholder approval, apply to BDCs under the Investment Company Act. Specifically, our stockholders have authorized us to sell or otherwise issue (1) shares of our common stock below its then current net asset value per share in one or more offerings subject to certain limitations (including, without limitation, that the number of shares issuable does not exceed 25% of our then outstanding common stock) and (2) warrants or securities to subscribe for or convertible into shares of our common stock subject to certain limitations (including, without limitation, that the number of shares issuable does not exceed 25% of our then outstanding common stock and that the exercise or conversion price thereof is not, at the date of issuance, less than the greater of the market value per share and the net asset value per share of our common stock). Any decision to sell shares of our common stock below its then current net asset value per share or securities to subscribe for or convertible into shares of our common stock would be subject to the determination by our board of directors that such issuance is in our and our stockholders' best interests.

              If we were to sell shares of our common stock below its then current net asset value per share, such sales would result in an immediate dilution to our net asset value per share. This dilution would occur as a result of the sale of shares at a price below the then current net asset value per share of our common stock and a proportionately greater decrease in the stockholders' interest in our earnings and assets and their voting interest in us than the increase in our assets resulting from such issuance. Because the number of shares of common stock that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted.

              In addition, if we issue warrants or securities to subscribe for or convertible into shares of our common stock, subject to certain limitations, the exercise or conversion price per share could be less than net asset value per share at the time of exercise or conversion (including through the operation of anti-dilution protections). Because the Company would incur expenses in connection with any issuance of such securities, such issuance could result in a dilution of net asset value per share at the time of exercise or conversion. This dilution would include reduction in net asset value per share as a result of the proportionately greater decerease in the stockholders' interest in our earnings and assets and their voting interest than the increase in our assets resulting from such issuance.

              Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current net asset value per share, their voting power will be diluted. For additional information and hypothetical examples of these risks, see "Sales of Common Stock Below Net Asset Value" and the prospectus supplement pursuant to which such sale is made.

Your interest in us may be diluted if you do not fully exercise your subscription rights in any rights offering. In addition, if the subscription price is less than our net asset value per share, then you will experience an immediate dilution of the aggregate net asset value of your shares.

              In the event we issue subscription rights, stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of a rights offering pursuant to this prospectus, own a smaller proportional interest in us than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares will be purchased as a result of such rights offering.

              In addition, if the subscription price is less than the net asset value per share of our common stock, then our stockholders would experience an immediate dilution of the aggregate net asset value of their shares as a result of the offering. The amount of any decrease in net asset value is not predictable because it is not known at this time what the subscription price and net asset value per share will be on the expiration date of a rights offering or what proportion of the shares will be purchased as a result of such rights offering. Such dilution could be substantial. See "Risk Factors—Risks Relating to Offerings Pursuant to this Prospectus—Stockholders may incur dilution if we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock or securities to subscribe for or convertible into shares of our common stock" and "Sales of Common Stock Below Net Asset Value."

Investors in offerings of our common stock will incur immediate dilution upon the closing of such offering.

              We generally expect the public offering price of any offering of shares of our common stock to be higher than the book value per share of our outstanding common stock (unless we offer shares pursuant to a rights offering or after obtaining prior approval for such issuance from our stockholders and our independent directors). Accordingly, investors purchasing shares of common stock in offerings pursuant to this prospectus may pay a price per share that exceeds the tangible book value per share after such offering.

Stockholders will experience dilution in their ownership percentage if they do not participate in our dividend reinvestment plan.

              All dividends declared in cash payable to stockholders that are participants in our dividend reinvestment plan are automatically reinvested in shares of our common stock. As a result, stockholders that do not participate in the dividend reinvestment plan will experience dilution over time.

There is a risk that you may receive shares of our common stock as dividends.

              We have the ability to declare a large portion of a dividend for the purpose of fulfilling our RIC distribution requirements in shares of our common stock instead of in cash. As long as a portion of such dividend is paid in cash (which portion can be as low as 10% for our taxable years ending on or before December 31, 2009) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a stockholder would be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our common stock. Stockholders who elect to receive cash may experience greater dilution than other stockholders if we elect to distribute our common stock as a dividend.

Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock.

              Sales of substantial amounts of our common stock, or the availability of such common stock for sale, could adversely affect the prevailing market prices for our common stock. If this occurs and continues, it could impair our ability to raise additional capital through the sale of securities should we desire to do so.

The trading market or market value of our publicly issued debt securities may fluctuate.

              Upon issuance, our publicly issued debt securities will not have an established trading market. We cannot assure you that a trading market for our publicly issued debt securities will ever develop or be maintained if developed. In addition to our creditworthiness, many factors may materially adversely affect the trading market for, and market value of, our publicly issued debt securities. These factors include:

  •
  the time remaining to the maturity of these debt securities;

  •
  the outstanding principal amount of debt securities with terms identical to these debt securities;

  •
  the supply of debt securities trading in the secondary market, if any;

  •
  the redemption or repayment features, if any, of these debt securities;

  •
  the level, direction and volatility of market interest rates generally; and

  •
  market rates of interest higher or lower than rates borne by the debt securities.

              You should also be aware that there may be a limited number of buyers when you decide to sell your debt securities. This too may materially adversely affect the market value of the debt securities or the trading market for the debt securities.

Terms relating to redemption may materially adversely affect your return on any debt securities that we may issue.

              If your debt securities are redeemable at our option, we may choose to redeem your debt securities at times when prevailing interest rates are lower than the interest rate paid on your debt securities. In addition, if your debt securities are subject to mandatory redemption, we may be required to redeem your debt securities also at times when prevailing interest rates are lower than the interest rate paid on your debt securities. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your debt securities being redeemed.

Our credit ratings may not reflect all risks of an investment in our debt securities.

              Our credit ratings are an assessment by third parties of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of our debt securities. Our credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of or trading market for the publicly issued debt securities.

FORWARD-LOOKING STATEMENTS

              Some of the statements in this prospectus constitute forward-looking statements, which relate to future events or the future performance or financial condition of the Company. The forward-looking statements contained in this prospectus involve risks and uncertainties, including statements as to:

  •
  our future operating results;

  •
  our business prospects and the prospects of our portfolio companies;

  •
  the return or impact of investments that we expect to make;

  •
  the impact of a protracted decline in the liquidity of credit markets on our business;

  •
  the impact of fluctuations in interest rates on our business;

  •
  the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

  •
  our ability to recover unrealized losses;

  •
  our ability to access alternative debt markets and additional capital;

  •
  our contractual arrangements and relationships with third parties;

  •
  the dependence of our future success on the general economy and its impact on the industries in which we invest;

  •
  the ability of our portfolio companies to achieve their objectives;

  •
  our expected financings and investments;

  •
  the adequacy of our cash resources and working capital;

  •
  the timing, form and amount of any dividend distributions;

  •
  the timing of cash flows, if any, from the operations of our portfolio companies; and

  •
  the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments.

              We use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements for any reason, including the factors set forth in "Risk Factors" and elsewhere in this prospectus.

              We have based the forward-looking statements included in this prospectus on information available to us on the date of this prospectus, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

              You should understand that under Sections 27A(b)(2)(B) of the Securities Act of 1933 (the "Securities Act") and Section 21E(b)(2)(B) of the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with any offering of securities pursuant to this prospectus.

USE OF PROCEEDS

              Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which includes investing in portfolio companies in accordance with our investment objective and strategies and market conditions. We also expect to use the net proceeds of an offering to repay or repurchase outstanding indebtedness, including indebtedness under (i) the JPM Revolving Facility ($374.0 million outstanding as of June 22, 2009), (ii) the CP Funding Facility ($225.0 million outstanding as of June 22, 2009), and (iii) the CLO Notes under the Debt Securitization ($279.0 million of CLO Notes outstanding as of June 22, 2009). The interest charged on the indebtedness incurred under the JPM Revolving Facility is based on LIBOR (one, two, three or six month) plus 1.00%, generally. As of June 22, 2009, the one, two, three and six month LIBOR were 0.32%, 0.45%, 0.61% and 1.16%, respectively. The JPM Revolving Facility expires on December 28, 2010. The interest charged on the indebtedness incurred under the CP Funding Facility is based on the one-month LIBOR plus 3.5% and is payable quarterly. The CP Funding Facility is scheduled to expire on May 7, 2012 (subject to execution of definitive documentation with respect to the Wachovia Revolving Facility on or before October 19, 2009). As of June 22, 2009, the blended pricing of the CLO Notes, excluding fees, was approximately three-month LIBOR plus 27 basis points. The CLO Notes mature on December 20, 2019. The supplement to this prospectus relating to an offering may more fully identify the use of the proceeds from such offering.

              We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus and its related prospectus supplement will be used for the above purposes within three months of any such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective and strategies and market conditions, but no longer than within six months of any such offerings.

              Our primary focus is to generate current income and capital appreciation through investments in first and second lien senior loans and mezzanine debt, and, to a lesser extent, equity securities of eligible portfolio companies. In addition to such investments, we may invest up to 30% of our portfolio in opportunistic investments of non-eligible portfolio companies. As part of this 30%, we may invest in debt of middle market companies located outside of the United States. Pending such investments, we will invest a portion of the net proceeds primarily in cash, cash equivalents, U.S. government securities and other high-quality short-term investments. These securities may earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, we may not be able to achieve our investment objective and/or pay any dividends during this period or, if we are able to do so, such dividends may be substantially lower than the dividends that we expect to pay when our portfolio is fully invested. If we do not realize yields in excess of our expenses, we may incur operating losses and the market price of our shares may decline. See "Regulation—Temporary Investments" for additional information about temporary investments we may make while waiting to make longer-term investments in pursuit of our investment objective.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

              Our common stock is traded on The NASDAQ Global Select Market under the symbol "ARCC." Our common stock has historically traded at prices both above and below its net asset value. It is not possible to predict whether the common stock offered hereby will trade at, above, or below net asset value. See "Risk Factors—Risks Relating to Offerings Pursuant to this Prospectus—Our shares of common stock currently trade at a discount from net asset value and may continue to do so in the future, which limits our ability to raise additional equity capital."

              The following table sets forth the net asset value per share of our common stock, the range of high and low closing sales prices of our common stock as reported on The NASDAQ Global Select Market, the closing sales price as a percentage of net asset value and the dividends declared by us for each fiscal quarter since our initial public offering. On June 22, 2009, the last reported closing sales price of our common stock on The NASDAQ Global Select Market was $7.89 per share, which represented a discount of approximately 30% to the net asset value per share reported by us as of March 31, 2009.

			Price Range		High Sales Price to Net Asset Value(2)	Low Sales Price to Net Asset Value(2)	Cash Dividend Per Share(3)
	Net Asset Value(1)
			High	Low
Year ended December 31, 2007
First Quarter		$15.34	$20.46	$17.82	133.4%	116.2%	$0.41
Second Quarter		$15.84	$18.84	$16.85	118.9%	106.4%	$0.41
Third Quarter		$15.74	$17.53	$14.92	111.4%	94.8%	$0.42
Fourth Quarter		$15.47	$17.47	$14.40	112.9%	93.1%	$0.42
Year ended December 31, 2008
First Quarter		$15.17	$14.39	$12.14	94.9%	80.0%	$0.42
Second Quarter		$13.67	$12.98	$10.08	95.0%	73.7%	$0.42
Third Quarter		$12.83	$12.60	$9.30	98.2%	72.5%	$0.42
Fourth Quarter		$11.27	$10.15	$3.77	90.1%	33.5%	$0.42
Year ending December 31, 2009
First Quarter		$11.20	$7.39	$3.21	66.0%	28.7%	$0.42
Second Quarter (through June 22, 2009)	$	*	$8.31	$4.53	* %	* %	$0.35

(1)
Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices. The net asset values shown are based on outstanding shares at the end of the relevant quarter.

(2)
Calculated as the respective high or low closing sales price divided by net asset value.

(3)
Represents the dividend declared in the relevant quarter.

(4)
Includes an additional cash dividend of $0.10 per share.

*
Net asset value has not yet been calculated for this period.

              We currently intend to distribute quarterly dividends to our stockholders. Our quarterly dividends, if any, will be determined by our board of directors.

              The following table summarizes our dividends declared to date:

Date Declared	Record Date	Payment Date	Amount
December 16, 2004	December 27, 2004	January 26, 2005	$0.30

Total declared for 2004			$0.30

February 23, 2005	March 7, 2005	April 15, 2005	$0.30
June 20, 2005	June 30, 2005	July 15, 2005	$0.32
September 6, 2005	September 16, 2005	September 30, 2005	$0.34
December 12, 2005	December 22, 2005	January 16, 2006	$0.34

Total declared for 2005			$1.30

February 28, 2006	March 24, 2006	April 14, 2006	$0.36
May 8, 2006	June 15, 2006	June 30, 2006	$0.38
August 9, 2006	September 15, 2006	September 29, 2006	$0.40
November 8, 2006	December 15, 2006	December 29, 2006	$0.40
November 8, 2006	December 15, 2006	December 29, 2006	$0.10

Total declared for 2006			$1.64

March 8, 2007	March 19, 2007	March 30, 2007	$0.41
May 10, 2007	June 15, 2007	June 29, 2007	$0.41
August 9, 2007	September 14, 2007	September 28, 2007	$0.42
November 8, 2007	December 14, 2007	December 31, 2007	$0.42

Total declared for 2007			$1.66
February 28, 2008	March 17, 2008	March 31, 2008	$0.42
May 8, 2008	June 16, 2008	June 30, 2008	$0.42
August 7, 2008	September 15, 2008	September 30, 2008	$0.42
November 6, 2008	December 15, 2008	January 2, 2009	$0.42

Total declared for 2008			$1.68

March 2, 2009	March 16, 2009	March 31, 2009	$0.42
May 7, 2009	June 15, 2009	June 30, 2009	$0.35
Total declared for 2009			$0.77

              To maintain our RIC status, we must timely distribute an amount equal to at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, reduced by deductible expenses, out of the assets legally available for distribution for each year. To avoid certain excise taxes imposed on RICs, we are generally required to distribute during each calendar year an amount at least equal to the sum of (i) 98% of our ordinary income for the calendar year, plus (ii) 98% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year plus (iii) any ordinary income and net capital gains for preceding years that were not distributed during such years. If this requirement is not met, we will be required to pay a nondeductible excise tax equal to 4% of the amount by which 98% of the current year's taxable income exceeds the distribution for the year. The taxable income on which an excise tax is paid is generally carried forward and distributed to stockholders in the next tax year. Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year distributions into the next tax year and pay a 4% excise tax on such income, as required. Our excise tax benefit for the three months ended March 31, 2009 was approximately $0.03 million and $0.1 million for the year ended December 31, 2008. We cannot assure you that we will achieve results that will permit the payment of any cash distributions.

              We maintain an "opt out" dividend reinvestment plan for our common stockholders. As a result, if we declare a cash dividend, then stockholders' cash dividends will be automatically reinvested in additional shares of our common stock, unless they specifically "opt out" of the dividend reinvestment plan so as to receive cash dividends. See "Dividend Reinvestment Plan."

RATIOS OF EARNINGS TO FIXED CHARGES

              For the three months ended March 31, 2009, the years ended December 31, 2008, 2007, 2006 and 2005, and the period June 23, 2004 (inception) through December 31, 2004, the ratios of earnings to fixed charges of the Company, computed as set forth below, were as follows:

	For the Three Months Ended March 31, 2009	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005	For the Period June 23, 2004 (inception) Through December 31, 2004
Earnings to Fixed Charges(1)	6.3	(2.8)	3.4	5.0	28.5	24.2

              For purposes of computing the ratios of earnings to fixed charges, earnings represent net increase in stockholders' equity resulting from operations plus (or minus) income tax expense including excise tax expense plus fixed charges. Fixed charges include interest and credit facility fees expense and amortization of debt issuance costs.

(1)
Earnings include the net change in unrealized appreciation or depreciation. Net change in unrealized appreciation or depreciation can vary substantially from year to year. Excluding the net change in unrealized appreciation or depreciation, the earnings to fixed charges ratio would be 9.3 for the three months ended March 31, 2009, 4.5 for the year ended December 31, 2008, 3.7 for the year ended December 31, 2007, 5.8 for the year ended December 31, 2006, 25.6 for the year ended December 31, 2005 and 22.5 for the period June 23, 2004 (inception) through December 31, 2004.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

              The information contained in this section should be read in conjunction with the Selected Financial and Other Data and our financial statements and notes thereto appearing elsewhere in this prospectus or the accompanying prospectus supplement.

OVERVIEW

              We are a specialty finance company that is a closed-end, non-diversified management investment company incorporated in Maryland. We have elected to be regulated as a BDC under the Investment Company Act. We were founded on April 16, 2004 and were initially funded on June 23, 2004 and on October 8, 2004 completed our initial public offering (the "IPO").

              Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component like warrants. To a lesser extent we make equity investments.

              We are externally managed by Ares Capital Management, an affiliate of Ares Management, an independent international investment management firm, pursuant to the investment advisory and management agreement. Ares Administration, an affiliate of Ares Management, provides the administrative services necessary for us to operate.

              As a BDC, we are required to comply with certain regulatory requirements. For instance, we generally have to invest at least 70% of our total assets in "qualifying assets," including securities and indebtedness of private U.S. companies, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less.

              The Company has elected to be treated as a RIC under Subchapter M of the Code and operates in a manner so as to qualify for the tax treatment applicable to RICs. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements and timely distribute to our stockholders at least 90% of our investment company taxable income, as defined by the Code, for each year. Pursuant to this election, we generally will not have to pay corporate level taxes on any income that we distribute to our stockholders.

CRITICAL ACCOUNTING POLICIES

Basis of Presentation

              The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States, and include the accounts of the Company and its wholly owned subsidiaries. The consolidated financial statements reflect all adjustments and reclassifications which, in the opinion of management, are necessary for the fair presentation of the results of the operations and financial condition as of and for the periods presented. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

              Cash and cash equivalents include short-term, liquid investments in a money market fund. Cash and cash equivalents are carried at cost which approximates fair value.

Concentration of Credit Risk

              The Company places its cash and cash equivalents with financial institutions and, at times, cash held in money market accounts may exceed the Federal Deposit Insurance Corporation insured limit.

Investments

              Investment transactions are recorded on the trade date. Realized gains or losses are computed using the specific identification method. Investments for which market quotations are readily available are typically valued at such market quotations. In order to validate market quotations, we look at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available (i.e., substantially all of our investments) are valued at fair value as determined in good faith by our board of directors, based on the input of our management and audit committee and independent valuation firms that have been engaged at the direction of the board to assist in the valuation of each portfolio investment without a readily available market quotation at least once during a trailing 12 month period and under a valuation policy and consistently applied valuation process. The valuation process is conducted at the end of each fiscal quarter, with approximately 50% (based on value) of our valuations of portfolio companies without readily available market quotations subject to review by an independent valuation firm.

              As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments: the enterprise value of a portfolio company (an estimate of the total fair value of the portfolio company's debt and equity), the nature and realizable value of any collateral, the portfolio company's ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company's securities to publicly traded securities, changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation.

              Because there is not a readily available market value for most of the investments in our portfolio, we value substantially all of our portfolio investments at fair value as determined in good faith by our board of directors, based on the input of our management and audit committee and independent valuation firms under a valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize significantly less than the value at which we have recorded it.

              In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned. See "Risk Factors—Risks Relating to our Investments—Price declines and illiquidity in the corporate debt markets have adversely affected, and may continue to adversely affect, the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation."

              With respect to investments for which market quotations are not readily available, our board of directors undertakes a multi-step valuation process each quarter, as described below:

  •
  Our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals responsible for the portfolio investment in conjunction with our portfolio management team.

  •
  Preliminary valuation conclusions are then documented and discussed by our management.

  •
  The audit committee of our board of directors reviews these preliminary valuations, as well as the input of independent valuation firms with respect to the valuations of approximately 50% (based on value) of our portfolio companies without readily available market quotations.

  •
  The board of directors discusses valuations and determines the fair value of each investment in our portfolio without a readily available market quotation in good faith based on the input of our management and audit committee and independent valuation firms.

              Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS 157"), which expands the application of fair value accounting for investments (see Note 8 to the consolidated financial statements for the period ended March 31, 2009).

Interest Income Recognition

              Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Discounts and premiums on securities purchased are accreted/amortized over the life of the respective security using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion of discounts and amortization of premiums.

              Loans are generally placed on non-accrual status when principal or interest payments are past due 30 days or more or when there is reasonable doubt that principal or interest will be collected. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management's judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid and, in management's judgment, are likely to remain current. The Company may make exceptions to this if the loan has sufficient collateral value and is in the process of collection.

Payment-in-Kind Interest

              The Company has loans in its portfolio that contain a payment-in-kind ("PIK") provision. The PIK interest, computed at the contractual rate specified in each loan agreement, is added to the principal balance of the loan and recorded as interest income. To maintain the Company's status as a RIC, this non-cash source of income must be paid out to stockholders in the form of dividends even though the Company has not yet collected the cash.

Capital Structuring Service Fees and Other Income

              The Company's investment adviser seeks to provide assistance to our portfolio companies in connection with the Company's investments and in return the Company may receive fees for capital structuring services. These fees are generally only available to the Company as a result of the Company's underlying investment, are normally paid at the closing of the investments, are generally non-recurring and are recognized as revenue when earned upon closing of the investment. The services that the Company's investment adviser provides vary by investment, but generally consist of reviewing existing credit facilities, arranging bank financing, arranging equity financing, structuring financing from multiple lenders, structuring financing from multiple equity investors, restructuring existing loans, raising equity and debt capital, and providing general financial advice, which concludes upon closing of the investment. Any services of the above nature subsequent to the closing would generally generate a separate fee payable to the Company. In certain instances where the Company is invited to participate as a co-lender in a transaction and does not provide significant services in connection with the investment, a portion of loan fees paid to the Company in such situations will be deferred and amortized over the estimated life of the loan. The Company's investment adviser may also take a seat on the board of directors of a portfolio company, or observe the meetings of the board of directors without taking a formal seat.

              Other income includes fees for asset management, consulting, loan guarantees, commitments, and other services rendered by the Company to portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Foreign Currency Translation

              The Company's books and records are maintained in U.S. dollars. Any foreign currency amounts are translated into U.S. dollars on the following basis:

  (1)
  Market value of investment securities, other assets and liabilities—at the exchange rates prevailing at the end of the period.

  (2)
  Purchases and sales of investment securities, income and expenses—at the rates of exchange prevailing on the respective dates of such transactions, income or expenses.

              Results of operations based on changes in foreign exchange rates are separately disclosed in the statement of operations. Foreign security and currency translations may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuation and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.

Accounting for Derivative Instruments

              The Company does not utilize hedge accounting and marks its derivatives to market through operations.

Offering Expenses

              The Company's offering costs are charged against the proceeds from equity offerings when received.

Debt Issuance Costs

              Debt issuance costs are being amortized over the life of the related credit facility using the straight line method, which closely approximates the effective yield method.

U.S. Federal Income Taxes

              The Company has elected to be treated as a RIC under Subchapter M of the Code and operates in a manner so as to qualify for the tax treatment applicable to RICs. In order to qualify as a RIC, among other things, the Company is required to timely distribute to its stockholders at least 90% of investment company taxable income, as defined by the Code, for each year. The Company among other things has made and intends to continue to make the requisite distributions to its stockholders, which will generally relieve the Company from U.S. federal income taxes.

              Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year dividend distributions into the next tax year and pay a 4% excise tax on such income, as required. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions, the Company accrues excise tax, if any, on estimated excess taxable income as taxable income is earned.

              Certain of our wholly owned subsidiaries are subject to U.S. federal and state income taxes.

Dividends

              Dividends and distributions to common stockholders are recorded on the record date. The amount to be paid out as a dividend is determined by the board of directors each quarter and is generally based upon the current and expected future earnings estimated by management. Net realized capital gains, if any, are generally distributed at least annually, although we may decide to retain such capital gains for investment.

              We have adopted a dividend reinvestment plan that provides for reinvestment of any distributions we declare in cash on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if our board of directors authorizes, and we declare, a cash dividend, then our stockholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividend. While we generally use primarily newly issued shares to implement the plan (especially if our shares are trading at a premium to net asset value), we may purchase shares in the open market in connection with our obligations under the plan. In particular, if our shares are trading at a significant enough discount to net asset value and we are otherwise permitted under applicable law to purchase such shares, we intend to purchase shares in the open market in connection with our obligations under our dividend reinvestment plan.

Use of Estimates in the Preparation of Financial Statements

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of actual and contingent assets and liabilities at the date of the financial statements and the reported amounts of income or loss and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the valuation of investments.

New Accounting Pronouncements

              On October 10, 2008, FASB Staff Position No. 157-3—Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active, or "FSP 157-3", was issued. FSP 157-3 provides an illustrative example of how to determine the fair value of a financial asset in an inactive market. FSP 157-3 does not change the fair value measurement principles set forth in SFAS 157 (see Note 8 to the consolidated financial statements for the period ended March 31, 2009 for a description of SFAS 157). Since adopting SFAS 157 in January 2008, our process for determining the fair value of our investments has been, and continues to be, consistent with the guidance provided in the example in FSP 157-3. As a result, the adoption of FSP 157-3 did not affect our process for determining the fair value of our investments and did not have a material effect on our financial position or results of operations. See Note 8 to the consolidated financial statements for the period ended March 31, 2009 for more information.

              In April 2009, the Financial Accounting Standards Board issued Staff Position 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, or "FSP 157-4." FSP 157-4 provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased when compared with normal market activity for the asset or liability, and identifying transactions that are not orderly. In those circumstances, further analysis and significant adjustment to the transaction or quoted prices may be necessary to estimate fair value. FSP 157-4 reaffirms fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. FSP 157-4 has been adopted by the Company and will be effective for reporting periods ending after June 15, 2009. The Company's adoption of FSP 157-4 did not have a significant impact on the Company's financial statements. See Note 8 to the consolidated financial statements for the period ended March 31, 2009 for more information.

PORTFOLIO AND INVESTMENT ACTIVITY
(in millions, except number of new investment commitments, terms and percentages)

	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007	2006
New investment commitments(1):
New portfolio companies	$3.1	$164.5	$600.5	$1,091.6	$812.5
Existing portfolio companies	34.7	139.6	305.0	256.0	297.5

Total new investment commitments	37.8	304.1	905.5	1,347.6	1,110.0
Less:
Investment commitments exited	103.9	131.9	430.3	654.1	404.9

Net investment commitments	$(66.1)	$172.2	$475.2	$693.5	$705.1
Principal amount of investments purchased:
Senior term debt	$52.4	$275.5	$529.2	$886.7	$726.4
Senior subordinated debt	31.6	37.0	336.3	187.1	249.4
Equity and other	0.8	14.1	60.4	177.6	111.7

Total	$84.8	$326.6	$925.9	$1,251.4	$1,087.5
Principal amount of investments sold or repaid:
Senior term debt	$44.7	$153.9	$448.8	$608.3	$255.5
Senior subordinated debt	34.5	—	29.0	89.8	99.2
Equity and other	—	1.0	7.4	20.6	75.3

Total	$79.2	$154.9	$485.2	$718.7	$430.0
Number of new investment commitments(2)	6	13	39	47	54
Average new investment commitments amount	$6.3	$23.4	$23.2	$28.7	$19.0
Weighted average term for new investment commitments (in months)	59	67	66	69	69
Weighted average yield of debt and income producing securities at fair value funded during the period(3)	10.67%	11.88%	12.57%	11.51%	11.76%
Weighted average yield of debt and income producing securities at amortized cost funded during the period(3)	10.95%	11.88%	12.58%	11.53%	11.76%
Weighted average yield of debt and income producing securities at fair value sold or repaid during the period(3)	15.31%	9.61%	9.49%	11.67%	11.39%
Weighted average yield of debt and income producing securities at amortized cost sold or repaid during the period(3)	14.77%	9.67%	9.79%	11.72%	11.95%

    (1)
    New investment commitments includes new agreements to fund revolving credit facilities or delayed draw loans.

    (2)
    Number of new investments represents each commitment to a particular portfolio company.

    (3)
    When we refer to the "weighted average yield at fair value" herein, we compute it with respect to particular securities by taking the (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, and dividing it by (b) total debt and income producing securities at fair value included in such securities. When we refer to the "weighted average yield at amortized cost" herein, we compute it with respect to particular securities by taking the (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, and dividing it by (b) total debt and income producing securities at amortized cost included in such securities.

              The investment adviser employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, the investment adviser grades the credit status of all investments on a scale of 1 to 4 no less frequently than quarterly. This system is intended to reflect the performance of the portfolio company's business, the collateral coverage of the investment and other relevant factors. Under this system, investments with a grade of 4 involve the least amount of risk in our portfolio. This portfolio company is performing above expectations and the trends and risk factors are generally favorable, including a potential exit. Investments graded 3 involve a level of risk that is similar to the risk at the time of origination. This portfolio company is performing as expected and the risk factors are neutral to favorable. All new investments are initially assessed a grade of 3. Investments graded 2 involve a portfolio company performing below expectations and indicates that the investment's risk has increased materially since origination. This portfolio company may be out of compliance with debt covenants, however, payments are generally not more than 120 days past due. For investments graded 2, our investment adviser increases procedures to monitor the portfolio company and will write down the fair value of the investment if it is deemed to be impaired. An investment grade of 1 indicates that the portfolio company is performing materially below expectations and that the investment risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Investments graded 1 are not anticipated to be repaid in full. Our investment adviser employs half-point increments to reflect underlying trends in portfolio company operating or financial performance, as well as the general outlook. As of March 31, 2009, the weighted average investment grade of the investments in our portfolio was 2.9 with 5.7% of total investments at amortized cost (or 2.0% at fair value) on non-accrual status. The weighted average investment grade of the investments in our portfolio as of December 31, 2008 was 2.9. The distribution of the grades of our portfolio companies as of March 31, 2009 and December 31, 2008 is as follows (dollar amounts in thousands):

	As of March 31, 2009		As of December 31, 2008
	Fair Value	Number of Companies	Fair Value	Number of Companies
Grade 1	$42,895	8	$48,192	8
Grade 2	194,733	10	180,527	9
Grade 3	1,619,448	68	1,632,136	68
Grade 4	112,028	6	112,122	6

	$1,969,104	92	$1,972,977	91

              The weighted average yields of the following portions of our portfolio as of March 31, 2009 and December 31, 2008 were as follows:

	As of March 31, 2009		As of December 31, 2008
	Fair Value	Amortized Cost	Fair Value	Amortized Cost
Debt and income producing securities	12.10%	11.18%	12.79%	11.73%
Total portfolio	10.65%	9.18%	11.24%	9.78%
Senior term debt	11.06%	10.13%	12.01%	10.85%
Senior subordinated debt	14.28%	13.23%	14.78%	13.69%
Income producing equity securities	9.42%	10.28%	8.42%	9.30%
First lien senior term debt	9.35%	8.82%	10.80%	9.99%
Second lien senior term debt	13.63%	11.99%	13.75%	12.04%

RESULTS OF OPERATIONS

For the three months ended March 31, 2009 and March 31, 2008

               Operating results for the three ended March 31, 2009 and 2008 are as follows (in thousands):

	For the three months ended March 31,
	2009	2008
Total investment income	$56,016	$52,207
Total expenses	25,785	26,556

Net investment income before income taxes	30,231	25,651
Income tax expense (benefit), including excise tax	31	(322)

Net investment income	30,200	25,973
Net realized gains	24,708	199
Net unrealized losses	(19,874)	(17,006)

Net increase in stockholders' equity resulting from operations	$35,034	$9,166

               Net income can vary substantially from period to period for various factors, including the recognition of realized gains and losses and unrealized appreciation and depreciation. As a result, quarterly comparisons of net income may not be meaningful.

Investment Income

               For the three months ended March 31, 2009, total investment income increased $3.8 million, or 7%, over the three months ended March 31, 2008. For the three months ended March 31, 2009, total investment income consisted of $52.3 million in interest income from investments, $1.2 million in capital structuring service fees, $0.4 million in dividend income, $1.1 million in other income and $0.7 million management fees. Interest income from investments increased $6.5 million, or 14%, to $52.3 million for the three months ended March 31, 2009 from $45.9 million for the comparable period in 2008. The increase in interest income from investments was primarily due to the increase in the size of the portfolio as well as increases in the weighted average yield on the portfolio. The average investments, at fair value, for the quarter increased from $1.8 billion for the three months ended March 31, 2008 to $2.0 billion for the comparable period in 2009. Capital structuring service fees decreased $2.7 million, or 68%, to $1.2 million for the three months ended March 31, 2009 from $3.9 million for the comparable period in 2008. The decrease in capital structuring service fees was primarily due to the decrease in new investment commitments for the three months ended March 31, 2009 as compared to the three months ended March 31, 2008.

Operating Expenses

               For the three months ended March 31, 2009, total expenses decreased $0.8 million, or 3%, over the three months ended March 31, 2008. Interest expense and credit facility fees decreased $3.3 million, or 34%, to $6.6 million for the three months ended March 31, 2009 from $9.9 million for the comparable period in 2008, primarily due to the lower average cost of debt. The average cost of debt for the three months ended March 31, 2009 was 2.96% compared to the average cost of debt of 5.10% for the comparable period in 2008 due to the significant decrease in LIBOR over the period. There were $885.4 million in average outstanding borrowings during the three months ended March 31, 2009 compared to average outstanding borrowings of $753.4 million in the comparable period in 2007. The decrease in total expenses was partially offset by the increase in base management fees and incentive fees. Base management fees increased $0.4 million, or 6%, to $7.5 million for the three months ended March 31, 2009 from $7.1 million for the comparable period in 2008, primarily due to the increase in the size of the portfolio. Incentive fees related to pre-incentive fee net investment income increased $1.1 million, or 16%, to $7.6 million for the three months ended March 31, 2009 from $6.5 million for the comparable period in 2008, primarily due to the increase in the size of the portfolio and the related increase in net investment income.

Income Tax Expense, Including Excise Tax

               The Company has elected to be treated as a RIC under Subchapter M of the Code and operates in a manner so as to qualify for the tax treatment applicable to RICs. Among other things, the Company has, in order to maintain its RIC status, made and intends to continue to make the requisite distributions to its stockholders which will generally relieve the Company from U.S. federal income taxes.

               Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year dividend distributions into the next tax year and pay a 4% excise tax on such income, as required. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions, the Company accrues excise tax, if any, on estimated excess taxable income as taxable income is earned. For the three months ended March 31, 2009 and 2008, the Company recognized $0.1 million and $0.4 million, respectively, of benefits for federal excise tax.

               Certain of our wholly owned subsidiaries are subject to U.S. federal and state income taxes. For the three months ended March 31, 2009 and 2008, we recorded tax provisions of approximately $0.1 million for these subsidiaries.

Net Unrealized Gains/Losses

               For the three months ended March 31, 2009, the Company had net unrealized losses of $19.9 million, which was comprised of $39.3 million in unrealized depreciation, $18.0 million in unrealized appreciation and $1.4 million relating to the reversal of prior period net unrealized depreciation. The most significant changes in net unrealized appreciation and depreciation during the three months ended March 31, 2009 were as follows (in millions):

Portfolio Company	Unrealized Appreciation (Depreciation)
Apple and Eve, LLC	$5.6
Best Brands Corporation	3.8
Capella Healthcare, Inc	1.7
Prommis Solutions, LLC	1.6
Magnacare, Inc.	1.5
Booz Allen Hamilton, Inc.	1.2
GG Merger Sub I, Inc.	0.9
Lakeland Finance, LLC	0.7
Industrial Container Services, LLC	(0.5)
Universal Lubricants, LLC	(0.7)
DSI Renal, Inc.	(0.7)
LVCG Holdings, LLC	(0.8)
Savers, Inc.	(0.9)
Web Services Company, LLC	(0.9)
VOTC Acquisition Corp.	(1.0)
The Teaching Company, LLC	(1.0)
Summit Business Media, LLC	(1.0)
OTG Management, Inc.	(1.1)
Making Memories Wholesale, Inc.	(1.1)
HB&G Building Products	(1.4)
Wastequip, Inc.	(1.4)
National Print Group, Inc.	(1.6)
Carador PLC	(1.6)
Courtside Acquisition Corp.	(1.7)
Things Remembered, Inc.	(1.8)
Direct Buy Holdings, Inc.	(2.5)
AWTP, LLC	(2.7)
Growing Family, Inc.	(3.4)
Reflexite Corporation	(8.1)
Other	(2.4)

Total	$(21.3)

              For the three months ended March 31, 2008, the Company had net unrealized losses of $17.0 million, which primarily consisted of $30.1 million of unrealized depreciation less $13.0 million of unrealized appreciation and $0.2 million relating to the reversal of prior period realized and unrealized depreciation. The most significant changes in net unrealized appreciation and depreciation during the three months ended March 31, 2008 were as follows (in millions):

Portfolio Company	Unrealized Appreciation (Depreciation)
Reflexite, Inc.	$7.3
Equinox EIC Partners, LLC	5.0
Wastequip, Inc.	(0.7)
Universal Trailer Corporation	(0.7)
RedPrairie Corporation	(0.7)
X-rite Incorporated	(0.8)
Making Memories Wholesale, Inc.	(0.9)
Sigma International Group, Inc.	(0.9)
GG Merger Sub I, Inc.	(0.9)
National Print Group, Inc.	(1.0)
Abingdon Investments Limited	(1.6)
Apple & Eve, LLC	(2.3)
Growing Family, Inc.	(2.5)
CT Technologies Intermediate Holdings, Inc.	(2.6)
Courtside Acquisition Corp.	(3.3)
Primis Marketing Group, Inc.	(3.5)
MPBP Holdings, Inc.	(5.7)
Other	(1.2)

Total	$(17.0)

Net Realized Gains/Losses

              During the three months ended March 31, 2009, the Company repurchased $34.8 million of the CLO Notes resulting in a $26.5 million gain on the extinguishment of debt. The Company also had $77.4 million of sales and repayments resulting in $1.8 million of net realized losses. These sales and repayments included $36.5 million of loans sold to the Ivy Hill Funds, the two middle market credit funds managed by our affiliate Ivy Hill Management (see Note 10 to the consolidated financial statements for the period ended March 31, 2009 for more detail on the Ivy Hill Funds). Net realized losses on investments were comprised of $0.1 million of gross realized gains and $1.9 million of gross realized losses. The most significant realized gains and losses on investments for the three months ended March 31, 2009 were as follows (in millions):

Portfolio Company	Realized Gain (Loss)
Diversified Collection Services, Inc.	$0.1
Heartland Dental Care, Inc.	(0.2)
Bumble Bee Foods, LLC	(0.2)
Campus Management Corp.	(0.5)
Capella Healthcare, Inc.	(1.0)

Total	$(1.8)

              During the three months ended March 31, 2008, the Company had $155.2 million of sales and repayments resulting in $0.2 million of net realized gains.

For the years ended December 31, 2008, 2007 and 2006

              Operating results for the years ended December 31, 2008, 2007 and 2006 are as follows (in thousands):

	For the year ended December 31,
	2008	2007	2006
Total Investment Income	$240,461	$188,873	$120,021
Total Expenses	113,221	94,750	58,458

Net Investment Income Before Income Taxes	127,240	94,123	61,563
Income Tax Expense (Benefit), Including Excise Tax	248	(826)	4,931

Net Investment Income	126,992	94,949	56,632
Net Realized Gains	6,371	6,544	27,616
Net Unrealized Losses	(272,818)	(10,661)	(14,553)

Net (Decrease) Increase in Stockholders' Equity Resulting From Operations	$(139,455)	$90,832	$69,695

Investment Income

              For the year ended December 31, 2008, total investment income increased $51.6 million, or 27% over the year ended December 31, 2007. Interest income from investments increased $46.0 million, or 28%, to $208.5 million for the year ended December 31, 2008 from $162.4 million for the comparable period in 2007. The increase in interest income from investments was primarily due to the increase in the size of the portfolio as well as increases in the weighted average yield on the portfolio. The average investments, at fair value, for the year increased to $2.0 billion for the year ended December 31, 2008 from $1.5 billion for the comparable period in 2007. Capital structuring service fees increased $3.2 million, or 18%, to $21.2 million for the year ended December 31, 2008 from $18.0 million for the comparable period in 2007. The increase in capital structuring service fees was primarily due to the increase in fee percentages as a result of more favorable terms available in the current market.

              For the year ended December 31, 2007, total investment income increased $68.9 million, or 57%, from the year ended December 31, 2006. Interest income from investments increased $64.1 million, or 65%, to $162.4 million for the year ended December 31, 2007 from $98.3 million for the comparable period in 2006. The increase in interest income from investments was primarily due to the increase in the overall size of the portfolio. The average investments, at fair value, for the year increased to $1.5 billion for the year ended December 31, 2007 from $871.0 million for the comparable period in 2006. Capital structuring service fees increased $2.0 million, or 12%, to $18.0 million for the year ended December 31, 2007 from $16.0 million for the comparable period in 2006. The increase in capital structuring service fees was primarily due to the increased amount of new investments made. The amount of new investments made increased to $1.3 billion during the year ended December 31, 2007 from $1.1 billion for the comparable period in 2006.

Operating Expenses

              For the year ended December 31, 2008, total expenses increased $18.5 million, or 19%, from the year ended December 31, 2007. Base management fees increased $6.9 million, or 29%, to $30.5 million for the year ended December 31, 2008 from $23.5 million for the comparable period in

2007, primarily due to the increase in the size of the portfolio. Incentive fees related to pre-incentive fee net investment income increased $8.2 million, or 35%, to $31.7 million for the year ended December 31, 2008 from $23.5 million for the comparable period in 2007, primarily due to the increase in the size of the portfolio and the related increase in net investment income. The increase in total expenses was partially offset by the decline in interest expense and credit facility fees. Interest expense and credit facility fees decreased $0.4 million, or 1%, to $36.5 million for the year ended December 31, 2008 from $36.9 million for the comparable period in 2007, despite significant increases in the outstanding borrowings for the period. The average outstanding borrowings during the year ended December 31, 2008 was $819.0 million compared to average outstanding borrowings of $567.9 million for the comparable period in 2007. The increase in outstanding borrowings was more than offset by the decline in the average cost of borrowing which went from 6.08% for the year ended December 31, 2007 to 4.06% for the year ended December 31, 2008.

              For the year ended December 31, 2007, total expenses increased $36.3 million, or 62%, from the year ended December 31, 2006. Base management fees increased $9.9 million, or 72%, to $23.5 million for the year ended December 31, 2007 from $13.6 million for the comparable period in 2006, primarily due to the increase in the size of the portfolio. Incentive fees related to pre-incentive fee net investment income increased $7.5 million, or 46%, to $23.5 million for the year ended December 31, 2007 from $16.1 million for the comparable period in 2006, primarily due to the increase in the size of the portfolio and the related increase in net investment income. Interest expense and credit facility fees increased $18.3 million, or 99%, to $36.9 million for the year ended December 31, 2007 from $18.6 million for the comparable period in 2006, primarily due to the significant increase in the outstanding borrowings. The average outstanding borrowings during the year ended December 31, 2007 was $567.9 million compared to average outstanding borrowings of $262.4 million for the comparable period in 2006. The increase in total expenses was partially offset by the decline in incentive fees related to realized gains. There were no incentive fees related to realized gains during the year ended December 31, 2007 compared to $3.4 million for the year ended December 31, 2006, due to gross unrealized depreciation offsetting net realized gains for the period. Net realized gains were $6.6 million during the year ended December 31, 2007 whereas gross unrealized depreciation recognized was $61.2 million.

Income Tax Expense, Including Excise Tax

              For the years ended December 31, 2008, 2007 and 2006 provisions of approximately $0.1 million, $0.1 million and $0.6 million respectively, were recorded for federal excise tax.

              For the year ended December 31, 2008, we recorded a tax provision of approximately $0.1 for our wholly owned subsidiaries that are subject to U.S. federal and state income taxes. For the year ended December 31, 2007, we recorded a tax benefit of approximately $0.9 million for these subsidiaries. For the year ended December 31, 2006, we recorded a tax provision of $4.4 million for these subsidiaries.

Net Realized Gains/Losses

              During the year ended December 31, 2008, the Company had $495.6 million of sales and repayments resulting in $6.6 million of net realized gains. These sales and repayments included the $75.5 million of loans sold to the Ivy Hill Funds. Net realized gains were comprised of $6.8 million of gross realized gains and $0.2 of gross realized losses. The most significant realized gains and losses during the year ended December 31, 2008 were as follows (in millions):

Portfolio Company	Realized Gain (Loss)
Hudson Group, Inc.	$2.8
Waste Pro USA, Inc.	2.0
Daily Candy, Inc.	1.3
Other	0.5

Total	$6.6

              During the year ended December 31, 2007, the Company had $725.2 million of sales and repayments resulting in $6.6 million of net realized gains. These sales and repayments included the $133.0 million of loans sold to Ivy Hill I. Net realized gains were comprised of $16.2 million of gross realized gains and $9.7 million of gross realized losses. The most significant realized gains and losses during the year ended December 31, 2007 were as follows (in millions):

Portfolio Company	Realized Gain (Loss)
The GSI Group, Inc.	$6.2
Varel Holdings, Inc.	4.0
Equinox SMU Partners LLC	3.5
Berkline/Benchcraft Holdings LLC	(8.8)
Other	1.7

Total	$6.6

              During the year ended December 31, 2006, the Company had $457.7 million of sales and repayments resulting in $27.6 million of net realized gains. Net realized gains were comprised of $27.7 million of gross realized gains and $0.1 million of gross realized losses. The most significant realized gains and losses during the year ended December 31, 2006 were as follows (in millions):

Portfolio Company	Realized Gain (Loss)
CICQ, LP	$18.6
United Site Services, Inc.	4.5
GCA Services Group, Inc.	1.0
Other	3.5

Total	$27.6

Net Unrealized Gains/Losses

              For the year ended December 31, 2008, the Company had net unrealized losses of $272.8 million, which was comprised of $54.9 million in unrealized appreciation, $323.9 million in unrealized depreciation and $3.8 million relating to the reversal of prior period net unrealized appreciation. The most significant changes in net unrealized appreciation and depreciation during the year ended December 31, 2008 were as follows (in millions):

Portfolio Company	Unrealized Appreciation (Depreciation)
R3 Education, Inc.	$5.0
Instituto de Banco Y Comercio, Inc.	4.5
Industrial Container Services LLC	4.1
Diversified Collection Services, Inc.	3.4
Campus Management Corp.	3.0
Prommis Solutions, LLC	(3.1)
309179 Nova Scotia, Inc.	(3.1)
National Print Group, Inc.	(3.1)
Athletic Club Holdings, Inc.	(3.2)
Booz Allen Hamilton, Inc.	(3.2)
Wastequip, Inc.	(3.3)
Direct Buy Holdings, Inc.	(3.6)
OnCURE Medical Corp.	(3.6)
VSS-Tranzact Holdings, LLC	(4.0)
Summit Business Media, LLC	(4.0)
Best Brands Corporation	(4.3)
GG Merger Sub I, Inc.	(4.7)
Apogee Retail, LLC	(4.8)
Ivy Hill Middle Market Credit Fund, Ltd.	(5.6)
Making Memories Wholesale, Inc.	(6.7)
Vistar Corporation	(6.9)
HB&G Building Products	(7.4)
Growing Family, Inc.	(7.5)
Primis Marketing Group, Inc.	(7.6)
Capella Healthcare, Inc.	(9.5)
Wear Me Apparel, LLC	(12.1)
Things Remembered, Inc.	(12.3)
Apple & Eve, LLC	(12.4)
MPBP Holdings, Inc.	(15.3)
DSI Renal, Inc.	(18.1)
Reflexite Corporation	(19.2)
Courtside Acquisition Corp.	(30.9)
Firstlight Financial Corporation	(37.0)
Other	(32.5)

Total	$(269.0)

              For the year ended December 31, 2007, the Company had net unrealized losses of $10.7 million, which was comprised of $52.5 million in unrealized appreciation, $60.4 million in unrealized depreciation and $2.8 million relating to the reversal of prior period net unrealized appreciation. The most significant changes in unrealized appreciation and depreciation during the year ended December 31, 2007 were as follows (in millions):

Portfolio Company	Unrealized Appreciation (Depreciation)
Reflexite Corporation	$27.2
The GSI Group, Inc.	5.6
Waste Pro, Inc.	4.0
Daily Candy, Inc.	3.6
Industrial Container Services, Inc.	3.2
Varel Holdings, Inc.	3.0
Wastequip, Inc.	(3.2)
Making Memories Wholesale, Inc.	(5.0)
Primis Marketing Group, Inc.	(5.6)
Universal Trailer Corporation	(7.2)
Wear Me Apparel, LLC	(8.0)
Firstlight Financial Corporation	(10.0)
MPBP Holdings, Inc.	(10.5)
Other	(5.0)

Total	$(7.9)

              For the year ended December 31, 2006, the Company had net unrealized losses of $14.6 million, which was comprised of $9.2 million in unrealized appreciation, $8.9 million in unrealized depreciation and $14.9 million relating to the reversal of prior period net unrealized appreciation. The most significant changes in unrealized appreciation and depreciation during the year ended December 31, 2006 were as follows (in millions):

Portfolio Company	Unrealized Appreciation (Depreciation)
CICQ, LP	$4.0
Universal Trailer Corporation	3.4
Varel Holdings, Inc.	1.0
Making Memories Wholesale, Inc.	(2.4)
Berkshire/Benchcraft Holdings LLC	(6.5)
Other	0.8

Total	$0.3

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

              Since the Company's inception, the Company's liquidity and capital resources have been generated primarily from the net proceeds of public offerings of common stock, the Debt Securitization, advances from the CP Funding Facility and JPM Revolving Facility as well as cash flows from operations.

              As of March 31, 2009, the Company had $48.0 million in cash and cash equivalents and $902.6 million in total indebtedness outstanding. Subject to leverage restrictions, the Company had approximately $251.6 million available for additional borrowings under the Facilities as of March 31, 2009. As of December 31, 2008, the Company had $89.4 million in cash and cash equivalents and $908.8 million in total indebtedness outstanding. Subject to leverage restrictions, the Company had approximately $265.2 million available for additional borrowings under the Facilities as of December 31, 2008.

              Due to volatility in global markets, the availability of capital and access to capital markets has been limited. Until constraints on raising new capital ease, we intend to pursue other avenues of liquidity such as adjusting the pace of our investments, becoming more selective in evaluating investment opportunities to ensure appropriate risk-adjusted returns, pursuing asset sales, and/or recycling lower yielding investments. As the global liquidity situation evolves, we will continue to monitor and adjust our funding approach accordingly. However, given the unprecedented nature of the volatility in the global markets, there can be no assurances that these activities will be successful. Moreover, if current levels of market disruption and volatility continue or worsen, we could face materially higher financing costs. Consequently, our operating strategy could be materially and adversely affected. The illiquidity of our investments may make it difficult for us to sell such investments if required. As a result, we may realize significantly less than the value at which we have recorded our investments.

              For example, as described elsewhere in this prospectus, our failure to enter into the Wachovia Revolving Facility on or before October 19, 2009 could have a material adverse impact on our business, financial condition and results of operations.

Equity Offerings

              There were no sales of equity securities during the three months ended March 31, 2009.

              As of March 31, 2009, total market capitalization for the Company was $0.5 billion compared to $0.6 billion as of December 31, 2008.

              On April 28, 2008, we completed a transferable rights offering, issuing 24,228,030 shares at a subscription price of $11.0016 per share, less dealer manager fees of $0.22 per share. Net proceeds after deducting the dealer manager fees and estimated offering expenses were approximately $259.8 million. Ares Investments LLC ("Ares Investments"), an affiliate of the investment adviser, purchased 1,643,215 shares in the rights offering, bringing its total shares owned to 2,859,882 shares of common stock, representing approximately 2.9% of our total shares outstanding as of December 31, 2008.

              The following table summarizes the total shares issued and proceeds we received net of underwriter, dealer manager and offering costs for the years ended December 31, 2008, 2007 and 2006 (in millions, except per share data):

	Shares issued	Offering price per share	Proceeds net of underwriting and offering costs
2008
April 2008 public offering	24.2	$11.00	$259.8

Total for the year ended December 31, 2008	24.2		$259.8
2007
August 2007 public offering	2.6	$16.30	$42.3
April 2007 public offering	15.5	$17.97	267.2
February 2007 public offering	1.4	$19.95	27.2
Underwriters over-allotment option related to December 2006 public offering	0.4	$18.50	7.5

Total for the year ended December 31, 2007	19.9		$344.2
2006
December 2006 public offering	2.7	$18.50	$49.8
July 2006 public offering	10.8	$15.67	162.0

Total for the year ended December 31, 2006	13.5		$211.8

              Part of the proceeds from our public offerings in 2008, 2007 and 2006 were used to repay outstanding indebtedness. The remaining unused portions of the proceeds from our public offerings were used to fund investments in portfolio companies in accordance with our investment objective and strategies and market conditions.

              As of December 31, 2008, total market capitalization for the Company was $0.6 billion compared to $1.1 billion as of December 31, 2007.

Debt Capital Activities

              Our debt obligations consisted of the following as of March 31, 2009 and December 31, 2008 (in millions):

	As of March 31, 2009	As of December 31, 2008
JPM Revolving Facility	$495.1	$480.5
CP Funding Facility	128.3	114.3
Debt Securitization	279.2	314.0

	$902.6	$908.8

              The weighted average interest rate and weighted average maturity of all our outstanding borrowings as of March 31, 2009 were 1.97% and 4.3 years, respectively. The weighted average interest rate and weighted average maturity of all our outstanding borrowings as of December 31, 2008 were 3.03% and 4.9 years, respectively.

              The ratio of total debt outstanding to stockholders' equity as of March 31, 2009 remained unchanged from December 31, 2008 and was 0.83:1.00.

              A summary of our contractual payment obligations as of December 31, 2008 are as follows (in millions):

	Payments Due by Period
	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
JPM Revolving Facility	$480.5	$—	$480.5	$—	$—
CP Funding Facility	114.3	114.3	—	—	—
Debt Securitization	314.0	—	—	—	314.0

Total Debt	$908.8	$114.3	$480.5	$—	$314.0

              In accordance with the Investment Company Act, with certain limited exceptions, we are only allowed to borrow amounts such that our asset coverage, as defined in the Investment Company Act, is at least 200% after such borrowing. As of March 31, 2009, our asset coverage for borrowed amounts was 221%. As of December 31, 2008, our asset coverage for borrowed amounts was 220%.

CP Funding Facility

              In October 2004, we formed Ares Capital CP Funding LLC ("Ares Capital CP"), a wholly owned subsidiary of the Company, through which we established a revolving facility, referred to as the "CP Funding Facility," that, as amended, allows Ares Capital CP to issue up to $225 million of variable funding certificates. On May 7, 2009, we entered into an amendment to our revolving facility with Wachovia Capital Markets, LLC and each of the other parties thereto. The amendment, among other things, converted the CP Funding Facility from a revolving facility to an amortizing facility, extended the maturity from July 21, 2009 to May 7, 2012, reduced the availability from $350 million to

$225 million (with a reduction in the outstanding balance required by each of May 7, 2010 and May 7, 2011) and decreased the advance rates applicable to certain types of eligible loans. In addition, pursuant to the amendment, an indirect, wholly owned subsidiary of the Company, Ares Capital CP Funding II LLC ("Ares Capital CP II"), guaranteed the obligations of Ares Capital CP under the CP Funding Facility, and it is expected that such guaranty will be secured by the assets of Ares Capital CP II pursuant to the definitive documentation for a new revolving facility (the "Wachovia Revolving Facility") described below. Ares Capital CP also agreed to guaranty the future obligations of Ares Capital CP II under the Wachovia Revolving Facility. While documentation for the amendment has been executed, the extended term of the CP Funding Facility is subject to execution of definitive documentation with respect to the Wachovia Revolving Facility on or before October 19, 2009.

              In connection with the amendment to the CP Funding Facility, the commitment fee requirement was removed and the Company and Ares Capital CP also agreed to increase the interest rate payable on funding from the commercial paper rate, Eurodollar or adjusted Eurodollar rate, as applicable, plus 250 basis points to the commercial paper rate, Eurodollar or adjusted Eurodollar rate, as applicable, plus 350 basis points. Additionally, a renewal fee of $2.8 million, or 1.25% of the total facility amount, was paid.

              Also on May 7, 2009, the Company entered into a commitment with Wachovia Bank N.A. ("Wachovia") to establish the Wachovia Revolving Facility pursuant to which Wachovia will extend credit to Ares Capital CP II in an aggregate principal amount not to exceed $200 million at any one time outstanding.

              Entry into the Wachovia Revolving Facility is subject to various conditions, including the negotiation and execution of definitive documentation. No assurance can be given that Wachovia, the Company and Ares Capital CP II will execute definitive documentation, that the definitive documentation will reflect the terms described herein or that the Wachovia Revolving Facility will be entered into at all. It is anticipated that the Wachovia Revolving Facility will expire three years after the closing thereof (plus two one-year options, subject to mutual consent) and will bear interest at LIBOR, plus 400 basis points. It is further anticipated that the commitment fee for unused portions of the Wachovia Revolving Facility will be between 0.50% and 2.50%, depending on the amount of unused funds. A structuring fee of $3.0 million, or 1.5% of the total facility amount, will be payable to Wachovia on the closing of the Wachovia Revolving Facility and the obligations of Ares Capital CP II under the Wachovia Revolving Facility will be guaranteed by, and secured by the assets of, Ares Capital CP.

              It is anticipated that the definitive documentation for the Wachovia Revolving Facility will require both the Company and Ares Capital CP II to make representations and warranties regarding the collateral as well as their businesses and properties and require each of them to comply with various covenants, servicing procedures, limitations on acquiring and disposing of assets, reporting requirements and other customary requirements for similar securitized credit facilities. It is also anticipated that the definitive documentation will include usual and customary events of default for securitized credit facilities of such nature, including allowing Wachovia, upon a default, to pursue its rights in the collateral directly with Ares Capital CP II, as borrower, and Ares Capital CP, as guarantor.

              As of March 31, 2009, there was $128.3 million outstanding under the CP Funding Facility and the Company continues to be in compliance with all of the limitations and requirements of the CP Funding Facility. As of December 31, 2008 there was $114.3 million outstanding under the CP Funding Facility.

              The CP Funding Facility was initially scheduled to expire on July 21, 2009. On May 7, 2009, as part of the amendment to the CP Funding Facility, we extended the maturity of the CP Funding Facility to May 7, 2012 (subject to execution of definitive documentation of the Wachovia Revolving Facility described above).

              The CP Funding Facility is secured by all of the assets held by Ares Capital CP, which as of March 31, 2009 consisted of 44 investments, and guaranteed by the assets of Ares Capital CP II. See Note 7 to our consolidated financial statements for the period ended March 31, 2009 for more detail on the CP Funding Facility.

JPM Revolving Facility

              In December 2005, we entered into a senior secured revolving credit facility, referred to as the JPM Revolving Facility, under which, as amended, the lenders have agreed to extend credit to the Company in an aggregate principal amount not exceeding $525.0 million at any one time outstanding. The JPM Revolving Facility expires on December 28, 2010 and with certain exceptions is secured by substantially all of the assets in our portfolio (other than investments held by Ares Capital CP and Ares Capital CP II under the CP Funding Facility and those held as a part of the Debt Securitization, discussed below), which as of March 31, 2009 consisted of 180 investments.

              The JPM Revolving Facility also includes an "accordion" feature that allows us to increase the size of the JPM Revolving Facility to a maximum of $765.0 million under certain circumstances. On January 21, 2009, we partially exercised the accordion feature of the JPM Revolving Facility, increasing the total amount available for borrowing from $510.0 million to $525.0 million. As of and March 31, 2009, and December 31, 2008, there was $495.1 million and $480.5 million outstanding, respectively, under the JPM Revolving Facility and the Company continues to be in compliance with all of the limitations and requirements of the JPM Revolving Facility. See Note 7 to our consolidated financial statements for the period ended March 31, 2009 for more detail on the JPM Revolving Facility.

Debt Securitization

              In July 2006, through our wholly owned subsidiary, ARCC CLO 2006 LLC ("ARCC CLO"), we completed a $400.0 million debt securitization (the "Debt Securitization") and issued approximately $314.0 million principal amount of asset-backed notes (including $50.0 million of revolving notes, all of which were drawn down as of March 31, 2009) (the "CLO Notes") to third parties that were secured by a pool of middle market loans that have been purchased or originated by the Company. The CLO Notes are included in the March 31, 2009 consolidated balance sheet. We retained approximately $86.0 million of aggregate principal amount of certain BBB and non-rated securities in the Debt Securitization (the "Retained Notes"). As of March 31, 2009, there were 69 investments securing the CLO Notes.

              The CLO Notes mature on December 20, 2019. As of March 31, 2009, and December 31, 2008, there was $279.2 million and $314.0 million outstanding, respectively, under the Debt Securitization (excluding the Retained Notes). See Note 7 to our consolidated financial statements for the period ended March 31, 2009 for more detail on the Debt Securitization. In February 2009, we purchased, in open market transactions, a total of $27.0 million of our outstanding debt securities under the Debt Securitization for $6.6 million.

              In addition, as of March 31, 2009, we had a long-term issuer rating of Ba1 from Moody's Investor Service and a long-term counterparty credit rating from Standard & Poor's Ratings Service of BBB.

PORTFOLIO VALUATION

              Investments for which market quotations are readily available are typically valued at such market quotations. In order to validate market quotations, we look at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available (i.e., substantially all of our investments) are valued at fair value as determined in good faith by our board of directors, based on the input of our management and audit committee and independent valuation firms that have been engaged at the direction of the board to assist in the valuation of each portfolio investment without a readily available market quotation at least once during a trailing 12 month period and under a valuation policy and consistently applied valuation process. The valuation process is conducted at the end of each fiscal quarter, with approximately 50% (based on value) of our valuations of portfolio companies without readily available market quotations subject to review by an independent valuation firm.

              As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments: the enterprise value of a portfolio company (an estimate of the total fair value of the portfolio company's debt and equity), the nature and realizable value of any collateral, the portfolio company's ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company's securities to publicly traded securities, changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation.

              Because there is not a readily available market value for most of the investments in our portfolio, we value substantially all of our portfolio investments at fair value as determined in good faith by our board of directors, based on the input of our management and audit committee and independent valuation firms under a valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize significantly less than the value at which we have recorded it.

              In addition, changes in the market environment, such as inflation, and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned. See "Risk Factors—Risks Relating to our Investments—Price declines and illiquidity in the corporate debt markets have adversely affected, and may continue to adversely affect, the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation."

              With respect to investments for which market quotations are not readily available, our board of directors undertakes a multi-step valuation process each quarter, as described below:

  •
  Our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals responsible for the portfolio investment in conjunction with our portfolio management team.

  •
  Preliminary valuation conclusions are then documented and discussed by our management.

  •
  The audit committee of our board of directors reviews these preliminary valuations, as well as the input of independent valuation firms with respect to the valuations of approximately 50% (based on value) of our portfolio companies without readily available market quotations.

  •
  The board of directors discusses valuations and determines the fair value of each investment in our portfolio without a readily available market quotation in good faith based on the input of our management and audit committee and independent valuation firms.

              Effective January 1, 2008, the Company adopted SFAS 157, which expands the application of fair value accounting for investments (see Note 9 to the consolidated financial statements).

OFF BALANCE SHEET ARRANGEMENTS

              As of March 31, 2009 and December 31, 2008, the Company had the following commitments to fund various revolving senior secured and subordinated loans (in millions):

	As of March 31, 2009	As of December 31, 2008
Total revolving commitments	$366.4	$419.0
Less: funded commitments	(150.9)	(139.6)

Total unfunded commitments	215.5	279.4
Less: commitments substantially at discretion of the Company	(11.5)	(32.4)
Less: unavailable commitments due to borrowing base or other covenant restriction	(64.7)	(64.5)

Total net adjusted unfunded revolving commitments	$139.3	$182.5

              Of the total commitments as of March 31, 2009, $210.5 million extend beyond the maturity date for our JPM Revolving Facility. Additionally, $139.0 million of the total commitments or $51.2 million of the net adjusted unfunded commitments are scheduled to expire in 2009. Included within the total commitments as of March 31, 2009 are commitments to issue up to $15.6 million in standby letters of credit through a financial intermediary on behalf of certain portfolio companies.

              Under these arrangements, the Company would be required to make payments to third parties if the portfolio companies were to default on their related payment obligations. As of March 31, 2009, the Company had $12.3 million in standby letters of credit issued and outstanding on behalf of the portfolio companies, of which no amounts were recorded as a liability. Of these letters of credit, $8.1 million expire on September 30, 2009, $0.3 million expire on January 31, 2010, $3.7 million expire on February 28, 2010 and $0.2 million expire on August 31, 2010. These letters of credit may be extended under substantially similar terms for additional one-year terms at the Company's option until the JPM Revolving Facility, under which the letters of credit were issued, matures on December 28, 2010.

              As of March 31, 2009 and December 31, 2008, the Company was subject to subscription agreements to fund equity investments in private equity investment partnerships, substantially all at the discretion of the Company, as follows (in millions):

	As of March 31, 2009	As of December 31, 2008
Total private equity commitments	$428.3	$428.3
Total unfunded private equity commitments	$422.5	$423.6

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

              We are subject to financial market risks, including changes in interest rates and the valuations of our investment portfolio.

Interest Rate Risk

              Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. Because we fund a portion of our investments with borrowings, our net investment income is affected by the spread between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

              As of March 31, 2009, approximately 57% of the investments at fair value in our portfolio were at fixed rates while approximately 31% were at variable rates and 12% were non-interest earning. Additionally, 6% of the investments at fair value or 21% of the investments at fair value with variable rates contain interest rate floor features. The Debt Securitization, the CP Funding Facility and the JPM Revolving Facility all feature variable rates.

              We regularly measure our exposure to interest rate risk. We assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate sensitive assets to our interest rate sensitive liabilities. Based on that review, we determine whether or not any hedging transactions are necessary to mitigate exposure to changes in interest rates.

              In October 2008, we entered into a two-year interest rate swap agreement for a total notional amount of $75 million. Under the interest rate swap agreement, we will pay a fixed interest rate of 2.985% and receive a floating rate based on the prevailing three-month LIBOR. We believe that this agreement will enable us to mitigate interest rate risk and remain match funded.

              While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions that we may enter into in the future, such as interest rate swap agreements, may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio investments.

              Based on our March 31, 2009 balance sheet, the following table shows the impact on net income of base rate changes in interest rates assuming no changes in our investment and borrowing structure and reflecting the effect of our interest rate swap agreement described above and in Note 11 of the consolidated financial statements for the period ended March 31, 2009 (in millions):

Basis Point Change	Interest Income	Interest Expense	Net Income
Up 300 basis points	$20.4	$24.8	$(4.4)
Up 200 basis points	$13.6	$16.6	$(3.0)
Up 100 basis points	$6.8	$8.3	$(1.5)
Down 100 basis points	$(4.6)	$(7.8)	$3.2
Down 200 basis points	$(6.5)	$(8.1)	$1.6
Down 300 basis points	$(7.7)	$(8.1)	$0.4

              Based on our December 31, 2008 balance sheet, the following table shows the impact on net income of base rate changes in interest rates assuming no changes in our investment and borrowing structure and reflecting the effect of our interest rate swap agreement described above and in Note 10 of the consolidated financial statements for the year ended December 31, 2008 (in millions):

Basis Point Change	Interest Income	Interest Expense	Net Income
Up 300 basis points	$21.4	$25.0	$(3.6)
Up 200 basis points	$14.2	$16.7	$(2.5)
Up 100 basis points	$7.1	$8.3	$(1.2)
Down 100 basis points	$(6.2)	$(8.3)	$2.1
Down 200 basis points	$(11.2)	$(15.1)	$3.9
Down 300 basis points	$(14.7)	$(17.0)	$2.3

SENIOR SECURITIES
(dollar amounts in thousands, except per share data)

              Information about our senior securities (including preferred stock, debt securities and other indebtedness) is shown in the following tables as of each fiscal year ended December 31 since the Company commenced operations and as of March 31, 2009. The report of our independent registered public accounting firm on the senior securities table of December 31, 2008, 2007, 2006, 2005 and 2004 is attached as an exhibit to the registration statement of which this prospectus is a part. The "—" indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

Class and Year	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
Debt Securitization
Fiscal 2009 (as of March 31, 2009, unaudited)	$279,210	$682.22
Fiscal 2008	$314,000	$761.78	$—	N/A
Fiscal 2007	$314,000	$1,220.95	$—	N/A
Fiscal 2006	$274,000	$1,499.51	$—	N/A
CP Funding Facility
Fiscal 2009 (as of March 31, 2009, unaudited)	$128,300	$313.49
Fiscal 2008	$114,300	$277.30	$—	N/A
Fiscal 2007	$85,000	$330.07	$—	N/A
Fiscal 2006	$15,000	$82.09	$—	N/A
Fiscal 2005	$18,000	$32,645.12	$—	N/A
Fiscal 2004	$55,500	$3,877.62	$—	N/A
JPM Revolving Facility
Fiscal 2009 (as of March 31, 2009, unaudited)	$495,109	$1,209.75
Fiscal 2008	$480,486	$1,165.69	$—	N/A
Fiscal 2007	$282,528	$1,098.58	$—	N/A
Fiscal 2006	$193,000	$1,056.23	$—	N/A
Fiscal 2005	$—	$—	$—	N/A

(1)
Total amount of each class of senior securities outstanding at the end of the period presented.

(2)
The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage Per Unit. In order to determine the specific Asset Coverage Per Unit for each of the Debt Securitization, CP Funding Facility and the JPM Revolving Facility, the total Asset Coverage Per Unit was divided based on the amount outstanding at the end of the period for each.

(3)
The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it.

(4)
Not applicable, as none of our current senior securities are registered for public trading.

BUSINESS

GENERAL

              Ares Capital Corporation, a Maryland corporation, is a specialty finance company that is a closed-end, non-diversified management investment company. We have elected to be regulated as a BDC under the Investment Company Act. We were founded on April 16, 2004, were initially funded on June 23, 2004 and completed our initial public offering on October 8, 2004. Ares Capital's investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in U.S. middle market companies, where we believe the supply of primary capital is limited and the investment opportunities are most attractive. However, we may from time to time invest in larger companies.

              We invest primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component like warrants. First and second lien senior loans generally are senior debt instruments that rank ahead of subordinated debt of a given portfolio company. These loans also have the benefit of security interests on the assets of the portfolio company, which may rank ahead of or be junior to other security interests. Mezzanine debt is subordinated to senior loans and is generally unsecured. Our debt investments have ranged between $10 million and $100 million each, although the investment sizes may be more or less than the targeted range and are expected to grow with our capital availability. We also, to a lesser extent, make equity investments. Our equity investments have generally been less than $20 million each but may grow with our capital availability and are usually made in conjunction with loans we make to these companies.

              The proportion of these investments will change over time given our views on, among other things, the economic and credit environment we are operating in. In connection with our investing activities, we may make commitments with respect to indebtedness or securities of a potential portfolio company substantially in excess of our final investment. In such situations, while we may initially agree to fund up to a certain dollar amount of an investment, we may syndicate a portion of such amount to third parties prior to closing such investment, such that we make a smaller investment than what was reflected in our original commitment.

              The first and second lien senior loans generally have stated terms of three to 10 years and the mezzanine debt investments generally have stated terms of up to 10 years, but the expected average life of such first and second lien loans and mezzanine debt is generally between three and seven years. However, we may invest in securities with any maturity or duration. The debt that we invest in typically is not initially rated by any rating agency, but we believe that if such investments were rated, they would be below investment grade (rated lower than "Baa3" by Moody's Investors Service or lower than "BBB-" by Standard & Poor's Corporation). We may invest without limit in debt of any rating, as well as debt that has not been rated by any nationally recognized statistical rating organization.

              We believe that our investment adviser, Ares Capital Management, is able to leverage Ares' current investment platform, resources and existing relationships with financial sponsors, financial institutions, hedge funds and other investment firms to provide us with attractive investments. In addition to deal flow, the Ares investment platform assists our investment adviser in analyzing, structuring and monitoring investments. Ares has been in existence for more than 11 years and its senior principals have an average of over 20 years experience investing in senior loans, high yield bonds, mezzanine debt and private equity securities. The Company has access to the Ares staff of approximately 100 investment professionals and to the approximately 150 administrative professionals employed by Ares who provide assistance in accounting, legal, compliance, technology and investor relations.

              While our primary focus is to generate current income and capital appreciation through investments in first and second lien senior loans and mezzanine debt and, to a lesser extent, equity securities of eligible portfolio companies, we also may invest up to 30% of our portfolio in opportunistic investments of non-eligible portfolio companies. Specifically, as part of this 30% basket, we may invest in debt of middle market companies located outside of the United States, in investment funds that are operating pursuant to certain exceptions to the Investment Company Act, in advisers to similar investment funds and in debt and equity of public companies that do not meet the definition of eligible portfolio companies because their market capitalization of publicly traded equity securities exceeds the levels provided for in the Investment Company Act. We expect that these public companies generally will have debt that may be non-investment grade. From time to time we may also invest in high yield bonds, which, depending on the issuer, may or may not be included in the 30% basket.

              In addition to making investments in the Ares Capital portfolio, our affiliate, Ivy Hill Management, manages two unconsolidated senior debt funds, the Ivy Hill Funds.

About Ares

              Founded in 1997, Ares is an independent international investment management firm with approximately $27.5 billion of total committed capital and over 250 employees as of March 31, 2009.

              Ares specializes in originating and managing assets in both the leveraged finance and private equity markets. Ares' leveraged finance activities include the acquisition and management of senior loans, high yield bonds, mezzanine debt and special situation investments. Ares' private equity activities focus on providing flexible, junior capital to middle market companies. Ares has the ability to invest across a capital structure, from senior floating rate debt to common equity. This flexibility, combined with Ares' "buy and hold" philosophy, enables Ares to structure an investment to meet the specific needs of a company rather than the less flexible demands of the public markets.

              Ares is comprised of the following groups:

  •
  Private Debt Group. The Ares Private Debt Group manages the assets of Ares Capital and ACE. The Private Debt Group focuses primarily on non-syndicated first and second lien senior loans and mezzanine debt, which in some cases may include an equity component. The Private Debt Group also makes equity investments in private middle market companies, usually in conjunction with loans.

  •
  Capital Markets Group. The Ares Capital Markets Group manages a variety of funds and investment vehicles that managed approximately $17.6 billion of committed capital as of March 31, 2009, focusing primarily on syndicated senior secured loans, high yield bonds, distressed debt, other liquid fixed income investments and other publicly traded debt securities.

  •
  Private Equity Group. The Ares Private Equity Group manages ACOF, which has managed approximately $5.9 billion of committed capital as of March 31, 2009. ACOF generally makes private equity investments in companies in amounts substantially larger than the private equity investments anticipated to be made by the Company. The Private Equity Group generally focuses on control-oriented equity investments in under-capitalized companies or companies with capital structure issues.

              Ares' senior principals have been working together as a group for many years and have an average of over 20 years of experience in leveraged finance, private equity, distressed debt, investment banking and capital markets. They are backed by a large team of highly-disciplined professionals. Ares' rigorous investment approach is based upon an intensive, independent financial analysis, with a focus on preservation of capital, diversification and active portfolio management. These fundamentals underlie Ares' investment strategy and have resulted in large pension funds, banks, insurance companies, endowments and high net worth individuals investing in Ares' funds.

Ares Capital Management

              Ares Capital Management, our investment adviser, is served by a dedicated origination and transaction development team of approximately 30 investment professionals led by the partners of Ares Capital Management, Michael Arougheti, Eric Beckman, Kipp deVeer, Mitchell Goldstein and Michael Smith. Ares Capital Management leverages off of Ares' entire investment platform and benefits from the significant capital markets, trading and research expertise of all of Ares' investment professionals. Ares funds currently hold over 600 investments in over 30 different industries and have made investments in over 1,600 companies since inception. Ares Capital Management's investment committee has nine members, including Founding Members of Ares.

MARKET OPPORTUNITY

              We believe there are opportunities for us to invest in middle market companies for the following reasons:

  •
  We believe that as of the date of this prospectus, the severe dislocation in the credit markets has resulted in reduced competition, a widening of interest spreads, increasing fees and generally more conservative capital structures and deal terms.

  •
  We believe that many senior lenders have, in recent years, de-emphasized their service and product offerings to middle market businesses in favor of lending to large corporate clients and managing capital markets transactions. In addition, commercial and investment banks are severely limited in their ability to underwrite new financings as they seek to replenish their capital bases and reduce leverage, resulting in opportunities for alternative funding sources.

  •
  We believe there is increased demand among private middle market companies for primary capital. Many middle market firms have faced increased difficulty raising debt in the capital markets, as commercial and investment banks are capital-constrained and are largely unable to underwrite and syndicate bank loans and high yield securities, particularly for middle market issuers.

  •
  We believe there is a large pool of uninvested private equity capital for middle market companies. We expect private equity firms will seek to leverage their investments by combining equity capital with senior secured loans and mezzanine debt from other sources.

  •
  We believe that as of the date of this prospectus, the current economic downturn has resulted (and will continue to result) in defaults and covenant breaches by middle market companies, which will require new junior capital to shore up liquidity or provide new capital through restructuring.

COMPETITIVE ADVANTAGES

              We believe that we have the following competitive advantages over other capital providers in middle market companies:

Existing investment platform

              As of March 31, 2009, Ares managed approximately $27.5 billion of committed capital in the related asset classes of syndicated loans, high yield bonds, mezzanine debt and private equity. We believe Ares' current investment platform provides a competitive advantage in terms of access to origination and marketing activities and diligence for Ares Capital. Specifically, the Ares platform provides the Company an advantage through its deal flow generation and investment evaluation process. Ares' professionals maintain extensive financial sponsor and intermediary relationships, which provide valuable insight and access to transactions and information.

Seasoned management team

              John Kissick, Antony Ressler, Bennett Rosenthal and David Sachs serve on Ares Capital Management's investment committee and have an average of over 20 years experience in leveraged finance, including substantial experience in investing in leveraged loans, high yield bonds, mezzanine debt, distressed debt and private equity securities. Ares Capital Management's investment professionals and members of its investment committee also have significant experience investing across market cycles. As a result of Ares' extensive investment experience and the history of its seasoned management team, Ares has developed a strong reputation across U.S. and European capital markets. We believe that Ares' long history in the leveraged loan market and the extensive experience of the principals investing across market cycles provides Ares Capital Management with a competitive advantage in identifying, investing in, and managing a portfolio of investments in middle market companies.

Experience and focus on middle market companies

              Ares has historically focused on investments in middle market companies and we benefit from this experience. In sourcing and analyzing deals, our investment adviser uses Ares' extensive network of relationships with intermediaries focused on middle market companies, including management teams, members of the investment banking community, private equity groups and other investment firms with whom Ares has had long-term relationships. We believe this network enables us to attract well-positioned prospective portfolio company investments. Our investment adviser works closely with the Ares investment professionals who oversee a portfolio of investments in over 600 companies and provide access to an extensive network of relationships and special insights into industry trends and the state of the capital markets.

Disciplined investment philosophy

              In making its investment decisions, our investment adviser has adopted Ares' long-standing, consistent credit-based investment approach that was developed over 18 years ago by its founders. Specifically, Ares Capital Management's investment philosophy, portfolio construction and portfolio management involve an assessment of the overall macroeconomic environment, financial markets and company-specific research and analysis. Our investment approach emphasizes capital preservation, low volatility and minimization of downside risk. In addition to engaging in extensive due diligence from the perspective of a long-term investor, Ares Capital Management's approach seeks to reduce risk in investments by focusing on:

  •
  businesses with strong franchises and sustainable competitive advantages;

  •
  industries with positive long-term dynamics;

  •
  cash flows that are dependable and predictable;

  •
  management teams with demonstrated track records and economic incentives;

  •
  rates of return commensurate with the perceived risks; and

  •
  securities or investments that are structured with appropriate terms and covenants.

Extensive industry focus

              We concentrate our investing activities in industries with a history of predictable and dependable cash flows and in which the Ares investment professionals have had extensive investment experience. Since its inception in 1997, Ares investment professionals have invested in over 1,600 companies in over 30 different industries. Ares investment professionals have developed long-term relationships with management teams and management consultants in these industries, and have accumulated substantial information concerning these industries and identified potential trends within these industries. The experience of Ares' investment professionals investing across these industries throughout various stages of the economic cycle provides our investment adviser with access to market insights and investment opportunities.

Flexible transaction structuring

              We are flexible in structuring investments, including the types of securities in which we invest and the terms associated with such investments. The principals of Ares have extensive experience in a wide variety of securities for leveraged companies with a diverse set of terms and conditions. We believe this approach and experience enables our investment adviser to identify attractive investment opportunities throughout the economic cycle and across a company's capital structure so we can make investments consistent with our stated investment objective and preserve principal while seeking appropriate risk adjusted returns. In addition, we have the ability to provide "one stop" financing with the ability to invest capital across the balance sheet and hold larger investments than many of our competitors. The ability to underwrite, syndicate and hold larger investments (i) increases flexibility, (ii) may increase net fee income and earnings through syndication, (iii) broadens market relationships and deal flow and (iv) allows us to optimize our portfolio composition. We believe that the ability to provide capital at every level provides a strong value proposition to middle market borrowers and our senior debt capabilities provide superior deal origination and relative value analysis capabilities compared to traditional "mezzanine only" lenders.

Broad origination strategy

              Our investment adviser focuses on self-originating most of our investments, by identifying a broad array of investment opportunities across multiple channels. It also leverages off of the extensive relationships of the broader Ares platform to identify investment opportunities. We believe that this allows for asset selectivity and that there is a significant relationship between proprietary deal origination and credit performance. Our focus on generating proprietary deal flow and lead investing also gives us greater control over capital structure, deal terms, pricing and documentation and results in active portfolio management of investments. Moreover, by leading the investment process, our investment adviser is able to secure controlling positions in credit tranches providing additional control in investment outcomes. Our investment adviser also has originated substantial proprietary deal flow from middle market intermediaries, which often allows us to act as the sole or principal source of institutional junior capital to the borrower.

OPERATING AND REGULATORY STRUCTURE

              Our investment activities are managed by Ares Capital Management and supervised by our board of directors, a majority of whom are independent of Ares and its affiliates. Ares Capital Management is an investment adviser that is registered under the Advisers Act. Under our investment advisory and management agreement, we have agreed to pay Ares Capital Management an annual base management fee based on our total assets, as defined under the Investment Company Act (other than cash and cash equivalents, but including assets purchased with borrowed funds), and an incentive fee based on our performance. See "Management—Investment Advisory and Management Agreement."

              As a BDC, we are required to comply with certain regulatory requirements. For example, we are not generally permitted to invest in any portfolio company in which Ares or any of its affiliates currently has an investment (although we may co-invest on a concurrent basis with funds managed by Ares, subject to compliance with existing regulatory guidance, applicable regulations and our allocation procedures). Some of these co-investments would only be permitted pursuant to an exemptive order from the SEC. We have applied for an exemptive order from the SEC that would permit us to co-invest with funds managed by Ares. Any such order will be subject to certain terms and conditions. There is no assurance that the application for exemptive relief will be granted by the SEC. Accordingly, we cannot assure you that the Company will be permitted to co-invest with funds managed by Ares. See "Risk Factors—Risks Relating to Our Business—The Company may not replicate Ares' historical success and our ability to enter into transactions with Ares and our other affiliates is restricted."

              Also, while we may borrow funds to make investments, our ability to use debt is limited in certain significant respects. As a BDC and a RIC for tax purposes, the Company is dependent on its ability to raise capital through the issuance of its common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to preserve their status as RICs, which prevents the Company from using those earnings to support operations, which may include new investments (including investments into existing portfolio companies). Further, BDCs must meet a debt to equity ratio of less than 1:1 in order to incur debt or issue senior securities, which requires the Company to finance its investments with at least as much equity as debt and senior securities in the aggregate. Our credit facilities also require that we maintain a debt to equity ratio of less than 1:1.

INVESTMENTS

Ares Capital Corporation portfolio

              We have built an investment portfolio of primarily first and second lien loans, mezzanine debt and to a lesser extent equity investments in private middle market companies. Our portfolio is well diversified by industry sector and its concentration to any single issuer is limited. Our debt investments generally range between $10 million to $100 million on average, although the investment size may be more or less than this range and depending on capital availability. Our equity investments have generally been less than $20 million each but may grow with our capital availability and are usually made in conjunction with loans we make to these companies. In addition, the proportion of these investments will change over time given our views on, among other things, the economic and credit environment we are operating in. In connection with our investing activities, we may make commitments with respect to indebtedness or securities of a potential portfolio company substantially in excess of our final investment. In such situations, while we may initially agree to fund up to a certain dollar amount of an investment, we may syndicate a portion of such amount to third parties prior to closing such investment, such that we make a smaller investment than what was reflected in our original commitment. In addition to originating investments, we may also acquire investments in the secondary market.

              Structurally, mezzanine debt usually ranks subordinate in priority of payment to senior loans and is often unsecured. However, mezzanine debt ranks senior to common and preferred equity in a borrowers' capital structure. Typically, mezzanine debt has elements of both debt and equity instruments, offering the fixed returns in the form of interest payments associated with senior loans, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. This equity interest typically takes the form of warrants. Due to its higher risk profile and often less restrictive covenants as compared to senior loans, mezzanine debt generally earns a higher return than senior secured debt. The warrants associated with mezzanine debt are typically detachable, which allows lenders to receive repayment of their principal on an agreed amortization schedule while retaining their equity interest in the borrower. Equity issued in connection with mezzanine debt also may include a "put" feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed formula.

              In making an equity investment, in addition to considering the factors discussed below under "Investment Selection," we also consider the anticipated timing of a liquidity event, such as a public offering, sale of the company or redemption of our equity securities.

              Our principal focus is investing in first and second lien senior loans and mezzanine debt and, to a lesser extent, equity capital, of middle market companies in a variety of industries. We generally target companies that generate positive cash flows. Ares has a staff of approximately 100 investment professionals who specialize in specific industries. We generally seek to invest in companies from the industries in which Ares' investment professionals have direct expertise. The following is a representative list of the industries in which Ares has invested:

  •
  Aerospace and Defense

  •
  Airlines

  •
  Broadcasting/Cable

  •
  Cargo Transport

  •
  Chemicals

  •
  Consumer Products

  •
  Containers/Packaging

  •
  Education

  •
  Energy

  •
  Environmental Services

  •
  Farming and Agriculture

  •
  Financial

  •
  Food and Beverage

  •
  Gaming

  •
  Health Care

  •
  Homebuilding

  •
  Lodging and Leisure

  •
  Manufacturing

  •
  Metals/Mining

  •
  Paper and Forest Products

  •
  Printing/Publishing/Media

  •
  Retail

  •
  Restaurants

  •
  Supermarket and Drug

  •
  Technology

  •
  Utilities

  •
  Wireless and Wireline Telecom

              However, we may invest in other industries if we are presented with attractive opportunities.

              The industrial and geographic compositions of our portfolio at fair value as of March 31, 2009 and December 31, 2008 were as follows:

Industry	As of March 31, 2009	As of December 31, 2008
Health Care	19.8%	20.2%
Education	11.6	11.1
Restaurants	8.1	8.1
Beverage/Food/Tobacco	8.1	7.8
Other Services	7.1	7.4
Financial	7.0	7.0
Business Services	6.7	6.7
Retail	5.6	5.7
Manufacturing	4.4	3.8
Environmental Services	3.9	4.1
Printing/Publishing/Media	3.5	3.8
Aerospace and Defense	3.0	3.0
Consumer Products	2.8	3.0
Telecommunications	2.1	2.0
Cargo Transport	1.4	1.4
Containers/Packaging	1.3	1.4
Computers/Electronics	1.2	1.2
Health Clubs	1.2	1.2
Grocery	1.1	1.0
Homebuilding	0.1	0.1

Total	100.0%	100.0%

Geographic Region	March 31, 2009	December 31, 2008
Mid-Atlantic	22.0%	21.0%
Southeast	20.8	22.2
Midwest	20.7	20.6
West	17.9	18.3
International	14.8	14.1
Northeast	3.8	3.8

Total	100.0%	100.0%

              In addition to such investments, we may invest up to 30% of the portfolio in opportunistic investments of non-eligible portfolio companies. Specifically, as part of this 30% basket, we may invest in debt of middle market companies located outside of the United States, in investment funds that are operating pursuant to certain exceptions to the Investment Company Act, in advisers to similar investment funds and in debt and equity of public companies that do not meet the definition of eligible portfolio companies because their market capitalization of publicly traded equity securities exceeds the levels provided for in the Investment Company Act. We expect that these public companies generally will have debt that is non-investment grade. From time to time we may also invest in high yield bonds, which, depending on the issuer, may or may not be included in the 30% basket.

Managed funds portfolio

              Our affiliate, Ivy Hill Management, manages an unconsolidated middle market credit fund, Ivy Hill I, in exchange for a 0.50% management fee on the average total assets of Ivy Hill I. Ivy Hill I primarily invests in first and second lien bank debt of middle market companies. Ivy Hill I was initially funded in November 2007 with $404.0 million of capital including a $56.0 million investment by the Company consisting of $40.0 million of Class B notes and $16.0 million of subordinated notes.

              Ivy Hill I purchased $9.0 million and $68.0 million of investments from the Company for the three months ended March 31, 2009 and year ended December 31, 2008, respectively.

              On November 5, 2008, we established a second unconsolidated middle market credit fund, Ivy Hill II, which is also managed by Ivy Hill Management in exchange for a 0.50% management fee on the average total assets of Ivy Hill II. Ivy Hill II primarily invests in second lien and subordinated bank debt of middle market companies. Ivy Hill II was initially funded with $250.0 million of subordinated notes, and may grow over time with leverage. Ivy Hill II purchased $27.5 million and $7.5 million of investments from the Company for the three months ended March 31, 2009 and the year ended December 31, 2008, respectively. The Ivy Hill Funds may, from time to time, buy additional loans from the Company.

              Ivy Hill Management is party to the services agreement with Ares Capital Management. Pursuant to the services agreement, Ares Capital Management provides Ivy Hill Management with office facilities, equipment, clerical, bookkeeping and record keeping services, services of investment professionals and others to perform investment advisory, research and related services, services of, and oversight of, custodians, depositories, accountants, attorneys, underwriters and such other persons in any other capacity deemed to be necessary. Ivy Hill Management reimburses Ares Capital Management for all of the costs associated with such services, including Ares Capital Management's allocable portion of overhead and the cost of its officers and respective staff in performing its obligations under the services agreement. The services agreement may be terminated by either party without penalty upon 60 days' written notice to the other party.

INVESTMENT SELECTION

              Ares' investment philosophy was developed over the past 18 years and has remained consistent and relevant throughout a number of economic cycles. In managing the Company, Ares Capital Management employs the same investment philosophy and portfolio management methodologies used by the investment professionals of Ares in Ares' private investment funds.

              Ares Capital Management's investment philosophy and portfolio management involve:

  •
  an assessment of the overall macroeconomic environment and financial markets;

  •
  company-specific research and analysis; and

  •
  with respect to each individual company, an emphasis on capital preservation, low volatility and minimization of downside risk.

              The foundation of Ares' investment philosophy is intensive credit investment analysis, a portfolio management discipline based on both market technicals and fundamental value-oriented research, and diversification strategy. Ares Capital Management follows a rigorous process based on:

  •
  a comprehensive analysis of issuer creditworthiness, including a quantitative and qualitative assessment of the issuer's business;

  •
  an evaluation of management and their economic incentives;

  •
  an analysis of business strategy and industry trends; and

  •
  an in-depth examination of capital structure, financial results and projections.

              Ares Capital Management seeks to identify those issuers exhibiting superior fundamental risk-reward profiles and strong defensible business franchises while focusing on relative value of the security across the industry as well as for the specific issuer.

Intensive due diligence

              The process through which Ares Capital Management makes an investment decision involves extensive research into the target company, its industry, its growth prospects and its ability to withstand adverse conditions. If the senior investment professional responsible for the transaction determines that an investment opportunity should be pursued, Ares Capital Management will engage in an intensive due diligence process. Approximately 30-40% of the investments initially reviewed proceed to this phase. Though each transaction will involve a somewhat different approach, the regular due diligence steps generally to be undertaken include:

  •
  meeting with the target company's management to get an insider's view of the business, and to probe for potential weaknesses in business prospects;

  •
  checking management's backgrounds and references;

  •
  performing a detailed review of historical financial performance and the quality of earnings;

  •
  visiting headquarters and company operations and meeting with top and middle level executives;

  •
  contacting customers and vendors to assess both business prospects and standard practices;

  •
  conducting a competitive analysis, and comparing the issuer to its main competitors on an operating, financial, market share and valuation basis;

  •
  researching the industry for historic growth trends and future prospects as well as to identify future exit alternatives (including Wall Street research, industry association literature and general news);

  •
  assessing asset value and the ability of physical infrastructure and information systems to handle anticipated growth; and

  •
  investigating legal risks and financial and accounting systems.

Selective investment process

              Ares Capital Management employs Ares' long-standing, consistent investment approach, which is focused on selectively narrowing investment opportunities through a process designed to identify the most attractive opportunities.

              After an investment has been identified and diligence has been completed, a credit research and analysis report is prepared. This report will be reviewed by the senior investment professional in charge of the potential investment. If such senior and other investment professionals are in favor of the potential investment, then it is first presented to an underwriting committee, which is comprised of Mr. Arougheti and the partners of Ares Capital Management. If the underwriting committee approves of the potential investment it is then presented to the investment committee. However, the portfolio managers of Ares Capital Management are responsible for the day-to-day management of the Company's portfolio.

              After the investment is approved by the underwriting committee, a more extensive due diligence process is employed by the transaction team. Additional due diligence with respect to any investment may be conducted on our behalf by attorneys, independent accountants, and other third party consultants and research firms prior to the closing of the investment, as appropriate on a case by case basis. Approximately 7-10% of all investments initially reviewed by the underwriting committee will be presented to the investment committee. Approval of an investment for funding requires the consensus of the investment committee, including a majority of the members of Ares serving on the investment committee.

Issuance of Formal Commitment

              Once we have determined that a prospective portfolio company is suitable for investment, we work with the management of that company and its other capital providers, including senior, junior, and equity capital providers, to finalize the structure of the investment. We negotiate among these parties to agree on how our investment is expected to perform relative to the other capital in the portfolio company's capital structure. Approximately 5% of the investments initially reviewed eventually result in the issuance of formal commitments.

Debt investments

              We invest in portfolio companies primarily in the form of first and second lien senior loans and mezzanine debt. The first and second lien senior loans generally have terms of three to 10 years. We generally obtain security interests in the assets of our portfolio companies that will serve as collateral in support of the repayment of the first and second lien senior loans. This collateral may take the form of first or second priority liens on the assets of a portfolio company.

              We structure our mezzanine investments primarily as unsecured, subordinated loans that provide for relatively high, fixed interest rates that provide us with significant current interest income. The mezzanine debt investments generally have terms of up to 10 years. These loans typically have interest-only payments in the early years, with amortization of principal deferred to the later years of the mezzanine debt. In some cases, we may enter into loans that, by their terms, convert into equity or additional debt or defer payments of interest (or at least cash interest) for the first few years after our investment. Also, in some cases our mezzanine debt will be collateralized by a subordinated lien on some or all of the assets of the borrower.

              In some cases, our debt investments may provide for a portion of the interest payable to be payment-in-kind interest. To the extent interest is payment-in-kind, it will be payable through the increase of the principal amount of the loan by the amount of interest due on the then-outstanding aggregate principal amount of such loan.

              In the case of our first and second lien senior loans and mezzanine debt, we tailor the terms of the investment to the facts and circumstances of the transaction and the prospective portfolio company, negotiating a structure that aims to protect our rights and manage our risk while creating incentives for the portfolio company to achieve its business plan and improve its profitability. For example, in addition to seeking a senior position in the capital structure of our portfolio companies, we will seek, where appropriate, to limit the downside potential of our investments by:

  •
  targeting a total return on our investments (including both interest and potential equity appreciation) that compensates us for credit risk;

  •
  incorporating "put" rights, call protection and LIBOR floors into the investment structure; and

  •
  negotiating covenants in connection with our investments that afford our portfolio companies as much flexibility in managing their businesses as possible, consistent with preservation of our capital. Such restrictions may include affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights, including either observation or participation rights.

              We generally require financial covenants and terms that require an issuer to reduce leverage, thereby enhancing credit quality. These methods include: (i) maintenance leverage covenants requiring a decreasing ratio of indebtedness to cash flow; (ii) maintenance cash flow covenants requiring an increasing ratio of cash flow to the sum of interest expense and capital expenditures; and (iii) indebtedness incurrence prohibitions, limiting a company's ability to take on additional indebtedness. In addition, by including limitations on asset sales and capital expenditures we may be able to prevent a company from changing the nature of its business or capitalization without our consent.

              Our debt investments may include equity features, such as warrants or options to buy a minority interest in the portfolio company. Warrants we receive with our debt investments may require only a nominal cost to exercise, and thus, as a portfolio company appreciates in value, we may achieve additional investment return from this equity interest. We may structure the warrants to provide provisions protecting our rights as a minority-interest holder, as well as puts, or rights to sell such securities back to the portfolio company, upon the occurrence of specified events. In many cases, we also obtain registration rights in connection with these equity interests, which may include demand and "piggyback" registration rights.

Equity investments

              Our equity investments may consist of preferred equity that is expected to pay dividends on a current basis or preferred equity that does not pay current dividends. Preferred equity generally has a preference over common equity as to dividends and distributions upon liquidation. In some cases, we may acquire common equity. In general, our equity investments are not control-oriented investments and in many cases we acquire equity securities as part of a group of private equity investors in which we are not the lead investor. Our equity investments have generally been less than $20 million each but may grow with our capital availability and are usually made in conjunction with loans we make to these companies. In many cases, we will also obtain registration rights in connection with these equity interests, which may include demand and "piggyback" registration rights.

ON-GOING RELATIONSHIPS WITH AND MONITORING OF PORTFOLIO COMPANIES

              Ares Capital Management closely monitors each investment we make, maintains a regular dialogue with both the management team and other stakeholders and seeks specifically tailored financial reporting. In addition, senior investment professionals of Ares may take board seats or obtain board observation rights for our portfolio companies. As of March 31, 2009, of our 92 funded portfolio companies, we were entitled to board seats or board observation rights on 41% of the operating companies in our portfolio or 59% of our total portfolio at fair value.

              We seek to exert significant influence post-investment, in addition to covenants and other contractual rights and through board participation, when appropriate, by actively working with management on strategic initiatives. We often introduce managers of companies in which we have invested to other portfolio companies to capitalize on complementary business activities and best practices.

              In addition to various risk management and monitoring tools, our investment adviser grades the credit status of all investments on a scale of 1 to 4 no less frequently than quarterly. This system is intended to reflect the performance of the portfolio company's business, the collateral coverage of the investment and other relevant factors. Under this system, investments with a grade of 4 involve the least amount of risk in our portfolio. This portfolio company is performing above expectations and the trends and risk factors are generally favorable, including a potential exit. Investments graded 3 involve a level of risk that is similar to the risk at the time of origination. This portfolio company is performing as expected and the risk factors are neutral to favorable. All new investments are initially assessed a grade of 3. Investments graded 2 involve a portfolio company performing below expectations and indicates that the investment risk has increased materially since origination. This portfolio company may be out of compliance with debt covenants, however, payments are generally not more than 120 days past due. For investments graded 2, our investment adviser increases procedures to monitor the portfolio company and will write down the fair value of the investment if it is deemed to be impaired. An investment grade of 1 indicates that the portfolio company is performing materially below expectations and that the investment risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Investments graded 1 are not anticipated to be repaid in full. Our investment adviser employs half-point increments to reflect underlying trends in portfolio company operating or financial performance, as well as the general outlook. As of March 31, 2009, the weighted average investment grade of the investments in our portfolio was 2.9 with 5.7% of total investments at amortized cost (or 2.0% at fair value) and eight loans were past due or on non-accrual status.

MANAGERIAL ASSISTANCE

              As a BDC, we offer, and must provide upon request, managerial assistance to our portfolio companies. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. We may receive fees for these services.

COMPETITION

              Our primary competition to provide financing to middle market companies include public and private funds, commercial and investment banks, commercial financing companies and private equity funds. Many of our competitors are substantially larger and have considerably greater financial and marketing resources than we do. For example, some competitors may have access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on us as a BDC.

              We use the industry information of Ares' investment professionals to which we have access to assess investment risks and determine appropriate pricing for our investments in portfolio companies. In addition, we believe that the relationships of the members of Ares Capital Management's investment committees and of the senior principals of Ares, enable us to learn about, and compete effectively for, financing opportunities with attractive middle market companies in the industries in which we seek to invest. The Ares' professionals' deep and long-standing direct sponsor relationships and the resulting proprietary transaction opportunities that these relationships often present, provide valuable insight and access to transactions and information. For additional information concerning the competitive risks we face, see "Risk Factors—Risks Relating to our Business—We operate in a highly competitive market for investment opportunities."

MARKET CONDITIONS

              Due to volatility in global markets, the availability of capital and access to capital markets has been limited. Until constraints on raising new capital ease, we intend to pursue other avenues of liquidity such as adjusting the pace of our investments, becoming more selective in evaluating investment opportunities, pursuing asset sales, and/or recycling lower yielding investments. We also intend to pursue additional opportunities to manage third party funds. As the global liquidity situation and market conditions evolve, we will continue to monitor and adjust our approach to funding accordingly. However, given the unprecedented nature of the volatility in the global markets, there can be no assurances that these activities will be successful. Moreover, if current levels of market disruption and volatility continue or worsen, we could face materially higher financing costs. Consequently, our operating strategy could be materially and adversely affected.

              Consistent with the depressed market conditions of the general economy, the stocks of BDCs as an industry have been trading at near historic lows as a result of concerns over liquidity, leverage restrictions and distribution requirements. As a result of the deterioration of the market, several of our peers are no longer active in the market and are winding down their investments, have defaulted on their indebtedness, have decreased their distributions to stockholders or have announced share repurchase programs. We cannot assure you that the market pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

              See "Risk Factors—Risks Relating to Our Business."

STAFFING

              We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of Ares Capital Management and Ares Administration, pursuant to the terms of the investment advisory and management agreement and the administration agreement. Each of our executive officers described under "Management" is an employee of Ares Administration and/or Ares Capital Management. Our day-to-day investment operations are managed by our investment adviser. Most of the services necessary for the origination and administration of our investment portfolio are provided by investment professionals employed by Ares Capital Management. Ares Capital Management has approximately 30 investment professionals who focus on origination and transaction development and the ongoing monitoring of our investments. See "Management—Investment Advisory and Management Agreement." In addition, we reimburse Ares Administration for our allocable portion of expenses incurred by it in performing its obligations under the administration agreement, including our allocable portion of the cost of our officers (including our chief compliance officer, chief financial officer, secretary and treasurer) and their respective staffs. See "Management—Administration Agreement."

PROPERTIES

              We do not own any real estate or other physical properties materially important to our operation. Our headquarters are currently located at 280 Park Avenue, 22nd Floor, Building East, New York, New York 10017. We rent the office space directly from a third party pursuant to a lease that expires on February 27, 2011. In addition, we have entered into a sublease with Ares Management whereby Ares Management subleases approximately 25% of certain office space for a fixed rent equal to 25% of the basic annual rent payable by us under this lease, plus certain additional costs and expenses.

LEGAL PROCEEDINGS

              Neither we nor Ares Capital Management are currently subject to any material legal proceedings.

PORTFOLIO COMPANIES

              Our investment adviser employs an investment rating system to categorize our investments. See "Business—Ongoing Relationships With and Monitoring of Portfolio Companies." As of March 31, 2009, the weighted average investment grade of the debt in our portfolio was 2.9 with 5.7% of total investments at amortized cost (or 2.0% at par value) and eight loans were past due or on non-accrual status. As of March 31, 2009, the weighted average yield of debt and income producing equity securities at fair value in our portfolio was approximately 12.10% (11.18% at amortized cost) (fair value is computed as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount on accruing debt divided by (b) total debt and income producing equity securities at fair value and amortized cost is computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, divided by (b) total debt and income producing securities at amortized cost included in such securities).

              The following table describes each of the businesses included in our portfolio and reflects data as of March 31, 2009. Percentages shown for class of investment securities held by us represent percentage of the class owned and do not necessarily represent voting ownership. Percentages shown for equity securities, other than warrants or options, represent the actual percentage of the class of security held before dilution. Percentages shown for warrants and options held represent the percentage of class of security we may own assuming we exercise our warrants or options before dilution.

              We have indicated by footnote portfolio companies (i) where we directly or indirectly own more than 25% of the outstanding voting securities of such portfolio company and, therefore, are presumed to be controlled by us under the Investment Company Act and (ii) where we directly or indirectly own 5% to 25% of the outstanding voting securities of such portfolio company or where we hold one or more seats on the portfolio company's board of directors and, therefore, are deemed to be an affiliated person under the Investment Company Act. We directly or indirectly own less than 5% of the outstanding voting securities of all other portfolio companies (or have no other affiliations with such portfolio companies) listed on the table. We offer to make significant managerial assistance to our portfolio companies. We may also receive rights to observe the meetings of our portfolio companies' boards of directors.

ARES CAPITAL CORPORATION AND SUBSIDIARIES
PORTFOLIO COMPANIES
As of March 31, 2009
(dollar amounts in thousands)

Company	Industry	Investment	Interest(1)	Maturity	% of Class Held	Fair Value
3091779 Nova Scotia Inc.	Baked goods	Junior secured loan	11.50% Cash, 1.50% PIK	11/3/2012		$10,642
1 Valleybrook Dr., Suite 203	manufacturer	Common stock warrants		11/3/2012	2.25%	$—	(2)
Don Mills, Ontario M3B 2S7
ADF Capital, Inc. & ADF Restaurant	Restaurant owner and	Senior secured revolving loan	5.75% (Base Rate + 2.50%/D)	11/27/2013		$1,485	(3)
Group, LLC	operator	Senior secured revolving loan	4.935% (Libor + 3.00% Cash,	11/27/2013		$1,827	(3)
165 Passaic Avenue			0.50% PIK/Q)
Fairfield, NJ 07004		Senior secured loan	9.935% (Libor + 7.50% Cash, 1.00% PIK/Q)	11/27/2012		$21,521
		Senior secured loan	9.935% (Libor + 7.50% Cash, 1.00% PIK/Q)	11/27/2012		$943
		Senior secured loan	9.935% (Libor + 7.50% Cash, 1.00% PIK/Q)	11/27/2012		$10,529
		Promissory note	10.00% PIK	11/27/2016		$12,406
		Common stock warrants			87.72%	$—	(2)
American Broadband Communications, LLC and	Broadband	Senior subordinated loan	18.00% (10.00% Cash,	11/7/2014		$32,680
American Broadband Holding Company	communication	Senior subordinated loan	8.00% PIK)	11/7/2014		$8,246
401 N. Tryon Street, 10th Floor	services	Common stock warrants	18.00% (10.00% Cash,		17.00%	$—	(2)
Charlotte, NC 28202			8.00% PIK)

Company	Industry	Investment	Interest(1)	Maturity	% of Class Held	Fair Value
American Renal Associates, Inc.	Dialysis provider	Senior secured loan	4.48% (Libor + 3.25%/Q)	12/31/2010		$1,443
5 Cherry Hill Drive, Suite 120		Senior secured loan	4.48% (Libor + 3.25%/Q)	12/13/2011		$5,705
Danvers, MA 01923		Senior secured loan	5.00% (Base Rate + 1.75%/D)	12/13/2011		$19
		Senior secured loan	4.48% (Libor + 3.25%/Q)	12/13/2011		$166
		Senior secured loan	4.48% (Libor + 3.25%/Q)	12/13/2011		$262
		Senior secured loan	4.69% (Libor + 3.25%/Q)	12/13/2011		$1,655
		Senior secured loan	4.69% (Libor + 3.25%/Q)	12/13/2011		$2,620
		Senior secured revolving loan	—	12/31/2010		$—	(4)
American Residential Services, LLC	Plumbing, heating	Junior secured loan	10.00% Cash, 2.00% PIK	4/1/2015		$18,280
860 Ridge Lake Blvd A3-1860	and air-conditioning
Memphis, TN 38120	services
AP Global Holdings, Inc.	Safety and security	Senior secured loan	5.02% (Libor + 4.50%/M)	10/26/2013		$7,247
1043 North 47th Avenue	equipment
Phoenix, AZ 85043	manufacturer
Apple & Eve, LLC and US Juice Partners, LLC(19)	Juice manufacturer	Senior secured revolving loan	6.51% (Libor + 6.00%/M)	10/1/2013		$2,760	(5)
2 Seaview Blvd		Senior secured revolving loan	6.94% (Libor + 6.00%/B)	10/1/2013		$4,140	(5)
Port Washington, NY 11050		Senior secured revolving loan	6.95% (Libor + 6.00%/M)	10/1/2013		$2,300	(5)
		Senior secured revolving loan	6.97% (Libor + 6.00%/M)	10/1/2013		$2,300	(5)
		Senior secured loan	6.96% (Libor + 6.00%/M)	10/1/2013		$8,689
		Senior secured loan	6.96% (Libor + 6.00%/M)	10/1/2013		$18,327
		Senior secured loan	6.96% (Libor + 6.00%/M)	10/1/2013		$10,982
		Senior units			8.74%	$2,500
Apogee Retail, LLC	For-profit thrift	Senior secured revolving loan	7.25% (Base Rate + 4.00%/D)	3/27/2012		$1,170	(6)
1387 Cope Ave E	retailer	Senior secured loan	12.00% Cash, 4.00% PIK	11/28/2012		$11,070
Maplewood, MN 55109		Senior secured loan	8.71% (Libor + 5.25%/M)	3/27/2012		$2,025
		Senior secured loan	8.71% (Libor + 5.25%/M)	3/27/2012		$21,626
		Senior secured loan	8.71% (Libor + 5.25%/M)	3/27/2012		$10,349
		Senior secured loan	6.49% (Libor + 5.25%/Q)	3/27/2012		$4,291
Arrow Group Industries, Inc.	Residential and	Senior secured loan	6.46% (Libor + 5.00%/Q)	4/1/2010		$5,335
1680 Route 23 North	outdoor shed
Wayne, NJ 07470	manufacturer
Athletic Club Holdings, Inc.	Premier health club	Senior secured loan	5.02% (Libor + 4.50%/M)	10/11/2013		$880
5201 East Tudor Road	operator	Senior secured loan	8.88% (Libor + 4.50%/S)	10/11/2013		$1,540
Anchorrage, AL 99507		Senior secured loan	5.02% (Libor + 4.50%/M)	10/11/2013		$10,998
		Senior secured loan	5.02% (Libor + 4.50%/M)	10/11/2013		$10,117
		Senior secured loan	6.75% (Base Rate + 3.50%/Q)	10/11/2013		$3
		Senior secured loan	6.75% (Base Rate + 3.50%/Q)	10/11/2013		$3
AWTP, LLC	Water treatment	Junior secured loan	11.5% (Libor + 7.50% Cash,	12/22/2012		$241
2080 Lunt Avenue	services		1.00% PIK/D)
Elk Grove Village, IL 60007		Junior secured loan	11.5% (Libor + 7.50% Cash, 1.00% PIK/D)	12/22/2012		$1,811
		Junior secured loan	13.48% (Libor + 7.50% Cash, 1.00% PIK/A)	12/22/2012		$483
		Junior secured loan	13.48% (Libor + 7.50% Cash, 1.00% PIK/A)	12/22/2012		$3,622
		Junior secured loan	11.35% (Libor + 7.50% Cash, 1.00% PIK/A)	12/22/2012		$241
		Junior secured loan	11.35% (Libor + 7.50% Cash, 1.00% PIK/A)	12/22/2012		$1,811
Best Brands Corporation	Baked goods	Senior secured loan	7.75% (Libor + 5.00% Cash,	12/12/2012		$12,407
1765 Yankee Doodle Road	manufacturer		2.25% PIK/M)
Eagan, MN 55121		Junior secured loan	10.00% Cash, 8.00% PIK	6/30/2013		$4,196
		Junior secured loan	10.00% Cash, 8.00% PIK	6/30/2013		$25,532
		Junior secured loan	10.00% Cash, 8.00% PIK	6/30/2013		$11,795
Booz Allen Hamilton, Inc.	Strategy and	Senior secured loan	7.50% (Libor + 4.50%/S)	7/31/2015		$728
8283 Greensboro Drive	technology consulting	Senior subordinated loan	11.00% Cash, 2.00% PIK	7/31/2016		$20,160
McLean, VA 22102	services	Senior subordinated loan	11.00% Cash, 2.00% PIK	7/31/2016		$225
Bumble Bee Foods, LLC and BB Co-Invest LP	Canned seafood	Senior subordinated loan	16.25% (12.00% Cash, 4.25%	11/18/2015		$31,100
9655 Granite Ridge Dr. Suite 100	manufacturer	Common stock	Optional PIK)		2.16%	$4,000
San Diego, CA 92123
Campus Management Corp. and Campus	Education software	Senior secured loan	10.00 Cash, 3.00% PIK	8/8/2013		$8,221
Management Acquisition Corp.(19)	developer	Senior secured loan	10.00 Cash, 3.00% PIK	8/8/2013		$25,299
c/o Leeds Equity Partners, LLC		Senior secured loan	10.00 Cash, 3.00% PIK	8/8/2013		$8,946
350 Park Avenue, 23rd Floor		Preferred stock	8.00% PIK		14.62%	$12,177
New York, NY 10022
Canon Communications LLC	Print publications	Junior secured loan	12.17% (Libor + 10.75%/M)	11/30/2011		$11,138
11444 W. Olympic Blvd.	services	Junior secured loan	12.17% (Libor + 10.75%/M)	11/30/2011		$11,350
Los Angeles, CA 90064

Company	Industry	Investment	Interest(1)	Maturity	% of Class Held	Fair Value
Capella Healthcare, Inc.	Acute care hospital	Junior secured loan	13.00%	2/28/2016		$55,200
Two Corporate Center, Suite 200	operator	Junior secured loan	13.00%	2/28/2016		$23,000
501 Corporate Center Drive
Franklin, TN 37067
Carador, PLC(19)	Investment company	Ordinary shares			5.08%	$2,666
Georges Quay House
43 Townend Street
Dublin 2, Ireland
CT Technologies Intermediate Holdings, Inc. and	Healthcare analysis	Preferred stock	14.00% PIK		20.00%	$7,312
CT Technologies Holdings, LLC(19)	services	Common stock			5.90%	$5,382
8901 Farrow Rd		Common stock			20.00%	$—
Columbia, SC 29203
Charter Baking Company, Inc.	Baked goods	Senior subordinated note	12.00% PIK	2/6/2013		$5,704
3300 Walnut Street	manufacturer	Preferred stock			3.05%	$2,500
Unit C
Boulder, CO 80301
CIC Flex, LP	Investment	Limited partnership units			14.28%	$34
60 South Sixth Street, Suite 3720	partnership
Minneapolis, MN 55402
Covestia Capital Partners, LP	Investment	Limited partnership interest			46.67%	$1,059
11111 Santa Monica Blvd , Suite 1620	partnership
Los Angeles, CA 90025
Courtside Acquisition Corp.	Community	Senior subordinated loan	17.00% PIK	6/29/2014		$1,715
1700 Broadway	newspaper publisher
New York, NY 10019
Direct Buy Holdings, Inc. and Direct Buy	Membership-based	Senior secured loan	5.46% (Libor + 4.50%/B)	11/30/2012		$1,824
Investors LP(19)	buying club franchisor	Partnership interests			19.31%	$4,000
8450 Broadway	and operator
Merrillville, IN 46410
Diversified Collection Services, Inc.	Collections services	Senior secured loan	8.00% (Libor + 4.75%/M)	8/4/2011		$10,787
333 North Canyons Pkwy.		Senior secured loan	8.00% (Libor + 4.75%/M)	8/4/2011		$3,839
Livermore, CA 94551		Senior secured loan	10.75% (Libor + 7.50%/M)	2/4/2011		$1,745
		Senior secured loan	10.75% (Libor + 7.50%/M)	8/4/2011		$6,769
		Preferred stock			0.56%	$109
		Common stock			0.56%	$414
DSI Renal, Inc.	Dialysis provider	Senior secured revolving loan	6.25% (Base Rate + 3.00%/D)	3/31/2013		$127	(7)
511 Union Street Suite 1800		Senior secured revolving loan	5.50% (Libor + 5.00%/M)	3/31/2013		$3,168	(7)
Nashville, TN 37219		Senior secured revolving loan	5.47% (Libor + 5.00%/M)	3/31/2013		$1,008	(7)
		Senior secured revolving loan	5.56% (Libor + 5.00%/M)	3/31/2013		$1,037	(7)
		Senior secured revolving loan	5.56% (Libor + 5.00%/M)	3/31/2013		$1,440	(7)
		Senior subordinated note	16.00% PIK	4/7/2014		$22,742
		Senior subordinated note	16.00% PIK	4/7/2014		$20,982
		Senior subordinated note	16.00% PIK	4/7/2014		$9,385
ELC Acquisition Corporation	Developer,	Senior secured loan	4.27% (Libor + 3.75%/M)	11/29/2012		$156
2 Lower Ragsdale Drive	manufacturer and	Junior secured loan	7.52% (Libor + 7.00%/M)	11/29/2013		$7,083
Monterey, CA 93940	retailer of educational products
Emerald Performance Materials, LLC	Polymers and	Senior secured loan	8.25% (Libor + 4.25%/A)	5/22/2011		$8,296
2020 Front Street, Suite 100	performance	Senior secured loan	8.25% (Libor + 4.25%/M)	5/22/2011		$432
Cuyahoga Falls, OH 44221	materials	Senior secured loan	8.25% (Libor + 4.25%/A)	5/22/2011		$493
	manufacturer	Senior secured loan	10.00% (Libor + 6.00%/A)	5/22/2011		$1,401
		Senior secured loan	10.00% (Libor + 6.00%/A)	5/22/2011		$75
		Senior secured loan	10.00% Cash, 3.00% PIK	5/22/2011		$4,362
		Senior secured loan	10.00% Cash, 3.00% PIK	5/22/2011		$232
Encanto Restaurants, Inc.	Restaurant owner and	Junior secured loan	7.50% Cash, 3.50% PIK	8/2/2013		$19,389
c/o Harvest Partners, Inc.	operator	Junior secured loan	7.50% Cash, 3.50% PIK	8/2/2013		$3,693
280 Park Avenue, 33rd Floor
New York, NY 10017
Firstlight Financial Corporation(19)	Investment company	Senior subordinated loan	8.00% PIK	12/31/2016		$64,160
1700 E. Putnum Ave.		Common stock			20.00%	$—
Old Greenwich, CT 06870		Common stock			100.00%	$—
GCA Services Group, Inc.	Custodial services	Senior secured loan	12.00%	12/31/2011		$23,927
1350 Euclid Ave, Suite 1500		Senior secured loan	12.00%	12/31/2011		$2,838
Cleveland, OH 44115		Senior secured loan	12.00%	12/31/2011		$10,706
GG Merger Sub I, Inc.	Drug testing services	Senior secured loan	5.32% (Libor + 4.00%/Q)	12/13/2014		$9,630
4130 Parklake Avenue, Suite 400		Senior secured loan	5.32% (Libor + 4.00%/Q)	12/13/2014		$10,200
Raleigh, NC 27612

Company	Industry	Investment	Interest(1)	Maturity	% of Class Held	Fair Value
Growing Family, Inc. and GFH Holdings, LLC	Photography services	Senior secured revolving loan	8.42% (Libor + 3.00% Cash,	8/23/2011		$454	(8)
3613 Mueller Road			4.00% PIK/M)
Saint Charles, MO 63301		Senior secured loan	13.84% (Libor + 3.50% Cash, 6.00% PIK/Q)	8/23/2011		$3,355
		Senior secured loan	11.25% (Libor + 3.50% Cash, 6.00%PIK/D)	8/23/2011		$111
		Senior secured loan	16.34% (Libor + 6.00% Cash, 6.00% PIK/Q)	8/23/2011		$1,073
		Senior secured loan	18.00% (Libor + 6.00% Cash, 6.00% PIK/Q)	8/23/2011		$44
		Common stock			8.43%	$—
HB&G Building Products	Synthetic and wood	Senior subordinated loan	13.00% Cash, 6.00% PIK	3/7/2011		$896
P.O. Box 589	product manufacturer	Common stock			2.39%	$—
Troy, AL 36081		Warrants to purchase common stock			3.89%	$—	(2)
HCP Acquisition Holdings, LLC	Healthcare	Class A units			26.06%	$6,125
c/o Halyard Capital Fund II, LP(20)	compliance advisory
600 Fifth Avenue, 17th Floor	services
New York, NY 10020
Heartland Dental Care, Inc.	Dental services	Senior subordinated note	11.00% Cash, 3.25% PIK	7/30/2014		$32,717
1200 Network Centre Drive, Suite 2
Effingham, IL 62401
Dufry AG (fka Hudson Group, Inc. and Advent-	Retail newstand	Common stock			0.67%	$589
Hudson, LLC)	operator
Hardstrasse 95
CH—4020 Basel
Switzerland
ILC Industries, Inc.	Industrial products	Junior secured loan	11.50%	8/24/2012		$12,000
105 Wilbur Place	provider
Bohemia, NY 11716
Imperial Capital Group, LLC and Imperial Capital	Investment banking	Limited partnership interest			80.00%	$790
Private Opportunitites, LP(19)	services	Common units			5.00%	$14,997
2000 Avenue of the Stars, 9th Floor S		Common units			5.00%	$3
Los Angeles, CA 90067		Common units			4.99%	$—
Industrial Container Services, LLC(19)	Industrial container	Senior secured revolving loan	4.52% (Libor + 4.00%/M)	9/30/2011		$1,202	(9)
1540 Greenwood Avenue	manufacturer,	Senior secured loan	4.52% (Libor + 4.00%/S)	9/30/2011		$16
Montebello, CA 90640	reconditioner and	Senior secured loan	4.52% (Libor + 4.00%/M)	9/30/2011		$488
	servicer	Senior secured loan	4.52% (Libor + 4.00%/M)	9/30/2011		$7,477
		Senior secured loan	4.56% (Libor + 4.00%/M)	9/30/2011		$83
		Senior secured loan	4.56% (Libor + 4.00%/M)	9/30/2011		$1,269
		Senior secured loan	4.56% (Libor + 4.00%/M)	9/30/2011		$255
		Senior secured loan	4.56% (Libor + 4.00%/M)	9/30/2011		$3,908
		Senior secured loan	4.53% (Libor + 4.00%/M)	9/30/2011		$102
		Senior secured loan	4.53% (Libor + 4.00%/M)	9/30/2011		$1,563
		Common stock			8.88%	$9,100
Innovative Brands, LLC	Consumer products	Senior secured loan	14.50%	9/22/2011		$9,823
4729 East Union Hills Drive, Suite #103	and personal care	Senior secured loan	14.50%	9/22/2011		$9,067
Phoenix, AZ 85050	manufacturer
Instituto de Banca y Comercio, Inc.	Private school	Senior secured loan	8.50% (Libor + 6.00%/M)	3/15/2014		$12,000
Calle Santa Ana 1660	operator	Senior secured loan	8.50% (Libor + 6.00%/M)	3/15/2014		$7,247
Santurce, PR 00909-2309		Senior secured loan	8.50% (Libor + 6.00%/M)	3/15/2014		$4,975
		Senior secured loan	8.50% (Libor + 6.00%/M)	3/15/2014		$11,790
		Senior subordinated loan	10.50% Cash, 3.50% PIK	6/15/2014		$40,309
		Senior secured revolving loan	—	3/15/2014		$—	(10)
		Preferred stock			3.83%	$2,146
		Common stock			3.70%	$214
		Preferred stock			4.00%	$1,820
		Common stock			4.00%	$1,820
Investor Group Services, LLC(19)	Financial services	Senior secured revolving loan	6.72% (Libor + 5.50%/Q)	6/22/2011		$500	(11)
2020 Front Street, Suite 100		Limited liability company			10.00%	$500
Boston, MA 02116		membership interest
Ivy Hill Middle Market Credit Fund, Ltd.(20)	Investment company	Class B deferrable interest	7.25% (Libor + 6.00%/Q)	11/20/2018		$36,000
2000 Avenue of the Stars, 12th Floor		notes
Los Angeles, CA 90067		Subordinated notes			25.00%	$14,400
The Kenan Advantage Group, Inc.	Fuel transportation	Senior subordinated notes	9.50% Cash, 3.50% PIK	12/16/2013		$24,217
4895 Dressler Road, N.W. #100	provider	Senior secured loan	3.52% (Libor + 3.00%/M)	12/16/2011		$2,177
Canton, OH 44718		Preferred stock	8.00% PIK		1.15%	$1,476
		Common stock			1.15%	$41

Company	Industry	Investment	Interest(1)	Maturity	% of Class Held	Fair Value
Lakeland Finance, LLC	Private school	Senior secured note	11.50%	12/15/2012		$17,280
590 Peter Jefferson Parkway, Suite 30	operator	Senior secured note	11.50%	12/15/2012		$14,400
Charlottesville, VA 22911
LVCG Holdings LLC(20)	Commericial printer	Membership interests			56.53%	$7,651
c/o The Decatur Group LLC
600 Seventeenth Street, Suite 2800
Denver, CO 80202
Mactec, Inc.	Engineering and	Class B-4 stock			0.01%	$—
1105 Sanctuary Parkway, Suite 300	environmental	Class C stock			38.47%	$150
Alpharetta, GA 30004	services
Magnacare Holdings, Inc., Magnacare	Healthcare	Senior subordinated note	12.75% Cash, 2.00% PIK	1/20/2013		$4,614
Administrative Services, LLC, and Magnacare, LLC	professional provider
825 East Gate Blvd.
Garden City, NY 11530
Making Memories Wholesale, Inc.(19)	Scrapbooking	Senior secured loan	8.25% (Base Rate + 5.00%/D)	3/31/2011		$10,968
1168 West 500 North	branded products	Senior subordinated loan	12.00% Cash, 4.00% PIK	5/6/2012		$—
Centerville, UT 84014	manufacturer	Preferred stock			8.73%	$—
		Senior secured revolving loan	—	3/31/2011		$—	(12)
MPBP Holdings, Inc., Cohr Holdings, Inc. and MPBP	Healthcare	Junior secured loan	9.19% (Libor + 6.25%/Q)	1/31/2014		$7,000
Acquisition Co., Inc.	equipment services	Junior secured loan	9.19% (Libor + 6.25%/Q)	1/31/2014		$4,200
21540 Plummer Street		Common stock			2.50%	$—
Chatsworth, CA 91311
MWD Acquisition Sub, Inc.	Dental services	Junior secured loan	6.78% (Libor + 6.25%/M)	5/3/2013		$4,100
680 Hehli Way
PO Box 69
Mondovi, WI 54755
National Print Group, Inc.	Printing management	Senior secured revolving loan	8.25% (Base Rate + 5.00%/D)	3/2/2012		$377	(13)
2464 Amicola Highway	services	Senior secured revolving loan	9.00% (Base Rate + 6.00%/S)	3/2/2012		$1,370	(13)
Chattanooga, TN 37406		Senior secured loan	14.25% (Base Rate + 5.00 Cash, 6.00% PIK/D)	3/2/2012		$5,283
		Senior secured loan	15.00% (Base Rate + 5.00 Cash, 6.00% PIK/D)	3/2/2012		$1,166
		Preferred stock			5.17%	$—
NPA Acquisition, LLC	Powersport vehicle	Junior secured loan	7.31% (Libor + 6.75%/M)	2/24/2013		$12,000
c/o Transportation Resources Partners, L.P.	auction operator	Common units			1.94%	$2,300
13175 Gregg Street
Poway, CA 92064
OnCURE Medical Corp.	Radiation oncology	Senior secured loan	4.06% (Libor + 3.50%/M)	2/17/2011		$2,713
610 Newport Center Drive, Suite 650	care provider	Senior subordinated note	11.00% Cash, 1.50% PIK	8/18/2013		$28,935
Newport Beach, CA 92660		Senior subordinated note	11.00% Cash, 1.50% PIK	8/18/2013		$109
		Common stock			3.38%	$3,000
OTG Management, Inc.	Airport restaurant	Junior secured loan	18.00% (Libor + 11.00% Cash,	6/11/2013		$14,383
One International Plaza, Suite 130	operator	Warrants to purchase	4.00% PIK/Q)		40.54%	$—	(2)
Philadelphia, PA 19113		common stock
Partnership Capital Growth Fund I, LP	Investment	Limited partnership interest			25.00%	$2,634
One Embarcadero, Suite 3810	partnership
San Francisco, CA 94111
Passport Health Communications, Inc., Passport	Healthcare	Senior secured loan	10.50% (Libor + 7.50%/S)	5/9/2014		$12,613
Holding Corp. and Prism Holding Corp.	technoloby provider	Senior secured loan	10.50% (Libor + 7.50%/S)	5/9/2014		$11,642
720 Cool Springs Blvd., Suite 450		Series A preferred stock			4.31%	$9,900
Franklin, TN 37067		Common stock			4.31%	$100
PG Mergersub, Inc.	Provider of patient	Senior subordinated loan	12.50%	3/15/2016		$4,700
c/o Vestar Capital Partners V, LP	surveys, management	Preferred stock			0.13%	$333
245 Park Avenue, 41st Floor	reports and	Common stock			0.13%	$167
New York, NY 10167	national databases for the integrated healthcare delivery system
Pillar Holdings LLC and PHL Holding Co.(19)	Mortgage services	Senior secured revolving loan	6.02% (Libor + 5.50%/M)	11/20/2013		$375	(14)
220 Northpointe Parkway, Suite G		Senior secured revolving loan	6.02% (Libor + 5.50%/M)	11/20/2013		$938	(14)
Buffalo, NY 14228		Senior secured loan	14.50%	5/20/2014		$7,375
		Senior secured loan	6.02% (Libor + 5.50%/M)	11/20/2013		$17,202
		Senior secured loan	6.02% (Libor + 5.50%/B)	11/20/2013		$10,737
		Common stock			8.48%	$5,267
Planet Organic Health Corp.	Organic grocery store	Junior secured loan	7.97% (Libor + 7.50%/M)	7/3/2014		$811
7917 - 104 Street	operator	Junior secured loan	7.97% (Libor + 7.50%/M)	7/3/2014		$9,660
Edmonton Alberta Canada TGE 4E1		Senior subordinated loan	11.00% Cash, 2.00% PIK	7/3/2012		$10,152

Company	Industry	Investment	Interest(1)	Maturity	% of Class Held	Fair Value
Primis Marketing Group, Inc.	Database marketing	Senior subordinated note	11.00% Cash, 2.50% PIK	2/27/2013			$1,022
and Primis Holdings, LLC(19)	services	Preferred units			8.02%		$—
c/o Pcap Managers, LLC		Common units			7.38%		$—
75 State Street, 26th Floor
Boston, MA 02109
Prommis Solutions, LLC, E-Default Services, LLC,	Bankruptcy and	Senior subordinated note	11.50% Cash, 2.00% PIK	2/23/2014			$24,847
Statewide Tax and Title Services, LLC & Statewide	foreclosure processing	Senior subordinated note	11.50% Cash, 2.00% PIK	2/23/2014			$24,928
Publishing Services, LLC (formerly known as MR	services	Preferred stock			3.28%		$5,636
Processing Holding Corp.)
1544 Old Alabama Road
Roswell, GA 30076
Qualitor, Inc.	Automotive	Senior secured loan	5.22% (Libor + 4.00%/Q)	12/31/2011			$1,664
24800 Denso Drive, Suite 255	aftermarket	Junior secured loan	8.22% (Libor + 7.00%/Q)	12/31/2011			$4,750
Southfield, MI 48034	components supplier
R2 Acquisition Corp.	Marketing services	Common stock			0.33%		$250
Modern Media Building
207 NW Park Ave
Portland, OR 97209
R3 Education, Inc. (formerly known as Equinox EIC	Medical school	Senior secured revolving loan	8.25% (Base Rate + 5.00%/D)	12/31/2012			$1,764	(15)
Partners, LLC and MUA Management	operator	Senior secured revolving loan	8.25% (Base Rate + 5.00%/D)	12/31/2012			$1,715	(15)
Company, Ltd.)(20)		Senior secured revolving loan	6.48% (Libor + 6.00%/M)	12/31/2012			$2,940	(15)
1750 W. Broadway St. #222		Senior secured revolving loan	6.48% (Libor + 6.00%/M)	12/31/2012			$980	(15)
Oviedo, FL 32765		Senior secured loan	6.52% (Libor + 6.00%/M)	12/31/2012			$2,363
		Senior secured loan	6.52% (Libor + 6.00%/M)	12/31/2012			$13,830
		Senior secured loan	6.55% (Libor + 6.00%/M)	12/31/2012			$7,179
		Common membership interest			26.27%		$20,785
		Preferred stock			6.56%		$200
RedPrairie Corporation	Software	Junior secured loan	7.74% (Libor + 6.50%/Q)	1/20/2013			$2,970
c/o Francisco Partners	manufacturer	Junior secured loan	7.74% (Libor + 6.50%/Q)	1/20/2013			$10,800
2882 Sand Hill Road, Suite 280
Menlo Park, CA 94045
Reflexite Corporation(20)	Developer and	Senior subordinated loan	12.50% Cash, 4.00% PIK	2/27/2015			$16,203
120 Darling Drive	manufacturer of	Common stock			39.49%		$27,435
Avon, CT 06001	high-visibility reflective products
Savers, Inc. and SAI Acquisition Corporation	For-profit thrift	Senior subordinated note	10.00% Cash, 2.00% PIK	8/11/2014			$5,576
11400 SE 6th St. Suite 220	retailer	Senior subordinated note	10.00% Cash, 2.00% PIK	8/11/2014			$20,516
Bellevue, WA 98004		Common stock			3.44%		$5,301
						$
Saw Mill PCG Partners LLC	Precision components	Common units			66.67%		$—
31005 Solon Road	manufacturer
Solon, OH 44139
The Schumacher Group of Delaware, Inc.	Outsourced physician	Senior subordinated loan	11.125% Cash, 2.50% PIK	7/31/2012			$35,784
200 Corporate Blvd., Suite 201	service provider
Lafayette, LA 70308
Shoes for Crews, LLC	Safety footwear and	Senior secured revolving loan	5.25% (Base Rate + 2.00%/D)	7/6/2010			$1,000	(16)
1400 Centerpark Blvd., Suite 310	slip-related mat	Senior secured loan	5.31% (Libor + 3.50%/S)	7/6/2010			$572
West Palm Beach, FL 33401	manufacturer
Sigma International Group, Inc.	Water treatment parts	Junior secured loan	8.00% (Libor + 7.50%/M)	10/10/2013			$1,558
700 Goldman Drive	manufacturer	Junior secured loan	8.00% (Libor + 7.50%/M)	10/10/2013			$3,400
Cream Ridge, NJ 08514		Junior secured loan	8.00% (Libor + 7.50%/M)	10/10/2013			$2,338
		Junior secured loan	8.00% (Libor + 7.50%/M)	10/10/2013			$5,100
		Junior secured loan	8.00% (Libor + 7.50%/M)	10/10/2013			$779
		Junior secured loan	8.00% (Libor + 7.50%/M)	10/10/2013			$1,700
Summit Business Media, LLC	Business media	Junior secured loan	9.00% (Libor + 5.75%/M)	11/3/2013			$5,000
375 Park Avenue	consulting services
New York, NY 10152-0002
The Teaching Company, LLC and The Teaching	Education	Senior secured loan	10.50%	9/29/2012			$17,100
Company Holdings, Inc.	publications provider	Senior secured loan	10.50%	9/29/2012			$9,500
4151 Lafayette Center Drive, No. 100		Preferred stock	8.00%		3.64%		$2,997
Chantilly, VA 20151		Common stock			3.64%		$3

Company	Industry	Investment	Interest(1)	Maturity	% of Class Held	Fair Value
Thermal Solutions LLC and TSI Group, Inc.	Thermal management	Senior secured loan	4.02% (Libor + 3.50%/M)	3/21/2011		$759
94 Tide Mill Road	and electronics	Senior secured loan	4.48% (Libor + 4.00%/Q)	3/21/2012		$2,509
Hampton, NH 03842	packaging	Senior subordinated notes	11.50% Cash, 2.75% PIK	3/27/2012		$2,057
	manufacturer	Senior subordinated notes	11.50% Cash, 2.75% PIK	3/27/2012		$3,247
		Senior subordinated notes	11.50% Cash, 2.50% PIK	3/21/2012		$2,615
		Preferred stock			1.31%	$716
		Common stock			1.31%	$15
Things Remembered, Inc. and TRM Holdings	Personalized gifts	Senior secured loan	6.50%, 1.00% PIK Option	9/29/2012		$3,154
Corporation	retailer	Senior secured loan	6.50%, 1.00% PIK Option	9/29/2012		$17,707
5500 Avion Park Drive		Senior secured loan	6.50%, 1.00% PIK Option	9/29/2012		$2,175
Highland Heights, OH 44143		Senior secured loan	6.50%, 1.00% PIK Option	9/29/2012		$5,113
		Prefered stock			4.12%	$—
		Common stock			4.12%	$—
		Warrants to purchase common shares			47.62%	$—	(2)
		Warrants to purchase prefferred shares			49.61%	$—	(2)
		Senior secured revolving loan	—	9/29/2012		$—	(17)
The Thymes, LLC(20)	Cosmetic products	Preferred stock	8.00% PIK		78.54%	$5,150
629 9th Street SE	manufacturer	Common stock			55.45%	$—
Minneapolis, MN 55414
Triad Laboratory Alliance, LLC	Laboratory services	Senior secured loan	4.47% (Libor + 3.25%/Q)	12/23/2011		$2,269
4380 Federal Drive, Suite 100		Senior subordinated note	12.00% Cash, 1.75% PIK	12/23/2012		$14,958
Greensboro, NC 27410
Trivergance Capital Partners, LP	Investment	Limited partnership interest			100.00%	$1,060
2200 Fletcher Avenue, 4th Floor	partnership
Fort Lee , NJ 07024
UL Holding Co., LLC	Petroleum product	Senior secured loan	7.86% (Libor + 6.63% / Q)	12/24/2012		$10,670
2824 N Ohio	manufacturer	Senior secured loan	11.75%	12/24/2012		$2,910
Wichita, KS 67201		Senior secured loan	11.75%	12/24/2012		$970
		Common units			100.00%	$500
		Common units			0.97%	$—
		Senior secured revolving loan	—	12/24/2012		$—	(18)
Universal Trailer Corporation	Livestock and	Common stock			4.65%	$—
11590 Century Blvd., Suite 103	specialty trailer
Cincinnati, OH 45246	manufacturer
Vistar Corporation and Wellspring Distribution Corp.	Food service	Senior subordinated loan	13.50%	5/23/2015		$46,680
12650 East Arapahoe Road	distributor	Senior subordinated loan	13.50%	5/23/2015		$24,000
Centennial, CO 80112		Class A non-voting common stock			33.33%	$3,490
VOTC Acquisition Corp.	Radiation oncology	Senior secured loan	11.00% Cash, 2.00% PIK	7/31/2012		$3,154
1500 Rosecrans Ave, Suite 400	care provider	Senior secured loan	11.00% Cash, 2.00% PIK	7/31/2012		$14,000
Manhattan Beach, CA 90266		Series E preferred shares			17.50%	$5,599
VSC Investors LLC	Investment company	Membership interest			4.63%	$281
401 Vance Street
VSS-Tranzact Holdings, LLC(19)	Management	Common membership			85.10%	$6,000
350 Park Avenue	consulting services	interest
New York, NY 10022
Waste Pro USA, Inc.	Waste management	Senior subordinated loan	13.75%	11/9/2013		$25,000
2101 West State Road 434, Suite 315	services	Preferred stock	14.00% PIK		0.08%	$15,000
Longwood, FL 32779		Common stock warrants		11/9/2013	2.90%	$6,827	(2)
Wastequip, Inc.(19)	Waste management	Senior subordinated loan	10.00% Cash, 2.00% PIK	2/5/2015		$6,496
25800 Science Park Drive, Suite 140	equipment	Common stock			5.34%	$—
Beachwood, OH 44122	manufacturer
Wear Me Apparel, LLC(19)	Clothing	Senior subordinated notes	17.50% PIK	4/2/2013		$12,055
31 W 34th Street	manufacturer	Common stock			12.30%	$—
New York, NY 10001-3009
Web Services Company, LLC	Laundry service and	Senior subordinated loan	11.50% Cash, 2.50% PIK	8/29/2016		$16,981
3690 Redondo Beach Ave.	equipment provider	Senior subordinated loan	11.50% Cash, 2.50% PIK	8/29/2016		$24,051
Redondo Beach, CA 90278
Wyle Laboratories, Inc. and Wyle Holdings, Inc.	Provider of	Junior secured loan	8.96% (Libor + 7.50%/Q)	7/17/2014		$15,200
1960 E. Grand Ave., Suite 900	specialized	Junior secured loan	8.96% (Libor + 7.50%/Q)	7/17/2014		$11,400
El Segundo, CA 90245-5023	engineering, scientific and technical services	Common stock			0.82%	$1,680

Company	Industry	Investment	Interest(1)	Maturity	% of Class Held	Fair Value
X-rite, Incorporated	Artwork software	Junior secured loan	14.38% (Libor + 11.38%/Q)	7/31/2013		$3,097
3100 44th Street SW	manufacturer	Junior secured loan	14.38% (Libor + 11.38%/Q)	7/31/2013		$7,743
Grandville, MI 49418		Junior secured loan	14.38% (Libor + 11.38%/D)	7/31/2013		$1
		Junior secured loan	14.38% (Libor + 11.38%/D)	7/31/2013		$1

Total						$1,969,104

(1)
All interest is payable in cash unless otherwise indicated. A majority of the variable rate loans to our portfolio companies bear interest at a rate that may be determined by reference to either LIBOR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), at the borrower's option, which resets daily (D), monthly (M), bi-monthly (B), quarterly (Q) or semi-annually (S). For each such loan, we have provided the current interest rate in effect as of March 31, 2009.

(2)
Percentages shown for warrants or convertible preferred stock held represents the percentages of common stock we may own on a fully diluted basis, assuming we exercise our warrants or convert our preferred stock to common stock.

(3)
$815 of total commitment of $5,000 for the revolver reamins unfunded as of March 31, 2009.

(4)
Total commitment of $3,278 remains unfunded as of March 31, 2009.

(5)
$0 of total commitment of $12,500 remains unfunded as of March 31, 2009.

(6)
$6,632 of total commitment of $7,802 remains unfunded as of March 31, 2009.

(7)
$0 of total commitment of $8,000 remains unfinded as of March 31, 2009.

(8)
$0 of total commitment of $5,000 remains unfunded as of March 31, 2009.

(9)
$11,698 of total commitment of $15,696 remains unfunded as of March 31, 2009.

(10)
$14,118 of total commitment of $23,000 remains unfunded as of March 31, 2009.

(11)
$1,750 of total commitment of $2,500 remains unfunded as of March 31, 2009.

(12)
$0 of total commitment of $2,500 remains unfunded as of March 31, 2009.

(13)
$2,237 of total commitment of $4,565 remains unfunded as of March 31, 2009.

(14)
$1,792 of total commitment of $3,750 remains unfunded as of March 31, 2009.

(15)
$24,950 of total commitment of $32,500 remains unfunded as of March 31, 2009.

(16)
$4,833 of total commitment of $5,833 remains ufnunded as of March 31, 2009.

(17)
Total commitment of $5,000 remains unfunded as of March 31, 2009.

(18)
Total commitment of $10,000 remains unfunded as of March 31, 2009.

(19)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities.

(20)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). In addition, as defined in the Investment Company Act, we "Control" this portfolio company because we own more than 25% of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement).

              None of the portfolio companies in which we have made investments represent 5% or greater of our total assets as of March 31, 2009.

MANAGEMENT

              Our business and affairs are managed under the direction of our board of directors. The responsibilities of the board of directors include, among other things, the quarterly valuation of our assets. The board of directors currently consists of seven members, four of whom are not "interested persons" of Ares Capital as defined in Section 2(a)(19) of the Investment Company Act. We refer to these individuals as our independent directors. Our board of directors elects our officers, who will serve at the discretion of the board of directors. The board of directors maintains an audit committee and nominating committee, and may establish additional committees from time to time as necessary.

EXECUTIVE OFFICERS AND BOARD OF DIRECTORS

              Under our charter (as amended, the "charter") and bylaws (as amended, the "bylaws" and, together with the charter, our "charter documents"), our directors are divided into three classes. Directors are elected for staggered terms of three years each, with the term of office of only one of these three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies.

Directors

              Information regarding the board of directors is as follows:

Name	Age	Position	Director Since	Expiration of Term
Independent Directors
Douglas E. Coltharp	48	Director	2004	2011
Frank E. O'Bryan	75	Director	2005	2010
Gregory W. Penske	46	Director	2009	2012
Eric B. Siegel	51	Director	2004	2010
Interested Directors
Michael J. Arougheti	36	President and Director	2009	2011
Robert L. Rosen	62	Director	2004	2012
Bennett Rosenthal	45	Chairman and Director	2004	2012

              The address for each director is c/o Ares Capital Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

Executive officers who are not directors

              Information regarding our executive officers who are not directors is as follows:

Name	Age	Position
Richard S. Davis	50	Chief Financial Officer
Merritt S. Hooper	47	Secretary and Assistant Treasurer
Daniel F. Nguyen	37	Treasurer
Karen A. Tallman	52	Chief Compliance Officer
Michael D. Weiner	56	Vice President and General Counsel

              The address for each executive officer is c/o Ares Capital Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

Biographical information

Directors

              Our directors have been divided into two groups—interested directors and independent directors. Interested directors are interested persons as defined in the Investment Company Act.

Independent directors

              Douglas E. Coltharp, 48, has served as a director of the Company since 2004. Since May 2007, Mr. Coltharp has been a partner at Arlington Capital Advisors and Arlington Investment Partners, Birmingham, AL-based financial advisory and private equity businesses. Prior to that, from November 1996 to May 2007, he was the Executive Vice President and Chief Financial Officer of Saks Incorporated and its predecessor organization (NYSE "SKS"). Prior to joining Saks Incorporated, Mr. Coltharp spent ten years in the Corporate Finance Department of NationsBank (now known as Bank of America), most recently as Senior Vice President and head of the Southeast Corporate Finance Group headquartered in Atlanta. Mr. Coltharp holds a B.S. in Finance and Economics from Lehigh University in Bethlehem, Pennsylvania and an M.B.A. from the Wharton School, University of Pennsylvania, in Philadelphia, Pennsylvania. Mr. Coltharp also serves on the board of directors of Under Armour, Inc. (NYSE "UA").

              Frank E. O'Bryan, 75, has served as a director of the Company since 2005. Mr. O'Bryan served as Chairman of the Board of WMC Mortgage Company from 1997 to 2003 and as a Vice Chairman until 2004, when the company was sold to General Electric Corporation. Mr. O'Bryan served as Vice Chairman of Shearson/American Express Mortgage Corp. (formerly Western Pacific Financial) and as a Director of Shearson American Express from 1981 to 1985 and prior to that served as a Director and senior executive of Shearson Hayden Stone from 1979 to 1981. Mr. O'Bryan has been a Director of The First American Corporation since 1994. Mr. O'Bryan is a past member of the boards of directors of Damon Corporation, Grubb & Ellis, Standard Pacific Corporation and Farmers & Merchants Bank.

              Gregory W. Penske, 46, has served as a director of the Company since February 2009. Mr. Penske has served as President and CEO of Penske Motor Group, Inc, an automotive group that owns and operates Toyota, Lexus and Scion dealerships in California, since 1993. Mr. Penske was the former President and CEO of Penske Motorsports, Inc., which operated racetracks across the country. Penske Motorsports, Inc. was publicly traded on the NASDAQ exchange and was thereafter sold to International Speedway Corporation in 1999. Mr. Penske serves as a member of the boards of directors for Penske Corporation, the Los Angeles Sports Council and Friends of Golf, Inc., and is on the Board of Trustees for the John Thomas Dye School. He is a member of the Toyota Parts and Service Advisory Council, the Toyota President's Cabinet and the Toyota Board of Governors. Mr. Penske is also a former member of the boards of directors of the Alltel Corporation, International Speedway Corporation and the Southern California Committee for the Olympic Games. Mr. Penske holds a BS in Business from Cornell University.

              Eric B. Siegel, 51, has served as a director of the Company since 2004. Since 1995, Mr. Siegel has been an independent business consultant providing advice through a limited liability company owned by Mr. Siegel, principally with respect to acquisition strategy and structuring, and the subsequent management of acquired entities. Mr. Siegel is currently a member of the Advisory Board of and consultant to the Milwaukee Brewers Baseball Club and a Director and Chairman of the Executive Committee of El Paso Electric Company, an NYSE publicly traded utility company. Mr. Siegel is also a past member of the boards of directors of a number of public companies, including Kerzner International Ltd. until it went private in 2006. Mr. Siegel rejoined the board of Kerzner International Ltd., currently a private company, in 2008. Mr. Siegel is a retired limited partner of Apollo Advisors, L.P. and Lion Advisors, L.P. Mr. Siegel is also a member of the Board of Trustees of the Marlborough School, a member of the board of directors of the Friends of the Los Angeles Free

Clinic and a board member of Reprise Theatre Company, a non-profit theatre organization. Mr. Siegel holds his Bachelor of Arts degree summa cum laude and Phi Beta Kappa and law degree Order of the Coif from the University of California at Los Angeles.

Interested directors

              Michael J. Arougheti, 36, serves as President of the Company and became a director of the Company in February 2009. Mr. Arougheti joined Ares Management in May 2004 and is a Founding Member of Ares. Mr. Arougheti is also a Partner in the Private Debt Group of Ares and is a Partner of Ares Capital Management, our investment adviser. In addition, Mr. Arougheti serves as a member of the Investment Committee of Ares Capital Management and of the Investment Committee for the Ares European Private Debt Group. From 2001 to 2004, Mr. Arougheti was employed by Royal Bank of Canada, where he was a Managing Partner of the Principal Finance Group of RBC Capital Partners and a member of the firm's Mezzanine Investment Committee. At RBC Capital Partners, Mr. Arougheti oversaw an investment team that originated, managed and monitored a diverse portfolio of middle market leveraged loans, senior and junior subordinated debt, preferred equity and common stock, as well as warrants on behalf of RBC and other third-party institutional investors. Mr. Arougheti joined Royal Bank of Canada in October 2001 from Indosuez Capital, where he was a Principal, responsible for originating, structuring and executing leveraged transactions across a broad range of products and asset classes. Mr. Arougheti sat on the firm's Investment Committee and was also active in the firm's private equity fund investment and its fund of funds program. Prior to joining Indosuez in 1994, Mr. Arougheti worked at Kidder, Peabody & Co., where he was a member of the firm's Mergers and Acquisitions Group, advising clients in various industries, including natural resources, pharmaceuticals and consumer products. Mr. Arougheti has extensive experience in leveraged finance, including senior bank loans, mezzanine debt and private equity. He has worked on a range of transactions for companies in the consumer products, manufacturing, healthcare, retail and technology industries. Mr. Arougheti also serves on the boards of directors of Reflexite Corporation, Investor Group Services, HCPro, Inc. and Riverspace Arts, a not-for-profit arts organization. Mr. Arougheti received a BA in Ethics, Politics and Economics, cum laude, from Yale University. Mr. Arougheti is an "interested person" of the Company as defined in Section 2(a)(19) of the Investment Company Act because he is the President of the Company, is on the investment committee of Ares Capital Management, the Company's investment adviser, and is a member of Ares Partners Management Company LLC, the parent of Ares Management LLC, the managing member of the investment adviser.

              Robert L. Rosen, 62, has served as a director of the Company since 2004. From 1987 to present, Mr. Rosen has been CEO of RLR Partners, LLC, a private investment firm with interests in financial services, healthcare media and multi-industry companies. In 1998, Mr. Rosen founded National Financial Partners ("NFP"), an independent distributor of financial services to high net worth individuals and small to medium-sized corporations. He served as NFP's CEO from 1998 to 2000 and as its Chairman until January 2002. From 1989 to 1993, Mr. Rosen was Chairman and CEO of Damon Corporation, a leading healthcare and laboratory testing company that was ultimately sold to Quest Diagnostics. From 1983 to 1987, Mr. Rosen was Vice Chairman of Maxxam Group. Prior to that, Mr. Rosen spent twelve years at Shearson American Express in positions in research, investment banking and senior management, and for two years was Assistant to Sanford Weill, the then Chairman and CEO of Shearson. Mr. Rosen holds an MBA in finance from NYU's Stern School. Mr. Rosen is an "interested person" of the Company as defined in Section 2(a)(19) of the Investment Company Act because he has entered into a strategic advisory relationship with Ares and an affiliate of the Company owns limited partner interests in a fund controlled by Mr. Rosen.

              Bennett Rosenthal, 45, has served as Chairman of the Company's board of directors since 2004. Mr. Rosenthal joined Ares Management in 1998 and is a Founding Member of Ares and a Senior Partner in the Private Equity Group. Mr. Rosenthal also serves on the Investment Committee of Ares

Capital Management. Prior to joining Ares, Mr. Rosenthal was Managing Director in the Global Leveraged Finance Group of Merrill Lynch and was responsible for originating, structuring and negotiating leveraged loan and high yield financings. Mr. Rosenthal was also a senior member of Merrill Lynch's Leveraged Transaction Commitment Committee. Mr. Rosenthal is a member of the following boards of directors: AmeriQual Management, Inc., Aspen Dental Management, Inc., Douglas Dynamics, LLC, Hanger Orthopedic Group, Inc. and National Bedding Company LLC (Serta). Mr. Rosenthal graduated summa cum laude with a BS in Economics from the University of Pennsylvania's Wharton School of Business where he also received his MBA with distinction. Mr. Rosenthal is an "interested person" of the Company as defined in Section 2(a)(19) of the Investment Company Act because he is on the investment committee of Ares Capital Management, the Company's investment adviser, and is a member of Ares Partners Management Company LLC, the parent of Ares Management, the managing member of the investment adviser.

Executive officers who are not directors

              Richard S. Davis, 50, serves as Chief Financial Officer of the Company. He joined Ares Management in June 2006 as Executive Vice President-Finance. From December 1997 to May 2006, Mr. Davis was with Arden Realty, Inc., a real estate investment trust and formerly the largest publicly traded owner in Southern California, serving as its Executive Vice President, Chief Financial Officer since July 2000. From 1996 to 1997, Mr. Davis was with Catellus Development Corporation, where he was responsible for accounting and finance for the asset management and development divisions. From 1985 to 1996, Mr. Davis served as a member of the audit staff of both KPMG LLP and Price Waterhouse LLP. Mr. Davis is a Certified Public Accountant and a member of the American Institute of CPAs. Mr. Davis received a BS in Accounting from the University of Missouri at Kansas City.

              Merritt S. Hooper, 47, serves as Secretary and Assistant Treasurer of the Company. From July 2004 to March 2007, Ms. Hooper served as Treasurer of the Company and, from July 2004 to May 2007, as Vice President of Investor Relations of the Company. Ms. Hooper has been with Ares since its founding and is the Senior Vice President and Director of Investor Relations/Marketing for all Ares funds as well as a senior investment analyst in the Capital Markets Group. Prior to Ares, Ms. Hooper worked at Lion Advisors (an affiliate of Apollo Management L.P.) from 1991 to 1997 as a senior credit analyst participating in both portfolio management and strategy. From 1987 until 1991, Ms. Hooper was with Columbia Savings and Loan, most recently as Vice President in the Investment Management Division. Ms. Hooper serves on the executive and investment boards of Cedars-Sinai Medical Center in Los Angeles. Ms. Hooper graduated from the University of California at Los Angeles with a BA in Mathematics and received her MBA in Finance from UCLA's Anderson School of Management.

              Daniel F. Nguyen, 37, serves as the Treasurer of the Company. He joined Ares Management in August 2000 and currently serves as an Executive Vice President and the Chief Financial Officer of Ares Management. From 1996 to 2000, Mr. Nguyen was with Arthur Andersen LLP, where he was in charge of conducting business audits on numerous financial clients, performing due diligence investigation of potential mergers and acquisitions, and analyzing changes in accounting guidelines for derivatives. At Arthur Andersen LLP, Mr. Nguyen also focused on treasury risk management and on mortgage-backed securities and other types of structured financing. Mr. Nguyen graduated with a BS in Accounting from the University of Southern California's Leventhal School of Accounting and received an MBA in Global Business from Pepperdine University's Graziadio School of Business and Management. Mr. Nguyen also studied European Business at Oxford University as part of the MBA curriculum. Mr. Nguyen is a Chartered Financial Analyst and a Certified Public Accountant.

              Karen A. Tallman, 52, serves as Chief Compliance Officer of the Company and joined Ares Management in June 2007. From April 2006 to June 2007, Ms. Tallman acted as counsel to Ares Management. Prior to joining Ares, Ms. Tallman was General Counsel of Continuum Commerce LLC, a direct response marketing firm. From 1997 to 2002, Ms. Tallman was General Counsel and Secretary

of Merisel, Inc., a NASDAQ-listed computer products distributor, and served as Senior Vice President beginning in 2001. From 1992 to 1997, Ms. Tallman was employed by CB Commercial Real Estate Group, Inc., most recently in the positions of Vice President, Secretary and Senior Counsel. Previously, Ms. Tallman was a corporate attorney for nine years at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Ms. Tallman graduated magna cum laude with a BA in Economics and Political Science from Miami University and received a JD with highest honors from George Washington University.

              Michael D. Weiner, 56, serves as Vice President and General Counsel of the Company. Mr. Weiner is also General Counsel of Ares Management. Mr. Weiner joined Ares Management in September 2006 and is a member of Ares. Previously, Mr. Weiner served as General Counsel to Apollo Management L.P. and had been an officer of the corporate general partners of Apollo since 1992. Prior to joining Apollo, Mr. Weiner was a partner in the law firm of Morgan, Lewis & Bockius specializing in corporate and alternative financing transactions, securities law as well as general partnership, corporate and regulatory matters. Mr. Weiner has served and continues to serve on the boards of directors of several corporations, including Hughes Communications, Inc. and SkyTerra Communications, Inc. Mr. Weiner also serves on the Board of Governors of the Cedars-Sinai Medical Center in Los Angeles. Mr. Weiner graduated with a BS in Business and Finance from the University of California at Berkeley and a JD from the University of Santa Clara.

INVESTMENT COMMITTEE

              Information regarding the members of Ares Capital Management's investment committee is as follows:

Name	Age	Position
Michael J. Arougheti	36	President and Director of the Company, Member of Investment Committee
Eric B. Beckman	43	Member of Investment Committee, Portfolio Manager
R. Kipp deVeer	36	Member of Investment Committee, Portfolio Manager
Mitchell Goldstein	42	Member of Investment Committee, Portfolio Manager
John Kissick	67	Member of Investment Committee
Antony P. Ressler	48	Member of Investment Committee
Bennett Rosenthal	45	Chairman and Director of the Company, Member of Investment Committee
David Sachs	50	Member of Investment Committee
Michael L. Smith	38	Member of Investment Committee, Portfolio Manager

              The address for each member of Ares Capital Management's investment committee is c/o Ares Capital Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

Members of Ares Capital Management's investment committee who are not directors or officers of the Company

              Eric B. Beckman—Mr. Beckman joined Ares Management in 1998 and serves as a Partner in the Private Debt Group of Ares Management and a member of the Investment Committee of Ares Capital Management. Before joining the Private Debt Group, he served as a Partner in the Private

Equity Group, and as a Principal in the effort focusing on mezzanine and special situation investments. While at Ares Management, he has been responsible for originating, structuring and managing investments in senior loans, mezzanine debt, private equity and distressed securities across a number of industries. Mr. Beckman joined Ares from Goldman, Sachs & Co. where he specialized in leveraged loan and high yield bond financings. While at Goldman Sachs, he was also involved in raising and managing the West Street Bridge Loan Fund, and in certain restructuring advisory and distressed lending activities. Earlier in his career he worked in the Office of the Mayor and for the City Council of New York. Mr. Beckman is the chair of the Los Angeles Advisory Committee and a member of the national Board of Directors of the Posse Foundation, a college access program for inner city youth. He graduated summa cum laude with a BA in Political Theory and Economics from Cornell University, and received his JD from the Yale Law School where he was a senior editor of the Yale Law Journal.

              R. Kipp deVeer—Mr. deVeer joined Ares Management in May 2004 and serves as a Partner in the Private Debt Group of Ares Management and a member of the Investment Committee of Ares Capital Management. Prior to joining Ares Management, Mr. deVeer was a partner at RBC Capital Partners, a division of Royal Bank of Canada, which led the firm's middle market financing and principal investment business. Mr. deVeer joined RBC in October 2001 from Indosuez Capital, where he was Vice President in the Merchant Banking Group. Mr. deVeer has also worked at J.P. Morgan and Co., both in the Special Investment Group of J.P. Morgan Investment Management, Inc. and the Investment Banking Division of J.P. Morgan Securities Inc. Mr. deVeer received a BA from Yale University and an MBA from Stanford University's Graduate School of Business.

              Mitchell Goldstein—Mr. Goldstein joined Ares Management in May 2005 and serves as a Partner in the Private Debt Group of Ares Management and a member of the Investment Committee of Ares Capital Management. Prior to joining Ares Management, Mr. Goldstein worked at Credit Suisse First Boston, where he was a Managing Director in the Financial Sponsors Group. At CSFB, Mr. Goldstein was responsible for providing investment banking services to private equity funds and hedge funds with a focus on M&A and restructurings as well as capital raisings, including high yield, bank debt, mezzanine debt, and IPOs. Mr. Goldstein joined CSFB in 2000 at the completion of the merger with Donaldson, Lufkin & Jenrette. From 1998 to 2000, Mr. Goldstein was at Indosuez Capital, where he was a member of the Investment Committee and a Principal, responsible for originating, structuring and executing leveraged transactions across a broad range of products and asset classes. From 1993 to 1998, Mr. Goldstein worked at Bankers Trust, where he was responsible for financing and advising clients in various industries including media and telecommunications, consumer products, automotive and healthcare. Mr. Goldstein graduated summa cum laude from the State University of New York at Binghamton with a BS in Accounting, received an MBA from Columbia University's Graduate School of Business and is a Certified Public Accountant.

              John Kissick—Mr. Kissick has been with Ares Management since its founding in 1997 and serves as a Senior Advisor to the Capital Markets Group of Ares Management and as a member of the Investment Committee of Ares Capital Management and all Ares funds. He is also a Founding Member of Ares and a Senior Partner in the Private Equity Group. Prior to Ares, Mr. Kissick was a co-founder of Apollo Management, L.P. in 1990 and was a member of Apollo's original six-member management team. Together with Antony Ressler, Mr. Kissick oversaw and led the activities of Apollo Management, L.P. and Lion Advisors, L.P., an affiliate of Apollo Management L.P., from 1990 until 1997, with a focus on high yield bonds, leveraged loans and other fixed income assets. Prior to 1990, Mr. Kissick served as a Senior Executive Vice President of Drexel Burnham Lambert, where he began in 1975, eventually heading its Corporate Finance Department. Mr. Kissick serves on the boards of the Cedars-Sinai Medical Center in Los Angeles, the Stanford University Graduate School of Business and Athletic Department as well as Mentor LA, which helps economically disadvantaged children graduate from high school through a variety of mentoring and other programs. Mr. Kissick graduated from Yale

University with a BA in Economics and with highest honors from the Stanford Business School with an MBA in Finance.

              Antony P. Ressler—Mr. Ressler has been with Ares Management since its founding in 1997 and is a Founding Member of Ares and a Senior Partner in the Private Equity Group. He serves as a Senior Advisor to the Capital Markets Group of Ares Management and as a member of the Investment Committee of Ares Capital Management and all Ares Private Equity funds. Prior to Ares, Mr. Ressler was a co-founder of Apollo Management, L.P. in 1990 and was a member of Apollo's original six-member management team. Together with Mr. Kissick, Mr. Ressler oversaw and led the capital markets activities of Apollo Management, L.P. and Lion Advisors, L.P. from 1990 until 1997, with a focus on high yield bonds, leveraged loans and other fixed income assets. Prior to 1990, Mr. Ressler served as a Senior Vice President in the High Yield Bond Department of Drexel Burnham Lambert, with responsibility for the New Issue/Syndicate Desk. Mr. Ressler serves on several boards of directors including Kinetics Holdings LLC, National Bedding Company LLC (Serta) and WCA Waste Corporation. Mr. Ressler also is a member of the Board of Trustees of the Center for Early Education, the Los Angeles County Museum of Art, the Alliance for College-Ready Public Schools, the Small School Alliance, the Asia Society of Southern California and is involved in the U.S. Chapter of Right to Play (formerly known as Olympic Aid), an international humanitarian organization that is committed to improving the lives of the most disadvantaged children through sports and play, currently operating in over 20 countries worldwide. Mr. Ressler is also one of the founding members of the Board of Directors of the Painted Turtle Camp, a $40 million southern California-based facility created to serve children dealing with chronic and life threatening illnesses by creating memorable, old-fashioned camping experiences. Mr. Ressler received his BSFS from Georgetown University's School of Foreign Service and his MBA from Columbia University's Graduate School of Business.

              David Sachs—Mr. Sachs has been with Ares Management since its founding in 1997 and is a Founding Member of Ares, a Senior Partner in the Ares Capital Markets Group and serves as a member of the Investment Committee of Ares Capital Management and all Ares funds. From 1994 until 1997, Mr. Sachs was a principal of Onyx Partners, Inc. specializing in merchant banking and related capital raising activities in the private equity and mezzanine debt markets. From 1990 to 1994, Mr. Sachs was employed by Taylor & Co., an investment manager providing investment advisory and consulting services to members of the Bass Family of Fort Worth, Texas. From 1984 to 1990, Mr. Sachs was with Columbia Savings and Loan Association, most recently as Executive Vice President, responsible for all asset-liability management as well as running the Investment Management Department. Mr. Sachs serves on the Board of Directors of Terex Corporation. Mr. Sachs graduated from Northwestern University with a BS in Industrial Engineering and Management Science.

              Michael L. Smith—Mr. Smith joined Ares Management in May 2004 and serves as a Partner in the Private Debt Group of Ares Management and a member of the Investment Committee of Ares Capital Management. Prior to joining Ares Management, Mr. Smith was a Partner at RBC Capital Partners, a division of Royal Bank of Canada, which led the firm's middle market financing and principal investment business. Mr. Smith joined RBC in October 2001 from Indosuez Capital, where he was a Vice President in the Merchant Banking Group. Previously, Mr. Smith worked at Kenter, Glastris & Company, a private equity investment firm specializing in leveraged management buyouts, and at Salomon Brothers Inc., in their Debt Capital Markets Group and Financial Institutions Group. Mr. Smith received a BS in Business Administration, cum laude, from the University of Notre Dame and a Masters in Management from Northwestern University's Kellogg Graduate School of Management.

COMMITTEES OF THE BOARD OF DIRECTORS

              Our board of directors has established an audit committee and a nominating committee. We do not have a compensation committee because our executive officers do not receive any direct compensation from us. During 2008, the board of directors held eleven formal meetings, the audit committee held five formal meetings and the nominating committee held two formal meetings. The Company encourages, but does not require, the directors to attend the Company's annual meeting of its stockholders.

Audit committee

              The members of the audit committee are Messrs. Coltharp, O'Bryan and Siegel, each of whom is independent for purposes of the Investment Company Act and The NASDAQ Global Select Market corporate governance regulations. Mr. Coltharp serves as chairman of the audit committee. The board of directors has adopted a charter for the audit committee, which is available on the Company's website at www.arescapitalcorp.com. The audit committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The audit committee is also responsible for aiding our board of directors in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available. The audit committee also currently receives input from independent valuation firms that have been engaged at the direction of the board to value certain portfolio investments.

Nominating committee

              The members of the nominating committee are Messrs. Coltharp, O'Bryan and Siegel, each of whom is independent for purposes of the Investment Company Act and The NASDAQ Global Select Market corporate governance regulations. Mr. Siegel serves as chairman of the nominating committee. Our board of directors has adopted a charter for the nominating committee, which is available on the Company's website at www.arescapitalcorp.com. The nominating committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the board or a committee of the board, developing and recommending to the board a set of corporate governance principles and overseeing the evaluation of the board and our management.

              The nominating committee may consider recommendations for nomination of directors from our stockholders. Nominations made by stockholders must be delivered to or mailed (setting forth the information required by our bylaws) and received at our principal executive offices not earlier than 150 days nor fewer than 120 days in advance of the first anniversary of the date on which we first mailed our proxy materials for the previous year's annual meeting of stockholders; provided, however, that if the date of the annual meeting has changed by more than 30 days from the prior year, the nomination must be received not earlier than the 150th day prior to the date of such annual meeting nor later than the later of (1) the 120th day prior to the date of such annual meeting or (2) the 10th day following the day on which public announcement of such meeting date is first made.

Compensation committee

              We do not have a compensation committee because our executive officers do not receive any direct compensation from us.

              None of our independent directors who are not interested persons of the company beneficially own securities in our investment adviser or a person directly or indirectly controlling, controlled by, or under common control with our investment adviser.

              The following table sets forth the dollar range of our equity securities based on the closing price of the Company's common stock on June 22, 2009 and the number of shares beneficially owned by each of our directors as of December 31, 2008. We are not part of a "family of investment companies," as that term is defined in the Investment Company Act.

Name of Director	Aggregate Dollar Range of Equity Securities in Ares Capital (1)(2)
Independent Directors(3)
Douglas E. Coltharp	$10,001-$50,000
Frank E. O'Bryan	$10,001-$50,000
Gregory W. Penske	None
Eric B. Siegel	Over $100,000
Interested Directors
Michael J. Arougheti	Over $100,000
Robert L. Rosen	$50,001-$100,000
Bennett Rosenthal	None

(1)
The dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000 or over $100,000. The dollar range of our equity securities beneficially owned is calculated based on the closing sales price of our common stock as reported on The NASDAQ Global Select Market as of June 22, 2009.

(2)
Beneficial ownership determined in accordance with Rule 16a-1(a)(2) under the Exchange Act.

(3)
As of June 22, 2009, to the best of the Company's knowledge, except as listed above, none of the independent directors, nor any of their immediate family members, had any interest in the Company, the Company's investment adviser or any person or entity directly or indirectly controlling, controlled by or under common control with the Company.

COMPENSATION TABLE

              The following table shows information regarding the compensation received by our directors, none of whom is an employee of the Company, for the fiscal year ended December 31, 2008. No compensation is paid by the Company to directors who are or are being treated as "interested persons." No information has been provided with respect to executive officers of the Company who are not directors, since our executive officers do not receive any direct compensation from us.

Name	Fees Earned or Paid in Cash(1)	Total
Independent Directors
Douglas E. Coltharp	$113,250	$113,250
Frank E. O'Bryan	$104,750	$104,750
Gregory W. Penske(2)	None	None
Eric B. Siegel	$110,250	$110,250
Interested Directors
Michael J. Arougheti	None	None
Robert L. Rosen(3)	None	None
Bennett Rosenthal	None	None

(1)
For a discussion of the independent directors' compensation, see below.

(2)
Mr. Penske became a director in February 2009.

(3)
While Mr. Rosen did not receive any compensation from the Company for the fiscal year ended December 31, 2008, he did receive $101,250 from Ares Management for such period in connection with his service as a director of the Company.

              The independent directors receive an annual fee of $75,000. They also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and will receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting. In addition, the chairman of the audit committee receives an annual fee of $5,000 and each chairman of any other committee receives an annual fee of $2,000 for his additional services in these capacities. In addition, we purchase directors' and officers' liability insurance on behalf of our directors and officers. Independent directors have the option to receive their directors' fees paid in shares of our common stock issued at a price per share equal to the greater of net asset value or the market price at the time of payment.

PORTFOLIO MANAGERS

              The following individuals function as portfolio managers primarily responsible for the day-to-day management of the Company's portfolio. The portfolio managers are comprised of (i) the underwriting committee, whose primary responsibility is to recommend investments for approval to the Investment Committee and (ii) members of the Investment Committee who are not otherwise on the underwriting committee.

Name	Position	Length of Service with Ares (years)	Principal Occupation(s) During Past 5 Years
Michael J. Arougheti	President and Director of the Company	5	Mr. Arougheti has served as President of the Company since May 2004 and a director of the Company since February 2009. He is also a Founding Member of Ares. Mr. Arougheti is also a Partner in the Private Debt Group of Ares and is a Partner of Ares Capital Management. In addition, Mr. Arougheti serves as a member of the Investment Committee of Ares Capital Management and of the Investment Committee for the Ares European Private Debt Group. From October 2001 until joining the Company in May 2004, Mr. Arougheti served as a Managing Partner of the Principal Finance Group of RBC Capital Partners and a member of its Mezzanine Investment Committee.
Eric B. Beckman	Partner in Private Debt Group	11	Mr. Beckman joined Ares Management in 1998 and serves as a Partner in the Private Debt Group of Ares Management and serves as a member of the Investment Committee of Ares Capital Management. Before joining the Private Debt Group, Mr. Beckman served as a Senior Partner of the Private Equity Group and as a Principal in the effort focusing on mezzanine and special situation investments.

Name	Position	Length of Service with Ares (years)	Principal Occupation(s) During Past 5 Years
R. Kipp deVeer	Partner in Private Debt Group	5	Mr. deVeer joined Ares Management in May 2004 and serves as a Partner in the Private Debt Group of Ares Management and serves as a member of the Investment Committee of Ares Capital Management. From 2001 until joining Ares Management, Mr. deVeer was a Partner at RBC Capital Partners, a division of Royal Bank of Canada, in the Principal Finance Group, which led the firm's middle market financing and principal investment business.
Mitchell Goldstein	Partner in Private Debt Group	4	Mr. Goldstein joined Ares Management in May 2005 and serves as a Partner in the Private Debt Group of Ares Management and serves as a member of the Investment Committee of Ares Capital Management. Prior to joining Ares Management, Mr. Goldstein worked at Credit Suisse First Boston, where he was a Managing Director in the Financial Sponsors Group. Mr. Goldstein joined CSFB in 2000 at the completion of the merger with Donaldson Lufkin and Jenrette.
John Kissick	Senior Partner in Private Equity Group	12	Mr. Kissick is a Founding Member of Ares and serves as a Senior Partner in the Private Equity Group of Ares Management. Mr. Kissick is a Senior Advisor to the Capital Markets Group of Ares Management and serves on the Investment Committee of Ares Capital Management and all Ares funds.
Antony Ressler	Senior Partner in Private Equity Group	12	Mr. Ressler is a Founding Member of Ares and serves as a Senior Partner in the Private Equity Group. Mr. Ressler is a Senior Advisor to the Capital Markets Group and serves on the Investment Committee of Ares Capital Management and all Ares Private Equity funds.
Bennett Rosenthal	Chairman of the Board of Directors of the Company; Senior Partner in Private Equity Group	12	Mr. Rosenthal has served as Chairman of the Company's Board of Directors since 2004. He has been with Ares since 1998, is a Founding Member of Ares and serves as a Senior Partner in the Private Equity Group. Mr. Rosenthal also serves on the Investment Committee of Ares Capital Management.
David Sachs	Senior Partner in Capital Markets Group	12	Mr. Sachs is a Founding Member of Ares and serves as a Senior Partner in the Ares Capital Markets Group. Mr. Sachs serves on the Investment Committee of Ares Capital Management and all Ares funds.

Name	Position	Length of Service with Ares (years)	Principal Occupation(s) During Past 5 Years
Michael L. Smith	Partner in Private Debt Group	5	Mr. Smith joined Ares Management in May 2004 and serves as a Partner in the Private Debt Group of Ares Management and on the Investment Committee of Ares Capital Management. From 2001 until joining Ares Management, Mr. Smith was a Partner at RBC Capital Partners, a division of Royal Bank of Canada, in the Principal Finance Group, which led the firm's middle market financing and principal investment business.

              None of the individuals listed above is primarily responsible for the day-to-day management of the portfolio of any other account, except that Messrs. Kissick, Ressler, Rosenthal and Sachs are each Founding Members of Ares with significant responsibilities for other Ares funds, which as of March 31, 2009 had approximately $27.5 billion (including the Company) of managed committed capital used to calculate Ares' advisory fees related to such funds. See "Risk Factors—Risks Relating to Our Business—There are significant potential conflicts of interest that could impact our investment returns."

              Each of Messrs. Arougheti, Beckman, deVeer, Goldstein and Smith is equally responsible for deal origination, execution and portfolio management. Mr. Arougheti, as our President, spends a greater amount of his time on corporate and administrative activities in his role as an officer.

              As of March 31, 2009, each of Messrs. Arougheti, Beckman, deVeer, Goldstein and Smith is a full-time employee of Ares Capital Management and receives a fixed salary for the services he provides to the Company. Each will also receive an annual amount that is equal to a fixed percentage of any incentive fee received by Ares Capital Management from the Company for a fiscal year. None of the portfolio managers receive any direct compensation from the Company.

              The following table sets forth the dollar range of equity securities of the Company based on the closing price of the Company's common stock on June 22, 2009 and the number of shares beneficially owned by each of the portfolio managers described above as of December 31, 2008.

Name	Aggregate Dollar Range of Equity Securities in Ares Capital(1)
Michael J. Arougheti	over $1,000,000(2)
Eric B. Beckman	$100,001 - $500,000
R. Kipp deVeer	$100,001 - $500,000
Mitchell Goldstein	$100,001 - $500,000
John Kissick	None(2)
Antony Ressler	over $1,000,000(2)
Bennett Rosenthal	None(2)
David Sachs	$100,001 - $500,000(2)
Michael L. Smith	$500,001 - $1,000,000

(1)
Dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000 or over $1,000,000.

(2)
Ares Investments, whose sole manager is Ares Partners Management Company LLC, owned 2,859,882 shares of our common stock as of December 31, 2008. Each of the members of Ares Partners Management Company LLC (which include Messrs. Arougheti, Kissick, Ressler, Rosenthal and Sachs or vehicles controlled by them) disclaims beneficial ownership of all shares of Ares Capital common stock owned by Ares Investments, except to the extent of any indirect pecuniary interest therein. The shares of the Company's common stock held by Ares Investments have been pledged in the ordinary course to secure indebtedness under a credit facility under which it is a co-borrower with Ares Management, an indirect subsidiary of Ares Partners Management Company LLC.

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

Management services

              Ares Capital Management serves as our investment adviser and is registered as an investment adviser under the Advisers Act. Subject to the overall supervision of our board of directors, the investment adviser manages the day-to-day operations of, and provides investment advisory and management services to, Ares Capital. Under the terms of the investment advisory and management agreement, Ares Capital Management:

  •
  determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

  •
  identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies);

  •
  closes and monitors the investments we make; and

  •
  determines the securities and other assets that we purchase, retain or sell.

              Ares Capital Management was initially formed to provide investment advisory services to us and it has not previously provided investment advisory services to anyone else. However, its services to us under the investment advisory and management agreement are not exclusive, and it is free to furnish similar services to other entities.

              The sole member of Ares Capital Management is Ares Management, an independent international investment management firm. Ares funds, including funds managed by Ares Management, had, as of March 31, 2009, approximately $27.5 billion of total committed capital.

Management fee

              Pursuant to the investment advisory and management agreement with Ares Capital Management and subject to the overall supervision of our board of directors, Ares Capital Management provides investment advisory services to the Company. For providing these services, Ares Capital Management receives a fee from us, consisting of two components—a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 1.5% based on the average value of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) at the end of the two most recently completed calendar quarters. The base management fee is payable quarterly in arrears.

              The incentive fee has two parts. One part is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the quarter. Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under the administration agreement, and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature such as market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero coupon securities, accrued income that we have not yet received in cash. The investment adviser is not under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued interest that we never actually receive.

              Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a quarter where we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, we will pay the applicable incentive fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses.

              Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, is compared to a fixed "hurdle rate" of 2.00% per quarter. If market interest rates rise, we may be able to invest our funds in debt instruments that provide for a higher return, which would increase our pre-incentive fee net investment income and make it easier for our investment adviser to surpass the fixed hurdle rate and receive an incentive fee based on such net investment income. Our pre-incentive fee net investment income used to calculate this part of the incentive fee is also included in the amount of our total assets (other than cash and cash equivalents but including assets purchased with borrowed funds) used to calculate the 1.5% base management fee.

              We pay the investment adviser an incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

  •
  no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate;

  •
  100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.50% in any calendar quarter. We refer to this portion of our pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 2.50%) as the "catch-up" provision. The catch-up is meant to provide our investment adviser with 20% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 2.50% in any calendar quarter; and

  •
  20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.50% in any calendar quarter.

              These calculations are adjusted for any share issuances or repurchases during the quarter.

              The following is a graphical representation of the calculation of the income-related portion of the incentive fee:

Quarterly Incentive Fee Based on Net Investment Income

Pre-incentive fee net investment income
(expressed as a percentage of the value of net assets)

Percentage of pre-incentive fee net investment income
allocated to income-related portion of incentive fee

              These calculations will be appropriately pro rated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

              The second part of the incentive fee (the "Capital Gains Fee"), is determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory and management agreement, as of the termination date) and is calculated at the end of each applicable year by subtracting (a) the sum of our cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (b) our cumulative aggregate realized capital gains, in each case calculated from October 8, 2004. If such amount is positive at the end of such year, then the Capital Gains Fee for such year is equal to 20.0% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Fee for such year.

              The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in our portfolio when sold and (b) the accreted or amortized cost basis of such investment.

              The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (a) the net sales price of each investment in the Company's portfolio when sold is less than (b) the accreted or amortized cost basis of such investment.

              The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company's portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment.

              We defer cash payment of any incentive fee otherwise earned by the investment adviser if during the most recent four full calendar quarter period ending on or prior to the date such payment is to be made the sum of (a) the aggregate distributions to the stockholders of the Company and (b) the change in net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) is less than 8.0% of our net assets at the beginning of such period. These calculations were appropriately pro rated during the first three calendar quarters following October 8, 2004 and are adjusted for any share issuances or repurchases.

Examples of Quarterly Incentive Fee Calculation

Example 1—Income Related Portion of Incentive Fee(1):

Assumptions

• Hurdle rate(2) = 2.00%
• Management fee(3) = 0.375%
• Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.20%

(1)
The hypothetical amount of pre-incentive fee net investment income shown is based on a percentage of total net assets. In addition, the example assumes that during the most recent four full calendar quarter period ending on or prior to the date the payment set forth in the example is to be made, the sum of (a) our aggregate distributions to our stockholders and (b) our change in net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) is at least 8.0% of our net assets at the beginning of such period (as adjusted for any share issuances or repurchases).

(2)
Represents a quarter of the 8.0% annualized hurdle rate.

(3)
Represents a quarter of the 1.5% annualized management fee.

(4)
Excludes offering expenses.

Alternative 1

Additional Assumptions

• Investment income (including interest, dividends, fees, etc.) = 1.25%
• Pre-incentive fee net investment income (investment income - (management fee + other expenses)) = 0.675%

              Pre-incentive fee net investment income does not exceed the hurdle rate, therefore there is no incentive fee.

Alternative 2

Additional Assumptions

• Investment income (including interest, dividends, fees, etc.) = 2.70%
• Pre-incentive fee net investment income (investment income - (management fee + other expenses)) = 2.125%
Pre-incentive fee net investment income exceeds hurdle rate, therefore there is an incentive fee.
Incentive Fee	=	100% × "Catch-Up" + the greater of 0% AND (20% × (pre-incentive fee net investment income - 2.50%)
	=	(100% × (2.125% - 2.00%)) + 0%
	=	100% × 0.125%
	=	0.125%

Alternative 3

Additional Assumptions

• Investment income (including interest, dividends, fees, etc.) = 3.50%
• Pre-incentive fee net investment income (investment income - (management fee + other expenses)) = 2.925%
Pre-incentive fee net investment income exceeds hurdle rate, therefore there is an incentive fee.
Incentive Fee	=	100% × "Catch-Up" + the greater of 0% AND (20% × (pre-incentive fee net investment income - 2.50%)
	=	(100% × (2.50% - 2.00%)) + (20% × (2.925% - 2.50%))
	=	0.50% + (20% × 0.425%)
	=	0.50% + 0.085%
	=	0.585%

Example 2—Capital Gains Portion of Incentive Fee:

Alternative 1:

Assumptions

    •
    Year 1: $20 million investment made in Company A ("Investment A"), and $30 million investment made in Company B ("Investment B")

    •
    Year 2: Investment A is sold for $50 million and fair market value ("FMV") of Investment B determined to be $32 million

    •
    Year 3: FMV of Investment B determined to be $25 million

    •
    Year 4: Investment B sold for $31 million

The capital gains portion of the incentive fee, if any, would be:

    •
    Year 1: None (No sales transactions)

    •
    Year 2: $6 million (20% multiplied by $30 million realized capital gains on sale of Investment A)

    •
    Year 3: None; $5 million (20% multiplied by ($30 million realized cumulative capital gains less $5 million cumulative capital depreciation)) less $6 million (previous Capital Gains Fee paid in Year 2)

    •
    Year 4: $200,000; $6.2 million (20% multiplied by $31 million cumulative realized capital gains) less $6 million (Capital Gains Fee paid in Year 2)

Alternative 2

Assumptions

    •
    Year 1: $20 million investment made in Company A ("Investment A"), $30 million investment made in Company B ("Investment B") and $25 million investment made in Company C ("Investment C")

    •
    Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

    •
    Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

    •
    Year 4: FMV of Investment B determined to be $35 million

    •
    Year 5: Investment B sold for $20 million

The capital gains portion of the incentive fee, if any, would be:

    •
    Year 1: None (No sales transactions)

    •
    Year 2: $5 million (20% multiplied by $25 million ($30 million realized capital gains on Investment A less $5 million unrealized capital depreciation on Investment B))

    •
    Year 3: $1.4 million ($6.4 million (20% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $5 million (Capital Gains Fee paid in Year 2))

    •
    Year 4: None (No sales transactions)

    •
    Year 5: None ($5 million (20% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $6.4 million (cumulative Capital Gains Fee paid in Year 2 and Year 3))

              For the three months ended March 31, 2009, we incurred $7.5 million in base management fees and $7.6 million in incentive management fees related to pre-incentive fee net investment income. For the three months ended March 31, 2009, we accrued no incentive management fees related to net realized capital gains. As of March 31, 2009, $40.3 million was unpaid and included in "management and incentive fees payable" in the accompanying consolidated balance sheet. Payment of $32.8 million in incentive management fees for the twelve months ended March 31, 2009 has been deferred pursuant to the investment advisory and management agreement.

              For the year ended December 31, 2008, we incurred $30.5 million in base management fees, $31.7 million in incentive management fees related to pre-incentive fee net investment income and no incentive management fees related to realized capital gains.

              For the year ended December 31, 2007, we incurred $23.5 million in base management fees, $23.5 million in incentive management fees related to pre-incentive fee net investment income and no incentive management fees related to realized capital gains.

              For the year ended December 31, 2006, we incurred $13.6 million in base management fees, $16.1 million in incentive management fees related to pre-incentive fee net investment income and $3.4 million in incentive management fees related to realized capital gains.

Payment of our expenses

              The services of all investment professionals and staff of the investment adviser, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by Ares Capital Management (not including services provided to any of our portfolio companies like Ivy Hill Management, pursuant to separate contractual agreements). We bear all other costs and expenses of our operations and transactions, including those relating to: rent; organization; calculation of our net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by Ares Capital Management payable to third parties, including agents, consultants or other advisers, in monitoring our financial and legal affairs and in monitoring our investments and performing due diligence on our prospective portfolio companies; interest payable on indebtedness, if any, incurred to finance our investments; offerings of our common stock and other securities; investment advisory and management fees; administration fees; fees payable to third parties, including agents, consultants or other advisers, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; registration fees; listing fees; taxes; independent directors' fees and expenses; costs of preparing and filing reports or other documents with the SEC; the costs of any reports, proxy statements or other notices to stockholders, including printing costs; to the extent we are covered by any joint insurance policies, our allocable portion of the insurance premiums for such policies; direct costs and expenses of administration, including auditor and legal costs; and all other expenses incurred by us or Ares Administration in connection with administering our business, such as our allocable portion of overhead under the administration agreement, including our allocable portion of the salary and cost of our officers (including our chief compliance officer, chief financial officer, secretary and treasurer) and their respective staffs (including travel).

Duration and termination

              At a meeting of our board of directors on February 24, 2006, the current investment advisory and management agreement was approved by our board of directors with the recommendation that stockholders of the Company vote to approve the agreement. A discussion regarding the basis for our board of directors' approval is available in our proxy statement for our 2006 annual stockholders meeting. Our stockholders approved the investment advisory and management agreement on May 30, 2006, which was entered into on June 1, 2006. At a meeting of the board of directors of the Company held on May 4, 2009, the board of directors, including all of the directors who are not "interested persons" of the Company as defined in the Investment Company Act, voted to approve the continuation of the investment advisory and management agreement through June 1, 2010. A discussion regarding the basis for our board of directors' approval for 2008 is available in our annual report on Form 10-K for the fiscal year ended December 31, 2008. Unless terminated earlier, the investment advisory and management agreement will continue in effect until June 1, 2010 and will renew for successive annual periods thereafter if approved annually by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. The investment advisory and management agreement will automatically terminate in the event of its assignment. The investment advisory and management agreement may be terminated by either party without penalty upon 60 days' written notice to the other.

              Conflicts of interest may arise if our investment adviser seeks to change the terms of our investment advisory and management agreement, including, for example, the terms for compensation. Any material change to the investment advisory and management agreement must be submitted to stockholders for approval under the Investment Company Act and we may from time to time decide it is appropriate to seek stockholder approval to change the terms of the agreement. See "Risk Factors—Risks Relating to our Business—We are dependent upon Ares Capital Management's key personnel for our future success and upon their access to Ares investment professionals."

Indemnification

              The investment advisory and management agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, Ares Capital Management, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) arising from the rendering of Ares Capital Management's services under the investment advisory and management agreement or otherwise as an investment adviser of the Company.

Organization of the Investment Adviser

              Ares Capital Management LLC is a Delaware limited liability company that is registered as an investment adviser under the Advisers Act. The principal executive offices of Ares Capital Management are located at 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

ADMINISTRATION AGREEMENT

              We are also party to a separate administration agreement with our administrator, Ares Administration, an affiliate of our investment adviser. Our board of directors approved the continuation of our administration agreement on May 4, 2009, which extended the term of the agreement until June 1, 2010. Pursuant to the administration agreement, Ares Administration furnishes us with office equipment and clerical, bookkeeping and record keeping services. Under the administration agreement, Ares Administration also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, Ares Administration assists us in determining and publishing our net asset value, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments under the administration agreement are equal to an amount based upon our allocable portion of Ares Administration's overhead in performing its obligations under the administration agreement, including our allocable portion of the cost of our officers (including our chief compliance officer, chief financial officer, secretary and treasurer) and their respective staffs. The administration agreement may be terminated by either party without penalty upon 60 days' written notice to the other party.

              For the three months ended March 31, 2009, we incurred $1.0 million in administrative fees all of which was unpaid and included in "accounts payable and accrued expenses" in the accompanying consolidated balance sheet as of March 31, 2009.

              For the year ended December 31, 2008, we incurred $2.7 million in administrative fees. For the year ended December 31, 2007, we incurred $1.0 million in administrative fees. For the year ended December 31, 2006, we incurred $0.9 million in administrative fees.

Indemnification

              The administration agreement provides that, absent willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, Ares Administration, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) arising from the rendering of Ares Administration's services under the administration agreement or otherwise as administrator for the Company.

CERTAIN RELATIONSHIPS

              We are party to an investment advisory and management agreement with Ares Capital Management, whose sole member is Ares Management, an entity in which certain members of our senior management and our chairman of the board have indirect ownership and financial interests. Certain members of our senior management also serve as principals of other investment managers affiliated with Ares Management that may in the future manage investment funds with investment objectives similar to ours. In addition, certain of our executive officers and directors and the members of the investment committee of our investment adviser, Ares Capital Management, serve or may serve as officers, directors or principals of entities that operate in the same or related line of business as we do or of investment funds managed by our affiliates. Accordingly, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with Ares Management, including Ares Capital Management. However, our investment adviser and other members of Ares intend to allocate investment opportunities in a fair and equitable manner that meets our investment objective and strategies so that we are not disadvantaged in relation to any other client. See "Risk Factors—Risks Relating to our Business—There are significant potential conflicts of interest that could impact our investment returns."

              Pursuant to the terms of the administration agreement, Ares Administration currently provides us with the administrative services necessary to conduct our day-to-day operations. Ares Management is the sole member of and controls Ares Administration.

              Our affiliate, Ivy Hill Management, is party to a services agreement with Ares Capital Management. Pursuant to the terms of the services agreement, Ares Capital Management provides Ivy Hill Management with the facilities, investment advisory services and administrative services necessary for the operations of Ivy Hill Management. Ivy Hill Management reimburses Ares Capital Management for the costs and expenses incurred by Ares Capital Management in performing its obligations under the services agreement.

              We rent office space directly from a third party pursuant to a lease that expires on February 27, 2011. In addition, we have entered into a sublease agreement with Ares Management whereby Ares Management subleases approximately 25% of certain office space for a fixed rent equal to 25% of the basic annual rent payable by us under this lease, plus certain additional costs and expenses. For the years ended December 31, 2008, 2007 and 2006, such amounts payable to the Company totaled $0.3 million, $0.3 million and $0.1 million, respectively.

              We have also entered into a license agreement with Ares pursuant to which Ares has agreed to grant us a non-exclusive, royalty-free license to use the name "Ares." Under this agreement, we will have a right to use the Ares name, for so long as Ares Capital Management or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we will have no legal right to the "Ares" name. This license agreement will remain in effect for so long as the investment advisory and management agreement with our investment adviser is in effect.

              In connection with our initial public offering, our investment adviser paid to underwriters, on our behalf, an additional sales load of $2,475,000. This amount accrued interest at a variable rate that adjusted quarterly equal to the three-month LIBOR plus 2.00% per annum. We repaid this amount in full, plus accrued and unpaid interest, in February 2006.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

              To our knowledge, as of June 22, 2009, there were no persons that owned 25% or more of our outstanding voting securities, and no person would be deemed to control us, as such term is defined in the Investment Company Act.

              The following table sets forth, as of June 22, 2009 (unless otherwise noted), the number of shares of the Company's common stock beneficially owned by each of its current directors and executive officers, all directors and executive officers as a group, and certain beneficial owners, according to information furnished to the Company by such persons.

              Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon Schedule 13D, Schedule 13G, Form 13F or other filings by such persons with the SEC and other information obtained from such persons.

              The address for each of the directors and executive officers is c/o Ares Capital Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Beneficial Owners of More Than 5%:
Non-Management Beneficial Owners
FMR LLC(2)	8,866,574		9.13%
Kayne Anderson Rudnick Investment Management LLC(3)	5,063,051		5.21%
Directors and Executive Officers:
Interested Directors
Michael J. Arougheti	147,072	(4)	*
Robert L. Rosen	7,500		*
Bennett Rosenthal	None	(4)
Independent Directors
Douglas E. Coltharp	4,500		*
Frank E. O'Bryan	2,400		*
Gregory W. Penske	None
Eric B. Siegel	21,200		*
Executive Officers Who Are Not Directors
Richard S. Davis	72,093		*
Merritt S. Hooper	None
Daniel F. Nguyen	None
Karen A. Tallman	25,000		*
Michael D. Weiner	8,189	(4)	*
All Directors and Executive Officers as a Group (12 persons)	314,954	(4)	*

*
Represents less than 1%.

(1)
Based on 97,152,820 shares of common stock outstanding as of June 22, 2009.

(2)
As reported on a Schedule 13G filed with the Commission on February 17, 2009, as of December 31, 2008, Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR LLC, is the beneficial owner of 8,755,134 shares of the Company's common stock as a result of acting as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act. Further, as reported on the same Schedule 13G, as of December 31, 2008, Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly owned subsidiary of FMR LLC, is the beneficial owner of 111,440 shares of the Company's common stock as a result of serving as investment manager of institutional accounts owning such shares. Edward C. Johnson III is Chairman of FMR LLC and members of his family are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR LLC, representing 49% of the voting power of FMR LLC. As a result, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the funds managed by Fidelity, which power resides with the funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees. Each of Edward C. Johnson III and FMR LLC, through its control of PGATC, has sole dispositive power over 111,440 shares and sole power to vote or to direct the voting of 111,440 shares of the Company's common stock owned by the institutional accounts managed by PGATC. The address for each of FMR LLC, Fidelity and Edward C. Johnson III is 82 Devonshire Street, Boston, Massachusetts 02109. The address for PGATC is 53 State Street, Boston, Massachusetts 02109.

(3)
As reported on a Form 13F filed with the Commission on May 8, 2009, as of March 31, 2009, Kayne Anderson Rudnick Investment Management, LLC ("Kayne Anderson") is the beneficial owner of 5,063,051 shares of common stock. The address for Kayne Anderson is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067.

(4)
Ares Investments, whose sole manager is Ares Partners Management Company LLC, owned 2,859,882 shares of our common stock as of June 22, 2009. Each of the members of Ares Partners Management Company LLC (which include Messrs. Rosenthal, Arougheti and Weiner or vehicles controlled by them) disclaims beneficial ownership of all shares of our common stock owned by Ares Investments, except to the extent of any indirect pecuniary interest therein. The shares of the Company's common stock held by Ares Investments have been pledged in the ordinary course to secure indebtedness under a credit facility under which it is a co-borrower with Ares Management, an indirect subsidiary of Ares Partners Management Company LLC.

DETERMINATION OF NET ASSET VALUE

              The net asset value per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding.

              Investments for which market quotations are readily available are typically valued at such market quotations. In order to validate market quotations, we look at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Debt and equity securities that are not publicly traded or whose market price is not readily available (i.e., substantially all of our investments) are valued at fair value as determined in good faith by our board of directors, based on the input of our management and audit committee and independent valuation firms that have been engaged at the direction of the board to assist in the valuation of each portfolio investment without a readily available market quotation at least once during a trailing 12 month period. In addition, effective January 1, 2008, the Company adopted SFAS 157, which expands the application of fair value accounting for investments (see Note 8 to the consolidated financial statements for the period ended March 31, 2009). SFAS 157 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date.

              The valuation process is conducted at the end of each fiscal quarter, with approximately 50% (based on value) of our valuations of portfolio companies without readily available market quotations subject to review by an independent valuation firm.

              As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments: the enterprise value of a portfolio company (an estimate of the total fair value of the portfolio company's debt and equity), the nature and realizable value of any collateral, the portfolio company's ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company's securities to publicly traded securities, changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation.

              Because there is not a readily available market value for most of the investments in our portfolio, we value substantially all of our portfolio investments at fair value as determined in good faith by our board of directors, based on the input of our management and audit committee and independent valuation firms under a valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize significantly less than the value at which we have previously recorded it.

              In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned. For example, during 2008 and into 2009, the state of the economy in the U.S. and abroad continued to deteriorate. See "Risk Factors—Risks Relating to our Investments—Price declines and illiquidity in the corporate debt markets have adversely affected, and may continue to adversely affect, the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation."

              With respect to investments for which market quotations are not readily available, our board of directors undertakes a multi-step valuation process each quarter, as described below:

  •
  Our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals responsible for the portfolio investment in conjunction with our portfolio management team.

  •
  Preliminary valuation conclusions are then documented and discussed by our management.

  •
  The audit committee of our board of directors reviews these preliminary valuations, as well as the input of independent valuation firms with respect to the valuations of approximately 50% (based on value) of our portfolio companies without readily available market quotations.

  •
  The board of directors discusses valuations and determines the fair value of each investment in our portfolio without a readily available market quotation in good faith based on the input of our management and audit committee and independent valuation firms.

DIVIDEND REINVESTMENT PLAN

              We have adopted a dividend reinvestment plan or the "plan," that provides for reinvestment of any distributions we declare in cash on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our board of directors authorizes, and we declare, a cash dividend, then our stockholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends.

              No action is required on the part of a registered stockholder to have their cash dividend reinvested in shares of our common stock. A registered stockholder may elect to receive an entire cash dividend in cash by notifying Computershare Trust Company, N.A., the plan administrator and an affiliate of our transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than the record date fixed by the board of directors for dividends to stockholders. The plan administrator will set up an account for shares acquired through the plan for each stockholder who has not elected to receive dividends in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the plan, received in writing no later than 10 days prior to the record date, the plan administrator will, instead of crediting fractional shares to the participant's account, issue a check for any fractional share.

              Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends in cash by notifying their broker or other financial intermediary of their election.

              While we generally use primarily newly issued shares to implement the plan (especially if our shares are trading at a premium to net asset value), we may purchase shares in the open market in connection with our obligations under the plan. In particular, if our shares are trading at a significant enough discount to net asset value and we are otherwise permitted under applicable law to purchase such shares, we intend to purchase shares in the open market in connection with our obligations under our dividend reinvestment plan. The number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the dividend payable to such stockholder by the market price per share of our common stock at the close of regular trading on The NASDAQ Global Select Market on the valuation date fixed by the board of directors for such dividend. Market price per share on that date will be the closing price for such shares on The NASDAQ Global Select Market or, if no sale is reported for such day, at the average of their reported bid and asked prices. The number of shares of our common stock to be outstanding after giving effect to payment of the dividend cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.

              There are no brokerage charges or other charges to stockholders who participate in the plan. The plan administrator's fees under the plan are paid by us. If a participant elects by notice to the plan administrator in advance of termination to have the plan administrator sell part or all of the shares held by the plan administrator in the participant's account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15 transaction fee plus a $0.12 per share fee from the proceeds.

              Stockholders whose cash dividends are reinvested in shares of our common stock are subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their dividends in cash. A stockholder's basis for determining gain or loss upon the sale of stock received in a dividend from us will be equal to the total dollar amount of the dividend payable to the stockholder. Any stock received on reinvestment of a cash dividend will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder's account.

              Participants may terminate their accounts under the plan by notifying the plan administrator via its website at www.computershare.com/investor, by filling out the transaction request form located at bottom of their statement and sending it to the plan administrator at P.O. Box 43078, Providence, RI 02940-3078 or by calling the plan administrator's hotline at 1-800-426-5523.

              The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend by us. All correspondence concerning the plan should be directed to the plan administrator via the internet at www.computershare.com/investor, by mail at P.O. Box 43078, Providence, RI 02940-3078 or by telephone at 1-800-426-5523.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

              The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in shares of our preferred stock or common stock. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, and financial institutions. This summary assumes that investors hold our preferred stock or common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, temporary and final U.S. Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (the "IRS") regarding the offerings pursuant to this prospectus and any accompanying prospectus supplement. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets. It also does not discuss the tax aspects of common or preferred stock sold in units with the other securities being registered.

              This summary does not discuss the consequences of an investment in our subscription rights, debt securities or warrants representing rights to purchase shares of our preferred stock, common stock or debt securities or as units in combination with such securities. The U.S. federal income tax consequences of such an investment will be discussed in a relevant prospectus supplement. In addition, we may issue preferred stock with terms resulting in U.S. federal income taxation of holders with respect to such preferred stock in a manner different from as set forth in this summary. In such instances, such differences will be discussed in a relevant prospectus supplement.

              A "U.S. stockholder" is a beneficial owner of shares of our preferred stock or common stock that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  a trust, if a court within the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

              A "non-U.S. stockholder" is a beneficial owner of shares of our preferred stock or common stock that is not a U.S. stockholder, nor a partnership for U.S. federal income tax purposes.

              If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our preferred stock or common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partnership holding shares of our preferred stock or common stock or a partner of such a partnership should consult his, her or its tax advisers with respect to the purchase, ownership and disposition of shares of our preferred stock or common stock.

              Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

ELECTION TO BE TAXED AS A RIC

              As a BDC, we have elected to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, we must distribute to our stockholders, for each taxable year, an amount equal to at least 90% of our "investment company taxable income," which is generally our ordinary income plus the excess of net short-term capital gain over net long-term capital loss, reduced by deductible expenses (the "Annual Distribution Requirement"). See "Risk Factors—Risks Relating to our Business—We will be subject to corporate-level income tax if we are unable to qualify as a RIC."

TAXATION AS A RIC

              If we:

  •
  qualify as a RIC; and

  •
  satisfy the Annual Distribution Requirement;

then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (generally, net long-term capital gain in excess of net short-term capital loss) we distribute (or are deemed to distribute) to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to our stockholders.

              We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our ordinary income for each calendar year, (2) 98% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income recognized, but not distributed, in preceding years (the "Excise Tax Avoidance Requirement"). We have in the past and can be expected to pay such excise tax on a portion of our income.

              To qualify as a RIC for U.S. federal income tax purposes, we generally must, among other things:

  •
  qualify to be treated as a BDC under the Investment Company Act at all times during each taxable year;

  •
  derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, or other income derived with respect to our business of investing in such stock or securities (the "90% Income Test"); and

  •
  diversify our holdings so that at the end of each quarter of the taxable year:

    •
    at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

      •
      no more than 25% of the value of our assets is invested in the securities, other than U.S. Government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses (the "Diversification Tests").

              We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with payment-in-kind interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement, even though we will not have received any corresponding cash amount.

              Furthermore, a portfolio company in which we invest may face financial difficulty that requires us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such restructuring may result in unusable capital losses and future non-cash income. Any such restructuring may also result in our recognition of a substantial amount of non-qualifying income for purposes of the 90% Income Test, such as cancellation of indebtedness income in connection with the work-out of a leveraged investment or the receipt of non-qualifying income.

              In addition, certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur and (v) adversely alter the characterization of certain complex financial transactions. We will monitor our transactions and may make certain tax elections in order to mitigate the effect of these provisions.

              Gain or loss recognized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant.

              Our investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. Stockholders will generally not be entitled to claim a credit or deduction with respect to non-U.S. taxes paid by us.

              If we purchase shares in a "passive foreign investment company" (a "PFIC"), we may be subject to U.S. federal income tax on a portion of any "excess distribution" or gain from the disposition of such shares even if such income is distributed as a taxable dividend by us to our stockholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a "qualified electing fund" under the Code (a "QEF"), in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% excise tax. See "Taxation as a RIC" above.

              Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

              If we borrow money, we may be prevented by loan covenants from declaring and paying dividends in certain circumstances. Limits on our payment of dividends may prevent us from meeting the Annual Distribution Requirement, and may, therefore, jeopardize our qualification for taxation as a RIC, or subject us to the 4% excise tax.

              We are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the Investment Company Act, we are not permitted to make distributions to our stockholders while our debt obligations and senior securities are outstanding unless certain "asset coverage" tests are met. See "Regulation—Indebtedness and Senior Securities." Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets to meet the Annual Distribution Requirement, the Diversification Test, or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

              Some of the income and fees that we recognize, such as management fees or income recognized in a work-out or restructuring of a portfolio investment, will not satisfy the 90% Income Test. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy the 90% Income Test, we may be required to recognize such income and fees directly or indirectly through one or more entities treated as U.S. corporations for U.S. federal income tax purposes. While we would expect that recognizing such income through such corporations will assist us in satisfying the 90% Income Test, no assurance can be given that this structure will be respected for U.S. federal income tax purposes, which could result in our disqualification as a RIC. Even if the structure is respected, such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce the yield on such income and fees.

              If we fail to satisfy the Annual Distribution Requirement or otherwise fail to qualify as a RIC in any taxable year, we will be subject to tax in that year on all of our taxable income, regardless of whether we make any distributions to our stockholders. In that case, all of our income will be subject to corporate-level U.S. federal income tax, reducing the amount available to be distributed to our stockholders. In contrast, assuming we qualify as a RIC, our corporate-level U.S. federal income tax should be substantially reduced or eliminated. See "Election to be Taxed as a RIC" and "Risk Factors—Risks Relating to our Business—We will be subject to corporate-level income tax if we are unable to qualify as a RIC."

              The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.

TAXATION OF U.S. STOCKHOLDERS

              Whether an investment in the shares of our preferred stock or common stock is appropriate for a U.S. stockholder will depend upon that person's particular circumstances. An investment in the shares of our preferred stock or common stock by a U.S. stockholder may have adverse tax consequences. The following summary generally describes certain U.S. federal income tax consequences of an investment in shares of our preferred stock and common stock by taxable U.S. stockholders and not by tax-exempt U.S. stockholders (that is, U.S. stockholders that are generally exempt from U.S. federal income taxation). U.S. stockholders should consult their tax advisers before investing in shares of our preferred stock or common stock.

              Distributions by us generally are taxable to U.S. stockholders as ordinary income or long-term capital gain. Distributions of our "investment company taxable income" (which is, generally, our ordinary income plus net short-term capital gain in excess of net long-term capital loss, reduced by deductible expenses) will be taxable as ordinary income to U.S. stockholders to the extent of our current and accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. Distributions of our net capital gain (which is generally our net long-term capital gain in excess of net short-term capital loss) properly designated by us as "capital gain dividends" will be taxable to a U.S. stockholder as long-term capital gain, at a maximum rate of 15% (for taxable years beginning before January 1, 2011) in the case of individuals, trusts or estates. This is true regardless of the U.S. stockholder's holding period for his, her or its preferred stock or common stock and regardless of whether the dividend is paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder's adjusted tax basis in such stockholder's preferred stock or common stock and, after the adjusted basis is reduced to zero, will constitute capital gain to such U.S. stockholder. We have made distributions in excess of our earnings and profits and expect to continue to do so in the future.

              Our ordinary income dividends, but not capital gain dividends, paid to corporate U.S. stockholders, may, if certain conditions are met, qualify for the 70% dividends-received deduction to the extent that we have received qualifying dividends during the taxable year. We expect only a small portion of our dividends to qualify for this deduction.

              For taxable years beginning before January 1, 2011, to the extent distributions paid by us to U.S. stockholders that are individuals, trusts or estates are attributable to dividends from certain U.S. corporations and qualified foreign corporations and appropriately designated, such distributions generally will be treated as "qualified dividend income." Accordingly, such distributions would be eligible for a maximum tax rate of 15% on net capital gain, provided that certain holding period requirements are met. In this regard, it is anticipated that only a small portion of distributions paid by us will be eligible for qualification as qualified dividend income.

              Although we currently intend to distribute any of our net capital gain at least annually, we may in the future decide to retain some or all of our net capital gain, but designate the retained amount as a "deemed distribution." In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder's tax basis for his, her or its preferred stock or common stock. Since we expect to pay tax on any retained net capital gain at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on net capital gain, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder's other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder's liability for U.S. federal income tax. A U.S. stockholder that is not subject to U.S. federal income tax or otherwise is not required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a "deemed distribution."

              We will be subject to alternative minimum tax, also referred to as "AMT," but any items that are treated differently for AMT purposes must be apportioned between us and our stockholders and this may affect U.S. stockholders' AMT liabilities. Although regulations explaining the precise method of apportionment have not yet been issued, such items will generally be apportioned in the same proportion that dividends paid to each stockholder bear to our taxable income (determined without regard to the dividends paid deduction), unless a different method for particular item is warranted under the circumstances.

              For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. stockholders on December 31 of the year in which the dividend was declared.

              We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 10% for our taxable years ending on or before December 31, 2009) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, you will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

              If an investor purchases shares of our preferred stock or common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of his, her or its investment. We have built-up or have the potential to build up large amounts of unrealized gain which, when realized and distributed, could have the effect of a taxable return of capital to stockholders.

              A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of our preferred stock or common stock. The amount of gain or loss will be measured by the difference between such stockholder's adjusted tax basis in the stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held his, her or its shares for more than one year. Otherwise, it would be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our preferred stock or common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our preferred stock or common stock may be disallowed if substantially identical stock or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

              For taxable years beginning before January 1, 2011, in general, U.S. stockholders that are individuals, trusts or estates are subject to a maximum U.S. federal income tax rate of 15% on their net capital gain (generally, the excess of net long-term capital gain over net short-term capital loss for a taxable year, including a long-term capital gain derived from an investment in our shares). Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S.

stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 35% rate that also applies to ordinary income. Non-corporate U.S. stockholders with net capital losses for a year (i.e., capital loss in excess of capital gain) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

              We will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder's taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year's distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 15% maximum rate). Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder's particular situation.

              We may be required to withhold U.S. federal income tax ("backup withholding"), currently at a rate of 28%, from all taxable distributions to any non-corporate U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding, or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual's taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder's federal income tax liability and may entitle such stockholder to a refund, provided that proper information is timely provided to the IRS.

              Under U.S. Treasury regulations, if a stockholder recognizes a loss with respect to shares of $2 million or more for a non-corporate stockholder or $10 million or more for a corporate stockholder in any single taxable year (or a greater loss over a combination of years), the stockholder must file with the IRS a disclosure statement on Form 8886. Direct stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

TAXATION OF NON-U.S. STOCKHOLDERS

              Whether an investment in the shares of our preferred stock or common stock is appropriate for a non-U.S. stockholder will depend upon that person's particular circumstances. An investment in the shares of our preferred stock or common stock by a non-U.S. stockholder may have adverse tax consequences and, accordingly, may not be appropriate for a non-U.S. stockholder. Non-U.S. stockholders should consult their tax advisers before investing in our preferred stock or common stock.

              Distributions of our "investment company taxable income" to non-U.S. stockholders (including interest income and net short-term capital gain in excess of long-term capital loss, which generally would be free of withholding if paid to non-U.S. stockholders directly) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent of our current and accumulated earnings and profits unless an exception applies. If the distributions are effectively connected with a U.S. trade or business of the non-U.S. stockholder, or, if an income tax treaty applies, are attributable to a permanent establishment in the United States of the

non-U.S. stockholder, distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. In that case, we will not be required to withhold U.S. federal income tax if the non-U.S. stockholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.

              In addition, with respect to certain distributions made to non-U.S. stockholders in our taxable years beginning before January 1, 2010, no withholding will be required and the distributions generally will not be subject to U.S. federal income tax if (i) the distributions are properly designated in a notice timely delivered to our stockholders as "interest related dividends" or "short-term capital gain dividends," (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. If a non-U.S. stockholder holds our shares of preferred stock or common stock through a brokerage account, no assurance can be given that the exemptions to taxations described in this paragraph will apply. Furthermore, no assurance can be given that we would designate any of our distributions as interest-related dividends or short-term capital gain dividends even if we were permitted to do so. Actual or deemed distributions of our net capital gain to a non-U.S. stockholder, and gains recognized by a non-U.S. stockholder upon the sale of our preferred stock or common stock, will not be subject to withholding of U.S. federal income tax and generally will not be subject to U.S. federal income tax (a) unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States or (b) the non-U.S. stockholder is an individual, has been present in the United States for 183 days or more during the taxable year, and certain other conditions are satisfied.

              If we distribute our net capital gain in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. stockholder's allocable share of the tax we pay on the capital gain deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. stockholder, distributions (both actual and deemed), and gains recognized upon the sale of our preferred stock or common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty). We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 10% for our taxable years ending on or before December 31, 2009) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, you will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

              A non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

FAILURE TO QUALIFY AS A RIC

              If we were unable to qualify for treatment as a RIC, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. Distributions would generally be taxable to our stockholders as ordinary dividend income eligible for the 15% maximum rate (for taxable years beginning before January 1, 2011) to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate U.S. stockholders would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder's tax basis, and any remaining distributions would be treated as a capital gain. If we were to fail to meet the RIC requirements for more than two consecutive years and then to seek to requalify as a RIC, we would be required to recognize gain to the extent of any unrealized appreciation in our assets unless we made a special election to pay corporate-level tax on any such unrealized appreciation recognized during the succeeding 10-year period.

POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSIDERATIONS

              Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.

DESCRIPTION OF SECURITIES

              This prospectus contains a summary of the common stock, preferred stock, subscription rights, debt securities and warrants. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security.

              Any of the securities described herein and in a prospectus supplement may be issued separately or as part of a unit consisting of two or more securities, which may or may not be separable from one another.

DESCRIPTION OF OUR CAPITAL STOCK

              The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our charter and bylaws for a more detailed description of the provisions summarized below.

STOCK

              Our authorized stock consists of 200,000,000 shares of stock, par value $0.001 per share, all of which are currently designated as common stock. Our common stock is traded on The NASDAQ Global Select Market under the symbol "ARCC." On June 22, 2009, the last reported sales price of our common stock on The NASDAQ Global Select Market was $7.89 per share. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our indebtedness or obligations.

              Under our charter, our board of directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock and authorize the issuance of shares of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our charter provides that the board of directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

              All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of a liquidation, dissolution or winding up of the Company, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay off all indebtedness and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

              The following are our outstanding classes of capital stock as of June 22, 2009:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Registrant or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under Column (3)
Common Stock	200,000,000	—	97,152,820

Preferred Stock

              Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the Investment Company Act. The Investment Company Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other indebtedness and senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two years or more. Certain matters under the Investment Company Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS; INDEMNIFICATION AND ADVANCE OF EXPENSES

              Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision, which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law, subject to the requirements of the Investment Company Act.

              Our charter authorizes us and our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the Investment Company Act, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the Investment Company Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. In addition to the indemnification provided for in our bylaws, we have entered into indemnification agreements with each of our current directors and certain of our officers and with members of our investment adviser's investment committee and we intend to enter into indemnification agreements with each of our future directors, members of our investment committee and certain of our officers. The indemnification agreements attempt to provide these directors, officers and other persons the maximum indemnification permitted under Maryland law and the Investment Company Act. The agreements provide, among other things, for the advancement of expenses and indemnification for liabilities incurred which such person may incur by reason of his or her status as a present or former director or officer or member of our investment adviser's investment committee in any action or proceeding arising out of the performance of such person's services as a present or former director or officer or member of our investment adviser's investment committee.

              Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

              The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classified board of directors

              Our board of directors is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies.

Election of directors

              Our charter and bylaws provide that the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote in the election of directors will be required to elect a director. Pursuant to the charter, our board of directors may amend the bylaws to alter the vote required to elect directors.

Number of directors; vacancies; removal

              Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than four nor more than eight. Our charter sets forth our election, subject to certain requirements, to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the board of directors. Accordingly, except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the Investment Company Act.

              Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Action by stockholders

              Under the Maryland General Corporation Law and our charter, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written or electronically transmitted consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance notice provisions for stockholder nominations and stockholder proposals

              Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

              The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of special meetings of stockholders

              Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of extraordinary corporate action; amendment of charter and bylaws

              Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. See "Risk Factors—Risks Relating to Offerings Pursuant to this Prospectus—Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock." However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments and any proposal for our conversion, whether by merger or otherwise, from a closed-end company to an open-end company or any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80 percent of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by at least two-thirds of our continuing directors (in addition to approval by our board of directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The "continuing directors" are defined in our charter as our current directors as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the board of directors.

              Our charter and bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No appraisal rights

              Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed below, as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that such rights will apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Control share acquisitions

              The Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

              The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

              A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

              If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the Investment Company Act, which will prohibit any such repurchase other than in limited circumstances. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

              The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

              Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. Such provision could also be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests based on our determination that our being subject to the Control Share Acquisition Act does not conflict with the Investment Company Act.

Business combinations

              Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

              A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

              After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

              These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

              The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the board of directors, including a majority of the directors who are not interested persons as defined in the Investment Company Act. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with the Investment Company Act

              Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Control Share Acquisition Act (if we amend our bylaws to be subject to such act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act will control.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

              At our 2009 Annual Stockholders Meeting, our stockholders approved our ability to sell or otherwise issue shares of our common stock, not exceeding 25% of our then outstanding common stock, at a price below the then current net asset value per share during a period beginning on May 4, 2009 (the "Stockholder Approval") and expiring on the earlier of the anniversary of the date of the 2009 Annual Stockholders Meeting and the date of our 2010 Annual Stockholders Meeting, which is expected to be held in May 2010. In order to sell shares of common stock pursuant to this authorization, no further authorization from our stockholders will be solicited but a majority of our directors who have no financial interest in the sale and a majority of our independent directors must (i) find that the sale is in our best interests and in the best interests of our stockholders and (ii) in consultation with any underwriter or underwriters of the offering, make a good faith determination as of a time either immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such shares of common stock, or immediately prior to the issuance of such common stock, that the price at which such shares of common stock are to be sold is not less than a price which closely approximates the market value of those shares of common stock, less any distributing commission or discount.

              Any offering of common stock below its net asset value per share will be designed to raise capital for investment in accordance with our investment objective.

              In making a determination that an offering of common stock below its net asset value per share is in our and our stockholders' best interests, our board of directors will consider a variety of factors including:

  •
  the effect that an offering below net asset value per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;

  •
  the amount per share by which the offering price per share and the net proceeds per share are less than our most recently determined net asset value per share;

  •
  the relationship of recent market prices of par common stock to net asset value per share and the potential impact of the offering on the market price per share of our common stock;

  •
  whether the estimated offering price would closely approximate the market value of shares of our common stock;

  •
  the potential market impact of being able to raise capital during the current financial market difficulties;

  •
  the nature of any new investors anticipated to acquire shares of our common stock in the offering;

  •
  the anticipated rate of return on and quality, type and availability of investments; and

  •
  the leverage available to us.

              Our board of directors will also consider the fact that sales of shares of common stock at a discount will benefit our investment adviser as the investment adviser will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other securities of the Company or from the offering of common stock at premium to net asset value per share.

              We will not sell shares of our common stock under this prospectus or an accompanying prospectus supplement pursuant to the Stockholder Approval without first filing a post-effective amendment to the registration statement if the cumulative dilution to the Company's net asset value per share from offerings under the registration statement exceeds 15%. This would be measured separately for each offering pursuant to the registration statement by calculating the percentage dilution or accretion to aggregate net asset value from that offering and then summing the percentage from each offering. For example, if our most recently determined net asset value per share at the time of the first offering is $15.00 and we have 30,000,000 million shares of common stock outstanding, the sale of 6,000,000 shares of common stock at net proceeds to us of $7.50 per share (a 50% discount) would produce dilution of 8.33%. If we subsequently determined that our net asset value per share increased to $15.75 on the then 36,000,000 shares of common stock outstanding and then made an additional offering, we could, for example, sell approximately an additional 7.2 million shares of common stock at net proceeds to us of $9.45 per share, which would produce dilution of 6.67%, before we would reach the aggregate 15% limit.

              Sales by us of our common stock at a discount from net asset value per share pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering. Any sale of common stock at a price below net asset value per share would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro-rata basis. See "Risk Factors—Risks Relating to Offerings Pursuant to this Prospectus."

              The following three headings and accompanying tables explain and provide hypothetical examples on the impact of an offering of our common stock at a price less than net asset value per share on three different types of investors:

  •
  existing stockholders who do not purchase any shares in the offering;

  •
  existing stockholders who purchase a relative small amount of shares in the offering or a relatively large amount of shares in the offering; and

  •
  new investors who become stockholders by purchasing shares in the offering.

Impact On Existing Stockholders Who Do Not Participate in the Offering

              Our current stockholders who do not participate in an offering below net asset value per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate dilution in the net asset value of the shares of common stock they hold and their net asset value per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to such offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. Further, if current stockholders do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current net asset value, their voting power will be diluted.

              The following chart illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from net asset value per share. It is not possible to predict the level of market price decline that may occur.

              The examples assume that the issuer has 30,000,000 shares outstanding, $600,000,000 in total assets and $150,000,000 in total liabilities. The current net asset value and net asset value per share are thus $450,000,000 and $15.00. The chart illustrates the dilutive effect on Stockholder A of (1) an offering of 1,500,000 shares of common stock (5% of the outstanding shares) at $14.25 per share after offering expenses and commission (a 5% discount from net asset value), (2) an offering of 3,000,000 shares of common stock (10% of the outstanding shares) at $13.50 per share after offering expenses and commissions (a 10% discount from net asset value) and (3) an offering of 6,000,000 shares of common stock (20% of the outstanding shares) at $12.00 per share after offering expenses and commissions (a 20% discount from net asset value). The prospectus supplement pursuant to which any discounted offering is made will include a chart based on the actual number of shares of common stock in such offering and the actual discount to the most recently determined net asset value.

		Example 1		Example 2		Example 3
		5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$15.00	—	$14.21	—	$12.63	—
Net Proceeds per Share to Issuer		$14.25	—	$13.50	—	$12.00	—
Decrease to Net Asset Value
Total Shares Outstanding	30,000,000	31,500,000	5.00%	33,000,000	10.00%	36,000,000	20.00%
Net Asset Value per Share	$15.00	$14.96	(0.24)%	$14.86	(0.91)%	$14.50	(3.33)%
Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	30,000	30,000	0.00%	30,000	0.00%	30,000	0.00%
Percentage Held by Stockholder A	0.10%	0.10%	(4.76)%	0.09%	(9.09)%	0.08%	(16.67)%
Total Net Asset Value Held by Stockholder A	$450,000	$448,929	(0.24)%	$445,909	(0.91)%	$435,000	(3.33)%
Total Investment by Stockholder A (Assumed to Be $15.00 per Share)	$450,000	$450,000		$450,000		$450,000
Total Dilution to Stockholder A (Total Net Asset Value Less Total Investment)		$(1,071)		$(4,091)		$(15,000)
Investment per Share Held by Stockholder A (Assumed to be $15.00 per Share on Shares Held Prior to Sale)	$15.00	$15.00	0.00%	$15.00	0.00%	$15.00	0.00%
Net Asset Value per Share Held by Stockholder A		$14.96		$14.86		$14.50
Dilution per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.04)		$(0.14)		$(0.50)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(0.24)%		(0.91)%		(3.33)%

Impact On Existing Stockholders Who Do Participate in the Offering

              Our existing stockholders who participate in an offering below net asset value per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of net asset value dilution as the nonparticipating stockholders, although at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares of our common stock immediately prior to the offering. The level of net asset value dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience net asset value dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience accretion in net asset value per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to such offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who overparticipates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience net asset value dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and the level of discounts increase.

              The following chart illustrates the level of dilution and accretion in the hypothetical 20% discount offering from the prior chart (Example 3) for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 3,000 shares, which is 0.05% of an offering of 6,000,000 shares) rather than its 0.10% proportionate share and (2) 150% of such percentage (i.e. 9,000 shares, which is 0.15% of an offering of 6,000,000 shares rather than its 0.10% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share. It is not possible to predict the level of market price decline that may occur.

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$12.63		$12.63
Net Proceeds per Share to Issuer		$12.00		$12.00
Decrease/Increase to Net Asset Value
Total Shares Outstanding	30,000,000	36,000,000	20%	36,000,000	20%
Net Asset Value per Share	$15.00	$14.50	(3.33)%	$14.50	(3.33)%
Dilution/Accretion to Participating Stockholder
Shares Held by Stockholder A	30,000	33,000	10%	39,000	30%
Percentage Held by Stockholder A	0.10%	0.09%	(8.33)%	0.11%	8.33%
Total Net Asset Value Held by Stockholder A	$450,000	$478,500	6.33%	$565,500	25.67%
Total Investment by Stockholder A (Assumed to be $15.00 per Share on Shares Held Prior to Sale)		$487,895		$563,684
Total Dilution/Accretion to Stockholder A (Total Net Asset Value Less Total Investment)		$(9,395)		$1,816
Investment per Share Held by Stockholder A (assumed to Be $15.00 on Shares Held Prior to Sale)	$15.00	$14.78	(1.44)%	$14.45	(3.64)%
Net Asset Value per Share Held by Stockholder A		$14.50		$14.50
Dilution/Accretion per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.28)		$0.05	0.40%
Percentage Dilution/Accretion to Stockholder A (Dilution/Accretion per Share Divided by Investment per Share)			(1.96)%		0.32%

Impact On New Investors

              Investors who are not currently stockholders and who participate in an offering of shares of our common stock below net asset value but whose investment per share is greater than the resulting net asset value per share due to selling compensation and expenses paid by the Company will experience an immediate decrease, although small, in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering of shares of our common stock below net asset value per share and whose investment per share is also less than the resulting net asset value per share due to selling compensation and expenses paid by the Company being significantly less than the discount per share, will experience an immediate increase in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to such offering. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.

              The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10% and 20% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (0.10%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share. It is not possible to predict the level of market price decline that may occur.

		Example 1		Example 2		Example 3
		5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$15.00		$14.21		$12.63
Net Proceeds per Share to Issuer		$14.25		$13.50		$12.00
Decrease/Increase to Net Asset Value
Total Shares Outstanding	30,000,000	31,500,000	5%	33,000,000	10%	36,000,000	20%
Net Asset Value per Share	$15.00	$14.96	(0.24)%	$14.86	(0.91)%	$14.50	(3.33)%
Dilution/Accretion to New Investor A
Shares Held by Investor A	0	1,500		3,000		6,000
Percentage Held by Investor A	0.00%	0.00%		0.01%		0.02%
Total Net Asset Value Held by Investor A	$0	$22,446		$44,591		$87,000
Total Investment by Investor A (At Price to Public)		$22,500		$42,632		$75,789
Total Dilution/Accretion to Investor A (Total Net Asset Value Less Total Investment)		$(54)		$1,959		$11,211
Investment per Share Held by Investor A	$0	$15.00		$14.21		$12.63
Net Asset Value per Share Held by Investor A		$14.96		$14.86		$14.50
Dilution/Accretion per Share Held by Investor A (Net Asset Value per Share Less Investment per Share)		$(0.04)		$0.65		$1.87
Percentage Dilution/Accretion to Investor A (Dilution/Accretion per Share Divided by Investment per Share)			(0.24)%		4.60%		14.79%

ISSUANCE OF WARRANTS OR SECURITIES TO SUBSCRIBE FOR OR CONVERTIBLE INTO SHARES OF OUR COMMON STOCK

              At our 2009 Annual Stockholders Meeting, our stockholders also approved our ability to sell or otherwise issue warrants or securities to subscribe for or convertible into shares of our common stock, not exceeding 25% of our then outstanding common stock, at an exercise or conversion price that, at the date of issuance, will not be less than the greater of the market value per share of our common stock and the net asset value per share of our common stock. Any exercise of warrants or securities to subscribe for or convertible into shares of our common stock at an exercise or conversion price that is below net asset value at the time of such exercise or conversion would result in an immediate dilution to existing common stockholders. This dilution would include reduction in net asset value as a result of the proportionately greater decrease in the stockholders' interest in our earnings and assets and their voting interest than the increase in our assets resulting from such offering.

              As a result of obtaining this authorization, in order to sell or otherwise issue such securities, (i) the exercise, conversion or subscription rights in such securities must expire by their terms within

10 years, (ii) with respect to any warrants, options or rights to subscribe or convert to our common stock that are issued along with other securities, such warrants, options or rights must not be separately transferable, (iii) the exercise or conversion price of such securities must not be less than the greater of the market value per share of our common stock and the net asset value per share of our common stock at the date of issuance of such securities, (iv) the issuance of such securities must be approved by a majority of the board of directors who have no financial interest in the transaction and a majority of the non-interested directors on the basis that such issuance is in the best interests of the Company and its stockholders and (v) the number of shares of our common stock that would result from the exercise or conversion of such securities and all other securities convertible, exercisable or exchangeable into shares of our common stock outstanding at the time of issuance of such securities must not exceed 25% of our outstanding common stock at such time.

              We could also sell shares of common stock below net asset value per share in certain other circumstances, including through subscription rights issued in rights offerings. See "Description of our Subscription Rights" and "Risk Factors—Risks Relating to Offerings Pursuant to this Prospectus—Your interest in may be diluted if you do not fully exercise your subscription rights in any rights offering. In addition, if the subscription price is less than our net asset value per share, then you will experience an immediate dilution of the aggregate net asset value of your shares."

DESCRIPTION OF OUR PREFERRED STOCK

              In addition to shares of common stock, our charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such an issuance must adhere to the requirements of the Investment Company Act, Maryland law and any other limitations imposed by law.

              The Investment Company Act currently requires, among other things, that (1) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 50% of our total assets (taking into account such distribution), (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more and (3) such class of stock have complete priority over any other class as to distribution of assets and payment of dividends, which dividends shall be cumulative.

              For any series of preferred stock that we may issue, our board of directors will determine and the articles supplementary and the prospectus supplement relating to such series will describe:

  •
  the designation and number of shares of such series;

  •
  the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;

  •
  any provisions relating to convertibility or exchangeability of the shares of such series;

  •
  the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

  •
  the voting powers, if any, of the holders of shares of such series;

  •
  any provisions relating to the redemption of the shares of such series;

  •
  any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

  •
  any conditions or restrictions on our ability to issue additional shares of such series or other securities;

  •
  if applicable, a discussion of certain U.S. federal income tax considerations; and

  •
  any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

              All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

GENERAL

              We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

              The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

  •
  the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

  •
  the title of such subscription rights;

  •
  the exercise price for such subscription rights (or method of calculation thereof);

  •
  the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

  •
  the number of such subscription rights issued to each stockholder;

  •
  the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

  •
  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

  •
  the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

  •
  the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

  •
  any termination right we may have in connection with such subscription rights offering; and

  •
  any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

EXERCISE OF SUBSCRIPTION RIGHTS

              Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

              Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

              The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

              We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

              A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

  •
  whether such warrants will be issued in registered form or bearer form;

  •
  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  the terms of the securities issuable upon exercise of the warrants;

  •
  if applicable, a discussion of certain U.S. federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

              We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

              Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

              Under the Investment Company Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of Ares Capital and its stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The Investment Company Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR DEBT SECURITIES

              We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

              As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an "indenture." An indenture is a contract between us and U.S. Bank National Association, a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under "Events of Default—Remedies if an Event of Default Occurs". Second, the trustee performs certain administrative duties for us.

              Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture with the SEC. See "Available Information" for information on how to obtain a copy of the indenture.

              The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including, among other things:

  •
  the designation or title of the series of debt securities;

  •
  the total principal amount of the series of debt securities;

  •
  the percentage of the principal amount at which the series of debt securities will be offered;

  •
  the date or dates on which principal will be payable;

  •
  the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

  •
  the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

  •
  the terms for redemption, extension or early repayment, if any;

  •
  the currencies in which the series of debt securities are issued and payable;

  •
  whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

  •
  the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

  •
  the denominations in which the offered debt securities will be issued;

  •
  the provision for any sinking fund;

  •
  any restrictive covenants;

  •
  any Events of Default;

  •
  whether the series of debt securities are issuable in certificated form;

  •
  any provisions for defeasance or covenant defeasance;

  •
  any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;

  •
  whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

  •
  any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

  •
  whether the debt securities are subject to subordination and the terms of such subordination;

  •
  the listing, if any, on a securities exchange; and

  •
  any other terms.

              The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

              We are permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, as defined in the Investment Company Act, is at least equal to 200% immediately after each such issuance. In addition, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit the distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. Specifically, we may be precluded from declaring dividends or repurchasing shares of our common stock unless our asset coverage is at least 200%. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see "Risk Factors—Risks Relating to our Business—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital."

GENERAL

              The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement ("offered debt securities") and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities ("underlying debt securities"), may be issued under the indenture in one or more series.

              For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

              The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the "indenture securities". The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See "Resignation of Trustee" below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term "indenture securities" means the one or more series of debt securities with respect to which each respective trustee is acting.

In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

              The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

              We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

              We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

              We expect that we will usually issue debt securities in book entry only form represented by global securities.

CONVERSION AND EXCHANGE

              If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

PAYMENT AND PAYING AGENTS

              We will pay interest to the person listed in the applicable trustee's records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the "record date". Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest".

Payments on Global Securities

              We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

              We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

              Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

              If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

              Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

EVENTS OF DEFAULT

              You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

              The term "Event of Default" in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):

  •
  We do not pay the principal of, or any premium on, a debt security of the series on its due date, and do not cure this default within 5 days.

  •
  We do not pay interest on a debt security of the series when due, and such default is not cured within 30 days.

  •
  We do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within 5 days.

  •
  We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.

  •
  We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days.

  •
  On the last business day of each of twenty-four consecutive calendar months, we have an asset coverage of less than 100%.

  •
  Any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

              An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

              If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series.

              The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). (Section 315 of the Trust Indenture Act of 1939) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

              Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  You must give your trustee written notice that an Event of Default has occurred and remains uncured.

  •
  The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

  •
  The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

  •
  The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60 day period.

              However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

              Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

  •
  the payment of principal, any premium or interest; or

  •
  in respect of a covenant that cannot be modified or amended without the consent of each holder.

              Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

              Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

MERGER OR CONSOLIDATION

              Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, unless the prospectus supplement relating to certain debt securities states otherwise, we may not take any of these actions unless all the following conditions are met:

  •
  Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities.

  •
  Immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing.

  •
  Under the indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our subsidiaries, if any, would become subject to any mortgage, lien or other encumbrance unless either (i) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the indenture without equally and ratably securing the indenture securities or (ii) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance.

  •
  We must deliver certain certificates and documents to the trustee.

  •
  We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

MODIFICATION OR WAIVER

              There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

              First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

  •
  change the stated maturity of the principal of or interest on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

  •
  adversely affect any right of repayment at the holder's option;

  •
  change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

  •
  impair your right to sue for payment;

  •
  adversely affect any right to convert or exchange a debt security in accordance with its terms;

  •
  modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

  •
  modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

  •
  change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

              The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

              Any other change to the indenture and the debt securities would require the following approval:

  •
  If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

  •
  If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

              The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under "—Changes Requiring Your Approval".

Further Details Concerning Voting

              When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

  •
  For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.

  •
  For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

  •
  For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

              Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Defeasance—Full Defeasance".

              We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

              Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

DEFEASANCE

              The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

              Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called "covenant defeasance". In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under "Indenture Provisions—Subordination" below. In order to achieve covenant defeasance, we must do the following:

  •
  If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  •
  We must deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

              We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act, as amended, and a legal opinion and officers' certificate stating that all conditions precedent to covenant defeasance have been complied with.

              If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

              If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

  •
  If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  •
  We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

  •
  We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act, as amended, and a legal opinion and officers' certificate stating that all conditions precedent to defeasance have been complied with.

              If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under "Indenture Provisions—Subordination".

FORM, EXCHANGE AND TRANSFER OF CERTIFICATED REGISTERED SECURITIES

              Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

              Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

              Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

              If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

              If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

RESIGNATION OF TRUSTEE

              Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

INDENTURE PROVISIONS—SUBORDINATION

              Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money's worth.

              In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

              By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

              Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

  •
  our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and

  •
  renewals, extensions, modifications and refinancings of any of this indebtedness.

              If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

THE TRUSTEE UNDER THE INDENTURE

              U.S. Bank National Association will serve as the trustee under the indenture.

CERTAIN CONSIDERATIONS RELATING TO FOREIGN CURRENCIES

              Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

BOOK-ENTRY DEBT SECURITIES

              DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC.

              DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC").

              DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has Standard & Poor's highest rating: AAA. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

              Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

              To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

              Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

              Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

              Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

              Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

              DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

              The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

REGULATION

              We have elected to be regulated as a BDC under the Investment Company Act and have elected to be treated as a RIC under Subchapter M of the Code. As with other companies regulated by the Investment Company Act, a BDC must adhere to certain substantive regulatory requirements. The Investment Company Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers), principal underwriters and certain affiliates of those affiliates or underwriters. Among other things, we cannot invest in any portfolio company in which any of the funds managed by Ares currently has an investment (although we may co-invest on a concurrent basis with other funds managed by Ares, subject to compliance with existing regulatory guidance, applicable regulations and our allocation procedures). Some of these co-investments would only be permitted pursuant to an exemptive order from the SEC. We have applied for an exemptive order from the SEC that would permit us to co-invest with funds managed by Ares. Any such order will be subject to certain terms and conditions. There is no assurance that the application for exemptive relief will be granted by the SEC. Accordingly, we cannot assure you that the Company will be permitted to co-invest with funds managed by Ares. See "Risk Factors—Risks Relating to Our Business—The Company may not replicate Ares' historical success and our ability to enter into transactions with Ares and our other affiliates is restricted." The Investment Company Act also requires that a majority of the directors be persons other than "interested persons," as that term is defined in the Investment Company Act. In addition, the Investment Company Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless that change is approved by a majority of our outstanding voting securities. Under the Investment Company Act, the vote of holders of a "majority" means the vote of the holders of the lesser of: (i) 67% or more of the outstanding shares of the Company's common stock present at a meeting or represented by proxy if holders of more than 50% of the shares of the Company's common stock are present or represented by proxy or (ii) more than 50% of the Company's outstanding shares of common stock.

              We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, we may, for the purpose of public resale, be deemed an "underwriter" as that term is defined in the Securities Act. Our intention is to not write (sell) or buy put or call options to manage risks associated with the publicly traded securities of our portfolio companies, except that we may enter into hedging transactions to manage the risks associated with interest rate and currency fluctuations. However, we may purchase or otherwise receive warrants to purchase the common stock of our portfolio companies in connection with acquisition financing or other investment. Similarly, in connection with an acquisition, we may acquire rights to require the issuers of acquired securities or their affiliates to repurchase them under certain circumstances. We also do not intend to acquire securities issued by any investment company that exceed the limits imposed by the Investment Company Act. Under these limits, we generally cannot acquire more than 3% of the voting stock of any investment company (as defined in the Investment Company Act), invest more than 5% of the value of our total assets in the securities of one investment company or invest more than 10% of the value of our total assets in the securities of investment companies in the aggregate. With regard to that portion of our portfolio invested in securities issued by investment companies, it should be noted that such investments might subject our stockholders to additional expenses. None of these are fundamental policies, and they may be changed without stockholder approval.

QUALIFYING ASSETS

              A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) below. Thus, under the Investment Company Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the Investment Company Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company's total assets. The principal categories of qualifying assets relevant to our proposed business are the following:

  (1)
  Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions):

  (A)
  is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the Investment Company Act as any issuer that:

  (i)
  is organized under the laws of, and has its principal place of business in, the United States;

  (ii)
  is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the Investment Company Act; and

  (iii)
  does not have any class of securities listed on a national securities exchange;

  (B)
  is a company that meets the requirements of (A)(i) and (ii) above, but is not an eligible portfolio company because it has issued a class of securities on a national securities exchange, if:

  (i)
  at the time of the purchase, we own at least 50% of the (a) greatest number of equity securities of such issuer and securities convertible into or exchangeable for such securities; and (b) the greatest amount of debt securities of such issuer, held by us at any point in time during the period when such issuer was an eligible portfolio company; and

  (ii)
  we are one of the 20 largest holders of record of such issuer's outstanding voting securities; or

  (C)
  is a company that meets the requirements of (A)(i) and (ii) above, but is not an eligible portfolio company because it has issued a class of securities on a national securities exchange, if the aggregate market value of such company's outstanding voting and non-voting common equity is less than $250.0 million.

  (2)
  Securities of any eligible portfolio company that we control.

  (3)
  Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

  (4)
  Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

  (5)
  Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

  (6)
  Cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment.

MANAGERIAL ASSISTANCE TO PORTFOLIO COMPANIES

              In order to count portfolio securities as qualifying assets for the purpose of the 70% test discussed above under "Qualifying Assets," the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, exercising control over the management or policies of the portfolio company or any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if the offer is accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

TEMPORARY INVESTMENTS

              Pending investment in other types of "qualifying assets," as described above, our investments may consist of cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as "temporary investments," so that 70% of our assets are qualifying assets. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we would not meet the Diversification Tests in order to qualify as a RIC for U.S. federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our investment adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

INDEBTEDNESS AND SENIOR SECURITIES

              We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock if our asset coverage, as defined in the Investment Company Act, is at least equal to 200% immediately after each such issuance. In addition, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. Specifically, we may be precluded from declaring dividends or repurchasing shares of our common stock unless our asset coverage is at least 200%. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see "Risk Factors—Risks Relating to our Business—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital."

CODE OF ETHICS

              We and Ares Capital Management have each adopted a code of ethics pursuant to Rule 17j-1 under the Investment Company Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code's requirements. Our code of ethics is filed as an exhibit to our registration statement of which this prospectus is a part. For information on how to obtain a copy of the code of ethics, see "Available Information."

PROXY VOTING POLICIES AND PROCEDURES

              SEC-registered advisers that have the authority to vote (client) proxies (which authority may be implied from a general grant of investment discretion) are required to adopt policies and procedures reasonably designed to ensure that the adviser votes proxies in the best interests of its clients. Registered advisers also must maintain certain records on proxy voting. In most cases, the Company invests in securities that do not generally entitle it to voting rights in its portfolio companies. When the Company does have voting rights, it delegates the exercise of such rights to Ares Capital Management. Ares Capital Management's proxy voting policies and procedures are summarized below:

              In determining how to vote, officers of our investment adviser consult with each other and other investment professionals of Ares, taking into account the interests of the Company and its investors as well as any potential conflicts of interest. Our investment adviser consults with legal counsel to identify potential conflicts of interest. Where a potential conflict of interest exists, our investment adviser may, if it so elects, resolve it by following the recommendation of a disinterested third party, by seeking the direction of the independent directors of the Company or, in extreme cases, by abstaining from voting. While our investment adviser may retain an outside service to provide voting recommendations and to assist in analyzing votes, our investment adviser will not delegate its voting authority to any third party.

              An officer of Ares Capital Management keeps a written record of how all such proxies are voted. Our investment adviser retains records of (1) proxy voting policies and procedures, (2) all proxy statements received (or it may rely on proxy statements filed on the SEC's EDGAR system in lieu thereof), (3) all votes cast, (4) investor requests for voting information, and (5) any specific documents prepared or received in connection with a decision on a proxy vote. If it uses an outside service, our investment adviser may rely on such service to maintain copies of proxy statements and records, so long as such service will provide a copy of such documents promptly upon request.

              Our investment adviser's proxy voting policies are not exhaustive and are designed to be responsive to the wide range of issues that may be subject to a proxy vote. In general, our investment adviser votes our proxies in accordance with these guidelines unless: (1) it has determined otherwise due to the specific and unusual facts and circumstances with respect to a particular vote, (2) the subject matter of the vote is not covered by these guidelines, (3) a material conflict of interest is present, or (4) we find it necessary to vote contrary to our general guidelines to maximize stockholder value or the best interests of Ares Capital. In reviewing proxy issues, our investment adviser generally uses the following guidelines:

          Elections of Directors:    In general, our investment adviser will vote in favor of the management-proposed slate of directors. If there is a proxy fight for seats on a portfolio company's board of directors, or our investment adviser determines that there are other compelling reasons for withholding our vote, it will determine the appropriate vote on the matter. Our investment adviser may withhold votes for directors when it (i) believes a direct conflict of interest exists between the interests of the director and the stockholders, (ii) concludes that the actions of the director are unlawful, unethical or negligent or (iii) believes the board is entrenched in or dealing inadequately with performance problems, and/or acting with insufficient independence between the board and management. Finally, our investment adviser may withhold votes for directors of non-U.S. issuers where there is insufficient information about the nominees disclosed in the proxy statement.

          Appointment of Auditors:    We believe that a portfolio company remains in the best position to choose its independent auditors and our investment adviser will generally support management's recommendation in this regard.

          Changes in Capital Structure:    Changes in a portfolio company's charter or bylaws may be required by state or federal regulation. In general, our investment adviser will cast our votes in accordance with the management on such proposals. However, our investment adviser will consider carefully any proposal regarding a change in corporate structure that is not required by state or federal regulation.

          Corporate Restructurings, Mergers and Acquisitions:    We believe proxy votes dealing with corporate reorganizations are an extension of the investment decision. Accordingly, our investment adviser will analyze such proposals on a case-by-case basis and vote in accordance with its perception of our interests.

          Proposals Affecting Stockholder Rights:    We will generally vote in favor of proposals that give stockholders a greater voice in the affairs of a portfolio company and oppose any measure that seeks to limit such rights. However, when analyzing such proposals, our investment adviser will balance the financial impact of the proposal against any impairment of stockholder rights as well as of our investment in the portfolio company.

          Corporate Governance:    We recognize the importance of good corporate governance. Accordingly, our investment adviser will generally favor proposals that promote transparency and accountability within a portfolio company.

          Anti-Takeover Measures:    Our investment adviser will evaluate, on a case-by-case basis, any proposals regarding anti-takeover measures to determine the measure's likely effect on stockholder value dilution.

          Stock Splits:    Our investment adviser will generally vote with management on stock split matters.

          Limited Liability of Directors:    Our investment adviser will generally vote with management on matters that could adversely affect the limited liability of directors.

          Social and Corporate Responsibility:    Our investment adviser will review proposals related to social, political and environmental issues to determine whether they may adversely affect stockholder value. Our investment adviser may abstain from voting on such proposals where they do not have a readily determinable financial impact on stockholder value.

              Stockholders may obtain information regarding how we voted proxies with respect to our portfolio securities during the period ended June 30, 2008 free of charge by making a written request for proxy voting information to: Ares Capital Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, by calling the Company collect at (310) 401-4200. The SEC also maintains a website at www.sec.gov that contains such information.

PRIVACY PRINCIPLES

              We are committed to maintaining the privacy of our stockholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

              Generally, we do not receive any non-public personal information relating to our stockholders, although certain non-public personal information of our stockholders may become available to us. The non-public personal information that we may receive falls into the following categories:

  •
  information we receive from stockholders, whether we receive it orally, in writing or electronically. This includes stockholders' communications to us concerning their investment;

  •
  information about stockholders' transactions and history with us; or

  •
  other general information that we may obtain about stockholders, such as demographic and contact information such as a person's address.

              We do not disclose any non-public personal information about our stockholders or former stockholders to anyone, except:

  •
  to our affiliates (such as our investment adviser and administrator) and their employees that have a legitimate business need for the information;

  •
  to our service providers (such as our accountants, attorneys, custodians, transfer agent, underwriters and proxy solicitors) and their employees, as is necessary to service recordholder accounts or otherwise provide the applicable services;

  •
  to comply with court orders, subpoenas, lawful discovery requests, or other legal or regulatory requirements; or

  •
  as allowed or required by applicable law or regulation.

              When the Company shares non-public stockholder personal information referred to above, the information is made available for limited business purposes and under controlled circumstances designed to protect our stockholders' privacy. The Company does not permit use of stockholder information for any non-business or marketing purpose, nor does the Company permit third parties to rent, sell, trade or otherwise release or disclose information to any other party.

              The Company's service providers, such as its adviser, administrator, and transfer agent, are required to maintain physical, electronic, and procedural safeguards to protect stockholder non-public personal information; to prevent unauthorized access or use; and to dispose of such information when it is no longer required.

              Personnel of affiliates may access stockholder information only for business purposes. The degree of access is based on the sensitivity of the information and on personnel need for the information to service a stockholder's account or comply with legal requirements.

              If a stockholder ceases to be a stockholder, we will adhere to the privacy policies and practices as described above. We may choose to modify our privacy policies at any time. Before we do so, we will notify stockholders and provide a description of our privacy policy.

              In the event of a corporate change in control resulting from, for example, a sale to, or merger with, another entity, or in the event of a sale of assets, we reserve the right to transfer your non-public personal information to the new party in control or the party acquiring assets.

OTHER

              We have designated a chief compliance officer and established a compliance program pursuant to the requirements of the 1940 Act. We are periodically examined by the SEC for compliance with the Investment Company Act.

              We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to the Company or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

Compliance with the Sarbanes-Oxley Act of 2002 and The NASDAQ Global Select Market Corporate Governance Regulations

              The Sarbanes-Oxley Act of 2002 imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect us. The Sarbanes-Oxley Act has required us to review our policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

              In addition, The NASDAQ Global Select Market has adopted various corporate governance requirements as part of its listing standards. We believe we are in compliance with such corporate governance listing standards. We will continue to monitor our compliance with all future listing standards and will take actions necessary to ensure that we are in compliance therewith.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

              Our securities are held under a custody agreement by U.S. Bank National Association. The address of the custodian is Corporate Trust Services, One Federal Street, 3rd Floor, Boston, MA 02110. Computershare Investor Services, LLC acts as our transfer agent, dividend paying agent and registrar. The principal business address of Computershare is 2 N. LaSalle Street Chicago, IL 60602, telephone number: (312) 588-4993.

BROKERAGE ALLOCATION AND OTHER PRACTICES

              Since we generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by our board of directors, the investment adviser is primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. The investment adviser does not expect to execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Company, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm's risk and skill in positioning blocks of securities. While the investment adviser generally seeks reasonably competitive trade execution costs, the Company will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the investment adviser may select a broker based partly upon brokerage or research services provided to the investment adviser and Ares Capital and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the investment adviser determines in good faith that such commission is reasonable in relation to the services provided.

PLAN OF DISTRIBUTION

              We may offer, from time to time, up to $400,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, separately or as units comprised of any combination of the foregoing, in one or more offerings. We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents or through a combination of any such methods of sale. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

              The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (i) in connection with a rights offering to our existing stockholders, (ii) with the consent of the majority of our common stockholders, or (iii) under such circumstances as the SEC may permit.

              In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum commission or discount to be received by any member of FINRA or independent broker-dealer will not be greater than 8% for the sale of any securities being offered under this prospectus.

              Any securities sold pursuant to a prospectus supplement may be traded on The NASDAQ Global Select Market, or another exchange on which the securities are traded.

              Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of shares of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

              If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

              We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

              In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL MATTERS

              The legality of the securities offered hereby will be passed upon for the Company by Proskauer Rose LLP, Los Angeles, California, Sutherland Asbill & Brennan LLP, Washington, D.C. and Venable LLP, Baltimore, Maryland. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              KPMG LLP, located at 355 South Grand Avenue, Los Angeles, California 90071, is the independent registered public accounting firm of the Company.

AVAILABLE INFORMATION

              We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus.

              We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by calling us collect at (310) 201-4200 or on our website at www.arescapitalcorp.com. You also may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC's Internet site at www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Room, 100 F Street, NE, Washington, D.C. 20549.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Ares Capital Corporation:

              We have audited the accompanying consolidated balance sheets of Ares Capital Corporation (and subsidiaries) (the Company) as of December 31, 2008 and 2007, including the consolidated schedule of investments as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2008. We also have audited the Company's internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying management's report on internal controls over financial reporting. Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the Company's internal control over financial reporting based on our audits.

              We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

              A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

              Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

              In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ares Capital Corporation (and subsidiaries) as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, Ares Capital Corporation (and subsidiaries) maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

              As explained in note 5, the accompanying consolidated financial statements include investments valued at $ 1.97 billion (180 percent of net assets), whose fair values have been estimated by the Board of Directors and management in the absence of readily determinable fair values. Such estimates are based on financial and other information provided by management of its portfolio companies, pertinent market and industry data, as well as input from independent valuation firms. These investments are valued in accordance with Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157), which requires the Company to assume that the portfolio investments are sold in a principal market to market participants. The Company has considered its principal market as the market in which the Company exits it portfolio investments with the greatest volume and level of activity. SFAS 157 specifies a hierarchy of valuation techniques based on whether the inputs to these valuation techniques are observable or unobservable. $1.86 billion of investments at December 31, 2008 are valued based on unobservable inputs. Because such valuations, and particularly valuations of private investments and private companies, are inherently uncertain, they may fluctuate significantly over short periods of time. These determinations of fair value could differ materially from the values that would have been utilized had a ready market for these investments existed.

Los Angeles, California
March 2, 2009

ARES CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollar amounts in thousands, except per share data)

	As of
	December 31, 2008	December 31, 2007
ASSETS
Investments at fair value (amortized cost of $2,267,593 and $1,795,621, respectively)
Non-controlled/non-affiliate investments	$1,477,492	$1,167,200
Non-controlled affiliate company investments	329,326	430,371
Controlled affiliate company investments	166,159	176,631

Total investments at fair value	1,972,977	1,774,202
Cash and cash equivalents	89,383	21,142
Receivable for open trades	3	1,343
Interest receivable	17,547	23,730
Other assets	11,423	8,988

Total assets	$2,091,333	$1,829,405

LIABILITIES
Debt	$908,786	$681,528
Dividend payable	40,804	—
Management and incentive fees payable	32,989	13,041
Accounts payable and other liabilities	10,006	5,516
Interest and facility fees payable	3,869	4,769

Total liabilities	996,454	704,854

Commitments and contingencies (Note 7)
STOCKHOLDERS' EQUITY
Common stock, par value $.001 per share, 200,000,000 and 100,000,000 common shares authorized, respectively, 97,152,820 and 72,684,090 common shares issued and outstanding, respectively	97	73
Capital in excess of par value	1,395,958	1,136,599
Accumulated undistributed net investment income	(7,637)	7,005
Accumulated net realized gain on sale of investments	(124)	1,471
Net unrealized (depreciation) appreciation on investments	(293,415)	(20,597)

Total stockholders' equity	1,094,879	1,124,551

Total liabilities and stockholders' equity	$2,091,333	$1,829,405

NET ASSETS PER SHARE	$11.27	$15.47

See accompanying notes to consolidated financial statements.

ARES CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(dollar amounts in thousands, except per share data)

	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006
INVESTMENT INCOME:
From non-controlled/non-affiliate company investments:
Interest from investments	$169,519	$135,145	$85,642
Capital structuring service fees	16,421	12,474	14,634
Interest from cash & cash equivalents	1,625	2,946	2,420
Dividend income	1,621	1,880	2,228
Other income	3,244	1,054	552

Total investment income from non-controlled/non-affiliate company investments	192,430	153,499	105,476
From non-controlled affiliate company investments:
Interest from investments	28,532	21,413	11,230
Capital structuring service fees	1,821	2,635	1,384
Dividend income	825	1,224	—
Management fees	750	750	—
Other income	847	381	230

Total investment income from non-controlled affiliate company investments	32,775	26,403	12,844
From controlled affiliate company investments:
Interest from investments	10,420	5,876	1,459
Capital structuring service fees	3,000	2,899	—
Dividend income	133	121	242
Management fees	1,628	45	—
Other income	75	30	—

Total investment income from controlled affiliate company investments	15,256	8,971	1,701

Total investment income	240,461	188,873	120,021

EXPENSES:
Interest and credit facility fees	36,515	36,889	18,584
Base management fees	30,463	23,531	13,646
Incentive management fees	31,748	23,522	19,516
Professional fees	5,990	4,907	3,016
Insurance	1,271	1,081	866
Administrative	2,701	997	953
Depreciation	503	410	259
Directors fees	337	280	250
Interest to the Investment Adviser	—	—	26
Other	3,693	3,133	1,342

Total expenses	113,221	94,750	58,458
NET INVESTMENT INCOME BEFORE INCOME TAXES	127,240	94,123	61,563

Income tax expense, including excise tax	248	(826)	4,931

NET INVESTMENT INCOME	126,992	94,949	56,632

REALIZED AND UNREALIZED NET GAINS (LOSSES) ON INVESTMENTS AND FOREIGN CURRENCIES:
Net realized gains (losses):
Non-controlled/non-affiliate company investments	5,200	2,754	27,569
Non-controlled affiliate company investments	1,357	—	47
Controlled affiliate company investment	—	3,808	—
Foreign currency transactions	(186)	(18)	—

Net realized gains	6,371	6,544	27,616
Net unrealized gains (losses):
Non-controlled/non-affiliate company investments	(168,570)	(3,388)	(15,554)
Non-controlled affiliate company investments	(82,457)	(34,497)	1,001
Controlled affiliate company investments	(21,797)	27,231	—
Foreign currency transactions	6	(7)	—

Net unrealized losses	(272,818)	(10,661)	(14,553)
Net realized and unrealized gains (losses) from investments and foreign currencies	(266,447)	(4,117)	13,063

NET (DECREASE) INCREASE IN STOCKHOLDERS' EQUITY RESULTING FROM OPERATIONS	$(139,455)	$90,832	$69,695

BASIC AND DILUTED EARNINGS PER COMMON SHARE (see Note 4)	$(1.56)	$1.34	$1.58

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING (see Note 4)	89,666,243	67,676,498	43,978,853

See accompanying notes to consolidated financial statements.

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED SCHEDULE OF INVESTMENTS
As of December 31, 2008
(dollar amounts in thousands, except per unit data)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Healthcare—Services
American Renal Associates, Inc.	Dialysis provider	Senior secured loan ($1,443 par due 12/2010)	4.72% (Libor + 3.25%/Q)	12/14/2005	$1,443	$1,399	$0.97	(3)
		Senior secured loan ($180 par due 12/2010)	5.00% (Base Rate + 1.75%/D)	12/14/2005	180	175	$0.97	(3)
		Senior secured loan ($5,705 par due 12/2011)	4.72% (Libor + 3.25%/Q)	12/14/2005	5,705	5,534	$0.97	(3)
		Senior secured loan ($34 par due 12/2011)	5.00% (Base Rate + 1.75%/D)	12/14/2005	34	33	$0.97	(3)
		Senior secured loan ($262 par due 12/2011)	4.72% (Libor + 3.25%/Q)	12/14/2005	262	254	$0.97	(3)
		Senior secured loan ($2,620 par due 12/2011)	7.30% (Libor + 3.25% /Q)	12/14/2005	2,620	2,541	$0.97	(3)
Capella Healthcare, Inc.	Acute care hospital operator	Junior secured loan ($70,000 par due 2/2016)	13.00%	2/29/2008	70,000	63,000	$0.90
		Junior secured loan ($25,000 par due 2/2016)	13.00%	2/29/2008	25,000	22,500	$0.90	(2)
CT Technologies Intermediate Holdings, Inc. and CT Technologies Holdings, LLC(6)	Healthcare analysis services	Preferred stock (7,427 shares)	14.00% PIK	6/15/2007	7,427	7,427	$1,000.00	(4)
DSI Renal, Inc.	Dialysis provider	Common stock (9,679 shares)		6/15/2007	4,000	5,382	$556.05	(5)
		Common stock (1,546 shares)		6/15/2007	—	—	$—	(5)
		Senior secured revolving loan ($142 par due 3/2013)	6.25% (Base Rate + 3.00%/D)	4/4/2006	142	127	$0.89
		Senior secured revolving loan ($3,520 par due 3/2013)	3.47% (Libor + 3.00%/M)	4/4/2006	3,520	3,168	$0.90
		Senior secured revolving loan ($1,120 par due 3/2013)	3.47% (Libor + 3.00%/M)	4/4/2006	1,120	1,008	$0.90
		Senior secured revolving loan ($1,152 par due 3/2013)	4.50% (Libor + 3.00%/Q)	4/4/2006	1,152	1,037	$0.90
		Senior secured revolving loan ($1,600 par due 3/2013)	4.50% (Libor + 3.00%/Q)	4/4/2006	1,600	1,440	$0.90
		Senior subordinated note ($29,589 par due 4/2014)	12.00% Cash, 2.00% PIK	4/4/2006	29,658	21,896	$0.74	(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Senior subordinated note ($26,927 par due 4/2014)	12.00% Cash, 2.00% PIK	4/4/2006	26,971	19,847	$0.73	(2)(4)
		Senior subordinated note ($12,211 par due 4/2014)	12.00% Cash, 2.00% PIK	4/4/2006	12,231	9,036	$0.74	(3)(4)
GG Merger Sub I, Inc.	Drug testing services	Senior secured loan ($23,330 par due 12/2014)	7.09% (Libor + 4.00%/S)	12/14/2007	22,426	18,938	$0.81
HCP Acquisition Holdings, LLC(7)	Healthcare compliance advisory services	Class A units (8,566,824 units)		6/26/2008	8,567	6,500	$0.76	(5)
Heartland Dental Care, Inc.	Dental services	Senior subordinated note ($40,217 par due 8/2013)	11.00% Cash, 3.25% PIK	7/31/2008	40,217	40,217	$1.00	(4)
MPBP Holdings, Inc., Cohr Holdings, Inc. and MPBP Acquisition Co., Inc.	Healthcare equipment services	Junior secured loan ($20,000 par due 1/2014)	9.19% (Libor + 6.25%/S)	1/31/2007	20,000	7,000	$0.35
		Junior secured loan ($12,000 par due 1/2014)	9.19% (Libor + 6.25%/S)	1/31/2007	12,000	4,200	$0.35	(3)
		Common stock (50,000 shares)		1/31/2007	5,000	—	$—	(5)
MWD Acquisition Sub, Inc.	Dental services	Junior secured loan ($5,000 par due 5/2012)	8.13% (Libor + 6.25%/M)	5/3/2007	5,000	4,250	$0.85	(3)
OnCURE Medical Corp.	Radiation oncology care provider	Senior subordinated note ($32,176 par due 8/2013)	11.00% Cash, 1.50% PIK	8/18/2006	32,176	28,935	$0.90	(4)
		Senior secured loan ($3,083 par due 8/2009)	4.75% (Libor + 3.50%/M)	8/18/2006	3,083	3,000	$0.97	(3)
		Common stock (857,143 shares)		8/18/2006	3,000	2,713	$3.17	(5)
Passport Health Communications, Inc., Passport Holding Corp. and Prism Holding Corp.	Healthcare technology provider	Senior secured loan ($12,935 par due 5/2014)	10.50% (Libor + 7.50%/S)	5/9/2008	12,935	12,671	$0.98	(15)
		Senior secured loan ($11,940 par due 5/2014)	10.50% (Libor + 7.50%/S)	5/9/2008	11,940	11,701	$0.98	(3)(15)
		Series A preferred stock (1,594,457 shares)		7/30/2008	9,900	9,902	$6.21	(5)
		Common stock (16,106 shares)		7/30/2008	100	100	$6.21	(5)
PG Mergersub, Inc.	Provider of patient surveys, management reports and national databases for the integrated healthcare delivery system	Senior subordinated loan ($5,000 par due 3/2016)	12.50%	3/12/2008	4,901	4,750	$0.95
		Preferred stock (333 shares)		3/12/2008	333	333	$1,000.00	(5)
		Common stock (16,667 shares)		3/12/2008	167	167	$10.00	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
The Schumacher Group of Delaware, Inc.	Outsourced physician service provider	Senior subordinated loan ($35,849 par due 7/2012)	11.00% Cash, 2.50% PIK	7/18/2008	35,849	35,849	$1.00	(4)
Triad Laboratory Alliance, LLC	Laboratory services	Senior subordinated note ($15,354 par due 12/2012)	12.00% Cash, 1.75% PIK	12/21/2005	15,354	14,894	$0.97	(4)
		Senior secured loan ($2,473 par due 12/2011)	4.71% (Libor + 3.25%/Q)	12/21/2005	2,473	2,201	$0.89	(3)
VOTC Acquisition Corp.	Radiation oncology care provider	Senior secured loan ($3,068 par due 7/2012)	11.00% Cash, 2.00% PIK	6/30/2008	3,068	3,068	$1.00	(4)
		Senior secured loan ($14,000 par due 7/2012)	11.00% Cash, 2.00% PIK	6/30/2008	14,000	14,000	$1.00	(4)
		Series E preferred shares (3,888,222 shares)		7/14/2008	8,749	6,561	$1.69	(5)

					464,303	397,754			36.33%

Education
Campus Management Corp. and Campus Management Acquisition Corp.(6)	Education software developer	Senior secured revolving loan ($2,309 par due 8/2013)	13.00%	2/8/2008	2,309	2,309	$1.00
		Senior secured loan ($19,924 par due 8/2013)	13.00%	2/8/2008	19,924	19,924	$1.00
		Senior secured loan ($25,108 par due 8/2013)	13.00%	2/8/2008	25,108	25,108	$1.00	(2)
		Senior secured loan ($12,019 par due 8/2013)	13.00%	2/8/2008	12,019	12,019	$1.00
		Preferred stock (493,147 shares)	8.00% PIK	2/8/2008	8,952	12,000	$24.33	(4)
ELC Acquisition Corporation	Developer, manufacturer and retailer of educational products	Senior secured loan ($242 par due 11/2012)	5.45% (Libor + 3.25%/Q)	11/30/2006	243	219	$0.90	(3)
		Junior secured loan ($8,333 par due 11/2013)	7.47% (Libor + 7.00%/M)	11/30/2006	8,333	7,500	$0.90	(3)
Instituto de Banca y Comercio, Inc.(8)	Private school operator	Senior secured revolving loan ($1,643 par due 3/2014)	5.00% (Libor + 3.00%/Q)	3/15/2007	1,643	1,643	$1.00
		Senior secured loan ($7,500 par due 3/2014)	8.42% (Libor + 5.00%/Q)	3/15/2007	7,500	7,500	$1.00
		Senior secured loan ($7,266 par due 3/2014)	8.42% (Libor + 5.00%/Q)	3/15/2007	7,266	7,266	$1.00
		Senior secured loan ($4,987 par due 3/2014)	8.42% (Libor + 5.00%/Q)	3/15/2007	4,987	4,987	$1.00	(2)
		Senior secured loan ($11,820 par due 3/2014)	8.42% (Libor + 5.00%/Q)	3/15/2007	11,820	11,820	$1.00	(3)
		Senior subordinated loan ($19,641 par due 6/2014)	10.50% Cash, 3.50% PIK	6/4/2008	19,641	19,641	$1.00	(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Promissory note ($429 par due 9/2015)	6.00%	6/4/2008	429	1,714	$4.00
		Preferred stock (214,286 shares)		6/4/2008	1,018	4,072	$19.00	(5)
		Common stock (214,286 shares)		6/4/2008	54	214	$1.00	(5)
Lakeland Finance, LLC	Private school operator	Senior secured note ($18,000 par due 12/2012)	11.50%	12/13/2005	18,000	16,920	$0.94
		Senior secured note ($15,000 par due 12/2012)	11.50%	12/13/2005	15,000	14,100	$0.94	(2)
R3 Education, Inc. (formerly known as Equinox EIC Partners, LLC and MUA Management Company, Ltd.)(7)(8)	Medical school operator	Senior secured revolving loan ($3,850 par due 12/2012)	8.25% (Base Rate + 5.00%/D)	4/3/2007	3,850	3,773	$0.98
		Senior secured revolving loan ($1,250 par due 12/2012)	8.25% (Base Rate + 5.00%/D)	4/3/2007	1,250	1,225	$0.98
		Senior secured loan ($3,024 par due 12/2012)	6.46% (Libor + 6.00%/M)	4/3/2007	3,024	2,963	$0.98	(2)
		Senior secured loan ($14,113 par due 12/2012)	6.46% (Libor + 6.00%/M)	9/21/2007	14,113	13,830	$0.98	(2)
		Senior secured loan ($7,350 par due 12/2012)	9.09% (Libor + 6.00%/S)	4/3/2007	7,350	7,203	$0.98	(3)
		Common membership interest (26.27% interest)		9/21/2007	15,800	20,785		(5)
		Preferred stock (800 shares)			200	200	$250.00	(5)

					209,833	218,935			20.00%

Restaurants and Food Services
ADF Capital, Inc. & ADF Restaurant Group, LLC	Restaurant owner and operator	Senior secured revolving loan ($1,381 par due 11/2013)	5.75% (Base Rate + 2.50%/D)	11/27/2006	1,381	1,313	$0.95
		Senior secured revolving loan ($2,005 par due 11/2013)	6.61% (Libor + 3.00% Cash, 0.50% PIK/S)	11/27/2006	2,005	1,905	$0.95	(4)
		Senior secured loan ($2 par due 11/2012)	12.00% (Base Rate + 7.5%/D)	11/27/2006	2	2	$1.00
		Senior secured loan ($1 par due 11/2012)	12.00% (Base Rate + 7.5%/D)	11/27/2006	1	1	$1.00	(3)
		Senior secured loan ($22,656 par due 11/2012)	11.61% (Libor + 7.50% Cash, 1.00% PIK/S)	11/27/2006	22,912	21,520	$0.94	(4)
		Senior secured loan ($992 par due 11/2012)	11.61% (Libor + 7.50% Cash, 1.00% PIK/S)	11/27/2006	992	942	$0.95	(2)(4)
		Senior secured loan ($11,081 par due 11/2012)	11.61% (Libor + 7.50% Cash, 1.00% PIK/S)	11/27/2006	11,075	10,529	$0.95	(3)(4)
		Promissory note ($12,079 par due 11/2016)	10.00% PIK	6/1/2006	12,067	12,067	$1.00	(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Warrants to purchase 0.61 shares		6/1/2006	—	—	$—	(5)
Encanto Restaurants, Inc.(8)	Restaurant owner and operator	Junior secured loan ($21,184 par due 8/2013)	7.50% Cash, 3.50% PIK	8/16/2006	21,184	19,084	$0.90	(2)(4)
		Junior secured loan ($4,035 par due 8/2013)	7.50% Cash, 3.50% PIK	8/16/2006	4,035	3,635	$0.90	(3)(4)
OTG Management, Inc.	Airport restaurant operator	Junior secured loan ($15,312 par due 6/2013)	18.00% (Libor + 11.00% Cash, 4.00% PIK/M)	6/19/2008	15,312	15,312	$1.00	(4)(15)
		Warrants to purchase up to 9 shares of common stock			—	—	$—	(5)
Vistar Corporation and Wellspring Distribution Corp.	Food service distributor	Senior subordinated loan ($48,625 par due 5/2015)	13.50%	5/23/2008	48,625	46,680	$0.96
		Senior subordinated loan ($25,000 par due 5/2015)	13.50%	5/23/2008	25,000	24,000	$0.96	(2)
		Class A non-voting common stock (1,366,120 shares)		5/23/2008	7,500	3,500	$2.56	(5)

					172,091	160,490			14.66%

Beverage, Food and Tobacco
3091779 Nova Scotia Inc.(8)	Baked goods manufacturer	Junior secured loan (Cdn$14,058 par due 11/2012)	11.50% Cash, 1.50% PIK	11/2/2007	14,904	10,961	$0.74	(4)(12)
		Warrants to purchase 57,545 shares			—	—	$—	(5)
Apple & Eve, LLC and US Juice Partners, LLC(6)	Juice manufacturer	Senior secured revolving loan ($8,000 par due 10/2013)	7.90% (Libor + 6.00%/M)	10/5/2007	8,000	6,400	$0.80
		Senior secured loan ($10,637 par due 10/2013)	6.47% (Libor + 6.00%/M)	10/5/2007	10,637	8,509	$0.80
		Senior secured loan ($19,976 par due 10/2013)	6.47% (Libor + 6.00%/M)	10/5/2007	19,976	15,981	$0.80	(2)
		Senior secured loan ($10,805 par due 10/2013)	6.47% (Libor + 6.00%/M)	10/5/2007	10,805	8,644	$0.80	(3)
		Senior units (50,000 units)		10/5/2007	5,000	2,500	$50.00	(5)
Best Brands Corporation	Baked goods manufacturer	Senior secured loan ($10,971 par due 12/2012)	10.43% (Libor + 4.50% Cash, 4.50% PIK/M)	2/15/2008	9,501	9,326	$0.86	(4)
		Junior secured loan ($4,319 par due 6/2013)	10.00% Cash, 8.00% PIK	12/14/2006	4,307	3,883	$0.90	(4)
		Junior secured loan ($26,400 par due 6/2013)	10.00% Cash, 8.00% PIK	12/14/2006	26,308	23,729	$0.90	(2)(4)
		Junior secured loan ($12,201 par due 6/2013)	10.00% Cash, 8.00% PIK	12/14/2006	12,164	10,969	$0.90	(3)(4)
Bumble Bee Foods, LLC and BB Co-Invest LP	Canned seafood manufacturer	Senior subordinated loan ($40,706 par due 11/2018)	16.25% (12.00% Cash, 4.25% Optional PIK)	11/18/2008	40,706	40,706	$1.00	(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Common stock (4,000 shares)		11/18/2008	4,000	4,000	$1,000.00	(5)
Charter Baking Company, Inc.	Baked goods manufacturer	Senior subordinated note ($5,547 par due 2/2013)	12.00% PIK	2/6/2008	5,547	5,547	$1.00	(2)(4)
		Preferred stock (6,258 shares)		9/1/2006	2,500	2,500	$399.49	(5)

					174,355	153,655			14.03%

Services—Other
American Residential Services, LLC	Plumbing, heating and air-conditioning services	Junior secured loan ($20,201 par due 4/2015)	10.00% Cash, 2.00% PIK	4/17/2007	20,201	18,180	$0.90	(2)(4)
Diversified Collection Services, Inc.	Collections services	Senior secured loan ($11,809 par due 8/2011)	8.50% (Libor + 5.75%/M)	2/2/2005	9,715	11,219	$0.95
		Senior secured loan ($4,203 par due 8/2011)	8.50% (Libor + 5.75%/M)	2/2/2005	4,209	3,993	$0.95	(3)
		Senior secured loan ($1,837 par due 2/2011)	11.25% (Libor + 8.50%/M)	2/2/2005	1,837	1,653	$0.90	(2)
		Senior secured loan ($7,125 par due 8/2011)	11.25% (Libor + 8.50%/M)	2/2/2005	7,125	6,412	$0.90	(3)
		Preferred stock (14,927 shares)		5/18/2006	169	109	$7.30	(5)
		Common stock (114,004 shares)		2/2/2005	295	414	$3.63	(5)
GCA Services Group, Inc.	Custodial services	Senior secured loan ($25,000 par due 12/2011)	12.00%	12/15/2006	25,000	25,000	$1.00	(2)
		Senior secured loan ($2,965 par due 12/2011)	12.00%	12/15/2006	2,965	2,965	$1.00
		Senior secured loan ($11,186 par due 12/2011)	12.00%	12/15/2006	11,186	11,186	$1.00	(3)
Growing Family, Inc. and GFH Holdings, LLC	Photography services	Senior secured revolving loan ($1,513 par due 8/2011)	11.34% (Libor + 3.00% Cash, 4.00% PIK/Q)	3/16/2007	1,513	756	$0.50	(4)
		Senior secured loan ($11,188 par due 8/2011)	13.84% (Libor + 3.50% Cash, 6.00% PIK/Q)	3/16/2007	11,188	5,594	$0.50	(4)
		Senior secured loan ($372 par due 8/2011)	5.25% (Libor + 3.50% Cash, 6.00% PIK/Q)	3/16/2007	372	186	$0.50
		Senior secured loan ($3,575 par due 8/2011)	16.34% (Libor + 6.00% Cash, 6.00% PIK/Q)	3/16/2007	3,575	1,788	$0.50	(4)
		Senior secured loan ($147 par due 8/2011)	15.50% (Libor + 6.00% Cash, 6.00% PIK/Q)	3/16/2007	147	74	$0.50	(4)
		Common stock (552,430 shares)		3/16/2007	872	—	$—	(5)
NPA Acquisition, LLC	Powersport vehicle auction operator	Junior secured loan ($12,000 par due 2/2013)	8.58% (Libor + 6.75%/M)	8/23/2006	12,000	12,000	$1.00	(3)
		Common units (1,709 shares)		8/23/2006	1,000	2,300	$1,345.82	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Web Services Company, LLC	Laundry service and equipment provider	Senior subordinated loan ($17,764 par due 8/2016)	11.50% Cash, 2.50% PIK	8/29/2008	17,764	17,231	$0.97	(4)
		Senior subordinated loan ($25,160 par due 8/2016)	11.50% Cash, 2.50% PIK	8/29/2008	25,160	24,330	$0.97	(2)(4)

					156,293	145,390			13.28%

Financial
Carador PLC(6)(8)(9)	Investment company	Ordinary shares (7,110,525 shares)		12/15/2006	9,033	4,266	$0.60	(5)
CIC Flex, LP(9)	Investment partnership	Limited partnership units (1 unit)		9/7/2007	28	28	$28,000.00	(5)
Covestia Capital Partners, LP(9)	Investment partnership	Limited partnership interest (47% interest)		6/17/2008	1,059	1,059		(5)
Firstlight Financial Corporation(6)(9)	Investment company	Senior subordinated loan ($69,910 par due 12/2016)	10.00% PIK	12/31/2006	69,910	62,919	$0.90	(4)
		Common stock (10,000 shares)		12/31/2006	10,000	0	$—	(5)
		Common stock (30,000 shares)		12/31/2006	30,000	0	$—	(5)
Ivy Hill Middle Market Credit Fund, Ltd. (7)(8)(9)	Investment company	Class B deferrable interest notes ($40,000 par due 11/2018)	8.15% (Libor + 6.00%/Q)	11/20/2007	40,000	36,000	$0.90
		Subordinated notes ($16,000 par due 11/2018)		11/20/2007	16,000	14,400	$0.90	(5)
Imperial Capital Group, LLC and Imperial Capital Private Opportunities, LP(6)(9)	Investment banking services	Limited partnership interest (80% interest)		5/10/2007	584	584	$1.00	(5)
		Common units (7,710 units)		5/10/2007	14,997	14,997	$1,945.14	(5)
		Common units (2,526 units)		5/10/2007	3	3	$1.19	(5)
		Common units (315 units)		5/10/2007	—	—	$—	(5)
Partnership Capital Growth Fund I, LP(9)	Investment partnership	Limited partnership interest (25% interest)		6/16/2006	2,384	2,384		(5)
Trivergance Capital Partners, LP(9)	Investment partnership	Limited partnership interest (100% interest)		6/5/2008	723	723		(5)
VSC Investors LLC(9)	Investment company	Membership interest (4.63% interest)		1/24/2008	302	302		(5)

					195,023	137,665			12.57%

Business Services
Booz Allen Hamilton, Inc.	Strategy and technology consulting services	Senior secured loan ($748 par due 7/2015)	7.50% (Libor + 4.50%/S)	7/31/2008	733	658	$0.88	(3)
		Senior subordinated loan ($22,400 par due 7/2016)	11.00% Cash, 2.00% PIK	7/31/2008	22,177	19,040	$0.85	(2)(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Investor Group Services, LLC(6)	Financial services	Senior secured revolving loan ($750 par due 6/2011)	6.97% (Libor + 5.50%/Q)	6/22/2006	750	750	$1.00
		Limited liability company membership interest (10.00% interest)		6/22/2006	—	500	$5,000.00	(5)
Pillar Holdings LLC and PHL Holding Co.(6)	Mortgage services	Senior secured revolving loan ($375 par due 11/2013)	7.53% (Libor + 5.50%/B)	11/20/2007	375	375	$1.00
		Senior secured revolving loan ($938 par due 11/2013)	7.53% (Libor + 5.50%/B)	11/20/2007	938	938	$1.00
		Senior secured loan ($7,375 par due 5/2014)	14.50%	7/31/2008	7,375	7,375	$1.00
		Senior secured loan ($18,709 par due 11/2013)	7.53% (Libor + 5.50%/B)	11/20/2007	18,709	18,709	$1.00	(2)
		Senior secured loan ($11,678 par due 11/2013)	7.53% (Libor + 5.50%/B)	11/20/2007	11,678	11,678	$1.00	(3)
		Common stock (85 shares)		11/20/2007	3,768	5,267	$61,964.71	(5)
Primis Marketing Group, Inc. and Primis Holdings, LLC(6)	Database marketing services	Senior subordinated note ($10,222 par due 2/2013)	11.00% Cash, 2.50% PIK	8/24/2006	10,222	1,022	$0.10	(4)(14)
		Preferred units (4,000 units)		8/24/2006	3,600	—	$—	(5)
		Common units (4,000,000 units)		8/24/2006	400	—	$—	(5)
Prommis Solutions, LLC, E-Default Services, LLC, Statewide Tax and Title Services, LLC & Statewide Publishing Services, LLC (formerly known as MR Processing Holding Corp.)	Bankruptcy and foreclosure processing services	Senior subordinated note ($26,007 par due 2/2014)	11.50% Cash, 2.00% PIK	2/8/2007	26,007	24,713	$0.95	(4)
		Senior subordinated note ($26,109 par due 2/2014)	11.50% Cash, 2.00% PIK	2/8/2007	26,109	24,810	$0.95	(2)(4)
		Preferred stock (30,000 shares)		4/11/2006	3,000	4,000	$133.33	(5)
R2 Acquisition Corp.	Marketing services	Common stock (250,000 shares)		5/29/2007	250	250	$1.00	(5)
Summit Business Media, LLC	Business media consulting services	Junior secured loan ($10,000 par due 11/2013)	9.47% (Libor + 7.00%/M)	8/3/2007	10,000	6,000	$0.60	(3)
VSS-Tranzact Holdings, LLC(6)	Management consulting services	Common membership interest (8.51% interest)		10/26/2007	10,000	6,000		(5)

					156,091	132,085			12.06%

Retail
Apogee Retail, LLC	For-profit thrift retailer	Senior secured revolving loan ($390 par due 3/2012)	7.25% (Base Rate + 4.00%/D)	3/27/2007	390	390	$1.00

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Senior secured loan ($10,960 par due 11/2012)	12.00% Cash, 4.00% PIK	5/28/2008	10,960	10,960	$1.00	(4)
		Senior secured loan ($2,307 par due 3/2012)	8.71% (Libor + 5.25%/S)	3/27/2007	2,307	2,053	$0.89
		Senior secured loan ($24,637 par due 3/2012)	8.71% (Libor + 5.25%/S)	3/27/2007	24,637	21,927	$0.89	(2)
		Senior secured loan ($11,790 par due 3/2012)	8.71% (Libor + 5.25%/S)	3/27/2007	11,790	10,493	$0.89	(3)
		Senior secured loan ($4,876 par due 3/2012)	7.64% (Libor + 5.25%/Q)	3/27/2007	4,876	4,340	$0.89
Dufry AG(8)	Retail newstand operator	Common stock (39,056 shares)		3/28/2008	3,000	1,050	$26.88	(5)
Savers, Inc. and SAI Acquisition Corporation	For-profit thrift retailer	Senior subordinated note ($6,000 par due 8/2014)	10.00% Cash, 2.00% PIK	8/8/2006	6,000	5,700	$0.95	(4)
		Senior subordinated note ($22,000 par due 8/2014)	10.00% Cash, 2.00% PIK	8/8/2006	22,000	20,900	$0.95	(2)(4)
		Common stock (1,170,182 shares)		8/8/2006	4,500	5,301	$4.53	(5)
Things Remembered, Inc. and TRM Holdings Corporation	Personalized gifts retailer	Senior secured loan ($4,506 par due 9/2012)	7.00% (Base Rate + 3.75%/D)	9/28/2006	4,506	3,470	$0.77	(3)
		Senior secured loan ($25,192 par due 9/2012)	15.00% (Base Rate + 9.75%/D)	9/28/2006	25,189	18,651	$0.74	(2)
		Senior secured loan ($3,095 par due 9/2012)	15.00% (Base Rate + 9.75%/D)	9/28/2006	3,094	2,291	$0.74
		Senior secured loan ($7,273 par due 9/2012)	15.00% (Base Rate + 9.75%/D)	9/28/2006	7,273	5,385	$0.74	(3)
		Preferred stock (80 shares)		9/28/2006	1,800	—	$—	(5)
		Common stock (800 shares)		9/28/2006	200	—	$—	(5)

					132,522	112,911			10.31%

Environmental Services
AWTP, LLC	Water treatment services	Junior secured loan ($402 par due 12/2012)	8.97% (Libor + 7.50% Cash, 1.00% PIK/Q)	12/23/2005	402	322	$0.80	(4)
		Junior secured loan ($3,018 par due 12/2012)	8.97% (Libor + 7.50% Cash, 1.00% PIK/Q)	12/23/2005	3,018	2,414	$0.80	(3)(4)
		Junior secured loan ($805 par due 12/2012)	11.48% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	805	644	$0.80	(4)
		Junior secured loan ($6,036 par due 12/2012)	11.48% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	6,036	4,829	$0.80	(3)(4)
		Junior secured loan ($402 par due 12/2012)	9.35% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	402	322	$0.80	(4)
		Junior secured loan ($3,018 par due 12/2012)	9.35% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	3,018	2,414	$0.80	(3)(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Mactec, Inc.	Engineering and environmental services	Class B-4 stock (16 shares)		11/3/2004	—	—	$27.00	(5)
		Class C stock (5,556 shares)		11/3/2004	—	150	$27.00	(5)
Sigma International Group, Inc.	Water treatment parts manufacturer	Junior secured loan ($1,833 par due 10/2013)	9.55% (Libor + 7.50%/Q)	10/11/2007	1,833	1,558	$0.85	(2)
		Junior secured loan ($4,000 par due 10/2013)	9.55% (Libor + 7.50%/Q)	10/11/2007	4,000	3,400	$0.85	(3)
		Junior secured loan ($2,750 par due 10/2013)	7.97% (Libor + 7.50/M)	11/1/2007	2,750	2,338	$0.85	(2)
		Junior secured loan ($6,000 par due 10/2013)	7.97% (Libor + 7.50/M)	11/1/2007	6,000	5,100	$0.85	(3)
		Junior secured loan ($917 par due 10/2013)	9.40% (Libor + 7.50%/M)	11/6/2007	917	779	$0.85	(2)
		Junior secured loan ($2,000 par due 10/2013)	9.40% (Libor + 7.50%/M)	11/6/2007	2,000	1,700	$0.85	(3)
Waste Pro USA, Inc.	Waste management services	Senior subordinated loan ($25,000 par due 11/2013)	11.50%	11/9/2006	25,000	25,000	$1.00	(2)
		Preferred stock (15,000 shares)	10.00% PIK	11/9/2006	15,000	15,000	$1,000.00	(4)
		Warrants to purchase 682,671 shares		11/9/2006	—	6,827	$10.00	(5)
Wastequip, Inc.(6)	Waste management equipment manufacturer	Senior subordinated loan ($12,990 par due 2/2015)	10.00% Cash, 2.00% PIK	2/5/2007	12,990	7,715	$0.59	(4)
		Common stock (13,889 shares)		2/2/2007	1,389	131	$9.43	(5)

					85,560	80,643			7.37%

Printing, Publishing and Media
Canon Communications LLC	Print publications services	Junior secured loan ($11,784 par due 11/2011)	13.00% (Base Rate + 9.75%/D)	5/25/2005	11,784	11,313	$0.96	(2)(15)
		Junior secured loan ($12,009 par due 11/2011)	13.00% (Base Rate + 9.75%/D)	5/25/2005	12,009	11,529	$0.96	(3)(15)
Courtside Acquisition Corp.	Community newspaper publisher	Senior subordinated loan ($34,295 par due 6/2014)	17.00% PIK	6/29/2007	34,295	3,430	$0.10	(4)(14)
LVCG Holdings LLC(7)	Commercial printer	Membership interests (56.53% interest)		10/12/2007	6,600	8,500		(5)
National Print Group, Inc.	Printing management services	Senior secured revolving loan ($2,736 par due 3/2012)	8.25% (Base Rate + 5.00%/D)	3/2/2006	2,736	2,462	$0.90	(15)
		Senior secured loan ($8,623 par due 3/2012)	7.50% (Base Rate + 4.25%/D)	3/2/2006	8,623	7,761	$0.90	(3)(15)
		Preferred stock (9,344 shares)		3/2/2006	2,000	—	$—	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
The Teaching Company, LLC and The Teaching Company Holdings, Inc.(11)	Education media provider	Senior secured loan ($18,000 par due 9/2012)	11.70%	9/29/2006	18,000	17,100	$0.95	(2)
		Senior secured loan ($10,000 par due 9/2012)	11.70%	9/29/2006	10,000	9,500	$0.95	(3)
		Preferred stock (29,969 shares)		9/29/2006	2,997	3,996	$133.34	(5)
		Common stock (15,393 shares)		9/29/2006	3	4	$0.26	(5)

					109,047	75,595			6.90%

Manufacturing
Arrow Group Industries, Inc.	Residential and outdoor shed manufacturer	Senior secured loan ($5,616 par due 4/2010)	6.46% (Libor + 5.00%/Q)	3/28/2005	5,647	5,372	$0.96	(3)(15)
Emerald Performance Materials, LLC	Polymers and performance materials manufacturer	Senior secured loan ($9,018 par due 5/2011)	8.25% (Libor + 4.25%/A)	5/16/2006	9,018	8,567	$0.95	(3)(15)
		Senior secured loan ($626 par due 5/2011)	6.75% (Base Rate + 3.50%/D)	5/16/2006	626	595	$0.95	(3)(15)
		Senior secured loan ($536 par due 5/2011)	8.25% (Libor + 4.25%/A)	5/16/2006	536	509	$0.95	(3)(15)
		Senior secured loan ($1,523 par due 5/2011)	10.00% (Libor + 6.00%/A)	5/16/2006	1,523	1,447	$0.95	(3)(15)
		Senior secured loan ($81 par due 5/2011)	10.00% (Libor + 6.00%/A)	5/16/2006	81	77	$0.95	(3)(15)
		Senior secured loan ($4,537 par due 5/2011)	10.00% Cash, 3.00% PIK	5/16/2006	4,546	4,319	$0.95	(2)(4)
		Senior secured loan ($241 par due 5/2011)	10.00% Cash, 3.00% PIK	5/16/2006	241	229	$0.95	(2)(4)
Qualitor, Inc.	Automotive aftermarket components supplier	Senior secured loan ($1,756 par due 12/2011)	5.46% (Libor + 4.00%/Q)	12/29/2004	1,752	1,664	$0.95	(3)
		Senior secured loan ($5 par due 12/2011)			5	5	1.00	(3)
		Junior secured loan ($5,000 par due 6/2012)	8.46% (Libor + 7.00%/Q)	12/29/2004	5,000	4,750	$0.95	(3)
Reflexite Corporation(7)	Developer and manufacturer of high-visibility reflective products	Senior subordinated loan ($10,253 par due 2/2015)	11.00% Cash, 3.00% PIK	2/28/2008	10,253	10,253	$1.00	(4)
		Common stock (1,821,860 shares)		3/28/2006	27,435	35,500	$19.49	(5)
Saw Mill PCG Partners LLC	Precision components manufacturer	Common units (1,000 units)		2/2/2007	1,000	0	$—	(5)
UL Holding Co., LLC	Petroleum product manufacturer	Common units (50,000 units)		4/25/2008	500	750	$15.00	(5)
		Common units (50,000 units)		4/25/2008	—	—	$—	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Universal Trailer Corporation(6)	Livestock and specialty trailer manufacturer	Common stock (74,920 shares)		10/8/2004	7,930	—	$—	(5)

					76,093	74,037			6.76%

Aerospace & Defense
AP Global Holdings, Inc.	Safety and security equipment manufacturer	Senior secured loan ($7,898 par due 10/2013)	4.97% (Libor + 4.50%/M)	11/8/2007	7,799	7,121	$0.90	(3)
ILC Industries, Inc.	Industrial products provider	Junior secured loan ($12,000 par due 8/2012)	11.50%	6/27/2006	12,000	12,000	$1.00	(3)
Thermal Solutions LLC and TSI Group, Inc.	Thermal management and electronics packaging manufacturer	Senior secured loan ($871 par due 3/2011)	3.92% (Libor + 3.50%/M)	3/28/2005	871	836	$0.96	(3)
		Senior secured loan ($2,765 par due 3/2012)	4.42% (Libor + 4.00%/M)	3/28/2005	2,765	2,461	$0.89	(3)
		Senior subordinated notes ($2,117 par due 9/2012)	11.50% Cash, 2.75% PIK	3/28/2005	2,117	2,043	$0.97	(4)
		Senior subordinated notes ($3,342 par due 9/2012)	11.50% Cash, 2.75% PIK	3/28/2005	3,342	3,225	$0.96	(2)(4)
		Senior subordinated notes ($2,679 par due 3/2013)	11.50% Cash, 2.50% PIK	3/21/2006	2,679	2,599	$0.97	(2)(4)
		Preferred stock (71,552 shares)		3/28/2005	716	716	$10.00	(5)
		Common stock (1,460,246 shares)		3/28/2005	15	15	$0.01	(5)
Wyle Laboratories, Inc. and Wyle Holdings, Inc.	Provider of specialized engineering, scientific and technical services	Junior secured loan ($16,000 par due 7/2014)	8.96% (Libor + 7.50%/Q)	1/17/2008	16,000	15,200	$0.95
		Junior secured loan ($12,000 par due 7/2014)	8.96% (Libor + 7.50%/Q)	1/17/2008	12,000	11,400	$0.95	(3)
		Common stock (246,279 shares)		1/17/2008	2,100	1,680	$6.82	(5)

					62,404	59,296			5.42%

Consumer Products—Non-Durable
Innovative Brands, LLC	Consumer products and personal care manufacturer	Senior secured loan ($9,901 par due 9/2011)	14.50%	10/12/2006	9,901	9,901	$1.00
		Senior secured loan ($9,139 par due 9/2011)	14.50%	10/12/2006	9,139	9,139	$1.00	(3)
Making Memories Wholesale, Inc.(6)	Scrapbooking branded products manufacturer	Senior secured loan ($21,509 par due 3/2011)	10.00% (Base Rate + 5.00%/D)	5/5/2005	11,953	12,087	$0.56	(14)
		Senior subordinated loan ($10,465 par due 5/2012)	12.00% Cash, 4.00% PIK	5/5/2005	10,465	—	$—	(4)(14)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Preferred stock (4,259 shares)		5/5/2005	3,759	—	$—	(5)
Shoes for Crews, LLC	Safety footwear and slip-related mat manufacturer	Senior secured revolving loan ($1,000 par due 7/2010)	5.25% (Base Rate + 2.00%/D)	10/8/2004	1,000	1,000	$1.00
		Senior secured loan ($572 par due 7/2010)	5.31% (Libor + 3.50%/S)	10/8/2004	572	572	$1.00	(3)
		Senior secured loan ($88 par due 7/2010)	4.96% (Libor + 3.50%/Q)	10/8/2004	88	88	$1.00	(3)
The Thymes, LLC(7)	Cosmetic products manufacturer	Preferred stock (6,283 shares)	8.00% PIK	6/21/2007	6,283	5,026	$799.94	(4)
		Common stock (5,400 shares)		6/21/2007	—	—	$—	(5)
Wear Me Apparel, LLC(6)	Clothing manufacturer	Senior subordinated notes ($23,985 par due 4/2013)	17.50% PIK	4/2/2007	24,035	12,055	$0.50	(4)(14)
		Common stock (10,000 shares)		4/2/2007	10,000	—	$—	(5)

					87,195	49,868			4.55%

Telecommunications
American Broadband Communications, LLC and American Broadband Holding Company	Broadband communication services	Senior subordinated loan ($32,048 par due 11/2014)	10.00% Cash, 6.00% PIK	2/8/2008	32,048	32,048	$1.00	(4)
		Senior subordinated loan ($8,087 par due 11/2014)	10.00% Cash, 6.00% PIK	11/7/2007	8,087	8,087	$1.00	(4)
		Warrants to purchase 170 shares		11/7/2007	—	—	$—	(5)

					40,135	40,135			3.67%

Cargo Transport
The Kenan Advantage Group, Inc.	Fuel transportation provider	Senior subordinated notes ($25,266 par due 12/2013)	9.50% Cash, 3.50% PIK	12/15/2005	25,260	24,000	$0.95	(2)(4)
		Senior secured loan ($2,426 par due 12/2011)	4.46% (Libor + 3.00%/Q)	12/15/2005	2,425	2,183	$0.90	(3)
		Preferred stock (10,984 shares)	8.00% PIK	12/15/2005	1,371	1,732	$157.68	(4)(5)
		Common stock (30,575 shares)		12/15/2005	31	41	$1.34	(5)

					29,087	27,956			2.55%

Containers-Packaging
Industrial Container Services, LLC(6)	Industrial container manufacturer, reconditioner and servicer	Senior secured revolving loan ($1,198 par due 9/2011)	5.75% (Base Rate + 2.50%/D)	6/21/2006	1,198	1,198	$1.00
		Senior secured revolving loan ($1,239 par due 9/2011)	4.47% (Libor + 4.00%/M)	6/21/2006	1,239	1,239	$1.00
		Senior secured loan ($42 par due 9/2011)	4.47% (Libor + 4.00%/B)	9/30/2005	42	42	$1.00	(2)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Senior secured loan ($516 par due 9/2011)	4.46% (Libor + 4.00%/M)	6/21/2006	516	516	$1.00	(2)
		Senior secured loan ($7,902 par due 9/2011)	4.46% (Libor + 4.00%/M)	6/21/2006	7,902	7,902	$1.00	(3)
		Senior secured loan ($85 par due 9/2011)	5.20% (Libor + 4.00%/M)	6/21/2006	85	85	$1.00	(2)
		Senior secured loan ($1,309 par due 9/2011)	5.20% (Libor + 4.00%/M)	6/21/2006	1,309	1,309	$1.00	(3)
		Senior secured loan ($263 par due 9/2011)	5.20% (Libor + 4.00%/M)	6/21/2006	263	263	$1.00	(2)
		Senior secured loan ($4,028 par due 9/2011)	5.20% (Libor + 4.00%/M)	6/21/2006	4,028	4,028	$1.00	(3)
		Senior secured loan ($105 par due 9/2011)	5.88% (Libor + 4.00%/M)	6/21/2006	105	105	$1.00	(2)
		Senior secured loan ($1,611 par due 9/2011)	5.88% (Libor + 4.00%/M)	6/21/2006	1,611	1,611	$1.00	(3)
		Common stock (1,800,000 shares)		9/29/2005	1,800	9,100	$5.06	(5)

					20,098	27,398			2.50%

Computers and Electronics
RedPrairie Corporation	Software manufacturer	Junior secured loan ($3,300 par due 1/2013)	9.21% (Libor + 6.50%/Q)	7/13/2006	3,300	2,970	$0.90	(2)
		Junior secured loan ($12,000 par due 1/2013)	9.21% (Libor + 6.50%/Q)	7/13/2006	12,000	10,800	$0.90	(3)
X-rite, Incorporated	Color management solutions provider	Junior secured loan ($3,098 par due 7/2013)	13.63% (Libor + 10.38%/D)	7/6/2006	3,098	3,098	$1.00	(15)
		Junior secured loan ($7,744 par due 7/2013)	13.63% (Libor + 10.38%/D)	7/6/2006	7,744	7,744	$1.00	(3)(15)

					26,142	24,612			2.25%

Health Clubs
Athletic Club Holdings, Inc.(13)	Premier health club operator	Senior secured loan ($1,000 par due 10/2013)	4.97% (Libor + 4.5%/M)	10/11/2007	1,000	880	$0.88
		Senior secured loan ($1,750 par due 10/2013)	8.88% (Libor + 4.5%/S)	10/11/2007	1,750	1,540	$0.88
		Senior secured loan ($12,486 par due 10/2013)	5.01% (Libor + 4.5%/M)	10/11/2007	12,486	10,988	$0.88	(2)
		Senior secured loan ($11,487 par due 10/2013)	5.01% (Libor + 4.5%/M)	10/11/2007	11,487	10,109	$0.88	(3)
		Senior secured loan ($14 par due 10/2013)	6.75% (Base Rate + 3.50/D)	10/11/2007	14	12	$0.86	(2)
		Senior secured loan ($13 par due 10/2013)	6.75% (Base Rate + 3.50/D)	10/11/2007	13	11	$0.85	(3)

					26,750	23,540			2.07

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Grocery
Planet Organic Health Corp.(8)	Organic grocery store operator	Junior secured loan ($860 par due 7/2014)	6.01% (Libor + 5.50%/M)	7/3/2007	860	817	$0.95
		Junior secured loan ($10,250 par due 7/2014)	6.01% (Libor + 5.50%/M)	7/3/2007	10,250	9,738	$0.95	(3)
		Senior subordinated loan ($10,900 par due 7/2012)	11.00% Cash, 2.00% PIK	7/3/2007	10,900	9,845	$0.90	(2)(4)

					22,010	20,400			1.86%

Consumer Products—Durable
Direct Buy Holdings, Inc. and Direct Buy Investors, LP(6)	Membership-based buying club franchisor and operator	Senior secured loan ($2,281 par due 11/2012)	4.97% (Libor + 4.50%/B)	12/14/2007	2,189	1,861	$0.82
		Partnership interests (19.31% interest)		11/30/2007	10,000	6,500		(5)

					12,189	8,361			0.76%

Housing—Building Materials
HB&G Building Products	Synthetic and wood product manufacturer	Senior subordinated loan ($8,956 par due 3/2011)	13.00% Cash, 6.00% PIK	10/8/2004	8,966	2,251	$0.25	(2)(4)(14)
		Common stock (2,743 shares)		10/8/2004	753	—	$—	(5)
		Warrants to purchase 4,464 shares		10/8/2004	653	—	$—	(5)

					10,372	2,251			0.00%

Total					$2,267,593	$1,972,977

(1)
Other than our investments in R3 Education, Inc., HCP Acquisition Holdings, LLC, Ivy Hill Middle Market Credit Fund, Ltd., LVCG Holdings LLC, Reflexite Corporation and The Thymes, LLC, we do not "Control" any of our portfolio companies, as defined in the Investment Company Act. In general, under the Investment Company Act, we would "Control" a portfolio company if we owned more than 25% of its outstanding voting securities and/or had the power to exercise control over the management or policies of such portfolio company. All of our portfolio company investments are subject to legal restrictions on sales which as of December 31, 2008 represented 180% of the Company's net assets.

(2)
These assets are owned by the Company's wholly owned subsidiary Ares Capital CP, are pledged as collateral for the CP Funding Facility and, as a result, are not directly available to the creditors of the Company to satisfy any obligations of the Company other than Ares Capital CP's obligations under the CP Funding Facility (see Note 7 to the consolidated financial statements).

(3)
Pledged as collateral for the ARCC CLO. Unless otherwise noted, all other investments are pledged as collateral for the Revolving Credit Facility (see Note 7 to the consolidated financial statements).

(4)
Has a payment-in-kind interest feature (see Note 2 to the consolidated financial statements).

(5)
Non-income producing at December 31, 2008.

(6)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). Transactions during the period for the year ended December 31, 2008 in which the issuer was an Affiliate (but not a portfolio company that we "Control") are as follows (in thousands):

Company	Purchases	Redemptions (cost)	Sales (cost)	Interest income	Capital structuring service fees	Dividend income	Other income	Net realized gains/losses	Net unrealized gains/losses
Apple & Eve, LLC and US Juice Partners, LLC	$11,500	$10,814	$—	$4,634	$—	$—	$43	$40	$(12,383)
Carador, PLC	$—	$—	$—	$—	$—	$825	$—	$—	$(3,479)
Campus Management Corp. and Campus Management Acquisition Corp.	$69,193	$1,768	$—	$5,367	$1,540	$—	$112	$—	$3,048
CT Technologies Intermediate Holdings, Inc. and CT Technologies Holdings, LLC	$4,719	$56,822	$—	$2,573	$—	$—	$340	$100	$1,382
Daily Candy, Inc.	$—	$11,872	$10,806	$735	$—	$—	$—	$1,208	$—
Direct Buy Holdings, Inc. and Direct Buy Investors LP	$—	$219	$—	$192	$—	$—	$—	$9	$(3,828)
Firstlight Financial Corporation	$—	$—	$—	$5,854	$—	$—	$750	$—	$(36,991)
Imperial Capital Group, LLC	$584	$—	$—	$—	$—	$—	$—	$—	$—
Industrial Container Services, LLC	$6,939	$16,677	$—	$1,710	$—	$—	$120	$—	$4,100
Investor Group Services, LLC	$1,250	$1,500	$—	$24	$—	$—	$55	$—	$500
Making Memories Wholesale, Inc	$5,942	$1,114	$—	$199	$—	$—	$—	$—	$(6,668)
Pillar Holdings LLC and PHL Holding Co.	$15,807	$600	$31,865	$3,404	$281	$—	$167	$—	$1,500
Primis Marketing Group, Inc. and Primis Holdings, LLC	$—	$—	$—	$—	$—	$—	$—	$—	$(7,565)
Universal Trailer Corporation	$—	$—	$—	$—	$—	$—	$—	$—	$(700)
VSS-Tranzact Holdings, LLC	$—	$—	$—	$—	$—	$—	$—	$—	$(4,000)
Wastequip, Inc.	$—	$—	$—	$1,424	$—	$—	$—	$—	$(3,318)
Wear Me Apparel, LLC	$—	$—	$—	$2,416	$—	$—	$13	$—	$(14,055)
(7)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). In addition, as defined in the Investment Company Act, we "Control" this portfolio company because we own more than 25% of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). Transactions during the period for the year ended December 31, 2008 in which the issuer was both an Affiliate and a portfolio company that we Control are as follows (in thousands):

Company	Purchases	Redemptions (cost)	Sales (cost)	Interest income	Capital structuring service fees	Dividend income	Other income	Net realized gains/losses	Net unrealized gains/losses
HCP Acquisition Holdings, LLC	$8,567	$—	$—	$—	$—	$—	$—	$—	$(2,067)
Ivy Hill Middle Market Credit Fund, Ltd.	$—	$—	$—	$5,427	$—	$—	$1,528	$—	$(5,600)
LVCG Holdings, LLC	$—	$—	$—	$—	$—	$—	$100	$—	$(1,900)
R3 Education, Inc.	$62,600	$69,089	$—	$3,521	$2,900	$—	$65	$—	$4,393
Reflexite Corporation	$10,239	$—	$—	$928	$100	$—	$10	$—	$(19,166)
The Thymes, LLC	$—	$—	$1,450	$544	$—	$133	$—	$—	$(1,257)
(8)
Non-U.S. company or principal place of business outside the U.S. and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets.

(9)
Non-registered investment company.

(10)
A majority of the variable rate loans to our portfolio companies bear interest at a rate that may be determined by reference to either Libor or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), at the borrower's option, which reset annually (A), semi-annually (S), quarterly (Q), bi-monthly (B), monthly (M) or daily (D). For each such loan, we have provided the interest rate in effect at December 31, 2008.

(11)
In addition to the interest earned based on the stated interest rate of this security, we are entitled to receive an additional interest amount of 2.50% on $22.2 million aggregate principal amount of the portfolio company's senior term debt previously syndicated by us.

(12)
Principal amount denominated in Canadian dollars has been translated into U.S. dollars (see Note 2 to the consolidated financial statements).

(13)
In addition to the interest earned based on the stated interest rate of this security, we are entitled to receive an additional interest amount of 2.50% on $25.0 million aggregate principal amount of the portfolio company's senior term debt previously syndicated by us.

(14)
Loan was on non-accrual status as of December 31, 2008.

(15)
Loan includes interest rate floor feature.

See accompanying notes to consolidated financial statements.

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED SCHEDULE OF INVESTMENTS
As of December 31, 2007
(dollar amounts in thousands, except per unit data)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Healthcare—Services
American Renal Associates, Inc.	Dialysis provider	Senior secured loan ($2,131 par due 12/2010)	8.36% (Libor + 3.25%/S)	12/14/05	$2,131	$2,131	$1.00	(3)
		Senior secured loan ($16 par due 12/2011)	8.45% (Libor + 3.25%/Q)	12/14/05	16	16	$1.00	(3)
		Senior secured loan ($197 par due 12/2010)	9.00% (Base Rate + 1.75%/D)	12/14/05	197	197	$1.00	(3)
		Senior secured loan ($5,770 par due 12/2011)	8.36% (Libor + 3.25%/S)	12/14/05	5,770	5,770	$1.00	(3)
		Senior secured loan ($28 par due 12/2011)	9.00% (Base Rate + 1.75%/D)	12/14/05	28	28	$1.00	(3)
		Senior secured loan ($262 par due 12/2011)	8.36% (Libor + 3.25%/S)	12/14/05	262	262	$1.00	(3)
		Senior secured loan ($2,620 par due 12/2011)	8.48% (Libor + 3.25% /Q)	12/14/05	2,620	2,620	$1.00	(3)

Capella Healthcare, Inc.	Acute care hospital operator	Junior secured loan ($19,000 par due 11/2013)	10.34% (Libor + 5.50%/Q)	12/1/05	19,000	19,000	$1.00
		Junior secured loan ($30,000 par due 11/2013)	10.34% (Libor + 5.50%/Q)	12/1/05	30,000	30,000	$1.00	(2)

CT Technologies Intermediate Holdings, Inc. and CT Technologies Holdings, LLC(6)	Healthcare information management services	Senior secured revolving loan ($810 par due 3/2012)	10.38% (Libor + 5.00%/Q)	6/15/07	810	810	$1.00
		Senior secured revolving loan ($810 par due 3/2012)	10.25% (Libor + 5.00%/M)	6/15/07	810	810	$1.00
		Senior secured revolving loan ($810 par due 3/2012)	10.15% (Libor + 5.00%/Q)	6/15/07	810	810	$1.00
		Senior secured loan ($13,000 par due 3/2012)	10.38% (Libor + 5.00%/S)	6/15/07	13,000	13,000	$1.00
		Senior secured loan ($4,000 par due 3/2012)	10.38% (Libor + 5.00%/S)	6/15/07	4,000	4,000	$1.00	(3)
		Senior secured loan ($6,500 par due 3/2012)	10.25% (Libor + 5.00%/M)	6/15/07	6,500	6,500	$1.00
		Senior secured loan ($2,000 par due 3/2012)	10.25% (Libor + 5.00%/M)	6/15/07	2,000	2,000	$1.00	(3)
		Senior secured loan ($19,500 par due 3/2012)	10.15% (Libor + 5.00%/Q)	6/15/07	19,500	19,500	$1.00
		Senior secured loan ($6,000 par due 3/2012)	10.15% (Libor + 5.00%/Q)	6/15/07	6,000	6,000	$1.00	(3)
		Preferred stock (6,000 shares)		6/15/07	6,000	6,000	$1,000.00	(5)
		Common stock (9,679 shares)		6/15/07	4,000	4,000	$413.27	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Common stock (1,546 shares)		6/15/07	—	—	$—	(5)

DSI Renal, Inc.	Dialysis provider	Senior subordinated note ($53,933 par due 4/2014)	12.00% Cash, 2.00% PIK	4/4/06	53,956	53,933	$1.00	(4)
		Senior subordinated note ($11,576 par due 4/2014)	12.00% Cash, 2.00% PIK	4/4/06	11,577	11,577	$1.00	(4)(3)
		Senior secured revolving loan ($3,360 par due 3/2013)	10.25% (Base Rate + 3.00%/D)	4/4/06	3,360	3,024	$0.90
		Senior secured revolving loan ($1,600 par due 3/2013)	8.19% (Libor + 3.00%/Q)	4/4/06	1,600	1,440	$0.90
		Senior secured revolving loan ($1,440 par due 3/2013)	8.13% (Libor + 3.00%/Q)	4/4/06	1,440	1,298	$0.90

GG Merger Sub I, Inc.	Drug testing services	Senior secured loan ($23,330 par due 12/2014)	9.00% (Libor + 4.00%/S)	12/14/07	22,286	23,330	$1.00

MPBP Holdings, Inc., Cohr Holdings, Inc. and MPBP Acquisition Co., Inc.	Healthcare equipment services	Junior secured loan ($20,000 par due 1/2014)	11.53% (Libor + 6.25%/Q)	1/31/07	20,000	15,000	$0.75
		Junior secured loan ($12,000 par due 1/2014)	11.53% (Libor + 6.25%/Q)	1/31/07	12,000	9,000	$0.75	(3)
		Common stock (50,000 shares)		1/31/07	5,000	2,500	$50.00	(5)

MWD Acquisition Sub, Inc.	Dental services	Junior secured loan ($5,000 par due 5/2012)	11.57% (Libor + 6.25%/Q)	5/3/07	5,000	5,000	$1.00

OnCURE Medical Corp.	Radiation oncology care provider	Senior subordinated note ($26,055 par due 8/2013)	11.00% Cash, 1.50% PIK	8/18/06	26,056	26,056	$1.00	(4)
		Common stock (857,143 shares)		8/18/06	3,000	3,000	$3.50	(5)

Triad Laboratory Alliance, LLC	Laboratory services	Senior subordinated note ($15,091 par due 12/2012)	12.00% cash, 1.75% PIK	12/21/05	15,091	15,091	$1.00	(4)
		Senior secured loan ($6,860 par due 12/2011)	8.08% (Libor + 3.25%/Q)	12/21/05	6,860	6,174	$0.90
		Senior secured loan ($2,940 par due 12/2011)	8.08% (Libor + 3.25%/Q)	12/21/05	2,940	2,646	$0.90	(3)

					313,620	302,523			26.85%

Financial
Abingdon Investments Limited(6)(8)(9)	Investment company	Ordinary shares (948,500 shares)		12/15/06	9,033	7,745	$8.17	(5)

Firstlight Financial Corporation(6)(9)	Investment company	Senior subordinated loan ($64,927 par due 12/2016)	10.00% PIK	12/31/06	64,944	64,944	$1.00	(4)
		Common stock (10,000 shares)		12/31/06	10,000	7,500	$750.00	(5)
		Common stock (30,000 shares)		12/31/06	30,000	22,500	$750.00	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Ivy Hill Middle Market Credit Fund, Ltd.(7)(8)(9)	Investment company	Class B deferrable interest notes ($40,000 par due 11/2018)	11.00% (Libor + 6.00%/Q)	11/20/07	40,000	40,000	$1.00
		Subordinated notes ($16,000 par due 11/2018)		11/20/07	16,000	16,000	$1.00	(5)

Imperial Capital Group, LLC(6)(9)	Investment banking services	Common units (7,710 units)		5/10/07	14,997	14,997	$1,945.16	(5)
		Common units (2,526 units)		5/10/07	3	3	$1.00	(5)
		Common units (315 units)		5/10/07	—	—	$1.00	(5)

Partnership Capital Growth Fund I, L.P.(9)	Investment partnership	Limited partnership interest (25% interest)		6/16/06	1,317	1,317		(5)

					186,294	175,006			15.53%

Business Services
Investor Group Services, LLC(16)	Financial services	Senior secured loan ($1,000 par due 6/2011)	12.00%	6/22/06	1,000	1,000	$1.00	(3)
		Limited liability company membership interest (10.00% interest)		6/22/06	—	—	$—	(5)

Miller Heiman, Inc.	Sales consulting services	Senior secured loan ($1,428 par due 6/2010)	8.31% (Libor + 3.25%/Q)	6/20/05	1,428	1,428	$1.00	(3)
		Senior secured loan ($3,977 par due 6/2012)	8.58% (Libor + 3.75%/Q)	6/20/05	3,977	3,977	$1.00	(3)

Pillar Holdings LLC and PHL Holding Co.(6)	Mortgage services	Senior secured revolving loan ($500 par due 11/2013)	10.37% (Libor + 5.50%/M)	11/20/07	500	500	$1.00
		Senior secured loan ($55,000 par due 11/2013)	10.33% (Libor + 5.50%/Q)	11/20/07	55,000	55,000	$1.00
		Common stock (97 shares)		11/20/07	4,000	4,000	$41,420.73	(5)

Primis Marketing Group, Inc. and Primis Holdings, LLC(6)	Database marketing services	Senior subordinated note ($10,222 par due 2/2013)	11.00% Cash, 2.50% PIK	8/24/06	10,222	8,586	$0.84	(2)(4)(14)
		Preferred units (4,000 units)		8/24/06	3,600	—	$—	(5)
		Common units (4,000,000 units)		8/24/06	400	—	$—	(5)

Prommis Solutions, LLC, E-Default Services, LLC, Statewide Tax and Title Services, LLC & Statewide Publishing Services, LLC (formerly known as MR Processing Holding Corp.)	Bankruptcy and foreclosure processing services	Senior subordinated note ($21,557 par due 2/2014)	11.50% Cash, 2.00% PIK	2/8/07	21,557	21,557	$1.00	(4)
		Senior subordinated note ($29,523 par due 2/2014)	11.50% Cash, 2.00% PIK	2/8/07	29,523	29,523	$1.00	(2)(4)
		Preferred stock (30,000 shares)		4/11/06	3,000	4,500	$150.00	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
R2 Acquisition Corp.	Marketing services	Common stock (250,000 shares)		5/29/07	250	250	$1.00	(5)

Summit Business Media, LLC	Business media consulting services	Junior secured loan ($10,000 par due 11/2013)	11.85% (Libor + 7.00%/M)	8/3/07	10,000	10,000	$1.00	(3)

VSS-Tranzact Holdings, LLC(6)	Management Consulting Services	Common membership interest (8.51% interest)		10/26/07	10,000	10,000		(5)

					154,457	150,321			13.34%

Printing, Publishing and Media
Canon Communications LLC	Print publications services	Junior secured loan ($7,525 par due 11/2011)	11.60% (Libor + 6.75%/M)	5/25/05	7,525	7,525	$1.00
		Junior secured loan ($4,250 par due 11/2011)	11.60% (Libor + 6.75%/M)	5/25/05	4,250	4,250	$1.00	(2)
		Junior secured loan ($12,000 par due 11/2011)	11.60% (Libor + 6.75%/M)	5/25/05	12,000	12,000	$1.00	(3)

Courtside Acquisition Corp.	Community newspaper publisher	Senior subordinated loan ($32,280 par due 6/2014)	15.00% PIK	6/29/07	32,280	32,280	$1.00	(4)

Daily Candy, Inc.(6)	Internet publication provider	Senior secured loan ($497 par due 5/2009)	9.72% (Libor + 5.00%/S)	5/25/06	573	497	$1.00
		Senior secured loan ($11,629 par due 5/2009)	9.72% (Libor + 5.00%/S)	5/25/06	13,399	11,629	$1.00	(3)
		Senior secured loan ($6 par due 5/2009)	9.72% (Libor + 5.00%/S)	5/25/06	5	4	$1.00
		Senior secured loan ($107 par due 5/2009)	9.72% (Libor + 5.00%/S)	5/25/06	122	106	$1.00	(3)
		Senior secured loan ($3 par due 5/2009)	9.84% (Libor + 5.00%/Q)	5/25/06	3	3	$1.00
		Senior secured loan ($66 par due 5/2009)	9.84% (Libor + 5.00%/Q)	5/25/06	76	66	$1.00	(3)
		Common stock (1,250,000 shares)		5/25/06	2,375	4,085	$3.27	(5)
		Warrants to purchase 1,381,578 shares		5/25/06	2,625	4,515	$3.27	(5)

LVCG Holdings LLC(7)	Commercial printer	Membership interest (56.53% interest)		10/12/07	6,600	6,600	$100.00	(5)

National Print Group, Inc.	Printing management services	Senior secured revolving loan ($835 par due 3/2012)	9.75% (Base Rate + 2.50%/D)	3/2/06	834	834	$1.00
		Senior secured revolving loan ($1,370 par due 3/2012)	8.75% (Libor + 3.50%/M)	3/2/06	1,370	1,370	$1.00
		Senior secured loan ($4,775 par due 3/2012)	8.33% (Libor + 3.50%/Q)	3/2/06	4,775	4,775	$1.00	(3)
		Senior secured loan ($5,111 par due 3/2012)	8.58% (Libor + 3.50%/Q)	3/2/06	5,111	5,111	$1.00	(3)
		Senior secured loan ($406 par due 8/2012)	12.09% (Libor + 7.00%/B)	3/2/06	406	406	$1.00	(3)
		Senior secured loan ($350 par due 8/2012)	11.96% (Libor + 7.00%/Q)	3/2/06	350	350	$1.00	(3)
		Preferred stock (9,344 shares)		3/2/06	2,000	2,000	$214.04	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
The Teaching Company, LLC and The Teaching Company Holdings, Inc.(11)	Education publications provider	Senior secured loan ($28,000 par due 9/2012)	10.50%	9/29/06	28,000	28,000	$1.00
		Preferred stock (29,969 shares)		9/29/06	2,997	3,996	$133.33	(5)
		Common stock (15,393 shares)		9/29/06	3	4	$0.27	(5)

					127,679	130,406			11.57%

Education
ELC Acquisition Corporation	Developer, manufacturer and retailer of educational products	Senior secured loan ($2,707 par due 11/2012)	9.18% (Libor + 3.75%/Q)	11/30/06	2,707	2,707	$1.00
		Senior secured loan ($355 par due 11/2012)	9.18% (Libor + 3.75%/Q)	11/30/06	355	355	$1.00	(3)
		Junior secured loan ($8,333 par due 11/2013)	12.11% (Libor + 7.00%/Q)	11/30/06	8,333	8,333	$1.00	(3)

Equinox EIC Partners, LLC and MUA Management Company, Ltd.(1)(7)	Medical school operator	Senior secured revolving loan ($3,000 par due 12/2012)	11.36% (Libor + 6.00%/Q)	4/3/07	3,000	3,000	$1.00
		Senior secured revolving loan ($3,139 par due 12/2012)	12.75% (Base Rate + 5.00%/D)	4/3/07	3,139	3,139	$1.00
		Senior secured revolving loan ($2,000 par due 12/2012)	12.75% (Base Rate + 5.00%/D)	4/3/07	2,000	2,000	$1.00
		Senior secured revolving loan ($2,000 par due 12/2012)	11.24% (Libor + 6.00%/Q)	4/3/07	2,000	2,000	$1.00
		Senior secured loan ($5,475 par due 12/2012)	10.86% (Libor + 6.00%/Q)	4/3/07	5,475	5,475	$1.00
		Senior secured loan ($14,113 par due 12/2012)	11.11% (Libor + 6.00%/Q)	9/21/07	14,112	14,112	$1.00
		Senior secured loan ($7,450 par due 12/2012)	11.21% (Libor + 6.00%/Q)	4/3/07	7,450	7,450	$1.00	(3)
		Common membership interest (26.27% interest)		9/21/07	15,000	15,000		(5)

Instituto de Banca y Comercio, Inc.(8)	Private school operator	Senior secured revolving loan ($1,125 par due 3/2014)	8.10% (Libor + 3.00%/M)	3/15/07	1,125	1,125	$1.00
		Senior secured loan ($12,378 par due 3/2014)	9.96% (Libor + 5.00%/Q)	3/15/07	12,378	12,378	$1.00
		Senior secured loan ($11,940 par due 3/2014)	9.96% (Libor + 5.00%/Q)	3/15/07	11,940	11,940	$1.00	(3)

Lakeland Finance, LLC	Private school operator	Senior secured note ($18,000 par due 12/2012)	11.50%	12/13/05	18,000	18,000	$1.00
		Senior secured note ($15,000 par due 12/2012)	11.50%	12/13/05	15,000	15,000	$1.00	(2)

					122,014	122,014			10.83%

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Retail
Apogee Retail, LLC	For-profit thrift retailer	Senior secured loan ($9,373 par due 3/2012)	10.39% (Libor + 5.25%/S)	3/27/07	9,374	9,374	$1.00
		Senior secured loan ($19,850 par due 3/2012)	10.39% (Libor + 5.25%/S)	3/27/07	19,850	19,850	$1.00	(2)
		Senior secured loan ($11,910 par due 3/2012)	10.39% (Libor + 5.25%/S)	3/27/07	11,910	11,910	$1.00	(3)
Savers, Inc. and SAI Acquisition Corporation	For-profit thrift retailer	Senior subordinated note ($28,281 par due 8/2014)	10.00% cash, 2.00% PIK	8/8/06	28,281	28,281	$1.00	(2)(4)
		Common stock (1,170,182 shares)		8/8/06	4,500	4,500	$3.85	(5)
Things Remembered, Inc. and TRM Holdings Corporation	Personalized gifts retailer	Senior secured loan ($4,632 par due 9/2012)	9.95% (Libor + 4.75%/M)	9/28/06	4,632	4,632	$1.00	(3)
		Senior secured loan ($120 par due 9/2012)	11.00% (Base Rate + 3.75%/D)	9/28/06	120	120	$1.00	(3)
		Senior secured loan ($14,000 par due 9/2012)	11.20% (Libor + 6.00%/M)	9/28/06	14,000	14,000	$1.00	(2)
		Senior secured loan ($14,000 par due 9/2012)	11.20% (Libor + 6.00%/M)	9/28/06	14,000	14,000	$1.00
		Senior secured loan ($7,200 par due 9/2012)	11.20% (Libor + 6.00%/M)	9/28/06	7,200	7,200	$1.00	(3)
		Preferred stock (80 shares)		9/28/06	1,800	1,800	$22,500.00	(5)
		Common stock (800 shares)		9/28/06	200	200	$250.00	(5)

					115,867	115,867			10.28%

Beverage, Food and Tobacco
3091779 Nova Scotia Inc.(12)	Baked goods manufacturer	Junior secured loan (Cdn$14,000 par due 11/2012)	11.50%	11/2/07	14,850	14,021	$1.00	(12)
		Warrants to purchase 57,545 shares			—	—	$—	(5)
Apple & Eve, LLC and US Juice Partners, LLC(6)	Juice manufacturer	Senior secured revolving loan ($1,846 par due 10/2013)	10.93% (Libor + 6.00%/M)	10/5/07	1,846	1,846	$1.00
		Senior secured revolving loan ($1,000 par due 10/2013)	10.93% (Libor + 6.00%/M)	10/5/07	1,000	1,000	$1.00
		Senior secured loan ($33,915 par due 10/2013)	10.93% (Libor + 6.00%/M)	10/5/07	33,915	33,915	$1.00
		Senior secured loan ($11,970 par due 10/2013)	10.93% (Libor + 6.00%/M)	10/5/07	11,970	11,970	$1.00	(3)
		Senior units (50,000 units)		10/5/07	5,000	5,000	$100.00	(5)
Best Brands Corporation	Baked goods manufacturer	Junior secured loan ($27,115 par due 6/2013)	17.23% (Libor + 12.00%/Q)	12/14/06	27,115	27,115	$1.02	(2)
		Junior secured loan ($12,168 par due 6/2013)	17.23% (Libor + 12.00%/Q)	12/14/06	12,168	12,168	$1.02	(3)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Charter Baking Company, Inc.	Baked goods manufacturer	Preferred stock (6,258 shares)		9/1/06	2,500	2,500	$399.49	(5)

					110,365	109,536			9.72%

Services—Other
American Residential Services, LLC	Plumbing, heating and air-conditioning services	Junior secured loan ($20,101 par due 4/2015)	10.00% Cash, 2.00% PIK	4/17/07	20,101	20,101	$1.00	(4)

Diversified Collection Services, Inc.	Collections services	Senior secured loan ($874 par due 8/2011)	10.60% (Libor + 5.75%/M)	2/2/05	769	761	$0.87
		Senior secured loan ($4,897 par due 8/2011)	10.60% (Libor + 5.75%/M)	2/2/05	4,897	4,260	$0.87	(3)
		Senior secured loan ($1,742 par due 2/2011)	13.35% (Libor + 8.50%/M)	2/2/05	1,742	1,359	$0.78	(2)
		Senior secured loan ($6,758 par due 8/2011)	13.35% (Libor + 8.50%/M)	2/2/05	6,758	5,271	$0.78	(3)
		Preferred stock (14,927 shares)		5/18/06	169	—	$—	(5)
		Common stock (114,004 shares)		2/2/05	295	—	$—	(5)

GCA Services Group, Inc.	Custodial services	Senior secured loan ($30,000 par due 12/2011)	12.00%	12/15/06	30,000	30,000	$1.00	(2)
		Senior secured loan ($12,000 par due 12/2011)	12.00%	12/15/06	12,000	12,000	$1.00	(3)

Growing Family, Inc. and GFH Holdings, LLC	Photography services	Senior secured revolving loan ($500 par due 8/2011)	8.02% (Libor + 3.00%/Q)	3/16/07	500	480	$0.96
		Senior secured revolving loan ($763 par due 8/2011)	8.26% (Libor + 3.00%/Q)	3/16/07	763	732	$0.96
		Senior secured loan ($367 par due 8/2011)	8.56% (Libor + 3.50%/Q)	3/16/07	367	352	$0.96
		Senior secured loan ($9,646 par due 8/2011)	8.56% (Libor + 3.50%/Q)	3/16/07	9,646	9,260	$0.96	(3)
		Senior secured loan ($71 par due 8/2011)	8.47% (Libor + 3.50%/Q)	3/16/07	71	68	$0.96
		Senior secured loan ($1,854 par due 8/2011)	8.47% (Libor + 3.50%/Q)	3/16/07	1,854	1,780	$0.96	(3)
		Senior secured loan ($3,575 par due 8/2011)	10.97% (Libor + 6.00%/Q)	3/16/07	3,576	3,147	$0.88
		Senior secured loan ($52 par due 8/2011)	10.97% (Libor + 6.00%/Q)	3/16/07	52	46	$0.88
		Common stock (552,430 shares)		3/16/07	872	90	$0.16	(5)

NPA Acquisition, LLC	Powersport vehicle auction operator	Junior secured loan ($12,000 par due 2/2013)	12.50% (Base Rate + 5.25%/D)	8/23/06	12,000	12,000	$1.00	(3)
		Common units (1,709 units)		8/23/06	1,000	1,500	$877.71	(5)

					107,432	103,207			9.16%

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Consumer Products—Non-Durable
Badanco Enterprises, Inc.	Luggage manufacturer	Senior secured revolving loan ($2,150 par due 1/2012)	10.50% (Base Rate + 3.25%/D)	1/24/07	2,150	2,150	$1.00
		Senior secured loan ($313 par due 1/2012)	10.50% (Base Rate + 3.25%/D)	1/24/07	312	312	$1.00	(3)
		Senior secured loan ($5,938 par due 1/2012)	9.37% (Libor + 4.50%/M)	1/24/07	5,937	5,937	$1.00	(3)
		Senior secured loan ($4,375 par due 1/2012)	9.39% (Libor + 4.50%/B)	1/24/07	4,375	4,375	$1.00	(3)

Innovative Brands, LLC	Consumer products and personal care manufacturer	Senior Secured Loan ($12,838 par due 9/2011)	11.13%	10/12/06	12,838	12,838	$1.00
		Senior Secured Loan ($11,880 par due 9/2011)	11.13%	10/12/06	11,880	11,880	$1.00	(3)

Making Memories Wholesale, Inc.(6)	Scrapbooking branded products manufacturer	Senior secured loan ($7,125 par due 3/2011)	9.75% (Base Rate + 2.50%/D)	5/5/05	7,125	7,125	$1.00	(3)
		Senior subordinated loan ($10,465 par due 5/2012)	12.00% cash, 4.00% PIK	5/5/05	10,465	6,802	$0.65	(2)(4)(14)
		Preferred stock (3,759 shares)		5/5/05	3,759	—	$—	(5)

Shoes for Crews, LLC	Safety footwear and slip-related mats	Senior secured revolving loan ($2,333 par due 7/2010)	9.25% (Base Rate + 2.00%/D)	6/16/06	2,333	2,333	$1.00
		Senior secured loan ($971 par due 7/2010)	7.72% (Libor + 3.00%/S)	10/8/04	971	971	$1.00	(3)
		Senior secured loan ($75 par due 7/2010)	9.25% (Base Rate + 2.00%/D)	10/8/04	75	75	$1.00	(3)

The Thymes, LLC(7)	Cosmetic products manufacturer	Preferred stock (7,188 shares)	8.00% PIK	6/21/07	7,189	7,189	$1,000.02	(4)
		Common stock (6,850 shares)		6/21/07	—	—	$—	(5)

Wear Me Apparel, LLC(6)	Clothing manufacturer	Senior subordinated notes ($22,500 par due 4/2013)	12.60% cash, 1.00% PIK	4/2/07	22,559	22,559	$1.00	(2)(4)
		Common stock (10,000 shares)		4/2/07	10,000	2,000	$200.00	(5)

					101,968	86,546			7.68%

Environmental Services
AWTP, LLC	Water treatment services	Junior secured loan ($1,608 par due 12/2012)	13.43% (Libor + 8.50%/Q)	12/23/05	1,612	1,612	$1.00
		Junior secured loan ($12,061par due 12/2012)	13.43% (Libor + 8.50%/Q)	12/23/05	12,061	12,061	$1.00	(3)

Mactec, Inc.	Engineering and environmental services	Common stock (16 shares)		11/3/04	—	—	$20.78	(5)
		Common stock (5,556 shares)		11/3/04	—	116	$20.78	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Sigma International Group, Inc.	Water treatment parts manufacturer	Junior secured loan ($1,833 par due 10/13)	12.37% (Libor + 7.50%/Q)	10/11/07	1,834	1,833	$1.00
		Junior secured loan ($4,000 par due 10/13)	12.37% (Libor + 7.50%/Q)	10/11/07	4,000	4,000	$1.00	(3)
		Junior secured loan ($2,750 par due 10/13)	12.73% (Libor + 7.50/M)	11/1/07	2,750	2,750	$1.00
		Junior secured loan ($6,000 par due 10/13)	12.73% (Libor + 7.50/M)	11/1/07	6,000	6,000	$1.00	(3)
		Junior secured loan ($917 par due 10/13)	12.29% (Libor + 7.50%/S)	11/6/07	917	917	$1.00
		Junior secured loan ($2,000 par due 10/13)	12.29% (Libor + 7.50%/S)	11/6/07	2,000	2,000	$1.00	(3)

Waste Pro USA, Inc.	Waste management services	Senior subordinated loan ($25,000 par due 11/2013)	11.50%	11/9/06	25,000	25,000	$1.00	(2)
		Preferred stock (15,000 shares)	10.00% PIK	11/9/06	15,000	15,000	$1,000.00	(4)
		Warrants to purchase (882,671 shares)		11/9/06	—	4,000	$4.53	(5)

Wastequip, Inc.(6)	Waste management equipment manufacturer	Senior subordinated loan ($12,602 par due 2/2015)	12.00%	2/5/07	12,731	10,211	$0.81
		Common stock (13,889 shares)		2/2/07	1,389	694	$50.00	(5)

					85,294	86,194			7.65%

Manufacturing
Arrow Group Industries, Inc.	Residential and outdoor shed manufacturer	Senior secured loan ($5,616 par due 4/2010)	10.20% (Libor + 5.00%/Q)	3/28/05	5,649	5,616	$1.00	(3)

Emerald Performance Materials, LLC	Polymers and performance materials manufacturer	Senior secured loan ($10,164 par due 5/2011)	9.00% (Base Rate + 1.75%/D)	5/16/06	10,164	10,164	$1.00	(3)
		Senior secured loan ($1,523 par due 5/2011)	10.75% (Base Rate + 3.50%/D)	5/16/06	1,523	1,523	$1.00	(3)
		Senior secured loan ($4,411 par due 5/2011)	13.00%	5/16/06	4,422	4,422	$1.00

Qualitor, Inc.	Automotive aftermarket components supplier	Senior secured loan ($1,775 par due 12/2011)	9.08% (Libor + 4.25%/Q)	12/29/04	1,775	1,775	$1.00	(3)
		Junior secured loan ($5,000 par due 6/2012)	12.08% (Libor + 7.25%/Q)	12/29/04	5,000	5,000	$1.00	(3)

Reflexite Corporation(7)	Developer and manufacturer of high-visibility reflective products	Common Stock (1,821,860 shares)		3/28/06	27,435	54,666	$30.01	(5)

Saw Mill PCG Partners LLC	Precision components manufacturer	Common units (1,000 units)		2/2/07	1,000	400	$400.00	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Universal Trailer Corporation(6)	Livestock and specialty trailer manufacturer	Common stock (50,000 shares)		10/8/04	6,425	485	$9.69	(5)
		Warrants to purchase 22,208 shares		10/8/04	1,506	215	$9.69	(5)

					64,899	84,266			7.48%

Restaurants
ADF Capital, Inc. & ADF Restaurant Group, LLC	Restaurant owner and operator	Senior secured revolving loan ($2,000 par due 11/2013)	8.88% (Libor + 3.50%/Q)	11/27/06	2,000	2,000	$1.00
		Senior secured revolving loan ($2,237 par due 11/2013)	9.75% (Base Rate + 2.50%/D)	11/27/06	2,237	2,237	$1.00
		Senior secured loan ($19,606 par due 11/2012)	13.88% (Libor + 8.50%/Q)	11/27/06	19,606	19,606	$1.00
		Senior secured loan ($990 par due 11/2012)	13.88% (Libor + 8.50%/Q)	11/27/06	990	990	$1.00	(2)
		Senior secured loan ($14,054 par due 11/2012)	13.88% (Libor + 8.50%/Q)	11/27/06	14,054	14,054	$1.00	(3)
		Promissory note ($10,713 par due 11/2016)	10.00% PIK	6/1/06	10,713	10,725	$1.00	(4)
		Warrants to purchase (.61 shares)		6/1/06	—	—	$—	(5)

Encanto Restaurants, Inc.(8)	Restaurant owner and operator	Junior secured loan ($24,352 par due 8/2013)	7.50% Cash, 3.50% PIK	8/16/06	24,352	24,352	$1.00	(4)
		Junior secured loan ($1,015 par due 8/2013)	7.50% Cash, 3.50% PIK	8/16/06	1,015	1,015	$1.00	(3)(4)

					74,967	74,979			6.66%

Containers—Packaging
Captive Plastics, Inc.	Plastics container manufacturer	Junior secured loan ($3,500 par due 2/2012)	12.34% (Libor + 7.25%/Q)	12/19/05	3,500	3,500	$1.00
		Junior secured loan ($12,000 par due 2/2012)	12.34% (Libor + 7.25%/Q)	12/19/05	12,000	12,000	$1.00	(3)

Industrial Container Services, LLC(6)	Industrial container manufacturer, reconditioner and servicer	Senior secured revolving loan ($1,859 par due 9/2011)	10.25% (Base Rate + 3.00%/D)	6/21/06	1,859	1,859	$1.00
		Senior secured revolving loan ($4,130 par due 9/2011)	8.93% (Libor + 4.00%/M)	6/21/06	4,130	4,130	$1.00
		Senior secured loan ($5,897 par due 9/2011)	8.93% (Libor + 4.00%/M)	9/30/05	5,897	5,897	$1.00
		Senior secured loan ($990 par due 9/2011)	8.93% (Libor + 4.00%/M)	6/21/06	990	990	$1.00	(2)
		Senior secured loan ($15,161 par due 9/2011)	8.93% (Libor + 4.00%/M)	6/21/06	15,161	15,161	$1.00	(3)
		Common stock (1,800,000 shares)		9/29/05	1,800	5,000	$2.78	(5)

					45,337	48,537			4.31%

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Aerospace & Defense
AP Global Holdings, Inc.	Safety and security equipment manufacturer	Senior secured loan ($20,000 par due 10/2013)	9.73% (Libor + 4.50%/M)	11/8/07	19,607	20,000	$1.00

ILC Industries, Inc.	Industrial products provider	Junior secured loan ($12,000 par due 8/2012)	11.50%	6/27/06	12,000	12,000	$1.00	(3)

Thermal Solutions LLC and TSI Group, Inc.	Thermal management and electronics packaging manufacturer	Senior secured loan ($2,797 par due 3/2012)	10.50% (Base Rate + 3.25%/D)	3/28/05	2,797	2,752	$0.98	(3)
		Senior secured loan ($1,182 par due 3/2011)	10.00% (Base Rate + 2.75%/D)	3/28/05	1,182	1,164	$0.98	(3)
		Senior subordinated notes ($2,049 par due 9/2012)	11.50% cash, 2.75% PIK	3/28/05	2,068	2,017	$0.98	(4)
		Senior subordinated notes ($3,235 par due 9/2012)	11.50% cash, 2.75% PIK	3/28/05	3,237	3,185	$0.98	(2)(4)
		Senior subordinated notes ($2,613 par due 3/2013)	11.50% cash, 2.50% PIK	3/21/06	2,613	2,517	$0.96	(2)(4)
		Preferred stock (71,552 shares)		3/28/05	716	693	$9.69	(5)
		Common stock (1,460,246 shares)		3/28/05	15	14	$0.01	(5)

					44,235	44,342			3.94%

Computers and Electronics
RedPrairie Corporation	Software manufacturer	Junior secured loan ($6,500 par due 1/2013)	11.39% (Libor + 6.50%/Q)	7/13/06	6,500	6,500	$1.00
		Junior secured loan ($12,000 par due 1/2013)	11.39% (Libor + 6.50%/Q)	7/13/06	12,000	12,000	$1.00	(3)

X-rite, Incorporated	Artwork software manufacturer	Junior secured loan ($4,800 par due 7/2013)	12.38% (Libor + 7.50%/Q)	7/6/06	4,800	4,800	$1.00
		Junior secured loan ($12,000 par due 7/2013)	12.38% (Libor + 7.50%/Q)	7/6/06	12,000	12,000	$1.00	(3)

					35,300	35,300			3.13%

Health Clubs
Athletic Club Holdings, Inc.(13)	Premier health club operator	Senior secured loan ($29,424 par due 10/2013)	9.63% (Libor + 4.50%/Q)	10/11/07	29,424	29,424	$1.00
		Senior secured loan ($4,488 par due 10/2013)	9.63% (Libor + 4.50%/Q)	10/11/07	4,488	4,488	$1.00	(3)
		Senior secured loan ($50 par due 10/2013)	9.47% (Libor + 4.50%/Q)	10/11/07	50	50	$1.00
		Senior secured loan ($8 par due 10/2013)	9.47% (Libor + 4.50%/Q)	10/11/07	8	8	$1.00	(3)
		Senior secured loan ($26 par due 10/2013)	10.75% (Libor + 3.50%/Q)	10/11/07	26	26	$1.00
		Senior secured loan ($4 par due 10/2013)	10.75% (Libor + 3.50%/Q)	10/11/07	4	4	$1.00	(3)

					34,000	34,000			3.02%

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Grocery
Planet Organic Health Corp.(8)	Organic grocery store operator	Senior secured loan ($7,000 par due 7/2014)	10.45% (Libor + 5.50%/Q)	7/3/07	7,000	7,000	$1.00
		Senior secured loan ($10,500 par due 7/2014)	10.45% (Libor + 5.50%/Q)	7/3/07	10,500	10,500	$1.00	(3)
		Senior subordinated loan ($9,332 par due 7/2012)	11.00% Cash, 2.00% PIK	7/3/07	9,332	9,332	$1.00	(4)

					26,832	26,832			2.38%

Cargo Transport
The Kenan Advantage Group, Inc.	Fuel transportation provider	Senior subordinated notes ($9,524 par due 12/2013)	9.50% cash, 3.50% PIK	12/15/05	9,524	9,524	$1.00	(2)(4)
		Senior secured loan ($2,450 par due 12/2011)	7.58% (Libor + 2.75%/Q)	12/15/05	2,450	2,205	$0.90	(3)
		Preferred stock (10,984 shares)		12/15/05	1,098	1,293	$117.72	(5)
		Common stock (30,575 shares)		12/15/05	31	36	$1.18	(5)

					13,103	13,058			1.16%

Consumer Products—Durable
Direct Buy Holdings, Inc. and Direct Buy Investors LP(6)	Membership-based buying club franchisor and operator from the manufacturer	Senior secured loan ($2,500 par due 11/2012)	9.74% (Libor + 4.50%/M)	12/14/07	2,400	2,400	$0.96
		Partnership interests (19.31% interest)		11/30/07	10,000	10,000	$100.00	(5)

					12,400	12,400			1.10%

Housing—Building Materials
HB&G Building Products	Synthetic and wood product manufacturer	Senior subordinated loan ($8,838 par due 3/2011)	13.00% cash, 3.00% PIK	10/8/04	8,826	8,839	$1.00	(2)(4)
		Common stock (2,743 shares)		10/8/04	753	377	$137.24	(5)
		Warrants to purchase 4,464 shares		10/8/04	653	326	$73.09	(5)

					10,232	9,542			0.85%

Telecommunications
American Broadband Communications, LLC and American Broadband Holding Company	Broadband communication services	Senior subordinated loan ($9,327 par due 11/2014)	8.00% cash, 8.00% PIK	11/7/07	9,327	9,327	$1.00	(4)
		Warrants to purchase 170 shares		11/7/07	—	—	$—	(5)

					9,327	9,327			0.83%

Total					$1,795,621	$1,774,202

(1)
Other than our investments in Equinox EIC Partners, LLC, Ivy Hill Middle Market Credit Fund, Ltd., LVCG Holdings LLC, Reflexite Corporation and The Thymes, LLC, we do not "Control" any of our portfolio companies, as defined in the Investment Company Act. In general, under the Investment Company Act, we would "Control" a portfolio company if we owned more than 25% of its outstanding voting securities and/or had the power to exercise control over the management or policies of such portfolio company. All of our portfolio company investments are subject to legal restriction on sales which as of December 31, 2007 represented 158% of the Company's net assets.

(2)
Pledged as collateral for the CP Funding Facility and unless otherwise noted, all other investments are pledged as collateral for the Revolving Credit Facility (see Note 8 to the consolidated financial statements).

(3)
Pledged as collateral for the ARCC CLO and unless otherwise noted, all other investments are pledged as collateral for the Revolving Credit Facility (see Note 8 to the consolidated financial statements).

(4)
Has a payment-in-kind interest feature (see Note 2 to the consolidated financial statements).

(5)
Non-income producing at December 31, 2007.

(6)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities. Transactions during the period for the year ended December 31, 2007 in which the issuer was an Affiliate (but not a portfolio company that we "Control") are as follows:

Company	Purchases	Redemptions (cost)	Sales (cost)	Interest income	Capital structuring service fees	Dividend income	Other income	Net realized gains/losses	Net unrealized gains/losses
Abingdon Investments Limited	$—	$—	$—	$—	$—	$1,224	$—	$—	$(1,288)
Apple & Eve, LLC and US Juice Partners, LLC	$74,846	$115	$21,000	$1,648	$1,353	$—	$13	$—	$—
CT Technologies Intermediate Holdings, Inc. and CT Technologies Holdings, LLC	$135,930	$—	$72,500	$3,571	$2,598	$—	$149	$—	$—
Daily Candy, Inc.	$—	$2,569	$10,000	3,068	$—	$—	$—	$—	$2,654
Direct Buy Holdings, Inc. and Direct Buy Investors LP	$12,400	$—	$—	$12	$—	$—	$—	$—	$—
Firstlight Financial Corporation	$40,000	$—	$—	$4,944	$38	$—	$750	$—	$(10,000)
Imperial Capital Group, LLC	$15,000	$—	$—	$—	$300	$201	$—	$—	$—
Industrial Container Services, LLC	$9,665	$9,476	$16,000	$3,171	$—	$—	$154	$—	$3,200
Investor Group Services, LLC	$400	$1,400	$—	$301	$—	$—	$38	$—	$—
Pillar Holdings LLC and PHL Holding Co.	$59,500	$—	$—	$678	$1,056	$—	$15	$—	$—
Primis Marketing Group, Inc. and Primis Holdings, LLC	$—	$—	$—	$861	$—	$—	$—	$—	$(5,636)
Making Memories Wholesale, Inc.	$—	$633	$—	$1,999	$—	$—	$—	$—	$(4,983)
Universal Trailer Corporation	$—	$—	$—	$—	$—	$—	$—	$—	$(7,230)
VSS-Tranzact Holdings, LLC	$10,000	$—	$—	$—	$—	$—	$—	$—	$—
Wastequip, Inc.	$13,889	$27,000	$—	$1,118	$—	$—	$—	$—	$(3,215)
Wear Me Apparel, LLC	$32,500	$—	$—	$2,321	$325	$63	$25	$—	$(8,000)
(7)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). In addition, as defined in the Investment Company Act, we "Control" this portfolio company because we own more than 25% of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). Transactions during the period for the year ended December 31, 2007 in which the issuer was both an Affiliate and a portfolio company that we Control are as follows:

Company	Purchases	Redemptions (cost)	Sales (cost)	Interest income	Capital structuring service fees	Dividend income	Other income	Net realized gains/losses	Net unrealized gains/losses
Equinox EIC Partners, LLC	$94,239	$32,270	$22,500	$3,796	$2,734	$—	$19	$3,488	$—
Ivy Hill Middle Market Credit Fund, Ltd.	$56,000	$—	$—	$501	$—	$—	$45	$—	$—
LVCG Holdings, LLC	$6,600	$—	$—	$—	$—	$—	$—	$—	$—
Reflexite Corporation	$1,752	$10,682	$—	$452	$—	$121	$—	$320	$27,231
The Thymes, LLC	$6,925	$—	$75	$339	$165	$—	$—	$—	$—
(8)
Non-U.S. company or principal place of business outside the U.S. and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets.

(9)
Non-registered investment company.

(10)
A majority of the variable rate loans to our portfolio companies bear interest at a rate that may be determined by reference to either Libor or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), at the borrower's option, which reset semi-annually (S), quarterly (Q), bi-monthly (B) monthly (M) or daily (D). For each such loan, we have provided the current interest rate in effect at December 31, 2007.

(11)
In addition to the interest earned based on the stated interest rate of this security, we are entitled to receive an additional interest amount of 2.50% on $23.3 million aggregate principal amount of the portfolio company's senior term debt previously syndicated by us.

(12)
Principal amount denominated in Canadian dollars has been translated into U.S. dollars (see Note 2).

(13)
In addition to the interest earned based on the stated interest rate of this security, we are entitled to receive an additional interest amount of 2.50% on $25.0 million aggregate principal amount of the portfolio company's senior term debt previously syndicated by us.

(14)
Loan was on non-accrual status as of December 31, 2007.

See accompanying notes to consolidated financial statements.

ARES CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

(dollar amounts in thousands, except per share data)

	Common Stock			Accumulated Undistributed Net Investment Income	Accumulated Net Realized Gain on Sale of Investments	Net Unrealized (Depreciation) Appreciation of Investments
			Capital in Excess of Par Value				Total Stockholders' Equity
	Shares	Amount
Balance at December 31, 2005	37,909,484	$38	$559,193	$—	$5,765	$4,617	$569,613

Issuance of common stock from add-on offerings (net of offering and underwriting costs)	13,511,250	14	211,739	—	—	—	211,753
Shares issued in connection with dividend reinvestment plan	615,793	—	10,702	—	—	—	10,702
Net increase in stockholders' equity resulting from operations	—	—	—	56,632	27,616	(14,553)	69,695
Dividend declared ($1.64 per share)	—	—	—	(56,632)	(15,697)	—	(72,329)
Tax reclassification of stockholders' equity in accordance with generally accepted accounting principles	—	—	3,559	7,038	(10,597)	—	—

Balance at December 31, 2006	52,036,527	$52	$785,193	$7,038	$7,087	$(9,936)	$789,434

Issuance of common stock from add-on offerings (net of offering and underwriting costs)	19,961,578	20	344,146	—	—	—	344,166
Shares issued in connection with dividend reinvestment plan	685,985	1	11,613	—	—	—	11,614
Net increase in stockholders' equity resulting from operations	—	—	—	94,949	6,544	(10,661)	90,832
Dividend declared ($1.66 per share)	—	—	—	(97,864)	(13,631)	—	(111,495)
Tax reclassification of stockholders' equity in accordance with generally accepted accounting principles	—	—	(4,353)	2,882	1,471	—	—

Balance at December 31, 2007	72,684,090	$73	$1,136,599	$7,005	$1,471	$(20,597)	$1,124,551

Issuance of common stock from transferable rights offering (net of offering and dealer manager costs)	24,228,030	24	259,777	—	—	—	259,801
Shares issued in connection with dividend reinvestment plan	240,700	—	2,922	—	—	—	2,922
Net decrease in stockholders' equity resulting from operations	—	—	—	126,992	6,371	(272,818)	(139,455)
Dividend declared ($1.68 per share)	—	—	—	(145,098)	(7,842)	—	(152,940)
Tax reclassification of stockholders' equity in accordance with generally accepted accounting principles	—	—	(3,340)	3,464	(124)	—	—

Balance at December 31, 2008	97,152,820	$97	$1,395,958	$(7,637)	(124)	$(293,415)	$1,094,879

See accompanying notes to consolidated financial statements.

ARES CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(dollar amounts in thousands)

	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006
OPERATING ACTIVITIES:
Net (decrease) increase in stockholders' equity resulting from operations	$(139,455)	$90,832	$69,695
Adjustments to reconcile net (decrease) increase in stockholders' equity resulting from operations to net cash used by operating activities:
Net realized gains from investment and foreign currency transactions	(6,557)	(6,544)	(27,616)
Net unrealized (losses) from investment and foreign currency transactions	272,818	10,661	14,553
Net accretion of discount on securities	(1,307)	(1,266)	(673)
Increase in accrued payment-in-kind dividends and interest	(32,816)	(16,231)	(6,289)
Amortization of debt issuance costs	2,210	1,858	1,822
Depreciation	503	410	259
Proceeds from sale and redemption of investments	497,285	725,181	458,244
Purchases of investments	(925,945)	(1,311,301)	(1,033,016)
Changes in operating assets and liabilities:
Interest receivable	6,183	(13,609)	(4,293)
Other assets	(2,009)	(917)	(2,336)
Management and incentive fees payable	19,948	556	9,007
Accounts payable and accrued expenses	1,035	3,488	805
Interest and facility fees payable	(900)	2,725	1,731
Interest payable to the Investment Adviser	—	—	(154)

Net cash used by operating activities	(309,007)	(514,157)	(518,261)

FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	259,801	344,166	211,753
Borrowings on debt	951,000	713,350	977,000
Repayments on credit facility payable	(721,200)	(513,000)	(513,000)
Credit facility financing costs	(3,139)	(875)	(5,574)
Underwriting costs payable to the Investment Adviser	—	—	(2,475)
Dividends paid in cash	(109,214)	(99,882)	(74,516)

Net cash provided by financing activities	377,248	443,759	593,188

CHANGE IN CASH AND CASH EQUIVALENTS	68,241	(70,398)	74,927
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	21,142	91,540	16,613

CASH AND CASH EQUIVALENTS, END OF PERIOD	$89,383	$21,142	$91,540

Supplemental Information:
Interest paid during the period	$34,421	$31,752	$14,358
Taxes paid during the period	$1,601	$1,272	$4,519
Dividends declared during the period	$152,940	$111,495	$72,329

See accompanying notes to consolidated financial statements.

ARES CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2008

(dollar amounts in thousands, except per share data and as otherwise indicated)

1.     ORGANIZATION

              Ares Capital Corporation (the "Company" or "ARCC" or "we") is a specialty finance company that is a closed-end, non-diversified management investment company incorporated in Maryland. We have elected to be regulated as a business development company under the Investment Company Act of 1940 (the "Investment Company Act"). We were incorporated on April 16, 2004 and were initially funded on June 23, 2004. On October 8, 2004, we completed our initial public offering (the "IPO"). On the same date, we commenced substantial investment operations.

              The Company has elected to be treated as a regulated investment company, or a "RIC", under subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and operates in a manner so as to qualify for the tax treatment applicable to RICs. Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component like warrants, and, to a lesser extent, in equity investments in private middle market companies.

              We are externally managed by Ares Capital Management LLC (the "investment adviser"), an affiliate of Ares Management LLC ("Ares Management"), an independent international investment management firm. Ares Operations LLC ("Ares Administration" or the "administrator"), an affiliate of Ares Management, provides the administrative services necessary for us to operate (the "Administration Agreement").

2.     SIGNIFICANT ACCOUNTING POLICIES

    Basis of Presentation

              The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States, and include the accounts of the Company and its wholly owned subsidiaries. The consolidated financial statements reflect all adjustments and reclassifications which, in the opinion of management, are necessary for the fair presentation of the results of the operations and financial condition as of and for the periods presented. All significant intercompany balances and transactions have been eliminated.

    Cash and Cash Equivalents

              Cash and cash equivalents include short-term, liquid investments in a money market fund. Cash and cash equivalents are carried at cost which approximates fair value.

    Concentration of Credit Risk

              The Company places its cash and cash equivalents with financial institutions and, at times, cash held in money market accounts may exceed the Federal Deposit Insurance Corporation insured limit.

    Investments

              Investment transactions are recorded on the trade date. Realized gains or losses are computed using the specific identification method. Investments for which market quotations are readily available are typically valued at such market quotations. In order to validate market quotations, we look at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available (i.e., substantially all of our investments) are valued at fair value as determined in good faith by our board of directors, based on the input of our management and audit committee and independent valuation firms that have been engaged at the direction of the board to assist in the valuation of each portfolio investment without a readily available market quotation at least once during a trailing 12 month period and under a valuation policy and a consistently applied valuation process. The valuation process is conducted at the end of each fiscal quarter, with approximately 50% (based on value) of our valuations of portfolio companies without readily available market quotations subject to review by an independent valuation firm.

              As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments: the enterprise value of a portfolio company (an estimate of the total fair value of the portfolio company's debt and equity), the nature and realizable value of any collateral, the portfolio company's ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, comparison of the portfolio company's securities to publicly traded securities, changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation.

              Because there is not a readily available market value for most of the investments in our portfolio, we value substantially all of our portfolio investments at fair value as determined in good faith by our board of directors, based on the input of our management and audit committee and independent valuation firms under a valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize significantly less than the value at which we have recorded it.

              In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

              With respect to investments for which market quotations are not readily available, our board of directors undertakes a multi-step valuation process each quarter, as described below:

  •
  Our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals responsible for the portfolio investment in conjunction with our portfolio management team.

  •
  Preliminary valuation conclusions are then documented and discussed by our management.

  •
  The audit committee of our board of directors reviews these preliminary valuations, as well as the input of independent valuation firms with respect to the valuations of approximately 50% (based on value) of our portfolio companies without readily available market quotations.

  •
  The board of directors discusses valuations and determines the fair value of each investment in our portfolio without a readily available market quotation in good faith based on the input of our management and audit committee and independent valuation firms.

              Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS 157"), which expands the application of fair value accounting for investments (see Note 9 to the consolidated financial statements).

    Interest Income Recognition

              Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Discounts and premiums on securities purchased are accreted/amortized over the life of the respective security using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion of discounts and amortization of premiums.

              Loans are generally placed on non-accrual status when principal or interest payments are past due 30 days or more or when there is reasonable doubt that principal or interest will be collected. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management's judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid and, in management's judgment, are likely to remain current. The Company may make exceptions to this if the loan has sufficient collateral value and is in the process of collection. As of December 31, 2008, 4.4% of total investments at amortized cost (or 1.6% at fair value), were on non-accrual status. As of December 31, 2007, 1.2% of total investments at amortized cost or (0.9% at fair value), were placed on non-accrual status.

    Payment-in-Kind Interest

              The Company has loans in its portfolio that contain a payment-in-kind ("PIK") provision. The PIK interest, computed at the contractual rate specified in each loan agreement, is added to the principal balance of the loan and recorded as interest income. To maintain the Company's status as a RIC, this non-cash source of income must be paid out to stockholders in the form of dividends, even though the Company has not yet collected the cash. For the years ended December 31, 2008, 2007 and 2006, $32,816, $16,231, and $6,289, respectively, in PIK income were recorded.

    Capital Structuring Service Fees and Other Income

              The Company's Investment Adviser seeks to provide assistance to our portfolio companies in connection with the Company's investments and in return the Company may receive fees for capital structuring services. These fees are normally paid at the closing of the investments, are generally non-recurring and are recognized as revenue when earned upon closing of the investment. The services that the Company's Investment Adviser provides vary by investment, but generally consist of reviewing existing credit facilities, arranging bank financing, arranging equity financing, structuring financing from multiple lenders, structuring financing from multiple equity investors, restructuring existing loans, raising equity and debt capital, and providing general financial advice, which concludes upon closing of the investment. Any services of the above nature subsequent to the closing would generally generate a separate fee payable to the Company. In certain instances where the Company is invited to participate as a co-lender in a transaction and does not provide significant services in connection with the investment, a portion of loan fees paid to the Company in such situations will be deferred and amortized over the estimated life of the loan. The Company's Investment Adviser may also take a seat on the board of directors of a portfolio company, or observe the meetings of the board of directors without taking a formal seat.

              Other income includes fees for asset management, consulting, loan guarantees, commitments and other services rendered by the Company to portfolio companies. Such fees are recognized as income when earned or the services are rendered.

    Foreign Currency Translation

              The Company's books and records are maintained in U.S. dollars. Any foreign currency amounts are translated into U.S. dollars on the following basis:

  (1)
  Market value of investment securities, other assets and liabilities—at the exchange rates prevailing at the end of the period.

  (2)
  Purchases and sales of investment securities, income and expenses—at the rates of exchange prevailing on the respective dates of such transactions, income or expenses.

              Results of operations based on changes in foreign exchange rates are separately disclosed in the statement of operations. Foreign security and currency translations may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuation and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.

    Accounting for Derivative Instruments

              The Company does not utilize hedge accounting and marks its derivatives to market through operations.

    Offering Expenses

              The Company's offering costs are charged against the proceeds from equity offerings when received. For the years ended December 31, 2008, 2007 and 2006, the Company incurred approximately $1,414, $900, and $900 in offering costs, respectively.

    Debt Issuance Costs

              Debt issuance costs are being amortized over the life of the related credit facility using the straight line method, which closely approximates the effective yield method.

    U.S. Federal Income Taxes

              The Company has elected to be treated as a RIC under Subchapter M of the Code and operates in a manner so as to qualify for the tax treatment applicable to RICs. In order to qualify as a RIC, among other things, the Company is required to timely distribute to its stockholders at least 90% of investment company taxable income, as defined by the Code, for each year. The Company, among other things, has made and intends to continue to make the requisite distributions to its stockholders, which will generally relieve the Company from U.S. federal income taxes.

              Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year dividend distributions into the next tax year and pay a 4% excise tax on such income, as required. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions, the Company accrues excise tax, if any, on estimated excess taxable income as taxable income is earned. For the year ended December 31, 2008, a net benefit of $100 was recorded for U.S. federal excise tax. For the years ended December 31, 2007 and 2006, provisions of approximately $100 and $570, respectively, were recorded for U.S. federal excise tax. As of December 31, 2008, $550 related to accrued excise tax was unpaid and included in accounts payable on the accompanying consolidated balance sheet.

              Certain of our wholly owned subsidiaries are subject to U.S. Federal and state income taxes. For the year ended December 31, 2008, we recorded a tax benefit of approximately $100 for these subsidiaries. For the year ended December 31, 2007, we recorded a tax benefit of approximately $900 for these subsidiaries. For the year ended December 31, 2006, we recorded a tax provision of $4,400 for these subsidiaries.

    Dividends

              Dividends and distributions to common stockholders are recorded on the record date. The amount to be paid out as a dividend is determined by the board of directors each quarter and is generally based upon the earnings estimated by management. Net realized capital gains, if any, are generally distributed at least annually, although we may decide to retain such capital gains for investment.

              We have adopted a dividend reinvestment plan that provides for reinvestment of any distributions we declare in cash on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if our board of directors authorizes, and we declare, a cash dividend, then our stockholders who have not opted out of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividend. While we generally use primarily newly issued shares to implement the plan (especially if our shares are trading at a premium to net asset value), we may purchase shares in the open market in connection with our obligations under the plan. In particular, if our shares are trading at a significant enough discount to net asset value and we are otherwise permitted under applicable law to purchase such shares, we intend to purchase shares in the open market in connection with our obligations under our dividend reinvestment plan.

    Use of Estimates in the Preparation of Financial Statements

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of actual and contingent assets and liabilities at the date of the financial statements and the reported amounts of income or loss and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the valuation of investments.

    New Accounting Pronouncements

              On October 10, 2008, FASB Staff Position No. 157-3—Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active, or "FSP 157-3", was issued. FSP 157-3 provides an illustrative example of how to determine the fair value of a financial asset in an inactive market. FSP 157-3 does not change the fair value measurement principles set forth in SFAS 157 (see Note 9 for a description of SFAS 157). Since adopting SFAS 157 in January 2008, our process for determining the fair value of our investments has been, and continues to be, consistent with the guidance provided in the example in FSP 157-3. As a result, the adoption of FSP 157-3 did not affect our process for determining the fair value of our investments and did not have a material effect on our financial position or results of operations.

3.     AGREEMENTS

    Investment Advisory and Management Agreement

              The Company is party to an investment advisory and management agreement, the "investment advisory and management agreement" with Ares Capital Management. Subject to the overall supervision of our board of directors, Ares Capital Management provides investment advisory services to the Company. For providing these services, Ares Capital Management receives a fee from us, consisting of two components—a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 1.5% based on the average value of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) at the end of the two most recently completed calendar quarters. The base management fee is payable quarterly in arrears.

              The incentive fee has two parts. One part is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the quarter. Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under the administration agreement, and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature such as market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero coupon securities, accrued income that we have not yet received in cash. The investment adviser is not under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued interest that we never actually receive.

              Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a quarter where we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, we will pay the applicable incentive fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, is compared to a fixed "hurdle rate" of 2.00% per quarter. If market interest rates rise, we may be able to invest our funds in debt instruments that provide for a higher return, which would increase our pre-incentive fee net investment income and make it easier for our investment adviser to surpass the fixed hurdle rate and receive an incentive fee based on such net investment income. Our pre-incentive fee net investment income used to calculate this part of the incentive fee is also included in the amount of our total assets (other than cash and cash equivalents but including assets purchased with borrowed funds) used to calculate the 1.5% base management fee.

              We pay the investment adviser an incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

  •
  no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate;

  •
  100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.50% in any calendar quarter. We refer to this portion of our pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 2.50%) as the "catch-up" provision. The "catch-up" is meant to provide our investment adviser with 20% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 2.50% in any calendar quarter; and

  •
  20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.50% in any calendar quarter.

              These calculations are adjusted for any share issuances or repurchases during the quarter.

              The second part of the incentive fee, the "Capital Gains Fee", is determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory and management agreement, as of the termination date) and is calculated at the end of each applicable year by subtracting (a) the sum of our cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (b) our cumulative aggregate realized capital gains, in each case calculated from October 8, 2004. If such amount is positive at the end of such year, then the Capital Gains Fee for such year is equal to 20.0% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Fee for such year.

              The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in our portfolio when sold and (b) the accreted or amortized cost basis of such investment.

              The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (a) the net sales price of each investment in the Company's portfolio when sold is less than (b) the accreted or amortized cost basis of such investment.

              The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company's portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment.

              We defer cash payment of any incentive fee otherwise earned by the investment adviser if during the most recent four full calendar quarter period ending on or prior to the date such payment is to be made the sum of (a) the aggregate distributions to the stockholders of the Company and (b) the change in net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) is less than 8.0% of our net assets at the beginning of such period. These calculations were appropriately pro rated during the first three calendar quarters following October 8, 2004 and are adjusted for any share issuances or repurchases.

              For the year ended December 31, 2008, we incurred $30,463 in base management fees, $31,748 in incentive management fees related to pre-incentive fee net investment income and no incentive management fees related to realized capital gains. As of December 31, 2008, $32,989 was unpaid and included in "management and incentive fees payable" in the accompanying consolidated balance sheet. Payment of $25,255 in incentive management fees for the year ended December 31, 2008 will be deferred pursuant to the investment advisory and management agreement.

              For the year ended December 31, 2007, we incurred $23,531 in base management fees, $23,522 in incentive management fees related to pre-incentive fee net investment income and no incentive management fees related to realized capital gains. As of December 31, 2007, $13,041 was unpaid and included in "management and incentive fees payable" in the accompanying consolidated balance sheet.

              For the year ended December 31, 2006, we incurred $13,646 in base management fees, $16,068 in incentive management fees related to pre-incentive fee net investment income and $3,448 in incentive management fees related to realized capital gains.

    Administration Agreement

              We are also party to a separate administration agreement, the "administration agreement," with our administrator, Ares Administration. Our board of directors approved the continuation of our administration agreement on May 29, 2008, which extended the term of the agreement until June 1, 2009. Pursuant to the administration agreement, Ares Administration furnishes us with office equipment and clerical, bookkeeping and record keeping services. Under the administration agreement, Ares Administration also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, Ares Administration assists us in determining and publishing our net asset value, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Under the administration agreement, Ares Administration also provides, on our behalf, managerial assistance to those portfolio companies to which we are required to provide such assistance. Payments under the administration agreement are equal to an amount based upon our allocable portion of Ares Administration's overhead in performing its obligations under the administration agreement, including our allocable portion of the cost of our officers (including our chief compliance officer, chief financial officer, secretary and treasurer) and their respective staffs. The administration agreement may be terminated by either party without penalty upon 60-days' written notice to the other party.

              For the years ended December 31, 2008, 2007 and 2006, we incurred $2,701, $997, and $953 in administrative fees, respectively. As of December 31, 2008, $999 was unpaid and included in "accounts payable and accrued expenses" in the accompanying consolidated balance sheet.

4.     EARNINGS PER SHARE

              The following information sets forth the computations of basic and diluted net increase in stockholders' equity per share resulting from the years ended December 31, 2008, 2007 and 2006 (dollar amounts in thousands except share and per share data):

	2008	2007	2006
Numerator for basic and diluted net (decrease) increase in stockholders' equity resulting from operations per share:	$(139,455)	$90,832	$69,695
Denominator for basic and diluted net (decrease) increase in stockholders' equity resulting from operations per share:	89,666,243	67,676,498	43,978,853
Basic and diluted net (decrease) increase in stockholders' equity resulting from operations per share:	$(1.56)	$1.34	$1.58

              In accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128"), the weighted average shares of common stock outstanding used in computing basic and diluted net increase in stockholders' equity resulting from operations per share for the years ended December 31, 2008, 2007 and 2006 have been adjusted retroactively by a factor of 1.02% to recognize the bonus element associated with rights to acquire shares of common stock that we issued to stockholders of record as of March 24, 2008 in connection with a rights offering. See Note 13 for more information on the transferable rights offering.

5.     INVESTMENTS

              Under the Investment Company Act, we are required to separately identify non-controlled investments where we own more than 5% of a portfolio company's outstanding voting securities as "affiliated companies." In addition, under the Investment Company Act, we are required to separately identify investments where we own more than 25% of a portfolio company's outstanding voting securities as "control affiliated companies." We had no existing control relationship with any of the portfolio companies identified as "affiliated companies" or "control affiliated companies" prior to making the indicated investment.

              For the year ended December 31, 2008, the Company funded $529.3 million aggregate principal amount of senior term debt, $336.3 million aggregate principal amount of senior subordinated debt and $60.4 million of investments in equity securities.

              In addition, for the year ended December 31, 2008, $345.8 million aggregate principal amount of senior term debt and $19.5 million of senior subordinated debt were redeemed. Additionally, $103.0 million aggregate principal amount of senior term debt, $9.5 million of senior subordinated debt and $7.4 million of investments in equity securities were sold.

              As of December 31, 2008, investments and cash and cash equivalents consisted of the following:

	Amortized Cost	Fair Value
Cash and cash equivalents	$89,383	$89,383
Senior term debt	1,165,460	1,055,089
Senior subordinated debt	737,072	619,491
Equity securities	309,061	247,997
Collateralized debt obligations	56,000	50,400

Total	$2,356,976	$2,062,360

              As of December 31, 2007, investments and cash and cash equivalents consisted of the following:

	Amortized Cost	Fair Value
Cash and cash equivalents	$21,142	$21,142
Senior term debt	1,087,761	1,063,729
Senior notes	399,843	401,141
Senior subordinated debt	252,017	253,332
Equity securities	56,000	56,000

Total	$1,816,763	$1,795,344

              The amortized cost represents the original cost adjusted for the accretion of discounts and amortization of premiums on debt using the effective interest method.

              The industrial and geographic compositions of our portfolio at fair value at December 31, 2008 and December 31, 2007 were as follows:

	As of December 31,
	2008	2007
Industry
Health Care	20.2%	17.1%
Beverage/Food/Tobacco	12.3	6.2
Education	11.1	6.9
Other Services	7.4	5.8
Financial	7.0	9.9
Business Services	6.7	8.5
Retail	5.7	6.5
Environmental Services	4.1	4.9
Printing/Publishing/Media	3.8	7.3
Manufacturing	3.8	4.7
Restaurants	3.6	4.2
Aerospace and Defense	3.0	2.5
Consumer Products	3.0	5.6
Telecommunications	2.0	0.5
Cargo Transport	1.4	0.8
Containers/Packaging	1.4	2.7
Computers/Electronics	1.2	2.0
Health Clubs	1.2	1.9
Grocery	1.0	1.5
Homebuilding	0.1	0.5

Total	100.0%	100.0%

	December 31,
	2008	2007
Geographic Region
Southeast	22.2%	18.3%
Mid-Atlantic	21.0	22.9
Midwest	20.6	22.6
West	18.3	19.0
International	14.1	12.7
Northeast	3.8	4.5

Total	100.0%	100.0%

6.     INCOME TAXES

              The following reconciles net increase in stockholders' equity resulting from operations to taxable income for the year ended December 31, 2008:

Net increase in stockholders' equity resulting from operations	$(139,455)
Net unrealized loss on investments transactions not taxable	272,818
Other income not currently taxable	(1,008)
Other taxable income	1,351
Expenses not currently deductible	28,146
Other deductible expenses	(1,547)

Taxable income before deductions for distributions	$160,305

              During the year ended December 31, 2008, as a result of permanent book-to-tax differences primarily due to the recharacterization of distributions, differences in the book and tax basis of investments sold, dividends paid by portfolio companies to the Company in excess of portfolio company earnings and nondeductible federal taxes, the Company increased accumulated undistributed net investment income by $3,464, decreased accumulated net realized gain (loss) on sale of investments by $124 and decreased capital in excess of par value by $3,340. Aggregate stockholders' equity was not affected by this reclassification. As of December 31, 2008, the cost of investments for tax purposes was $2,263,858 resulting in a gross unrealized appreciation and depreciation of $121,289 and $413,370, respectively.

              For income tax purposes, distributions paid to stockholders are reported as ordinary income, non-taxable, capital gains, or a combination thereof. Dividends paid per common share for the year ended December 31, 2008 were taxable as follows (unaudited):

Ordinary income	$146,048
Capital gains	6,891
Return of capital	—

Total	$152,939

              The following reconciles net increase in stockholders' equity resulting from operations to taxable income for the year ended December 31, 2007:

Net increase in stockholders' equity resulting from operations	$90,832
Net unrealized loss on investments transactions not taxable	10,661
Other income not currently taxable	(1,429)
Other taxable income	1,221
Expenses not currently deductible	18
Other deductible expenses	(73)

Taxable income before deductions for distributions	$101,230

              During the year ended December 31, 2007, as a result of permanent book-to-tax differences primarily due to the recharacterization of distributions, differences in the book and tax basis of investments sold, dividends paid by portfolio companies to the Company in excess of portfolio company earnings and nondeductible federal taxes, the Company increased accumulated undistributed net investment income by $2,882, increased accumulated net realized gain on sale of investments by $1,471 and decreased capital in excess of par value by $4,352. Aggregate stockholders' equity was not affected by this reclassification. As of December 31, 2007, the cost of investments for tax purposes was

$1,795,464 resulting in a gross unrealized appreciation and depreciation of $55,305 and $76,567, respectively.

              For income tax purposes, distributions paid to stockholders are reported as ordinary income, non-taxable, capital gains, or a combination thereof. Dividends paid per common share for the year ended December 31, 2007 were taxable as follows (unaudited):

Ordinary income	$106,600
Capital gains	4,895
Return of capital	—

Total	$111,495

              The following reconciles net increase in stockholders' equity resulting from operations to taxable income for the year ended December 31, 2006:

Net increase in stockholders' equity resulting from operations	$69,695
Net unrealized gain on investments transactions not taxable	14,553
Other income not currently taxable	(24,661)
Other taxable income	16,256
Expenses not currently deductible	5,705
Other deductible expenses	(1,107)

Taxable income before deductions for distributions	$80,441

              Excluded from taxable income before deductions for distributions are $239 of capital losses realized by the Company after October 31, 2006, which were deferred for tax purposes to the first day of the following fiscal year. During the year ended December 31, 2006, as a result of permanent book-to-tax differences primarily due to the recharacterization of distributions, differences in the book and tax basis of investments sold, dividends paid by portfolio companies to the Company in excess of portfolio company earnings and nondeductible federal taxes, the Company increased accumulated undistributed net investment income by $7,038, decreased accumulated net realized gain on sale of investments by $10,598 and increased capital in excess of par value by $3,559. Aggregate stockholders' equity was not affected by this reclassification. As of December 31, 2006, the cost of investments for tax purposes was $1,245,893 resulting in a gross unrealized appreciation and depreciation of $2,483 and $12,554, respectively.

              For income tax purposes, distributions paid to stockholders are reported as ordinary income, non-taxable, capital gains, or a combination thereof. Dividends paid per common share for the year ended December 31, 2006 were taxable as follows (unaudited):

Ordinary income	$64,551
Capital gains	7,778
Return of capital	—

Total	$72,329

7.     COMMITMENTS AND CONTINGENCIES

              As of December 31, 2008 and 2007, the Company had the following commitments to fund various revolving senior secured and subordinated loans:

	As of December 31,
	2008	2007
Total revolving commitments	$419,000	$323,600
Less: funded commitments	(139,600)	(79,200)

Total unfunded commitments	279,400	244,400
Less: commitments substantially at discretion of the Company	(32,400)	—
Less: unavailable commitments due to borrowing base or other covenant restriction	(64,500)	(15,400)

Total net adjusted unfunded revolving commitments	$182,500	$229,000

              Of the total commitments as of December 31, 2008, $342,900 extend beyond the maturity date for our Revolving Credit Facility (as defined in Note 8). Included within the total commitments as of December 31, 2008 are commitments to issue up to $15,800 in standby letters of credit through a financial intermediary on behalf of certain portfolio companies. Under these arrangements, the Company would be required to make payments to third parties if the portfolio companies were to default on their related payment obligations. As of December 31, 2008, the Company had $12,500 in standby letters of credit issued and outstanding on behalf of the portfolio companies, of which no amounts were recorded as a liability. Of these letters of credit, $200 expire on January 31, 2009, $3,700 expire on February 28, 2009, $8,100 expire on September 30, 2009 and $500 expire on August 31, 2010. These letters of credit may be extended under substantially similar terms for additional one-year terms at the Company's option until the Revolving Credit Facility, under which the letters of credit were issued, matures on December 28, 2010.

              As of December 31, 2008 and 2007, the Company was subject to subscription agreements to fund equity investments in private equity investment partnerships, substantially all at the discretion of the Company, as follows:

	As of December 31,
	2008	2007
Total private equity commitments	$428,300	$111,800
Total unfunded private equity commitments	$423,600	$110,500

8.     BORROWINGS

              In accordance with the Investment Company Act, with certain limited exceptions, we are only allowed to borrow amounts such that our asset coverage, as defined in the Investment Company Act, is at least 200% after such borrowing. As of December 31, 2008 our asset coverage for borrowed amounts was 220%.

              Our debt obligations consisted of the following as of December 31, 2008 and 2007:

	As of December 31,
	2008	2007
Revolving Credit Facility	$480,486	$282,528
CP Funding Facility	114,300	85,000
Debt Securitization	314,000	314,000

Total	$908,786	$681,528

              The weighted average interest rate of all our debt obligations as of December 31, 2008 and December 31, 2007 was 3.03% and 5.66%, respectively.

    CP Funding Facility

              In October 2004, we formed Ares Capital CP Funding LLC ("Ares Capital CP"), a wholly owned subsidiary of the Company, through which we established a revolving facility, referred to as the "CP Funding Facility," that, as amended, allows Ares Capital CP to issue up to $350.0 million of variable funding certificates ("VFC"). As part of the CP Funding Facility, we are subject to limitations as to how borrowed funds may be used including restrictions on geographic concentrations, sector concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings as well as regulatory restrictions on leverage which may affect the amount of VFC that we may issue from time to time. There are also certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge offs, violation of which could result in the early amortization of the CP Funding Facility and limit further advances under the CP Funding Facility and in some cases could be an event of default. The CP Funding is also subject to a borrowing base that applies different advance rates to assets held in Ares Capital CP. Such limitations, requirements, and associated defined terms are as provided for in the documents governing the CP Funding Facility. As of December 31, 2008, there was $114,300 outstanding under the CP Funding Facility and the Company continues to be in compliance with all of the limitations and requirements of the CP Funding Facility. As of December 31, 2007, there was $85,000 outstanding under the CP Funding Facility.

              On July 22, 2008, we entered into an amendment to the CP Funding Facility to, among other things, extend its maturity, decrease the availability and advance rates applicable to certain types of eligible loans and make certain provisions of the facility more restrictive. The Company paid a renewal fee of 0.786% of the total amount available for borrowing, or $2,750. On December 5, 2008, we entered into an amendment to the CP Funding Facility to, among other things, modify the net worth test applicable to the Company, decrease the advance rates applicable to certain types of eligible loans and add an asset coverage requirement with respect to the Company consistent with applicable legal requirements.

              The CP Funding Facility is scheduled to expire on July 21, 2009. The CP Funding Facility is secured by all of the assets held by Ares Capital CP, which as of December 31, 2008 consisted of 45 investments.

              The interest charged on the VFC is based on the commercial paper rate, eurodollar or adjusted eurodollar rate plus 2.50%. Prior to July 22, 2008, the interest charged was based on the commercial paper rate plus 1.00%. The interest charged on the VFC is payable quarterly. As of December 31, 2008 and December 31, 2007, the commercial paper rate was 2.3271% and 5.1147%, respectively. For the years ended December 31, 2008, 2007 and 2006, the average interest rates (i.e. commercial paper rate plus the spread) were 5.19%, 6.12% and 5.80%, respectively. For the years ended December 31, 2008, 2007 and 2006, the average outstanding balances were $82,540, $88,296 and $45,621, respectively.

              For the years ended December 31, 2008, 2007 and 2006 the interest expense incurred was $4,280, $5,483, and $2,615, respectively. Cash paid for interest expense during the years ended December 31, 2008, 2007 and 2006 was $3,754, $4,285 and $2,603, respectively.

              The Company is also required to pay a commitment fee for any unused portion of the CP Funding Facility. The commitment fee is equal to 0.5% per annum for any unused portion of the CP Funding Facility. Prior to July 22, 2008, the commitment fee was 0.125% per annum calculated based on an amount equal to $200,000 less the borrowings outstanding under the CP Funding Facility. For the years ended December 31, 2008, 2007 and 2006, the commitment fees incurred were $625, $141 and $260, respectively.

    Revolving Credit Facility

              In December 2005, we entered into a senior secured revolving credit facility referred to as the "Revolving Credit Facility", under which, as amended, the lenders have agreed to extend credit to the Company in an aggregate principal amount not exceeding $510,000 at any one time outstanding (see Note 16). The Revolving Credit Facility expires on December 28, 2010 and with certain exceptions is secured by substantially all of the assets in our portfolio (other than investments held by Ares Capital CP under the CP Funding Facility and those held as a part of the Debt Securitization, discussed below), which as of December 31, 2008 consisted of 170 investments. Under the Revolving Credit Facility, we have made certain representations and warranties and are required to comply with various covenants, reporting requirements and other customary requirements for similar revolving credit facilities, including, without limitation, covenants related to: (a) limitations on the incurrence of additional indebtedness and liens, (b) limitations on certain investments, (c) limitations on certain restricted payments, (d) maintaining a certain minimum stockholders' equity, (e) maintaining a ratio of total assets (less total liabilities) to total indebtedness, of the Company and its subsidiaries, of not less than 2.0:1.0, (f) maintaining minimum liquidity, and (g) limitations on the creation or existence of agreements that prohibit liens on certain properties of the Company and its subsidiaries.

              In addition to the asset coverage ratio described above, borrowings under the Revolving Credit Facility (and the incurrence of certain other permitted debt) will be subject to compliance with a borrowing base that will apply different advance rates to different types of assets in our portfolio. The Revolving Credit Facility also includes an "accordion" feature that allows us to increase the size of the Revolving Credit Facility to a maximum of $765,000 under certain circumstances. The Revolving Credit Facility also includes usual and customary events of default for senior secured revolving credit facilities of this nature. As of December 31, 2008, there was $480,486 outstanding under the Revolving Credit Facility and the Company continues to be in compliance with all of the limitations and requirements of the Revolving Credit Facility. As of December 31, 2007, there was $282,500 outstanding under the Revolving Credit Facility.

              The interest charged under the Revolving Credit Facility is generally based on LIBOR (one, two, three or six month) plus 1.00%. As of December 31, 2008, the one, two, three and six month LIBOR were 0.44%,1.10%,1.43% and 1.75%, respectively. For the year ended December 31, 2008 the average interest rate was 4.17%, the average outstanding balance was $422,614, the interest expense incurred was $17,610 and the cash paid for interest expense was $18,787. As of December 31, 2007, the one, two, three and six month LIBOR were 4.60%,4.65%,4.70% and 4.60%, respectively. For the year ended December 31, 2007 the average interest rate was 6.50%, the average outstanding balance was $177,526, the interest expense incurred was $11,532 and the cash paid for interest expense was $9,918. For the year ended December 31, 2006, the average interest rate was 6.44%, the average outstanding balance was $89,022, the interest expense incurred was $5,732 and the cash paid for interest expense was $4,519. The Company is also required to pay a commitment fee of 0.20% for any unused portion of the Revolving Credit Facility. For the years ended December 31, 2008, 2007 and 2006, the commitment fees incurred were $224, $304 and $318, respectively.

              The amount available for borrowing under the Revolving Credit Facility is reduced by any standby letters of credit issued through the Revolving Credit Facility. As of December 31, 2008, the Company had $16,700 in standby letters of credit issued through the Revolving Credit Facility. As of December 31, 2007, the Company had $11,400 in standby letters of credit issued through the Revolving Credit Facility.

              As of December 31, 2008, the Company had a non-U.S. borrowing on the Revolving Credit Facility denominated in Canadian dollars. As of December 31, 2008 and 2007, unrealized appreciation on this borrowing was $3,365 and $822, respectively.

    Debt Securitization

              In July 2006, through our wholly owned subsidiary, ARCC CLO 2006 LLC ("ARCC CLO"), we completed a $400,000 debt securitization (the "Debt Securitization") and issued approximately $314,000 principal amount of asset-backed notes (including $50,000 revolving notes, all of which were drawn down as of December 31, 2008) (the "CLO Notes") to third parties that were secured by a pool of middle market loans that have been purchased or originated by the Company. The CLO Notes are included in the December 31, 2008 consolidated balance sheet. We retained approximately $86,000 of aggregate principal amount of certain BBB and non-rated securities in the Debt Securitization (the "Retained Notes").

              The CLO Notes mature on December 20, 2019, and, as of December 31, 2008, there is $314,000 outstanding under the Debt Securitization (excluding the Retained Notes). The blended pricing of the CLO Notes, excluding fees, is approximately 3-month LIBOR plus 34 basis points.

              The classes, amounts, ratings and interest rates (expressed as a spread to LIBOR) of the CLO Notes are as follows:

Class	Amount (millions)	Rating (S&P/ Moody's)	LIBOR Spread (basis points)
A-1A	$75	AAA/Aaa	25
A-1A VFN(1)	50	AAA/Aaa	28
A-1B	14	AAA/Aaa	37
A-2A	75	AAA/Aaa	22
A-2B	33	AAA/Aaa	35
B	23	AA/Aa2	43
C	44	A/A2	70

Total	$314

    (1)
    Revolving class, all of which was drawn as of December 31, 2008.

              During the first five years from the closing date, principal collections received on the underlying collateral may be used to purchase new collateral, allowing us to maintain the initial leverage in the securitization for the entire five-year period. Under the terms of the securitization, up to 15% of the collateral may be subordinated loans that are neither first nor second lien loans.

              The Class A-1A VFN Notes are a revolving class of secured notes and allow us to borrow and repay AAA/Aaa financing over the initial five-year period thereby providing more efficiency in funding costs. All of the notes are secured by the assets of ARCC Commercial Loan Trust 2006, including commercial loans totaling $308.1 million as of the closing date, which were sold to the trust by the

Company, the originator and servicer of the assets. As of December 31, 2008, there were 67 investments securing the notes. Additional commercial loans have been purchased by the trust from the Company primarily using the proceeds from the Class A-1A VFN Notes. The pool of commercial loans in the trust must meet certain requirements, including, but not limited to, asset mix and concentration, collateral coverage, term, agency rating, minimum coupon, minimum spread and sector diversity requirements.

              The interest charged under the Debt Securitization is based on 3-month LIBOR which as of December 31, 2008 was 1.43% and as of December 31, 2007 was 4.70%. For the years ended December 31, 2008, 2007 and 2006, the effective average interest rates were 3.68%, 5.82% and 5.99%, respectively. For the years ended December 31, 2008, 2007 and 2006, we incurred $11,556, $17,528 and $7,714 of interest expense, respectively. For the years ended December 31, 2008, 2007 and 2006, the cash paid for interest was $11,881, $17,513 and $7,236, respectively. The Company is also required to pay a commitment fee of 0.175% for any unused portion of the Class A-1A VFN Notes. There were no commitment fees incurred for the year ended December 31, 2008. For the years ended December 31, 2007 and 2006, the commitment fee incurred was $23 and $42, respectively, on these notes.

9.     FAIR VALUE OF FINANCIAL INSTRUMENTS

              Effective January 1, 2008, the company adopted Statement of Financial Accounting Standards No. 159, the Fair Value Option for Financial Assets and Liabilities ("SFAS 159"), which provides companies the option to report selected financial assets and liabilities at fair value. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities and to more easily understand the effect of the company's choice to use fair value on its earnings. SFAS 159 also requires entities to display the fair value of the selected assets and liabilities on the face of the balance sheet. With the exception of the line items entitled "other assets" and "debt," all assets and liabilities approximate fair value on the balance sheet. The carrying value of the line items entitled "interest receivable," "receivable for open trades," "payable for open trades," "accounts payable and accrued expenses," "management and incentive fees payable" and "interest and facility fees payable" approximate fair value due to their short maturity.

              Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS 157"), which expands the application of fair value accounting. SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosure of fair value measurements. SFAS 157 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. SFAS 157 requires the Company to assume that the portfolio investment is sold in a principal market to market participants, or in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with SFAS 157, the Company has considered its principal market as the market in which the Company exits its portfolio investments with the greatest volume and level of activity. SFAS 157 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. In accordance with SFAS 157, these inputs are summarized in the three broad levels listed below:

  •
  Level 1—Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

  •
  Level 2—Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

  •
  Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

              In addition to using the above inputs in investment valuations, we continue to employ the valuation policy approved by our board of directors that is consistent with SFAS 157 (see Note 2). Consistent with our valuation policy, we evaluate the source of inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. Our valuation policy considers the fact that because there is not a readily available market value for most of the investments in our portfolio, the fair value of the investments must typically be determined using unobservable inputs.

              Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize significantly less than the value at which we have recorded it.

              In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

              The following table presents fair value measurements of cash and cash equivalents and investments as of December 31, 2008:

		Fair Value Measurements Using
	Total	Level 1	Level 2	Level 3
Cash and cash equivalents	$89,383	$89,383	$—	$—
Investments	$1,972,977	$—	$110,515	$1,862,462

              The following tables present changes in investments that use Level 3 inputs for the year ended December 31, 2008:

For the Year Ended December 31, 2008
Balance as of December 31, 2007	$1,738,021
Net unrealized gains (losses)	(264,171)
Net purchases, sales or redemptions	458,229
Net transfers in and/or out of Level 3	(69,617)

Balance as of December 31, 2008	$1,862,462

              As of December 31, 2008, the net unrealized loss on the investments that use Level 3 inputs was $275,186.

              Following are the carrying and fair values of our debt instruments as of December 31, 2008 and December 31, 2007. Fair value is estimated by discounting remaining payment using applicable current market rates which take into account changes in the Company's marketplace credit ratings.

	As of December 31, 2008		As of December 31, 2007
	Carrying Value	Fair Value	Carrying Value	Fair Value
Revolving Credit Facility	$480,486	$462,000	$282,528	$279,000
CP Funding Facility	114,300	113,000	85,000	84,000
Debt Securitization	314,000	148,000	314,000	261,000

	$908,786	$723,000	$681,528	$624,000

10.   DERIVATIVE INSTRUMENTS

              In October 2008, we entered into a two-year interest rate swap agreement for a total notional amount of $75 million. Under the interest rate swap agreement, we will pay a fixed interest rate of 2.985% and receive a floating rate based on the prevailing three-month LIBOR. As of December 31, 2008, the 3-month LIBOR was 1.43%. For the year ended December 31, 2008, we recognized $(2,164) in unrealized depreciation related to this swap agreement. As of December 31, 2008, this swap agreement had a fair value of $(2,164), which is included in the "accounts payable and other liabilities" in the accompanying consolidated balance sheet.

11.   RELATED PARTY TRANSACTIONS

              In connection with the IPO, our investment adviser paid to underwriters, on our behalf, an additional sales load of $2,475. This amount accrued interest at a variable rate that adjusted quarterly equal to the three-month LIBOR plus 2.00% per annum. We repaid this amount in full, plus accrued and unpaid interest, in February 2006.

              In accordance with the investment advisory and management agreement, we bear all costs and expenses of the operation of the Company and reimburse the investment adviser for all such costs and expenses incurred in the operation of the Company. For the years ended December 31, 2008, 2007 and 2006 the investment adviser incurred such expenses totaling $2,292, $1,985 and $853, respectively. As of December 31, 2008, $368 was unpaid and such payable is included in accounts payable and accrued expenses in the accompanying consolidated balance sheet.

              We rent office space (the "ARCC Office Space") directly from a third party pursuant to a lease that expires on February 27, 2011. In addition, we have entered into a sublease agreement with Ares Management whereby Ares Management subleases approximately 25% of the ARCC Office Space for a fixed rent equal to 25% of the basic annual rent payable by us under our lease, plus certain additional costs and expenses. For the years ended December 31, 2008, 2007 and 2006, such amounts payable to the Company totaled $253, $269 and $93, respectively.

              As of December 31, 2008, Ares Management, of which the investment adviser is a wholly owned subsidiary, owned 2,859,882 shares of the Company's common stock representing approximately 2.9% of the total shares outstanding as of December 31, 2008.

              See Notes 3, 12 and 13 for a description of other related party transactions.

12.   IVY HILL FUNDS

              On November 19, 2007, we established a middle market credit fund, Ivy Hill Middle Market Credit Fund, Ltd. ("Ivy Hill I"), which is managed by our wholly owned subsidiary, Ivy Hill Asset Management, L.P. ("Ivy Hill Management"), in exchange for a 0.50% management fee on the average total assets of Ivy Hill I. As of December 31, 2008, the total assets of Ivy Hill I were approximately $370,800. For the years ended December 31, 2008 and 2007, the Company earned $1,482 and $45 in management fees, respectively. Ivy Hill I primarily invests in first and second lien bank debt of middle market companies. Ivy Hill I was initially funded with $404,000 of capital including a $56,000 investment by the Company consisting of $40,000 million of Class B notes and $16,000 of subordinated notes. For the years ended December 31, 2008 and 2007, the Company earned $5,427 and $500 from its investments in Ivy Hill I, respectively.

              Ivy Hill I purchased $68,000 and $133,000 of investments from the Company during the years ended December 31, 2008 and 2007, respectively, and may from time to time buy additional investments from the Company. There was no gain or loss recognized by the Company on these transactions.

              On November 5, 2008, we established a second middle market credit fund, Ivy Hill Middle Market Credit Fund II, Ltd. ("Ivy Hill II"), which is also managed by Ivy Hill Management, in exchange for a 0.50% management fee on the average total assets of Ivy Hill II. Ivy Hill II primarily invests in second lien and subordinated bank debt of middle market companies. Ivy Hill II was initially funded with $250,000 of subordinated notes, and may grow over time with leverage. Ivy Hill II purchased $7,500 of investments from the Company during the year ended December 31, 2008. A loss of $188 was recorded on this transaction. For the year ended December 31, 2008, the Company earned $47 in management fees.

              Our indirect wholly owned subsidiary, Ivy Hill Management, is party to a separate services agreement, referred to herein as the "services agreement," with Ares Capital Management. Pursuant to the services agreement, Ares Capital Management provides Ivy Hill Management with office facilities, equipment, clerical, bookkeeping and record keeping services, services of investment professionals and others to perform investment advisory, research and related services, services of, and oversight of, custodians, depositories, accountants, attorneys, underwriters and such other persons in any other capacity deemed to be necessary. Ivy Hill Management will reimburse Ares Capital Management for all of the costs associated with such services, including Ares Capital Management's allocable portion of overhead and the cost of its officers and respective staff in performing its obligations under the services agreement. The services agreement may be terminated by either party without penalty upon 60-days' written notice to the other party. For the year ended December 31, 2008, Ivy Hill Management incurred such expenses payable to the Investment Adviser of $244.

13.   STOCKHOLDERS' EQUITY

              On April 28, 2008, we completed a transferable rights offering, issuing 24,228,030 shares at a subscription price of $11.0016 per share, less dealer manager fees of $0.22 per share. Net proceeds after deducting the dealer manager fees and estimated offering expenses were approximately $259,800. Ares Investments LLC, an affiliate of the investment adviser, purchased 1,643,215 shares in the rights offering, bringing its total shares owned to 2,859,882 shares of common stock, representing approximately 2.9% of the total shares outstanding as of December 31, 2008.

              The following table summarizes the total shares issued and proceeds we received net of underwriter, dealer manager and offering costs for the years ended December 31, 2008, 2007 and 2006 (in millions, except per share amounts):

	Shares issued	Offering price per share	Proceeds net of underwriting and offering costs
2008
April 2008 public offering	24.2	$11.00	$259.8

Total for the year ended December 31, 2008	24.2		$259.8
2007
August 2007 public offering	2.6	$16.30	$42.3
April 2007 public offering	15.5	$17.97	267.2
February 2007 public offering	1.4	$19.95	27.2
Underwriters over-allotment option related to December 2006 public offering	0.4	$18.50	7.5

Total for the year ended December 31, 2007	19.9		$344.2
2006
December 2006 public offering	2.7	$18.50	$49.8
July 2006 public offering	10.8	$15.67	162.0

Total for the year ended December 31, 2006	13.5		$211.8

14.   DIVIDEND

              The following table summarizes our dividends declared during 2008, 2007 and 2006 (in millions, except per share amount):

Date Declared	Record Date	Payment Date	Per Share Amount	Total Amount
November 6, 2008	December 15, 2008	January 2, 2009	$0.42	$40.8
August 7, 2008	September 15, 2008	September 30, 2008	$0.42	40.8
May 8, 2008	June 16, 2008	June 30, 2008	$0.42	40.8
February 28, 2008	March 17, 2008	March 31, 2008	$0.42	30.5

Total declared for 2008			$1.68	$152.9

November 8, 2007	December 14, 2007	December 31, 2007	$0.42	30.5
August 9, 2007	September 14, 2007	September 28, 2007	$0.42	30.4
May 10, 2007	June 15, 2007	June 29, 2007	$0.41	28.5
March 8, 2007	March 19, 2007	March 30, 2007	$0.41	22.1

Total declared for 2007			$1.66	$111.5

November 8, 2006	December 15, 2006	December 29, 2006	$0.10	$5.2
November 8, 2006	December 15, 2006	December 29, 2006	$0.40	20.8
August 9, 2006	September 15, 2006	September 29, 2006	$0.40	19.6
May 8, 2006	June 15, 2006	June 30, 2006	$0.38	14.5
February 28, 2006	March 24, 2006	April 14, 2006	$0.36	13.7

Total declared for 2006			$1.64	$73.8

              During the year ended December 31, 2008, as part of the Company's dividend reinvestment plan for our common stockholders, we purchased 1,404,852 shares of our common stock at an average price of $9.05 in the open market in order to satisfy the reinvestment portion of our dividends. During the year ended December 31, 2007, as part of the Company's dividend reinvestment plan for our common stockholders, we purchased 237,686 shares of our common stock at an average price of $15.00 in the open market in order to satisfy the reinvestment portion of our dividends.

15.   FINANCIAL HIGHLIGHTS

              The following is a schedule of financial highlights as of and for the years ended December 31, 2008, 2007 and 2006:

Per Share Data:	As of and for the year ended December 31, 2008	As of and for the year ended December 31, 2007	As of and for the year ended December 31, 2006
Net asset value, beginning of period(1)	$15.47	$15.17	$15.03
Issuance of common stock	(1.19)	0.59	0.20
Effect of antidilution (dilution)	0.23	—	(0.03)
Net investment income for period(2)	1.42	1.43	1.31
Net realized and unrealized gains (loss) for period(2)	(2.98)	(0.06)	0.30

Net (decrease) increase in stockholders' equity	(1.56)	1.37	1.61
Distributions from net investment income	(1.58)	(1.43)	(1.31)
Distributions from net realized capital gains on securities	(0.10)	(0.23)	(0.33)

Total distributions to stockholders	(1.68)	(1.66)	(1.64)

Net asset value at end of period(1)	$11.27	$15.47	$15.17

Per share market value at end of period	$6.33	$14.63	$19.11
Total return based on market value(3)	(45.25)%	(14.76)%	29.12%
Total return based on net asset value(4)	(11.17)%	8.98%	10.73%
Shares outstanding at end of period	97,152,820	72,684,090	52,036,527
Ratio/Supplemental Data:
Net assets at end of period	$1,094,879	$1,124,550	$789,433
Ratio of operating expenses to average net assets(5)(6)	9.09%	9.12%	8.84%
Ratio of net investment income to average net assets(5)(7)	10.22%	9.14%	9.19%
Portfolio turnover rate(5)	24%	30%	49%

(1)
The net assets used equals the total stockholders' equity on the consolidated balance sheets.

(2)
Weighted average basic per share data.

(3)
For the year ended December 31, 2008, the total return based on market value for the year ended December 31, 2008 equals the increase of the ending market value at December 31, 2008 of $6.33 per share over the ending market value at December 31, 2007 of $14.63 per share plus the declared dividends of $1.68 per share for the year ended December 31, 2008, divided by the market value at December 31, 2007. For the year ended December 31, 2007, the total return based on market value for the year ended December 31, 2007 equals the increase of the ending market value at December 31, 2007 of $14.63 per share over the ending market value at December 31, 2006 of $19.11 per share plus the declared dividends of $1.66 per share for the year ended December 31, 2007, divided by the market value at December 31, 2006. For the year ended December 31, 2006, the total return based on market value for the year ended December 31, 2006 equals the increase of the ending market value at December 31, 2006 of $19.11 per share over the ending market value at December 31, 2005 of $16.07 per share plus the declared dividends of $1.64 per share for the year ended December 31, 2006, divided by the market value at December 31, 2005. Total return based on market value is not annualized.

(4)
For the year ended December 31, 2008, the total return based on net asset value equals the change in net asset value during the period plus the declared dividends of $1.68 per share for the year ended December 31,

  2008 divided by the beginning net asset value for the period. For the year ended December 31, 2007, the total return based on net asset value equals the change in net asset value during the period plus the declared dividends of $1.66 per share for the year ended December 31, 2007 divided by the beginning net asset value for the period. For the year ended December 31, 2006, the total return based on net asset value equals the change in net asset value during the period plus the declared dividends of $1.64 per share for the year ended December 31, 2006 divided by the beginning net asset value for the period. These calculations were adjusted for shares issued in connection with dividend reinvestment plan, the issuances of common stock in connection with any add-on equity offerings and the reimbursement of underwriting costs paid by the investment adviser. Total return based on net asset value is not annualized.

(5)
The ratios reflect an annualized amount.

(6)
For the year ended December 31, 2008, the ratio of operating expenses to average net assets consisted of 2.45% of base management fees, 2.55% of incentive management fees, 2.93% of the cost of borrowing and other operating expenses of 1.16%. For the year ended December 31, 2007, the ratio of operating expenses to average net assets consisted of 2.27% of base management fees, 2.26% of incentive management fees, 3.55% of the cost of borrowing and other operating expenses of 1.04%. For the year ended December 31, 2006, the ratio of operating expenses to average net assets consisted of 2.06% of base management fees, 2.95% of incentive management fees, 2.81% of the cost of borrowing and other operating expenses of 1.02%. These ratios reflect annualized amounts.

(7)
The ratio of net investment income to average net assets excludes income taxes related to realized gains.

16.   SUBSEQUENT EVENTS

              In January 2009, we increased the size of the Revolving Credit Facility under the "accordion" feature by an additional $15,000 bringing the total amount available for borrowing under the Revolving Credit Facility to $525,000.

              In February 2009, we repurchased, in an open market transaction, a total of $27,000 of our outstanding debt securities under the Debt Securitization for $6,550.

17.   SELECTED QUARTERLY DATA (Unaudited)

	2008
	Q4	Q3	Q2	Q1
Total investment income	$62,723	$62,067	$63,464	$52,207
Net investment income before net realized and unrealized gain (losses) and incentive compensation	$40,173	$41,025	$45,076	$32,466
Incentive compensation	$8,035	$8,205	$9,015	$6,493
Net investment income before net realized and unrealized gain (losses)	$32,138	$32,820	$36,061	$25,973
Net realized and unrealized gains (losses)	$(142,638)	$(74,213)	$(32,789)	$(16,807)
Net (decrease) increase in stockholders' equity resulting from operations	$(110,500)	$(41,393)	$3,272	$9,166
Basic and diluted earnings per common share	$(1.14)	$(0.43)	$0.04	$0.12
Net asset value per share as of the end of the quarter	$11.27	$12.83	$13.67	$15.17

	2007
	Q4	Q3	Q2	Q1
Total investment income	$53,828	$47,931	$47,399	$39,715
Net investment income before net realized and unrealized gain (losses) and incentive compensation	$33,677	$29,875	$31,220	$23,699
Incentive compensation	$6,573	$5,966	$6,229	$4,755
Net investment income before net realized and unrealized gain (losses)	$27,104	$23,909	$24,991	$18,944
Net realized and unrealized gains (losses)	$(16,353)	$(984)	$8,576	$4,645
Net increase in stockholders' equity resulting from operations	$10,752	$22,924	$33,567	$23,589
Basic and diluted earnings per common share	$0.15	$0.32	$0.48	$0.44
Net asset value per share as of the end of the quarter	$15.47	$15.74	$15.84	$15.34

	2006
	Q4	Q3	Q2	Q1
Total investment income	$37,508	$31,832	$30,490	$20,191
Net investment income before net realized and unrealized gain (losses) and incentive compensation	$23,508	$21,792	$16,233	$14,614
Incentive compensation	$5,189	$4,464	$6,940	$2,923
Net investment income before net realized and unrealized gain (losses)	$18,319	$17,328	$9,293	$11,692
Net realized and unrealized gain (losses)	$2,699	$813	$7,400	$2,151
Net increase in stockholders' equity resulting from operations	$21,018	$18,141	$16,693	$13,843
Basic and diluted earnings per common share	$0.42	$0.39	$0.44	$0.36
Net asset value per share as of the end of the quarter	$15.17	$15.06	$15.10	$15.03

ARES CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(dollar amounts in thousands, except per share data)

	As of
	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Investments at fair value (amortized cost of $2,283,959 and $2,267,593, respectively)
Non-controlled/non-affiliate company investments	$1,492,300	$1,477,492
Non-controlled affiliate company investments	312,084	329,326
Controlled affiliate company investments	164,720	166,159

Total investments at fair value	1,969,104	1,972,977
Cash and cash equivalents	48,016	89,383
Receivable for open trades	289	3
Interest receivable	17,275	17,547
Other assets	10,245	11,423

Total assets	$2,044,929	$2,091,333

LIABILITIES
Debt	$902,619	$908,786
Management and incentive fees payable	40,303	32,989
Accounts payable and accrued expenses	11,905	10,006
Interest and facility fees payable	2,031	3,869
Dividend payable	—	40,804

Total liabilities	956,858	996,454
Commitments and contingencies (Note 6)
STOCKHOLDERS' EQUITY
Common stock, par value $.001 per share, 200,000,000 common shares authorized, 97,152,820 common shares issued and outstanding	97	97
Capital in excess of par value	1,395,958	1,395,958
Accumulated undistributed net investment income (loss)	5,305	(7,637)
Accumulated net realized gain (loss) on investments, foreign currency transactions and extinguishment of debt	—	(124)
Net unrealized loss on investments and foreign currency transactions	(313,289)	(293,415)

Total stockholders' equity	1,088,071	1,094,879

Total liabilities and stockholders' equity	$2,044,929	$2,091,333

NET ASSETS PER SHARE	$11.20	$11.27

See accompanying notes to consolidated financial statements.

ARES CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(dollar amounts in thousands, except per share data)

	For the three months ended
	March 31, 2009	March 31, 2008
	(unaudited)	(unaudited)
INVESTMENT INCOME:
From non-controlled/non-affiliate company investments:
Interest from investments	$43,831	$34,919
Capital structuring service fees	1,050	2,725
Interest from cash & cash equivalents	153	548
Dividend income	426	496
Management fees	—	—
Other income	949	825

Total investment income from non-controlled/non-affiliate company investments	46,409	39,513
From non-controlled affiliate company investments:
Interest from investments	5,575	8,546
Capital structuring service fees	—	1,095
Dividend income	14	48
Management fees	125	—
Other income	90	241

Total investment income from non-controlled affiliate company investments	5,804	9,930
From controlled affiliate company investments:
Interest from investments	2,938	2,422
Capital structuring service fees	194	100
Dividend income	—	—
Management fees	591	197
Other income	80	45

Total investment income from controlled affiliate company investments	3,803	2,764

Total investment income	56,016	52,207

EXPENSES:
Interest and credit facility fees	6,581	9,923
Base management fees	7,498	7,087
Incentive management fees	7,550	6,493
Professional fees	1,397	1,218
Insurance	334	277
Administrative	1,004	535
Depreciation	173	102
Directors fees	102	74
Other	1,146	847

Total expenses	25,785	26,556
NET INVESTMENT INCOME BEFORE INCOME TAXES	30,231	25,651

Income tax expense (benefit), including excise tax	31	(322)

NET INVESTMENT INCOME	30,200	25,973

REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS:
Net realized gains (losses):
Non-controlled/non-affiliate company investments	(1,305)	207
Non-controlled affiliate company investments	(482)	—
Controlled affiliate company investments	—	—
Foreign currency transactions	(48)	(8)

Net realized (losses) gains	(1,835)	199
Net unrealized gains (losses):
Non-controlled/non-affiliate company investments	(8,559)	(18,604)
Non-controlled affiliate company investments	(2,006)	(10,742)
Controlled affiliate company investments	(9,324)	12,333
Foreign currency transactions	15	7

Net unrealized losses	(19,874)	(17,006)
Net realized and unrealized (losses) from investments and foreign currency transactions	(21,709)	(16,807)

REALIZED GAIN ON EXTINGUISHMENT OF DEBT	26,543	—

NET INCREASE IN STOCKHOLDERS' EQUITY RESULTING FROM OPERATIONS	$35,034	$9,166

BASIC AND DILUTED EARNINGS PER COMMON SHARE (see Note 4)	$0.36	$0.12
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING—BASIC AND DILUTED (see Note 4)	97,152,820	74,069,161

See accompanying notes to consolidated financial statements.

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED SCHEDULE OF INVESTMENTS
As of March 31, 2009 (unaudited)
(dollar amounts in thousands, except per unit data)

Company(1)	Industry	Investment	Interest(10)	Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Healthcare—Services
American Renal Associates, Inc.	Dialysis provider	Senior secured loan ($1,443 par due 12/2010)	4.48% (Libor + 3.25%/Q)	12/14/2005	$1,443	$1,443	$1.00	(3)
		Senior secured loan ($5,705 par due 12/2011)	4.48% (Libor + 3.25%/Q)	12/14/2005	5,705	5,705	$1.00	(3)
		Senior secured loan ($20 par due 12/2011)	5.00% (Base Rate + 1.75%/D)	12/14/2005	20	19	$1.00	(3)
		Senior secured loan ($166 par due 12/2011)	4.48% (Libor + 3.25%/Q)	12/14/2005	166	166	$1.00	(3)
		Senior secured loan ($262 par due 12/2011)	4.48% (Libor + 3.25%/Q)	12/14/2005	262	262	$1.00	(3)
		Senior secured loan ($1,655 par due 12/2011)	4.69% (Libor + 3.25%/Q)	12/14/2005	1,655	1,655	$1.00	(3)
		Senior secured loan ($2,620 par due 12/2011)	4.69% (Libor + 3.25%/Q)	12/14/2005	2,620	2,620	$1.00	(3)
Capella Healthcare, Inc.	Acute care hospital operator	Junior secured loan ($60,000 par due 2/2016)	13.00%	2/29/2008	60,000	55,200	$0.92
		Junior secured loan ($25,000 par due 2/2016)	13.00%	2/29/2008	25,000	23,000	$0.92	(2)
CT Technologies Intermediate Holdings, Inc. and CT Technologies Holdings, LLC(6)	Healthcare analysis services	Preferred stock (7,427 shares)	14.00% PIK	6/15/2007	7,683	7,312	$950.00	(4)
		Common stock (9,679 shares)		6/15/2007	4,000	5,382	$556.10	(5)
		Common stock (1,546 shares)		6/15/2007	—	—	$—	(5)
DSI Renal, Inc.	Dialysis provider	Senior secured revolving loan ($142 par due 3/2013)	6.25% (Base Rate + 3.00%/D)	4/4/2006	142	127	$0.90
		Senior secured revolving loan ($3,520 par due 3/2013)	5.50% (Libor + 5.00%/M)	4/4/2006	3,520	3,168	$0.90
		Senior secured revolving loan ($1,120 par due 3/2013)	5.47% (Libor + 5.00%/M)	4/4/2006	1,120	1,008	$0.90
		Senior secured revolving loan ($1,152 par due 3/2013)	5.56% (Libor + 5.00%/M)	4/4/2006	1,152	1,037	$0.90
		Senior secured revolving loan ($1,600 par due 3/2013)	5.56% (Libor + 5.00%/M)	4/4/2006	1,600	1,440	$0.90
		Senior subordinated note ($30,773 par due 4/2014)	16.00% PIK	4/4/2006	30,738	22,742	$0.74	(4)
		Senior subordinated note ($28,392 par due 4/2014)	16.00% PIK	4/4/2006	28,374	20,982	$0.74	(2)(4)
		Senior subordinated note ($12,699 par due 4/2014)	16.00% PIK	4/4/2006	12,699	9,385	$0.74	(3)(4)
GG Merger Sub I, Inc.	Drug testing services	Senior secured loan ($11,330 par due 12/2014)	5.32% (Libor + 4.00%/Q)	12/14/2007	10,921	9,630	$0.85
		Senior secured loan ($12,000 par due 12/2014)	5.32% (Libor + 4.00%/Q)	12/14/2007	11,561	10,200	$0.85
HCP Acquisition Holdings, LLC(7)	Healthcare compliance advisory services	Class A units (8,566,824 units)		6/26/2008	8,567	6,125	$0.72	(5)

Heartland Dental Care, Inc.	Dental services	Senior subordinated note ($32,717 par due 8/2013)	11.00% Cash, 3.25% PIK	7/31/2008	32,717	32,717	$1.00	(4)
Magnacare Holdings, Inc., Magnacare Administrative Services, LLC, and Magnacare, LLC	Healthcare professional provider	Senior subordinated note ($4,600 par due 12/2012)	12.75% Cash, 2.00% PIK	2/9/2009	3,120	4,614	$1.00
MPBP Holdings, Inc., Cohr Holdings, Inc. and MPBP Acquisition Co., Inc.	Healthcare equipment services	Junior secured loan ($20,000 par due 1/2014)	9.19% (Libor + 6.25%/Q)	1/31/2007	20,000	7,000	$0.35
		Junior secured loan ($12,000 par due 1/2014)	9.19% (Libor + 6.25%/Q)	1/31/2007	12,000	4,200	$0.35	(3)
		Common stock (50,000 shares)		1/31/2007	5,000	—	$—	(5)
MWD Acquisition Sub, Inc.	Dental services	Junior secured loan ($5,000 par due 5/2012)	6.78% (Libor + 6.25%/M)	5/3/2007	5,000	4,100	$0.82	(3)
OnCURE Medical Corp.	Radiation oncology care provider	Senior secured loan ($3,083 par due 8/2009)	4.06% (Libor + 3.50%/M)	8/18/2006	3,083	2,713	$0.88	(3)
		Senior subordinated note ($32,150 par due 8/2013)	11.00% Cash, 1.50% PIK	8/18/2006	32,175	28,935	$0.90	(4)
		Senior subordinated note ($121 par due 8/2013)	11.00% Cash, 1.50% PIK	8/18/2006	121	109	$0.90	(4)
		Common stock (857,143 shares)		8/18/2006	3,000	3,000	$3.50	(5)
Passport Health Communications, Inc., Passport Holding Corp. and Prism Holding Corp.	Healthcare technology provider	Senior secured loan ($12,870 par due 5/2014)	10.50% (Libor + 7.50%/S)	5/9/2008	12,870	12,613	$0.98	(15)
		Senior secured loan ($11,880 par due 5/2014)	10.50% (Libor + 7.50%/S)	5/9/2008	11,880	11,642	$0.98	(3)(15)
		Series A preferred stock (1,594,457 shares)		7/30/2008	9,900	9,900	$6.21	(5)
		Common stock (16,106 shares)		7/30/2008	100	100	$6.21	(5)
PG Mergersub, Inc.	Provider of patient surveys, management reports and national databases for the integrated healthcare delivery system	Senior subordinated loan ($5,000 par due 3/2016)	12.50%	3/12/2008	4,901	4,700	$0.94
		Preferred stock (333 shares)		3/12/2008	333	333	$1,000.00	(5)
		Common stock (16,667 shares)		3/12/2008	167	167	$10.00	(5)
The Schumacher Group of Delaware, Inc.	Outsourced physician service provider	Senior subordinated loan ($35,784 par due 7/2012)	11.13% Cash, 2.50% PIK	7/18/2008	35,784	35,784	$1.00	(4)
Triad Laboratory Alliance, LLC	Laboratory services	Senior secured loan ($2,466 par due 12/2011)	4.47% (Libor + 3.25%/Q)	12/21/2005	2,466	2,269	$0.92	(3)
		Senior subordinated note ($15,399 par due 12/2012)	12.00% Cash, 1.75% PIK	12/21/2005	15,420	14,958	$0.97	(4)
VOTC Acquisition Corp.	Radiation oncology care provider	Senior secured loan ($3,154 par due 7/2012)	11.00% Cash, 2.00% PIK	6/30/2008	3,154	3,154	$1.00	(4)
		Senior secured loan ($14,000 par due 7/2012)	11.00% Cash, 2.00% PIK	6/30/2008	14,000	14,000	$1.00	(4)

		Series E preferred shares (3,888,222 shares)		7/14/2008	8,749	5,599	$1.44	(5)

					454,888	391,215			35.95%

Education
Campus Management Corp. and Campus Management Acquisition Corp.(6)	Education software developer	Senior secured loan ($8,084 par due 8/2013)	10.00%Cash, 3.00% PIK	2/8/2008	8,221	8,221	$1.00	(16)
		Senior secured loan ($25,108 par due 8/2013)	10.00%Cash, 3.00% PIK	2/8/2008	25,299	25,299	$1.00	(2)(16)
		Senior secured loan ($8,859 par due 8/2013)	10.00%Cash, 3.00% PIK	2/8/2008	8,946	8,946	$1.00	(16)
		Preferred stock (493,147 shares)	8.00% PIK	2/8/2008	9,129	12,177	$24.33	(4)
ELC Acquisition Corporation	Developer, manufacturer and retailer of educational products	Senior secured loan ($177 par due 11/2012)	4.27% (Libor + 3.75%/M)	11/30/2006	177	156	$0.88	(3)
		Junior secured loan ($8,333 par due 11/2013)	7.52% (Libor + 7.00%/M)	11/30/2006	8,333	7,083	$0.85	(3)
Instituto de Banca y Comercio, Inc. Leeds IV Advisors, Inc.(8)	Private school operator	Senior secured loan ($12,000 par due 3/2014)	8.50% (Libor + 6.00%/M)	3/15/2007	12,000	12,000	$1.00	(15)
		Senior secured loan ($7,247 par due 3/2014)	8.50% (Libor + 6.00%/M)	3/15/2007	7,247	7,247	$1.00	(15)
		Senior secured loan ($4,975 par due 3/2014)	8.50% (Libor + 6.00%/M)	3/15/2007	4,975	4,975	$1.00	(3)(15)
		Senior secured loan ($11,790 par due 3/2014)	8.50% (Libor + 6.00%/M)	3/15/2007	11,790	11,790	$1.00	(3)(15)
		Senior subordinated loan ($40,196 par due 6/2014)	10.50% Cash, 3.50% PIK	6/4/2008	40,309	40,309	$1.00	(4)
		Preferred stock (165,811 shares)		6/4/2008	788	2,146	$12.94	(5)
		Common stock (214,286 shares)		6/4/2008	54	214	$1.00	(5)
		Preferred stock (140,577 shares)		3/31/2009	668	1,820	$12.94	(5)
		Common stock (140,577 shares)		3/31/2009	35	1,820	$12.94	(5)
Lakeland Finance, LLC	Private school operator	Senior secured note ($18,000 par due 12/2012)	11.50%	12/13/2005	18,000	17,280	$0.96
		Senior secured note ($15,000 par due 12/2012)	11.50%	12/13/2005	15,000	14,400	$0.96	(2)
R3 Education, Inc. (formerly known as Equinox EIC Partners, LLC and MUA Management Company)(7)(8)	Medical school operator	Senior secured revolving loan ($1,800 par due 12/2012)	8.25% (Base Rate + 5.00%/D)	4/3/2007	1,800	1,764	$0.98
		Senior secured revolving loan ($1,750 par due 12/2012)	8.25% (Base Rate + 5.00%/D)	4/3/2007	1,750	1,715	$0.98
		Senior secured revolving loan ($3,000 par due 12/2012)	9.25% (Base Rate + 6.00%/D)	4/3/2007	3,000	2,940	$0.98
		Senior secured revolving loan ($1,000 par due 12/2012)	6.48% (Libor + 6.00%/M)	4/3/2007	1,000	980	$0.98
		Senior secured loan ($2,411 par due 12/2012)	6.52% (Libor + 6.00%/M)	4/3/2007	2,411	2,363	$0.98	(2)
		Senior secured loan ($14,113 par due 12/2012)	6.52% (Libor + 6.00%/M)	9/21/2007	14,113	13,830	$0.98	(2)

		Senior secured loan ($7,325 par due 12/2012)	6.55% (Libor + 6.00%/M)	4/3/2007	7,325	7,179	$0.98	(3)
		Common membership interest (26.27% interest)		9/21/2007	15,800	20,785	$1.32	(5)
		Preferred stock (800 shares)			200	200	$250.00	(5)

					218,370	227,639			20.92%

Restaurants and Food Services
ADF Capital, Inc. & ADF Restaurant Group, LLC	Restaurant owner and operator	Senior secured revolving loan ($1,632 par due 11/2013)	5.75% (Base Rate + 2.50%/D)	11/27/2006	1,632	1,485	$0.91
		Senior secured revolving loan ($2,005 par due 11/2013)	4.935% (Libor + 3.00% Cash, 0.50% PIK/Q)	11/27/2006	2,008	1,827	$0.91	(4)
		Senior secured loan ($22,596 par due 11/2012)	9.935% (Libor + 7.50% Cash, 1.00% PIK/Q)	11/27/2006	22,657	21,521	$0.95	(4)
		Senior secured loan ($990 par due 11/2012)	9.935% (Libor + 7.50% Cash, 1.00% PIK/Q)	11/27/2006	992	943	$0.95	(2)(4)
		Senior secured loan ($11,055 par due 11/2012)	9.935% (Libor + 7.50% Cash, 1.00% PIK/Q)	11/27/2006	11,076	10,529	$0.95	(3)(4)
		Promissory note ($12,079 par due 11/2016)	10.00% PIK	6/1/2006	12,395	12,406	$1.00	(4)
		Warrants to purchase 0.61 shares		6/1/2006	—	—	$0.00	(5)
Encanto Restaurants, Inc.(8)	Restaurant owner and operator	Junior secured loan ($21,000 par due 8/2013)	7.50% Cash, 3.50% PIK	8/16/2006	21,489	19,389	$0.92	(2)(4)
		Junior secured loan ($4,000 par due 8/2013)	7.50% Cash, 3.50% PIK	8/16/2006	4,093	3,693	$0.92	(3)(4)
OTG Management, Inc.	Airport restaurant operator	Junior secured loan ($15,466 par due 6/2013)	18.00% (Libor + 11.00% Cash, 4.00% PIK/Q)	6/19/2008	15,466	14,383	$0.93	(4)(15)
		Warrants to purchase up to 9 shares of common stock			—	—	$0.00	(5)
Vistar Corporation and Wellspring Distribution Corp.	Food service distributor	Senior subordinated loan ($48,625 par due 5/2015)	13.50%	5/23/2008	48,625	46,680	$0.96
		Senior subordinated loan ($25,000 par due 5/2015)	13.50%	5/23/2008	25,000	24,000	$0.96	(2)
		Class A non-voting common stock (1,366,120 shares)		5/23/2008	7,500	3,490	$2.55	(5)

					172,933	160,346			14.74%

Beverage, Food and Tobacco
3091779 Nova Scotia Inc.(8)	Baked goods manufacturer	Junior secured loan (Cdn $14,117 par due 11/2012)	11.50% Cash, 1.50% PIK	11/2/2007	14,946	10,642	$0.75	(4)(12)
		Warrants to purchase 57,545 shares			—	—	$—	(5)
Apple & Eve, LLC and US Juice Partners, LLC(6)	Juice manufacturer	Senior secured revolving loan ($3,000 par due 10/2013)	6.51% (Libor + 6.00%/M)	10/5/2007	3,000	2,760	$0.92
		Senior secured revolving loan ($4,500 par due 10/2013)	6.94% (Libor + 6.00%/B)	10/5/2007	4,500	4,140	$0.92	(5)
		Senior secured revolving loan ($2,500 par due 10/2013)	6.95% (Libor + 6.00%/M)	10/5/2007	2,500	2,300	$0.92
		Senior secured revolving loan ($2,500 par due 10/2013)	6.97% (Libor + 6.00%/M)	10/5/2007	2,500	2,300	$0.92

		Senior secured loan ($9,445 par due 10/2013)	6.96% (Libor + 6.00%/M)	10/5/2007	9,445	8,689	$0.92
		Senior secured loan ($19,921 par due 10/2013)	6.96% (Libor + 6.00%/M)	10/5/2007	19,921	18,327	$0.92	(2)
		Senior secured loan ($11,937 par due 10/2013)	6.96% (Libor + 6.00%/M)	10/5/2007	11,937	10,982	$0.92	(3)
		Senior units (50,000 units)			5,000	2,500	$50.00
Best Brands Corporation	Baked goods manufacturer	Senior secured loan ($12,928 par due 12/2012)	7.75% (Libor + 5.00% Cash, 2.25% PIK/M)	2/15/2008	10,840	12,407	$0.95	(4)
		Junior secured loan ($4,329 par due 6/2013)	10.00% Cash, 8.00% PIK	12/14/2006	4,413	4,196	$0.95	(4)
		Junior secured loan ($26,341 par due 6/2013)	10.00% Cash, 8.00% PIK	12/14/2006	26,849	25,532	$0.95	(2)(4)
		Junior secured loan ($12,199 par due 6/2013)	10.00% Cash, 8.00% PIK	12/14/2006	12,405	11,795	$0.95	(3)(4)
Bumble Bee Foods, LLC and BB Co-Invest LP	Canned seafood manufacturer	Senior subordinated loan ($31,100 par due 11/2018)	16.25% (12.00% Cash, 4.25% Optional PIK)	11/18/2008	31,100	31,100	$1.00	(4)
		Common stock (4,000 shares)		11/18/2008	4,000	4,000	$1,000.00	(5)
Charter Baking Company, Inc.	Baked goods manufacturer	Senior subordinated note ($5,543 par due 2/2013)	12.00% PIK	2/6/2008	5,704	5,704	$1.00	(2)(4)
		Preferred stock (6,258 shares)		9/1/2006	2,500	2,500	$399.49	(5)

					171,560	159,874			14.69%

Services—Other
American Residential Services, LLC	Plumbing, heating and air-conditioning services	Junior secured loan ($20,201 par due 4/2015)	10.00% Cash, 2.00% PIK	4/17/2007	20,300	18,280	$0.90	(2)(4)
Diversified Collection Services, Inc.	Collections services	Senior secured loan ($11,355 par due 8/2011)	8.00% (Base Rate + 4.75%/D)	2/2/2005	9,302	10,787	$0.95
		Senior secured loan ($4,041 par due 8/2011)	8.00% (Base Rate + 4.75%/D)	2/2/2005	4,041	3,839	$0.95	(3)
		Senior secured loan ($1,837 par due 2/2011)	10.75% (Base Rate + 7.50%/D)	2/2/2005	1,837	1,745	$0.95	(2)
		Senior secured loan ($7,125 par due 8/2011)	10.75% (Base Rate + 7.50%/D)	2/2/2005	7,125	6,769	$0.95	(3)
		Preferred stock (14,927 shares)		5/18/2006	169	109	$7.30	(5)
		Common stock (114,004 shares)		2/2/2005	295	414	$3.63	(5)
GCA Services Group, Inc.	Custodial services	Senior secured loan ($23,927 par due 12/2011)	12.00%	12/15/2006	23,927	23,927	$1.00	(2)
		Senior secured loan ($2,838 par due 12/2011)	12.00%	12/15/2006	2,838	2,838	$1.00
		Senior secured loan ($10,706 par due 12/2011)	12.00%	12/15/2006	10,706	10,706	$1.00	(3)
Growing Family, Inc. and GFH Holdings, LLC	Photography services	Senior secured revolving loan ($1,513 par due 8/2011)	8.42% (Libor + 3.00% Cash, 4.00% PIK/M)	3/16/2007	1,513	454	$0.30	(4)(14)
		Senior secured loan ($11,188 par due 8/2011)	13.84% (Libor + 3.50% Cash, 6.00% PIK/Q)	3/16/2007	11,188	3,355	$0.30	(4)(14)
		Senior secured loan ($372 par due 8/2011)	11.25% (Libor + 3.50% Cash, 6.00%PIK/D)	3/16/2007	372	111	$0.30	(4)(14)

		Senior secured loan ($3,575 par due 8/2011)	16.34% (Libor + 6.00% Cash, 6.00% PIK/Q)	3/16/2007	3,575	1,073	$0.30	(4)(14)
		Senior secured loan ($147 par due 8/2011)	18.00% (Libor + 6.00% Cash, 6.00% PIK/Q)	3/16/2007	147	44	$0.30	(4)(14)
		Common stock (552,430 shares)		3/16/2007	872	—	$—	(5)
NPA Acquisition, LLC	Powersport vehicle auction operator	Junior secured loan ($12,000 par due 2/2013)	7.31% (Libor + 6.75%/M)	8/23/2006	12,000	12,000	$1.00	(3)
		Common units (1,709 shares)		8/23/2006	1,000	2,300	$1,345.82	(5)
Web Services Company, LLC	Laundry service and equipment provider	Senior subordinated loan ($17,875 par due 8/2016)	11.50% Cash, 2.50% PIK	8/29/2008	17,875	16,981	$0.95	(4)
		Senior subordinated loan ($25,317 par due 8/2016)	11.50% Cash, 2.50% PIK	8/29/2008	25,317	24,051	$0.95	(2)(4)

					154,399	139,783			12.85%

Financial
Carador PLC(6)(8)(9)	Investment company	Ordinary shares (7,110,525 shares)		12/15/2006	9,033	2,666	$0.38	(5)
CIC Flex, LP(9)	Investment partnership	Limited partnership units (0.69 unit)		9/7/2007	34	34	$49,644.93	(5)
Covestia Capital Partners, LP(9)	Investment partnership	Limited partnership interest (47% interest)		6/17/2008	1,059	1,059	$1.00	(5)
Firstlight Financial Corporation(6)(9)	Investment company	Senior subordinated loan ($71,289 par due 12/2016)	8.00% PIK	12/31/2006	71,289	64,160	$0.90	(4)
		Common stock (10,000 shares)		12/31/2006	10,000	—	$—	(5)
		Common stock (30,000 shares)		12/31/2006	30,000	—	$—	(5)
Ivy Hill Middle Market Credit Fund, Ltd. (7)(8)(9)	Investment company	Class B deferrable interest notes ($40,000 par due 11/2018)	7.25% (Libor + 6.00%/Q)	11/20/2007	40,000	36,000	$0.90
		Subordinated notes ($16,000 par due 11/2018)		11/20/2007	16,000	14,400	$0.90	(5)
Imperial Capital Group, LLC and Imperial Capital Private Opportunities, LP (6)(9)	Investment banking services	Limited partnership interest (80% interest)		5/10/2007	790	790	$1.00	(5)
		Common units (7,710 units)		5/10/2007	14,997	14,997	$1,945.14	(5)
		Common units (2,526 units)		5/10/2007	3	3	$1.00	(5)
		Common units (315 units)		5/10/2007	—	—	$—	(5)
Partnership Capital Growth Fund I, LP(9)	Investment partnership	Limited partnership interest (25% interest)		6/16/2006	2,634	2,634	$—	(5)
Trivergance Capital Partners, LP(9)	Investment partnership	Limited partnership interest (100% interest)		6/5/2008	1,060	1,060	$—	(5)
VSC Investors LLC(9)	Investment company	Membership interest (4.63% interest)		1/24/2008	281	281	$—	(5)

					197,180	138,084			12.69%

Business Services
Booz Allen Hamilton, Inc.	Strategy and technology consulting services	Senior secured loan ($746 par due 7/2015)	7.50% (Libor + 4.50%/S)	7/31/2008	731	728	$0.98	(3)(15)
		Senior subordinated loan ($22,400 par due 7/2016)	11.00% Cash, 2.00% PIK	7/31/2008	22,176	20,160	$0.90	(2)(4)

		Senior subordinated loan ($250 par due 7/2016)	11.00% Cash, 2.00% PIK	7/31/2008	219	225	$0.90	(2)(4)
Investor Group Services, LLC(6)	Financial services	Senior secured revolving loan ($500 par due 6/2011)	6.72% (Libor + 5.50%/Q)	6/22/2006	500	500	$1.00
		Limited liability company membership interest (10.00% interest)		6/22/2006	—	500	$5,000.00	(5)
Pillar Holdings LLC and PHL Holding Co.(6)	Mortgage services	Senior secured revolving loan ($375 par due 11/2013)	6.02% (Libor + 5.50%/M)	11/20/2007	375	375	$1.00
		Senior secured revolving loan ($938 par due 11/2013)	6.02% (Libor + 5.50%/M)	11/20/2007	938	938	$1.00
		Senior secured loan ($7,375 par due 5/2014)	14.50%	7/31/2008	7,375	7,375	$1.00
		Senior secured loan ($17,202 par due 11/2013)	6.02% (Libor + 5.50%/M)	11/20/2007	17,202	17,202	$1.00	(2)
		Senior secured loan ($10,737 par due 11/2013)	6.02% (Libor + 5.50%/B)	11/20/2007	10,737	10,737	$1.00	(3)
		Common stock (84.78 shares)		11/20/2007	3,768	5,267	$62,127.93	(5)
Primis Marketing Group, Inc. and Primis Holdings, LLC(6)	Database marketing services	Senior subordinated note ($10,222 par due 2/2013)	11.00% Cash, 2.50% PIK	8/24/2006	10,222	1,022	$0.10	(4)(14)
		Preferred units (4,000 units)		8/24/2006	3,600	—	$—	(5)
		Common units (4,000,000 units)		8/24/2006	400	—	$—	(5)
Prommis Solutions, LLC, E- Default Services, LLC, Statewide Tax and Title Services, LLC & Statewide Publishing Services, LLC (formerly known as MR Processing Holding Corp.)	Bankruptcy and foreclosure processing services	Senior subordinated note ($25,883 par due 2/2014)	11.50% Cash, 2.00% PIK	2/8/2007	26,141	24,847	$0.96	(4)
		Senior subordinated note ($25,968 par due 2/2014)	11.50% Cash, 2.00% PIK	2/8/2007	26,227	24,928	$0.96	(2)(4)
		Preferred stock (30,000 shares)		4/11/2006	3,000	5,636	$187.87	(5)
R2 Acquisition Corp.	Marketing services	Common stock (250,000 shares)		5/29/2007	250	250	$1.00	(5)
Summit Business Media, LLC	Business media consulting services	Junior secured loan ($10,000 par due 11/2013)	9.00% (Base Rate + 5.75%/D)	8/3/2007	10,000	5,000	$0.50	(3)
VSS-Tranzact Holdings, LLC(6)	Management consulting services	Common membership interest (8.51% interest)		10/26/2007	10,000	6,000	$60.00	(5)

					153,861	131,690			12.10%

Retail
Apogee Retail, LLC	For-profit thrift retailer	Senior secured revolving loan ($1,170 par due 3/2012)	7.25% (Base Rate + 4.00%/D)	3/27/2007	1,170	1,170	$1.00
		Senior secured loan ($11,070 par due 11/2012)	12.00% Cash, 4.00% PIK	5/28/2008	11,070	11,070	$1.00	(4)
		Senior secured loan ($2,301 par due 3/2012)	8.71% (Libor + 5.25%/M)	3/27/2007	2,301	2,025	$0.88
		Senior secured loan ($24,575 par due 3/2012)	8.71% (Libor + 5.25%/M)	3/27/2007	24,575	21,626	$0.88	(2)
		Senior secured loan ($11,760 par due 3/2012)	8.71% (Libor + 5.25%/M)	3/27/2007	11,760	10,349	$0.88	(3)
		Senior secured loan ($4,876 par due 3/2012)	6.49% (Libor + 5.25%/Q)	3/27/2007	4,876	4,291	$0.88

Company(1)	Industry	Investment	Interest(10)	Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Dufry AG(8)	Retail newstand operator	Common stock (39,056 shares)		3/28/2008	3,000	589	$15.08	(5)
Savers, Inc. and SAI Acquisition Corporation	For-profit thrift retailer	Senior subordinated note ($6,044 par due 8/2014)	10.00% Cash, 2.00% PIK	8/8/2006	6,060	5,576	$0.92	(4)
		Senior subordinated note ($22,236 par due 8/2014)	10.00% Cash, 2.00% PIK	8/8/2006	22,295	20,516	$0.92	(2)(4)
		Common stock (1,170,182 shares)		8/8/2006	4,500	5,301	$4.53	(5)
Things Remembered, Inc. and TRM Holdings Corporation	Personalized gifts retailer	Senior secured loan ($4,506 par due 9/2012)	6.5%, 1.00% PIK Option	9/28/2006	4,506	3,154	$0.70	(3)
		Senior secured loan ($25,295 par due 9/2012)	6.5%, 1.00% PIK Option	9/28/2006	25,295	17,707	$0.70	(2)
		Senior secured loan ($3,107 par due 9/2012)	6.5%, 1.00% PIK Option	9/28/2006	3,107	2,175	$0.70
		Senior secured loan ($7,303 par due 9/2012)	6.5%, 1.00% PIK Option	9/28/2006	7,304	5,113	$0.70	(3)
		Common stock (800 shares)		9/28/2006	200	—	$—	(5)
		Preferred stock (80 shares)		9/28/2006	1,800	—	$—	(5)
		Warrants to purchase 858 shares of common stock		3/19/2009	—	—	$—	(5)
		Warrants to purchase 73 shares of preferred stock		3/19/2009	—	—	$—	(5)

					133,819	110,662			10.17%

Manufacturing
Arrow Group Industries, Inc.	Residential and outdoor shed manufacturer	Senior secured loan ($5,616 par due 4/2010)	6.46% (Libor + 5.00%/Q)	3/28/2005	5,655	5,335	$0.95	(3)(15)
Emerald Performance Materials, LLC	Polymers and performance materials manufacturer	Senior secured loan ($9,018 par due 5/2011)	8.25% (Libor + 4.25%/A)	5/16/2006	9,018	8,296	$0.92	(3)(15)
		Senior secured loan ($469 par due 5/2011)	8.25% (Libor + 4.25%/M)	5/16/2006	469	432	$0.92	(3)(15)
		Senior secured loan ($536 par due 5/2011)	8.25% (Libor + 4.25%/A)	5/16/2006	536	493	$0.92	(3)(15)
		Senior secured loan ($1,523 par due 5/2011)	10.00% (Libor + 6.00%/A)	5/16/2006	1,523	1,401	$0.92	(3)(15)
		Senior secured loan ($81 par due 5/2011)	10.00% (Libor + 6.00%/A)	5/16/2006	81	75	$0.92	(3)(15)
		Senior secured loan ($4,571 par due 5/2011)	10.00% Cash, 3.00% PIK	5/16/2006	4,591	4,362	$0.95	(2)(4)
		Senior secured loan ($244 par due 5/2011)	10.00% Cash, 3.00% PIK	5/16/2006	245	232	$0.95	(2)(4)
Qualitor, Inc.	Automotive aftermarket components supplier	Senior secured loan ($1,752 par due 12/2011)	5.22% (Libor + 4.00%/Q)	12/29/2004	1,752	1,664	$0.95	(3)
		Junior secured loan ($5,000 par due 6/2012)	8.22% (Libor + 7.00%/Q)	12/29/2004	5,000	4,750	$0.95	(3)
Reflexite Corporation(7)	Developer and manufacturer of high-visibility reflective products	Senior subordinated loan ($16,183 par due 2/2015)	12.50% Cash, 4.00% PIK	2/28/2008	16,203	16,203	$1.00	(4)
		Common stock (1,821,860 shares)		3/28/2006	27,435	27,435	$15.06	(5)
Saw Mill PCG Partners LLC	Precision components manufacturer	Common units (1,000 units)		2/2/2007	1,000	—	$—	(5)

UL Holding Co., LLC	Petroleum product manufacturer	Senior secured loan ($11,000 par, due 12/2012)	7.86% (Libor + 6.63% / Q)	2/13/2009	11,000	10,670	$0.97	(5)
		Senior secured loan ($3,000 par, due 12/2012)	11.75%	2/13/2009	3,000	2,910	$0.97	(5)
		Senior secured loan ($1,000 par, due 12/2012)	11.75%	2/13/2009	1,000	970	$0.97	(5)
		Common units (50,000 units)		4/25/2008	500	500	$10.00	(5)
		Common units (50,000 units)		4/25/2008	—	—	$—	(5)
Universal Trailer Corporation(6)	Livestock and specialty trailer manufacturer	Common stock (74,920 shares)		10/8/2004	7,930	—	$—	(5)

					96,938	85,728			7.88%

Environmental Services
AWTP, LLC	Water treatment services	Junior secured loan ($402 par due 12/2012)	11.5% (Libor + 7.50% Cash, 1.00% PIK/D)	12/23/2005	402	241	$0.60	(4)(14)
		Junior secured loan ($3,018 par due 12/2012)	11.5% (Libor + 7.50% Cash, 1.00% PIK/D)	12/23/2005	3,018	1,811	$0.60	(3)(4)(14)
		Junior secured loan ($805 par due 12/2012)	13.48% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	805	483	$0.60	(4)(14)
		Junior secured loan ($6,036 par due 12/2012)	13.48% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	6,036	3,622	$0.60	(3)(4)(14)
		Junior secured loan ($402 par due 12/2012)	11.35% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	402	241	$0.60	(4)(14)
		Junior secured loan ($3,018 par due 12/2012)	11.35% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	3,018	1,811	$0.60	(3)(4)(14)
Mactec, Inc.	Engineering and environmental services	Class B-4 stock (16 shares)		11/3/2004	—	—	$—	(5)
		Class C stock (5,556 shares)		11/3/2004	—	150	$27.00	(5)
Sigma International Group, Inc.	Water treatment parts manufacturer	Junior secured loan ($1,833 par due 10/2013)	8.00% (Libor + 7.50%/M)	10/11/2007	1,833	1,558	$0.85	(2)
		Junior secured loan ($4,000 par due 10/2013)	8.00% (Libor + 7.50%/M)	10/11/2007	4,000	3,400	$0.85	(3)
		Junior secured loan ($2,750 par due 10/2013)	8.00% (Libor + 7.50%/M)	11/1/2007	2,750	2,338	$0.85	(2)
		Junior secured loan ($6,000 par due 10/2013)	8.00% (Libor + 7.50%/M)	11/1/2007	6,000	5,100	$0.85	(3)
		Junior secured loan ($917 par due 10/2013)	8.00% (Libor + 7.50%/M)	11/6/2007	917	779	$0.85	(2)
		Junior secured loan ($2,000 par due 10/2013)	8.00% (Libor + 7.50%/M)	11/6/2007	2,000	1,700	$0.85	(3)
Waste Pro USA, Inc.	Waste management services	Senior subordinated loan ($25,000 par due 11/2013)	13.75%	11/9/2006	25,000	25,000	$1.00	(2)
		Preferred stock (15,000 shares)	14.00% PIK	11/9/2006	15,000	15,000	$1,000.00	(4)
		Warrants to purchase 682,671 shares		11/9/2006	—	6,827	$10.00	(5)
Wastequip, Inc.(6)	Waste management equipment manufacturer	Senior subordinated loan ($12,991 par due 2/2015)	10.00% Cash, 2.00% PIK	2/5/2007	12,991	6,496	$0.50	(4)

		Common stock (13,889 shares)		2/2/2007	1,389	—	$—	(5)

					85,561	76,557			7.04%

Printing, Publishing and Media
Canon Communications LLC	Print publications services	Junior secured loan ($11,826 par due 11/2011)	12.17% (Libor + 10.75%/M)	5/25/2005	11,847	11,138	$0.94	(2)(15)
		Junior secured loan ($12,052 par due 11/2011)	12.17% (Libor + 10.75%/M)	5/25/2005	12,073	11,350	$0.94	(3)(15)
Courtside Acquisition Corp.	Community newspaper publisher	Senior subordinated loan ($34,295 par due 6/2014)	17.00% PIK	6/29/2007	34,295	1,715	$0.05	(4)(14)
LVCG Holdings LLC(7)	Commercial printer	Membership interests (56.53% interest)		10/12/2007	6,600	7,651	$115.92	(5)
National Print Group, Inc.	Printing management services	Senior secured revolving loan ($502 par due 3/2012)	8.25% (Base Rate + 5.00%/D)	3/2/2006	502	377	$0.75	(15)
		Senior secured revolving loan ($1,826 par due 3/2012)	9.00% (Libor + 6.00%/S)	3/2/2006	1,826	1,370	$0.75	(15)
		Senior secured loan ($6,905 par due 3/2012)	14.25% (Base Rate + 5.00 Cash, 6.00% PIK/D)	3/2/2006	7,009	5,283	$0.75	(3)(15)
		Senior secured loan ($1,524 par due 3/2012)	15.00% (Base Rate + 5.00 Cash, 6.00% PIK/D)	3/2/2006	1,547	1,166	$0.75	(3)(15)
		Preferred stock (9,344 shares)		3/2/2006	2,000	—	$—	(5)
The Teaching Company, LLC and The Teaching Company Holdings, Inc.(11)	Education media provider	Senior secured loan ($18,000 par due 9/2012)	10.50%	9/29/2006	18,000	17,100	$0.95	(2)(11)
		Senior secured loan ($10,000 par due 9/2012)	10.50%	9/29/2006	10,000	9,500	$0.95	(3)(11)
		Preferred stock (29,969 shares)	8.00%	9/29/2006	2,997	2,997	$100.00	(5)
		Common stock (15,393 shares)		9/29/2006	3	3	$0.19	(5)

					108,699	69,650			6.40%

Aerospace & Defense
AP Global Holdings, Inc.	Safety and security equipment manufacturer	Senior secured loan ($7,878 par due 10/2013)	5.02% (Libor + 4.50%/M)	11/8/2007	7,720	7,247	$0.92	(3)
ILC Industries, Inc.	Industrial products provider	Junior secured loan ($12,000 par due 8/2012)	11.50%	6/27/2006	12,000	12,000	$1.00	(3)
Thermal Solutions LLC and TSI Group, Inc.	Thermal management and electronics packaging manufacturer	Senior secured loan ($791 par due 3/2011)	4.02% (Libor + 3.50%/M)	3/28/2005	791	759	$0.96	(3)
		Senior secured loan ($2,757 par due 3/2012)	4.48% (Libor + 4.00%/Q)	3/28/2005	2,757	2,509	$0.91	(3)
		Senior subordinated notes ($2,106 par due 9/2012)	11.50% Cash, 2.75% PIK	3/28/2005	2,106	2,057	$0.97	(4)
		Senior subordinated notes ($3,325 par due 9/2012)	11.50% Cash, 2.75% PIK	3/28/2005	3,325	3,247	$0.97	(2)(4)
		Senior subordinated notes ($2,679 par due 3/2013)	11.50% Cash, 2.50% PIK	3/21/2006	2,696	2,615	$0.97	(2)(4)

		Preferred stock (71,552 shares)		3/28/2005	716	716	$10.01	(5)
		Common stock (1,460,246 shares)		3/28/2005	15	15	$0.01	(5)
Wyle Laboratories, Inc. and Wyle Holdings, Inc.	Provider of specialized engineering, scientific and technical services	Junior secured loan ($16,000 par due 7/2014)	8.96% (Libor + 7.50%/Q)	1/17/2008	16,000	15,200	$0.95
		Junior secured loan ($12,000 par due 7/2014)	8.96% (Libor + 7.50%/Q)	1/17/2008	12,000	11,400	$0.95	(3)
		Common stock (246,279 shares)		1/17/2008	2,100	1,680	$6.82	(5)

					62,226	59,445			5.46%

Consumer Products—Non-Durable
Innovative Brands, LLC	Consumer products and personal care manufacturer	Senior secured loan ($9,823 par due 9/2011)	14.50%	10/12/2006	9,823	9,823	$1.00
		Senior secured loan ($9,067 par due 9/2011)	14.50%	10/12/2006	9,067	9,067	$1.00	(3)
Making Memories Wholesale, Inc.(6)	Scrapbooking branded products manufacturer	Senior secured loan ($21,509 par due 3/2011)	8.25% (Base Rate + 5.00%/D)	5/5/2005	11,953	10,968	$0.50	(14)
		Senior subordinated loan ($16,250 par due 5/2012)	12.00% Cash, 4.00% PIK	5/5/2005	10,465	—	$—	(4)(14)
		Preferred stock (4,259 shares)		5/5/2005	3,759	—	$—	(5)
Shoes for Crews, LLC	Safety footwear and slip-related mat manufacturer	Senior secured revolving loan ($1,000 par due 7/2010)	5.25% (Base Rate + 2.00%/D)	10/8/2004	1,000	1,000	$1.00
		Senior secured loan ($568 par due 7/2010)	5.31% (Libor + 3.50%/S)	10/8/2004	572	572	$1.00	(3)
The Thymes, LLC(7)	Cosmetic products manufacturer	Preferred stock (6,283 shares)	8.00% PIK	6/21/2007	6,406	5,150	$819.67	(4)
		Common stock (5,400 shares)		6/21/2007	—	—	$—	(5)
Wear Me Apparel, LLC(6)	Clothing manufacturer	Senior subordinated notes ($26,278 par due 4/2013)	17.50% PIK	4/2/2007	24,110	12,055	$0.50	(4)(14)
		Common stock (10,000 shares)		4/2/2007	10,000	—	$—	(5)

					87,155	48,635			4.47%

Telecommunications
American Broadband Communications, LLC and American Broadband Holding Company	Broadband communication services	Senior subordinated loan ($32,680 par due 11/2014)	18.00% (10.00% Cash, 8.00% PIK)	2/8/2008	32,680	32,680	$1.00	(4)
		Senior subordinated loan ($8,246 par due 11/2014)	18.00% (10.00% Cash, 8.00% PIK)	11/7/2007	8,246	8,246	$1.00	(4)
		Warrants to purchase 170 shares		11/7/2007	—	—	$—	(5)

					40,926	40,926			3.76%

Cargo Transport
The Kenan Advantage Group, Inc.	Fuel transportation provider	Senior subordinated notes ($25,186 par due 12/2013)	9.50% Cash, 3.50% PIK	12/15/2005	25,476	24,217	$0.95	(2)(4)

		Senior secured loan ($2,419 par due 12/2011)	3.52% (Libor + 3.00%/M)	12/15/2005	2,419	2,177	$0.90	(3)
		Preferred stock (10,984 shares)	8.00% PIK	12/15/2005	1,116	1,476	$134.38	(4)(5)
		Common stock (30,575 shares)		12/15/2005	31	41	$1.34	(5)

					29,042	27,911			2.57%

Containers-Packaging
Industrial Container Services, LLC(6)	Industrial container manufacturer, reconditioner and servicer	Senior secured revolving loan ($1,239 par due 9/2011)	4.52% (Libor + 4.00%/M)	6/21/2006	1,239	1,202
		Senior secured loan ($17 par due 9/2011)	4.52% (Libor + 4.00%/S)	9/30/2005	17	16	$0.97	(2)
		Senior secured loan ($503 par due 9/2011)	4.52% (Libor + 4.00%/M)	6/21/2006	503	488	$0.97	(2)
		Senior secured loan ($7,708 par due 9/2011)	4.52% (Libor + 4.00%/M)	6/21/2006	7,708	7,477	$0.97	(3)
		Senior secured loan ($85 par due 9/2011)	4.56% (Libor + 4.00%/M)	6/21/2006	85	83	$0.97	(2)
		Senior secured loan ($1,309 par due 9/2011)	4.56% (Libor + 4.00%/M)	6/21/2006	1,309	1,269	$0.97	(3)
		Senior secured loan ($263 par due 9/2011)	4.56% (Libor + 4.00%/M)	6/21/2006	263	255	$0.97	(2)
		Senior secured loan ($4,028 par due 9/2011)	4.56% (Libor + 4.00%/M)	6/21/2006	4,028	3,908	$0.97	(3)
		Senior secured loan ($105 par due 9/2011)	4.53% (Libor + 4.00%/M)	6/21/2006	105	102	$0.97	(2)
		Senior secured loan ($1,611 par due 9/2011)	4.53% (Libor + 4.00%/M)	6/21/2006	1,611	1,563	$0.97	(3)
		Common stock (1,800,000 shares)		9/29/2005	1,800	9,100	$5.06	(5)

					18,668	25,463			2.34%

Computers and Electronics
RedPrairie Corporation	Software manufacturer	Junior secured loan ($3,300 par due 1/2013)	7.74% (Libor + 6.50%/Q)	7/13/2006	3,300	2,970	$0.90	(2)
		Junior secured loan ($12,000 par due 1/2013)	7.74% (Libor + 6.50%/Q)	7/13/2006	12,000	10,800	$0.90	(3)
X-rite, Incorporated	Color management solutions provider	Junior secured loan ($3,097 par due 7/2013)	14.38% (Libor + 11.38%/Q)	7/6/2006	3,097	3,097	$1.00	(15)
		Junior secured loan ($7,743 par due 7/2013)	14.38% (Libor + 11.38%/Q)	7/6/2006	7,743	7,743	$1.00	(3)(15)
		Junior secured loan ($1 par due 7/2013)	14.38% (Libor + 11.38%/Q)	7/6/2006	1	1	$1.00	(15)
		Junior secured loan ($1 par due 7/2013)	14.38% (Libor + 11.38%/Q)	7/6/2006	1	1	$1.00	(3)(15)

					26,142	24,612			2.26%

Health Clubs
Athletic Club Holdings, Inc.	Premier health club operator	Senior secured loan ($1,000 par due 10/2013)	5.02% (Libor + 4.50%/M)	10/11/2007	1,000	880	$0.88	(13)
		Senior secured loan ($1,750 par due 10/2013)	8.88% (Libor + 4.50%/S)	10/11/2007	1,750	1,540	$0.88	(13)
		Senior secured loan ($12,497 par due 10/2013)	5.02% (Libor + 4.50%/M)	10/11/2007	12,497	10,998	$0.88	(2)(13)
		Senior secured loan ($11,497 par due 10/2013)	5.02% (Libor + 4.50%/M)	10/11/2007	11,497	10,117	$0.88	(3)(13)
		Senior secured loan ($3 par due 10/2013)	6.75% (Base Rate + 3.50%/Q)	10/11/2007	3	3	$0.88	(2)(13)

		Senior secured loan ($3 par due 10/2013)	6.75% (Base Rate + 3.50%/Q)	10/11/2007	3	3	$0.88	(3)(13)

					26,750	23,541			2.16%

Grocery
Planet Organic Health Corp.(8)	Organic grocery store operator	Junior secured loan ($853 par due 7/2014)	7.97% (Libor + 7.50%/M)	7/3/2007	853	811	$0.95
		Junior secured loan ($10,168 par due 7/2014)	7.97% (Libor + 7.50%/M)	7/3/2007	10,168	9,660	$0.95	(3)
		Senior subordinated loan ($10,900 par due 7/2012)	11.00% Cash, 2.00% PIK	7/3/2007	11,242	10,152	$0.90	(2)(4)

					22,263	20,623			1.90%

Consumer Products—Durable
Direct Buy Holdings, Inc. and Direct Buy Investors, LP(6)	Membership-based buying club franchisor and operator	Senior secured loan ($2,281 par due 11/2012)	5.46% (Libor + 4.50%/B)	12/14/2007	2,189	1,824	$0.80
		Partnership interests (19.31% interest)		11/30/2007	10,000	4,000	$40.00	(5)

					12,189	5,824			0.54%

Housing—Building Materials
HB&G Building Products	Synthetic and wood product manufacturer	Senior subordinated loan ($8,956 par due 3/2011)	13.00% Cash, 6.00% PIK	10/8/2004	8,988	896	$0.10	(2)(4)(14)
		Common stock (2,743 shares)		10/8/2004	753	—	$—	(5)
		Warrants to purchase 4,464 shares		10/8/2004	653	—	$—	(5)

					10,394	896			0.08%

Total					$2,283,959	$1,969,104

(1)
Other than our investments in HCP Acquisition Holdings, LLC, Ivy Hill Middle Market Credit Fund, Ltd., LVCG Holdings LLC, R3 Education, Inc., Reflexite Corporation and The Thymes, LLC, we do not "Control" any of our portfolio companies, as defined in the Investment Company Act. In general, under the Investment Company Act, we would "Control" a portfolio company if we owned more than 25% of its outstanding voting securities and/or had the power to exercise control over the management or policies of such portfolio company. All of our portfolio company investments are subject to legal restrictions on sales which as of March 31, 2009 represented 181% of the Company's net assets.

(2)
These assets are owned by the Company's wholly owned subsidiary Ares Capital CP, are pledged as collateral for the CP Funding Facility and, as a result, are not directly available to the creditors of the Company to satisfy any obligations of the Company other than Ares Capital CP's obligations under the CP Funding Facility (see Note 7 to the consolidated financial statements).

(3)
Pledged as collateral for the ARCC CLO. Unless otherwise noted, all other investments are pledged as collateral for the Revolving Credit Facility (see Note 7 to the consolidated financial statements).

(4)
Has a payment-in-kind interest feature (see Note 2 to the consolidated financial statements).

(5)
Non-income producing at March 31, 2009.

(6)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). Transactions during the period for the three months ended March 31, 2009 in which the issuer was an Affiliate (but not a portfolio company that we "Control") are as follows (in thousands):

Company	Purchases	Redemptions (cost)	Sales (cost)	Interest income	Capital structuring service fees	Dividend Income	Other income	Net realized gains/losses	Net unrealized gains/losses
Apple & Eve, LLC and US Juice Partners, LLC	$4,500	$(115)	$—	$895	$—	$—	$3	$—	$5,579
Carador, PLC	$—	$—	$—	$—	$—	$14	$—	$—	$(1,600)
Campus Management Corp. and Campus Management Acquisition Corp.	$—	$(2,309)	$(15,000)	$1,437	$—	$—	$33	$(482)	$—
CT Technologies Intermediate Holdings, Inc. and CT Technologies Holdings, LLC	$—	$—	$—	$256	$—	$—	$—	$—	$(371)
Direct Buy Holdings, Inc. and Direct Buy Investors LP	$—	$—	$—	$249	$—	$—	$—	$—	$(2,500)
Firstlight Financial Corporation	$—	$—	$—	$1,379	$—	$—	$125	$—	$(138)
Imperial Capital Group, LLC	$206	$—	$—	$—	$—	$—	$—	$—	$—
Industrial Container Services, LLC	$1,157	$(2,586)	$—	$190	$—	$—	$40	$—	$(506)
Investor Group Services, LLC	$—	$(250)	$—	$(2)	$—	$—	$6	$—	$—
Making Memories Wholesale, Inc.	$—	$—	$—	$—	$—	$—	$—	$—	$(1,117)
Pillar Holdings LLC and PHL Holding Co.	$—	$(2,449)	$—	$770	$—	$—	$8	$—	$—
Primis Marketing Group, Inc. and Primis Holdings, LLC	$—	$—	$—	$—	$—	$—	$—	$—	$—
Universal Trailer Corporation	$—	$—	$—	$—	$—	$—	$—	$—	$—
VSS-Tranzact Holdings, LLC	$—	$—	$—	$—	$—	$—	$—	$—	$—
Wastequip, Inc.	$—	$—	$—	$325	$—	$—	$—	$—	$(1,351)
Wear Me Apparel, LLC	$—	$—	$—	$75	$—	$—	$—	$—	$—
(7)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). In addition, as defined in the Investment Company Act, we "Control" this portfolio company because we own more than 25% of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). Transactions during the period for the three months ended March 31, 2009 in which the issuer was both an Affiliate and a portfolio company that we Control are as follows (in thousands):
Company	Purchases	Redemptions (cost)	Sales (cost)	Interest income	Capital structuring service fees	Dividend Income		Other income	Net realized gains/losses	Net unrealized gains/losses
HCP Acquisition Holdings, LLC	$—	$—	$—	$—	$—		$—	$—	$—	$(375)
Ivy Hill Middle Market Credit Fund, Ltd.	$—	$—	$—	$1,652	$—		$—	$566	$—	$—
LVCG Holdings, LLC	$—	$—	$—	$—	$—	$		$25	$—	$(849)
R3 Education, Inc.	$15,613	$(5,437)	$—	$506	$—		$—	$17	$—	$(36)
Reflexite Corporation	$7,800	$—	$(2,000)	$656	$194		$—	$63	$—	$(8,065)
The Thymes, LLC	$—	$—	$—	$124	$—		$—	$—	$—	$—
(8)
Non-U.S. company or principal place of business outside the U.S. and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets.

(9)
Non-registered investment company.

(10)
A majority of the variable rate loans to our portfolio companies bear interest at a rate that may be determined by reference to either Libor or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), at the borrower's option, which reset annually (A), semi-annually (S), quarterly (Q), bi-monthly (B), monthly (M) or daily (D). For each such loan, we have provided the interest rate in effect at March 31, 2009.

(11)
In addition to the interest earned based on the stated interest rate of this security, we are entitled to receive an additional interest amount of 2.50% on $20.9 million aggregate principal amount of the portfolio company's senior term debt previously syndicated by us.

(12)
Principal amount denominated in Canadian dollars has been translated into U.S. dollars (see Note 2 to the consolidated financial statements).

(13)
In addition to the interest earned based on the stated interest rate of this security, we are entitled to receive an additional interest amount of 2.50% on $25.0 million aggregate principal amount of the portfolio company's senior term debt previously syndicated by us.

(14)
Loan was on non-accrual status as of March 31, 2009.

(15)
Loan includes interest rate floor feature.

(16)
In addition to the interest earned based on the stated interest rate of this security, we are entitled to receive an additional interest amount of 2.98% on $15.0 million aggregate principal amount of the portfolio company's senior term debt previously syndicated by us.

See accompanying notes to consolidated financial statements.

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED SCHEDULE OF INVESTMENTS
As of December 31, 2008
(dollar amounts in thousands, except per unit data)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Healthcare—Services
American Renal Associates, Inc.	Dialysis provider	Senior secured loan ($1,443 par due 12/2010)	4.72% (Libor + 3.25%/Q)	12/14/2005	$1,443	$1,399	$0.97	(3)
		Senior secured loan ($180 par due 12/2010)	5.00% (Base Rate + 1.75%/D)	12/14/2005	180	175	$0.97	(3)
		Senior secured loan ($5,705 par due 12/2011)	4.72% (Libor + 3.25%/Q)	12/14/2005	5,705	5,534	$0.97	(3)
		Senior secured loan ($34 par due 12/2011)	5.00% (Base Rate + 1.75%/D)	12/14/2005	34	33	$0.97	(3)
		Senior secured loan ($262 par due 12/2011)	4.72% (Libor + 3.25%/Q)	12/14/2005	262	254	$0.97	(3)
		Senior secured loan ($2,620 par due 12/2011)	7.30% (Libor + 3.25% /Q)	12/14/2005	2,620	2,541	$0.97	(3)
Capella Healthcare, Inc.	Acute care hospital operator	Junior secured loan ($70,000 par due 2/2016)	13.00%	2/29/2008	70,000	63,000	$0.90
		Junior secured loan ($25,000 par due 2/2016)	13.00%	2/29/2008	25,000	22,500	$0.90	(2)
CT Technologies Intermediate Holdings, Inc. and CT Technologies Holdings, LLC(6)	Healthcare analysis services	Preferred stock (7,427 shares)	14.00% PIK	6/15/2007	7,427	7,427	$1,000.00	(4)
DSI Renal, Inc.	Dialysis provider	Common stock (9,679 shares)		6/15/2007	4,000	5,382	$556.05	(5)
		Common stock (1,546 shares)		6/15/2007	—	—	$—	(5)
		Senior secured revolving loan ($142 par due 3/2013)	6.25% (Base Rate + 3.00%/D)	4/4/2006	142	127	$0.89
		Senior secured revolving loan ($3,520 par due 3/2013)	3.47% (Libor + 3.00%/M)	4/4/2006	3,520	3,168	$0.90
		Senior secured revolving loan ($1,120 par due 3/2013)	3.47% (Libor + 3.00%/M)	4/4/2006	1,120	1,008	$0.90
		Senior secured revolving loan ($1,152 par due 3/2013)	4.50% (Libor + 3.00%/Q)	4/4/2006	1,152	1,037	$0.90
		Senior secured revolving loan ($1,600 par due 3/2013)	4.50% (Libor + 3.00%/Q)	4/4/2006	1,600	1,440	$0.90
		Senior subordinated note ($29,589 par due 4/2014)	12.00% Cash, 2.00% PIK	4/4/2006	29,658	21,896	$0.74	(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Senior subordinated note ($26,927 par due 4/2014)	12.00% Cash, 2.00% PIK	4/4/2006	26,971	19,847	$0.73	(2)(4)
		Senior subordinated note ($12,211 par due 4/2014)	12.00% Cash, 2.00% PIK	4/4/2006	12,231	9,036	$0.74	(3)(4)
GG Merger Sub I, Inc.	Drug testing services	Senior secured loan ($23,330 par due 12/2014)	7.09% (Libor + 4.00%/S)	12/14/2007	22,426	18,938	$0.81
HCP Acquisition Holdings, LLC(7)	Healthcare compliance advisory services	Class A units (8,566,824 units)		6/26/2008	8,567	6,500	$0.76	(5)
Heartland Dental Care, Inc.	Dental services	Senior subordinated note ($40,217 par due 8/2013)	11.00% Cash, 3.25% PIK	7/31/2008	40,217	40,217	$1.00	(4)
MPBP Holdings, Inc., Cohr Holdings, Inc. and MPBP Acquisition Co., Inc.	Healthcare equipment services	Junior secured loan ($20,000 par due 1/2014)	9.19% (Libor + 6.25%/S)	1/31/2007	20,000	7,000	$0.35
		Junior secured loan ($12,000 par due 1/2014)	9.19% (Libor + 6.25%/S)	1/31/2007	12,000	4,200	$0.35	(3)
		Common stock (50,000 shares)		1/31/2007	5,000	—	$—	(5)
MWD Acquisition Sub, Inc.	Dental services	Junior secured loan ($5,000 par due 5/2012)	8.13% (Libor + 6.25%/M)	5/3/2007	5,000	4,250	$0.85	(3)
OnCURE Medical Corp.	Radiation oncology care provider	Senior subordinated note ($32,176 par due 8/2013)	11.00% Cash, 1.50% PIK	8/18/2006	32,176	28,935	$0.90	(4)
		Senior secured loan ($3,083 par due 8/2009)	4.75% (Libor + 3.50%/M)	8/18/2006	3,083	3,000	$0.97	(3)
		Common stock (857,143 shares)		8/18/2006	3,000	2,713	$3.17	(5)
Passport Health Communications, Inc., Passport Holding Corp. and Prism Holding Corp.	Healthcare technology provider	Senior secured loan ($12,935 par due 5/2014)	10.50% (Libor + 7.50%/S)	5/9/2008	12,935	12,671	$0.98	(15)
		Senior secured loan ($11,940 par due 5/2014)	10.50% (Libor + 7.50%/S)	5/9/2008	11,940	11,701	$0.98	(3)(15)
		Series A preferred stock (1,594,457 shares)		7/30/2008	9,900	9,902	$6.21	(5)
		Common stock (16,106 shares)		7/30/2008	100	100	$6.21	(5)
PG Mergersub, Inc.	Provider of patient surveys, management reports and national databases for the integrated healthcare delivery system	Senior subordinated loan ($5,000 par due 3/2016)	12.50%	3/12/2008	4,901	4,750	$0.95
		Preferred stock (333 shares)		3/12/2008	333	333	$1,000.00	(5)
		Common stock (16,667 shares)		3/12/2008	167	167	$10.00	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
The Schumacher Group of Delaware, Inc.	Outsourced physician service provider	Senior subordinated loan ($35,849 par due 7/2012)	11.00% Cash, 2.50% PIK	7/18/2008	35,849	35,849	$1.00	(4)
Triad Laboratory Alliance, LLC	Laboratory services	Senior subordinated note ($15,354 par due 12/2012)	12.00% Cash, 1.75% PIK	12/21/2005	15,354	14,894	$0.97	(4)
		Senior secured loan ($2,473 par due 12/2011)	4.71% (Libor + 3.25%/Q)	12/21/2005	2,473	2,201	$0.89	(3)
VOTC Acquisition Corp.	Radiation oncology care provider	Senior secured loan ($3,068 par due 7/2012)	11.00% Cash, 2.00% PIK	6/30/2008	3,068	3,068	$1.00	(4)
		Senior secured loan ($14,000 par due 7/2012)	11.00% Cash, 2.00% PIK	6/30/2008	14,000	14,000	$1.00	(4)
		Series E preferred shares (3,888,222 shares)		7/14/2008	8,749	6,561	$1.69	(5)

					464,303	397,754			36.33%

Education
Campus Management Corp. and Campus Management Acquisition Corp.(6)	Education software developer	Senior secured revolving loan ($2,309 par due 8/2013)	13.00%	2/8/2008	2,309	2,309	$1.00
		Senior secured loan ($19,924 par due 8/2013)	13.00%	2/8/2008	19,924	19,924	$1.00
		Senior secured loan ($25,108 par due 8/2013)	13.00%	2/8/2008	25,108	25,108	$1.00	(2)
		Senior secured loan ($12,019 par due 8/2013)	13.00%	2/8/2008	12,019	12,019	$1.00
		Preferred stock (493,147 shares)	8.00% PIK	2/8/2008	8,952	12,000	$24.33	(4)
ELC Acquisition Corporation	Developer, manufacturer and retailer of educational products	Senior secured loan ($242 par due 11/2012)	5.45% (Libor + 3.25%/Q)	11/30/2006	243	219	$0.90	(3)
		Junior secured loan ($8,333 par due 11/2013)	7.47% (Libor + 7.00%/M)	11/30/2006	8,333	7,500	$0.90	(3)
Instituto de Banca y Comercio, Inc.(8)	Private school operator	Senior secured revolving loan ($1,643 par due 3/2014)	5.00% (Libor + 3.00%/Q)	3/15/2007	1,643	1,643	$1.00
		Senior secured loan ($7,500 par due 3/2014)	8.42% (Libor + 5.00%/Q)	3/15/2007	7,500	7,500	$1.00
		Senior secured loan ($7,266 par due 3/2014)	8.42% (Libor + 5.00%/Q)	3/15/2007	7,266	7,266	$1.00
		Senior secured loan ($4,987 par due 3/2014)	8.42% (Libor + 5.00%/Q)	3/15/2007	4,987	4,987	$1.00	(2)
		Senior secured loan ($11,820 par due 3/2014)	8.42% (Libor + 5.00%/Q)	3/15/2007	11,820	11,820	$1.00	(3)
		Senior subordinated loan ($19,641 par due 6/2014)	10.50% Cash, 3.50% PIK	6/4/2008	19,641	19,641	$1.00	(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Promissory note ($429 par due 9/2015)	6.00%	6/4/2008	429	1,714	$4.00
		Preferred stock (214,286 shares)		6/4/2008	1,018	4,072	$19.00	(5)
		Common stock (214,286 shares)		6/4/2008	54	214	$1.00	(5)
Lakeland Finance, LLC	Private school operator	Senior secured note ($18,000 par due 12/2012)	11.50%	12/13/2005	18,000	16,920	$0.94
		Senior secured note ($15,000 par due 12/2012)	11.50%	12/13/2005	15,000	14,100	$0.94	(2)
R3 Education, Inc. (formerly known as Equinox EIC Partners, LLC and MUA Management Company, Ltd.)(7)(8)	Medical school operator	Senior secured revolving loan ($3,850 par due 12/2012)	8.25% (Base Rate + 5.00%/D)	4/3/2007	3,850	3,773	$0.98
		Senior secured revolving loan ($1,250 par due 12/2012)	8.25% (Base Rate + 5.00%/D)	4/3/2007	1,250	1,225	$0.98
		Senior secured loan ($3,024 par due 12/2012)	6.46% (Libor + 6.00%/M)	4/3/2007	3,024	2,963	$0.98	(2)
		Senior secured loan ($14,113 par due 12/2012)	6.46% (Libor + 6.00%/M)	9/21/2007	14,113	13,830	$0.98	(2)
		Senior secured loan ($7,350 par due 12/2012)	9.09% (Libor + 6.00%/S)	4/3/2007	7,350	7,203	$0.98	(3)
		Common membership interest (26.27% interest)		9/21/2007	15,800	20,785		(5)
		Preferred stock (800 shares)			200	200	$250.00	(5)

					209,833	218,935			20.00%

Restaurants and Food Services
ADF Capital, Inc. & ADF Restaurant Group, LLC	Restaurant owner and operator	Senior secured revolving loan ($1,381 par due 11/2013)	5.75% (Base Rate + 2.50%/D)	11/27/2006	1,381	1,313	$0.95
		Senior secured revolving loan ($2,005 par due 11/2013)	6.61% (Libor + 3.00% Cash, 0.50% PIK/S)	11/27/2006	2,005	1,905	$0.95	(4)
		Senior secured loan ($2 par due 11/2012)	12.00% (Base Rate + 7.5%/D)	11/27/2006	2	2	$1.00
		Senior secured loan ($1 par due 11/2012)	12.00% (Base Rate + 7.5%/D)	11/27/2006	1	1	$1.00	(3)
		Senior secured loan ($22,656 par due 11/2012)	11.61% (Libor + 7.50% Cash, 1.00% PIK/S)	11/27/2006	22,912	21,520	$0.94	(4)
		Senior secured loan ($992 par due 11/2012)	11.61% (Libor + 7.50% Cash, 1.00% PIK/S)	11/27/2006	992	942	$0.95	(2)(4)
		Senior secured loan ($11,081 par due 11/2012)	11.61% (Libor + 7.50% Cash, 1.00% PIK/S)	11/27/2006	11,075	10,529	$0.95	(3)(4)
		Promissory note ($12,079 par due 11/2016)	10.00% PIK	6/1/2006	12,067	12,067	$1.00	(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Warrants to purchase 0.61 shares		6/1/2006	—	—	$—	(5)
Encanto Restaurants, Inc.(8)	Restaurant owner and operator	Junior secured loan ($21,184 par due 8/2013)	7.50% Cash, 3.50% PIK	8/16/2006	21,184	19,084	$0.90	(2)(4)
		Junior secured loan ($4,035 par due 8/2013)	7.50% Cash, 3.50% PIK	8/16/2006	4,035	3,635	$0.90	(3)(4)
OTG Management, Inc.	Airport restaurant operator	Junior secured loan ($15,312 par due 6/2013)	18.00% (Libor + 11.00% Cash, 4.00% PIK/M)	6/19/2008	15,312	15,312	$1.00	(4)(15)
		Warrants to purchase up to 9 shares of common stock			—	—	$—	(5)
Vistar Corporation and Wellspring Distribution Corp.	Food service distributor	Senior subordinated loan ($48,625 par due 5/2015)	13.50%	5/23/2008	48,625	46,680	$0.96
		Senior subordinated loan ($25,000 par due 5/2015)	13.50%	5/23/2008	25,000	24,000	$0.96	(2)
		Class A non-voting common stock (1,366,120 shares)		5/23/2008	7,500	3,500	$2.56	(5)

					172,091	160,490			14.66%

Beverage, Food and Tobacco
3091779 Nova Scotia Inc.(8)	Baked goods manufacturer	Junior secured loan (Cdn$14,058 par due 11/2012)	11.50% Cash, 1.50% PIK	11/2/2007	14,904	10,961	$0.74	(4)(12)
		Warrants to purchase 57,545 shares			—	—	$—	(5)
Apple & Eve, LLC and US Juice Partners, LLC(6)	Juice manufacturer	Senior secured revolving loan ($8,000 par due 10/2013)	7.90% (Libor + 6.00%/M)	10/5/2007	8,000	6,400	$0.80
		Senior secured loan ($10,637 par due 10/2013)	6.47% (Libor + 6.00%/M)	10/5/2007	10,637	8,509	$0.80
		Senior secured loan ($19,976 par due 10/2013)	6.47% (Libor + 6.00%/M)	10/5/2007	19,976	15,981	$0.80	(2)
		Senior secured loan ($10,805 par due 10/2013)	6.47% (Libor + 6.00%/M)	10/5/2007	10,805	8,644	$0.80	(3)
		Senior units (50,000 units)		10/5/2007	5,000	2,500	$50.00	(5)
Best Brands Corporation	Baked goods manufacturer	Senior secured loan ($10,971 par due 12/2012)	10.43% (Libor + 4.50% Cash, 4.50% PIK/M)	2/15/2008	9,501	9,326	$0.86	(4)
		Junior secured loan ($4,319 par due 6/2013)	10.00% Cash, 8.00% PIK	12/14/2006	4,307	3,883	$0.90	(4)
		Junior secured loan ($26,400 par due 6/2013)	10.00% Cash, 8.00% PIK	12/14/2006	26,308	23,729	$0.90	(2)(4)
		Junior secured loan ($12,201 par due 6/2013)	10.00% Cash, 8.00% PIK	12/14/2006	12,164	10,969	$0.90	(3)(4)
Bumble Bee Foods, LLC and BB Co-Invest LP	Canned seafood manufacturer	Senior subordinated loan ($40,706 par due 11/2018)	16.25% (12.00% Cash, 4.25% Optional PIK)	11/18/2008	40,706	40,706	$1.00	(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Common stock (4,000 shares)		11/18/2008	4,000	4,000	$1,000.00	(5)
Charter Baking Company, Inc.	Baked goods manufacturer	Senior subordinated note ($5,547 par due 2/2013)	12.00% PIK	2/6/2008	5,547	5,547	$1.00	(2)(4)
		Preferred stock (6,258 shares)		9/1/2006	2,500	2,500	$399.49	(5)

					174,355	153,655			14.03%

Services—Other
American Residential Services, LLC	Plumbing, heating and air-conditioning services	Junior secured loan ($20,201 par due 4/2015)	10.00% Cash, 2.00% PIK	4/17/2007	20,201	18,180	$0.90	(2)(4)
Diversified Collection Services, Inc.	Collections services	Senior secured loan ($11,809 par due 8/2011)	8.50% (Libor + 5.75%/M)	2/2/2005	9,715	11,219	$0.95
		Senior secured loan ($4,203 par due 8/2011)	8.50% (Libor + 5.75%/M)	2/2/2005	4,209	3,993	$0.95	(3)
		Senior secured loan ($1,837 par due 2/2011)	11.25% (Libor + 8.50%/M)	2/2/2005	1,837	1,653	$0.90	(2)
		Senior secured loan ($7,125 par due 8/2011)	11.25% (Libor + 8.50%/M)	2/2/2005	7,125	6,412	$0.90	(3)
		Preferred stock (14,927 shares)		5/18/2006	169	109	$7.30	(5)
		Common stock (114,004 shares)		2/2/2005	295	414	$3.63	(5)
GCA Services Group, Inc.	Custodial services	Senior secured loan ($25,000 par due 12/2011)	12.00%	12/15/2006	25,000	25,000	$1.00	(2)
		Senior secured loan ($2,965 par due 12/2011)	12.00%	12/15/2006	2,965	2,965	$1.00
		Senior secured loan ($11,186 par due 12/2011)	12.00%	12/15/2006	11,186	11,186	$1.00	(3)
Growing Family, Inc. and GFH Holdings, LLC	Photography services	Senior secured revolving loan ($1,513 par due 8/2011)	11.34% (Libor + 3.00% Cash, 4.00% PIK/Q)	3/16/2007	1,513	756	$0.50	(4)
		Senior secured loan ($11,188 par due 8/2011)	13.84% (Libor + 3.50% Cash, 6.00% PIK/Q)	3/16/2007	11,188	5,594	$0.50	(4)
		Senior secured loan ($372 par due 8/2011)	5.25% (Libor + 3.50% Cash, 6.00% PIK/Q)	3/16/2007	372	186	$0.50
		Senior secured loan ($3,575 par due 8/2011)	16.34% (Libor + 6.00% Cash, 6.00% PIK/Q)	3/16/2007	3,575	1,788	$0.50	(4)
		Senior secured loan ($147 par due 8/2011)	15.50% (Libor + 6.00% Cash, 6.00% PIK/Q)	3/16/2007	147	74	$0.50	(4)
		Common stock (552,430 shares)		3/16/2007	872	—	$—	(5)
NPA Acquisition, LLC	Powersport vehicle auction operator	Junior secured loan ($12,000 par due 2/2013)	8.58% (Libor + 6.75%/M)	8/23/2006	12,000	12,000	$1.00	(3)
		Common units (1,709 shares)		8/23/2006	1,000	2,300	$1,345.82	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Web Services Company, LLC	Laundry service and equipment provider	Senior subordinated loan ($17,764 par due 8/2016)	11.50% Cash, 2.50% PIK	8/29/2008	17,764	17,231	$0.97	(4)
		Senior subordinated loan ($25,160 par due 8/2016)	11.50% Cash, 2.50% PIK	8/29/2008	25,160	24,330	$0.97	(2)(4)

					156,293	145,390			13.28%

Financial
Carador PLC(6)(8)(9)	Investment company	Ordinary shares (7,110,525 shares)		12/15/2006	9,033	4,266	$0.60	(5)
CIC Flex, LP(9)	Investment partnership	Limited partnership units (1 unit)		9/7/2007	28	28	$28,000.00	(5)
Covestia Capital Partners, LP(9)	Investment partnership	Limited partnership interest (47% interest)		6/17/2008	1,059	1,059		(5)
Firstlight Financial Corporation(6)(9)	Investment company	Senior subordinated loan ($69,910 par due 12/2016)	10.00% PIK	12/31/2006	69,910	62,919	$0.90	(4)
		Common stock (10,000 shares)		12/31/2006	10,000	0	$—	(5)
		Common stock (30,000 shares)		12/31/2006	30,000	0	$—	(5)
Ivy Hill Middle Market Credit Fund, Ltd. (7)(8)(9)	Investment company	Class B deferrable interest notes ($40,000 par due 11/2018)	8.15% (Libor + 6.00%/Q)	11/20/2007	40,000	36,000	$0.90
		Subordinated notes ($16,000 par due 11/2018)		11/20/2007	16,000	14,400	$0.90	(5)
Imperial Capital Group, LLC and Imperial Capital Private Opportunities, LP(6)(9)	Investment banking services	Limited partnership interest (80% interest)		5/10/2007	584	584	$1.00	(5)
		Common units (7,710 units)		5/10/2007	14,997	14,997	$1,945.14	(5)
		Common units (2,526 units)		5/10/2007	3	3	$1.19	(5)
		Common units (315 units)		5/10/2007	—	—	$—	(5)
Partnership Capital Growth Fund I, LP(9)	Investment partnership	Limited partnership interest (25% interest)		6/16/2006	2,384	2,384		(5)
Trivergance Capital Partners, LP(9)	Investment partnership	Limited partnership interest (100% interest)		6/5/2008	723	723		(5)
VSC Investors LLC(9)	Investment company	Membership interest (4.63% interest)		1/24/2008	302	302		(5)

					195,023	137,665			12.57%

Business Services
Booz Allen Hamilton, Inc.	Strategy and technology consulting services	Senior secured loan ($748 par due 7/2015)	7.50% (Libor + 4.50%/S)	7/31/2008	733	658	$0.88	(3)
		Senior subordinated loan ($22,400 par due 7/2016)	11.00% Cash, 2.00% PIK	7/31/2008	22,177	19,040	$0.85	(2)(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Investor Group Services, LLC(6)	Financial services	Senior secured revolving loan ($750 par due 6/2011)	6.97% (Libor + 5.50%/Q)	6/22/2006	750	750	$1.00
		Limited liability company membership interest (10.00% interest)		6/22/2006	—	500	$5,000.00	(5)
Pillar Holdings LLC and PHL Holding Co.(6)	Mortgage services	Senior secured revolving loan ($375 par due 11/2013)	7.53% (Libor + 5.50%/B)	11/20/2007	375	375	$1.00
		Senior secured revolving loan ($938 par due 11/2013)	7.53% (Libor + 5.50%/B)	11/20/2007	938	938	$1.00
		Senior secured loan ($7,375 par due 5/2014)	14.50%	7/31/2008	7,375	7,375	$1.00
		Senior secured loan ($18,709 par due 11/2013)	7.53% (Libor + 5.50%/B)	11/20/2007	18,709	18,709	$1.00	(2)
		Senior secured loan ($11,678 par due 11/2013)	7.53% (Libor + 5.50%/B)	11/20/2007	11,678	11,678	$1.00	(3)
		Common stock (85 shares)		11/20/2007	3,768	5,267	$61,964.71	(5)
Primis Marketing Group, Inc. and Primis Holdings, LLC(6)	Database marketing services	Senior subordinated note ($10,222 par due 2/2013)	11.00% Cash, 2.50% PIK	8/24/2006	10,222	1,022	$0.10	(4)(14)
		Preferred units (4,000 units)		8/24/2006	3,600	—	$—	(5)
		Common units (4,000,000 units)		8/24/2006	400	—	$—	(5)
Prommis Solutions, LLC, E-Default Services, LLC, Statewide Tax and Title Services, LLC & Statewide Publishing Services, LLC (formerly known as MR Processing Holding Corp.)	Bankruptcy and foreclosure processing services	Senior subordinated note ($26,007 par due 2/2014)	11.50% Cash, 2.00% PIK	2/8/2007	26,007	24,713	$0.95	(4)
		Senior subordinated note ($26,109 par due 2/2014)	11.50% Cash, 2.00% PIK	2/8/2007	26,109	24,810	$0.95	(2)(4)
		Preferred stock (30,000 shares)		4/11/2006	3,000	4,000	$133.33	(5)
R2 Acquisition Corp.	Marketing services	Common stock (250,000 shares)		5/29/2007	250	250	$1.00	(5)
Summit Business Media, LLC	Business media consulting services	Junior secured loan ($10,000 par due 11/2013)	9.47% (Libor + 7.00%/M)	8/3/2007	10,000	6,000	$0.60	(3)
VSS-Tranzact Holdings, LLC(6)	Management consulting services	Common membership interest (8.51% interest)		10/26/2007	10,000	6,000		(5)

					156,091	132,085			12.06%

Retail
Apogee Retail, LLC	For-profit thrift retailer	Senior secured revolving loan ($390 par due 3/2012)	7.25% (Base Rate + 4.00%/D)	3/27/2007	390	390	$1.00

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Senior secured loan ($10,960 par due 11/2012)	12.00% Cash, 4.00% PIK	5/28/2008	10,960	10,960	$1.00	(4)
		Senior secured loan ($2,307 par due 3/2012)	8.71% (Libor + 5.25%/S)	3/27/2007	2,307	2,053	$0.89
		Senior secured loan ($24,637 par due 3/2012)	8.71% (Libor + 5.25%/S)	3/27/2007	24,637	21,927	$0.89	(2)
		Senior secured loan ($11,790 par due 3/2012)	8.71% (Libor + 5.25%/S)	3/27/2007	11,790	10,493	$0.89	(3)
		Senior secured loan ($4,876 par due 3/2012)	7.64% (Libor + 5.25%/Q)	3/27/2007	4,876	4,340	$0.89
Dufry AG(8)	Retail newstand operator	Common stock (39,056 shares)		3/28/2008	3,000	1,050	$26.88	(5)
Savers, Inc. and SAI Acquisition Corporation	For-profit thrift retailer	Senior subordinated note ($6,000 par due 8/2014)	10.00% Cash, 2.00% PIK	8/8/2006	6,000	5,700	$0.95	(4)
		Senior subordinated note ($22,000 par due 8/2014)	10.00% Cash, 2.00% PIK	8/8/2006	22,000	20,900	$0.95	(2)(4)
		Common stock (1,170,182 shares)		8/8/2006	4,500	5,301	$4.53	(5)
Things Remembered, Inc. and TRM Holdings Corporation	Personalized gifts retailer	Senior secured loan ($4,506 par due 9/2012)	7.00% (Base Rate + 3.75%/D)	9/28/2006	4,506	3,470	$0.77	(3)
		Senior secured loan ($25,192 par due 9/2012)	15.00% (Base Rate + 9.75%/D)	9/28/2006	25,189	18,651	$0.74	(2)
		Senior secured loan ($3,095 par due 9/2012)	15.00% (Base Rate + 9.75%/D)	9/28/2006	3,094	2,291	$0.74
		Senior secured loan ($7,273 par due 9/2012)	15.00% (Base Rate + 9.75%/D)	9/28/2006	7,273	5,385	$0.74	(3)
		Preferred stock (80 shares)		9/28/2006	1,800	—	$—	(5)
		Common stock (800 shares)		9/28/2006	200	—	$—	(5)

					132,522	112,911			10.31%

Environmental Services
AWTP, LLC	Water treatment services	Junior secured loan ($402 par due 12/2012)	8.97% (Libor + 7.50% Cash, 1.00% PIK/Q)	12/23/2005	402	322	$0.80	(4)
		Junior secured loan ($3,018 par due 12/2012)	8.97% (Libor + 7.50% Cash, 1.00% PIK/Q)	12/23/2005	3,018	2,414	$0.80	(3)(4)
		Junior secured loan ($805 par due 12/2012)	11.48% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	805	644	$0.80	(4)
		Junior secured loan ($6,036 par due 12/2012)	11.48% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	6,036	4,829	$0.80	(3)(4)
		Junior secured loan ($402 par due 12/2012)	9.35% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	402	322	$0.80	(4)
		Junior secured loan ($3,018 par due 12/2012)	9.35% (Libor + 7.50% Cash, 1.00% PIK/A)	12/23/2005	3,018	2,414	$0.80	(3)(4)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Mactec, Inc.	Engineering and environmental services	Class B-4 stock (16 shares)		11/3/2004	—	—	$27.00	(5)
		Class C stock (5,556 shares)		11/3/2004	—	150	$27.00	(5)
Sigma International Group, Inc.	Water treatment parts manufacturer	Junior secured loan ($1,833 par due 10/2013)	9.55% (Libor + 7.50%/Q)	10/11/2007	1,833	1,558	$0.85	(2)
		Junior secured loan ($4,000 par due 10/2013)	9.55% (Libor + 7.50%/Q)	10/11/2007	4,000	3,400	$0.85	(3)
		Junior secured loan ($2,750 par due 10/2013)	7.97% (Libor + 7.50/M)	11/1/2007	2,750	2,338	$0.85	(2)
		Junior secured loan ($6,000 par due 10/2013)	7.97% (Libor + 7.50/M)	11/1/2007	6,000	5,100	$0.85	(3)
		Junior secured loan ($917 par due 10/2013)	9.40% (Libor + 7.50%/M)	11/6/2007	917	779	$0.85	(2)
		Junior secured loan ($2,000 par due 10/2013)	9.40% (Libor + 7.50%/M)	11/6/2007	2,000	1,700	$0.85	(3)
Waste Pro USA, Inc.	Waste management services	Senior subordinated loan ($25,000 par due 11/2013)	11.50%	11/9/2006	25,000	25,000	$1.00	(2)
		Preferred stock (15,000 shares)	10.00% PIK	11/9/2006	15,000	15,000	$1,000.00	(4)
		Warrants to purchase 682,671 shares		11/9/2006	—	6,827	$10.00	(5)
Wastequip, Inc.(6)	Waste management equipment manufacturer	Senior subordinated loan ($12,990 par due 2/2015)	10.00% Cash, 2.00% PIK	2/5/2007	12,990	7,715	$0.59	(4)
		Common stock (13,889 shares)		2/2/2007	1,389	131	$9.43	(5)

					85,560	80,643			7.37%

Printing, Publishing and Media
Canon Communications LLC	Print publications services	Junior secured loan ($11,784 par due 11/2011)	13.00% (Base Rate + 9.75%/D)	5/25/2005	11,784	11,313	$0.96	(2)(15)
		Junior secured loan ($12,009 par due 11/2011)	13.00% (Base Rate + 9.75%/D)	5/25/2005	12,009	11,529	$0.96	(3)(15)
Courtside Acquisition Corp.	Community newspaper publisher	Senior subordinated loan ($34,295 par due 6/2014)	17.00% PIK	6/29/2007	34,295	3,430	$0.10	(4)(14)
LVCG Holdings LLC(7)	Commercial printer	Membership interests (56.53% interest)		10/12/2007	6,600	8,500		(5)
National Print Group, Inc.	Printing management services	Senior secured revolving loan ($2,736 par due 3/2012)	8.25% (Base Rate + 5.00%/D)	3/2/2006	2,736	2,462	$0.90	(15)
		Senior secured loan ($8,623 par due 3/2012)	7.50% (Base Rate + 4.25%/D)	3/2/2006	8,623	7,761	$0.90	(3)(15)
		Preferred stock (9,344 shares)		3/2/2006	2,000	—	$—	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
The Teaching Company, LLC and The Teaching Company Holdings, Inc.(11)	Education media provider	Senior secured loan ($18,000 par due 9/2012)	11.70%	9/29/2006	18,000	17,100	$0.95	(2)
		Senior secured loan ($10,000 par due 9/2012)	11.70%	9/29/2006	10,000	9,500	$0.95	(3)
		Preferred stock (29,969 shares)		9/29/2006	2,997	3,996	$133.34	(5)
		Common stock (15,393 shares)		9/29/2006	3	4	$0.26	(5)

					109,047	75,595			6.90%

Manufacturing
Arrow Group Industries, Inc.	Residential and outdoor shed manufacturer	Senior secured loan ($5,616 par due 4/2010)	6.46% (Libor + 5.00%/Q)	3/28/2005	5,647	5,372	$0.96	(3)(15)
Emerald Performance Materials, LLC	Polymers and performance materials manufacturer	Senior secured loan ($9,018 par due 5/2011)	8.25% (Libor + 4.25%/A)	5/16/2006	9,018	8,567	$0.95	(3)(15)
		Senior secured loan ($626 par due 5/2011)	6.75% (Base Rate + 3.50%/D)	5/16/2006	626	595	$0.95	(3)(15)
		Senior secured loan ($536 par due 5/2011)	8.25% (Libor + 4.25%/A)	5/16/2006	536	509	$0.95	(3)(15)
		Senior secured loan ($1,523 par due 5/2011)	10.00% (Libor + 6.00%/A)	5/16/2006	1,523	1,447	$0.95	(3)(15)
		Senior secured loan ($81 par due 5/2011)	10.00% (Libor + 6.00%/A)	5/16/2006	81	77	$0.95	(3)(15)
		Senior secured loan ($4,537 par due 5/2011)	10.00% Cash, 3.00% PIK	5/16/2006	4,546	4,319	$0.95	(2)(4)
		Senior secured loan ($241 par due 5/2011)	10.00% Cash, 3.00% PIK	5/16/2006	241	229	$0.95	(2)(4)
Qualitor, Inc.	Automotive aftermarket components supplier	Senior secured loan ($1,756 par due 12/2011)	5.46% (Libor + 4.00%/Q)	12/29/2004	1,752	1,664	$0.95	(3)
		Senior secured loan ($5 par due 12/2011)			5	5	1.00	(3)
		Junior secured loan ($5,000 par due 6/2012)	8.46% (Libor + 7.00%/Q)	12/29/2004	5,000	4,750	$0.95	(3)
Reflexite Corporation(7)	Developer and manufacturer of high-visibility reflective products	Senior subordinated loan ($10,253 par due 2/2015)	11.00% Cash, 3.00% PIK	2/28/2008	10,253	10,253	$1.00	(4)
		Common stock (1,821,860 shares)		3/28/2006	27,435	35,500	$19.49	(5)
Saw Mill PCG Partners LLC	Precision components manufacturer	Common units (1,000 units)		2/2/2007	1,000	0	$—	(5)
UL Holding Co., LLC	Petroleum product manufacturer	Common units (50,000 units)		4/25/2008	500	750	$15.00	(5)
		Common units (50,000 units)		4/25/2008	—	—	$—	(5)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Universal Trailer Corporation(6)	Livestock and specialty trailer manufacturer	Common stock (74,920 shares)		10/8/2004	7,930	—	$—	(5)

					76,093	74,037			6.76%

Aerospace & Defense
AP Global Holdings, Inc.	Safety and security equipment manufacturer	Senior secured loan ($7,898 par due 10/2013)	4.97% (Libor + 4.50%/M)	11/8/2007	7,799	7,121	$0.90	(3)
ILC Industries, Inc.	Industrial products provider	Junior secured loan ($12,000 par due 8/2012)	11.50%	6/27/2006	12,000	12,000	$1.00	(3)
Thermal Solutions LLC and TSI Group, Inc.	Thermal management and electronics packaging manufacturer	Senior secured loan ($871 par due 3/2011)	3.92% (Libor + 3.50%/M)	3/28/2005	871	836	$0.96	(3)
		Senior secured loan ($2,765 par due 3/2012)	4.42% (Libor + 4.00%/M)	3/28/2005	2,765	2,461	$0.89	(3)
		Senior subordinated notes ($2,117 par due 9/2012)	11.50% Cash, 2.75% PIK	3/28/2005	2,117	2,043	$0.97	(4)
		Senior subordinated notes ($3,342 par due 9/2012)	11.50% Cash, 2.75% PIK	3/28/2005	3,342	3,225	$0.96	(2)(4)
		Senior subordinated notes ($2,679 par due 3/2013)	11.50% Cash, 2.50% PIK	3/21/2006	2,679	2,599	$0.97	(2)(4)
		Preferred stock (71,552 shares)		3/28/2005	716	716	$10.00	(5)
		Common stock (1,460,246 shares)		3/28/2005	15	15	$0.01	(5)
Wyle Laboratories, Inc. and Wyle Holdings, Inc.	Provider of specialized engineering, scientific and technical services	Junior secured loan ($16,000 par due 7/2014)	8.96% (Libor + 7.50%/Q)	1/17/2008	16,000	15,200	$0.95
		Junior secured loan ($12,000 par due 7/2014)	8.96% (Libor + 7.50%/Q)	1/17/2008	12,000	11,400	$0.95	(3)
		Common stock (246,279 shares)		1/17/2008	2,100	1,680	$6.82	(5)

					62,404	59,296			5.42%

Consumer Products—Non-Durable
Innovative Brands, LLC	Consumer products and personal care manufacturer	Senior secured loan ($9,901 par due 9/2011)	14.50%	10/12/2006	9,901	9,901	$1.00
		Senior secured loan ($9,139 par due 9/2011)	14.50%	10/12/2006	9,139	9,139	$1.00	(3)
Making Memories Wholesale, Inc.(6)	Scrapbooking branded products manufacturer	Senior secured loan ($21,509 par due 3/2011)	10.00% (Base Rate + 5.00%/D)	5/5/2005	11,953	12,087	$0.56	(14)
		Senior subordinated loan ($10,465 par due 5/2012)	12.00% Cash, 4.00% PIK	5/5/2005	10,465	—	$—	(4)(14)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Preferred stock (4,259 shares)		5/5/2005	3,759	—	$—	(5)
Shoes for Crews, LLC	Safety footwear and slip-related mat manufacturer	Senior secured revolving loan ($1,000 par due 7/2010)	5.25% (Base Rate + 2.00%/D)	10/8/2004	1,000	1,000	$1.00
		Senior secured loan ($572 par due 7/2010)	5.31% (Libor + 3.50%/S)	10/8/2004	572	572	$1.00	(3)
		Senior secured loan ($88 par due 7/2010)	4.96% (Libor + 3.50%/Q)	10/8/2004	88	88	$1.00	(3)
The Thymes, LLC(7)	Cosmetic products manufacturer	Preferred stock (6,283 shares)	8.00% PIK	6/21/2007	6,283	5,026	$799.94	(4)
		Common stock (5,400 shares)		6/21/2007	—	—	$—	(5)
Wear Me Apparel, LLC(6)	Clothing manufacturer	Senior subordinated notes ($23,985 par due 4/2013)	17.50% PIK	4/2/2007	24,035	12,055	$0.50	(4)(14)
		Common stock (10,000 shares)		4/2/2007	10,000	—	$—	(5)

					87,195	49,868			4.55%

Telecommunications
American Broadband Communications, LLC and American Broadband Holding Company	Broadband communication services	Senior subordinated loan ($32,048 par due 11/2014)	10.00% Cash, 6.00% PIK	2/8/2008	32,048	32,048	$1.00	(4)
		Senior subordinated loan ($8,087 par due 11/2014)	10.00% Cash, 6.00% PIK	11/7/2007	8,087	8,087	$1.00	(4)
		Warrants to purchase 170 shares		11/7/2007	—	—	$—	(5)

					40,135	40,135			3.67%

Cargo Transport
The Kenan Advantage Group, Inc.	Fuel transportation provider	Senior subordinated notes ($25,266 par due 12/2013)	9.50% Cash, 3.50% PIK	12/15/2005	25,260	24,000	$0.95	(2)(4)
		Senior secured loan ($2,426 par due 12/2011)	4.46% (Libor + 3.00%/Q)	12/15/2005	2,425	2,183	$0.90	(3)
		Preferred stock (10,984 shares)	8.00% PIK	12/15/2005	1,371	1,732	$157.68	(4)(5)
		Common stock (30,575 shares)		12/15/2005	31	41	$1.34	(5)

					29,087	27,956			2.55%

Containers-Packaging
Industrial Container Services, LLC(6)	Industrial container manufacturer, reconditioner and servicer	Senior secured revolving loan ($1,198 par due 9/2011)	5.75% (Base Rate + 2.50%/D)	6/21/2006	1,198	1,198	$1.00
		Senior secured revolving loan ($1,239 par due 9/2011)	4.47% (Libor + 4.00%/M)	6/21/2006	1,239	1,239	$1.00
		Senior secured loan ($42 par due 9/2011)	4.47% (Libor + 4.00%/B)	9/30/2005	42	42	$1.00	(2)

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
		Senior secured loan ($516 par due 9/2011)	4.46% (Libor + 4.00%/M)	6/21/2006	516	516	$1.00	(2)
		Senior secured loan ($7,902 par due 9/2011)	4.46% (Libor + 4.00%/M)	6/21/2006	7,902	7,902	$1.00	(3)
		Senior secured loan ($85 par due 9/2011)	5.20% (Libor + 4.00%/M)	6/21/2006	85	85	$1.00	(2)
		Senior secured loan ($1,309 par due 9/2011)	5.20% (Libor + 4.00%/M)	6/21/2006	1,309	1,309	$1.00	(3)
		Senior secured loan ($263 par due 9/2011)	5.20% (Libor + 4.00%/M)	6/21/2006	263	263	$1.00	(2)
		Senior secured loan ($4,028 par due 9/2011)	5.20% (Libor + 4.00%/M)	6/21/2006	4,028	4,028	$1.00	(3)
		Senior secured loan ($105 par due 9/2011)	5.88% (Libor + 4.00%/M)	6/21/2006	105	105	$1.00	(2)
		Senior secured loan ($1,611 par due 9/2011)	5.88% (Libor + 4.00%/M)	6/21/2006	1,611	1,611	$1.00	(3)
		Common stock (1,800,000 shares)		9/29/2005	1,800	9,100	$5.06	(5)

					20,098	27,398			2.50%

Computers and Electronics
RedPrairie Corporation	Software manufacturer	Junior secured loan ($3,300 par due 1/2013)	9.21% (Libor + 6.50%/Q)	7/13/2006	3,300	2,970	$0.90	(2)
		Junior secured loan ($12,000 par due 1/2013)	9.21% (Libor + 6.50%/Q)	7/13/2006	12,000	10,800	$0.90	(3)
X-rite, Incorporated	Color management solutions provider	Junior secured loan ($3,098 par due 7/2013)	13.63% (Libor + 10.38%/D)	7/6/2006	3,098	3,098	$1.00	(15)
		Junior secured loan ($7,744 par due 7/2013)	13.63% (Libor + 10.38%/D)	7/6/2006	7,744	7,744	$1.00	(3)(15)

					26,142	24,612			2.25%

Health Clubs
Athletic Club Holdings, Inc.(13)	Premier health club operator	Senior secured loan ($1,000 par due 10/2013)	4.97% (Libor + 4.5%/M)	10/11/2007	1,000	880	$0.88
		Senior secured loan ($1,750 par due 10/2013)	8.88% (Libor + 4.5%/S)	10/11/2007	1,750	1,540	$0.88
		Senior secured loan ($12,486 par due 10/2013)	5.01% (Libor + 4.5%/M)	10/11/2007	12,486	10,988	$0.88	(2)
		Senior secured loan ($11,487 par due 10/2013)	5.01% (Libor + 4.5%/M)	10/11/2007	11,487	10,109	$0.88	(3)
		Senior secured loan ($14 par due 10/2013)	6.75% (Base Rate + 3.50/D)	10/11/2007	14	12	$0.86	(2)
		Senior secured loan ($13 par due 10/2013)	6.75% (Base Rate + 3.50/D)	10/11/2007	13	11	$0.85	(3)

					26,750	23,540			2.07

Company(1)	Industry	Investment	Interest(10)	Initial Acquisition Date	Amortized Cost	Fair Value	Fair Value Per Unit		Percentage of Net Assets
Grocery
Planet Organic Health Corp.(8)	Organic grocery store operator	Junior secured loan ($860 par due 7/2014)	6.01% (Libor + 5.50%/M)	7/3/2007	860	817	$0.95
		Junior secured loan ($10,250 par due 7/2014)	6.01% (Libor + 5.50%/M)	7/3/2007	10,250	9,738	$0.95	(3)
		Senior subordinated loan ($10,900 par due 7/2012)	11.00% Cash, 2.00% PIK	7/3/2007	10,900	9,845	$0.90	(2)(4)

					22,010	20,400			1.86%

Consumer Products—Durable
Direct Buy Holdings, Inc. and Direct Buy Investors, LP(6)	Membership-based buying club franchisor and operator	Senior secured loan ($2,281 par due 11/2012)	4.97% (Libor + 4.50%/B)	12/14/2007	2,189	1,861	$0.82
		Partnership interests (19.31% interest)		11/30/2007	10,000	6,500		(5)

					12,189	8,361			0.76%

Housing—Building Materials
HB&G Building Products	Synthetic and wood product manufacturer	Senior subordinated loan ($8,956 par due 3/2011)	13.00% Cash, 6.00% PIK	10/8/2004	8,966	2,251	$0.25	(2)(4)(14)
		Common stock (2,743 shares)		10/8/2004	753	—	$—	(5)
		Warrants to purchase 4,464 shares		10/8/2004	653	—	$—	(5)

					10,372	2,251			0.00%

Total					$2,267,593	$1,972,977

(1)
Other than our investments in R3 Education, Inc., HCP Acquisition Holdings, LLC, Ivy Hill Middle Market Credit Fund, Ltd., LVCG Holdings LLC, Reflexite Corporation and The Thymes, LLC, we do not "Control" any of our portfolio companies, as defined in the Investment Company Act. In general, under the Investment Company Act, we would "Control" a portfolio company if we owned more than 25% of its outstanding voting securities and/or had the power to exercise control over the management or policies of such portfolio company. All of our portfolio company investments are subject to legal restrictions on sales which as of December 31, 2008 represented 180% of the Company's net assets.

(2)
These assets are owned by the Company's wholly owned subsidiary Ares Capital CP, are pledged as collateral for the CP Funding Facility and, as a result, are not directly available to the creditors of the Company to satisfy any obligations of the Company other than Ares Capital CP's obligations under the CP Funding Facility (see Note 7 to the consolidated financial statements).

(3)
Pledged as collateral for the ARCC CLO. Unless otherwise noted, all other investments are pledged as collateral for the Revolving Credit Facility (see Note 7 to the consolidated financial statements).

(4)
Has a payment-in-kind interest feature (see Note 2 to the consolidated financial statements).

(5)
Non-income producing at December 31, 2008.

(6)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). Transactions during the period for the year ended December 31, 2008 in which the issuer was an Affiliate (but not a portfolio company that we "Control") are as follows (in thousands):

Company	Purchases	Redemptions (cost)	Sales (cost)	Interest income	Capital structuring service fees	Dividend income	Other income	Net realized gains/losses	Net unrealized gains/losses
Apple & Eve, LLC and US Juice Partners, LLC	$11,500	$10,814	$—	$4,634	$—	$—	$43	$40	$(12,383)
Carador, PLC	$—	$—	$—	$—	$—	$825	$—	$—	$(3,479)
Campus Management Corp. and Campus Management Acquisition Corp.	$69,193	$1,768	$—	$5,367	$1,540	$—	$112	$—	$3,048
CT Technologies Intermediate Holdings, Inc. and CT Technologies Holdings, LLC	$4,719	$56,822	$—	$2,573	$—	$—	$340	$100	$1,382
Daily Candy, Inc.	$—	$11,872	$10,806	$735	$—	$—	$—	$1,208	$—
Direct Buy Holdings, Inc. and Direct Buy Investors LP	$—	$219	$—	$192	$—	$—	$—	$9	$(3,828)
Firstlight Financial Corporation	$—	$—	$—	$5,854	$—	$—	$750	$—	$(36,991)
Imperial Capital Group, LLC	$584	$—	$—	$—	$—	$—	$—	$—	$—
Industrial Container Services, LLC	$6,939	$16,677	$—	$1,710	$—	$—	$120	$—	$4,100
Investor Group Services, LLC	$1,250	$1,500	$—	$24	$—	$—	$55	$—	$500
Making Memories Wholesale, Inc	$5,942	$1,114	$—	$199	$—	$—	$—	$—	$(6,668)
Pillar Holdings LLC and PHL Holding Co.	$15,807	$600	$31,865	$3,404	$281	$—	$167	$—	$1,500
Primis Marketing Group, Inc. and Primis Holdings, LLC	$—	$—	$—	$—	$—	$—	$—	$—	$(7,565)
Universal Trailer Corporation	$—	$—	$—	$—	$—	$—	$—	$—	$(700)
VSS-Tranzact Holdings, LLC	$—	$—	$—	$—	$—	$—	$—	$—	$(4,000)
Wastequip, Inc.	$—	$—	$—	$1,424	$—	$—	$—	$—	$(3,318)
Wear Me Apparel, LLC	$—	$—	$—	$2,416	$—	$—	$13	$—	$(14,055)
(7)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). In addition, as defined in the Investment Company Act, we "Control" this portfolio company because we own more than 25% of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). Transactions during the period for the year ended December 31, 2008 in which the issuer was both an Affiliate and a portfolio company that we Control are as follows (in thousands):

Company	Purchases	Redemptions (cost)	Sales (cost)	Interest income	Capital structuring service fees	Dividend income	Other income	Net realized gains/losses	Net unrealized gains/losses
HCP Acquisition Holdings, LLC	$8,567	$—	$—	$—	$—	$—	$—	$—	$(2,067)
Ivy Hill Middle Market Credit Fund, Ltd.	$—	$—	$—	$5,427	$—	$—	$1,528	$—	$(5,600)
LVCG Holdings, LLC	$—	$—	$—	$—	$—	$—	$100	$—	$(1,900)
R3 Education, Inc.	$62,600	$69,089	$—	$3,521	$2,900	$—	$65	$—	$4,393
Reflexite Corporation	$10,239	$—	$—	$928	$100	$—	$10	$—	$(19,166)
The Thymes, LLC	$—	$—	$1,450	$544	$—	$133	$—	$—	$(1,257)
(8)
Non-U.S. company or principal place of business outside the U.S. and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets.

(9)
Non-registered investment company.

(10)
A majority of the variable rate loans to our portfolio companies bear interest at a rate that may be determined by reference to either Libor or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), at the borrower's option, which reset annually (A), semi-annually (S), quarterly (Q), bi-monthly (B), monthly (M) or daily (D). For each such loan, we have provided the interest rate in effect at December 31, 2008.

(11)
In addition to the interest earned based on the stated interest rate of this security, we are entitled to receive an additional interest amount of 2.50% on $22.2 million aggregate principal amount of the portfolio company's senior term debt previously syndicated by us.

(12)
Principal amount denominated in Canadian dollars has been translated into U.S. dollars (see Note 2 to the consolidated financial statements).

(13)
In addition to the interest earned based on the stated interest rate of this security, we are entitled to receive an additional interest amount of 2.50% on $25.0 million aggregate principal amount of the portfolio company's senior term debt previously syndicated by us.

(14)
Loan was on non-accrual status as of December 31, 2008.

(15)
Loan includes interest rate floor feature.

See accompanying notes to consolidated financial statements.

ARES CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

For the Three Months Ended March 31, 2009 (unaudited)

(dollar amounts in thousands, except per share data)

					Accumulated Undistributed Net Realized Gain (Loss) on Investments, Foreign Currency Transactions and Extinguishment of Debt
						Net Unrealized Loss on Investments and Foreign Currency Transactions
	Common Stock			Accumulated Undistributed Net Investment Income (Loss)
			Capital in Excess of Par Value				Total Stockholders' Equity
	Shares	Amount
Balance at December 31, 2008	97,152,820	$97	$1,395,958	$(7,637)	(124)	$(293,415)	$1,094,879
Net increase in stockholders' equity resulting from operations	—	—	—	30,200	24,708	(19,874)	35,034
Dividend declared ($0.42 per share)	—	—	—	(16,220)	(24,584)	—	(40,804)
Purchase of shares in connection with dividend reinvestment plan	—	—	—	(1,038)	—	—	(1,038)

Balance at March 31, 2009	97,152,820	$97	$1,395,958	$5,305	$—	$(313,289)	$1,088,071

See accompanying notes to consolidated financial statements.

ARES CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(dollar amounts in thousands)

	For the Three Months Ended
	March 31, 2009	March 31, 2008
	(unaudited)	(unaudited)
OPERATING ACTIVITIES:
Net increase in stockholders' equity resulting from operations	$35,034	$9,166
Adjustments to reconcile net increase in stockholders' equity resulting from operations:
Realized gain on extinguishment of debt	(26,543)
Net realized losses from investments	1,787	(199)
Net unrealized losses from investments and foreign currency transactions	19,874	17,006
Net accretion of discount on securities	(93)	(409)
Increase in accrued payment-in-kind dividends and interest	(10,722)	(5,426)
Amortization of debt issuance costs	1,004	216
Depreciation	174	102
Proceeds from sale and redemption of investments	77,091	155,520
Purchase of investments	(84,770)	(325,630)
Changes in operating assets and liabilities:
Interest receivable	272	(3,517)
Other assets	—	(122)
Management and incentive fees payable	7,314	389
Accounts payable and accrued expenses	904	539
Interest and facility fees payable	(1,838)	(617)

Net cash provided by (used in) operating activities	19,488	(152,982)

FINANCING ACTIVITIES:
Borrowings on debt	100,000	275,000
Repayments on credit facility payable	(79,247)	(90,500)
Dividends paid in cash	(81,608)	(27,606)

Net cash (used in) provided by financing activities	(60,855)	156,894

CHANGE IN CASH AND CASH EQUIVALENTS	(41,367)	3,912
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	89,383	21,142

CASH AND CASH EQUIVALENTS, END OF PERIOD	$48,016	$25,054

Supplemental Information:
Interest paid during the period	$7,204	$10,273
Taxes paid during the period	$581	$787
Dividends declared during the period	$40,804	$30,528

See accompanying notes to consolidated financial statements.

ARES CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of March 31, 2009 (unaudited)

(dollar amounts in thousands, except per share data and as otherwise indicated)

1.     ORGANIZATION

              Ares Capital Corporation (the "Company" or "ARCC" or "we") is a specialty finance company that is a closed-end, non-diversified management investment company incorporated in Maryland. We have elected to be regulated as a business development company under the Investment Company Act of 1940 (the "Investment Company Act"). We were incorporated on April 16, 2004 and were initially funded on June 23, 2004. On October 8, 2004, we completed our initial public offering (the "IPO"). On the same date, we commenced substantial investment operations.

              The Company has elected to be treated as a regulated investment company, or a "RIC", under subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and operates in a manner so as to qualify for the tax treatment applicable to RICs. Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component like warrants, and, to a lesser extent, in equity investments in private middle market companies.

              We are externally managed by Ares Capital Management LLC (the "investment adviser"), an affiliate of Ares Management LLC ("Ares Management"), an independent international investment management firm. Ares Operations LLC ("Ares Administration" or the "administrator"), an affiliate of Ares Management, provides the administrative services necessary for us to operate.

              Interim financial statements are prepared in accordance with generally accepted accounting principles in the United States ("GAAP") for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Articles 6 or 10 of Regulation S-X. In the opinion of management, all adjustments, consisting solely of normal recurring accruals considered necessary for the fair presentation of financial statements for the interim period, have been included. The current period's results of operations will not necessarily be indicative of results that ultimately may be achieved for the fiscal year ending December 31, 2009.

2.     SIGNIFICANT ACCOUNTING POLICIES

    Basis of Presentation

              The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States, and include the accounts of the Company and its wholly owned subsidiaries. The consolidated financial statements reflect all adjustments and reclassifications which, in the opinion of management, are necessary for the fair presentation of the results of the operations and financial condition as of and for the periods presented. All significant intercompany balances and transactions have been eliminated.

    Cash and Cash Equivalents

              Cash and cash equivalents include short-term, liquid investments in a money market fund. Cash and cash equivalents are carried at cost which approximates fair value.

    Concentration of Credit Risk

              The Company places its cash and cash equivalents with financial institutions and, at times, cash held in money market accounts may exceed the Federal Deposit Insurance Corporation insured limit.

    Investments

              Investment transactions are recorded on the trade date. Realized gains or losses are computed using the specific identification method. Investments for which market quotations are readily available are typically valued at such market quotations. In order to validate market quotations, we look at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available (i.e., substantially all of our investments) are valued at fair value as determined in good faith by our board of directors, based on the input of our management and audit committee and independent valuation firms that have been engaged at the direction of the board to assist in the valuation of each portfolio investment without a readily available market quotation at least once during a trailing 12 month period and under a valuation policy and a consistently applied valuation process. The valuation process is conducted at the end of each fiscal quarter, with approximately 50% (based on value) of our valuations of portfolio companies without readily available market quotations subject to review by an independent valuation firm.

              As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments: the enterprise value of a portfolio company (an estimate of the total fair value of the portfolio company's debt and equity), the nature and realizable value of any collateral, the portfolio company's ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, comparison of the portfolio company's securities to publicly traded securities, changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation.

              Because there is not a readily available market value for most of the investments in our portfolio, we value substantially all of our portfolio investments at fair value as determined in good faith by our board of directors, based on the input of our management and audit committee and independent valuation firms under a valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize significantly less than the value at which we have recorded it.

              In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

              With respect to investments for which market quotations are not readily available, our board of directors undertakes a multi-step valuation process each quarter, as described below:

  •
  Our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals responsible for the portfolio investment in conjunction with our portfolio management team.

  •
  Preliminary valuation conclusions are then documented and discussed by our management.

  •
  The audit committee of our board of directors reviews these preliminary valuations, as well as the input of independent valuation firms with respect to the valuations of approximately 50% (based on value) of our portfolio companies without readily available market quotations.

  •
  The board of directors discusses valuations and determines the fair value of each investment in our portfolio without a readily available market quotation in good faith based on the input of our management and audit committee and independent valuation firms.

              Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS 157"), which expands the application of fair value accounting for investments (see Note 8 to the consolidated financial statements).

    Interest Income Recognition

              Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Discounts and premiums on securities purchased are accreted/amortized over the life of the respective security using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion of discounts and amortization of premiums. Loans are generally placed on non-accrual status when principal or interest payments are past due 30 days or more or when there is reasonable doubt that principal or interest will be collected. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management's judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid and, in management's judgment, are likely to remain current. The Company may make exceptions to this if the loan has sufficient collateral value and is in the process of collection. As of March 31, 2009, eight loans or 5.7% of total investments at amortized cost (or 2.0% at fair value), were on non-accrual status. As of December 31, 2008, six loans or 4.4% of total investments at amortized cost (or 1.6% at fair value), were placed on non-accrual status.

    Payment-in-Kind Interest

              The Company has loans in its portfolio that contain a payment-in-kind ("PIK") provision. The PIK interest, computed at the contractual rate specified in each loan agreement, is added to the principal balance of the loan and recorded as interest income. To maintain the Company's status as a RIC, this non-cash source of income must be paid out to stockholders in the form of dividends even though the Company has not yet collected the cash. For the three months ended March 31, 2009 and 2008, $10,722 and $5,426, respectively, in PIK income were recorded.

    Capital Structuring Service Fees and Other Income

              The Company's investment adviser seeks to provide assistance to our portfolio companies in connection with the Company's investments and in return the Company may receive fees for capital structuring services. These fees are normally paid at the closing of the investments, are generally non-recurring and are recognized as revenue when earned upon closing of the investment. The services that the Company's investment adviser provides vary by investment, but generally consist of reviewing existing credit facilities, arranging bank financing, arranging equity financing, structuring financing from multiple lenders, structuring financing from multiple equity investors, restructuring existing loans, raising equity and debt capital, and providing general financial advice, which concludes upon closing of the investment. Any services of the above nature subsequent to the closing would generally generate a separate fee payable to the Company. In certain instances where the Company is invited to participate as a co-lender in a transaction and does not provide significant services in connection with the investment, a portion of loan fees paid to the Company in such situations will be deferred and amortized over the estimated life of the loan. The Company's investment adviser may also take a seat on the board of directors of a portfolio company, or observe the meetings of the board of directors without taking a formal seat.

              Other income includes fees for asset management, consulting, loan guarantees, commitments, and other services rendered by the Company to portfolio companies. Such fees are recognized as income when earned or the services are rendered.

    Foreign Currency Translation

              The Company's books and records are maintained in U.S. dollars. Any foreign currency amounts are translated into U.S. dollars on the following basis:

  (1)
  Market value of investment securities, other assets and liabilities—at the exchange rates prevailing at the end of the period.

  (2)
  Purchases and sales of investment securities, income and expenses—at the rates of exchange prevailing on the respective dates of such transactions, income or expenses.

              Results of operations based on changes in foreign exchange rates are separately disclosed in the statement of operations. Foreign security and currency translations may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuation and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.

    Accounting for Derivative Instruments

              The Company does not utilize hedge accounting and marks its derivatives to market through operations.

    Offering Expenses

              The Company's offering costs are charged against the proceeds from equity offerings when received. There were no equity offerings during the three months ended March 31, 2009 and 2008.

    Debt Issuance Costs

              Debt issuance costs are being amortized over the life of the related credit facility using the straight line method, which closely approximates the effective yield method.

    U.S. Federal Income Taxes

              The Company has elected to be treated as a RIC under subchapter M of the Code and operates in a manner so as to qualify for the tax treatment applicable to RICs. In order to qualify as a RIC, among other things, the Company is required to timely distribute to its stockholders at least 90%

of investment company taxable income, as defined by the Code, for each year. The Company, among other things, has made and intends to continue to make the requisite distributions to its stockholders, which will generally relieve the Company from U.S. federal income taxes.

              Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year dividend distributions into the next tax year and pay a 4% excise tax on such income, as required. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions, the Company accrues excise tax, if any, on estimated excess taxable income as taxable income is earned. For the three months ended March 31, 2009 and 2008, a net benefit of $30 and $434, respectively, was recorded for U.S. federal excise tax.

              Certain of our wholly owned subsidiaries are subject to U.S. Federal and state income taxes. For the three months ended March 31, 2009, we recorded a tax expense of approximately $61 for these subsidiaries. For the three months ended March 31, 2008, we recorded a tax benefit of $112 for these subsidiaries.

    Dividends

              Dividends and distributions to common stockholders are recorded on the record date. The amount to be paid out as a dividend is determined by the board of directors each quarter and is generally based upon the earnings estimated by management. Net realized capital gains, if any, are generally distributed at least annually, although we may decide to retain such capital gains for investment.

              We have adopted a dividend reinvestment plan that provides for reinvestment of any distributions we declare in cash on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if our board of directors authorizes, and we declare, a cash dividend, then our stockholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividend. While we generally use primarily newly issued shares to implement the plan (especially if our shares are trading at a premium to net asset value), we may purchase shares in the open market in connection with our obligations under the plan. In particular, if our shares are trading at a significant enough discount to net asset value and we are otherwise permitted under applicable law to purchase such shares, we intend to purchase shares in the open market in connection with our obligations under our dividend reinvestment plan.

    Use of Estimates in the Preparation of Financial Statements

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of actual and contingent assets and liabilities at the date of the financial statements and the reported amounts of income or loss and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the valuation of investments.

    New Accounting Pronouncements

              On October 10, 2008, FASB Staff Position No. 157-3—Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active, or FSP 157-3, was issued. FSP 157-3 provides an illustrative example of how to determine the fair value of a financial asset in an inactive market. FSP 157-3 does not change the fair value measurement principles set forth in SFAS 157 (see Note 8 for a description of SFAS 157). Since adopting SFAS 157 in January 2008, our process for determining the fair value of our investments has been, and continues to be, consistent with the guidance provided in the example in FSP 157-3. As a result, the adoption of FSP 157-3 did not affect our process for determining the fair value of our investments and did not have a material effect on our financial position or results of operations. See Note 8 for more information.

              In April 2009, the Financial Accounting Standards Board issued Staff Position 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, or "FSP 157-4." FSP 157-4 provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased when compared with normal market activity for the asset or liability, and identifying transactions that are not orderly. In those circumstances, further analysis and significant adjustment to the transaction or quoted prices may be necessary to estimate fair value. FSP 157-4 reaffirms fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. FSP 157-4 has been adopted by the Company and will be effective for reporting periods ending after June 15, 2009. The Company's adoption of FSP 157-4 did not have a significant impact on the Company's financial statements. See Note 8 for more information.

3.     AGREEMENTS

    Investment Advisory and Management Agreement

              The Company is party to an investment advisory and management agreement (the "investment advisory and management agreement") with Ares Capital Management. Subject to the overall supervision of our board of directors, Ares Capital Management provides investment advisory services to the Company. For providing these services, Ares Capital Management receives a fee from us, consisting of two components—a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 1.5% based on the average value of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) at the end of the two most recently completed calendar quarters. The base management fee is payable quarterly in arrears.

              The incentive fee has two parts. One part is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the quarter. Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under the administration agreement, and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature such as market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero coupon securities, accrued income that we have not yet received in cash. The investment adviser is not under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued interest that we never actually receive.

              Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a quarter where we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, we will pay the applicable incentive fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, is compared to a fixed "hurdle rate" of 2.00% per quarter. If market interest rates rise, we may be able to invest our funds in debt instruments that provide for a higher return, which would increase our pre-incentive fee net investment income and make it easier for our investment adviser to surpass the fixed hurdle rate and receive an incentive fee based on such net investment income. Our pre-incentive fee net investment income used to calculate this part of the incentive fee is also included in the amount of our total assets (other than cash and cash equivalents but including assets purchased with borrowed funds) used to calculate the 1.5% base management fee.

              We pay the investment adviser an incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

  •
  no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate;

  •
  100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.50% in any calendar quarter. We refer to this portion of our pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 2.50%) as the "catch-up" provision. The "catch-up" is meant to provide our investment adviser with 20% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 2.50% in any calendar quarter; and

  •
  20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.50% in any calendar quarter.

              These calculations are adjusted for any share issuances or repurchases during the quarter.

              The second part of the incentive fee, the "Capital Gains Fee", is determined and payable in arrears as of the end of each calendar year (or, upon termination of the investment advisory and management agreement, as of the termination date), and is calculated at the end of each applicable year by subtracting (a) the sum of our cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (b) our cumulative aggregate realized capital gains, in each case calculated from October 8, 2004. If such amount is positive at the end of such year, then the Capital Gains Fee for such year is equal to 20.0% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Fee for such year.

              The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in our portfolio when sold and (b) the accreted or amortized cost basis of such investment.

              The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (a) the net sales price of each investment in the Company's portfolio when sold is less than (b) the accreted or amortized cost basis of such investment.

              The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company's portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment.

              We defer cash payment of any incentive fee otherwise earned by the investment adviser if during the most recent four full calendar quarter period ending on or prior to the date such payment is to be made the sum of (a) the aggregate distributions to the stockholders of the Company and (b) the change in net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) is less than 8.0% of our net assets at the beginning of such period. These calculations were appropriately pro rated during the first three calendar quarters following October 8, 2004 and are adjusted for any share issuances or repurchases.

              For the three months ended March 31, 2009, we incurred $7,498 in base management fees and $7,550 in incentive management fees related to pre-incentive fee net investment income. For the three months ended March 31, 2009, we accrued no incentive management fees related to realized capital gains. As of March 31, 2009, $40,303 was unpaid and included in management and incentive fees payable in the accompanying consolidated balance sheet. Included in this $40,303 was $32,805 in incentive management fees related to the twelve months ended March 31, 2009 that have been deferred pursuant to the investment advisory and management agreement.

              For the three months ended March 31, 2008, we incurred $7,087 in base management fees and $6,493 in incentive management fees related to pre-incentive fee net investment income. For the three months ended March 31, 2008, we accrued no incentive management fees related to realized capital gains.

    Administration Agreement

              We are also party to a separate administration agreement, the "administration agreement," with our administrator, Ares Administration. Our board of directors approved the continuation of our administration agreement on May 29, 2008, which extended the term of the agreement until June 1, 2009. Pursuant to the administration agreement, Ares Administration furnishes us with office equipment and clerical, bookkeeping and record keeping services. Under the administration agreement, Ares Administration also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, Ares Administration assists us in determining and publishing our net asset value, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Under the administration agreement, Ares Administration also provides, on our behalf, managerial assistance to those portfolio companies to which we are required to provide such assistance. Payments under the administration agreement are equal to an amount based upon our allocable portion of Ares Administration's overhead in performing its obligations under the administration agreement, including our allocable portion of the cost of our officers (including our chief compliance officer, chief financial officer, secretary and treasurer) and their respective staffs. The administration agreement may be terminated by either party without penalty upon 60-days' written notice to the other party.

              For the three months ended March 31, 2009 and 2008, we incurred $1,004 and $535 in administrative fees, respectively. As of March 31, 2009, $1,004 was unpaid and included in accounts payable and accrued expenses in the accompanying consolidated balance sheet.

4.     EARNINGS PER SHARE

              The following information sets forth the computations of basic and diluted net increase in stockholders' equity per share resulting from the three months ended March 31, 2009 and 2008:

	Three months ended March 31, 2009	Three months ended March 31, 2008
Numerator for basic and diluted net increase in stockholders' equity resulting from operations per share:	$35,034	$9,166
Denominator for basic and diluted net increase in stockholders' equity resulting from operations per share:	97,152,820	74,069,161
Basic and diluted net increase in stockholders' equity resulting from operations per share:	$0.36	$0.12

              In accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128"), the weighted average shares of common stock outstanding used in computing basic and diluted net increase in stockholders' equity resulting from operations per share for the three months ended March 31, 2008 has been adjusted retroactively by a factor of 1.02% to recognize the bonus element associated with rights to acquire shares of common stock that we issued to stockholders of record as of March 24, 2008 in connection with a transferable rights offering.

5.     INVESTMENTS

              Under the Investment Company Act, we are required to separately identify non-controlled investments where we own more than 5% of a portfolio company's outstanding voting securities as "affiliated companies." In addition, under the Investment Company Act, we are required to separately identify investments where we own more than 25% of a portfolio company's outstanding voting securities as "control affiliated companies." We had no existing control relationship with any of the portfolio companies identified as "affiliated companies" or "control affiliated companies" prior to making the indicated investment.

              For the three months ended March 31, 2009, the Company funded $52.3 million aggregate principal amount of senior term debt, $31.6 million aggregate principal amount of senior subordinated debt and $0.8 million of investments in equity securities.

              In addition, for the three months ended March 31, 2009, $27.7 million aggregate principal amount of senior term debt was redeemed. Additionally, $17.0 million aggregate principal amount of senior term debt and $34.5 million of senior subordinated debt were sold.

              As of March 31, 2009, investments and cash and cash equivalents consisted of the following:

	Amortized Cost	Fair Value
Cash and cash equivalents	$48,016	$48,016
Senior term debt	1,161,084	1,049,115
Senior subordinated debt	756,363	634,982
Equity securities	310,512	234,607
Collateralized loan obligations	56,000	50,400

Total	$2,331,975	$2,017,120

              As of December 31, 2008, investments and cash and cash equivalents consisted of the following:

	Amortized Cost	Fair Value
Cash and cash equivalents	$89,383	$89,383
Senior term debt	1,165,460	1,055,089
Senior subordinated debt	737,072	619,491
Equity securities	309,061	247,997
Collateralized loan obligations	56,000	50,400

Total	$2,356,976	$2,062,360

              The amortized cost represents the original cost adjusted for the accretion of discounts and amortization of premiums on debt using the effective interest method.

              The industrial and geographic compositions of our portfolio at fair value at March 31, 2009 and December 31, 2008 were as follows:

	March 31, 2009	December 31, 2008
Industry
Health Care	19.8%	20.2%
Education	11.6	11.1
Restaurants	8.1	8.1
Beverage/Food/Tobacco	8.1	7.8
Other Services	7.1	7.4
Financial	7.0	7.0
Business Services	6.7	6.7
Retail	5.6	5.7
Manufacturing	4.4	3.8
Environmental Services	3.9	4.1
Printing/Publishing/Media	3.5	3.8
Aerospace and Defense	3.0	3.0
Consumer Products	2.8	3.0
Telecommunications	2.1	2.0
Cargo Transport	1.4	1.4
Containers/Packaging	1.3	1.4
Computers/Electronics	1.2	1.2
Health Clubs	1.2	1.2
Grocery	1.1	1.0
Homebuilding	0.1	0.1

Total	100.0%	100.0%

	March 31, 2009	December 31, 2008
Geographic Region
Mid-Atlantic	22.0%	21.0%
Southeast	20.8	22.2
Midwest	20.7	20.6
West	17.9	18.3
International	14.8	14.1
Northeast	3.8	3.8

Total	100.0%	100.0%

6.     COMMITMENTS AND CONTINGENCIES

              As of March 31, 2009 and December 31, 2008, the Company had the following commitments to fund various revolving senior secured and subordinated loans:

	March 31, 2009	December 31, 2008
Total revolving commitments	$366,400	$419,000
Less: funded commitments	(150,900)	(139,600)

Total unfunded commitments	215,500	279,400
Less: commitments substantially at discretion of the Company	(11,500)	(32,400)
Less: unavailable commitments due to borrowing base or other covenant restriction	(64,700)	(64,500)

Total net adjusted unfunded revolving commitments	$139,300	$182,500

              Of the total commitments as of March 31, 2009, $210,500 extend beyond the maturity date for our Revolving Credit Facility (as defined in Note 7). Additionally, $139,000 of the total commitments, or $51,200 of the net adjusted unfunded commitments, are scheduled to expire in 2009. Included within the total commitments as of March 31, 2009 are commitments to issue up to $15,600 in standby letters of credit through a financial intermediary on behalf of certain portfolio companies.

              Under these arrangements, the Company would be required to make payments to third parties if the portfolio companies were to default on their related payment obligations. As of March 31, 2009, the Company had $12,300 in standby letters of credit issued and outstanding on behalf of the portfolio companies, of which no amounts were recorded as a liability. Of these letters of credit, $8,100 expire on September 30, 2009, $300 expire on January 31, 2010, $3,700 expire on February 28, 2010 and $200 expire on August 31, 2010. These letters of credit may be extended under substantially similar terms for additional one-year terms at the Company's option until the Revolving Credit Facility, under which the letters of credit were issued, matures on December 28, 2010.

              As of March 31, 2009 and December 31, 2008, the Company was subject to subscription agreements to fund equity investments in private equity investment partnerships, substantially all at the discretion of the Company, as follows:

	March 31, 2009	December 31, 2008
Total private equity commitments	$428,300	$428,300
Total unfunded private equity commitments	$422,500	$423,600

7.     BORROWINGS

              In accordance with the Investment Company Act, with certain limited exceptions, we are only allowed to borrow amounts such that our asset coverage, as defined in the Investment Company Act, is at least 200% after such borrowing. As of March 31, 2009, our asset coverage for borrowed amounts was 221%.

              Our debt obligations consisted of the following as of March 31, 2009 and December 31, 2008:

	March 31, 2009	December 31, 2008
Revolving Credit Facility	$495,109	$480,486
CP Funding Facility	128,300	114,300
Debt Securitization	279,210	314,000

Total	$902,619	$908,786

              The weighted average interest rate of all our debt obligations as of March 31, 2009 and December 31, 2008 was 1.97% and 3.03%, respectively.

    CP Funding Facility

              In October 2004, we formed Ares Capital CP Funding LLC ("Ares Capital CP"), a wholly owned subsidiary of the Company, through which we established a revolving facility, referred to as the "CP Funding Facility," that, as amended, allows Ares Capital CP to issue up to $350.0 million (see Note 15) of variable funding certificates ("VFC"). As of March 31, 2009, there was $128,300 outstanding under the CP Funding Facility and the Company continues to be in compliance with all of the limitations and requirements of the CP Funding Facility. As of December 31, 2008, there was $114,300 outstanding under the CP Funding Facility.

              The CP Funding Facility was scheduled to expire on July 21, 2009 (see Note 15). The CP Funding Facility is secured by all of the assets held by Ares Capital CP, which as of March 31, 2009 consisted of 44 investments.

              The interest charged on the VFC is based on the commercial paper rate, eurodollar or adjusted eurodollar rate plus 2.50% (see Note 15). The interest charged on the VFC is payable quarterly. As of March 31, 2009 and December 31, 2008, the commercial paper rate was 0.6131% and 2.3271%, respectively. For the three months ended March 31, 2009 and 2008, the average interest rates (i.e. commercial paper rate plus the spread) were 3.59% and 4.90%, respectively. For the three months ended March 31, 2009 and 2008, the average outstanding balances were $92,822 and $85,000, respectively.

              For the three months ended March 31, 2009 and 2008, the interest expense incurred on the CP Funding Facility was $832 and $1,054, respectively. Cash paid for interest expense during the three months ended March 31, 2009 and 2008 was $1,869 and $1,338, respectively.

              The Company is also required to pay a commitment fee for any unused portion of the CP Funding Facility (see Note 15). The commitment fee is equal to 0.5% per annum for any unused portion of the CP Funding Facility. Prior to July 22, 2008, the commitment fee was 0.125% per annum calculated based on an amount equal to $200,000 less the borrowings outstanding under the CP Funding Facility. For the three months ended March 31, 2009 and 2008, the commitment fees incurred on the CP Funding Facility were $321 and $36, respectively.

    Revolving Credit Facility

              In December 2005, we entered into a senior secured revolving credit facility referred to as "Revolving Credit Facility", under which, as amended, the lenders have agreed to extend credit to the Company in an aggregate principal amount not exceeding $525,000 at any one time outstanding. The Revolving Credit Facility expires on December 28, 2010 and with certain exceptions is secured by substantially all of the assets in our portfolio (other than investments held by Ares Capital CP under the CP Funding Facility and those held as a part of the Debt Securitization, discussed below) which as of March 31, 2009 consisted of 180 investments.

              The Revolving Credit Facility also includes an "accordion" feature that allows us to increase the size of the Revolving Credit Facility to a maximum of $765,000 under certain circumstances. The Revolving Credit Facility also includes usual and customary events of default for senior secured revolving credit facilities of this nature. As of March 31, 2009, there was $495,109 outstanding under the Revolving Credit Facility and the Company continues to be in compliance with all of the limitations and requirements of the Revolving Credit Facility. As of December 31, 2008, there was $480,486 outstanding under the Revolving Credit Facility.

              The interest charged under the Revolving Credit Facility is generally based on LIBOR (one, two, three or six month) plus 1.00%. As of March 31, 2009, the one, two, three and six month LIBOR were 0.50%, 0.94%, 1.19% and 1.74%, respectively. As of December 31, 2008, the one, two, three and six month LIBOR were 0.44%, 1.10%, 1.43% and 1.75%, respectively. For the three months ended March 31, 2009 and 2008, the average interest rate was 2.50% and 5.16%, respectively, the average outstanding balance was $492,495 and $354,385, respectively, the interest expense incurred was $3,073 and $4,560, respectively, and the cash paid for interest expense was $3,903 and $4,755, respectively. The Company is also required to pay a commitment fee of 0.20% for any unused portion of the Revolving Credit Facility. For the three months ended March 31, 2009 and 2008, the commitment fees incurred were $2 and $73, respectively.

              The amount available for borrowing under the Revolving Credit Facility is reduced by any standby letters of credit issued through the Revolving Credit Facility. As of March 31, 2009 and December 31, 2008, the Company had $16,700 in standby letters of credit issued through the Revolving Credit Facility.

              As of March 31, 2009, the Company had a non-U.S. borrowing on the Revolving Credit Facility denominated in Canadian dollars. As of March 31, 2009 and December 31, 2008, unrealized appreciation on this borrowing was $3,741 and $3,365, respectively.

    Debt Securitization

              In July 7, 2006, through our wholly owned subsidiary, ARCC CLO 2006 LLC ("ARCC CLO"), we completed a $400,000 debt securitization (the "Debt Securitization") and issued approximately $314,000 principal amount of asset-backed notes (including $50,000 revolving notes, all of which were drawn down as of March 31, 2009) (the "CLO Notes") to third parties that were secured by a pool of middle market loans that have been purchased or originated by the Company. The CLO Notes are included in the March 31, 2009 consolidated balance sheet. We retained approximately $86,000 of aggregate principal amount of certain BBB and non-rated securities in the Debt Securitization (the "Retained Notes"). During the three months ended March 31, 2009, we repurchased, in several open market transactions, $34,790 of CLO Notes consisting of $14,000 of the Class B and $20,790 of the Class C notes for a total purchase price of $8,247. As a result of these purchases, we recognized a $26,543 gain on the extinguishment of debt. The CLO Notes mature on December 20, 2019, and, as of March 31, 2009, there is $279,210 outstanding under the Debt Securitization (excluding the Retained Notes). The blended pricing of the CLO Notes, excluding fees, is approximately 3-month LIBOR plus 27 basis points.

              The classes, amounts, ratings and interest rates (expressed as a spread to 3-month LIBOR) of the CLO Notes are as follows:

Class	Amount		Rating (S&P/Moody's)	LIBOR Spread (basis points)
A-1A	$75,000		AAA/Aaa	25
A-1A VFN	50,000	(1)	AAA/Aaa	28
A-1B	14,000		AAA/Aaa	37
A-2A	75,000		AAA/Aaa	22
A-2B	33,000		AAA/Aaa	35
B	9,000		AA/Ba1	43
C	23,210		A/B1	70

Total	$279,210

    (1)
    Revolving class, all of which was drawn as of March 31, 2009.

              As of March 31, 2009, there were 69 investments securing the notes. The interest charged under the Debt Securitization is based on 3-month LIBOR, which as of March 31, 2009 was 1.19% and as of December 31, 2008 was 1.43%. For the three months ended March 31, 2009 and 2008, the effective average interest rates were 1.66% and 5.07%, respectively, the average outstanding balance was $300,182 and $314,000, respectively, the interest expense incurred was $1,249 and $3,970, respectively, and the cash paid for interest expense was $1,295 and $4,180, respectively. The Company is also required to pay a commitment fee of 0.175% for any unused portion of the Class A-1A VFN Notes. There were no commitment fees incurred for the three months ended March 31, 2009 and 2008 on these notes.

8.     FAIR VALUE OF FINANCIAL INSTRUMENTS

              Effective January 1, 2008, the company adopted Statement of Financial Accounting Standards No. 159, the Fair Value Option for Financial Assets and Liabilities ("SFAS 159"), which provides companies the option to report selected financial assets and liabilities at fair value. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities and to more easily understand the effect of the company's choice to use fair value on its earnings. SFAS 159 also requires entities to display the fair value of the selected assets and liabilities on the face of the balance sheet. The Company has not elected the SFAS 159 option to report selected financial assets and liabilities at fair value. As a result, with the exception of the line items entitled "other assets" and "debt," which are at cost, all assets and liabilities approximate fair value on the balance sheet. The carrying value of the line items entitled "interest receivable," "receivable for open trades," "payable for open trades," "accounts payable and accrued expenses," "management and incentive fees payable" and "interest and facility fees payable" approximate fair value due to their short maturity.

              Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS 157"), which expands the application of fair value accounting. SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosure of fair value measurements. SFAS 157 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. SFAS 157 requires the Company to assume that the portfolio investment is sold in a principal market to market participants, or in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with SFAS 157, the Company has considered its principal market as the market in which the Company exits its portfolio investments with the greatest volume and level of activity. SFAS 157 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. In accordance with SFAS 157, these inputs are summarized in the three broad levels listed below:

  •
  Level 1—Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

  •
  Level 2—Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

  •
  Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

              In addition to using the above inputs in investment valuations, we continue to employ the valuation policy approved by our board of directors that is consistent with SFAS 157 (see Note 2). Consistent with our valuation policy, we evaluate the source of inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. Our valuation policy considers the fact that because there is not a readily available market value for most of the investments in our portfolio, the fair value of the investments must typically be determined using unobservable inputs.

              Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize significantly less than the value at which we have recorded it.

              In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

              The following table presents fair value measurements of cash and cash equivalents and investments as of March 31, 2009:

		Fair Value Measurements Using
	Total	Level 1	Level 2	Level 3
Cash and cash equivalents	$48,016	$48,016	$—	$—
Investments	$1,969,104	$—	$23,640	$1,945,464

              The following tables present changes in investments that use Level 3 inputs for the three months ended March 31, 2009:

Three months ended March 31, 2009
Balance as of December 31, 2008	$1,862,462
Net unrealized gains (losses)	(20,661)
Net purchases, sales or redemptions	18,163
Net transfers in and/or out of Level 3	85,500

Balance as of March 31, 2009	$1,945,464

              As of March 31, 2009, the net unrealized loss on the investments that use Level 3 inputs was $304,033.

              Following are the carrying and fair values of our debt instruments as of March 31, 2009 and December 31, 2008. Fair value is estimated by discounting remaining payment using applicable current market rates which take into account changes in the Company's marketplace credit ratings.

	March 31, 2009		December 31, 2008
	Carrying Value	Fair Value	Carrying Value	Fair Value
Revolving Credit Facility	$495,109	$476,000	$480,486	$462,000
CP Funding Facility	128,300	128,000	114,300	113,000
Debt Securitization	279,210	128,000	314,000	148,000

	$902,619	$732,000	$908,786	$723,000

9.     RELATED PARTY TRANSACTIONS

              In accordance with the investment advisory and management agreement, we bear all costs and expenses of the operation of the Company and reimburse the investment adviser for all such costs and expenses incurred in the operation of the Company. For the three months ended March 31, 2009 and 2008, the investment adviser incurred such expenses totaling $417 and $401, respectively. As of March 31, 2009, $167 was unpaid and included in accounts payable and accrued expenses in the accompanying consolidated balance sheet.

              We rent office space directly from a third party pursuant to a lease that expires on February 27, 2011. In addition, we have entered into a sublease agreement with Ares Management whereby Ares Management subleases approximately 25% of certain office space, for a fixed rent equal to 25% of the basic annual rent payable by us under this lease, plus certain additional costs and expenses. For the three months ended March 31, 2009 and 2008, such amounts payable to the Company totaled $67 and $69, respectively. As of March 31, 2009, there were no unpaid amounts.

              As of March 31, 2009, Ares Investments, an affiliate of Ares Management (the sole member of our investment adviser) owned 2,859,882 shares of the Company's common stock representing approximately 2.9% of the total shares outstanding as of March 31, 2009.

              See Notes 3 and 10 for descriptions of other related party transactions.

10.   IVY HILL FUNDS

              On November 19, 2007, we established a middle market credit fund, Ivy Hill Middle Market Credit Fund, Ltd. ("Ivy Hill I"), which is managed by our wholly owned subsidiary Ivy Hill Asset Management, L.P. ("Ivy Hill Management"). Ivy Hill Management receives a 0.50% management fee on the average total assets of Ivy Hill I as compensation for managing this fund. As of March 31, 2009, the total assets of Ivy Hill I were approximately $367,000. For the three months ended March 31, 2009 and 2008, the Company earned $488 and $197 in management fees, respectively. Ivy Hill I primarily invests in first and second lien bank debt of middle market companies. Ivy Hill I was initially funded with $404,000 of capital, including a $56,000 investment by the Company consisting of $40,000 of Class B notes and $16,000 of subordinated notes. For the three months ended March 31, 2009, the Company earned $1,652 from its investments in Ivy Hill I.

              Ivy Hill I purchased $9,000 of investments from the Company during the three months ended March 31, 2009 and may from time to time buy additional investments from the Company. There was no gain or loss recognized by the Company on these transactions.

              On November 5, 2008, the Company established a second middle market credit fund, Ivy Hill Middle Market Credit Fund II, Ltd. ("Ivy Hill II"), which is also managed by Ivy Hill Management. Ivy Hill Management receives a 0.50% management fee on the average total assets of Ivy Hill II as compensation for managing this fund. Ivy Hill II primarily invests in second lien and subordinated bank debt of middle market companies. Ivy Hill II was initially funded with $250,000 of subordinated notes, and may grow over time with leverage. Ivy Hill II purchased $27,500 of investments from the Company during the three months ended March 31, 2009. A loss of $1,388 was recorded on these transactions. As of March 31, 2009, the total assets of Ivy Hill II were approximately $119,000. For the three months ended March 31, 2009, the Company earned $78 in management fees.

              Our indirect wholly owned subsidiary, Ivy Hill Management, is party to a separate services agreement, referred to herein as the "services agreement," with Ares Capital Management. Pursuant to the services agreement, Ares Capital Management provides Ivy Hill Management with office facilities, equipment, clerical, bookkeeping and record keeping services, services of investment professionals and others to perform investment advisory, research and related services, services of, and oversight of, custodians, depositories, accountants, attorneys, underwriters and such other persons in any other capacity deemed to be necessary. Ivy Hill Management will reimburse Ares Capital Management for all of the costs associated with such services, including Ares Capital Management's allocable portion of overhead and the cost of its officers and respective staff in performing its obligations under the services agreement. The services agreement may be terminated by either party without penalty upon 60-days' written notice to the other party. For the three months ended March 31, 2009, Ivy Hill Management incurred such expenses payable to the investment adviser of $256. No such expenses were payable for the three months ended March 31, 2008.

11.   DERIVATIVE INSTRUMENTS

              In October 2008, we entered into a two-year interest rate swap agreement for a total notional amount of $75 million. Under the interest rate swap agreement, we will pay a fixed interest rate of 2.985% and receive a floating rate based on the prevailing three-month LIBOR. As of March 31, 2009 and December 31, 2008, the 3-month LIBOR was 1.19% and 1.43%, respectively. For the three months ended March 31, 2009, we recognized $11 in unrealized depreciation related to this swap agreement. As of March 31, 2009 and December 31, 2008, this swap agreement had a fair value of $(2,175) and $(2,164), respectively, which is included in the "accounts payable and other liabilities" in the accompanying consolidated balance sheet.

12.   STOCKHOLDERS' EQUITY

              There were no sales of equity securities during the three months ended March 31, 2009 and 2008.

13.   DIVIDENDS

              The following table summarizes our dividends declared during the three months ended March 31, 2009 and 2007 (in millions, except per share data):

Date Declared	Record Date	Payment Date	Amount Per Share	Total Amount
March 2, 2009	March 16, 2009	March 31, 2009	$0.42	$40.8

Total declared for the three months ended March 31, 2009			$0.42	$40.8
February 28, 2008	March 17, 2008	March 31, 2008	$0.42	$30.5

Total declared for the three months ended March 31, 2008			$0.42	$30.5

              During the three months ended March 31, 2009, as part of the Company's dividend reinvestment plan for our common stockholders, we purchased 844,879 shares of our common stock at an average price of $5.02 in the open market in order to satisfy part of the reinvestment portion of our dividends.

14.   FINANCIAL HIGHLIGHTS

              The following is a schedule of financial highlights for the three months ended March 31, 2009 and 2008:

	For the Three Months Ended
Per Share Data:	March 31, 2009	March 31, 2008
Net asset value, beginning of period(1)	$11.27	$15.47
Issuance of common stock	—	(0.01)
Net investment income for period(2)	0.31	0.36
Net realized and unrealized (loss) gain for period(2)	0.05	(0.23)

Net increase in stockholders' equity	0.36	0.13
Distributions from net investment income	(0.30)	(0.40)
Distributions from net realized capital gains on securities	(0.13)	(0.02)

Total distributions to stockholders	(0.43)	(0.42)
Net asset value at end of period(1)	$11.20	$15.17

Per share market value at end of period	$4.84	$12.57
Total return based on market value(3)	(16.75)%	(11.21)%
Total return based on net asset value(4)	3.20%	0.82%
Shares outstanding at end of period	97,152,820	72,924,790
Ratio/Supplemental Data:
Net assets at end of period	$1,088,071	$1,106,111
Ratio of operating expenses to average net assets(5)(6)	9.57%	9.44%
Ratio of net investment income to average net assets(5)(7)	11.16%	9.24%
Portfolio turnover rate(5)	16%	34%

(1)
The net assets used equals the total stockholders' equity on the consolidated balance sheets.

(2)
Weighted average basic per share data.

(3)
For the three months ended March 31, 2009, the total return based on market value equals the decrease of the ending market value at March 31, 2009 of $4.84 per share over the ending market value at December 31, 2008 of $6.33 per share, plus the declared dividends of $0.42 per share for the three months ended March 31, 2009, divided by the market value at December 31, 2008. For the three months ended March 31, 2008, the total return based on market value equals the decrease of the ending market value at March 31, 2008 of $12.57 per share over the ending market value at December 31, 2007 of $14.63 per share, plus the declared dividends of $0.42 per share for the three months ended March 31, 2008, divided by the market value at December 31, 2007. Total return based on market value is not annualized. The Company's shares fluctuate in value. The Company's performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.

(4)
For the three months ended March 31, 2009, the total return based on net asset value equals the change in net asset value during the period plus the declared dividends of $0.42 per share for the three months ended March 31, 2009, divided by the beginning net asset value during the period. For the three months ended March 31, 2008, the total return based on net asset value equals the change in net asset value during the period plus the declared dividends of $0.42 per share for the three months ended March 31, 2008, divided by the beginning net asset value during the period. These calculations are adjusted for shares issued in connection with the dividend reinvestment plan and the issuance of common stock in connection with any equity offerings. Total return based on net asset value is not annualized. The Company's performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.

(5)
The ratios reflect an annualized amount.

(6)
For the three months ended March 31, 2009, the ratio of operating expenses to average net assets consisted of 2.78% of base management fees, 2.81% of incentive management fees, 2.44% of the cost of borrowing and other operating expenses of 1.54%. For the three months ended March 31, 2008, the ratio of operating expenses to average net assets consisted of 2.52% of base management fees, 2.31% of incentive management fees, 3.53% of the cost of borrowing and other operating expenses of 1.08%. These ratios reflect annualized amounts.

(7)
The ratio of net investment income to average net assets excludes income taxes related to realized gains.

15.   SUBSEQUENT EVENTS

              On May 7, 2009, the Company entered into an amendment which, among other things, converted the CP Funding Facility from a revolving facility to an amortizing facility, extended the maturity from July 21, 2009 to May 7, 2012, reduced the availability from $350,000 to $225,000 and decreased the advance rates applicable to certain types of eligible loans. In addition, the interest rate charged on the CP Funding Facility was increased to the commercial paper, Eurodollar or adjusted Eurodollar rate plus 3.50% and the commitment fee requirement was removed. The Company also paid a renewal fee of 1.25% of the total facility amount, or $2,813. While documentation is complete on this amendment, the extended maturity on the CP Funding Facility is subject to execution of definitive documentation with respect to the revolving facility described below on or before October 19, 2009.

              Also on May 7, 2009, we entered into a commitment with Wachovia Bank N.A. ("Wachovia") to establish a new revolving facility (the "Revolving Facility") whereby Wachovia has agreed to extend credit to the Company in an aggregate principal amount not exceeding $200,000 at any one time outstanding. The Revolving Facility will expire three years after the closing thereof (plus two one-year options, subject to mutual consent) and the interest charged on the Revolving Facility will be based on LIBOR plus 4.00%. It is also anticipated that the Company will be required to pay a commitment fee on any unused portion of the Revolving Facility of between 0.50% and 2.50% depending on the usage level and will pay a structuring fee of 1.5% of the total facility amount, or $3,000. Entry into the Revolving Facility is subject to various conditions, including the negotiation and execution of definitive documentation. No assurance can be given that both sides will execute definitive documentation, that the definitive documentation will reflect the terms described herein or in the commitment letter, or that the Revolving Facility will be entered into at all.

8,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

J.P. Morgan

Citi

UBS Investment Bank

Wells Fargo Securities

SunTrust Robinson Humphrey

BMO Capital Markets

Stifel Nicolaus

                        , 2009

QuickLinks

FORWARD-LOOKING STATEMENTS
THE COMPANY
FEES AND EXPENSES
SELECTED FINANCIAL AND OTHER DATA
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
CAPITALIZATION
SALES OF COMMON STOCK BELOW NET ASSET VALUE
UNDERWRITING
LEGAL MATTERS
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (dollar amounts in thousands, except per share data)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS (dollar amounts in thousands, except per share data)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED SCHEDULE OF INVESTMENTS As of June 30, 2009 (unaudited) (dollar amounts in thousands, except per unit data)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED SCHEDULE OF INVESTMENTS As of December 31, 2008 (dollar amounts in thousands, except per unit data)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY For the Six Months Ended June 30, 2009 (unaudited) (dollar amounts in thousands, except per share data)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS (dollar amounts in thousands)
ARES CAPITAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS As of June 30, 2009 (unaudited) (dollar amounts in thousands, except per share data and as otherwise indicated)
PROSPECTUS SUMMARY
THE COMPANY
OFFERINGS
FEES AND EXPENSES
SELECTED FINANCIAL AND OTHER DATA
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS
RATIOS OF EARNINGS TO FIXED CHARGES
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
SENIOR SECURITIES (dollar amounts in thousands, except per share data)
BUSINESS
PORTFOLIO COMPANIES
MANAGEMENT
CERTAIN RELATIONSHIPS
CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
DETERMINATION OF NET ASSET VALUE
DIVIDEND REINVESTMENT PLAN
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
DESCRIPTION OF SECURITIES
DESCRIPTION OF OUR CAPITAL STOCK
SALES OF COMMON STOCK BELOW NET ASSET VALUE
DESCRIPTION OF OUR PREFERRED STOCK
DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
DESCRIPTION OF OUR WARRANTS
DESCRIPTION OF OUR DEBT SECURITIES
REGULATION
CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR
BROKERAGE ALLOCATION AND OTHER PRACTICES
PLAN OF DISTRIBUTION
LEGAL MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AVAILABLE INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollar amounts in thousands, except per share data)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS (dollar amounts in thousands, except per share data)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED SCHEDULE OF INVESTMENTS As of December 31, 2008 (dollar amounts in thousands, except per unit data)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED SCHEDULE OF INVESTMENTS As of December 31, 2007 (dollar amounts in thousands, except per unit data)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (dollar amounts in thousands, except per share data)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS (dollar amounts in thousands)
ARES CAPITAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS As of December 31, 2008 (dollar amounts in thousands, except per share data and as otherwise indicated)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (dollar amounts in thousands, except per share data)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS (dollar amounts in thousands, except per share data)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED SCHEDULE OF INVESTMENTS As of March 31, 2009 (unaudited) (dollar amounts in thousands, except per unit data)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED SCHEDULE OF INVESTMENTS As of December 31, 2008 (dollar amounts in thousands, except per unit data)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY For the Three Months Ended March 31, 2009 (unaudited) (dollar amounts in thousands, except per share data)
ARES CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS (dollar amounts in thousands)
ARES CAPITAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS As of March 31, 2009 (unaudited) (dollar amounts in thousands, except per share data and as otherwise indicated)